                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-63752-04


PROSPECTUS SUPPLEMENT
(to Prospectus dated December 10, 2001)

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C2
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C2 CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D AND CLASS E APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $756,636,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated December 10, 2001. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $877,619,220. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in January 2002. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2001-C2 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2001-C2 certificates.
                            ------------------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-41 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 15 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and First Union Securities, Inc. are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately 100.46% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Salomon Smith Barney Inc. and Greenwich Capital Markets, Inc. are the co-lead managers and Salomon Smith Barney Inc. is the sole bookrunner.

[SALOMON SMITH BARNEY LOGO]                             [GREENWICH CAPITAL LOGO]

CREDIT SUISSE FIRST BOSTON         [J.P. MORGAN LOGO]        WACHOVIA SECURITIES

          The date of this prospectus supplement is December 18, 2001.

                                     [MAP]

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
PROSPECTUS SUPPLEMENT
Important Notice About the Information Contained in this
   Prospectus Supplement, the Accompanying Prospectus and
   the Related Registration Statement.......................    S-4
Summary of Prospectus Supplement............................    S-5
Risk Factors................................................   S-41
Capitalized Terms Used in this Prospectus Supplement........   S-58
Forward-Looking Statements..................................   S-58
Description of the Mortgage Pool............................   S-59
Servicing of the Underlying Mortgage Loans..................  S-101
Description of the Offered Certificates.....................  S-140
Yield and Maturity Considerations...........................  S-170
Use of Proceeds.............................................  S-176
Federal Income Tax Consequences.............................  S-176
ERISA Considerations........................................  S-180
Legal Investment............................................  S-184
Method of Distribution......................................  S-185
Legal Matters...............................................  S-186
Ratings.....................................................  S-186
Glossary....................................................  S-188
EXHIBIT A -- Summary Characteristics of the Underlying
   Mortgage Loans and the Mortgaged Real Properties.........    X-1
ANNEX A -- Characteristics of the Underlying Mortgage Loans
   and the Mortgaged Real Properties........................    A-1
ANNEX B -- Decrement Tables.................................    B-1
ANNEX C -- Form of Payment Date Statement...................    C-1
ANNEX D -- Class X-2 Reference Rate Schedule................    D-1

                            ------------------------

                IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED
                IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING
               PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

     - this prospectus supplement, which describes the specific terms of the offered certificates; and

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-C2 Commercial Mortgage Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2001-C2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                           APPROX.     APPROX.
                                              %         TOTAL
                           APPROX.        OF INITIAL    CREDIT
                            TOTAL            NET       SUPPORT                                      WEIGHTED
                          PRINCIPAL        MORTGAGE       AT                           INITIAL      AVERAGE
                          BALANCE AT         POOL      INITIAL     PASS- THROUGH     PASS-THROUGH     LIFE       PRINCIPAL
CLASS                  INITIAL ISSUANCE    BALANCE     ISSUANCE   RATE DESCRIPTION       RATE       (YEARS)       WINDOW
-----                  ----------------   ----------   --------   ----------------   ------------   --------   -------------
Offered Certificates
A-1..................    $ 50,000,000         5.78%     22.50%        Fixed            4.482  %       2.50      01/02-06/06
A-2..................    $ 90,000,000        10.41%     22.50%        Fixed            6.168  %       6.55      06/06-02/10
A-3..................    $530,163,000        61.31%     22.50%        Fixed            6.499  %       9.47      02/10-10/11
B....................    $ 36,751,000         4.25%     18.25%    Fixed/WAC Cap        6.705  %       9.79      10/11-10/11
C....................    $ 10,810,000         1.25%     17.00%    Fixed/WAC Cap        6.842  %       9.79      10/11-10/11
D....................    $ 27,022,000         3.12%     13.88%    Fixed/WAC Cap        6.970  %       9.79      10/11-10/11
E....................    $ 11,890,000         1.37%     12.50%    Fixed/WAC Cap        7.087  %       9.79      10/11-10/11

Non-Offered Certificates
X-1..................    $864,727,715          N/A        N/A      Variable IO         0.582  %        N/A          N/A
X-2..................    $513,353,000          N/A        N/A      Variable IO         0.802  %        N/A          N/A
F....................    $ 10,809,000         1.25%     11.25%    Fixed/WAC Cap        7.173  %        N/A          N/A
G....................    $ 14,052,000         1.63%      9.63%    Fixed/WAC Cap        7.222  %        N/A          N/A
H....................    $ 10,809,000         1.25%      8.38%         WAC             7.445  %        N/A          N/A
J....................    $ 18,376,000         2.13%      6.25%        Fixed            6.163  %        N/A          N/A
K....................    $ 14,052,000         1.63%      4.63%        Fixed            6.163  %        N/A          N/A
L....................    $  6,485,000         0.75%      3.88%        Fixed            6.163  %        N/A          N/A
M....................    $  5,405,000         0.63%      3.25%        Fixed            6.163  %        N/A          N/A
N....................    $  6,485,000         0.75%      2.50%        Fixed            6.163  %        N/A          N/A
P....................    $  5,405,000         0.63%      1.88%        Fixed            6.163  %        N/A          N/A
Q....................    $ 16,213,715         1.88%      0.00%        Fixed            6.163  %        N/A          N/A
BR...................    $ 12,891,504          N/A        N/A     Loan Specific        7.404  %        N/A          N/A
R....................             N/A          N/A        N/A          N/A              N/A            N/A          N/A
Y....................             N/A          N/A        N/A          N/A              N/A            N/A          N/A


                         S&P/
                        MOODY'S
CLASS                   RATINGS
-----                  ---------
Offered Certificates
A-1..................   AAA/Aaa
A-2..................   AAA/Aaa
A-3..................   AAA/Aaa
B....................   AA/Aa2
C....................   AA-/Aa3
D....................    A/A2
E....................    A-/A3
Non-Offered Certifica
X-1..................   AAA/Aaa
X-2..................   AAA/Aaa
F....................  BBB+/Baa1
G....................  BBB/Baa2
H....................  BBB-/Baa3
J....................   BB+/Ba1
K....................   BB/Ba2
L....................   BB-/Ba3
M....................    B+/B1
N....................    B/B2
P....................    B-/B3
Q....................    NR/NR
BR...................  BBB-/Baa2
R....................    NR/NR
Y....................    NR/NR

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2001-C2. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of December 1, 2001. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a tax administrator, a master servicer and one or more special servicers. The parties to the pooling and servicing agreement will also include the respective holders of two mortgage loans that, although not included as assets of the trust, will be serviced under the pooling and servicing agreement because, in each of those cases, the subject mortgage loan is secured by the same mortgage instrument encumbering the same mortgaged real property as another mortgage loan that will be an asset of the trust. We will file a copy of the pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                            ------------------------

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A. TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT INITIAL
   ISSUANCE...................   The table on page S-5 of this prospectus
                                 supplement sets forth for each class of the series 2001-C2 certificates, other than the class X-1, X-2, Y and R certificates, the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series
                                 2001-C2 certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                 The class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and BR certificates are the series 2001-C2 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                                 The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect thereto, however, each of those classes will have a notional amount. The total notional amount of the class X-1 certificates will be equal to the total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K,
                                 L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X-1 certificates will be approximately $864,727,715, although it may be as much as 5% larger or smaller. The total notional amount of the class X-2 certificates will equal the sum of (a) the lesser of $402,019,000 or the total principal balance of the class A-3 certificates outstanding from time to time, plus (b) the total principal balance of the class B, C, D, E, F and G certificates outstanding from time to time. The total initial notional amount of the class X-2 certificates will be approximately $513,353,000, although it may be as much as 5% larger or smaller.

                                 The class R certificates will not have
                                 principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                                 The class Y certificates also will not have principal balances or notional amounts. They will represent the right to receive any collections of additional interest on the mortgage loans that have anticipated repayment dates, as described under "-- The Underlying Mortgage Loans and the Mortgaged Real Properties" below. The additional interest results from an increase in the applicable accrual rate if that mortgage loan remains outstanding past its anticipated repayment date.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE...........   The respective classes of the series 2001-C2
                                 certificates, other than the class Y and R certificates, will entitle their holders to varying degrees of seniority for purposes of --

                                 - receiving payments of interest and, except in
                                   the case of the class X-1 and X-2
                                   certificates, payments of principal, and

                                 - bearing the effects of losses on the
                                   underlying mortgage loans, as well as
                                   default-related and other unanticipated
                                   expenses of the trust.

                                 In that regard, the class A-1, A-2, A-3, X-1 and X-2 certificates are the most senior; the class BR certificates are the most subordinate, but only with respect to losses and other shortfalls on the mortgage loan in the trust that is secured by the mortgaged real property identified on Annex A to this prospectus supplement as Birch Run; and the class Q certificates will be the most subordinate with respect to losses and other shortfalls on the other mortgage loans in the trust. The remaining classes of series 2001-C2 certificates, other than the class Y and R certificates, are listed in the table on page S-5 of this prospectus supplement from top to bottom in descending order of seniority.

                                 The class BR certificates will represent a subordinated interest in the Birch Run pooled mortgage loan and will be payable solely from payments, or advances in lieu thereof, and other collections on that pooled mortgage loan. References in this prospectus supplement to "initial net mortgage pool balance" refer to the initial mortgage pool balance, exclusive of $12,891,504, which is the portion of the cut-off date principal balance of the Birch Run pooled mortgage loan represented by the class BR certificates.

                                 The class Y and R certificates will not provide any credit support for, or receive any credit support from, any other class of series 2001-C2 certificates.

                                 The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the series 2001-C2 certificates, other than the class X-1, X-2, Q, BR, Y and R certificates, through the subordination of other classes of the series 2001-C2 certificates. In the case of each of those classes of series 2001-C2 certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial net mortgage pool balance, of all classes of the series 2001-C2 certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE..........   Each class of the series 2001-C2 certificates,
                                 other than the class Y and R certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series
                                 2001-C2 certificates will accrue interest.

                                 The class BR certificates represent a
                                 subordinated interest solely in the pooled mortgage loan secured by the mortgaged real property identified in Annex A as Birch Run Outlet Center. Accordingly, the pass-through rate for the class BR certificates will equal the mortgage interest rate for the Birch Run pooled mortgage loan as of the date of initial issuance of the series 2001-C2 certificates, reduced by the annual rates at which the related master servicing fee and the trustee fee are calculated, except that, for some interest accrual periods, that rate will be adjusted to a 30/360 equivalent rate.

                                 Each class of series 2001-C2 certificates identified in the table on page S-5 of this prospectus supplement as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                 Each class of series 2001-C2 certificates identified in the table on page S-5 of this prospectus supplement as having a WAC pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the pooled mortgage loans (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof).

                                 Each class of series 2001-C2 certificates identified in the table on page S-5 of this prospectus supplement as having a Fixed/WAC Cap pass-through rate, has a variable pass-through rate equal to the lesser of --

                                 - the initial pass-through rate for that class,
                                   and

                                 - a weighted average coupon derived from net
                                   interest rates on the pooled mortgage loans
                                   (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof).

                                 The pass-through rate for the class X-1
                                 certificates will be variable and, for any payment date, will be a rate per annum (not less than 0%) equal to the difference of --

                                 - a weighted average coupon derived from net
                                   interest rates on the pooled mortgage loans
                                   (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof), less

                                 - a weighted average of the pass-through rates
                                   for the A-1, A-2, A-3, B, C, D, E, F, G, H,
                                   J, K, L, M, N, P and Q classes for the
                                   subject interest accrual period, except that, through the November 2008 interest accrual period, solely for this purpose --

                                    (1) the respective pass-through rates for
                                        the B, C, D, E, F and G classes will, in each case, be deemed to equal the sum of
                                        (a) the actual pass-through rate for the subject class and interest accrual period, plus (b) the class X-2 strip rate that accrues on the total principal balance of the subject class during the related interest accrual period, and

                                    (2) the pass-through rate for the A-3 class
                                        will be deemed to equal the sum of (a)
                                        the actual pass-through rate for the A-3 class and the subject interest accrual period, plus (b) the product of (i) the class X-2 strip rate that accrues on all or a portion of the total principal balance of the A-3 class during the related interest accrual period, multiplied by (ii) a fraction, the numerator of which is the lesser of $402,019,000 and the total principal balance of the A-3 class immediately prior to the related payment date, and the denominator of which is the total principal balance of the A-3 class immediately prior to the related payment date.

                                 The pass-through rate for the class X-2
                                 certificates will be variable and, for any interest accrual period through and including the November 2008 interest accrual period, will equal a weighted average of the class X-2 strip rates in effect during such interest accrual period. Beginning with the December 2001 interest accrual period and continuing through and including the November 2008 interest accrual period, there will be a class X-2 strip rate in effect during each such interest accrual period with respect to each of the following respective portions of the total notional amount of the class X-2 certificates:

                                 - in the case of that portion consisting of
                                   some or all of the total principal balance of the class A-3 certificates, up to $402,019,000, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                    (1) the lesser of (a) the reference rate
                                        specified on Annex D to this prospectus
                                        supplement for the subject interest
                                        accrual period, and (b) a weighted
                                        average coupon derived from net interest rates on the pooled mortgage loans (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof), less

                                    (2) the pass-through rate for the class A-3
                                        certificates for the subject interest
                                        accrual period;

                                 - in the case of that portion consisting of the
                                   total principal balance of the class B
                                   certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                    (1) the lesser of (a) the reference rate
                                        specified on Annex D to this prospectus
                                        supplement for the subject interest
                                        accrual period, and (b) a weighted
                                        average coupon derived from net interest rates on the pooled mortgage loans (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof), less

                                    (2) the pass-through rate for the class B
                                        certificates for the subject interest
                                        accrual period;

                                 - in the case of that portion consisting of the
                                   total principal balance of the class C
                                   certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                    (1) the lesser of (a) the reference rate
                                        specified on Annex D to this prospectus
                                        supplement for the subject interest
                                        accrual period, and (b) a weighted
                                        average coupon derived from net interest rates on the pooled mortgage loans

                                       (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof), less

                                    (2) the pass-through rate for the class C
                                        certificates for the subject interest
                                        accrual period;

                                 - in the case of that portion consisting of the
                                   total principal balance of the class D
                                   certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                    (1) the lesser of (a) the reference rate
                                        specified on Annex D to this prospectus
                                        supplement for the subject interest
                                        accrual period, and (b) a weighted
                                        average coupon derived from net interest rates on the pooled mortgage loans (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof), less

                                    (2) the pass-through rate for the class D
                                        certificates for the subject interest
                                        accrual period;

                                 - in the case of that portion consisting of the
                                   total principal balance of the class E
                                   certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                    (1) the lesser of (a) the reference rate
                                        specified on Annex D to this prospectus
                                        supplement for the subject interest
                                        accrual period, and (b) a weighted
                                        average coupon derived from net interest rates on the pooled mortgage loans (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof), less

                                    (2) the pass-through rate for the class E
                                        certificates for the subject interest
                                        accrual period;

                                 - in the case of that portion consisting of the
                                   total principal balance of the class F
                                   certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                    (1) the lesser of (a) the reference rate
                                        specified on Annex D to this prospectus
                                        supplement for the subject interest
                                        accrual period, and (b) a weighted
                                        average coupon derived from net
                                       interest rates on the pooled mortgage
                                       loans (or, in the case of the Birch Run
                                       pooled mortgage loan, on the senior,
                                       non-class BR portion thereof), less

                                    (2) the pass-through rate for the class F
                                        certificates for the subject interest
                                        accrual period; and

                                 - in the case of that portion consisting of the
                                   total principal balance of the class G
                                   certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                    (1) the lesser of (a) the reference rate
                                        specified on Annex D to this prospectus
                                        supplement for the subject interest
                                        accrual period, and (b) a weighted
                                        average coupon derived from net interest rates on the pooled mortgage loans (or, in the case of the Birch Run pooled mortgage loan, on the senior, non-class BR portion thereof), less

                                    (2) the pass-through rate for the class G
                                        certificates for the subject interest
                                        accrual period.

                                 Following the November 2008 interest accrual period, the pass-through rate for the class X-2 certificates will be 0% per annum, and those certificates will no longer accrue interest beyond the end of the interest accrual period for the December 2008 payment date.

D. WEIGHTED AVERAGE LIFE AND
   PRINCIPAL WINDOW...........   The weighted average life of any class of
                                 offered certificates refers to the average amount of time, expressed in years, that will elapse from the date of their issuance to the respective dates of repayment to the investors of each dollar to be applied in reduction of the total principal balance of those certificates. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal.

                                 The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan --

                                 - the related borrower timely makes all
                                   payments on the mortgage loan,

                                 - if the mortgage loan has an anticipated
                                   repayment date, as described under "-- The
                                   Underlying Mortgage Loans and the Mortgaged
                                   Real Properties" below, the mortgage loan will be paid in full on that date, and

                                 - that mortgage loan will not otherwise be
                                   prepaid prior to stated maturity.

                                 The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other maturity assumptions described under "-- Yield and Maturity Considerations" in this prospectus supplement.

E. RATINGS....................   The ratings shown in the table on page S-5 of
                                 this prospectus supplement for the offered certificates are those of Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Moody's Investors Service,
                                 Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                 The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the payment date in November 2036, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                 For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR.....................   Our name is Salomon Brothers Mortgage
                                 Securities VII, Inc. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our telephone number is (212)816-6000. We are an indirect, wholly-owned subsidiary of

                                 Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. and Salomon Brothers Realty Corp. We will deposit into the trust the original pooled mortgage loans that will back the series 2001-C2 certificates. See "Salomon Brothers Mortgage Securities VII, Inc." in the accompanying prospectus.

INITIAL TRUSTEE...............   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association. See "Description of the Offered Certificates -- The Trustee" in this prospectus supplement.

INITIAL CERTIFICATE
ADMINISTRATOR, CUSTODIAN AND
   TAX ADMINISTRATOR..........   JPMorgan Chase Bank, a New York banking
                                 corporation. See "Description of
                                 the Offered Certificates -- The Certificate
                                 Administrator, the Custodian and the Tax
                                 Administrator" in this prospectus supplement.

INITIAL MASTER SERVICER AND
   SPECIAL SERVICER...........   Midland Loan Services, Inc., a Delaware
                                 corporation. See "Servicing of the Underlying
                                 Mortgage Loans -- The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
   2001-C2
   CERTIFICATEHOLDERS.........   At any time of determination, the holders of
                                 the most subordinate class of series 2001-C2 certificates, exclusive of the X-1, X-2, BR, Y and R classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class.
                                 However, if no class of series 2001-C2
                                 certificates, exclusive of the X-1, X-2, BR, Y and R classes, then has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2001-C2 certificateholders will be the holders of the most subordinate class of series 2001-C2 certificates, exclusive of the X-1, X-2, BR, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining the controlling class of series
                                 2001-C2 certificateholders, the class A-1, A-2 and A-3 certificateholders will be considered a single class. See "Servicing of the Underlying
                                 Mortgage Loans -- The Series 2001-C2

                                 Controlling Class Representative" in this prospectus supplement.

                                 The holders of certificates representing a majority interest in the controlling class of series 2001-C2 certificates will be entitled, among other things, to:

                                 - replace the special servicer as described
                                   under "Servicing of the Underlying Mortgage
                                   Loans -- Replacement of the Special Servicer" in this prospectus supplement; and

                                 - select a representative that, subject to the
                                   conditions described under "Servicing of the Underlying Mortgage Loans -- The Series 2001-C2 Controlling Class Representative" in this prospectus supplement, may direct the special servicer with respect to various special servicing matters;

                                 provided that, with respect to the mortgage loan in the trust secured by the mortgaged real property identified on Annex A to this prospectus supplement as Birch Run, the series 2001-C2 controlling class of certificateholders will not be entitled to replace the special servicer and the series 2001-C2 controlling class representative may not direct any actions of the special servicer until the occurrence of the events described under "Servicing of the Underlying Mortgage Loans -- Replacement of the Special Servicer", "-- The Series 2001-C2 Controlling Class Representative" and "-- The Birch Run Operating Advisor" in this prospectus supplement.

BIRCH RUN COMPANION LOAN
   NOTEHOLDER AND THE MAJORITY
   CLASS BR
   CERTIFICATEHOLDERS.........   The mortgaged real property identified on Annex
                                 A to this prospectus supplement as Birch Run
                                 Outlet Center is encumbered by a mortgage instrument that secures both --

                                 - the largest mortgage loan in the trust, and

                                 - a mortgage loan with an unpaid principal
                                   balance as of its due date in December 2001 of approximately $9,938,548, which other mortgage loan is not an asset of the trust but is cross-defaulted with the Birch Run pooled mortgage loan.

                                 Until the occurrence of the events described under "Servicing of the Underlying Mortgage Loans --

                                 Replacement of the Special Servicer" and "-- The Birch Run Operating Advisor" in this prospectus supplement, either the holder of the outside the trust mortgage loan secured by the Birch Run mortgaged real property or the majority holders of the class BR certificates will be entitled, among other things, to:

                                 - replace the special servicer with respect to
                                   the Birch Run pooled mortgage loan as
                                   described under "Servicing of the Underlying
                                   Mortgage Loans -- Replacement of the Special
                                   Servicer" in this prospectus supplement; and

                                 - select a representative that, subject to the
                                   conditions described under "Servicing of the Underlying Mortgage Loans -- The Birch Run Operating Advisor" in this prospectus supplement, may direct the special servicer with respect to various special servicing matters regarding the Birch Run pooled mortgage loan.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that are to
                                 back the offered certificates, from --

                                 - Salomon Brothers Realty Corp., which is a New
                                   York corporation and an affiliate of both us and Salomon Smith Barney Inc.,

                                 - Greenwich Capital Financial Products, Inc.,
                                   which is a Delaware corporation and an
                                   affiliate of Greenwich Capital Markets, Inc.,

                                 - Artesia Mortgage Capital Corporation, which
                                   is a Delaware corporation and an affiliate of Artesia Banking Corp. and

                                 - Allied Capital Corporation, which is a
                                   Maryland corporation.

                                 See "Description of the Mortgage Pool -- The
                                 Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS..................   Salomon Smith Barney Inc., Greenwich Capital
                                 Markets, Inc., Credit Suisse First
                                 Boston Corporation, J.P. Morgan Securities Inc.
                                 and First Union Securities, Inc. are the underwriters with respect to this offering.
                                 Salomon Smith Barney Inc. and Greenwich Capital
                                 Markets, Inc. are the co-lead managers and Salomon Smith Barney Inc. is the sole bookrunner. Credit Suisse First Boston
                                 Corporation, J.P. Morgan

                                 Securities Inc. and First Union Securities,
                                 Inc. are co-managers. See "Method of
                                 Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust as of their respective due dates in December 2001. All payments and collections received on each of the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, the respective due dates for the underlying mortgage loans in December
                                 2001 collectively represent the cut-off date for the trust.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about December 27, 2001.

PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in January 2002. During any given month, the payment date will be the 13th calendar day of that month, or, if the 13th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD.............   Amounts available for payment on the offered
                                 certificates on any payment date
                                 will depend on the payments and other
                                 collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period --

                                 - will relate to a particular payment date,

                                 - will be approximately one month long,

                                 - will begin when the prior collection period
                                   ends or, in the case of the first collection period, will begin on December 7, 2001, and

                                 - will end during the month of, but prior to,
                                   the related payment date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                 You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates -- Registration and Denominations" in this prospectus supplement and under "Description of the
                                 Certificates -- Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                                    PAYMENTS

A. GENERAL....................   The certificate administrator will remit
                                 payments of interest and principal to the following classes of series 2001-C2 certificateholders, in the following order:

                                                PAYMENT ORDER                  CLASS
                                                -------------                  -----
                                                     1st            A-1, A-2, A-3, X-1 and X-2
                                                     2nd                         B
                                                     3rd                         C
                                                     4th                         D
                                                     5th                         E
                                                     6th                         F
                                                     7th                         G
                                                     8th                         H
                                                     9th                         J
                                                    10th                         K
                                                    11th                         L
                                                    12th                         M
                                                    13th                         N
                                                    14th                         P
                                                    15th                         Q

                                 Allocation of interest payments among the class A-1, A-2, A-3, X-1 and X-2 certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments among the class A-1, A-2 and A-3 certificates is described under "-- Payments -- Payments of Principal" below. The class X-1 and X-2 certificates do not have principal balances and do not entitle their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates -- Payments -- Priority of
                                 Payments" in this prospectus supplement.

                                 As described under "Description of the
                                 Underlying Mortgage Loans -- The Birch Run
                                 Mortgage Loan" and "Description of the Offered Certificates -- Distributions" in this prospectus supplement, the class BR certificates will represent a subordinated right to receive out of payments and other collections, or advances in lieu thereof, on the Birch Run pooled mortgage loan, monthly payments of interest at the related pass-through rate, and, except in certain default scenarios, a proportionate share -- initially 24.37% -- of all scheduled payments, or advances in lieu thereof, and other collections of principal of that pooled mortgage loan, until the total principal balance of the class BR certificates is reduced to zero.

B. PAYMENTS OF INTEREST.......   Each class of series 2001-C2 certificates,
                                 other than the class Y and R certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon --

                                 - the pass-through rate applicable for the
                                   particular class for that interest accrual period,

                                 - the total principal balance or notional
                                   amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                                 - the assumption that each year consists of
                                   twelve 30-day months.

                                 Following the November 2008 interest accrual period, the class X-2 certificates will no longer accrue interest and will have a pass-through rate of 0% per annum.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                 Certificates -- Payments -- Payments of
                                 Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the offered certificates.

                                 On each payment date, subject to available funds and the payment priorities described under "-- Payments -- General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates -- Payments -- Payments of
                                 Interest" and "-- Payments -- Priority of
                                 Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   The class X-1, X-2, Y and R certificates do not
                                 have principal balances and do not entitle their holders to payments of principal.
                                 Subject, however, to --

                                 - available funds,

                                 - the payment priorities described under
                                   "-- Payments -- General" above, and

                                 - the reductions in their respective total
                                   principal balances as described under
                                   "-- Reductions of Certificate Principal
                                   Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses" below,

                                 the holders of each other class of series
                                 2001-C2 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The certificate administrator will remit payments of principal in a specified sequential order to ensure that --

                                 - no payments of principal will be made to the
                                   holders of the class F, G, H, J, K, L, M, N,
                                   P and Q certificates until the total
                                   principal balance of the offered certificates is reduced to zero,

                                 - no payments of principal will be made to the
                                   holders of the class B, C, D or E
                                   certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero, and

                                 - except as described in the following
                                   paragraph, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                 Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1, A-2 and A-3 certificates, or any two of those classes of certificates, remain outstanding. Under those conditions, the certificate administrator will remit payments of principal to the holders of the outstanding class A-1, A-2 and A-3 certificates on a pro rata basis in accordance with the respective principal balances of those series 2001-C2 certificates.

                                 The total payments of principal to be made on the series 2001-C2 certificates on any payment date will be a function of --

                                 - the amount of scheduled payments of principal
                                   due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, and

                                 - the amount of any prepayments and other
                                   unscheduled collections of previously
                                   unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 Except in certain default scenarios, the holders of the class BR certificates would be entitled to a proportionate share -- initially 24.37% -- of all of the amounts described in the first and second bullets of the foregoing sentence that are allocable to the Birch Run pooled mortgage loan.

                                 See "Description of the Offered
                                 Certificates -- Payments -- Payments of
                                 Principal" and "-- Payments -- Priority of
                                 Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the pooled mortgage loans, then the certificate administrator will remit that amount in the proportions described under "Description of the Offered Certificates -- Payments -- Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to --

                                 - the holders of the class X-1 certificates,

                                 - the holders of the class or classes of
                                   offered certificates, if any, that are then entitled to receive payments of principal,

                                 - the holders of the class F, G and/or H
                                   certificates, if they are then entitled to receive payments of principal, and/or

                                 - the holders of the class BR certificates, if
                                   the Birch Run pooled mortgage loan is the loan on which that prepayment premium or yield maintenance charge was received.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES ON
   THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED
   AND OTHER UNANTICIPATED
   EXPENSES...................   Because of losses on the underlying mortgage
                                 loans and/or default-related and other
                                 unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2001-C2 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series
                                 2001-C2 certificates on any payment date, then:
                                 (a) the total principal balance of the class BR certificates will be reduced by the lesser of the total amount of that total principal balance and the portion of that deficit attributable to the Birch Run pooled mortgage loan; and (b) otherwise the total principal balances of the following classes of series
                                 2001-C2 certificates will be
                                 sequentially reduced in the following order, until that deficit is eliminated:

                                                REDUCTION ORDER        CLASS
                                                ---------------        -----
                                                      1st                Q
                                                      2nd                P
                                                      3rd                N
                                                      4th                M
                                                      5th                L
                                                      6th                K
                                                      7th                J
                                                      8th                H
                                                      9th                G
                                                     10th                F
                                                     11th                E
                                                     12th                D
                                                     13th                C
                                                     14th                B
                                                     15th         A-1, A-2 and A-3

                                 Any reduction to the total principal balances of the class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those series 2001-C2 certificates then outstanding.

                                 As and to the extent described herein, but only with respect to losses on the mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as Birch Run Outlet Center, the class BR certificates will be subordinate to the other classes of series 2001-C2 certificates with principal balances.

                                 See "Description of the Offered
                                 Certificates -- Reductions to Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   Except as described in the next two paragraphs,
                                 the master servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addi-tion, subject to a determination of recoverability, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates -- Advances of Delinquent
                                 Monthly Debt Service Payments" in this
                                 prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee, however, will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                 In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans -- Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving pooled mortgage loans with principal balances that are, in any such case, $2 million or less, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that --

                                 - the principal balance of, and other
                                   delinquent amounts due under, the subject mortgage loan, exceed

                                 - an amount equal to --

                                       1. 90% of the new estimated value of that
                                          real property, minus

                                       2. the amount of any obligations secured
                                          by liens on the property, which liens
                                          are prior to the lien of the subject
                                          mortgage loan, plus

                                       3. certain escrows and reserves and any
                                          letters of credit constituting
                                          additional security for the subject
                                          mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced, thereby reducing the amounts availa-ble for payment on the series 2001-C2 certificates. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal.

                                 See "Description of the Offered
                                 Certificates -- Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans -- Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates -- Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each payment date, various statements and
                                 reports prepared by the certificate
                                 administrator, the master servicer and/or the special servicer regarding the offered certificates and the pooled mortgage loans will be available to you and will contain the information described under "Description of the Offered Certificates -- Reports to
                                 Certificateholders; Available Information" in this prospectus supplement.

                                 Upon reasonable prior notice, you may also review at the offices of the trustee, the certificate administrator and/or the master servicer during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, all to the extent received by the trustee, the certificate administrator and/or the master servicer, as applicable.

                                 See "Description of the Offered
                                 Certificates -- Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust through a purchase of all the mortgage loans and any REO properties in the trust when the total principal balance of the mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. The trust could also be terminated in connection with an exchange of all the then outstanding series
                                 2001-C2 certificates for all the mortgage loans and any REO properties in the trust, but the holders of the offered certificates would have to voluntarily participate in the exchange. See

                                 "Description of the Offered
                                 Certificates -- Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "-- The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 - "Risk Factors -- Risks Related to the
                                   Underlying Mortgage Loans";

                                 - "Description of the Mortgage Pool"; and

                                 - Annex A -- Characteristics of the Underlying
                                   Mortgage Loans and the Mortgaged Real
                                   Properties.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that --

                                 - All numerical information provided with
                                   respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided
                                   with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

                                 - When information on the mortgaged real
                                   properties is expressed as a percentage of the initial net mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans (except in the case of the Birch Run pooled mortgage loan as described below).

                                 - If any of the mortgage loans is secured by
                                   multiple mortgaged real properties, a portion of that mort-gage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

                                 - Whenever mortgage loan level information,
                                   such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

                                 - All statistical information presented in this
                                   prospectus supplement, including
                                   loan-to-value ratios, debt service coverage ratios and cut-off date principal balances, with respect to the two mortgage loans with companion loans, is calculated without regard to those companion loans. Those companion loans are, in each case, a separate loan secured by the same mortgage instrument encumbering the same mortgaged real property as secures the related mortgage loan to be included in the trust. Each of those companion loans is cross-defaulted with the corresponding mortgage loan in the trust.

                                 - Unless otherwise expressly stated,
                                   statistical information in this prospectus supplement, including underwritten net cash flow debt service coverage ratios and cut-off date and maturity date/ARD loan-to-value ratios, are being presented as if the portion of the Birch Run pooled mortgage loan that is represented by the class BR certificates is a separate subordinated mortgage loan with, as of December 1, 2001, a 7.466% per annum mortgage interest rate, a $12,891,504 principal balance and a $90,024 monthly debt service payment, that is not included in the trust fund. Information regarding the Birch Run pooled mortgage loan (or the non-class BR portion thereof) presented in this prospectus supplement as part of a weighted average, will be weighted solely on the cut-off date principal balance of the Birch Run pooled mortgage loan, exclusive of the portion thereof represented by the class BR certificates.

                                 - Whenever we refer to a particular mortgage
                                   loan or mortgaged real property by name, we mean the mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A to this prospectus supplement.

                                 - Statistical information regarding the
                                   mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.............   We are not the originator of the mortgage loans
                                 that we intend to include in the trust. We will acquire those mortgage loans from three separate sellers. Each of those mortgage loans was originated by --

                                 - the related mortgage loan seller from whom we
                                   acquired the mortgage loan,

                                 - an affiliate of the related mortgage loan
                                   seller, or

                                 - a correspondent in the related mortgage loan
                                   seller's conduit lending program.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans that we intend to
                                 include in the trust is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for certain permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                 With limited exceptions, all of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A to this prospectus supplement. Except as otherwise described below with respect to each mortgage loan that has an anticipated repayment date, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                 Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month.

                                 One hundred twenty-nine of the mortgage loans, representing 89.88% of the initial net mortgage pool balance, provide for:

                                 - an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity or, alternatively, in one case, for no amortization prior to maturity; and

                                 - a substantial payment of principal on its
                                   maturity date.

                                 One of the balloon mortgage loans, representing 0.37% of the initial net mortgage pool balance, provides for payments of interest only for the entire term of the loan.

                                 Three of the mortgage loans, representing 7.07% of the initial net mortgage pool balance, provides material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of those mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                                 - The calculation of interest in excess of the
                                   initial mortgage interest rate. The
                                   additional interest will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                                 - The application of all or a portion of excess
                                   cash flow from the mortgaged real property to pay the principal amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                 One of the mortgage loans referred to in the preceding paragraph, representing 3.70% of the initial net mortgage pool balance, provides for payments of interest only for the first 24 months.

                                 The remaining six mortgage loans, representing 3.05% of the initial net mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. None of these six mortgage loans provides for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS.......   As described more fully in Annex A to this
                                 prospectus supplement, as of the cut-off date, all of the mortgage loans, provide for a prepayment lockout period or a prepayment lockout/defeasance period during which voluntary prepayments are prohibited, followed, in some cases, by a prepayment consideration period during which a voluntary prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary prepayments are permitted without payment of any prepayment consideration.

DEFEASANCE....................   One hundred fifteen of the mortgage loans to be
                                 included in the trust, representing
                                 91.03% of the initial net mortgage pool
                                 balance, permit the related borrower to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral. In each case, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the series 2001-C2 certificates.

                       ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

Initial mortgage pool balance...............................  $877,619,220
Initial net mortgage pool balance...........................  $864,727,715
Number of mortgage loans....................................           138
Number of mortgaged real properties.........................           141
Largest cut-off date principal balance......................  $ 40,000,000
Smallest cut-off date principal
   balance..................................................  $    329,468
Average cut-off date principal
   balance..................................................  $  6,266,143
Highest mortgage interest rate..............................         8.810%
Lowest mortgage interest rate...............................         6.700%
Weighted average mortgage interest rate.....................         7.517%
Longest original loan term to maturity or anticipated
   repayment date...........................................    192 months
Shortest original loan term to maturity or anticipated
   repayment date...........................................     60 months
Weighted average original loan term to maturity or
   anticipated repayment date...............................    120 months
Longest remaining loan term to maturity or anticipated
   repayment date...........................................    180 months
Shortest remaining loan term to maturity or anticipated
   repayment date...........................................     54 months
Weighted average remaining loan term to maturity or
   anticipated repayment date...............................    115 months
Highest underwritten net cash flow debt service coverage
   ratio....................................................          2.68x
Lowest underwritten net cash flow debt service coverage
   ratio....................................................          1.16x
Weighted average underwritten net cash flow debt service
   coverage ratio...........................................          1.39x
Highest cut-off date principal balance-to-appraised value
   ratio....................................................         83.64%
Lowest cut-off date principal balance-to-appraised value
   ratio....................................................         38.10%
Weighted average cut-off date principal balance-to-appraised
   value ratio..............................................         69.98%

                                 When reviewing the foregoing table, please note the following:

                                 - The collateral for ten of the pooled mortgage
                                   loans, representing 18.80% of the initial net mortgage pool balance, includes, in each such case, a letter of credit or a cash holdback, the sole purpose of which is to serve as additional collateral. However, none of these letters of credit or cash holdbacks is intended to be a liquidity source to supplement cash flows on the related mortgaged real property and, in general, may not be drawn upon and/or applied to the related pooled mortgage loan unless and until the occurrence of an event of default. In addition, some of these letters of credit and cash holdbacks may be subject to release as additional collateral at such time as the related mortgaged real property satisfies certain performance-related criteria.
                                   Notwithstanding the foregoing, as and to the extent described under "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the underwritten net cash flow debt service coverage ratios and cut-off date loan-to-value ratios and maturity date/ARD loan-to-value ratios for the subject pooled mortgage loans identified above have been calculated and/or presented taking into account the above-referenced letters of credit and cash holdbacks. In any event, the underwritten net cash flow debt service coverage ratio, cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratios that is presented in this prospectus supplement with respect to each of those ten pooled mortgage loans is higher than the underwritten net cash flow debt service coverage ratio and lower than the loan-to-value ratio and maturity date/ARD loan-to-value ratios, respectively, that would be presented if calculated without regard to the above-referenced letters of credit and cash holdbacks. WITHOUT REGARD TO THE ABOVE-REFERENCED LETTERS OF CREDIT AND CASH HOLDBACKS FOR THE TEN POOLED LOANS: THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL RANGE FROM 1.00X TO 2.68X, WITH A WEIGHTED AVERAGE OF 1.37X; THE CUT-OFF DATE LOAN-TO-VALUE

                                   RATIOS OF THE MORTGAGE POOL RANGE FROM 38.10% TO 104.78%, WITH A WEIGHTED AVERAGE OF 72.10%; AND THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM 0.00% TO 90.93%, WITH A WEIGHTED AVERAGE OF 60.42%. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE, CUT-OFF DATE LOAN-TO-VALUE AND MATURITY DATE/ARD LOAN-TO-VALUE FIGURES FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE TEN POOLED MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE ASSUMED HIGHER UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND LOWER CUT-OFF DATE LOAN-TO-VALUE RATIOS AND MATURITY DATE/ARD LOAN-TO-VALUE RATIOS REFLECTED IN THE TABLE ABOVE.

                                 - Unless otherwise expressly stated,
                                   statistical information in this prospectus supplement, including underwritten net cash flow debt service coverage ratios and cut-off date and maturity date/ARD loan-to-value ratios, are being presented as if the portion of the Birch Run pooled mortgage loan that is represented by the class BR certificates is a separate subordinated mortgage loan with a 7.466% per annum mortgage interest rate and a $90,024 monthly debt service payment, that is not included in the trust fund. In addition, those underwritten net cash flow debt service coverage ratios and cut-off date and maturity date/ARD loan-to-value ratios do not reflect an actual subordinated mortgage loan in the principal amount of $9,938,548 that is cross-defaulted with the Birch Run pooled mortgage loan and is actually not included in the trust fund. The underwritten net cash flow debt service coverage ratio, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio for the entire Birch Run pooled mortgage loan, including the portion thereof represented by the class BR certificates, are 2.03x, 50.37% and 44.54%, respectively. The underwritten net cash flow debt service coverage ratio, cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio for the Birch Run pooled mortgage loan and the non-pooled subordinated mortgage loan with which it is cross-defaulted, are 1.52x, 59.88% and 49.73%, respectively. WEIGHTED AVERAGE UNDERWRITTEN
                                   NET CASH FLOW DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE FIGURES FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN THE BIRCH RUN POOLED MORTGAGE LOAN) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE ASSUMED HIGHER UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO AND LOWER CUT-OFF DATE AND MATURITY DATE/ARD LOAN-TO-VALUE RATIO SET FORTH IN THE TABLE ABOVE WITH RESPECT TO THE NON-CLASS BR PORTION OF THE BIRCH RUN POOLED MORTGAGE LOAN. INFORMATION REGARDING THE BIRCH RUN POOLED MORTGAGE LOAN (OR THE NON-CLASS BR PORTION THEREOF) PRESENTED IN THIS PROSPECTUS SUPPLEMENT AS PART OF A WEIGHTED AVERAGE, WILL BE WEIGHTED SOLELY ON THE CUT-OFF DATE PRINCIPAL BALANCE OF THE BIRCH RUN POOLED MORTGAGE LOAN, EXCLUSIVE OF THE PORTION THEREOF REPRESENTED BY THE CLASS BR CERTIFICATES. References in this prospectus supplement to "initial net mortgage pool balance" mean the initial mortgage pool balance, exclusive of the portion of the Birch Run pooled mortgage loan represented by the class BR certificates.

                                 The mortgage pool only includes the mortgage loans in the trust.

B. STATE CONCENTRATION........   The table below shows the number of, and
                                 percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states or regions:

                                                                                    % OF INITIAL
                                                                    NUMBER OF       NET MORTGAGE
                                         STATE/REGION               PROPERTIES      POOL BALANCE
                                         ------------               ----------    ----------------
                                         Southern California......      25             21.13%
                                         Northern California......      12              9.69%
                                         Arizona..................      12              8.07%
                                         Michigan.................       5              7.61%
                                         New York.................       4              6.69%
                                         New Jersey...............       5              6.49%

                                 The remaining mortgaged real properties are located throughout 25 other states. No more than 4.24% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of those other states. Northern California includes areas with zip codes of 94025 and above, and Southern California includes areas with zip codes of 93906 and below.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                      NUMBER OF     % OF INITIAL
                                                                      MORTGAGED     NET MORTGAGE
                                         PROPERTY TYPES               PROPERTIES    POOL BALANCE
                                         --------------               ----------    ------------
                                         Anchored Retail............      30           27.32%
                                         Anchored Retail............      16           16.17%
                                         Anchored Retail, Factory
                                         Outlet Center..............       1            4.63%
                                         Shadow Anchored Retail.....       7            3.08%
                                         Single Tenant Retail,
                                         Anchor.....................       5            2.74%
                                         Anchored Retail, Credit....       1            0.70%
                                         Office.....................      27           21.23%
                                         Multifamily................      22           12.56%
                                         Full Service Hotel.........       7            9.12%
                                         Unanchored Retail..........      17            7.95%
                                         Industrial.................      10            6.10%
                                         Office/Industrial..........      11            5.79%
                                         Mixed Use..................       6            5.06%
                                         Self Storage...............       6            3.06%
                                         Ground Lease...............       4            1.27%
                                         Mobile Home Park...........       1            0.54%

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                      NUMBER OF     % OF INITIAL
                                                                      MORTGAGED     NET MORTGAGE
                                         PROPERTY TYPES               PROPERTIES    POOL BALANCE
                                         --------------               ----------    ------------
                                         Fee........................     135           96.31%
                                         Fee in part and Leasehold
                                         in    part.................       2            2.46%
                                         Leasehold..................       4            1.22%

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The tax administrator will make elections to
                                 treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal

                                 Revenue Code of 1986. Those REMICs are as follows:

                                 - REMIC I, the lowest tier REMIC, will hold,
                                   among other things, the pooled mortgage loans and various other related assets. It will not hold, however, the collections of additional interest accrued, and deferred as to payment, with respect to any pooled mortgage loan with an anticipated repayment date.

                                 - REMIC II will hold the regular interests in
                                   REMIC I.

                                 - REMIC III will hold the regular interests in
                                   REMIC II.

                                 Notwithstanding the foregoing, one mortgage loan in the trust may be included in its own individual REMIC, in which case REMIC I will include the regular interest in that single loan REMIC rather than the pooled mortgage loan.

                                 Any assets not included in a REMIC will
                                 constitute a grantor trust for federal income tax purposes.

                                 The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                 None of the offered certificates will be issued with original issue discount.

                                 For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to --

                                 - the Employee Retirement Income Security Act
                                   of 1974, as amended, and

                                 - Section 4975 of the Internal Revenue Code of
                                   1986,

                                 initially will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Salomon Smith Barney Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary or any other person investing the assets of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The after-tax yield to maturity of any offered
                                 certificate will depend upon, among other things --

                                 - the price paid for the offered certificate,

                                 - the rate, timing and amount of payments on
                                   the offered certificate, and

                                 - the tax consequences of holding the offered
                                   certificate, including any recognition of income attributable to that certificate without a corresponding payment.

                                 The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans could affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                 The yield on the offered certificates with capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D and E Certificates Are Subordinate to, and Are Therefore
Riskier than, the Class A-1, A-2 and A-3 Certificates.   If you purchase class
B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things --

     - the payment priorities of the respective classes of the series 2001-C2 certificates,

     - the order in which the principal balances of the respective classes of the 2001-C2 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates -- Payments" and "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "-- Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "-- Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity.   The yield on
your offered certificates will depend on --

     - the price you paid for your offered certificates, and

     - the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     - the pass-through rate for, and the other payment terms of, your offered certificates;

     - the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the series 2001-C2 certificates;

     - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     - the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

     - servicing decisions with respect to the underlying mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates -- Payments" and
"-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster
or Slower than You Anticipated.   If you purchase your offered certificates at a
premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     The yield on the offered certificates with capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

     Potential Conflicts of Interest.   The master servicer, the special
servicer or any of their respective affiliates may --

     - acquire series 2001-C2 certificates, and

     - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

     In addition, the holders of certificates representing a majority interest in the controlling class of the series 2001-C2 certificates, the holders of certificates representing a majority interest in the class BR certificates and/or the holder of an approximately $9,938,548 mortgage loan that is secured by the mortgaged real property identified on Annex A to this prospectus supplement as Birch Run Outlet Center, which mortgage loan is not an asset of the trust, may replace the special servicer and may appoint a representative that can direct various servicing actions of the special servicer, as and to the extent described under "Servicing of the Underlying Mortgage
Loans -- Replacement of the Special Servicer", "-- The Series 2001-C2 Controlling Class Representative" and "-- The Birch Run Operating Advisor" in this prospectus supplement. Those parties and their respective representatives are likely to have interests that conflict with the interests of the holders of the offered certificates.

     The mortgage loan sellers or any of their respective affiliates may engage in other financial transactions with the underlying borrowers, principals of the underlying borrowers and/or their respective affiliates.

     Salomon Smith Barney Inc., one of the underwriters, is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. Greenwich Capital Markets, Inc., another one of the underwriters, is affiliated with Greenwich Capital Financial Products, Inc., another one of the mortgage loan sellers.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Affiliations Between Originators and Borrowers.   Two of the pooled
mortgage loans, representing 1.59% of the initial net mortgage pool balance, were originated by entities, other than the related mortgage loan seller, that were affiliated with the borrower or another entity which has a lending relationship with the borrower, and that affiliation may have presented a conflict of interest for the originator with respect to the making of that mortgage loan. In each of these cases, however, the mortgage loan was underwritten and reviewed by the related mortgage loan seller in accordance with its customary loan origination standards.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties.   The underlying mortgage loans are secured by
mortgage liens on fee and/or leasehold interests in the following types of real property:

     - retail;

     - office;

     - multifamily;

     - hotel;

     - industrial;

     - office/industrial;

     - self storage;

     - mixed use;

     - land subject to ground lease; and

     - mobile home park.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on --

     - the successful operation and value of the related mortgaged real property, and

     - the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust
Assets -- Mortgage Loans -- A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics that May
Expose Investors to Greater Risk of Default and Loss.   When making an
investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     - The Mortgaged Real Property Will Be the Principal Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event
       of Default.   All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (and any reserves, letters of credit or other additional collateral for the mortgage loan), and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk
       Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     - In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant
       or on One or a Few Major Tenants.   In the case of 22 mortgaged real
       properties, securing 14.30% of the initial net mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of that property. In the case of 73 mortgaged real properties, securing 53.49% of the initial net mortgage pool balance and including the 22 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     - 10% or More of the Initial Net Mortgage Pool Balance Will Be Secured by Mortgage Liens on Each of the Following Property Types -- Retail, Office
       and Multifamily.   Forty-seven mortgaged real properties, securing 35.26%
       of the initial net mortgage pool balance, are used for retail purposes. Of these, 30 mortgaged real properties, securing 27.32% of the initial net mortgage pool balance, are considered to be anchored retail properties, which signifies that there is at least one anchor tenant or credit tenant (a credit tenant being considered to be a tenant rated at least BB (or the equivalent) and occupying at least 25% of the net rentable area at the property). Five of those anchored retail properties, securing 2.74% of the initial net mortgage pool balance, are occupied by a single tenant. Seven of those anchored retail properties, securing 3.08% of the initial net mortgage pool balance, are shadow anchored, which means that the anchor tenant is on a portion of the subject property that is not subject to the lien of the related mortgage instrument and one of these anchored retail properties, securing 0.70% of the initial net mortgage pool balance, is occupied by a credit tenant. The remaining 17 retail properties, securing 7.95% of the initial net mortgage pool balance, are unanchored retail properties. In addition, six of the mortgaged real properties, securing 5.06% of the initial net mortgage pool balance, are used for mixed use purposes that include a significant retail component. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants, may have the right to cease operations or may not be prohibited from ceasing operations at the property while continuing to pay rent during their lease terms. Also, some tenants may have clauses in their leases that permit them to cease operations at the property or pay reduced rent if certain other stores, in particular anchor tenants, cease operations at the property. An anchor tenant is a retail tenant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center.

       Twenty-seven mortgaged real properties, securing 21.23% of the initial net mortgage pool balance, are used entirely or primarily for office purposes. Some of these office properties are heavily dependent on a single tenant that leases the entire property or on a few major tenants. In addition, 11 of the mortgaged real properties, securing 5.79% of the initial net mortgage pool balance, are used for office/industrial purposes. Office/industrial refers to a mortgaged real property that is comprised of at least 25%, but no more than 75%, of both office and industrial (including warehouse) uses, as measured by each use's estimated contribution to the mortgaged real property's total underwritten revenue. Such properties may also be generally referred to as "Flex" or "R&D". Furthermore, six mortgaged real properties, securing 5.06% of the initial net mortgage pool balance, are used for mixed use purposes that include a significant office component.

       Twenty-two mortgaged real properties, securing 12.56% of the initial mortgage balance, are used for multifamily rental purposes. Some of the multifamily rental properties that secure the pooled mortgage loans are subject to rent control laws and/or land use restrictive covenants or contractual covenants that limit the rental rates that may be charged at the subject properties.

       The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust
       Assets -- Mortgage Loans -- A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     - More than 30% of the Initial Net Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in California; and More than 5% of the Initial Net Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Arizona, Michigan, New York and New
       Jersey.   Mortgage loans representing 5% or more of the initial net
       mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:

                                                                           % OF INITIAL
                                                             NUMBER OF     NET MORTGAGE
         STATE/REGION                                        PROPERTIES    POOL BALANCE
         ------------                                        ----------    ------------
         Southern California(1)............................      25           21.13%
         Northern California(2)............................      12            9.69%
         Arizona...........................................      12            8.07%
         Michigan..........................................       5            7.61%
         New York..........................................       4            6.69%
         New Jersey........................................       5            6.49%

---------------

       (1) Southern California includes properties that are located in zip codes of 93906 or lower.

       (2) Northern California includes properties that are located in zip codes of 94025 or higher.

       The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or region makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region. See "Risk Factors -- Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include Material Concentrations of Balloon Loans
       and Mortgage Loans with an Anticipated Repayment Date.   One hundred
       twenty-nine mortgage loans, representing 89.88% of the initial net mortgage pool balance, are balloon loans, including one mortgage loan that provides for payments of interest only through maturity. In addition, three mortgage loans, representing

       7.07% of the initial net mortgage pool balance, provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. One of these loans, representing 3.70% of the initial net mortgage pool balance, provides for payments of interest only for the first 24 months of the loan. One hundred eight mortgage loans, representing 87.25% of the initial net mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from January 1, 2011 to December 31, 2011. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool -- Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable -- There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     - The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are each substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans to be included in the trust represent 29.10% of the initial net mortgage pool balance. See "Description of the Mortgage Pool -- General", "-- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans" in this prospectus supplement and "Risk Factors -- Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include Leasehold Mortgage Loans.   Four mortgage
       loans, representing 1.22% of the initial net mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee interest in that property. In addition, two mortgage loans, representing 2.46% of the initial net mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and the fee interest in the other portion of that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Ground Leases" in this prospectus supplement. See also "Risk Factors --

       Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     - Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
       Legal Nonconforming Structures.   Several of the mortgage loans that we
       intend to include in the trust are secured by a mortgage lien on a real property that is a legal nonconforming use or structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool -- Underwriting Matters -- Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors -- Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     - Some of the Underlying Borrowers Have Incurred Other Debt.   The
       mortgaged real properties identified on Annex A to this prospectus supplement as Birch Run Outlet Center and MJ Ocala Hilton, respectively, and securing 4.63% and 0.76%, respectively, of the initial net mortgage pool balance, are each encumbered by a subordinate mortgage loan that is not an asset of the trust, but that will be serviced under the pooling and servicing agreement and is cross-defaulted with the corresponding pooled mortgage loan. Set forth below is the specified information regarding those two non-pooled mortgage loans.

                                                               TOTAL COMBINED    TOTAL COMBINED
                                              AMOUNT OF         CUT-OFF DATE      UNDERWRITTEN
                                               SECURED         LOAN-TO-VALUE      DEBT SERVICE
         PROPERTY NAME                     SUBORDINATE DEBT        RATIOS        COVERAGE RATIO
         -------------                     ----------------    --------------    --------------
         Birch Run Outlet Center.........     $9,938,548            59.88%            1.52x
         MJ Ocala Hilton.................     $  800,981            62.13%            1.18x

       The existence of secured subordinate debt will increase the risk of loss on the corresponding pooled mortgage loan and will subject the trust to additional risks, including:

              - the risk that the necessary maintenance of the related mortgaged real property could be deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result;

              - the risk that a default on the subordinate loan could result in a default on the pooled mortgage loan; and

              - the risk that it may be more difficult for the borrower to refinance the pooled mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

       We are aware of one mortgage loan that we intend to include in the trust, representing 0.93% of the initial net mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as Millennium II Office Building, as to which the borrower currently has unsecured debt outstanding, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business.

       Twelve mortgage loans that we intend to include in the trust, representing 1.21% of the initial net mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities. In the case of those mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

       Even unsecured debt and other unsecured obligations can result in a diversion of cash flow to pay those debts and obligations, thereby increasing the likelihood of deferred maintenance at the subject mortgaged real property, a default on the subject mortgage loan and/or a borrower bankruptcy.

       Except as disclosed under this "-- Some of the Underlying Borrowers Have Incurred Other Debt" subsection and "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

       See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement and "Risk Factors -- Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

       - In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust, One or More of the Principals of the Related Borrower Have
         Incurred or Are Permitted to Incur Mezzanine Debt.   In the case of
         five mortgage loans that we intend to include in the trust, representing 6.40% of the initial net mortgage pool balance, one or more principals of the related borrower have incurred mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

         Those five mortgage loans include the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as A&P Warehouse -- Baltimore, which represents 2.02% of the initial net mortgage pool balance. The mezzanine lender is the Woodmen of World Life Insurance Society and/or Omaha Woodmen Life Insurance Society. The outstanding principal balance of this mezzanine loan, as of the closing date, is $577,511. The mortgage loan seller and the mezzanine lender have entered into a subordination and intercreditor agreement, pursuant to which the mezzanine lender, among other things, agreed to subordinate its loan in priority and payment to the lien of the mortgage lender.

       In the case of two of those five mortgage loans, representing 1.81% and 0.98%, respectively, of the initial net mortgage pool balance, and secured by the mortgaged real properties identified on Annex A to this prospectus supplement as Redwood Business Park Loan #3 and Redwood Business Park Loan #4, respectively, the sole member of each of the related borrowers pledged to the holder of each of the related mortgage loans a 49% membership interest in each of the related borrowers as additional security for a separate $6,700,000 mortgage loan, which is not included in the mortgage pool, the present holder of which is Salomon Brothers Realty Corp. The pledge is to be released upon satisfaction of certain conditions relating to the $6,700,000 loan and the leasing status at the property securing the $6,700,000 loan.

       Except as disclosed under this "-- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" subsection and "Description of the Mortgage
       Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust have any other mezzanine financing outstanding.

       See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement and "Risk Factors -- Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

       - Some of the Mortgaged Real Properties Do Not Comply with the Americans
         with Disabilities Act of 1990.   Not all of the mortgaged real
         properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors -- Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

       - Multiple Mortgaged Real Properties Are Owned by the Same Borrower or
         Affiliated Borrowers.   Fifteen separate groups of mortgage loans that
         we intend to include in the trust, consisting of a total of 33 mortgage loans, and representing a total of 21.03% of the initial net mortgage pool balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A to this prospectus supplement as Related

       Mortgage Loan Group R2, which consists of two mortgage loans, representing 2.79% of the initial net mortgage pool balance. The next largest of these groups is identified on Annex A to this prospectus supplement as Related Mortgage Loan Group R1, which consists of two mortgage loans, representing 2.72% of the initial net mortgage pool balance. See "Description of the Mortgage Pool -- Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

       - Multiple Mortgaged Real Properties are Occupied, in Whole or in Part,
         by the Same Tenant or Affiliated Tenants.   Two mortgage loans that we
         intend to include in the trust, representing 4.06% of the initial net mortgage pool balance, are secured by mortgaged real properties as to which The Great Atlantic & Pacific Tea Company, Inc. (A&P) or one of its affiliates is one of the largest tenants based on space occupied. In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three major tenants, in each case to the extent the tenant represents at least 10% of the net rentable area, at each of the mortgaged real properties used for retail purposes, office purposes and industrial purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance -- Tenant Bankruptcy Adversely Affects Property Performance", "-- Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "-- Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

       - Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
         Purpose Entities.   The business activities of the borrowers under
         pooled mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, A-2 or A-3 certificates. See "Risk Factors -- Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks.   The trust could become liable for a material adverse environmental condition at one or more
of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     For all of the mortgaged real properties, a third-party consultant conducted or updated a Phase I environmental study at each of those mortgaged real properties. The resulting Environmental Reports were prepared:

     - in the case of 114 mortgaged real properties, securing 84.59% of the initial net mortgage pool balance, during the 12-month period ending on December 15, 2001,

     - in the case of 15 mortgaged real properties, securing 13.34% of the initial net mortgage pool balance, during the 12-month period ending on December 15, 2000, and

     - in the case of 12 mortgaged real properties, securing 2.07% of the initial net mortgage pool balance, on or before December 15, 1999.

     There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the pooled mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

     See "Risk Factors -- Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition.   One hundred thirty-six mortgaged real properties, securing 98.30%
of the initial net mortgage pool balance, were inspected by professional engineers or architects. One hundred ten of those mortgaged real properties, securing 86.17% of the initial net mortgage pool balance, were inspected during the 12-month period preceding the cut-off date, and 12 of those mortgaged real properties, securing 9.87% of the initial net mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Fourteen of those mortgaged real properties, securing 2.26% of the initial net mortgage pool balance, were inspected prior to the 24-month period preceding the cut-off date. The scope of those inspections included an assessment of --

     - the exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the pooled mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

     Limitations on Enforceability of Cross-Collateralization Reduce its
Benefits.   The mortgage pool will include nine mortgage loans, secured by a total of 12 mortgaged real
properties and representing 2.76% of the initial net mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. These mortgage loans are identified under "Description of the Mortgage
Pool -- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Release of the Related Mortgaged Property" in this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, for purposes of limiting state mortgage taxes, among other reasons, the amount of the mortgage encumbering any one of the mortgaged real properties securing a group of cross-collateralized mortgage loans or an individual multi-property mortgage loan may be limited to the appraised value or allocated loan amount of that property, which limits the extent to which proceeds from any particular mortgaged real property will be available to offset declines in the value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. See "Risk
Factors -- Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable -- Cross-Collateralization Arrangements" in the accompanying prospectus.

     However, two of these mortgage loans, representing 0.73% of the initial net mortgage pool balance, permit --

     - the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     - a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool -- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans" and "-- Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Uninsured Loss; Sufficiency of Insurance.   The borrowers under the
mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool -- Underwriting Matters -- Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgage real property securing one of the pooled mortgage loans will be fully covered by insurance.

     Forty-nine mortgaged real properties, securing 38.83% of the initial net mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to improve that percentage.

     In addition, the southern or eastern coasts of the continental United States have historically been at greater risk than other areas of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Six mortgaged real properties, securing 4.62% of the initial net mortgage pool balance, are located in high windstorm risk areas.

     Limited Information Causes Uncertainty.   Twenty-six of the mortgage loans
that we intend to include in the trust, representing 17.88% of the initial net mortgage pool balance, were originated for the purpose of providing acquisition financing. Eleven of the mortgage loans that we intend to include in the trust, representing 6.52% of the initial net mortgage pool balance, are secured by mortgaged real properties that were constructed or completed after January 2, 2001. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties. Please refer to Annex A to this prospectus supplement for historical operating information for the most recent three years of operation, when available.

     Prior Bankruptcies May Reflect Future Performance.   We are aware that, in
the case of six mortgage loans that we intend to include in the trust, representing 6.68% of the initial net mortgage pool balance, the related borrower or a principal in the related borrower has been a party to a prior bankruptcy proceeding. None of the aforementioned bankruptcy proceedings occurred within the seven years prior to the cut-off date. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Litigation May Adversely Affect Property Performance.   There may be
pending or threatened legal proceedings against the borrowers and/or guarantors under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Tax Considerations Related to Foreclosure.   If the trust were to acquire
an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other

Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2001-C2 certificates.

     The Underwritten Net Cash Flow Debt Service Coverage Ratios for Certain of the Pooled Mortgage Loans Have Been Adjusted Upwards to Account for Various Factors That Do Not Increase the Current Cash Flow Available to Pay Debt
Service.   The collateral for the pooled mortgage loans secured by the mortgaged real properties identified in the following table include, in each such case, a letter of credit or a cash holdback, the sole purpose of which is to serve as additional collateral. However, none of these letters of credit or cash holdbacks is intended to be a liquidity source to supplement cash flows on the related mortgaged real property and, in general, may not be drawn upon and/or applied to the related pooled mortgage loan unless and until the occurrence of an event of default. In addition, some of these letters of credit and cash holdbacks may be subject to release as additional collateral at such time as the related mortgaged real property satisfies certain performance-related criteria, including the ability to generate cash flow in an amount sufficient to result in a specified debt service coverage ratio. Notwithstanding the foregoing, as and to the extent described under "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the underwritten net cash flow debt service coverage ratios for the subject pooled mortgage loans have been calculated and/or presented taking into account the above-referenced letters of credit and cash holdbacks. In some such cases, the underwritten net cash flow debt service coverage ratio is calculated based upon the monthly debt service payment that would be in effect with respect to the subject pooled mortgage loan if an amount equal to the related letter of credit or cash holdback was today applied in its entirety to pay down the cut-off date principal balance of the subject pooled mortgage loan and the related monthly debt service payment was then recast to an amount sufficient to pay interest on the reduced cut-off date principal balance and to amortize the reduced cut-off date principal balance over the remaining amortization schedule. In other such cases, the underwritten net cash flow debt service coverage ratio is set at the release trigger for the subject letter of credit or cash holdback, provided that the subject pooled mortgage loan provides for a minimum debt service coverage ratio applicable to the release of the subject letter of credit or cash holdback and that minimum debt service coverage ratio is less than the underwritten net cash flow debt service coverage ratio calculated with respect to the subject pooled mortgage loan in accordance with the preceding sentence. In any event, the underwritten net cash flow debt service coverage ratio that is presented in this prospectus supplement with respect to each of the pooled mortgage loans identified in the table below is higher than the debt service coverage ratio calculated on the basis of the underwritten net cash flow from the related mortgaged real property and the actual monthly debt service payment currently due. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN

THE SUBJECT POOLED MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE ASSUMED, HIGHER UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS.

                                                              AMOUNT OF                        UNADJUSTED
                                CUT-OFF                       LETTER OF        PRESENTED      UNDERWRITTEN
                                  DATE       % OF INITIAL       CREDIT        UNDERWRITTEN    DEBT SERVICE
                               PRINCIPAL     NET MORTGAGE      OR CASH        DEBT SERVICE      COVERAGE
LOAN NAME(1)                    BALANCE      POOL BALANCE      HOLDBACK      COVERAGE RATIO      RATIO
------------                  ------------   ------------   --------------   --------------   ------------
Imperial Apartments.........  $ 32,000,000       3.70%      $8,000,000 LOC        1.20x           1.00x
The Cannery.................    19,309,776       2.23              500,000        1.35            1.32
The Marketplace at
  Palmdale..................    19,194,866       2.22        6,500,000 LOC        1.20            1.01
A&P Warehouse -- Central
  Islip.....................    17,655,342       2.04        2,359,039 LOC        1.39            1.20
A&P
  Warehouse -- Baltimore....    17,431,347       2.02        2,386,536 LOC        1.39            1.20
Paramus Plaza...............    14,980,615       1.73          276,000 LOC        1.25            1.23
Ralph's Market Center.......    12,612,485       1.46              740,000        1.25            1.18
Woodland Manor Apartments...    12,349,821       1.43        1,022,000 LOC        1.20            1.16
Central Park Plaza..........     9,560,461       1.11          300,000 LOC        1.20            1.16
Remington Apartments /
  Winslow Glen Apartments
  Portfolio.................     7,498,902       0.87              626,000        1.24            1.14
                              ------------      -----       --------------        ----            ----
  Total/Wtd. Avg............  $162,593,615      18.80%      $   22,709,575        1.27x           1.14x

---------------
(1) Based on property names used in Annex A to this prospectus supplement.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGED REAL PROPERTIES

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Washington, D.C. It is impossible to predict the extent to which further terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in the value of real estate-related investments. In addition, reduced consumer confidence could result in a material decline in personal spending. Changes in travel frequency and travel patterns in the United States following the terrorist attacks have resulted in declines in hotel occupancy rates throughout the United States, and this trend has affected the mortgaged real properties operated as hotels. The underwritten net cash flows and underwritten net operating incomes presented in this prospectus supplement (and the components thereof) do not account for any existing or potential effects of the terrorist attacks.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans, the liquidity and market value of the offered certificates may be impaired.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 138 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $877,619,220 and an initial net mortgage pool balance of $864,727,715. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "-- Changes in Mortgage Pool Characteristics" below.

     Subject to the discussion in the next paragraph, the cut-off date principal balance of any pooled mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement.

     The Birch Run Mortgage Loan has a cut-off date principal balance of $52,891,504. In connection with the issuance of the series 2001-C2 certificates, the Birch Run Mortgage Loan has been divided into two portions, which we refer to as the Birch Run Mortgage Loan Senior Portion and the Birch Run Mortgage Loan Junior Portion, respectively. The Birch Run Mortgage Loan Senior Portion consists of $40,000,000 of the entire cut-off date principal balance of the Birch Run Mortgage Loan. The Birch Run Mortgage Loan Junior Portion consists of the remaining $12,891,504 of the cut-off date principal balance of the Birch Run Mortgage Loan. The class BR certificates represent beneficial ownership of the Birch Run Mortgage Loan Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Birch Run Mortgage Loan that are allocable to the Birch Run Mortgage Loan Junior Portion. The holders of the other series 2001-C2 certificates, exclusive of the class R and Y certificates, will be entitled to receive collections of principal and interest on the Birch Run Mortgage Loan that are allocable to the Birch Run Mortgage Loan Senior Portion. As and to the extent described under "-- The Birch Run Mortgage Loan" below, the rights of the holders of the class BR certificates to receive payments with respect to the Birch Run Mortgage Loan Junior Portion will be subordinated to the rights of those holders of the other series 2001-C2 certificates to receive payments with respect to the Birch Run Mortgage Loan Senior Portion, in certain default scenarios. Unless otherwise expressly stated, statistical information in this prospectus supplement, including debt service coverage ratios and loan-to-value ratios, are being presented as if the Birch Run Mortgage Loan Junior Portion is a separate subordinated mortgage loan with, as of December 1, 2001, a 7.466% per annum mortgage interest rate and a $90,024 monthly debt service payment, that is not included in the trust fund. Information regarding the Birch Run Mortgage Loan or the Birch Run Mortgage Loan Senior Portion presented in this prospectus supplement as part of a weighted average, reflects the weighting of the Birch Run Mortgage Loan according to the Allocated Principal Balance of the Birch

Run Mortgage Loan Senior Portion. References in this prospectus supplement to "initial net mortgage pool balance" refer to the initial mortgage pool balance, exclusive of the initial Allocated Principal Balance of the Birch Run Mortgage Loan Junior Portion.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that --

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (except in the case of the Birch Run Mortgage Loan as described below).

     - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     - When information with respect to the mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

     - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

     - All information presented in this prospectus supplement, including loan-to-value ratios, debt service coverage ratios and cut-off date principal balances, with respect to the Birch Run Mortgage Loan and the MJ Ocala Hilton Mortgage Loan, is calculated without regard to the corresponding Companion Loans. Those

       Companion Loans are, in each case, a separate loan secured by the same mortgage instrument encumbering the same mortgaged real property as secures the related mortgage loan to be included in the trust fund and cross-defaulted with the related mortgage loan to be included in the trust fund.

     - Whenever we refer to a mortgage loan or mortgaged real property by name, we mean the mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A to this prospectus supplement.

     - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     In addition, unless otherwise noted, for purposes of the tables in this "Description of Mortgage Pool" section, we have assumed that each ARD Loan matures on its anticipated repayment date. See "-- Terms and Conditions of the Underlying Mortgage Loans -- ARD Loans" below.

     The table below shows the number of, and the approximate percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                                     WEIGHTED AVERAGES
                                                                                           --------------------------------------
                                 NUMBER OF       TOTAL                        MAXIMUM                                     CUT-OFF
                                 MORTGAGED    CUT-OFF DATE   % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED     U/W     DATE
                                    REAL       PRINCIPAL     NET MORTGAGE    PRINCIPAL     INTEREST   REMAINING    NCF      LTV
PROPERTY TYPES                   PROPERTIES     BALANCE      POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR    RATIO
--------------                   ----------   ------------   ------------   ------------   --------   ----------   ----   -------
Anchored Retail................      30       $236,215,448       27.32%     $40,000,000     7.355%       121       1.51x   68.12%
  Anchored Retail..............      16        139,865,117       16.17       19,194,866     7.285        123       1.28    74.37
  Anchored Retail, Factory
    Outlet Center..............       1         40,000,000        4.63       40,000,000     7.466        117       2.68    38.10
  Shadow Anchored Retail.......       7         26,640,855        3.08        8,202,054     7.419        124       1.28    72.20
  Single Tenant Retail,
    Anchor.....................       5         23,667,414        2.74        8,160,141     7.503        113       1.23    75.73
  Anchored Retail, Credit......       1          6,042,062        0.70        6,042,062     7.400        118       1.26    74.41
Office.........................      27        183,585,564       21.23       29,361,014     7.526        112       1.33    72.84
Multifamily....................      22        108,639,839       12.56       32,000,000     7.225        113       1.25    77.19
Full Service Hotel.............       7         78,884,937        9.12       33,783,972     7.964        115       1.54    59.01
Unanchored Retail..............      17         68,704,699        7.95       14,980,615     7.668        115       1.32    71.14
Industrial.....................      10         52,729,172        6.10       17,655,342     7.977        113       1.36    66.09
Office/Industrial..............      11         50,027,251        5.79       15,659,163     7.529        111       1.31    72.42
Mixed Use......................       6         43,732,424        5.06       19,309,776     7.456        114       1.32    70.58
Self Storage...................       6         26,497,860        3.06        9,821,531     7.605        116       1.45    68.03
Ground Lease...................       4         11,017,167        1.27        5,175,647     7.538        115       1.63    68.87
Mobile Home Park...............       1          4,693,356        0.54        4,693,356     7.100        118       1.20    78.22
                                    ---       ------------      ------                      -----        ---       ----    -----
    Totals/Wtd. Avg............     141       $864,727,715      100.00%                     7.517%       115       1.39x   69.98%
                                    ===       ============      ======                      =====        ===       ====    =====

     Forty-seven mortgaged real properties, securing 35.26% of the initial net mortgage pool balance, are used for retail purposes. Those properties include the property types identified in the table above as anchored retail; anchored retail, factory outlet center; shadow anchored retail; single tenant retail, anchor; anchored retail, credit; and unanchored retail. In addition, six of the mortgaged real properties, securing 5.06% of the initial net mortgage pool balance, are used for mixed use purposes that include a significant retail component.

     The table below shows the number of, and the approximate percentage of the initial net mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                              ENCUMBERED INTEREST

                                                                                                     WEIGHTED AVERAGES
                                                                                           --------------------------------------
                                 NUMBER OF       TOTAL                        MAXIMUM                                     CUT-OFF
                                 MORTGAGED    CUT-OFF DATE   % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED     U/W     DATE
                                    REAL       PRINCIPAL     NET MORTGAGE    PRINCIPAL     INTEREST   REMAINING    NCF      LTV
ENCUMBERED INTEREST              PROPERTIES     BALANCE      POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR    RATIO
-------------------              ----------   ------------   ------------   ------------   --------   ----------   ----   -------
Ownership......................     135       $832,838,539       96.31%     $40,000,000     7.514%       116       1.39x   69.99%
Ownership in part and Leasehold
  in part......................       2         21,304,756        2.46       12,573,502     7.469        117       1.40    70.93
Leasehold......................       4         10,584,420        1.22        4,732,448     7.843         99       1.43    66.88
                                    ---       ------------      ------                      -----        ---       ----    -----
    Totals/Wtd. Avg. ..........     141       $864,727,715      100.00%                     7.517%       115       1.39x   69.98%
                                    ===       ============      ======                      =====        ===       ====    =====

     The table below shows the number of, and the approximate percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states or regions:

                           GEOGRAPHIC CONCENTRATIONS

                                                                                                     WEIGHTED AVERAGES
                                                                                           --------------------------------------
                                 NUMBER OF       TOTAL                       CUMULATIVE                                   CUT-OFF
                                 MORTGAGED    CUT-OFF DATE   % OF INITIAL   % OF INITIAL   MORTGAGE     STATED     U/W     DATE
                                    REAL       PRINCIPAL     NET MORTGAGE   NET MORTGAGE   INTEREST   REMAINING    NCF      LTV
STATE/REGION                     PROPERTIES     BALANCE      POOL BALANCE   POOL BALANCE     RATE     TERM (MO.)   DSCR    RATIO
------------                     ----------   ------------   ------------   ------------   --------   ----------   ----   -------
Southern California............      25       $182,696,848      21.13%         21.13%       7.448%       123       1.32x   71.90%
Northern California............      12         83,797,720       9.69          30.82        7.419        115       1.30    71.99
Arizona........................      12         69,818,844       8.07          38.89        7.708        113       1.40    66.23
Michigan.......................       5         65,816,099       7.61          46.50        7.479        117       2.15    50.58
New York.......................       4         57,833,602       6.69          53.19        7.555        116       1.27    74.89
New Jersey.....................       5         56,102,117       6.49          59.68        7.470        110       1.27    75.58
Florida........................       6         36,610,555       4.23          63.91        7.608        112       1.33    72.60
Oregon.........................       3         36,144,415       4.18          68.09        7.364        118       1.37    72.98
Maryland.......................       5         32,833,203       3.80          71.89        7.908        111       1.35    68.37
Massachusetts..................       5         28,827,927       3.33          75.22        7.507        117       1.35    67.01
Nevada.........................       9         28,401,396       3.28          78.51        7.467        105       1.38    71.04
                                    ---       ------------      -----                       -----        ---       ----    -----
    Totals/Wtd. Avg. ..........      91       $678,882,725      78.51%                      7.515%       116       1.41x   69.50%
                                    ===       ============      =====                       =====        ===       ====    =====
Other..........................      50       $185,844,990      21.49%                      7.526%       113       1.35x   71.73%

     The remaining mortgaged real properties securing mortgage loans that we intend to include in the trust are located throughout 20 other states. No more than 2.61% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of those other states. Thirty-seven mortgaged real properties, securing 30.82% of the initial net mortgage pool balance, are located in California. Twenty-five of those California properties, securing 21.13% of the initial net mortgage pool balance, are located in that portion of the state with a zip code of 93906 or lower; and 12 of those California properties, securing 9.69% of the initial net mortgage pool balance, are located in that portion of the state with a zip code of 94025 or higher. These areas are referred to as Southern California and Northern California, respectively, in this prospectus supplement.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTI-PROPERTY MORTGAGE LOANS

     The mortgage pool will include nine mortgage loans, secured by a total of 12 mortgaged real properties and representing 2.76% of the initial net mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. For purposes of limiting state mortgage taxes, among other reasons, the amount of the mortgage encumbering any one of the mortgaged real properties securing a group of cross-collateralized mortgage loans or an individual multi-property mortgage loan may be limited to the appraised value or allocated loan amount of that property, which limits the extent to which proceeds from any particular mortgaged real property will be available to offset declines in the value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The following table identifies the various individual multi-property mortgage loans and cross-collateralized mortgage loan groups that we will include in the trust.

       CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTI-PROPERTY LOANS

                                                                                             % OF INITIAL
                                                                                                 NET
                                                                                               MORTGAGE
     CROSS-COLLATERALIZED MORTGAGE LOAN GROUP OR                        TOTAL CUT-OFF DATE       POOL
     MULTI-PROPERTY LOAN/PROPERTY NAME                RELATIONSHIP      PRINCIPAL BALANCE      BALANCE
     -------------------------------------------   ------------------   ------------------   ------------
1    Remington Apartments / Winslow Glen
       Apartments Portfolio...................     Multi-Property           $7,498,902           0.87%
                                                   Loan
2    Patrice Place Industrial & Figueroa
       Industrial.............................     Crossed Loan Group       $6,286,000           0.73%
3    Albemarle Crossing & Hannaford Ground Lease
       at Albemarle Crossing..................     Crossed Loan Group       $4,574,833           0.53%
4    Park 2000 -- Building K & Park 2000 --
       Building H.............................     Crossed Loan Group       $2,977,081           0.34%
5    Brookside Market / Cedar Plaza Shopping
       Center Portfolio.......................     Multi-Property           $1,269,067           0.15%
                                                   Loan
6    2380 Wycliff Street / 970 Raymond Avenue
       Portfolio..............................     Multi-Property           $1,228,688           0.14%
                                                   Loan

     With respect to the mortgage loans, secured by the mortgaged real properties identified on Annex A as Patrice Place Industrial and Figueroa Industrial and representing 0.73% of the initial net mortgage pool balance, the related borrower is entitled to obtain a release of one of the corresponding mortgaged real properties upon a partial defeasance of the related mortgage loan and the fulfillment of certain conditions set forth in the mortgage loan documents.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Fourteen separate groups of mortgage loans that we intend to include in the trust, consisting of a total of 32 mortgage loans, and representing a total of 17.32% of the initial net mortgage pool balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling sponsor or principal in common.

MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE OF THE RELATED MORTGAGED REAL
PROPERTY

     The mortgage pool will additionally include two mortgage loans, representing 3.99% of the initial net mortgage pool balance, that permit a partial release of an unimproved portion of the related mortgaged real property upon the satisfaction of certain legal and underwriting requirements.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates.   Subject, in some cases, to next business day conventions, all of the mortgage loans that we intend to include in the trust provide for monthly debt service payments to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest.   In general, each of the
mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "-- ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.700% per annum to 8.810% per annum, and the weighted average of those mortgage interest rates was 7.517% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

     - a 360-day year consisting of twelve 30-day months.

     The table below shows the number of, and percentage of initial net mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE

                                                                                                   WEIGHTED AVERAGES
                                                                                      -------------------------------------------
                                            TOTAL                        MAXIMUM                                       CUT-OFF
                             NUMBER OF   CUT-OFF DATE   % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED     U/W        DATE
                             MORTGAGE     PRINCIPAL     NET MORTGAGE    PRINCIPAL     INTEREST   REMAINING    NCF        LTV
ACCRUAL TYPE                   LOANS       BALANCE      POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR      RATIO
------------                 ---------   ------------   ------------   ------------   --------   ----------   ----   ------------
Actual/360 Basis...........     132      $838,320,160       96.95%     $40,000,000     7.527%       114       1.40x     70.07%
30/360 Basis...............       6        26,407,555        3.05       19,194,866     7.214        174       1.21      67.06
                                ---      ------------      ------                      -----        ---       ----      -----
    Totals/Wtd. Avg........     138      $864,727,715      100.00%                     7.517%       115       1.39x     69.98%
                                ===      ============      ======                      =====        ===       ====      =====

     Balloon Loans.   One hundred twenty-nine of the mortgage loans that we
intend to include in the trust, representing 89.88% of the initial net mortgage pool balance, are characterized by --

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan or, alternatively, that provides for no amortization prior to maturity, and

     - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     One of the balloon mortgage loans, representing 0.37% of the initial net mortgage pool balance, provides for payments of interest only for the entire term of the loan.

     ARD Loans.   Three mortgage loans that we intend to include in the trust, representing 7.07% of the initial net mortgage pool balance, are each characterized by the following features:

     - A maturity date that is approximately 20 to 30 years following origination.

     - The designation of an anticipated repayment date that is ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is at least two months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of --

         1. its initial mortgage interest rate, plus

         2. a specified margin of up to two (2.00) percentage points.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the use of all or a portion of monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves, first, to pay down the outstanding principal balance of the related mortgage loan, and second, to pay down the Post-ARD Additional Interest. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a designated account controlled by the lender under the related ARD Loan.

     All but one of these ARD loans currently provides for monthly amortization. One of these ARD loans, representing 3.70% of the initial mortgage pool balance, provides for payments of interest only for the first 24 months of the loan.

     Fully Amortizing Loans.   Six of the mortgage loans that we intend to
include in the trust, representing 3.05% of the initial net mortgage pool balance, are characterized by --

     - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     However, none of these fully amortizing loans has either --

     - an anticipated repayment date, or

     - the associated repayment incentives.

     Amortization of Principal.   The tables below show the indicated
information for the specified sub-groups of pooled mortgage loans. For purposes of the following tables, we have assumed that the ARD Loan matures on its anticipated repayment date.

                               MORTGAGE LOAN TYPE

                                                                                                   WEIGHTED AVERAGES
                                                                                         --------------------------------------
                                               TOTAL                        MAXIMUM                                     CUT-OFF
                                NUMBER OF   CUT-OFF DATE   % OF INITIAL   CUT-OFF DATE   MORTGAGE     STATED     U/W     DATE
                                MORTGAGE     PRINCIPAL     NET MORTGAGE    PRINCIPAL     INTEREST   REMAINING    NCF      LTV
LOAN TYPE                         LOANS       BALANCE      POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR    RATIO
---------                       ---------   ------------   ------------   ------------   --------   ----------   ----   -------
Balloon(1)....................     128      $773,976,723       89.51%     $40,000,000     7.546%       113       1.40x   69.62%
Partial IO/ARD................       1        32,000,000        3.70       32,000,000     7.219        119       1.20    80.00
ARD...........................       2        29,143,438        3.37       23,967,790     7.388        117       1.38    73.43
Fully Amortizing..............       6        26,407,555        3.05       19,194,866     7.214        174       1.21    67.06
Interest Only.................       1         3,200,000        0.37        3,200,000     7.150        115       2.66    49.54
                                   ---      ------------      ------                      -----        ---       ----    -----
    Totals/Wtd. Avg...........     138      $864,727,715      100.00%                     7.517%       115       1.39x   69.98%
                                   ===      ============      ======                      =====        ===       ====    =====

------------

(1) Excludes interest only loan.

        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                             WEIGHTED AVERAGES
                                                                  ---------------------------------------
                                                                                  CALCULATED
                                       TOTAL                        ORIGINAL       ORIGINAL
                        NUMBER OF   CUT-OFF DATE   % OF INITIAL     TERM TO      AMORTIZATION
                        MORTGAGE     PRINCIPAL     NET MORTGAGE   MATURITY/ARD       TERM       SEASONING
LOAN TYPE                 LOANS       BALANCE      POOL BALANCE     (MONTHS)       (MONTHS)     (MONTHS)
---------               ---------   ------------   ------------   ------------   ------------   ---------
Balloon(1)............     128      $773,976,723       89.51%
  Minimum.............                                                 60            216            0
  Maximum.............                                                180            360           48
  Wtd. Avg. ..........                                                118            344            5
Fully Amortizing......       6        26,407,555        3.05
  Minimum.............                                                180            180            0
  Maximum.............                                                192            192           40
  Wtd. Avg. ..........                                                180            180            6
ARD...................       2        29,143,438        3.37
  Minimum.............                                                120            300            2
  Maximum.............                                                120            360            6
  Wtd. Avg. ..........                                                120            349            3
Partial IO/ARD........       1        32,000,000        3.70          120            360            1
Interest Only.........       1         3,200,000        0.37          120            N/A            5
                           ---      ------------      ------          ---            ---           --
    Totals/Wtd.
      Avg. ...........     138      $864,727,715      100.00%         120            340(2)         5
                           ===      ============      ======          ===            ===           ==

                             WEIGHTED AVERAGES
                        ---------------------------
                                        CALCULATED
                         REMAINING      REMAINING
                          TERM TO      AMORTIZATION
                        MATURITY/ARD       TERM
LOAN TYPE                 (MONTHS)       (MONTHS)
---------               ------------   ------------
Balloon(1)............
  Minimum.............       54            201
  Maximum.............      132            360
  Wtd. Avg. ..........      113            339
Fully Amortizing......
  Minimum.............      140            140
  Maximum.............      180            180
  Wtd. Avg. ..........      174            174
ARD...................
  Minimum.............      114            294
  Maximum.............      118            358
  Wtd. Avg. ..........      117            347
Partial IO/ARD........      119            360
Interest Only.........      115            N/A
                            ---            ---
    Totals/Wtd.
      Avg. ...........      115            335(2)
                            ===            ===

------------

(1) Excludes interest only loan.

(2) The weighted average original amortization term and weighted average remaining amortization term are calculated without regard to the interest only loan.

     Voluntary Prepayment Provisions.   All of the mortgage loans that we intend
to include in the trust provided as of the cut-off date for --

     - a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited, followed by

     - either --

         1. in 23 of those cases, representing 8.97% of the initial net mortgage pool balance, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any prepayment consideration, or

         2. in 115 of those cases, representing 91.03% of the initial net mortgage pool balance, just by an open prepayment period.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as --

     - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

     - mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     As described under "-- Defeasance Loans" below, 115 of the pooled mortgage loans, representing 91.03% of the initial net mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods.   All of the mortgage loans that we intend to
include in the trust provide for prepayment lock-out periods as of the cut-off date. For the mortgage loans --

     - the maximum remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 177 months,

     - the minimum remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 11 months, and

     - the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 105 months.

     Prepayment Consideration.   Twenty-three of the mortgage loans that we
intend to include in the trust, representing 8.97% of the initial net mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing either immediately following the origination date or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

     - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid; or

     - as a percentage, which may decline over time, of the amount prepaid; or

     - as a combination of these two methods.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2001-C2 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates -- Payments -- Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Due-on-Sale and Due-on-Encumbrance Provisions.   All of the mortgage loans
that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either --

     - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     - transfers of ownership interests in the related borrower for estate-planning purposes; or

     - transfers of non-controlling ownership interests in the related borrower.

     Defeasance Loans.   One hundred fifteen of the mortgage loans that we
intend to include in the trust, representing 91.03% of the initial net mortgage pool balance, permit the borrower to deliver U.S. Treasury obligations or other government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that --

     - will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves.   One hundred twenty-five mortgage loans,
representing 93.66% of the initial net mortgage pool balance and secured by 128 mortgaged real properties, provide for monthly escrows for real estate taxes for those mortgaged real properties. One hundred twelve mortgage loans, representing 82.24% of the initial net mortgage pool balance and secured by 115 mortgaged real properties, currently provide for monthly escrows for property insurance for those mortgaged real properties. For those mortgaged real properties where real estate taxes or property insurance are not currently escrowed, it is generally the case that the property is occupied by a single tenant who is responsible for paying real estate taxes or insurance directly.

     One hundred twenty-one mortgage loans, representing 95.91% of the initial net mortgage pool balance and secured by 122 mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. The amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any, are shown on Annex A to this prospectus supplement. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit for replacement reserves used to determine the annualized figure is the monthly escrow amount that was collected in October 2001 or, in the case of any loans with a first payment date subsequent to October 2001, the monthly escrow amount that was expected to be collected on the respective first payment date for each such loan. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     One hundred one mortgaged real properties, securing 73.43% of the initial net mortgage pool balance, are properties for which tenant improvements and leasing commissions are applicable. Eighty-two of the mortgage loans, secured by 83 mortgaged real properties and representing 85.53% of the total cut-off date principal balance of mortgage loans secured by real properties for which tenant improvements and leasing commissions are applicable, provide for an initial escrow deposit or an ongoing monthly deposit for a tenant improvements and leasing commissions reserve. Shown in Annex A to this prospectus supplement is the amount of funds deposited into the tenant improvements and leasing commissions reserve account at loan origination and the annualized monthly escrow deposit, if any. In some of these cases, the initial deposit amount may have been funded with a letter of credit or surety bond in lieu of a cash deposit.

     The monthly escrow deposit for tenant improvements and leasing commissions used to determine the annualized figure is the monthly escrow amount that was collected in October 2001 or, in the case of any loans with a first payment date subsequent to October 2001, the monthly escrow amount that was expected to be collected on the respective first payment date for each such loan. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly tenant improvement and leasing commission reserve upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     Holdbacks.   Ten of the mortgage loans, representing 18.80% of the initial net mortgage pool balance, provide for material holdbacks under which either a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at closing or a letter of credit was assigned to the benefit of the lender at closing. In each such case, in the event of any default by the borrower, the lender has the right, in addition to its other remedies, to use the escrowed monies or a draw under the letter of credit, as the case may be, to pay down the principal balance of the mortgage loan. In such event, the amount of principal repaid would be subject to a prepayment premium as specified in the related mortgage note.

     In some such cases, the escrowed funds or letter of credit are to be released upon the satisfaction of certain conditions by the borrower. Generally, there is no specific date by which the borrower is required to satisfy these specified conditions. The achievement of the specified conditions necessary to release the escrowed funds or letter of credit is typically contingent upon the performance of the related mortgaged real property, including an increase in the related mortgaged real property's net cash flow. If the specified conditions are not achieved, regardless of whether or not the escrowed holdback is used to pay down the principal balance of the mortgage loan, as described above, the borrower will still be required to pay a monthly debt service amount that is based upon the entire loan amount.

     For each of the ten mortgage loans identified above, the U/W NCF DSCR is equal to the lesser of (a) the related U/W NCF divided by the theoretical annual debt service payment attributable to the related original loan amount less the amount of the holdback, or (b) the most conservative holdback release DSCR specified in the release conditions of the related holdback. For holdbacks that do not have a specified holdback release DSCR, the U/W NCF DSCR was derived solely by the methodology presented in (a) above. Implicit in the calculation performed in part (a) above are the assumptions that the holdback is used to pay down the outstanding loan balance, that a prepayment premium is not incurred and that the monthly debt service is recast to an amount sufficient to pay interest on the reduced cut-off date principal balance and to amortize the reduced cut-off date principal balance over the remaining amortization schedule. These assumptions may not be consistent with what is required or allowed by the related mortgage loan documents.

     For each of the ten mortgage loans identified above, the Cut-off Date LTV Ratio is equal to the greatest of (a) the related cut-off date principal balance, less the amount of the holdback, divided by the current "as is" appraised value of the mortgaged real property, (b) the most conservative holdback release LTV specified in the release conditions of the related holdback, if provided, or (c) the related cut-off date principal balance divided by the "stabilized" appraised value of the mortgaged real property, if a stabilized appraised value was provided. In general, the stabilized appraised value contained in the appraisal has certain conditions and assumptions that are consistent with the release conditions of the holdback for the related mortgage loan.

     For each of the ten mortgage loans identified above, the Maturity Date/ARD LTV Ratio is equal to the greater of (a) the related Loan Balance at Maturity/ARD, less the amount of the holdback, divided by the current "as is" appraised value of the mortgaged real property and (b) the Loan Balance at Maturity/ARD divided by the "stabilized" appraised value of the mortgaged real property, if a stabilized appraised value was provided. In general, the stabilized appraised value contained in the appraisal has certain conditions and assumptions that are consistent with the release conditions of the holdback for the related mortgage loan.

     The above calculations, and the respective holdback release conditions, are further described in the tables below:

                                                                                    AMOUNT OF         CURRENT
                                                                                 LETTER OF CREDIT     "AS IS"     STABILIZED
    LOAN                                     CUT-OFF DATE      LOAN BALANCE AT       OR CASH         APPRAISED     APPRAISED
   NUMBER              LOAN NAME           PRINCIPAL BALANCE    MATURITY/ARD         HOLDBACK          VALUE         VALUE
------------  ---------------------------  -----------------   ---------------   ----------------    ---------    ----------
7003019       The Cannery................     $19,309,776        $17,047,156      $      500,000    $26,300,000           NAP
7001810       A&P Warehouse -- Central
              Islip......................     $17,655,342        $14,756,984      $2,359,039 LOC    $23,600,000           NAP
7001811       A&P
              Warehouse -- Baltimore.....     $17,431,347        $14,569,759      $2,386,536 LOC    $23,900,000           NAP
7002921       Ralph's Market Center......     $12,612,485        $11,078,797      $      740,000    $15,600,000   $15,800,000
6604714       Woodland Manor Apartments..     $12,349,821        $11,126,009      $1,022,000 LOC    $15,000,000   $15,900,000
7002298       Central Park Plaza.........     $ 9,560,461        $ 8,357,302      $  300,000 LOC    $12,845,000   $13,125,000
7001963       Remington Apartments/
              Winslow Glen Apartments
              Portfolio..................     $ 7,498,902        $ 6,598,706      $      626,000    $9,100,000             (1)
03-0810464    Imperial Apartments........     $32,000,000        $29,098,552      $8,000,000 LOC    $32,000,000            (1)
03-0810448    Paramus Plaza..............     $14,980,615        $13,236,567      $  276,000 LOC    $20,500,000            (1)
010-00000688  The Marketplace at
              Palmdale...................     $19,194,866        $         0      $6,500,000 LOC    $18,320,000   $30,700,000

---------------
(1) A stabilized value was not presented in the appraisal.

                                                                                                   NET LOAN
                                                                                  FULL LOAN        MONTHLY      HOLDBACK
    LOAN                                                                        MONTHLY DEBT     DEBT SERVICE   RELEASE
   NUMBER                      LOAN NAME                        U/W NCF        SERVICE PAYMENT     PAYMENT        DSCR
------------  --------------------------------------------      -------        ---------------   ------------   --------
7003019       The Cannery.................................     $2,118,913         $133,975         $130,506         NAP
7001810       A&P Warehouse -- Central Islip..............     $2,010,961         $139,650         $120,991         NAP
7001811       A&P Warehouse -- Baltimore..................     $1,985,448         $137,878         $119,001         NAP
7002921       Ralph's Market Center.......................     $1,214,562         $ 85,799         $ 80,765       1.25x
6604714       Woodland Manor Apartments...................     $1,252,759         $ 89,984         $ 82,537       1.20x
7002298       Central Park Plaza..........................     $  886,388         $ 63,514         $ 61,521         NAP
7001963       Remington Apartments/Winslow Glen Apartments
              Portfolio...................................     $  701,029         $ 51,368         $ 47,079       1.30x
03-0810464    Imperial Apartments.........................     $2,611,491         $217,624         $163,218       1.20x
03-0810448    Paramus Plaza...............................     $1,541,968         $104,472         $102,547       1.25x
010-00000688  The Marketplace at Palmdale.................     $2,145,577         $177,799         $117,591       1.20x

                                                                                                    PRESENTED
    LOAN                                      U/W NCF/FULL       U/W NCF/NET        HOLDBACK         U/W NCF
   NUMBER              LOAN NAME               LOAN DSCR          LOAN DSCR       RELEASE DSCR        DSCR
------------  ----------------------------  ----------------   ---------------    ------------      ---------
7003019       The Cannery.................       1.32x              1.35x              NAP            1.35x
7001810       A&P Warehouse -- Central
              Islip.......................       1.20x              1.39x              NAP            1.39x
7001811       A&P Warehouse -- Baltimore..       1.20x              1.39x              NAP            1.39x
7002921       Ralph's Market Center.......       1.18x              1.25x            1.25x            1.25x
6604714       Woodland Manor Apartments...       1.16x              1.26x            1.20x            1.20x
7002298       Central Park Plaza..........       1.16x              1.20x              NAP            1.20x
7001963       Remington Apartments/
              Winslow Glen Apartments
              Portfolio...................       1.14x              1.24x            1.30x            1.24x
03-0810464    Imperial Apartments.........       1.00x              1.33x            1.20x            1.20x
03-0810448    Paramus Plaza...............       1.23x              1.25x            1.25x            1.25x
010-00000688  The Marketplace at
              Palmdale....................       1.01x              1.52x            1.20x            1.20x

                                                                  CUT-OFF DATE
                                              CUT-OFF DATE          PRINCIPAL        CUT-OFF DATE                   PRESENTED
                                                PRINCIPAL         BALANCE LESS         PRINCIPAL                     CUT-OFF
                                                BALANCE/            HOLDBACK/          BALANCE/        HOLDBACK        DATE
    LOAN                                     CURRENT "AS IS"     CURRENT "AS IS"      STABILIZED        RELEASE        LTV
   NUMBER              LOAN NAME             APPRAISED VALUE     APPRAISED VALUE    APPRAISED VALUE       LTV         RATIO
------------  ----------------------------   ---------------     ---------------    ---------------    --------     ----------
7003019       The Cannery.................        73.42%              71.52%                NAP           NAP         71.52%
7001810       A&P Warehouse -- Central
              Islip.......................        74.81%              64.81%                NAP           NAP         64.81%
7001811       A&P
              Warehouse -- Baltimore......        72.93%              62.95%                NAP           NAP         62.95%
7002921       Ralph's Market Center.......        80.85%              76.11%              79.83%          NAP         79.83%
6604714       Woodland Manor Apartments...        82.33%              75.52%              77.67%          NAP         77.67%
7002298       Central Park Plaza..........        74.43%              72.09%              72.84%          NAP         72.84%
7001963       Remington Apartments/
              Winslow Glen Apartments
              Portfolio...................        82.41%              75.53%                 (1)          80%         80.00%
03-0810464    Imperial Apartments.........       100.00%              75.00%                 (1)          80%(2)      80.00%
03-0810448    Paramus Plaza...............        73.08%              71.73%                 (1)          NAP         71.73%
010-00000688  The Marketplace at
              Palmdale....................       104.78%              69.30%              62.52%          NAP         69.30%

---------------
(1) A stabilized value was not presented in the appraisal.

(2) LTV holdback release condition only applicable for the first release request in January 2002.

                                                              MATURITY DATE
                                       MATURITY DATE      PRINCIPAL BALANCE LESS     MATURITY DATE      PRESENTED
                                     PRINCIPAL BALANCE/          HOLDBACK          PRINCIPAL BALANCE/   MATURITY
    LOAN                                  CURRENT            /CURRENT "AS IS"          STABILIZED       DATE LTV
   NUMBER           LOAN NAME         APPRAISED VALUE        APPRAISED VALUE        APPRAISED VALUE       RATIO
------------  ---------------------  ------------------   ----------------------   ------------------   ---------
7003019       The Cannery..........        64.82%                 62.92%                   NAP            62.92%
7001810       A&P Warehouse --
              Central Islip........        62.53%                 52.53%                   NAP            52.53%
7001811       A&P Warehouse --
              Baltimore............        60.96%                 50.98%                   NAP            50.98%
7002921       Ralph's Market
              Center...............        71.02%                 66.27%                 70.12%           70.12%
6604714       Woodland Manor
              Apartments...........        74.17%                 67.36%                 69.97%           69.97%
7002298       Central Park Plaza...        65.06%                 62.73%                 63.67%           63.67%
7001963       Remington Apartments/
              Winslow Glen
              Apartments
              Portfolio............        72.51%                 65.63%                    (1)           65.63%
03-0810464    Imperial
              Apartments...........        90.93%                 65.93%                    (1)           65.93%
03-0810448    Paramus Plaza........        64.57%                 63.22%                    (1)           63.22%
010-00000688  The Marketplace at
              Palmdale.............         0.00%                  0.00%                  0.00%            0.00%

---------------
(1) A stabilized value was not presented in the appraisal.

LOAN
NUMBER                  LOAN NAME                      HOLDBACK DESCRIPTION/CONDITIONS FOR RELEASE
------        -----------------------------    ------------------------------------------------------------
7003019       The Cannery..................    The borrower established (and is maintaining) a cash reserve in an amount equal to $500,000 from the loan proceeds. The borrower is required to make additional deposits in an
                                               amount equal to $370,000 per year during each of the first five years of the loan term. One or more letters of credit may be substituted in place of the cash reserves at any
                                               time. The borrower is not entitled to a release of such cash reserves or a reduction in any such letter of credit prior to the payment in full of the mortgage loan.
7001810       A&P Warehouse -- Central
              Islip........................    The borrower caused the delivery of a letter of credit in an amount equal to $2,359,039. The borrower is entitled to a
                                               release of the letter of credit upon A&P obtaining credit
                                               ratings on its unsecured long-term debt obligations not
                                               lower than BBB+, or the equivalent, from each nationally
                                               recognized rating agency that provides a rating for A&P's
                                               unsecured long-term debt obligations.

LOAN
NUMBER                  LOAN NAME                      HOLDBACK DESCRIPTION/CONDITIONS FOR RELEASE
------        -----------------------------    ------------------------------------------------------------
7001811       A&P Warehouse -- Baltimore...    The borrower caused the delivery of a letter of credit in an amount equal to $2,386,536. The borrower is entitled to a
                                               release of the letter of credit upon A&P obtaining credit
                                               ratings on its unsecured long-term debt obligations not
                                               lower than BBB+, or the equivalent, from all nationally
                                               recognized rating agency that provides a rating for A&P's
                                               unsecured long-term debt obligations.
7002921       Ralph's Market Center........    The borrower established (and is maintaining) a cash reserve in an amount equal to $740,000 from the loan proceeds. The borrower is entitled to a release of the reserve upon
                                               satisfaction of the following conditions: (i) the absence of any event of default under the mortgage loan, (ii) the
                                               Ralph's Grocery Company lease is in full force and effect,
                                               (iii) Ralph's Grocery Company has approved the 2001 common area maintenance budget, (iv) 4,742 square feet of the
                                               vacant space has been leased, (v) the mortgaged property
                                               maintains an in-place debt service coverage ratio (as
                                               calculated in accordance with the mortgage loan documents)
                                               of at least 1.25x for three consecutive months and (vi) the borrower fulfills its obligation to satisfy certain
                                               conditions intended to avoid any bankruptcy consolidation
                                               with its affiliates.
6604714       Woodland Manor Apartments....    The borrower has caused the delivery of a letter of credit
                                               (which replaced an initial cash deposit) in an amount equal to $1,022,000, which is equal to the excess of the original loan amount over the portion thereof whose associated debt service would result in a debt service coverage ratio equal to 1.20x. The borrower is entitled quarterly to a reduction in the amount of the letter of credit based on property
                                               performance during the immediately preceding 6 months.
7002298       Central Park Plaza...........    The borrower caused the delivery of a letter of credit in an amount equal to $300,000 upon the closing of the loan. The borrower is entitled to a release of the letter of credit
                                               upon the leasing of the newly constructed building and
                                               occupancy by tenants sufficient to provide $62,000 in annual rent and the satisfaction of certain other conditions.
7001963       Remington Apartments/ Winslow
              Glen Apartments Portfolio....    The borrower established (and is maintaining) a cash reserve in an amount equal to $626,000 from the loan proceeds. The borrower is entitled to a release of the reserve if a debt service coverage ratio (as calculated in accordance with the mortgage loan documents) of at least 1.30x (on a trailing 12 month basis)is achieved and the then-current loan-to-value ratio of the loan does not exceed 80% for the Remington
                                               Apartments mortgaged real property only.
03-0810464    Imperial Apartments..........    The borrower caused the delivery of a letter of credit in an amount equal to $8,000,000 upon the closing of the loan. The borrower is entitled to reductions in the amount of the
                                               letter of credit at any time following January 2002 based on
                                               (i) for the initial reduction, a debt service coverage ratio
                                               (as calculated in accordance with the mortgage loan
                                               documents) of 1.25x (provided that the then
                                               current-loan-to-value ratio does not exceed 80%) and (ii)
                                               for any subsequent reduction, a debt service coverage ratio
                                               (as calculated in accordance with the mortgage loan
                                               documents) of 1.20x.
03-0810448    Paramus Plaza................    The borrower caused the delivery of a letter of credit in an amount equal to $276,000. The borrower is entitled to a
                                               release of the letter of credit upon the achievement of a
                                               debt service coverage ratio (as calculated in accordance
                                               with the mortgage loan documents) equal to 1.25x.
010-00000688  The Marketplace at
              Palmdale.....................    The borrower caused the delivery of a letter of credit in an amount equal to $6,500,000 upon the closing of the loan. The borrower is entitled to reductions in the amount of the
                                               letter of credit, with the amount of such reductions based on the base rent income (as defined in the mortgage loan
                                               documents) achieved by the mortgaged real property. If the mortgaged real property achieves a base rent income of at
                                               least $2,610,285.93, but less than $2,686,610.08, the amount will be reduced to $4,800,000. At such time as the mortgaged real property achieves a base rent income of at least
                                               $2,686,610.08, but less than $2,869,788.04, the amount will be reduced to $3,300,000. The letter of credit shall be
                                               released if the mortgaged real property achieves a base rent income of $2,869,788.04, which, according to the originating lender's underwriting standards at the time of the loan
                                               closing, equates to a debt service coverage ratio of 1.20x.

     Delinquencies.   None of the mortgage loans that we intend to include in
the trust were, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

     Tenant Matters.   Described and listed below are special considerations
regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust --

     - Seventy-three of the mortgaged real properties, securing 53.49% of the initial net mortgage pool balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     - One mortgaged real property, securing 0.81% of the initial net mortgage pool balance, are multifamily rental properties that have material concentrations of student tenants.

     Ground Leases.   Four of the mortgage loans that we intend to include in
the trust, representing 1.22% of the initial net mortgage pool balance, is secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee interest in that property. In addition, two mortgage loans, representing 2.46% of the initial net mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and on the fee interest in the other portion of that property. Except in the case of one mortgage loan, representing 1.01% of the initial net mortgage pool balance, the term of the related ground lease, after giving effect to all extension options, expires more than 20 years after the stated maturity of the related mortgage loan. The ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee.

     Additional and Other Financing.   The Birch Run Property and the MJ Ocala
Hilton Property are encumbered by mortgage instruments that secure not only the Birch Run Mortgage Loan and the MJ Ocala Hilton Mortgage Loan, respectively, but also the corresponding Companion Loans. Those Companion Loans will not be assets of the trust, but will be serviced under the pooling and servicing agreement. The Birch Run Mortgage Loan and the MJ Ocala Hilton Mortgage Loan are cross-defaulted with the Birch Run Companion Loan and the MJ Ocala Hilton Companion Loan, respectively.

     The outstanding principal amounts of those Companion Loans are set forth below.

                                                              % OF INITIAL
                                                              NET MORTGAGE       SECURED
PROPERTY NAME                                                 POOL BALANCE   SUBORDINATE DEBT
-------------                                                 ------------   ----------------
Birch Run Outlet Center                                          4.63%          $9,938,548
MJ Ocala Hilton                                                  0.76%          $  800,981

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as Millennium II Office Building and representing 0.93% of the initial net mortgage pool balance, the related borrower currently has unsecured debt outstanding, in the amount of $1,500,000, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business.

     Twelve of the mortgage loans that we intend to include in the trust, representing 1.21% of the initial net mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities.

     In the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of five mortgage loans that we intend to include in the trust, representing 6.40% of the initial net mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

     The five mortgage loans referred to in the prior paragraph include the mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as A&P Warehouse -- Baltimore, which represents 2.02% of the initial net mortgage pool balance. The mezzanine lender is Woodmen of World Life Insurance Society and/or Omaha Woodmen Life Insurance Society. The outstanding principal balance of this mezzanine loan, as of the closing date, is $577,511. The mortgage loan seller and the mezzanine lender have entered into a subordination and intercreditor agreement, pursuant to which the mezzanine lender, among other things, agreed to subordinate its loan in priority and payment to the lien of the mortgage lender.

     In the case of each of two of the five mortgage loans referred to in the second preceding paragraph, representing 1.81% and 0.98%, respectively, of the initial net mortgage pool balance, and secured by the mortgaged real properties identified on Annex A to this prospectus supplement as Redwood Business Park Loan #3 and Redwood Business Park Loan #4, respectively, the sole member of each of the related borrowers pledged to the holder of each of the related mortgage loans a 49% membership interest in each of the related borrowers as additional security for a separate $6,700,000 mortgage loan, which is not included in the mortgage pool, the present holder of which is Salomon Brothers Realty Corp. The pledge is to be released upon satisfaction of certain conditions relating to the $6,700,000 loan and the leasing status at the property securing the $6,700,000 loan.

     Except as disclosed under this "-- Additional and Other Financing" subsection and "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- Some of the Underlying Borrowers Have Incurred Other Debt" and "-- Risks Related to the

Underlying Mortgage Loans -- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding.

UNDERWRITING MATTERS

     General.   In connection with the origination of each of the mortgage loans that we intend to include in the trust, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

     Environmental Reports.   For all of the mortgaged real properties, a
third-party environmental consultant conducted or updated a Phase I environmental study meeting ASTM standards for each of those mortgaged real properties. The resulting Environmental Reports were prepared --

     - in the case of 114 mortgaged real properties, securing 84.59% of the initial net mortgage pool balance, during the 12-month period ending on December 15, 2001,

     - in the case of 15 mortgaged real properties. securing 13.34% of the initial net mortgage pool balance, during the 12-month period ending on December 15, 2000 and

     - in the case of 12 mortgaged real properties, securing 2.07% of the initial net mortgage pool balance, on or before December 15, 1999.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, lead-based paint or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to affect such recommendations, including --

     - that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities, or

     - the establishment of an operation and maintenance plan to address the issue, or

     - an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower:

     1. to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

     3. to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In these cases, there exists an escrow sufficient to cover the estimated cost of such recommendations. However, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because the responsible party or parties with respect to that condition had already been identified, or because the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property, or because the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation. However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that --

     - the subject mortgaged real property had not been affected,

     - the potential for the problem to affect the subject mortgaged real property was unlikely,

     - the party or parties responsible for remediating the potential environmental problems had been identified, or

     - there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

     For seven mortgaged real properties, securing 7.59% of the initial net mortgage pool balance, the environmental consultant recommended, and an environmental consultant performed, additional investigation or subsurface testing, as detailed in a "Phase II" environmental report. In general, a Phase II was recommended and performed due to:

     - insufficient documentation regarding the proper remediation and closure of an environmental condition previously present at the mortgaged real property; or

     - insufficient information regarding a potential or suspected environmental condition known to be previously present at the property; or

     - insufficient information regarding a potential or suspected environmental condition currently present on, or in the vicinity of, the property.

     For five of the above seven mortgaged real properties, securing 6.57% of the initial net mortgage pool balance, the environmental consultant determined that no further action was necessary based upon the results of the Phase II investigation. For two of the above seven mortgaged real properties, Via Verde Plaza and 1500 Dragon Street, securing 0.45% and 0.57% of the initial net mortgage pool balance, respectively, the environmental consultant concluded that an environmental condition, including soil or groundwater contamination, was present at the property. In lieu of further investigation or remediation, the borrower obtained environmental insurance. Please see "Environmental Insurance" below.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "-- Environmental Reports" subsection and has not been independently verified by --

     - us,

     - any of the mortgage loan sellers,

     - any of the underwriters,

     - the master servicer,

     - the special servicer,

     - the trustee, or

     - the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance.   In the case of three mortgaged real properties,
collectively securing 1.25% of the initial net mortgage pool balance and identified on Annex A to this prospectus supplement as Via Verde Plaza, Holiday Inn Stillwater and 1500 Dragon Street, respectively, the related mortgage loan seller has obtained or is obtaining, or has or will have the benefit of, and there will be assigned to the trust, an impaired property policy covering select environmental matters. In each of those cases, the environmental insurance policy is an individual policy that insures only the related mortgaged real property. The premium for each of those environmental insurance policies has been or, as of the date of the initial issuance of the series 2001-C2 certificates, will be paid in full.

     Each of the individual environmental insurance policies referred to in the prior paragraph provides or will provide coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, the insurer will indemnify the insured for the outstanding principal balance of the subject mortgage loan on the date of default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the related mortgaged real property, the insurer will defend against and pay that claim; and

     - if the insured forecloses on the related mortgaged real property, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on, under or are emanating from the acquired mortgaged real property, provided that the insured reported conditions to the appropriate governmental agency in accordance with applicable law.

     Each policy requires that the insured report a claim as soon as possible, but not later than 45 days after certain events.

     The policies do not provide coverage for the following, in addition to other excluded matters:

     - claims arising out of conditions involving lead-based paint or asbestos;
       or

     - claims arising from pollution on the subject property that was known to the insured, but not reported to the insurer, as of the time the policy was issued.

     The environmental insurance policy for the Via Verde Plaza property:

     - has a policy period that runs from July 31, 2001 to July 31, 2016;

     - provides for a per loss limit of $5,000,000 and a total limit on liability of $5,000,000;

     - has no deductible; and

     - has been issued by American International Specialty Lines Insurance Company.

     The environmental insurance policy for the Holiday Inn Stillwater property:

     - has a policy period that runs from May 17, 2001 to May 17, 2016;

     - provides for a per loss limit of $2,250,000 and a total limit on liability of $2,250,000;

     - has no deductible; and

     - has been issued by American International Specialty Lines Insurance Company.

     The environmental insurance policy for the 1500 Dragon Street property:

     - has a policy period that runs from May 23, 2001 to May 23, 2013;

     - provides for a per loss limit of $6,150,000 and a total limit on liability of $6,150,000;

     - has no deductible; and

     - has been issued by Commerce and Industry Insurance Company.

     Property Condition Assessments.   One hundred thirty-six mortgaged real
properties, securing 98.30% of the initial net mortgage pool balance, were inspected by professional engineers or architects. One hundred ten of those mortgaged real properties, securing 86.17% of the initial net mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Twelve of those mortgaged real properties, securing 9.87% of the initial net mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Fourteen mortgaged real properties, securing 2.26% of the initial net mortgage pool balance were inspected prior to the 24-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to --

     - carry out necessary repairs or replacements, or

     - establish reserves, generally in the amount of 125% of the cost estimated in the inspection report, to cure the deferred maintenance items identified in the inspection report.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies.   An independent appraiser that is
state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A to this prospectus supplement. For 112 mortgaged properties, securing 86.02% of the initial net mortgage pool balance, the appraised value is as of a date within twelve months of the cut-off date. For 19 mortgaged real properties, securing 12.73% of the initial net mortgage pool balance, the appraised value is as of a date during the 12- to 24-month period preceding the cut-off date. For ten mortgaged real properties, securing 1.24% of the initial net mortgage pool balance, the appraised value is as of a date prior to the 24-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance.   Each mortgage loan seller has, with
respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered --

     - legal opinions or zoning consultant's reports,

     - certifications from, and/or discussions with, government officials,

     - information contained in appraisals, surveys and site plan,

     - title insurance endorsements,

     - representations by the related borrower contained in the related mortgage loan documents, or

     - property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance. No mortgage loan seller has notice of any material existing violations with respect to the mortgaged real properties securing its pooled mortgage loans.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller has determined that one or more of the following apply:

     - the extent of the nonconformity is not material;

     - sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     - the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     - the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that the conclusions of any of the mortgage loan sellers in this regard are correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance.   Although exceptions exist, the
loan documents for each of the mortgage loans we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - except in the case of the mobile home park, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

         1. the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of --

         1. the outstanding principal balance of the related mortgage loan,

         2. the full insurable value of the insured property, and

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount customarily required by institutional lenders;

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for, in most cases, at least 12 months -- and, in all cases, at least six months -- or, alternatively, in an amount as may be required by the lender; and

     - if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- Uninsured Loss; Sufficiency of Insurance", windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust are not insured against earthquake risks. Forty-nine mortgaged real properties, securing 38.83% of the initial net mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In all of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. In the case of two mortgaged real properties, securing 0.89% of the initial net mortgage pool balance, the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In one case, the related originator required the borrower to obtain earthquake insurance. In the case of the other mortgaged real property, securing 0.08% of the initial net mortgage pool balance, the insurance requirement was waived because the value of the land exceeds the amount of the outstanding principal balance of the related mortgage loan. However, because the studies did not all use the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered to have a probable maximum loss of 20% or less of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

THE BIRCH RUN MORTGAGE LOAN

     General.   The Birch Run Mortgage Loan has a cut-off date principal balance of $52,891,504, which represents 6.03% of the initial mortgage pool balance. The Birch Run Mortgage Loan is secured by a retail outlet shopping mall known as Prime Outlets at Birch Run located in Birch Run, Michigan. The borrower under the Birch Run Mortgage Loan is Birch Run Outlets II, L.L.C.

     The mortgage instrument that encumbers the Birch Run Property and secures the Birch Run Mortgage Loan also secures another mortgage loan, which we refer to in this prospectus supplement as the Birch Run Companion Loan, in the amount of $9,938,548. The Birch Run Companion Loan is not an asset of the trust, but it will be serviced under the pooling and servicing agreement. Birch Run Outlets II, L.L.C. is also the borrower under the Birch Run Companion Loan.

     Payment Terms.   The Birch Run Mortgage Loan and the Birch Run Companion
Loan are each evidenced by a separate promissory note. The Birch Run Mortgage Loan accrues interest through its maturity date at 7.466% per annum with monthly debt service payments equal to $369,350.55 both prior to the occurrence of a cash trap event and after a cash trap event has been cured. The Birch Run Companion Loan accrues interest through its maturity date at 12.061% per annum with monthly debt service payments equal to $121,902.20 both prior to the occurrence of a cash trap event and after a cash trap event has been cured. A "cash trap event" under the Birch Run Loan Pair is triggered by the occurrence of (a) an event of a default under the loan documents, (b) a debt service coverage ratio less than 1.27:1 for a 12 consecutive month period ended as of any calendar quarter or (c) the Birch Run Borrower's failure to deliver to the lender a compliance certificate within 15 days after receipt of notice from the lender. During the existence of a non-event of default cash trap event under the

Birch Run Loan Pair: (x) the monthly debt service payment for the Birch Run Companion Loan will be reduced to a fixed amount, determined by the holder of the Birch Run Mortgage Loan, that would be sufficient to fully amortize the remaining balance of the Birch Run Companion Loan by September 1, 2026 (calculated on the basis of a series of 360-day years comprised of twelve 30-day months), which amortization is 126 months longer than the current 174-month amortization of the Birch Run Companion Loan; and (y) the monthly debt service payment for the Birch Run Mortgage Loan will equal the amount of $491,252.75 less the monthly debt service payment for the Birch Run Companion Loan determined in accordance with the immediately preceding clause (x). If an event of default triggers the cash trap event, all available funds, less certain property reserves required under the loan documents, are allocated to unpaid principal, interest and other amounts due under the Birch Run Mortgage Loan (other than prepayment consideration) prior to any allocation to the Birch Run Companion Loan. Interest accrues on the Birch Run Loan Pair on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Birch Run Loan Pair mature on September 1, 2011.

     Prepayment and Defeasance.   The Birch Run Loan Pair may not be voluntarily
prepaid, in whole or in part, prior to the 90th day before their maturity date. From and after the earlier to occur of (a) 42 months following the loan closing date, which closing occurred on August 16, 2001, and (b) 24 months after the initial issuance of the offered certificates, and prior to the date that is 90 days in advance of the related maturity date, the Birch Run Borrower may obtain a release of the Birch Run Property from the lien of the related mortgage instrument through a total defeasance of the Birch Run Loan Pair. During the defeasance period, the Birch Run Borrower has the right, but not more than twice during the term of the Birch Run Loan Pair, to defease a portion of the Birch Run Loan Pair in order to cure a cash trap event, but for no other reason.

     The Birch Run Property.   The Birch Run Property consists of multiple
buildings and other improvements situated on 87.74 acres. The Birch Run Property has on-site parking for 4,914 vehicles. The Appraised Value, determined as of May 11, 2001, is $105,000,000, which results in a Cut-off Date LTV Ratio of 59.88% for the Birch Run Loan Pair (calculated as if it were a single pooled mortgage loan) and 50.37% for the Birch Run Mortgage Loan. The Underwritten Net Cash Flow for the Birch Run Property is $8,984,677, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.52x for the Birch Run Loan Pair (calculated as if it were a single pooled mortgage loan) and 2.03x for the Birch Run Mortgage Loan.

     The major tenants at the Birch Run Property are as follows:

                                                     BASE              % OF
                                                     RENT              TOTAL     LEASE
                      TENANT                         PSF       NRSF    NRSF    EXPIRATION
                      ------                         ------   ------   -----   ----------
Spiegel............................................  $ 9.50   30,000     4%      5/31/03
Vanity Fair........................................  $12.86   23,975     3%     11/30/03
Gap Outlet.........................................  $ 7.08   17,160     2%      4/30/03
Nike, Inc..........................................  $15.00   12,500     2%      9/30/04

     The Birch Run Property is managed by The Prime Outlets at Birch Run, L.L.C., an affiliate of the Birch Run Borrower. The holder of the Birch Run Mortgage Loan is entitled to terminate the related management agreement upon the occurrence of an uncured event of default or the occurrence of an uncured cash trap event under the loan documents. The property manager is prohibited from receiving any management fees during any period of time in which any amounts due and owing under the Birch Run Loan Pair is not paid when due.

     Cash Management.   The Birch Run Borrower is required to direct, and to
cause the property manager for the Birch Run Property to direct, all tenants at the Birch Run Property to pay all rents into, and to deposit any and all other receipts of the property into, a central account in the name of and under the sole dominion and control of the lender. All funds held in the central account, both prior to the occurrence of a cash trap event and after a cash trap event has been cured, are to be allocated on each business day pursuant to the related loan agreement and the central account agreement in the following order of priority:

         first, to the debt-service sub-account in an amount sufficient to pay the monthly debt service payment of the Birch Run Mortgage Loan on the next scheduled payment date;

         second, to the imposition and insurance reserve sub-account in an amount sufficient to fund the required monthly reserve deposit;

         third, to the debt-service sub-account in an amount sufficient to pay the monthly debt service payment of the Birch Run Companion Loan on the next scheduled payment date;

         fourth, to the replacement reserve sub-account in an amount sufficient to fund the required monthly reserve deposit;

         fifth, to the tenant improvements and leasing commissions sub-account in an amount sufficient to fund the required monthly reserve deposit; and

         sixth, provided that no uncured event of default has occurred, for disbursement to the Birch Run Borrower in an amount equal to all remaining funds in the central account.

     The Birch Run Loan Pair require a replacement reserve escrow in the amount of $12,047.96 per month throughout the term of those loans. A reserve for tenant improvements and leasing commissions in the amount of $300,000 was established at the loan closing with monthly deposits of $30,119.91 required throughout the term of the Birch Run Loan Pair. An initial tax and imposition reserve in the amount of $765,944 was established at the loan closing and monthly deposits, equal to 1/12th of the annual changes for such items, are required throughout the term of the Birch Run Loan Pair. A completion and repair reserve in the amount of $356,250 was established at the loan closing for certain property repairs and maintenance, which have been completed. A holdback and security escrow in the amount of $200,000 was established at loan closing to provide the lender with additional security in connection with outstanding litigation with a tenant at the Birch Run Property relating to the calculation of common area maintenance charges and tax and insurance expenses. The funds held in the holdback and security escrow will be released upon the issuance of a final and nonappealable judgment or a release of the Birch Run Borrower from all liability relating to the lawsuit. An indemnification agreement in favor of the lender was obtained from the Birch Run Borrower, its parent and various affiliates and joint venturers in connection with (a) various tenant lawsuits relating to the calculation of common area maintenance charges and tax and insurance expenses and (b) various indemnification obligations of the Birch Run Borrower and related entities to their respective joint venture partners.

     Property Transfers.   The Birch Run Loan Pair require lender consent in
connection with a transfer of the Birch Run Property and an assumption of the Birch Run Loan Pair by the transferee. The Birch Run Loan Pair provide that the lender's consent to a transfer and assumption shall not be unreasonably withheld in the event that:

     - the transferee complies with lender's single purpose entity and bankruptcy remote requirements under the loan agreement,

     - the transferee and replacement guarantors and indemnitors assume in writing the obligations of such respective parties under the Birch Run Loan Pair documents,

     - the transferee and replacement guarantors and indemnitors are reputable, of good character, creditworthy and have sufficient financial worth considering the obligations assumed and undertaken,

     - the transferee and replacement guarantors and indemnitors execute and deliver all documents and legal opinions reasonably required by lender,

     - the rating agencies confirm in writing that the transfer will not result in a qualification, reduction or withdrawal of any rating initially assigned or to be assigned to the securities backed by the Birch Run Mortgage Loan and/or the Birch Run Companion Loan in a secondary market transaction,

     - the lender has received certain required payments, fees and reimbursements in connection with the review and approval of the transfer and assumption, and

     - no event of default under the Birch Run Loan Pair has occurred and is continuing.

     The Intercreditor Relationship.   The relationship between the respective
holders of the Birch Run Mortgage Loan and the Birch Run Companion Loan is governed by a co-lender agreement. Under that co-lender agreement, the holder of the Birch Run Companion Loan subordinated its right to receive payments with respect to that loan to the rights of the holder of the Birch Run Mortgage Loan to receive payments under the Birch Run Mortgage Loan. Subject to certain limitations on the ability of the holder of the Birch Run Companion Loan to alter the priority and superiority of payments and other allocations relating to the Birch Run Mortgage Loan, the holder of the Birch Run Companion Loan may designate an operating advisor to advise and direct the special servicer with respect to various actions relating to the Birch Run Loan Pair, such as foreclosure actions, modifications/amendments of the loan documents, discounted loan

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payoffs, release and/or substitution of collateral and waiver of "due on sale"
and related clauses. See "Servicing of the Underlying Mortgage Loans -- The Birch Run Operating Advisor" in this prospectus supplement.

     In the event that (1) the Birch Run Loan Pair becomes specially serviced and any monthly payment due on the Birch Run Loan Pair is at least 90 days delinquent or (2) the special servicer proposes to (a) foreclose upon the Birch Run Property or other collateral, (b) modify or amend a monetary term or material non-monetary term of the Birch Run Loan Pair, (c) accept a discounted payoff of the Birch Run Companion Loan, (d) make a determination to bring the Birch Run Property into compliance with environmental laws, (e) release any material collateral for the Birch Run Loan Pair (other than pursuant to the loan documents) or (f) accept any substitute or additional collateral for the Birch Run Loan Pair (other than pursuant to the loan documents), then the holder of the Birch Run Companion Loan or its designee will have the right after notice thereof, to purchase the Birch Run Mortgage Loan from the trust or any successor holder thereof. The purchase price for the Birch Run Mortgage Loan will equal the sum of (a) the aggregate of the outstanding principal balance of the Birch Run Mortgage Loan, together with all accrued and unpaid interest, all other sums due and owing on the Birch Run Mortgage Loan, all expenses incurred by the holder of the Birch Run Mortgage Loan in connection with the Birch Run Mortgage Loan purchase and all servicing fees and compensation, principal and interest advances and servicing advances (and interest thereon) less (b) any amounts accrued and unpaid or reimbursed to any servicer prior to the purchase date which were included within item (a) above but which would be payable by the purchaser of the Birch Run Mortgage Loan after the purchase date. The right of the holder of the Birch Run Companion Loan to purchase the Birch Run Mortgage Loan automatically terminates upon the earlier of (a) the 10th business day after the holder of the Birch Run Companion Loan receives notice after the occurrence of a Birch Run Borrower default that the special servicer intends to sell or accept a discounted pay-off of the Birch Run Companion Loan and (b) after the Birch Run Loan Pair becomes specially serviced, three business days after the holder of the Birch Run Mortgage Loan delivers written notice to the holder of the Birch Run Companion Loan stating that the holder of the Birch Run Mortgage Loan intends to sell the Birch Run Mortgage Loan or the Birch Run Property, or upon the occurrence of a foreclosure sale, deed-in-lieu of foreclosure or sale by power of sale. Under the co-lender agreement for the Birch Run Loan Pair, the holder of the Birch Run Companion Loan also possesses certain cure rights in the event that the Birch Run Borrower fails to make any debt service payment on the Birch Run Mortgage Loan. Those cure rights are limited to six cure events during the term of the Birch Run Mortgage Loan, and no single cure may exceed two consecutive months.

     Allocation of Payments Between the Birch Run Mortgage Loan Senior Portion
and the Birch Run Mortgage Loan Junior Portion.   In connection with the
issuance of the series 2001-C2 certificates, the Birch Run Mortgage Loan has been divided into a senior portion, which we refer to as the Birch Run Mortgage Loan Senior Portion, and a junior portion, which we refer to as the Birch Run Mortgage Loan Junior Portion. The Birch Run Mortgage Loan Senior Portion represents $40,000,000 of the entire cut-off date principal balance of the Birch Run Mortgage Loan. The Birch Run Mortgage Loan Junior Portion represents the remaining $12,891,504 of the cut-off date principal balance of the Birch Run Mortgage Loan. The class BR certificates represent beneficial ownership of the Birch Run Mortgage Loan Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Birch Run Mortgage Loan that are allocable to the Birch Run Mortgage Loan Junior Portion. The holders of the other series 2001-C2 certificates, exclusive of the class R and Y certificates, will be entitled to receive collections of principal and interest on the Birch Run Mortgage Loan that are allocable to the Birch Run Mortgage Loan Senior Portion. Following a Servicing Transfer Event with respect to the Birch Run Mortgage Loan, the rights of the holders of the class BR certificates to receive payments with respect to the Birch Run Mortgage Loan Junior Portion will be subordinated to the rights of the holders of the other series 2001-C2 certificates, exclusive of the class R and Y certificates, to receive payments with respect to the Birch Run Mortgage Loan Senior Portion.

     On or prior to each payment date, amounts received during the related collection period with respect to the Birch Run Mortgage Loan, including any amounts advanced with respect to it, any cure payments made by the holder of the Birch Run Companion Loan with respect to it and any proceeds received in connection with a sale of it, exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the Birch Run Mortgage Loan under the pooling and servicing agreement, will be applied as follows:

     - first, for inclusion in the Standard Available P&I Funds, as interest with respect to the Birch Run Mortgage Loan Senior Portion accrued at 7.466% per annum on the Allocated Principal Balance of the Birch Run Mortgage Loan Senior Portion, through but not including the then-most recent due date for the Birch Run Mortgage Loan, to the extent not previously received or advanced;

     - second, for inclusion in the Standard Available P&I Funds, as principal of the Birch Run Mortgage Loan Senior Portion in an amount equal to the lesser of (a) the product of the Birch Run Mortgage Loan Senior Percentage, multiplied by that portion of the Total Principal Payment Amount for the subject payment date attributable to the Birch Run Mortgage Loan or any related REO Property and (b) the Allocated Principal Balance of the Birch Run Mortgage Loan Senior Portion immediately prior to the subject payment date; provided that, if an event of default under the loan documents exists with respect to the Birch Run Mortgage Loan, payments are being made with respect to the Birch Run Mortgage Loan pursuant to a forbearance or modification agreement or the Birch Run property has become an REO Property, then the reference to "Birch Run Mortgage Loan Senior Percentage" in clause (a) above will instead be 100%;

     - third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Birch Run Mortgage Loan Senior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Birch

       Run Mortgage Loan that were not otherwise borne by the holders of the class BR certificates and that have not been previously reimbursed;

     - fourth, for inclusion in the Class BR Available P&I Funds, as interest with respect to the Birch Run Mortgage Loan Junior Portion accrued at 7.466% per annum on the Allocated Principal Balance of the Birch Run Mortgage Loan Junior Portion, through but not including the then-most recent due date for the Birch Run Mortgage Loan, to the extent not previously received or advanced;

     - fifth, for inclusion in the Class BR Available P&I Funds, as principal of the Birch Run Mortgage Loan Junior Portion in an amount equal to any portion of the Total Principal Payment Amount for the subject payment date that is attributable to the Birch Run Mortgage Loan less the Birch Run Mortgage Loan Senior Portion as contemplated by clause second above; and

     - sixth, for inclusion in the Class BR Available P&I Funds, as a reimbursement with respect to the Birch Run Mortgage Loan Junior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Birch Run Mortgage Loan that were borne by the holders of the class BR certificates and that have not been previously reimbursed.

THE MORTGAGE LOAN SELLERS

     General.   We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

     - Salomon Brothers Realty Corp. -- Thirty-two mortgage loans, representing 32.17% of the initial net mortgage pool balance;

     - Greenwich Capital Financial Products, Inc. -- Sixty-six mortgage loans, representing 53.35% of the initial net mortgage pool balance;

     - Artesia Mortgage Capital Corporation -- Thirty-nine mortgage loans, representing 13.72% of the initial net mortgage pool balance; and

     - Allied Capital Corporation -- One mortgage loan, representing 0.76% of the initial net mortgage pool balance.

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Salomon Brothers Realty Corp.   SBRC is a New York corporation primarily
engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is --

     - a direct, wholly owned subsidiary of Salomon Brothers Holding Inc., and

     - an affiliate of both us and Salomon Smith Barney Inc.

     Greenwich Capital Financial Products, Inc.   GCFP is a Delaware corporation
and is engaged principally in the origination, purchase, sale and financing of residential and commercial mortgage loans, consumer receivables and other financial assets. GCFP also provides advisory services to originators and servicers of those assets. The majority of the assets originated or purchased by Greenwich are securitized and sold as mortgage-backed or asset-backed securities through its affiliates. GCFP's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830. GCFP is --

     - an indirect wholly-owned subsidiary of The Royal Bank of Scotland Group Plc., and

     - an affiliate of Greenwich Capital Markets, Inc., one of the underwriters.

     Artesia Mortgage Capital Corporation.   AMCC is a Delaware corporation
engaged in the business of originating and servicing U.S. commercial mortgage loans and the acquisition of U.S. commercial mortgage-backed securities and residential mortgages for its own account. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Artesia Banking Corporation N.V./S.A., which is a bank located in Brussels, Belgium.

      Allied Capital Corporation.   Allied is a Maryland corporation. Allied,
whose predecessors were founded in 1958, completed its initial public offering in 1960, and currently is traded on the New York Stock Exchange under the symbol "ALD".

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer its pooled mortgage loans to us, and we will transfer all of the pooled mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the transfers referred to in the prior paragraph, each mortgage loan seller will be required to deliver the following documents, among others, to JPMorgan Chase Bank as custodian with respect to each of its pooled mortgage loans:

     - either --

         1. the original promissory note, endorsed without recourse to the order of the trustee, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

     - the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - either --

         1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information, or

         2. a certified copy of that assignment as sent for recording;

     - either --

         1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information, or

         2. a certified copy of that assignment as sent for recording;

     - originals or copies of any related loan agreements;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked as binding and countersigned by, or accompanied by escrow instructions that are signed by, the title insurer or its authorized agent at the closing of the mortgage loan; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The custodian is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2001-C2 certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents. The scope of the custodian's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or the custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. The custodian will not have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If --

     - any of the above-described documents required to be delivered by any mortgage loan seller to the custodian is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the interests, including any economic interest, of the series 2001-C2 certificateholders, or any of them, in, or the value of, the subject mortgage loan or the related mortgaged real property, then the omission or defect will constitute a material document defect as to which the series 2001-C2 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under "-- Cures and Repurchases" below.

     Within a specified period following the later of --

     - the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the custodian,

the custodian or other specified party, which may be the related mortgage loan seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

     The representations and warranties to be made by each mortgage loan seller with respect to each of its pooled mortgage loans will include:

     - Each borrower under a mortgage loan was at the time of origination thereof either a natural person or an entity organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

     - No scheduled payment of principal and interest due under any mortgage loan in December 2001 or in any month in the 12-month period immediately preceding December 2001 is or was 30 days or more delinquent, without giving effect to any applicable grace period,

     - No mortgage loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related mortgaged real property or the related borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related mortgaged real property, or provides for interest-only payments without principal amortization, other than for the initial partial month period between the date of the origination of the mortgage loan and the first day of the immediately succeeding month, or for the negative amortization of interest (except that each ARD Loan provides that, during the period commencing on or about the related anticipated repayment date and continuing until such mortgage loan is paid in full, (a) additional interest will accrue and may be compounded monthly and will be payable only after the outstanding principal of such mortgage loan is paid in full, and (b) subject to available funds, a portion of the cash flow generated by the related mortgaged real property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related monthly payment).

     - Neither such mortgage loan seller nor any affiliate thereof has any obligation to make any capital contribution to the borrower under the mortgage or otherwise.

     - Each mortgage loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     - To the extent required under applicable law to assure the enforceability of a mortgage loan, as of such mortgage loan's funding date and at all times when it held such mortgage loan, the originator of such mortgage loan was authorized to do business in the jurisdiction in which the related mortgaged real property is located.

     - The proceeds of each mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the date of original issuance of the series 2001-C2 certificates, have been complied with in all material aspects or any such funds so escrowed have not been released, provided that, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred.

     - Each mortgage note, mortgage, and other agreement executed by or on behalf of the related borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation, enforceable in accordance with its terms, except as such enforcement may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (a) and (b), such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

       There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related borrower with respect to such mortgage note, mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. The mortgage loan seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

     - The mortgage related to and delivered in connection with each mortgage loan is properly recorded in the applicable jurisdiction and constitutes a valid and, subject to the exceptions and limitations set forth in the prior bullet, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and encumbrances, except for Permitted Encumbrances. Such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by such mortgage or adversely effect the value or marketability of the mortgaged real property.

     - In the case of each mortgage loan, one or more engineering assessments were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, the related mortgaged real property, to the mortgage loan seller's knowledge, was as of origination, and, to the mortgage loan seller's actual knowledge, is as of the date of the original issuance of the series 2001-C2 certificates, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions either (1) an escrow of funds was required or a letter of credit was obtained in an amount sufficient to effect the necessary repairs or maintenance or (2) such repairs and maintenance have been completed. To the mortgage loan seller's knowledge, as of the date of origination of such mortgage loan, there was no proceeding pending, and, to the mortgage loan seller's actual knowledge, no such proceeding for the condemnation of all or any material portion of the mortgaged real property securing any mortgage loan has been noticed or commenced. As of the date of the origination of each mortgage loan: (a) all of the material improvements on the related mortgaged real property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance or that do not materially and adversely affect the value or marketability of such mortgaged real property, and (b) no improvements on adjoining properties materially encroached upon such mortgaged real property so as to materially and adversely affect the value or marketability of such mortgaged real property, except those encroachments that are insured against by the lender's title insurance.

     - Immediately prior to the transfer of the mortgage loans, the mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of any and all pledges, liens, claims, charges, security interests, participation interests and/or other interests and encumbrances. The sale of the mortgage loans does not require the mortgage loan seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     - If the mortgage for any mortgage loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the mortgage loan seller, us or any transferee thereof except in connection with a trustee's sale after default by the related borrower or in connection with any full or partial release of the related mortgaged real property or related security for such mortgage loan and all such fees and expenses are the obligation of the borrower under the mortgage.

     - No mortgaged real property is the subject of, and no borrower under a mortgage loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     - The interest of the related borrower in the mortgaged real property securing each mortgage loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     - The servicing and collection practices used with respect to each mortgage loan in all material respects have met customary standards utilized by prudent commercial or multifamily, as applicable, mortgage loan servicers with respect to whole loans.

     If --

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the interests, including any economic interest, of the series 2001-C2 certificateholders, or any of them, in, or the value of, the subject mortgage loan or the related mortgaged real property, then that breach will be a material breach as to which the series 2001-C2 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under "-- Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust, as discussed under "-- Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under " --Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will generally be required either:

     - to remedy the material breach or the material document defect in all material respects; or

     - to repurchase the affected mortgage loan, whether or not foreclosed, at a price generally equal to the sum of --

         1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

         2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan up to, but not including the due date in the collection period of purchase, plus

         3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

         4. any costs and expenses incurred by the trustee, the master servicer or the special servicer in connection with the repurchase.

     The time period within which a mortgage loan seller must complete that remedy or repurchase will generally be limited to 90 days -- or, in a few cases involving the failure to deliver a key mortgage loan document, a shorter period -- following the earlier of its discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, then the responsible mortgage loan seller may be entitled to as much as an additional 90 days to complete that remedy or repurchase.

     Notwithstanding the discussion above, on or after June 30, 2003, if --

     - any mortgage loan seller receives notice of a material document defect with respect to any of its mortgage loans that were sold to us for inclusion in the trust, and

     - that material document defect results from the custodian's not being in possession of an original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the custodian with respect to the subject mortgage loan as described under "-- Assignment of the Underlying Mortgage Loans" above, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it, then that mortgage loan seller may, with the consent of the series 2001-C2 controlling class representative, in lieu of repurchasing the subject mortgage loan, deliver to the master servicer either cash or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The master servicer will be authorized to apply that cash or draws on that letter of credit to cover expenses and/or losses resulting from that material document defect, any funds so applied to be considered as liquidation proceeds for all purposes under the pooling and servicing agreement other than the calculation of liquidation fees payable to the special servicer. The master servicer will return the unused portion of that cash or letter of credit to the applicable mortgage loan seller at such time as that material document defect is cured in all material respects or the subject mortgage loan is removed from the trust.

     The obligations of each mortgage loan seller described above in this "-- Cure and Repurchase" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2001-C2 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the related mortgage loan seller will be permitted, with the consent of the series 2001-C2 controlling class representative, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of --

     - determining the materiality of the subject breach or document defect, and

     - the exercise of the relevant remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

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     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The pooling and servicing agreement will govern the servicing of the mortgage loans in the trust and the Companion Loans. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans, the Companion Loans and any related REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents," for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The master servicer and the special servicer must each service and administer the pooled mortgage loans, the Companion Loans and any related REO Properties for which it is responsible, directly or through sub-servicers, in accordance with --

     - any and all applicable laws,

     - the express terms of the pooling and servicing agreement,

     - the express terms of the related loan documents, and

     - to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of --

     - all mortgage loans in the trust and Companion Loans as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust and Companion Loans as to which no new Servicing Transfer Event has occurred.

     The special servicer will generally be responsible for the servicing and administration of each mortgage loan in the trust and each Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the certificate administrator required to be collected or prepared with respect to any specially serviced assets. The master servicer may also render other incidental services with respect to any specially serviced assets. In addition, the special servicer will have various approval rights regarding the release of earn-out funds, certain modifications, management company changes, franchise changes and waivers of "due-on-sale" and "due-on-encumbrance" clauses with respect to non-specially serviced mortgage loans in the trust and non-specially serviced Companion Loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan and/or a Companion Loan to the related special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. Such special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. The occurrence of a Servicing Transfer Event with respect to either mortgage loan in a Loan Pair will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loan in the Loan Pair.

     In general, for so long as the Birch Run Mortgage Loan and the Ocala Hilton Mortgage Loan is included in the trust, the related Companion Loan will be serviced and administered under the pooling and servicing agreement as if it was a pooled mortgage loan. If a Companion Loan becomes specially serviced, then the related mortgage loan in the trust will also become a specially serviced mortgage loan.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     Midland Loan Services, Inc. will be the initial master servicer and the initial special servicer with respect to the mortgage pool. Midland, a wholly-owned subsidiary of PNC Bank, N.A., was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets.

     Midland's principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of September 30, 2001, Midland was servicing approximately 14,685 commercial and multifamily loans with a principal balance of approximately $66.2 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,768 of the loans, with a total principal balance of approximately $49.7 billion, pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     - financial institutions,

     - private investors, and

     - issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Moody's, Fitch and S&P. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(SM), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2001-C2 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(SM) through Midland's website, "www.midlandls.com". Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(SM). Specific questions about portfolio, loan and property performance may be sent to the master servicer via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland has been provided by Midland. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee.   The principal compensation to be paid to the
master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every mortgage loan in the trust and each and every Companion Loan, including --

         1. each specially serviced mortgage loan, if any,

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and/or

         3. each mortgage loan that has been defeased, and

     - in the case of each such mortgage loan, will --

         1. accrue at a master servicing fee rate, which is equal to the related Administrative Fee Rate minus 2.25 basis points and for purposes of this prospectus supplement includes any related primary servicing fee rate(s),

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law,

         3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan, and

         4. be payable monthly from amounts received in respect of interest on that mortgage loan.

     If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, then the successor master servicer will pay to Midland or its designee, and the series 2001-C2 certificateholders will not receive any portion of, the excess master servicing fee.

     Additional Master Servicing Compensation.   As additional master servicing
compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the pooled mortgage loans.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest collected with respect to any pooled mortgage loan during any collection period and not otherwise applied --

         1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that particular mortgage loan,

         2. to reimburse the trust for any interest on advances that were made with respect to that particular mortgage loan, which interest was previously paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan, or

         3. to pay, or to reimburse the trust for, any other expenses (exclusive of special servicing fees, workout fees and liquidation fees) incurred with respect to that particular mortgage loan that, if paid from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan, is or will be an Additional Trust Fund Expense; and

     - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any and all escrow and reserve accounts maintained by it, in Permitted Investments. See "-- Collection Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the respective borrowers and will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Prepayment Interest Shortfalls.   The pooling and servicing agreement
provides that, if any Prepayment Interest Shortfalls are incurred with respect to the pooled mortgage loans during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total of all Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during that collection period; and

     - the sum of --

         1. the total of all Prepayment Interest Excesses, if any, collected with respect to the pooled mortgage loans during that collection period, and

         2. with respect to each and every pooled mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Total Available P&I Funds for that payment date. If the amount of the payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2001-C2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates -- Payments -- Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation.   The principal compensation to
be paid to the special servicer with respect to its special servicing activities will be --

     - the special servicing fee,

     - the workout fee, and

     - the liquidation fee.

     The Special Servicing Fee.   The special servicing fee:

     - will be earned with respect to any pooled mortgage loan or Companion Loan --

         1. that is a specially serviced mortgage loan, or

         2. as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each mortgage loan described in the foregoing bullet, will --

         1. accrue at a special servicing fee rate of 0.25% per annum (or, in the case of the Birch Run Loan Pair, 0.125% per annum),

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan; and

     - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's collection account from time to time (or, in the case of a Companion Loan, will be payable out of amounts collected on that Companion Loan from time to time).

     The Workout Fee.   The special servicer will, in general, be entitled to
receive a workout fee with respect to each pooled mortgage loan or Companion Loan that is worked-out after having been a specially serviced mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% (or, in the case of the Birch Run Loan Pair, 0.50%) to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out or, in some cases, about to be worked out, mortgage loans during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee.   The special servicer will be entitled to receive a
liquidation fee with respect to any specially serviced mortgage loan in the trust for or any specially serviced Companion Loan which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust or any specially serviced Companion Loan as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee normally will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% (or, in the case of the Birch Run Loan Pair, 0.50%) to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, Post-ARD Additional Interest, a prepayment premium or a yield maintenance charge.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase of any mortgage loan in the trust by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation or otherwise, as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement, or the application of any cash or draws on a letter of credit delivered by a mortgage loan seller in lieu of such a repurchase, also as described under "Description of the Mortgage Pool -- Cures and Repurchases";

     - the purchase of any REO Property in the trust by the special servicer, by any holder or holders of certificates of the series 2001-C2 controlling class or, if the Birch Run Property becomes an REO Property, by any holder or holders of class BR certificates, as described under "-- Realization Upon Defaulted Mortgage Loans" below, during the first 75 days following the earlier of (a) the date on which the subject mortgaged real property became an REO Property and (b) the date on which the related pooled mortgage loan had become 60 days delinquent;

     - the purchase of any defaulted mortgage loan in the trust by the special servicer, by any holder or holders of certificates of the series 2001-C2 controlling class or, in the case of the Birch Run Mortgage Loan, by any holder or holders of the class BR certificates, as described under "-- Realization Upon Defaulted Mortgage Loans" below, during the first 75 days of the purchase option period;

     - the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2001-C2 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2001-C2 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates -- Termination" in this prospectus supplement; or

     - the purchase of the Birch Run Mortgage Loan by the related Companion Loan Noteholder as described under "Description of the Underlying Mortgage Loans -- The Birch Run Mortgage Loan" in this prospectus supplement, within 90 days of the date on which the related Companion Loan Noteholder can first purchase the Birch Run Mortgage Loan.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     Additional Special Servicing Compensation.   The following items collected
on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest collected with respect to any pooled mortgage loan during any collection period and not otherwise applied --

         1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that particular mortgage loan,

         2. to reimburse the trust for any interest on advances that were made with respect to that particular mortgage loan, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan, or

         3. to pay, or to reimburse the trust for, any other expenses -- exclusive of special servicing fees, workout fees and liquidation fees -- incurred with respect to that particular mortgage loan that, if paid from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan, is or will be an Additional Trust Fund Expense; and

     - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "-- REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     Payment of Expenses; Servicing Advances.   Each of the master servicer and
the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan or a Companion Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the master servicer will reimburse the special servicer on a monthly basis for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2001-C2 certificateholder. The master servicer must make the requested servicing advance within five business days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but it does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the pooled mortgage loans and any related REO Properties that are on deposit in the master servicer's collection account from time to time.

     The pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the pooled mortgage loans, the Companion Loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2001-C2 certificateholders and, if the specially serviced asset is a Loan Pair or the related REO Property, the related Companion Loan Noteholder, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable --

     - first, out of any late payment charges and Default Interest collected for such period after such interest is paid on any pooled mortgage loan as to which that servicing advance was made, and

     - then, after the advance has been reimbursed, but only if and to the extent that the late payment charges and Default Interest referred to in clause first above that has been collected through the date of that reimbursement has been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently collected on the pooled mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

     Companion Loans.   Notwithstanding the discussion above, special servicing
fees, workout fees, liquidation fees and interest on servicing advances in respect of the Birch Run Mortgage Loan and/or the MJ Ocala Hilton Mortgage Loan will be payable out of amounts otherwise payable on the related Companion Loan before effecting payments on the series 2001-C2 certificates.

DESIGNATED SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

THE SERIES 2001-C2 CONTROLLING CLASS REPRESENTATIVE

     Series 2001-C2 Controlling Class.   As of any date of determination, the
controlling class of series 2001-C2 certificateholders will be the holders of the most subordinate class of series 2001-C2 certificates then outstanding, other than the class X-1, X-2, BR, Y and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2001-C2 certificates, exclusive of the class X-1, X-2, BR, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2001-C2 certificateholders will be the holders of the most subordinate class of series 2001-C2 certificates then outstanding, other than the class X-1, X-2, BR, Y and R certificates, that has a total principal balance greater than zero. For the purpose of determining the series 2001-C2 controlling class, the class A-1, A-2 and A-3 certificates will represent a single class.

     Election of the Series 2001-C2 Controlling Class Representative.   The
series 2001-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C2 controlling class, will be entitled to --

     - select a representative having the rights and powers described under "-- The Series 2000-C2 Controlling Class Representative -- Rights and Powers of the Series 2001-C2 Controlling Class Representative" below, or

     - replace an existing series 2001-C2 controlling class representative.

     The certificate administrator will be required to notify promptly all the certificateholders of the series 2001-C2 controlling class that they may select a series 2001-C2 controlling class representative upon:

     - the receipt by the certificate administrator of written requests for the selection of a series 2001-C2 controlling class representative from series 2001-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C2 controlling class;

     - the resignation or removal of the person acting as series 2001-C2 controlling class representative; or

     - a determination by the certificate administrator that the series 2001-C2 controlling class has changed.

The notice will explain the process for selecting a series 2001-C2 controlling class representative. The appointment of any person as a series 2001-C2 controlling class representative will not be effective until:

     - the certificate administrator has received notice, in any form acceptable to the certificate administrator, that the appointment of that person as series 2001-C2 controlling class representative is acceptable to series 2001-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C2 controlling class; and

     - that person provides the certificate administrator with --

         1. written confirmation of its acceptance of its appointment,

         2. written confirmation that it will keep confidential any information that it receives as series 2001-C2 controlling class representative,

         3. an address and telecopy number for the delivery of notices and other correspondence, and

         4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2001-C2 Controlling Class Representative. The series 2001-C2 controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the series 2001-C2 controlling class. The series 2001-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C2 controlling class, will be entitled to remove any existing series 2001-C2 controlling class representative by giving written notice to the certificate administrator and to the existing series 2001-C2 controlling class representative.

     Rights and Powers of the Series 2001-C2 Controlling Class
Representative.   The series 2001-C2 controlling class representative will be entitled to advise the special servicer with respect to the following actions (other than with respect to the Birch Run Loan Pair or any related REO Property). In addition, the special servicer will, in general, not be permitted to take any of the following actions (other than with respect to the Birch Run Loan Pair or any related REO Property) as to which the series 2001-C2 controlling class representative has objected in writing within five business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     - any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a mortgage loan in the trust;

     - any proposed sale of an REO Property out of the trust for less than the outstanding principal balance of, and accrued interest -- exclusive of any Default Interest and Post-ARD Additional Interest -- on, the related mortgage loan, other than in connection with the termination of the trust as described under "Description of the Offered
       Certificates -- Termination" in this prospectus supplement;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     - any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

     - any release of collateral for a mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     - any release of "holdback", earn-out or performance reserve funds, or return of any related letter of credit delivered in lieu of such reserve funds, to the borrower under any pooled mortgage loan, where the amount of such reserve funds or letter of credit are in excess of a specified minimum amount;

     - any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     - any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the series 2001-C2 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions (other than with respect to the Birch Run Loan Pair) that the series 2001-C2 controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     The only rights and powers that the series 2001-C2 controlling class representative may exercise with respect to the Birch Run Loan Pair will arise while it is acting as, and generally in its capacity as, Birch Run Operating Advisor.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2001-C2 controlling class representative, as contemplated by either of the two preceding paragraphs, may:

     - require or cause the special servicer or the master servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's and master servicer's respective obligations to act in accordance with the Servicing Standard;

     - result in an adverse tax consequence for the trust;

     - expose the trust, us, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator, the tax administrator or any of our or their respective affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability; or

     - materially expand the scope of the special servicer's or the master servicer's responsibilities under the pooling and servicing agreement.

     The special servicer is to disregard any advice, direction or objection on the part of the series 2001-C2 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

     When reviewing the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2001-C2 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers.   In general, any and all expenses of the series
2001-C2 controlling class representative are to be borne by the holders of the series 2001-C2 controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the series 2001-C2 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular pooled mortgage loan, the series 2001-C2 controlling class representative is to immediately notify the trustee, the certificate administrator, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2001-C2 controlling class representative, but only if --

     - the special servicer or the trust are also named parties to the same action, and

     - in the judgment of the special servicer,

         1. the series 2001-C2 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

         2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series 2001-C2 controlling class representative.

     Liability to the Trust and Certificateholders.   The series 2001-C2
controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2001-C2 controlling class representative does not have any duties or liability to the holders of any class of series 2001-C2 certificates other than the series 2001-C2 controlling class. It may act solely in the interests of the certificateholders of the series 2001-C2 controlling class and will have no liability to any other series 2001-C2 certificateholders for having done so. No series 2001-C2 certificateholder may take any action against the series 2001-C2 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2001-C2 controlling class.

THE BIRCH RUN OPERATING ADVISOR

     Selection of the Birch Run Operating Advisor.   As long as a Birch Run Type
I Appraisal Reduction Event does not exist, the Birch Run Companion Loan Noteholder will be entitled to --

     - appoint an operating advisor, which we refer to in this prospectus supplement as the Birch Run Operating Advisor, with the rights and powers described under "-- The Birch Run Operating Advisor -- Rights and Powers of the Birch Run Operating Advisor" below, or

     - replace an existing Birch Run Operating Advisor.

     However, for so long as a Birch Run Type I Appraisal Reduction Event does exist, then:

     - if a Birch Run Type II Appraisal Reduction Event does not also exist, the holders of certificates representing a majority interest in the class BR certificates will be entitled to appoint and/or replace the Birch Run Operating Advisor; and

     - if a Birch Run Type II Appraisal Reduction Event does exist, the series 2001-C2 controlling class representative will be the Birch Run Operating Advisor.

     Rights and Powers of the Birch Run Operating Advisor.   The Birch Run
Operating Advisor will be entitled to advise the special servicer with respect to various actions to be taken by the special servicer with respect to the Birch Run Property and the Birch Run Loan Pair, in particular following a default. In addition, the special servicer will, in general, not be permitted to take any of the following actions unless and until it has notified the Birch Run Companion Loan Noteholder and the Birch Run Operating Advisor in writing and the Birch Run Operating Advisor has not objected in writing within 10 business days of having been notified of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     - any foreclosure upon or comparable conversion, which may include acquisition as REO Property, of the ownership of the Birch Run Property and the other collateral securing the Birch Run Loan Pair if the Birch Run Loan Pair come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of either mortgage loan that is part of the Birch Run Loan Pair;

     - any proposed sale of the Birch Run Property after it becomes REO
       Property;

     - any acceptance of a discounted payoff of either mortgage loan that is part of the Birch Run Loan Pair;

     - any determination to bring the Birch Run Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Birch Run Property that could require remediation or removal under applicable environmental laws;

     - any substitution or release of material collateral for the Birch Run Loan Pair, other than in accordance with the terms of, or upon satisfaction of, those mortgage loans;

     - any acceptance of substitute or additional collateral for the Birch Run Loan Pair, other than in accordance with the terms of those mortgage loans;

     - any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Birch Run Loan Pair; and

     - any release of the Birch Run Borrower from liability under the Birch Run Loan Pair.

     In addition, the Birch Run Operating Advisor may direct the special servicer to take, or to refrain from taking, such of the actions described in the prior paragraph as the Birch Run Operating Advisor may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, unless otherwise consented to in writing by the certificate administrator:

     - no advice, direction or objection from or by the Birch Run Operating Advisor, as contemplated above, may (and the special servicer will be required to ignore and act without regard to any such advice, direction or objection that the special servicer has determined will) require or cause the special servicer to violate applicable laws, any provision of the Birch Run Co-Lender Agreement, the related loan documents or the pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard;

     - any modification, extension, waiver or amendment of the payment terms of the Birch Run Loan Pair must be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents, the pooling and servicing agreement and the Birch Run Co-Lender Agreement, such that the Birch Run Companion Loan shall not gain a priority over the Birch Run Mortgage Loan with respect to any payment, which priority is not, as of the date of initial issuance of the offered certificates, reflected in the related loan documents and the Birch Run Co-Lender Agreement; and

     - to the extent consistent with the Servicing Standard (taking into account the extent to which the Birch Run Companion Loan is junior to the Birch Run Mortgage Loan), (a) no waiver, reduction or deferral of any particular amounts due on the Birch Run Mortgage Loan may be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Birch Run Companion Loan, and (b) no reduction of the interest rate of the Birch Run Mortgage Loan may be effected prior to the reduction of the interest rate of the Birch Run Companion Loan to the maximum extent possible.

     Liability.   None of the Birch Run Companion Loan Noteholder, the class BR certificateholders and/or the Birch Run Operating Advisor will have any liability to the trust or the other series 2001-C2 certificateholders for the Birch Run Operating Advisor's having taken any action, or having refrained from the taking of any action, in good faith pursuant to the Birch Run Co-Lender Agreement, or for errors in judgment; provided that no such party will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2001-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C2 controlling class may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series 2001-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C2 controlling class, may appoint a successor. See "-- Events of Default" and "-- Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of --

         1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2001-C2 certificates, and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

Furthermore, unless a Birch Run Type I Appraisal Reduction Event and a Birch Run Type II Appraisal Reduction Event then exist, no such termination and/or appointment will extend to the special servicing of the Birch Run Loan Pair or any related REO Property. For so long as a Birch Run Type I Appraisal Reduction Event and a Birch Run Type II Appraisal Reduction Event do not both exist, then the right to terminate or replace the special servicer with respect to the Birch Run Loan Pair or any related REO Property will belong to the Birch Run Companion Loan Noteholder and/or the class BR certificateholders. Accordingly, there could be two separate special servicers for the pooled mortgage loans.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of series 2001-C2 certificateholders, the class BR certificateholders or the Birch Run Companion Loan Noteholder terminate(s) an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the successor special servicer or the party or parties that removed the terminated special servicer. Furthermore, the terminated special servicer will be entitled to:

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees; and

     - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2001-C2

     If the controlling class of series 2001-C2 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled --

     - to receive all notices described under "-- The Series 2001-C2 Controlling Class Representative" and "-- Replacement of the Special Servicer" above, and

     - to exercise directly all rights described under "-- The Series 2001-C2 Controlling Class Representative" and "-- Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2001-C2 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussions under "-- The Series 2001-C2 Controlling Class Representative" and "-- The Birch Run Operating Advisor" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, if the subject pooled mortgage loan and any related pooled mortgage loans have a total cut-off date principal balance exceed a specified amount, then, subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or any due-on-sale clause, unless it has received written confirmation from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2001-C2 certificates. Furthermore, the master servicer may not effect any such waiver without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust and the specially serviced Companion Loans, and the master servicer, with respect to the other pooled mortgage loans and Companion Loans, each may, consistent with the Servicing Standard, agree to:

     - modify, waive or amend any term of any mortgage loan;

     - extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "-- The Series 2001-C2 Controlling Class Representative", "-- The Birch Run Operating Advisor" and "-- Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, to each of the following limitations, conditions and restrictions:

     - With limited exception generally involving the waiver of Default Interest, late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged property and grants of easements that do not materially affect the use or value of the mortgaged property, in any event with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust or Companion Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer.

     - With limited exception generally involving the waiver of Default Interest, late payment charges and, as described below in this "-- Modifications, Waivers, Amendments and Consents" section, Post-ARD Additional Interest, the special servicer may not agree to, or consent to the master servicer's agreeing to, modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust or Companion Loan, if doing so would --

         1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

         2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

        unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2001-C2 certificateholders and, if a Loan Pair is involved, to the related Companion Loan Noteholder, as a collective whole, on a present value basis, than would liquidation.

     - The special servicer may not extend, or consent to the master servicer's extending, the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust or any Companion Loan to a date beyond the earliest of --

         1. the fifth anniversary (or, in the case of the Birch Run Loan Pair, the third anniversary) of the mortgage loan's original stated maturity date,

         2. two years prior to the rated final payment date for the series 2001-C2 certificates,

         3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

         4. if the mortgage loan is not a specially serviced mortgage loan, the 90th day following the mortgage loan's maturity date, as that maturity date may have been previously extended.

     - Neither the special servicer nor the master servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust or any Companion Loan that would --

         1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

         2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

         3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code;

     - Neither the special servicer nor the master servicer may permit, and the special servicer may not consent to the master servicer's permitting, any borrower to add or substitute any real estate collateral for any mortgage loan in the trust or any Companion Loan, unless the special servicer has first --

         1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that --

              (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

              (b) there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

         2. received written confirmation from each of S&P and Moody's that the addition or substitution of the subject real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-C2 certificates.

     - Subject to limited exceptions, neither the special servicer nor the master servicer may release, and the special servicer may not consent to the master servicer's releasing, any material collateral securing an outstanding mortgage loan in the trust or any Companion Loan other than in accordance with the terms of, or upon satisfaction of, the mortgage loan, unless, among other things, the master servicer or the special servicer, as applicable, has received confirmation from each of S&P and Moody's that the release of that collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-C2 certificates.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "-- Modifications, Waivers, Amendments and Consents" section that occurs automatically by its terms, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer may, with the consent of the special servicer, waive any or all of the Post-ARD Additional Interest accrued on any ARD Loan after its anticipated repayment date, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest must be in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     Any modification, waiver or amendment of the payment terms of a Loan Pair will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents so that neither the trust as holder of the pooled mortgage loan in that Loan Pair nor the related Companion Loan Noteholder gains a priority over the other holder that is not reflected in the related loan documents.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Companion Loan --

     - no waiver, reduction or deferral of any amounts due on the pooled mortgage loan in a Loan Pair will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Companion Loan, and

     - no reduction of the mortgage interest rate of the pooled mortgage loan in a Loan Pair may be effected prior to the reduction of the mortgage interest rate of the related Companion Loan to the maximum extent possible.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. The special servicer must deliver to the trustee or a custodian on its behalf for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the certificate administrator and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and there has been no subsequent material change in the circumstances surrounding that property that in the special servicer's sole judgment materially affects the property's value.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is $2,000,000 or less, the special servicer will cause a narrative limited appraisal with a summary report or an internal valuation of the mortgaged real property to be performed unless the series 2001-C2 controlling class representative or, in the case of the Birch Run Loan Pair, the Birch Run Operating Advisor, permits otherwise.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates -- Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee, the certificate

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administrator and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when --

     - any and all Servicing Transfer Events with respect to the subject mortgage loan have ceased to exist,

     - the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     - no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its direction, the master servicer and will be reimbursable to the special servicer or the master servicer, as applicable, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2001-C2 controlling class representative and, in the case of a Loan Pair, the related Companion Loan Noteholder, will be entitled, at its own expense, to obtain and deliver to the trustee, the certificate administrator, the master servicer and the special servicer an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2001-C2 controlling class representative or the related Companion Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

COLLECTION ACCOUNT

     General.   The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. Payments and collections received in respect of the Companion Loans will not be deposited in the master servicer's collection account, and payments and collections received in respect of the Birch Run Mortgage Loan and/or the MJ Ocala Hilton Mortgage Loan will be deposited into a separate sub-account of the collection account and then transferred to the general portion of the master servicer's collection account. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits.   Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within two business days following receipt, in the case of payments and other collections on the pooled mortgage loans (other than the Birch Run Mortgage Loan and/or the MJ Ocala Hilton Mortgage

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Loan if amounts on the Loan Pairs are initially being deposited in Loan
Pair-specific sub-accounts), or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     - all payments on account of principal on the pooled mortgage loans, including principal prepayments;

     - all payments on account of interest on the pooled mortgage loans, including Default Interest and Post-ARD Additional Interest;

     - all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the pooled mortgage loans;

     - all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a pooled mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower or allocable to a Companion Loan;

     - all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust by foreclosure or as otherwise contemplated under "Description of the Underlying Mortgage Loans -- The Birch Run Mortgage Loan" in this prospectus supplement and/or under "-- Realization Upon Defaulted Mortgage Loans" below;

     - any amounts paid by or on behalf of a mortgage loan seller in connection with the repurchase of a pooled mortgage loan as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement, and any cash or draws on a letter of credit delivered by a mortgage loan seller in lieu of such a repurchase, to the extent such cash or draws are applied to cover expenses and/or losses on the related mortgage loan in the trust, also as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust in connection with the termination of the trust as contemplated under "Description of the Offered
       Certificates -- Termination" in this prospectus supplement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

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     - all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master forced place insurance policy as described under "-- Maintenance of Insurance" below;

     - any amount required to be transferred to the master servicer's collection account from the special servicer's REO account;

     - any amounts required to be transferred to the master servicer's collection account from any debt service reserve accounts with respect to the pooled mortgage loans; and

     - insofar as they do not constitute escrow payments, any amounts paid by a borrower under a pooled mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account (either directly or after first being deposited in a Loan Pair-specific sub-account).

     Withdrawals.   The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

      1. to remit to the certificate administrator for deposit in the payment account maintained by the certificate administrator in the name of the trustee, as described under "Description of the Offered
         Certificates -- Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following --

         (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b) payments and other collections received after the end of the related collection period, and

         (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2001-C2 certificateholders in accordance with any of clauses 2. through 18. below;

      2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement (other than monthly debt service advances on the Companion Loans), which reimbursement is to be made out of collections on the mortgage loan or REO Property in the trust as to which the advance was made;

      3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, which payment is to be made out of collections on that mortgage loan that are allocable as interest;

      4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either --

         (a) a specially serviced mortgage loan, or

         (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

      5. to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under "-- Servicing and Other Compensation and Payment of Expenses" above;

      6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement (other than a monthly debt service advance with respect to a Companion Loan) that has been determined not to be ultimately recoverable under clause 2. above;

      7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest on any advance made by that party under the pooling and servicing agreement (other than a monthly debt service advance with respect to a Companion Loan), and to pay any other unpaid expense -- except special servicing fees, workout fees and liquidation fees -- that, if paid from a source other than the Default Interest and/or late payment charges described below in this clause 7., would constitute Additional Trust Fund Expenses, which payments are to be made out of Default Interest and late payment charges received with respect to the pooled mortgage loan as to which those advances were made and/or those expenses were incurred;

      8. in connection with the reimbursement of advances as described in clause
         2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise paid or payable, as the case may be, under clause 7. above;

      9. to pay itself any items of additional master servicing compensation on deposit in the collection account as discussed under "-- Servicing and Other Compensation and Payment of Expenses -- Additional Master Servicing Compensation" above;

     10. to pay the special servicer any items of additional special servicing compensation on deposit in the collection account as discussed under "-- Servicing and

         Other Compensation and Payment of Expenses -- Additional Special Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust, which payment is to be made first out of collections on that mortgage loan or REO Property, as the case may be, and then out of general collections on all the mortgage loans and any REO Properties in the trust;

     12. subject to the determinations described under "-- Servicing and Other Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust and for costs and expenses incurred by the special servicer in connection with its inspecting any mortgaged real property that secures a defaulted mortgage loan in the trust;

     14. to pay itself, the special servicer, the trustee, the certificate administrator, the tax administrator, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus and under "Description of the Offered Certificates -- The Certificate Administrator and the Tax Administrator" in this prospectus supplement;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     16. to pay any other items provided in the pooling and servicing agreement as being payable from the collection account;

     17. to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust;

     18. to withdraw amounts deposited in the collection account in error; and

     19. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on the Companion Loans to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust.

     Companion Loans.   Notwithstanding the discussion above, special servicing
fees, workout fees, liquidation fees and interest on servicing advances in respect of the Birch Run Mortgage Loan and/or the MJ Ocala Hilton Mortgage Loan will be payable out of amounts otherwise payable on the related Companion Loan before making payments on the series 2001-C2 certificates.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause the borrower under each of the pooled mortgage loans to maintain for each mortgaged real property all insurance coverage as is required under the related mortgage loan. If the borrower under any of the pooled mortgage loans fails to maintain the required insurance, the master servicer will be required to cause to be maintained for the related mortgaged property, to the extent the trustee, as mortgagee of record, has an insurable interest, all insurance coverage as is required under that mortgage loan and is available at commercially reasonable rates.

     The special servicer will be required to cause to be maintained for each REO Property, to the extent consistent with the Servicing Standard, no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master forced place policy insuring against hazard losses on all the mortgage loans or REO Properties, as the case may be, in the trust, then, to the extent that the policy --

     - is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     - provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties or REO Properties, as the case may be. That blanket policy or master forced place policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "-- Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, taking into account any applicable

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deductible, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's collection account from its own funds the amount of those losses that would have been covered by an individual policy, taking into account any applicable deductible, but are not covered under the blanket policy or master forced place policy because of the deductible clause in the blanket policy or master forced place policy, as the case may be.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement provides that a specially serviced mortgage loan that is at least 60 days' delinquent as to any monthly debt service payment will be subject to a fair value call under the circumstances described below in this "-- Realization Upon Defaulted Mortgage Loans" section.

     If any specially serviced mortgage loan has become at least 60 days' delinquent as to any monthly debt service payment, then the special servicer must give prompt written notice to the trustee, the certificate administrator and the master servicer. Upon receipt of that notice, the master servicer will be required to determine -- in accordance with the Servicing Standard and based upon, among other things, a recent appraisal or other valuation obtained or conducted by the special servicer -- and report to the trustee, the certificate administrator and the special servicer the fair value of that specially serviced mortgage loan. The master servicer's fair value determination should be made as soon as reasonably practicable but in no event later than 30 days after it receives the requisite appraisal or any other third party reports that it deems necessary to make the determination. Within five business days after the master servicer notifies the certificate administrator of the master servicer's fair value determination with respect to the subject specially serviced mortgage loan, the certificate administrator will then be required to notify all of the certificateholders of the series 2001-C2 controlling class or, in the case of the Birch Run Mortgage Loan, all of the class BR certificates, of that determination. Upon being informed of that fair value determination, any single holder or group of holders of series 2001-C2 certificates representing a majority interest in the series 2001-C2 controlling class (or, in the case of the Birch Run Mortgage Loan, in the BR class) may, at its or their option, purchase the subject specially serviced mortgage loan from the trust, at a cash price equal to the master servicer's fair value determination; provided that:

     - the purchase option will last only until the earliest of (a) the date on which the subject specially serviced mortgage loan is worked out or otherwise ceases to be at least 60 days' delinquent, (b) the date on which the subject specially serviced mortgage loan is liquidated or the related mortgaged real property becomes an REO Property and (c) the second anniversary of the date on which the subject specially serviced mortgage loan first became 60 days' delinquent;

     - the holder or any group of holders of series 2001-C2 certificates representing a majority interest in the series 2001-C2 controlling class (or, the case of the Birch Run Mortgage Loan, in the BR class) may assign the purchase option to a third party;

     - if the purchase option is not exercised by the majority holder(s) of the series 2001-C2 controlling class (or, in the case of the Birch Run Mortgage Loan, by the majority holder(s) of the class BR certificates) or any assignee thereof within 60 days following that class of certificateholders' having received the initial notice of the master servicer's fair value determination, then the series 2001-C2 controlling class certificateholders (or, in the case of the Birch Run Mortgage Loan, the class BR certificateholders) will assign the purchase option, for a 15-day period only, to the special servicer;

     - during, and for the remainder of, the 15-day period referred to in the prior bullet, the special servicer may assign the purchase option to a third party;

     - if the purchase option is not exercised by the special servicer or its assignee within the 15-day period referred to in the prior two bullets, then the purchase option will revert to the majority holder(s) of the series 2001-C2 controlling class (or, in the case of the Birch Run Mortgage Loan, the majority holder(s) of the class BR certificates); and

     - if the majority holder(s) of the series 2001-C2 controlling class (or, in the case of the Birch Run Mortgage Loan, the majority holder(s) of the class BR certificates) or any assignee thereof desires to exercise the purchase option more than three months after the master servicer's most recent fair value determination with respect to the subject specially serviced mortgage loan, then the master servicer will be required, based on the most recent appraisal or other valuation obtained or conducted by the special servicer and taking account of any change in circumstances subsequent to, and that would materially affect the value of the related mortgaged property reflected in, that appraisal or other valuation, to redetermine, in accordance with the Servicing Standard, the fair value of the subject specially serviced mortgage loan and the new fair value determination will be the purchase option price.

There can be no assurance that the master servicer's fair value determination for any specially serviced mortgage loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject specially serviced mortgage loan. The master servicer will receive, out of general collections on the mortgage loans and any REO Properties in the trust, a fee of no more than $2,500 for each such fair value determination made by it with respect to a specially serviced mortgage loan. The foregoing purchase option is not intended to delay or impair the special servicer's work out/foreclosure activities with respect to the subject specially serviced mortgage loan.

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussions under "-- The Series 2001-C2 Controlling Class Representative" and "-- The Birch Run Operating

Advisor" above, the special servicer may, on behalf of the trust, take any of the following actions:

     - work out the mortgage loan;

     - institute foreclosure proceedings;

     - exercise any power of sale contained in the related mortgage;

     - obtain a deed in lieu of foreclosure; and/or

     - otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless --

     - the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

     - subject to the discussions under "-- The Series 2001-C2 Controlling Class Representative" and "-- The Birch Run Operating Advisor" above, either:

         1. the report indicates that --

              (a) the particular real property is in compliance with applicable environmental laws and regulations, and

              (b) there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         2. the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2001-C2 certificateholders and, in the case of a mortgaged real property that secures a Loan Pair, the related Companion Loan Noteholder, as a collective whole, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the prior paragraph are satisfied, the special servicer may, subject to the discussions under "-- The Series 2001-C2 Controlling Class Representative" and "-- The Birch Run Operating Advisor" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, subject to the discussions under "-- The Series 2001-C2 Controlling Class Representative" and "-- The Birch Run Operating Advisor" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the series 2001-C2 certificateholders, for --

     - any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     - unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     - any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2001-C2 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust (or, if acquired in respect of a Loan Pair, on behalf of the trust and the related Companion Loan Noteholder), the special servicer will be required to sell that property not later than the end of the third taxable year -- or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the close of the second taxable year -- following the year of acquisition, unless --

     - the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third taxable year -- or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the close of the second taxable year -- following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical in light of the use and location of the property. None of the trustee, the certificate administrator, the tax administrator, or any of their respective affiliates may bid for or purchase from the trust any REO Property. In connection with the sale of any REO Property on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into the master servicer's collection account.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     The special servicer may retain an independent contractor to operate and manage any REO Property. The special servicer will comply with the servicing standard in monitoring the independent contractor.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986, and

     2. is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust and consult with the tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of --

     - a tax on net income from foreclosure property, within the meaning of
       Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code of 1986.

     This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to --

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to
                                      S-133
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the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2001-C2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account (directly or, in the case of an REO Property that relates to a Loan Pair, after first depositing the subject funds in a Loan Pair-specific custodial sub-account) and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of --

     - any withdrawals made out of those amounts as described in the preceding sentence,

     - any portion of those amounts that may be retained as reserves as described in the next sentence, and

     - in the case of the Birch Run Property or the MJ Ocala Hilton Property, any portion of those amounts that are allocable to the related Companion Loan, which will be paid to the related Companion Loan Noteholder.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. Beginning in 2003, the master servicer, at its own expense, or, in the case of specially serviced mortgage loans and REO Properties in the trust, the special servicer, at the expense of the trust, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two years. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies --

     - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material, or

     - any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

     The master servicer and the special servicer will each be required, upon request, to deliver to the certificate administrator or its designee a copy of the inspection reports prepared or caused to be prepared by it, in each case within 60 days following completion of the related inspection.

     The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower, review and, upon request, deliver to the certificate administrator copies of, the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements and rent rolls of the corresponding mortgaged real property; and

     - the quarterly and annual financial statements of the borrower.

However, there can be no assurance that any of those items required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The special servicer will also be required to cause the preparation of, and deliver to the master servicer and, upon request, the certificate administrator copies of, quarterly and annual operating statements and rent rolls for each REO Property in the trust.

EVIDENCE AS TO COMPLIANCE

     On or before May 15 of each year, beginning in 2003, each of the master servicer and the special servicer must --

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee and the certificate administrator, among others, to the effect that --

         1. it has obtained a letter of representation regarding certain matters from the management of the master servicer or the special servicer, as the case may be, which includes an assertion that the master servicer or the special servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

         2. on the basis of an examination conducted by that firm in accordance with standards set by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to any exceptions and other qualifications as may be appropriate.

       In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

     - deliver to the trustee and the certificate administrator, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the series 2001-C2 certificates were outstanding.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the certificate administrator for deposit in the payment account maintained by the certificate administrator in the name of the trustee any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to a Companion Loan Noteholder;

     - the master servicer or the special servicer fails to timely make, or the special servicer fails to timely request the master servicer to make, any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days -- or, if the master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2001-C2 certificateholders entitled to not less than 25% of the voting rights for the series, by the series 2001-C2 controlling class representative or, if affected by the failure, by a Companion Loan Noteholder;

     - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-C2 certificateholders or, in the case of the Birch Run Mortgage Loan, the Birch Run Companion Loan Noteholder, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2001-C2 certificateholders entitled to not less than 25% of the voting rights for the series, by the series 2001-C2 controlling class representative or, if affected by the breach, by a Companion Loan Noteholder;

     - a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     - the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     - the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - the trustee and/or the certificate administrator receives written notice from Moody's that the continuation of the master servicer or the special servicer in that capacity would result or has resulted in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2001-C2 certificates; and

     - the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the series 2001-C2 certificates by S&P are downgraded, qualified or withdrawn, or placed on "negative credit watch", in connection with that removal.

     When a single entity acts as master servicer and special servicer, an event of default, other than one described in the last two bullets of the prior paragraph, in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "-- Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2001-C2 certificateholders entitled to a majority of the voting rights for the series or, if it has been adversely affected by the event of default by the special servicer for the Birch Run Mortgage Loan, at the direction of the Birch Run Companion Loan Noteholder, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2001-C2 certificateholder. Upon any termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2001-C2 certificates entitled to a majority of the voting rights for the series or a Companion Loan Noteholder may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of series 2001-C2 certificateholders (or, with respect to the Birch Run Loan Pair, the Birch Run Companion Loan Noteholder or the class BR certificateholders, as applicable) to designate a successor special servicer as described under "-- Replacement of the Special Servicer" above.

     In general, the series 2001-C2 certificateholders entitled to at least
66 2/3% of the voting rights allocated to each class of series 2001-C2 certificates affected by any event of default, together with each Companion Loan Noteholder that was adversely affected by the subject event of default, may waive the event of default. However, the events of default described in the first two and last two bullets under "-- Events of Default" above may only be waived by all of the holders of the series 2001-C2 certificates and each Companion Loan Noteholder that was adversely affected by any of those events of default. Furthermore, if the trustee and/or the certificate administrator is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee and/or the certificate administrator has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     Notwithstanding the foregoing in this "-- Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects only the Birch Run Companion Loan, the master servicer may not be terminated but, at the request of the Birch Run Companion Loan Noteholder, must appoint a sub-servicer that will be responsible for servicing the Birch Run Loan Pair.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-C2 certificates will be issued, on or about December 27, 2001, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     - the pooled mortgage loans;

     - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     - the loan documents for the pooled mortgage loans;

     - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     - any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the certificate administrator in the name of the trustee as described under "-- Payment Account" below or the interest reserve account maintained by the certificate administrator in the name of the trustee as described under "-- Payments" and "-- Interest Reserve Account" below.

     The series 2001-C2 certificates will include the following classes:

     - the A-1, A-2, A-3, B, C, D and E classes, which are the classes of series 2001-C2 certificates that are offered by this prospectus supplement, and

     - the F, G, H, J, K, L, M, N, P, Q, R, BR, X-1, X-2 and Y classes, which are the classes of series 2001-C2 certificates that --

         1. will be retained or privately placed by us, and

         2. are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and BR certificates are the series 2001-C2 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "-- Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "-- Reduc-tions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The Class BR certificates evidence a subordinate interest in the Birch Run Mortgage Loan.

     The class X-1 and X-2 certificates will not have principal balances, and the holders of the class X-1 and X-2 certificates will not be entitled to receive payments of principal. However, each class X-1 and X-2 certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X-1 certificates will equal the total principal balance of all the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total notional amount of the class X-2 certificates will equal the sum of (a) the lesser of $402,019,000 and the total principal balance of the class A-3 certificates outstanding from time to time, plus (b) the total principal balance of the class B, C, D, E, F and G.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's payment date statement.

REGISTRATION AND DENOMINATIONS

     General.   The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates -- Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form --

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC.   You will initially hold your certificates through DTC. For a discussion of DTC, see "Description of the Certificates -- Book-Entry Registration" in the accompanying prospectus.

     Beneficial owners of offered certificates that are not participating organizations in DTC may purchase, sell or otherwise transfer ownership or other interests in those certificates only through participating organizations in DTC. In addition, those beneficial owners will receive all payments of principal and interest from the certificate administrator through participating organizations in DTC. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through participating organizations in DTC. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants or beneficial owners of the offered certificates, as applicable.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit payments of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

PAYMENT ACCOUNT

     General. The certificate administrator must establish and maintain in the name of the trustee an account in which it will hold funds pending their payment on the series 2001-C2 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the payment account will remain uninvested.

     Deposits.   On the business day prior to each payment date, the master servicer will be required to remit to the certificate administrator for deposit in the payment account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2. payments and other collections received after the end of the related collection period;

         3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2001-C2 certificateholders, including --

              (a) amounts payable to the master servicer or the special servicer as compensation,

              (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

              (c) amounts payable with respect to other expenses of the trust;
                  and

         4. amounts deposited in the master servicer's collection account in error.

     - Any advances of delinquent monthly debt service payments made with respect to the pooled mortgage loans for that payment date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period.

     See "-- Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans -- Collection Account" and
"-- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2002, the certificate administrator will be required to transfer from the interest reserve account, which we describe under "-- Interest Reserve Account" below, to the payment account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an actual/360 basis.

     Withdrawals.   The certificate administrator may from time to time make
withdrawals from its payment account for any of the following purposes:

     - to pay itself, the trustee and the tax administrator their respective portions of the monthly trustee fee, which is described under "-- The Trustee" below;

     - to pay itself, the trustee, the tax administrator or any of their respective directors, officers, employees and agents any reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus and under "-- The Certificate Administrator and the Tax Administrator" below;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans -- REO Properties" in this prospectus supplement;

     - with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in 2002, to transfer to the interest reserve account described under "-- Interest Reserve Account" below the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an actual/360 basis; and

     - to pay to the person entitled thereto any amounts deposited in the payment account in error.

     On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2001-C2 certificates. For any payment date, those funds will consist of three separate components:

     - the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, B, C, D, E, F, G, H, BR and/or X-1 certificates as described under
       "-- Payments -- Payments of Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loan in the trust during the related collection period, which will be paid to the holders of the class Y certificates as described under "-- Payments -- Payments of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds --

         1. which we refer to as the Total Available P&I Funds, and

         2. which, in turn, consists of two sub-components --

              (a) the Standard Available P&I Funds, which will be paid to the holders of all the series 2001-C2 certificates, other than the class BR and Y certificates, as and to the extent described under "-- Payments -- Priority of Payments" below, and

              (b) the Class BR Available P&I Funds, which will be paid to the holders of the class BR certificates, as and to the extent described under "-- Payments -- Payments on the Class BR Certificates" below.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain in the name of the trustee an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2002, the certificate administrator will, on or before the payment date in that month, withdraw from the payment account and deposit in the interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, less the related Administrative Fee Rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the certificate administrator will, on or before the payment date in that month, withdraw from the interest reserve account and deposit in the payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Total Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General.   On each payment date, the certificate administrator will,
subject to the available funds and the exception described in the next sentence, remit all payments required to be made on the series 2001-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2001-C2 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the certificate administrator with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2001-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "-- Registration and Denominations" above.

     Payments of Interest.   All of the classes of the series 2001-C2
certificates will bear interest, except for the Y and R classes.

     With respect to each interest-bearing class of the series 2001-C2 certificates, that interest will accrue during each interest accrual period based upon --

     - the pass-through rate for that class and the related payment date,

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     - the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Standard Available P&I Funds (or, in the case of the class BR certificates, the Class BR Available P&I Funds) for that date and the priorities of payment described under "-- Payments -- Priority of Payments" below, the holders of each interest-bearing class of the series 2001-C2 certificates will be entitled to receive --

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2001-C2 certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2001-C2 certificates.

     If the holders of any interest-bearing class of the series 2001-C2 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Standard Available P&I Funds (or, in the case of the class BR certificates, the Class BR Available P&I Funds) for those future payment dates and the priorities of payment described under "-- Payments -- Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2001-C2 certificates will equal the product of --

     - in the case of the class BR certificates, the product of --

         1. the portion of that Net Aggregate Prepayment Interest Shortfall that is allocable to the Birch Run Mortgage Loan, multiplied by

         2. a fraction, the numerator of which is the total principal balance of the class BR certificates immediately prior to the subject payment date, and the denominator of which is the Stated Principal Balance of the Birch Run Mortgage Loan immediately prior to the subject payment date; and

     - in the case of any other interest-bearing class of series 2001-C2 certificates, the product of --

         1. the amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class BR certificates as contemplated by the prior bullet), multiplied by

         2. a fraction --

              (a) the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that interest-bearing class of certificates, and

              (b) the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2001-C2 certificates (other than the class BR certificates).

     Calculation of Pass-Through Rates.   The initial pass-through rate for each
interest-bearing class of the series 2001-C2 certificates is shown in the table on page S-5 to this prospectus supplement.

     The pass-through rates applicable to the class A-1, A-2, A-3, J, K, L, M, N, P and Q certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2001-C2 certificates for the initial interest accrual period.

     The pass-through rates applicable to the class H certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date.

     The pass-through rates applicable to the class B, C, D, E, F and G certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of --

     - the pass-through rate applicable to the particular class of series 2001-C2 certificates for the initial payment date, and

     - the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date.

     The pass-through rate applicable to the class X-1 certificates for each interest accrual period will equal the excess, if any, of --

     - the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date; over

     - the weighted average of the pass-through rates on the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates for that subsequent interest accrual period, weighted on the basis of the respective total principal balances of those classes of certificates immediately prior to the related payment date, except that, up to and including the November 2008 interest accrual period, solely for this purpose --

       (1) the respective pass-through rates for the B, C, D, E, F and G classes will, in each case, be deemed to equal the sum of (a) the actual pass-through rate for the subject class and subject interest accrual period, plus (b) the class X-2 strip rate that accrues on the total principal balance of the subject class during the subject interest accrual period, and

       (2) the pass-through rate for the A-3 class will be deemed to equal the sum of (a) the actual pass-through rate for the A-3 class for the subject payment interest accrual period, plus (b) the product of (i) the class X-2 strip rate that accrues on all or a portion of the total principal balance of the A-3 class during the subject interest accrual period, multiplied by (ii) a fraction, the numerator of which is the lesser of $402,019,000 and the total principal balance of the A-3 class immediately prior to the related payment date, and the denominator of which is the total principal balance of the A-3 class immediately prior to the related payment date.

     The pass-through rate applicable to the class X-2 certificates for each subsequent interest accrued period, from and including the December 2001 interest accrual period and continuing through and including the November 2008 interest accrual period, will equal a weighted average of the class X-2 strip rates in effect during the subject interest accrual period, weighted on the basis of the respective portions of the class X-2 notional amount on which interest accrues at those class X-2 strip rates. Beginning with the December 2001 interest accrual period and continuing through and including the November 2008 interest accrual period, there will be a class X-2 strip rate in effect for each such interest accrual period with respect to each of the following respective portions of the total notional amount of the class X-2 certificates:

     - in the case of that portion consisting of some or all of the total principal balance of the class A-3 certificates, up to $402,019,000, the class X-2 strip rate will be a rate per annum (not less than 0%) equal to the difference of --

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and
           (b) the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date, less

       (2) the pass-through rate for the class A-3 certificates for the subject interest accrual period;

     - in the case of that portion consisting of the total principal balance of the class B certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and
           (b) and the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date, less

       (2) the pass-through rate for the class B certificates for the subject interest accrual period;

     - in the case of that portion consisting of the total principal balance of the class C certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and
           (b) the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date, less

       (2) the pass-through rate for the class C certificates for the subject interest accrual period;

     - in the case of that portion consisting of the total principal balance of the class D certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and
           (b) the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date, less

       (2) the pass-through rate for the class D certificates for the subject interest accrual;

     - in the case of that portion consisting of the total principal balance of the class E certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and
           (b) the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date, less

       (2) the pass-through rate for the class E certificates for the subject interest accrual;

     - in the case of that portion consisting of the total principal balance of the class F certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and
           (b) the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date, less

       (2) the pass-through rate for the class F certificates for the subject interest accrual; and

     - in the case of that portion consisting of the total principal balance of the class G certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and
           (b) the Weighted Average Pool Pass-Through Rate -- Type II for the related payment date, less

       (2) the pass-through rate for the class G certificates for the subject interest accrual.

Following the November 2008 interest accrual period, the pass-through rate for the class X-2 certificates will be 0% per annum, and those certificates will no longer accrue interest after the end of that interest accrual period.

     The class BR certificates represent a subordinated interest solely in the pooled mortgage loan secured by the mortgaged real property identified in Annex A as Birch Run Outlet Center. Accordingly, the pass-through rate for the class BR certificates will equal the mortgage interest rate for the Birch Run pooled mortgage loan as of the date of initial issuance of the series 2001-C2 certificates, reduced by the annual rates at which the related master servicing fee and the trustee fee are calculated, except that, for some interest accrual periods, that rate will be adjusted to a 30/360 equivalent rate.

     The calculation of the Weighted Average Pool Pass-Through Rate -- Type I and the Weighted Average Pool Pass-Through Rate -- Type II will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     Neither the class Y nor the class R certificates will be interest-bearing and, therefore, neither will have pass-through rates.

     Payments of Principal.   Subject to the Standard Available P&I Funds (or,
in the case of the class BR certificates, the Class BR Available P&I Funds) and the priority of payments described under "-- Payments -- Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2001-C2 certificates, other than the class X-1, X-2, Y and R certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     The portion of the Total Principal Payment Amount that will be allocated to the class BR certificates on each payment date will equal the Class BR Principal Payment Amount.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1, A-2 and A-3 certificates on each payment date will equal:

     - in the case of the class A-1 certificates, the lesser of --

         1. the entire Total Principal Payment Amount for that payment date, reduced by the Class BR Principal Payment Amount for that payment date, and

         2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     - in the case of the class A-2 certificates, the lesser of --

         1. the entire Total Principal Payment Amount for that payment date, reduced by the Class BR Principal Payment Amount for that payment date and further reduced by any portion of the Total Principal Payment Amount for that payment date that is allocable to the class A-1 certificates as described in the preceding bullet, and

         2. the total principal balance of the class A-2 certificates immediately prior to that payment date; and

     - in the case of the class A-3 certificates, the lesser of --

         1. the entire Total Principal Payment Amount for that payment date, reduced by the Class BR Principal Payment Amount for that payment date and further reduced by any portion of the Total Principal Payment Amount for that payment date that is allocable to the class A-1 and A-2 certificates as described in the preceding two bullets, and

         2. the total principal balance of the class A-3 certificates immediately prior to that payment date.

     However, if all or any two of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between the A-1, A-2 and A-3 classes, whichever are outstanding, on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance. In addition, if the A-1, A-2 and A-3 classes, or any two of them, are outstanding on the final payment date for the series 2001-C2 certificates, then the Total Principal Payment Amount will be similarly allocated between them. The principal balance of the class BR certificates will only be reduced in connection with losses on, and expenses incurred in respect of, the Birch Run Mortgage Loan.

     WHILE THE CLASS A-1, A-2 AND/OR A-3 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2001-C2 CERTIFICATES, EXCEPT FOR THE CLASS BR CERTIFICATES.

     Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Payment Amount, exclusive of the Class BR Principal Payment Amount, for each payment date will be allocated to the respective classes of series 2001-C2 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of --

     - the total principal balance of the subject class immediately prior to that payment date, and

     - the portion of that Total Principal Payment Amount that remains unallocated to the A-1, A-2, A-3 and BR classes and each other class, if any, listed above the subject class in the table below.

ORDER OF ALLOCATION                      CLASS
-------------------                      -----
1st....................................   B
2nd....................................   C
3rd....................................   D
4th....................................   E
5th....................................   F
6th....................................   G
7th....................................   H
8th....................................   J
9th....................................   K
10th...................................   L
11th...................................   M
12th...................................   N
13th...................................   P
14th...................................   Q

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2001-C2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2 AND A-3 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2001-C2 CERTIFICATES LISTED IN THE

FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2001-C2 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Reimbursement Amounts.   As discussed under "-- Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-C2 certificates, other than the class X-1, X-2, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2001-C2 certificates, then, subject to the Standard Available P&I Funds (or, in the case of the class BR certificates, the Class BR Available P&I Funds) and the priority of payments described under "-- Payments -- Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments.   On each payment date, the certificate administrator
will apply the Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

ORDER OF RECIPIENT
PAYMENT             CLASS OR CLASSES                    TYPE AND AMOUNT OF PAYMENT
------------------  ----------------    -----------------------------------------------------------
1st..............   A-1, A-2, A-3,      Interest up to the total interest payable on those classes,
                    X-1 and X-2         pro rata based on the total interest payable on each such
                                        class
2nd..............   A-1, A-2 and A-3    Principal up to the total principal payable on those
                                        classes, allocable as between those classes as described
                                        immediately following this table
3rd..............   A-1, A-2 and A-3    Reimbursement up to the reimbursement amounts for those
                                        classes, pro rata based on the loss reimbursement amount
                                        for each such class
---------------------------------------------------------------------------------------------------
4th..............   B                   Interest up to the total interest payable on that class
5th..............   B                   Principal up to the total principal payable on that class
6th..............   B                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
7th..............   C                   Interest up to the total interest payable on that class
8th..............   C                   Principal up to the total principal payable on that class
9th..............   C                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
10th.............   D                   Interest up to the total interest payable on that class
11th.............   D                   Principal up to the total principal payable on that class
12th.............   D                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
13th.............   E                   Interest up to the total interest payable on that class
14th.............   E                   Principal up to the total principal payable on that class
15th.............   E                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
16th.............   F                   Interest up to the total interest payable on that class
17th.............   F                   Principal up to the total principal payable on that class
18th.............   F                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
19th.............   G                   Interest up to the total interest payable on that class
20th.............   G                   Principal up to the total principal payable on that class
21st.............   G                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------

ORDER OF RECIPIENT
PAYMENT             CLASS OR CLASSES                    TYPE AND AMOUNT OF PAYMENT
------------------  ----------------    -----------------------------------------------------------
22nd.............   H                   Interest up to the total interest payable on that class
23rd.............   H                   Principal up to the total principal payable on that class
24th.............   H                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
25th.............   J                   Interest up to the total interest payable on that class
26th.............   J                   Principal up to the total principal payable on that class
27th.............   J                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
28th.............   K                   Interest up to the total interest payable on that class
29th.............   K                   Principal up to the total principal payable on that class
30th.............   K                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
31st.............   L                   Interest up to the total interest payable on that class
32nd.............   L                   Principal up to the total principal payable on that class
33rd.............   L                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
34th.............   M                   Interest up to the total interest payable on that class
35th.............   M                   Principal up to the total principal payable on that class
36th.............   M                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
37th.............   N                   Interest up to the total interest payable on that class
38th.............   N                   Principal up to the total principal payable on that class
39th.............   N                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
40th.............   P                   Interest up to the total interest payable on that class
41st.............   P                   Principal up to the total principal payable on that class
42nd.............   P                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
43rd.............   Q                   Interest up to the total interest payable on that class
44th.............   Q                   Principal up to the total principal payable on that class
45th.............   Q                   Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------
46th.............   R                   Any remaining Standard Available P&I Funds
---------------------------------------------------------------------------------------------------

     In general, no payments of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if all or any two of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, or if all or any two of those classes are outstanding on the final payment date for the series 2001-C2 certificates, then payments of principal on the outstanding class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding. The class BR certificates will only be reduced in connection with losses on, and expenses incurred in respect of, the Birch Run Mortgage Loan.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-C2 certificates, other than the class X-1, X-2, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges.   If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of each class of series 2001-C2 certificates, exclusive of the class X-1 and X-2 certificates, that is senior to the class J certificates, up to an amount equal to the product of --

     - the full amount of that prepayment consideration (exclusive of any portion thereof payable on the class BR certificates), multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2001-C2 certificates for that payment date over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the amount of principal, if any, payable to that class of series 2001-C2 certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date (exclusive of any portion of that Total Principal Payment Amount that is allocable to the class BR certificates).

     For the purpose of the foregoing, the relevant discount rate will, in general, be the Yield Maintenance Interest Rate, as defined in the "Glossary" in this prospectus supplement, for the prepaid mortgage loan. However, in the case of those mortgage loans where the value specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A to this prospectus supplement is "No", the relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent yield.

     The holders of the class BR certificates will be entitled to that portion of any prepayment consideration received with respect to the Birch Run Mortgage Loan in an amount equal to the product of (a) the amount of that prepayment consideration, multiplied by (b) a fraction, the numerator of which is the portion of the subject prepayment of principal of the Birch Run Mortgage Loan that is distributable on the class BR certificates, and the denominator of which is the total amount of the subject prepayment of principal of the Birch Run Mortgage Loan.

     On each payment date, immediately following the distributions described above in this "-- Payments of Prepayment Premiums and Yield Maintenance Charges" section, the certificate administrator will thereafter remit any remaining portion of the subject prepayment consideration distributable on that payment date to the holders of the class X-1 certificates.

     After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the certificate administrator will pay any prepayment consideration (exclusive of any portion thereof payable on the class BR certificates) collected on the pooled mortgage loans, entirely to the holders of the class X-1, class F, Class G and/or class H certificates.

     Neither we nor any of the underwriters makes any representation as to --

     - the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     - the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool -- Terms and Conditions of the Underlying Mortgage Loans -- Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest.   The class Y certificates will
entitle holders to all amounts, if any, collected on the ARD Loan in the trust and applied as Post-ARD Additional Interest.

     Payments on the Class BR Certificates.   On each payment date, the
certificate administrator will apply the Class BR Available P&I Funds to make payments of interest and principal on the class BR certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan in the trust and any related Companion Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining --

     - payments on the series 2001-C2 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-C2 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer, the certificate administrator and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate-Type I, the Weighted Average Pool Pass-Through Rate-Type II and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied --

     - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "-- Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2001-C2 certificates. If this occurs following the payments made to the series 2001-C2 certificateholders on any payment date, then: (a) the total principal balance of the class BR certificates is to be reduced until the total principal balance of the class BR certificates is equal to the Allocated Principal Balance of the Birch Run Mortgage Loan Junior Portion that will be outstanding immediately following that payment date; and (b) the respective total principal balances of the following classes of the series 2001-C2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool, exclusive of the Allocated Principal Balance of the Birch

Run Mortgage Loan Junior Portion, that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION                  CLASS
-------------------                  -----
1st..................                  Q
2nd..................                  P
3rd..................                  N
4th..................                  M
5th..................                  L
6th..................                  K
7th..................                  J
8th..................                  H
9th..................                  G
10th.................                  F
11th.................                  E
12th.................                  D
13th.................                  C
14th.................                  B
15th.................     A-1, A-2 and A-3, pro rata
                       based on total principal balance

     The above-described reductions in the total principal balances of the class BR certificates and the respective classes of series 2001-C2 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2001-C2 certificates.

     In no event will the principal balance of any class of series 2001-C2 certificates identified in the foregoing table be reduced until the total principal balance of all series 2001-C2 certificates listed above it in the table has been reduced to zero.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with --

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses; over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets, which cost is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     - any unanticipated, non-mortgage loan specific expenses of the trust, including --

         1. any reimbursements and indemnifications to the trustee, the certificate administrator and the tax administrator described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus and under "-- The Certificate Administrator and the Tax Administrator" below,

         2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower, which fees are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan; and

     - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans -- Realization Upon Defaulted Mortgage Loans" in this prospectus supplement, which amounts are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan.

     Additional Trust Fund Expenses, other than special servicing fees, workout fees and liquidation fees, will in each case be paid out of or, following the payment of any Additional Trust Fund Expense from a source other than the Default Interest and/or late payment charges referred to below in this sentence, be offset by any Default Interest and late payment charges subsequently collected on the pooled mortgage loan as to which those expenses were incurred prior to the application of that Default Interest and late payment charges to pay additional servicing compensation to the master servicer or the special servicer.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments -- other than balloon payments -- and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that --

     - were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

     - a fraction --

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2001-C2 certificates on that payment date.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See "-- The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any pooled mortgage loan, from collections on that mortgage loan. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance with respect to any pooled mortgage loan that, in its judgment, would not ultimately be recoverable out of collections on that mortgage loan. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer. If the master servicer or the trustee makes any monthly debt service advance with respect to any pooled mortgage loan that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's collection account from time to time. See "Description of the Certificates -- Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage
Loans -- Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the pooled mortgage loans. That interest will accrue on the amount of each such monthly debt service advance for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable --

     - first, out of any Default Interest and/or late payment charge collected on the particular pooled mortgage loan as to which that monthly debt service advance was made, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above that have been collected through the date of that reimbursement have been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any Default Interest and late payment charges subsequently collected on the particular pooled mortgage loan as to which the subject advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

     To the extent not offset by Default Interest and late payment charges accrued and actually collected on the particular pooled mortgage loan as to which the subject advances were made, interest accrued on outstanding monthly debt service advances with respect to the pooled mortgage loans will result in a reduction in amounts payable on the series 2001-C2 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for the ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

     The master servicer will be obligated to make monthly debt service advances with respect to the Birch Run Companion Loan but not the MJ Ocala Hilton Companion Loan. Those advances will be reimbursable, and interest on those advances will be payable, solely out of collections on that Companion Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports.   Based solely on historical information
provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to provide or otherwise make available as described under "-- Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the certificate administrator --

     - a payment date statement substantially in the form of Annex C to this prospectus supplement, and

     - a CMSA collateral summary file, a CMSA bond level file and, to the extent received by the certificate administrator since the last payment date or the date of initial issuance of the series 2001-C2 certificates, as applicable, each other file and report comprising the CMSA Investor Reporting Package, excluding the CMSA loan set-up file.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the certificate administrator monthly a copy of, or as to certain reports, the special servicer shall provide certain data fields relating to, each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties, in each case providing the most recent information available as of the end of the most recently ended collection period:

     - a CMSA loan periodic update file;

     - a CMSA property file;

     - a CMSA financial file;

     - a CMSA delinquent loan status report;

     - a CMSA historical loan modification report;

     - a CMSA historical liquidation report;

     - a CMSA REO status report;

     - a CMSA comparative financial status report; and

     - a CMSA servicer watch list.

Within 60 days after receipt by the master servicer, as to non-specially serviced mortgage loans in the trust, and within 45 days after receipt by the special servicer, as to specially serviced mortgage loans and REO Properties in the trust, of any annual, quarterly, monthly or other periodic operating statements or rent rolls with respect to any of the mortgaged real properties and REO Properties relating to the mortgage pool, the master servicer or special servicer, as applicable, will, based on those operating statements and/or rent rolls, prepare or, if previously prepared, update an operating statement analysis report for that property. The special servicer will forward to the master servicer the operating statement analysis reports prepared and/or updated by the special servicer, and the master servicer will forward to the certificate administrator all of the operating statement analysis reports prepared, updated or received by the master servicer.

     Each file or report that comprises the CMSA Investor Reporting Package will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2001-C2 certificates on the CMSA website, currently located at "www.cmbs.org", or in such other form for the presentation of that information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as that other form of presentation contemplates additional information, is reasonably acceptable to the parties to the pooling and servicing agreement.

     Book-Entry, Certificates.   If you hold your offered certificates in
book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the certificate administrator, the tax administrator and the series 2001-C2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2001-C2 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically.   The certificate administrator will
make available each month, to any holder or, subject to the discussion under "-- Reports to Certificateholders; Available Information -- Book-Entry Certificates" above, beneficial owner of offered certificates, the CMSA Investor Reporting Package via the certificate administrator's internet website, which is currently located at www.jpmorgan.com/absmbs.

     The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website.

     Neither the certificate administrator nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and each may attach a reasonable and customary disclaimer to any information made available by it.

     The certificate administrator and the master servicer each may require registration and the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its electronic bulletin board and/or internet website. Neither the certificate administrator nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Other Information.   The pooling and servicing agreement will obligate the
certificate administrator or, in the case of the items referred to in the last bullet of this paragraph, the trustee, or a custodian on its behalf, to make available at its offices, upon reasonable prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator or trustee, as applicable, as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2001-C2 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the certificate administrator by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Underlying Mortgage Loans -- Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the certificate administrator with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans -- Evidence as to Compliance" in this prospectus supplement; and

     - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

Copies of any and all of the foregoing items will be available from the certificate administrator or the trustee (or a custodian on its behalf), as applicable, upon request. However, the certificate administrator, the trustee or such custodian, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     The pooling and servicing agreement will also obligate the master servicer to make available at its offices, upon reasonable written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer as a prospective transferee of an offered certificate or any interest in an offered certificate, originals or copies of, among other things, the following items:

     - the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer as described under "Servicing of the Underlying Mortgage Loans -- Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer as described under "Servicing of the Underlying Mortgage Loans -- Inspections; Collection of Operating Information" in this prospectus supplement; and

     - all of the servicing files in the master servicer's possession with respect to the pooled mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law).

Copies of any and all of the foregoing items will be available from the master servicer upon request. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the certificate administrator, the trustee or the master servicer, as applicable, may require:

     - in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise reasonably acceptable to the party providing the requested information, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise reasonably acceptable to the party providing the requested information, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2001-C2 certificates will be allocated as follows:

     - 98.0% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and BR certificates in proportion to the respective total principal balances of those classes;

     - 2.0% of the voting rights will be allocated to the class X-1 and X-2 certificates in proportion to the respective total notional amounts of those classes; and

     - 0.0% of the voting rights will be allocated to the class R and Y certificates.

     Voting rights allocated to a class of series 2001-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of --

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2001-C2 controlling class, in that order of preference, and

     3. the exchange by any single holder, or any collective group of holders, of all the series 2001-C2 certificates, other than the class R certificates, for all the mortgage loans and each REO Property remaining in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2001-C2 certificateholder. The final payment with respect to each series 2001-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2001-C2 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2001-C2 controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     - the sum of --

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with --

              (a) all unpaid and unadvanced interest, other than Default
                  Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

              (b) all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

         2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

That purchase will result in early retirement of the then outstanding series 2001-C2 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2001-C2 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-C2 certificateholders, will constitute part of the Total Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     Any exchange by any single holder, or any collective group of holders, of all of the then outstanding series 2001-C2 certificates, other than the class R certificates, for all of the mortgage loans and each REO Property remaining in the trust may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder, or any collective group of holders, of all the series 2001-C2 certificates, other than the class R certificates, elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust, that holder or those holders, as the case may be, no later than the business day immediately preceding the payment date on which the final payment on the series 2001-C2 certificates is to occur, must deposit in the master servicer's collection account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee, the certificate administrator, the tax administrator and their respective agents under the pooling and servicing agreement.

THE TRUSTEE

     Wells Fargo will act as initial trustee under the pooling and servicing agreement. Wells Fargo is a direct, wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. In addition, Wells Fargo maintains a CMBS customer service help desk at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times --

     - be authorized under those laws to exercise trust powers,

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-C2 certificates in its own name. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. With respect to each and every pooled mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue on the same interest accrual basis as the related mortgage loan at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents -- The Trustee",
"-- Duties of the Trustee", "-- Matters Regarding the Trustee" and
"-- Resignation and Removal of the Trustee" in the accompanying prospectus.

THE CERTIFICATE ADMINISTRATOR, THE CUSTODIAN AND THE TAX ADMINISTRATOR

     JPMorgan Chase Bank, a New York banking corporation, with its offices in New York, New York, will act as the initial certificate administrator, initial custodian and initial tax administrator. JPMorgan Chase Bank maintains an office at 450 West 33rd Street, New York, New York 10001-2697, Attention: Institutional Trust Services, Salomon Brothers Commercial Mortgage Trust 2001-C2.

     The certificate administrator, the custodian and the tax administrator each must at all times be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia. In addition, the certificate administrator and the tax administrator each must at all times --

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The certificate administrator, the custodian and the tax administrator will be entitled to the same limitations on liability and indemnities that the trustee is entitled to as described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus. Furthermore, the certificate administrator and the tax administrator each will be entitled to resign, and will be subject to removal, under the same circumstances as the trustee as described under "Description of the Governing Documents -- Resignation and Removal of the Trustee" in the accompanying prospectus. The fees of the certificate administrator, the custodian and the tax administrator will be payable from a portion of the monthly trustee's fee.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.   The yield on any offered certificate will depend on:

     - the price at which the certificate is purchased by an investor, and

     - the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     - the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates.   The pass-through rates for the class A-1, A-2 and A-3
certificates are, in each case, fixed.

     The pass-through rates applicable to the class B, C, D and E certificates will be variable and, in each case, will equal, be calculated based on or be limited by, as applicable, the Weighted Average Pool Pass-Through Rate-Type II from time to time. Accordingly, the yield on the class B, C, D and E certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.

     See "Description of the Offered Certificates -- Payments -- Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments.   The yield to maturity on offered
certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool -- Cures and Repurchases" and "Description of the Offered Certificates -- Termination" in this prospectus supplement, will result in payments on the series 2001-C2 certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the series 2001-C2 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans.   The rate and timing of
delinquencies and defaults on the underlying mortgage loans will affect --

     - the amount of payments on your offered certificates,

     - the yield to maturity of your offered certificates,

     - the rate of principal payments on your offered certificates, and

     - the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If --

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors.   The following factors, among others, will affect the
rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     - prevailing interest rates;

     - the terms of the mortgage loans, including --

         1. provisions that require the payment of prepayment premiums and yield maintenance charges,

         2. provisions that impose prepayment lock-out periods, and

         3. amortization terms that result in balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     - the quality of management of the mortgaged real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     See "Risk Factors -- Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     - the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest.   If the portion of the Standard Available P&I Funds
payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates -- Payments -- Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments.   Because monthly payments will not be made on the
offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex B to this prospectus supplement --

     - indicate the respective weighted average lives of the various classes of the offered certificates, and

     - set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

     Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex B, the weighted average life of any offered certificate is determined by:

     1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

     2. summing the results; and

     3. dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex B. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex B and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that --

     - the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     - all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - mortgage loans in the trust that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

     - mortgage loans in the trust will not experience defaults and losses.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series 2001-C2 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, our counsel, Sidley Austin Brown & Wood, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code.

     Except as otherwise described in the next sentence, the assets of REMIC I will generally include --

     - the pooled mortgage loans,

     - any REO Properties acquired on behalf of the series 2001-C2 certificateholders,

     - the master servicer's collection account,

     - the special servicer's REO account, and

     - the payment account and interest reserve account maintained by the certificate administrator in the name of the trustee,

but will exclude any collections of Post-ARD Additional Interest on any ARD Loan. One pooled mortgage loan may be included in its own separate REMIC, and REMIC I will hold the regular interest in that single loan REMIC.

For federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     - the class A-1, A-2, A-3, X-1, X-2, B, C, D, E, F, G, H, J, K, L, M, N, P,
       Q and BR certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

     - the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional Interest collected on any ARD Loan.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, none of the offered certificates will be issued with any original issue discount.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax reporting purposes the prepayment assumption used will be that, subsequent to the date of any determination:

     - any ARD Loan in the trust will be paid in full on its anticipated repayment date,

     - no mortgage loan in the trust will otherwise be prepaid prior to maturity,

     - there will be no extension of maturity for any mortgage loan in the trust, and

     - no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as --

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that --

     - the borrower pledges substitute collateral that consist solely of certain government securities;

     - the mortgage loan documents allow that substitution;

     - the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     - the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B), respectively of the Internal Revenue Code.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences -- REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     If you are --

     (1) a fiduciary of a Plan, or

     (2) any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.

     See "ERISA Considerations -- Plan Asset Regulation" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulation. For example, one of the exceptions in the Plan Asset Regulation states that the assets of the trust will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of a series 2001-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2001-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the 2001-C2 certificates.

     If one of the exceptions in the Plan Asset Regulation applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless Prohibited Transaction Exemption 91-23 described below or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued the Underwriter Exemption to a predecessor of Salomon Smith Barney Inc. If certain conditions are satisfied, the Underwriter Exemption generally would exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code the purchase, sale and holding of the offered certificates, as well as certain transactions relating to the operation of the trust in the event that the trust's assets were considered plan assets.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch, Inc;

     - third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     - fourth, the following must be true --

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     - the trust assets must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with --

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     - the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406 (a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is --

         1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

         2. an affiliate of that borrower;

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     - the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of --

     - providing services to the Plan, or

     - having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that --

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates --

     - are legal investments for them, or

     - are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to --

     - prudent investor provisions,

     - percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement dated December 18, 2001, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified below, of the offered certificates (in each case expressed as a percentage of the total principal balance of the respective classes of the offered certificates). It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about December 27, 2001, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.46% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from December 1, 2001.

UNDERWRITER                               CLASS A-1   CLASS A-2   CLASS A-3   CLASS B   CLASS C   CLASS D   CLASS E
-----------                               ---------   ---------   ---------   -------   -------   -------   -------
Salomon Smith Barney Inc. ..............       47%         47%         40%        47%       47%       47%       47%
Greenwich Capital Markets, Inc. ........       53%         53%         45%        53%       53%       53%       53%
Credit Suisse First Boston
  Corporation...........................        0%          0%          5%         0%        0%        0%        0%
J.P. Morgan Securities Inc. ............        0%          0%          5%         5%        0%        0%        0%
First Union Securities, Inc. ...........        0%          0%          5%         5%        0%        0%        0%
                                           ------      ------      ------     ------    ------    ------    ------
         Total..........................      100%        100%        100%       100%      100%      100%      100%
                                           ======      ======      ======     ======    ======    ======    ======

     With respect to this offering --

     - Salomon Smith Barney Inc. and Greenwich Capital Markets, Inc. will act as co-lead managers,

     - Salomon Smith Barney Inc. will act as sole bookrunner, and

     - Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and First Union Securities, Inc. will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

     We expect that delivery of the offered certificates will be made against payment therefor on or about December 27, 2001, which is the sixth business day following the date of pricing of the offered certificates. This settlement cycle is referred to as "T+6". Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.

     Salomon Smith Barney Inc., one of the co-lead managers, is one of our affiliates.

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:

CLASS                                  S&P    MOODY'S
-----                                  ---    -------
Class A-1............................  AAA    Aaa
Class A-2............................  AAA    Aaa
Class A-3............................  AAA    Aaa
Class B..............................  AA     Aa2
Class C..............................  AA-    Aa3
Class D..............................  A      A2
Class E..............................  A-     A3

     The ratings on the offered certificates address the likelihood of --

     - the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

     - the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

     The ratings on respective classes of offered certificates take into consideration --

     - the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of --

     - the tax attributes of the offered certificates or of the trust,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the yield to maturity that investors may experience,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "Additional Trust Fund Expense" means an expense of the trust that --

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     - is not included in the calculation of a Realized Loss, and

     - is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the pooling and servicing agreement that has no recourse to the trust for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "Administrative Fee Rate" means, for any mortgage loan in the trust, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate. The trustee fee rate will also include both the certificate administrator's and the tax administrator's fee rate.

     "Allied" means Allied Capital Corporation, one of the mortgage loan sellers.

     "Allocated Cut-off Date Principal Balance" means, with respect to any mortgaged real property, the cut-off date principal balance of the underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "Allocated Principal Balance" means, with respect to the Birch Run Mortgage Loan, the portion of the related Stated Principal Balance that is allocated to the Birch Run Mortgage Loan Senior Portion or the Birch Run Mortgage Loan Junior Portion, as the case may be, which portion, at any given time, will equal:

     - in the case of the Birch Run Mortgage Loan Senior Portion as of any date of determination, the lesser of --

         1. the excess, if any, of (a) the Initial Birch Run Mortgage Loan Senior Percentage of the cut-off date principal balance of the Birch Run Mortgage Loan, over (b) all collections and/or advances of principal with respect to the Birch Run Mortgage Loan that have previously been allocated to the Birch Run Mortgage Loan Senior Portion, and included in the Standard Available P&I Funds, as described under "Description of the Underlying Mortgage Loans -- The Birch Run Mortgage Loan -- Allocation of Pay-
           ments between the Birch Run Mortgage Loan Senior Portion and the Birch Run Mortgage Loan Junior Portion" in this prospectus supplement, and

         2. the then Stated Principal Balance of the Birch Run Mortgage Loan;
            and

     - in the case of the Birch Run Mortgage Loan Junior Portion as of any date of determination, the lesser of --

         1. the excess, if any, of (a) the Initial Birch Run Mortgage Loan Junior Percentage of the cut-off date principal balance of the Birch Run Mortgage Loan, over (b) all collections and/or advances of principal with respect to the Birch Run Mortgage Loan that have previously been allocated to the Birch Run Mortgage Loan Junior Portion, and included in the Class BR Available P&I Funds, as described under "Description of the Underlying Mortgage Loans -- The Birch Run Mortgage Loan -- Allocation of Payments between the Birch Run Mortgage Loan Senior Portion and the Birch Run Mortgage Loan Junior Portion" in this prospectus supplement, and

         2. the excess, if any, of (a) the then Stated Principal Balance of the Birch Run Mortgage Loan, over (b) the then Allocated Principal Balance of the Birch Run Mortgage Loan Senior Portion.

     "AMCC" means Artesia Mortgage Capital Corporation, one of the mortgage loan sellers.

     "Annual Debt Service" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date or, in the case of a mortgage loan with an initial interest-only period, as of the date amortization is scheduled to begin.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined shortly following the later of --

         A. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the Underlying Mortgage Loans -- Required Appraisals" in this prospectus supplement, and

         B. the date on which the relevant Appraisal Trigger Event occurred; and

     - will equal the excess, if any, of "x" over "y" where --

         X. "x" is equal to the sum of:

               1. the Stated Principal Balance of the mortgage loan;

               2. to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

               3. all accrued but unpaid special servicing fees with respect to the mortgage loan;

               4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances; and

               5. to the extent that neither the master servicer nor the special servicer holds escrow payments sufficient to cover the same, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or REO Property, and

         Y. "y" is equal to the sum of:

               1. the excess, if any, of --

                    (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

                    (b) the amount of any obligations secured by liens on the
                        property that are prior to the lien of the mortgage loan;

               2. the amount of escrow payments and reserve funds held by the master servicer or the special servicer with respect to the mortgage loan that --

                    (w) are not required to be applied to pay real estate taxes and assessments, insurance premiums or, if applicable, ground rents,

                    (x) may be used to reduce the principal balance of the
                        mortgage loan, and

                    (y) are not scheduled to be applied within the next 12
                        months; and

               3. the amount of any letter of credit that constitutes additional security for the mortgage loan and that may be used to reduce the principal balance of the mortgage loan.

     If, however --

     - the appraisal or other valuation referred to above in clause A. of the first bullet of this definition is not obtained or performed by the earlier of the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition and the date on which the subject mortgage loan first becomes 120 days delinquent as to any monthly debt service payment (other than any balloon payment, for which the applicable delinquency period is either (x) 150 days if the borrower continues to make the assumed monthly debt service payments and a refinancing commitment reasonably acceptable to the special servicer has been delivered or (y) 120 days otherwise), and

     - either --

         1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

         2. there has been a material change in the circumstances surrounding the related mortgaged real property or REO Property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, would materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Each cross-collateralized mortgage loan in the trust will be treated separately for purposes of calculating an Appraisal Reduction Amount.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

     - the mortgage loan has been the subject of a Servicing Transfer Event and has been modified by the special servicer in a manner that --

         1. affects the amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days (or, in the case of a delinquent balloon payment for any pooled mortgage loan, the failure continues either for 90 days or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment for the mortgage loan, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur);

     - any other material payment due under the related loan documents remains unpaid for 60 days past the date on which that payment was first required to be made;

     - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan for 60 days;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days;

     - the mortgaged real property securing the mortgage loan becomes an REO Property; or

     - in the case of the Birch Run Mortgage Loan, any other Servicing Transfer Event occurs with respect to that loan.

     "Appraisal Value" or "Appraised Value" means, for any mortgaged real property securing a pooled mortgage loan, the appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A.

     "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage
Pool -- Terms and Conditions of the Underlying Mortgage Loans -- ARD Loans" in this prospectus supplement.

     "Birch Run Borrower" means the borrower under the Birch Run Mortgage Loan and the Birch Run Companion Loan.

     "Birch Run Co-Lender Agreement" means the co-lender agreement dated as of August 16, 2001, between GCFP, as holder of the Birch Run Mortgage Loan, and Fortress CBO Investments I, LTD, as holder of the Birch Run Companion Loan.

     "Birch Run Companion Loan" means the mortgage loan not included in the trust that is secured by the Birch Run Mortgaged Property and, as of the cut-off date, has an unpaid principal balance of $9,938,548.

     "Birch Run Companion Loan Noteholder" means the holder of the note evidencing the Birch Run Companion Loan.

     "Birch Run Loan Pair" means, collectively, the Birch Run Mortgage Loan and the Birch Run Companion Loan.

     "Birch Run Mortgage Loan" means the pooled mortgage loan secured by the Birch Run Property.

     "Birch Run Operating Advisor" means the operating advisor with respect to the Birch Run Loan Pair appointed as discussed under "Servicing of the Underlying Mortgage Loans -- The Birch Run Operating Advisor" in this prospectus supplement.

     "Birch Run Mortgage Loan Junior Portion" means the subordinated interest in the Birch Run Mortgage Loan that is represented by the class BR certificates.

     "Birch Run Mortgage Loan Junior Percentage" means:

     - until the initial distribution date, the Initial Birch Run Mortgage Loan Junior Percentage; and

     - on and after the initial distribution date, a fraction, expressed as a percentage, the numerator of which is the then Allocated Principal Balance of the Birch Run Mortgage Loan Junior Portion, and the denominator of which is the then Stated Principal Balance of the Birch Run Mortgage Loan.

     "Birch Run Mortgage Loan Senior Portion" means the senior interest in the Birch Run Mortgage Loan that is collectively represented by the series 2001-C2 certificates (other than the class BR, R and Y certificates).

     "Birch Run Mortgage Loan Senior Percentage" means:

     - until the initial payment date, the Initial Birch Run Mortgage Loan Senior Percentage; and

     - on and after the initial payment date, a fraction, expressed as a percentage, the numerator of which is the then Allocated Principal Balance of the Birch Run Mortgage Loan Senior Portion, and the denominator of which is the then Stated Principal Balance of the Birch Run Mortgage Loan.

     "Birch Run Property" means the mortgaged real property identified on Annex A to this prospectus supplement as Birch Run Outlet Center.

     "Birch Run Type I Appraisal Reduction Event" means that, as of any date of determination, the outstanding principal amount of the Birch Run Companion Loan (net of any existing Appraisal Reduction Amount calculated with respect to the Birch Run Loan Pair as if they were a single pooled mortgage loan) is less than 50% of the amount equal to (i) the original outstanding principal amount of the Birch Run Companion Loan, minus (ii) the lesser of (x) the actual amortization or (y) the scheduled amortization of the Birch Run Companion Loan through the date of determination.

     "Birch Run Type II Appraisal Reduction Event" means that, as of any date of determination, the outstanding principal balance of the class BR certificates (net of any existing Appraisal Reduction Amount calculated with respect to just the Birch Run Mortgage Loan) is less than 50% of the amount equal to the initial total outstanding principal balance of the class BR certificates, minus the lesser of (x) the actual amortization or (y) the scheduled amortization of the Birch Run Mortgage Loan through the date of determination.

     "Class BR Available P&I Funds" means that portion of the Available P&I Funds that is allocable to interest on, principal of and/or loss/expense reimbursements with respect to the Birch Run Mortgage Loan Junior Portion in accordance with "Description of the Underlying Mortgage Loans -- The Birch Run Mortgage Loan Senior Portion and the Birch Run Mortgage Loan Junior Portion" in this prospectus supplement.

     "Class BR Principal Payment Amount" means, with respect to any payment date, the amount of principal allocable to the Birch Run Mortgage Loan Junior Portion, without regard to available funds, in accordance with the discussion under "Description of the Underlying Mortgage Loans -- The Birch Run Mortgage
Loan -- Allocation of Payments Between the Birch Run Mortgage Loan Senior Portion and the Birch Run Mortgage Loan Junior Portion" in this prospectus supplement.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA Investor Reporting Package" means, collectively:

     - the following six electronic files --

         1. CMSA loan set-up file,

         2. CMSA loan periodic update file,

         3. CMSA property file,

         4. CMSA bond level file,

         5. CMSA financial file, and

         6. CMSA collateral summary file; and

     - the following eight supplemental reports --

         1. CMSA delinquent loan status report,

         2. CMSA historical loan modification report,

         3. CMSA historical liquidation report,

         4. CMSA REO status report,

         5. CMSA operating statement analysis report,

         6. CMSA comparative financial status report,

         7. CMSA servicer watch list, and

         8. NOI Adjustment Worksheet

In general, the various files and reports that make up the CMSA Investor Reporting Package will, in each case, be in the respective form available as of the date of initial issuance of the offered certificates on the CMSA website, currently located at "www.cmbs.org", or in such other form for the presentation of the relevant information --

     - as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and

     - insofar as it requires the presentation of information in addition to that called for in the form of the subject file or report available as of the date of initial issuance of the offered certificates on the CMSA website, as is reasonably acceptable to the master servicer, the special servicer or the trustee, as applicable.

     "Companion Loan" means either the Birch Run Companion Loan or the MJ Ocala Hilton Companion Loan.

     "Companion Loan Noteholder" means the holder of the promissory note evidencing a Companion Loan.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date LTV Ratio" generally means, for any underlying mortgage loan, the ratio of --

     - the cut-off date principal balance of the mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then the Cut-off Date LTV Ratio is the ratio of --

     - the total cut-off date principal balance for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     With respect to the Birch Run Mortgage Loan Senior Portion, the Cut-off Date LTV Ratio is the ratio of --

     - the initial Allocated Principal Balance of the Birch Run Mortgage Loan Senior Portion, to

     - the Appraised Value of the Birch Run Property.

     Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the Cut-off Date LTV Ratio is derived as discussed in that section.

     "Default Interest" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that --

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate set forth on Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

     "Detailed Property Type" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of mixed use and office/industrial property types, the percentages included in the parenthesis next to each sub-property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "Environmental Report" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Escrowed Replacement Reserves Current Annual Deposit" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the October 2001 monthly debt service payment, multiplied by 12.

     "Escrowed Replacement Reserves Initial Deposit" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "Exemption-Favored Party" means any of the following --

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "Expenses" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include --

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses,

     - ground lease payments, and

     - other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     In the case of hospitality properties, Expenses included such departmental expenses as --

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses, such as general and administrative expenses, management fees, marketing expenses and franchise fees.

     "Fitch" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States.

     "GCFP" means Greenwich Capital Financial Products, Inc., one of the mortgage loan sellers.

     "Initial Birch Run Mortgage Loan Junior Percentage" means a fraction, expressed as a percentage --

     - the numerator of which is the initial total principal balance of the class BR certificates, and

     - the denominator of which is the cut-off date principal balance of the Birch Run Mortgage Loan.

     "Initial Birch Run Mortgage Loan Senior Percentage" means a fraction, expressed as a percentage --

     - the numerator of which is the cut-off date principal balance of the Birch Run Mortgage Loan, reduced by the initial total principal balance of the class BR certificates, and

     - the denominator of which is the cut-off date principal balance of the Birch Run Mortgage Loan.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Loan Balance at Maturity/ARD" means, with respect to any pooled mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "Loan Pair" means either the Birch Run Loan Pair or the MJ Ocala Hilton Loan Pair.

     "LOC" means letter of credit.

     "LUST" means leaking underground storage tank.

     "Major Tenant" means either the largest, second largest or, if at least 10%, third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "Maturity Assumptions" means, collectively, the following assumptions regarding the series 2001-C2 certificates and the underlying mortgage loans:

     - the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the initial mortgage pool balance is approximately $877,619,220;

     - the initial total principal balance or notional amount, as the case may be, of each class of series 2001-C2 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2001-C2 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides for monthly debt service payments to be due on the first day of each month and accrues interest on the respective basis described in this prospectus supplement, which is a 30/360 basis or an actual/360 basis;

     - there are no breaches of any mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

     - monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and amortization is assumed to occur prior to prepayment;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     - each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates -- Termination";

     - no mortgage loan is required to be repurchased by any mortgage loan seller;

     - no prepayment premiums or yield maintenance charges are collected;

     - there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 13th day of each month, commencing in January 2002; and

     - the offered certificates are settled on December 27, 2001.

     "Maturity Date/ARD LTV Ratio" means, for any underlying mortgage loan, the ratio of --

     - the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Maturity Date/ARD LTV Ratio is the ratio of --

     - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     With respect to the Birch Run Mortgage Loan Senior Portion, the Maturity Date/ARD LTV Ratio is the ratio of --

     - the Initial Birch Run Mortgage Loan Senior Percentage of the total Loan Balance at Maturity/ARD for the Birch Run Mortgage Loan, to

     - the total Appraised Value for the Birch Run Property.

     Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool -- Additional Loan and

Property Information -- Holdbacks" in this prospectus supplement, the Maturity Date/ARD LTV Ratio is derived as discussed in that section.

     "Midland" means Midland Loan Services, Inc. and its successors.

     "MJ Ocala Hilton Borrower" means the borrower under the MJ Ocala Hilton Mortgage Loan and the MJ Ocala Hilton Companion Loan.

     "MJ Ocala Hilton Co-Lender Agreement" means the Amended and Restated and Renewal Promissory Note "B" between the MJ Ocala Hilton Borrower and Allied Capital Corporation.

     "MJ Ocala Hilton Companion Loan" means the mortgage loan not included in the trust that is secured by the MJ Ocala Hilton Property and, as of the cut-off date, has an unpaid principal balance of $800,981.

     "MJ Ocala Hilton Companion Loan Noteholder" means the holder of the note evidencing the MJ Ocala Hilton Companion Loan.

     "MJ Ocala Hilton Loan Pair" means, collectively, the MJ Ocala Hilton Mortgage Loan and the MJ Ocala Hilton Companion Loan.

     "MJ Ocala Hilton Mortgage Loan" means the pooled mortgage loan secured by the MJ Ocala Hilton Property.

     "MJ Ocala Hilton Property" means the mortgaged real property identified on Annex A to this prospectus supplement as the MJ Ocala Hilton.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of --

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "Net Operating Income" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     "NOI Debt Service Coverage Ratio" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of --

     - the annualized NOI for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then NOI DSCR is the ratio of --

     - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     With respect the Birch Run Mortgage Loan Senior Portion, the NOI DSCR is the ratio of --

     - the annualized NOI for the Birch Run Property, to

     - the Annual Debt Service of the Birch Run Mortgage Loan Senior Portion.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "Occupancy %" or "Occupancy Percentage" means:

     - for any mortgaged real property other than a hotel, the percentage of leasable square footage or total Units/Rooms/Pads, as the case may be, at the particular property that was physically occupied as of the occupancy as of date specified in the Annex A to this prospectus supplement specified

     - for any hotel property, the average monthly occupancy reported for the 12 months preceding the specified date.

     "Original Amortization Term" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     - the actual mortgage loan rate; and

     - the actual monthly debt service payment.

     "Original Term to Maturity/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date, or, in the case of an ARD Loan, the anticipated repayment date.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     - the lien of current real estate taxes, water charges, sewer rents and special assessments not yet due and payable;

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record referred to in the related lender's title insurance policy or, if not yet issued, referred to in a pro forma title policy or a title policy commitment marked as binding and countersigned by, or accompanied by escrow instructions that are signed by, the title insurer or its authorized agent at the closing of the related mortgage loan, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan;

     - any other exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if not yet issued, referred to in a pro forma title policy or a title policy commitment marked as binding and countersigned by, or accompanied by escrow instructions that are signed by, the title insurer or its authorized agent at the closing of the related mortgage loan, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan;

     - other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan;

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property which do not materially interfere with the security intended to be provided by the related mortgage;

     - condominium declarations of record and identified in the lender's title insurance policy or, if not yet issued, identified in a pro forma title policy or title policy commitment; and

     - if the related mortgage loan constitutes a cross-collateralized mortgage loan, the lien of the mortgage for another mortgage loan contained in the same group of cross-collateralized mortgage loans.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest" in an entity.

     "Post-ARD Additional Interest" means, with respect to the ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges and late payment charges included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges or late payment charges.

     "Prepayment Provisions" for each underlying mortgage loan are as follows:

     - "LO(y)" means that the original duration of the lock-out period is y payments;

     - "Defeasance(y)" means that the original duration of the defeasance period is y payments;

     - "Grtrx%UPBorYM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     - "Free(y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     - "x%(y)" means that, for an original period of y payments, the relevant prepayment premium will equal "x%" of the principal amount prepaid.

     "Property Type" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Recommended Annual Replacement Reserves" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "Related Mortgage Loan Group" means a group of mortgage loans that have at least one key principal or sponsor in common and that may or may not be cross-collateralized or have the same borrower.

     "Related Underlying Mortgage Loans" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "Remaining Amortization Term" means, with respect to any underlying mortgage loan, the Original Amortization Term less the Seasoning of the loan, calculated as of the cut-off date.

     "Remaining Term to Maturity/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities --

     - the trustee,

     - the Exemption-Favored Parties,

     - us,

     - the master servicer,

     - the special servicer,

     - any sub-servicers,

     - the mortgage loan sellers,

     - the certificate administrator,

     - the tax administrator,

     - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series 2001-C2 certificates, and

     - any and all affiliates of any of the aforementioned persons.

     "Revenues" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     - for the multifamily rental properties, gross rental and other revenues;

     - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues; and

     - for the hospitality properties, guest room, food and beverage, telephone and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SBRC" means Salomon Brothers Realty Corp., one of the mortgage loan sellers.

     "Seasoning" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Servicing Standard" means, with respect to each of the master servicer and the special servicer, to service and administer the mortgage loans and any REO Properties for which that party is responsible under the pooling and servicing agreement:

     - in accordance with applicable law;

     - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties;

     - with a view to --

         l. the timely collection of all scheduled payments of principal and interest under those mortgage loans, and

         2. if any such mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2001-C2 certificateholders (or, in the case of either Loan Pair, to the series 2001-C2 certificateholders and the related Companion Loan Noteholder), as a collective whole, on a present value basis; and

     - without regard to any conflicts of interest that may arise from --

         1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, the Companion Loan Noteholders and/or the other parties to the pooling and servicing agreement,

         2. the ownership of any series 2001-C2 certificate or interest in a Companion Loan by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

         3. the obligation of the master servicer to make advances,

         4. the special servicer's obligation to make, or direct the master servicer to make, servicing advances,

         5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

         6. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other real estate loans or real properties not included in or securing, as the case may be, the mortgage pool or otherwise subject to the pooling and servicing agreement or the right to service or manage for others any such other real estate loans or real properties, and

         7. any obligation of the master servicer or the special servicer, as the case may be, or any of its affiliates, to repurchase any pooled mortgage loan under the related mortgage loan purchase agreement or to cure a material document defect or a material breach.

     "Servicing Transfer Event" means, with respect to any mortgage loan subject to the pooling and servicing agreement, any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other material payment required under the related mortgage loan documents, and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days beyond the date on which the subject payment was due (or, in the case of a delinquent balloon payment, either for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur);

     2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur in the foreseeable future, and the default is likely to remain unremedied for at least the period contemplated by clause 1. of this definition;

     3. the related borrower has transferred, or permitted the transfer of, the corresponding mortgaged real property or direct or indirect ownership or control of the related borrower or management of the corresponding mortgaged real property, or has changed the management of the corresponding mortgaged real property, in any case in violation of the related loan documents;

     4. the master servicer determines that a default, other than as described in clauses 1., 2. and 3. above, has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist:

     - with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 2. and 5. of this definition, if and when those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clauses 3. and 4. of this definition, if and when the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 6. of this definition, if and when the proceedings are terminated.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "Standard Available P&I Funds" means, with respect to any payment date, the Total Available P&I Funds for that payment date, exclusive of any portion of those funds that represents Class BR Available P&I Funds. The certificate administrator will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates -- Payments" in this prospectus supplement to pay principal and accrued interest on the series 2001-C2 certificates (exclusive of the class BR, R and Y certificates) on that date.

     "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

     - will initially equal its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by --

         1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust will, in all cases, be zero as of the payment date following the end of the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     The "Stated Principal Balance" of any Companion Loan will equal its unpaid principal balance as of the related due date in December 2001, after application of all payments of principal due with respect to that mortgage loan on or before that due date, reduced by any payments or advances of principal made to the related Companion Loan Noteholder, and further reduced by any losses of principal incurred with respect to that mortgage loan.

     "Sub-Servicing Fee Rate" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "Total Available P&I Funds" means, with respect to any payment date, all funds in the payment account maintained by the certificate administrator in the name of the trustee, that are available to make payments of interest and principal on the series 2001-C2 certificates on that payment date.

     "Total Principal Payment Amount" means:

     - for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following --

         1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any portion of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period,

         2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan or, in the case of an REO Property, of the related pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

         4. all advances of principal made with respect to the pooled mortgage loans for that payment date; and

     - for the final payment date, an amount equal to the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to that final payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58.

     "Underwritten Annual Replacement Reserves" or "U/W Annual Replacement Reserves" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "Underwritten Annual TI/LC Reserves" or "U/W Annual TI/LC Reserves" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "Underwritten Expenses" or "U/W Expenses" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     - if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include --

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses, and

     - ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     In the case of hospitality properties, Underwritten Expenses included such departmental expenses as --

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses such as --

         1. general and administrative expenses,

         2. management fees,

         3. marketing expenses, and

         4. franchise fees.

     "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI --

     - underwritten capital expenditure reserves,

     - underwritten furniture, fixtures and equipment reserves (for hospitality properties), and

     - underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "Underwritten NCF Debt Service Coverage Ratio" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of --

     - the annualized U/W NCF for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then U/W NCF DSCR is the ratio of --

     - the total U/W NCF for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.age loan.

     With respect to the Birch Run Mortgage Loan Senior Portion, U/W NCF DSCR is the ratio of --

     - the annualized U/W NCF for the Birch Run Property for the specified operating period, to

     - the Annual Debt Service for the Birch Run Mortgage Loan Senior Portion.

     Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the U/W NCF DSCR is derived as discussed in that section.

     "Underwritten NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten NOI Debt Service Coverage Ratio", "Underwritten NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of --

     - the Underwritten NOI for the related mortgaged real property or properties, to

     - the Annual Debt Service for the related underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Underwritten NOI DSCR means the ratio of --

     - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten Revenues" or "U/W Revenues" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements;

     - in the case of the commercial properties, other than hospitality properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus --

         1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, and/or

         2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods; and

     - in the case of hospitality properties, annual revenues consistent with historical operating trends and market and competitive conditions, including guest room rates, food and beverage charges, telephone charges and other revenues.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were decreased to take into account --

     - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

     - lender's minimum vacancy underwriting criteria for the applicable property type, and

     - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property.

     "Units", "Pads" and "Rooms", respectively, mean:

     - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A to this prospectus supplement as "Units";

     - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A to this prospectus supplement as "Pads"; and

     - in the case of a mortgaged real property operated as a hotel or motel, the number of rooms, which are referred to in Annex A to this prospectus supplement as "Rooms".

     "Weighted Average Life to Maturity" means, with respect to any pooled mortgage loan, the number of years obtained by dividing:

         (1) the then outstanding principal amount of the note of the mortgage loan into

         (2) the total of the products obtained by multiplying:

              (a) the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

                  by

              (b) the number of years (calculated to the nearest one-twelfth)
                  that will elapse between such date and the date on which such payment is to be made.

     "Weighted Average Pool Pass-Through Rate -- Type I" means, for any payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

     A. in the case of each mortgage loan in the trust that accrues interest on a 30/360 basis, an annual rate equal to --

         (1) the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

         (2) the related Administrative Fee Rate; and

     B. in the case of each mortgage loan in the trust that accrues interest on an actual/360 basis, an annual rate generally equal to the product of 12 times a fraction, expressed as a percentage --

         (1) the numerator of which fraction is, subject to adjustment as described below in this definition, the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would otherwise have accrued, in each case, with respect to that mortgage loan on an actual/360 basis, during the related interest accrual period, based on --

              - its Stated Principal Balance immediately preceding that payment date, and

              - a rate per annum equal to its mortgage interest rate in effect as of the cut-off date, minus the related Administrative Fee Rate, and

         (2) the denominator of which fraction is the Stated Principal Balance of the mortgage loan immediately prior to that payment date.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan in the trust that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the payment account to the interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the interest reserve account to the payment account during that month.

     "Weighted Average Pool Pass-Through Rate -- Type II" means, for any payment date, a weighted average rate calculated in the same manner as Weighted Average Pool Pass-Through Rate -- Type I for that payment date, except that the relevant rate described in clause A. or clause B. of the definition of "Weighted Average Pool Pass-Through Rate -- Type I" (subject to adjustment as described in the last paragraph of that definition) with respect to the Birch Run Mortgage Loan will be weighted based on the Allocated Principal Balance of the Birch Run Mortgage Loan Senior Portion rather than on the entire Stated Principal Balance of the Birch Run Mortgage Loan.

     "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

     "Year Built" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "Year Renovated" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "Yield Maintenance Calculation Method Type 1" means a yield maintenance premium that is equal to the greater of:

     - one percent of the mortgage loan balance at the time of prepayment; or

     - the excess, if any, of --

         (1) the amount of the monthly interest which would otherwise be payable on the principal balance being prepaid from the date of the first day of the calendar month immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar month during the term of the related mortgage note, in which case from the date of prepayment, to and including the mortgage loan's maturity date, over

         (2) the amount of the monthly interest the lender would earn if the principal balance being prepaid were reinvested for the period from the first day of the calendar month immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar month during the term of the related mortgage note, in which case from the date of prepayment, to and including the mortgage loan's maturity date at the Yield Maintenance Interest Rate, with such difference to be discounted to present value at the Yield Maintenance Interest Rate.

     "Yield Maintenance Calculation Method Type 2" means a yield maintenance premium that is equal the greater of:

     - one percent of the principal amount prepaid; or

     - the amount obtained by subtracting --

         (1) the sum of:

              (a) the unpaid principal amount being prepaid, plus

              (b) the amount of interest thereon accrued to the date of such prepayment,
         from

         (2) the sum of the "Current Values" (defined below) of all amounts of principal and interest on the related mortgage note being prepaid that would otherwise have become due on and after the date of such determination if the related mortgage note was not being prepaid.

     The "Current Value" of any amount payable means such amount discounted on a semi-annual basis to its present value on the date of determination at the Yield Maintenance Interest Rate in accordance with the following formula:

                      Amount Payable
  Current Value  =    --------------
                       (1 + d/2)(n)

where:

     d = the Yield Maintenance Interest Rate expressed as a decimal, and

     n = an exponent, which need not be an integer, equal to the number of semiannual periods and portions thereof -- any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of a 30-day month and a 360-day year -- between the date of such determination and the due date of the amount payable.

     "Yield Maintenance Calculation Method Type 3" means a yield maintenance premium that is equal the greater of:

     - one percent of the mortgage loan balance at the time of prepayment; or

     - the excess, if any, of --

         (1) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate, over

         (2) the amount of principal being prepaid.

     "Yield Maintenance Interest Rate" means, with respect to any mortgage loan in the trust, the annualized yield (the "Yield Rate") on securities issued by the United States Treasury having a maturity corresponding to the mortgage loan's Yield Maintenance Discounting Horizon, as the Yield Rate is quoted using the applicable Yield Maintenance Treasury Source and Selection Date.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for this mortgage loan in the column labeled "Yield Maintenance Interest Rate" on Annex A to this prospectus supplement is "Treasury + x", or by zero (0) basis points if the value is "Treasury Flat".

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for this mortgage loan specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A to this prospectus supplement is "Yes".

     "Yield Maintenance Discounting Horizon" means, with respect to any mortgage loan in the trust, the time horizon used to select the appropriate US Treasury Rate that is used when calculating a yield maintenance charge.

     If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A to this prospectus supplement is "Maturity", the Yield Maintenance Discounting Horizon is the scheduled maturity date or anticipated repayment date, as applicable, of the mortgage loan.

     If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A to this prospectus supplement is "WAL", the Yield Maintenance Discounting Horizon is the remaining Weighted Average Life to Maturity of the mortgage loan.

     "Yield Maintenance Treasury Source and Selection Date" means:

     - for Yield Maintenance Calculation Method Type 1 mortgage loans, the date five (5) days prior to the prepayment date, as quoted in the Federal Reserve Statistical Release H15(519), except for the mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as Churchill Village Apartments, which is the date five (5) days prior to the prepayment date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal,

     - for Yield Maintenance Calculation Method Type 2 mortgage loans, the date at least two (2) business days prior to the prepayment date, as quoted in the Federal Reserve Statistical Release H15(519), and

     - for Yield Maintenance Calculation Method Type 3 mortgage loans, the week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release H15(519),

     If the yields for such securities of such maturity are not shown in such publication, then the Yield Maintenance Interest Rate shall be determined by the applicable lender by linear interpolation between the yields of securities of the next longer and shorter maturities. If said Federal Reserve Statistical Release, The Wall Street Journal, or any other information necessary for the determination of the Yield Maintenance Interest Rate in accordance with the foregoing is no longer published or otherwise available, then the Yield Maintenance Interest Rate shall be reasonably determined by the lender based on comparable data.

                                   EXHIBIT A

                      Summary Characteristics of the Underlying
                Mortgage Loans and the Mortgaged Real Properties

           Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                             CUT-OFF DATE BALANCES

                                                                                                 WEIGHTED AVERAGES
                                                              % OF INITIAL    CUMULATIVE %     ---------------------
                                                AGGREGATE         NET        OF INITIAL NET
                                   NUMBER OF     CUT-OFF        MORTGAGE        MORTGAGE                    STATED
RANGE OF CUT-OFF                   MORTGAGE        DATE           POOL            POOL         MORTGAGE   REMAINING
DATE BALANCES                        LOANS       BALANCE        BALANCE          BALANCE         RATE     TERM (MO.)
-------------                      ---------   ------------   ------------   ---------------   --------   ----------
        $0 to $ 1,999,999........      34      $ 41,647,746        4.82%           4.82%        7.593%       115
  2,000,000 to   2,999,999.......      20        50,700,819        5.86           10.68         7.660        109
  3,000,000 to   3,999,999.......      18        64,100,539        7.41           18.09         7.464        112
  4,000,000 to   4,999,999.......      12        54,803,157        6.34           24.43         7.378        118
  5,000,000 to   5,999,999.......       6        32,929,341        3.81           28.24         7.598        116
  6,000,000 to   6,999,999.......       8        52,810,797        6.11           34.35         7.675        109
  7,000,000 to   7,999,999.......       6        44,225,004        5.11           39.46         7.360        111
  8,000,000 to   8,999,999.......       6        50,292,032        5.82           45.28         7.488        114
  9,000,000 to   9,999,999.......       7        68,054,392        7.87           53.15         7.366        110
 10,000,000 to  14,999,999.......       7        88,400,059       10.22           63.37         7.496        114
 15,000,000 to  19,999,999.......       9       157,651,054       18.23           81.60         7.600        123
 20,000,000 to  24,999,999.......       1        23,967,790        2.77           84.37         7.310        118
 25,000,000 to  29,999,999.......       1        29,361,014        3.40           87.77         7.358        118
 30,000,000 to  34,999,999.......       2        65,783,972        7.61           95.37         7.652        117
$35,000,000 to $44,999,999.......       1        40,000,000        4.63          100.00         7.466        117
                                      ---      ------------      ------                         -----        ---
        Totals/Wtd. Avg..........     138      $864,727,715      100.00%                        7.517%       115
                                      ===      ============      ======                         =====        ===

                                     WEIGHTED AVERAGES
                                   ----------------------

                                             CUT-OFF DATE
RANGE OF CUT-OFF                   U/W NCF       LTV
DATE BALANCES                       DSCR        RATIO
-------------                      -------   ------------
        $0 to $ 1,999,999........   1.38x       66.49%
  2,000,000 to   2,999,999.......   1.31        71.04
  3,000,000 to   3,999,999.......   1.42        69.44
  4,000,000 to   4,999,999.......   1.35        69.27
  5,000,000 to   5,999,999.......   1.26        76.93
  6,000,000 to   6,999,999.......   1.32        70.24
  7,000,000 to   7,999,999.......   1.27        76.97
  8,000,000 to   8,999,999.......   1.31        73.20
  9,000,000 to   9,999,999.......   1.28        75.70
 10,000,000 to  14,999,999.......   1.29        73.36
 15,000,000 to  19,999,999.......   1.34        70.02
 20,000,000 to  24,999,999.......   1.43        71.55
 25,000,000 to  29,999,999.......   1.31        74.05
 30,000,000 to  34,999,999.......   1.36        68.08
$35,000,000 to $44,999,999.......   2.68        38.10
                                    ----        -----
        Totals/Wtd. Avg..........   1.39x       69.98%
                                    ====        =====

                                 MORTGAGE TYPE

                                                                                                 WEIGHTED AVERAGES
                           NUMBER     AGGREGATE     % OF INITIAL                   ----------------------------------------------
                             OF        CUT-OFF           NET          MAXIMUM                   STATED               CUT-OFF DATE
                          MORTGAGE       DATE       MORTGAGE POOL   CUT-OFF DATE   MORTGAGE   REMAINING    U/W NCF       LTV
LOAN TYPE                  LOANS       BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)    DSCR        RATIO
---------                 --------   ------------   -------------   ------------   --------   ----------   -------   ------------
Balloon.................    128      $773,976,723       89.51%      $40,000,000     7.546%       113        1.40x       69.62%
Partial IO/ARD..........      1        32,000,000        3.70        32,000,000     7.219        119        1.20        80.00
ARD.....................      2        29,143,438        3.37        23,967,790     7.388        117        1.38        73.43
Fully Amortizing........      6        26,407,555        3.05        19,194,866     7.214        174        1.21        67.06
Interest Only...........      1         3,200,000        0.37         3,200,000     7.150        115        2.66        49.54
                            ---      ------------      ------                       -----        ---        ----        -----
        Totals/Wtd.
          Avg...........    138      $864,727,715      100.00%                      7.517%       115        1.39x       69.98%
                            ===      ============      ======                       =====        ===        ====        =====

                                  ACCRUAL TYPE

                                                     % OF INITIAL                                WEIGHTED AVERAGES
                           NUMBER      AGGREGATE         NET                       ----------------------------------------------
                             OF         CUT-OFF        MORTGAGE       MAXIMUM                   STATED               CUT-OFF DATE
                          MORTGAGE        DATE           POOL       CUT-OFF DATE   MORTGAGE   REMAINING    U/W NCF       LTV
ACCRUAL TYPE                LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)    DSCR        RATIO
------------              ---------   ------------   ------------   ------------   --------   ----------   -------   ------------
Actual/360 Basis........     132      $838,320,160       96.95%     $40,000,000     7.527%       114         1.40x      70.07%
30/360 Basis............       6        26,407,555        3.05       19,194,866     7.214        174         1.21       67.06
                             ---      ------------      ------                      -----        ---        -----       -----
        Totals/Wtd.
          Avg...........     138      $864,727,715      100.00%                     7.517%       115         1.39x      69.98%
                             ===      ============      ======                      =====        ===        =====       =====

                                 MORTGAGE RATES

                                                                                         WEIGHTED AVERAGE
                                                                        CUMULATIVE %   ---------------------
                              NUMBER OF    AGGREGATE     % OF INITIAL    OF INITIAL                 STATED
RANGE OF                      MORTGAGE    CUT-OFF DATE   NET MORTGAGE   NET MORTGAGE   MORTGAGE   REMAINING
MORTGAGE RATES                  LOANS       BALANCE      POOL BALANCE   POOL BALANCE     RATE     TERM (MO.)
--------------                ---------   ------------   ------------   ------------   --------   ----------
6.50% to 6.74%..............       2      $  4,400,000        0.51%          0.51%      6.700%       137
6.75% to 6.99%..............      10        30,254,446        3.50           4.01       6.890        116
7.00% to 7.24%..............      26       183,318,058       21.20          25.21       7.147        123
7.25% to 7.49%..............      33       294,276,133       34.03          59.24       7.388        117
7.50% to 7.74%..............      24       111,714,049       12.92          72.16       7.609        105
7.75% to 7.99%..............      26       133,550,051       15.44          87.60       7.871        113
8.00% to 8.24%..............      11        95,449,312       11.04          98.64       8.129        112
8.25% to 8.49%..............       2         5,155,378        0.60          99.24       8.370        102
8.50% to 8.74%..............       1         2,101,733        0.24          99.48       8.600        106
8.75% to 8.99%..............       3         4,508,556        0.52         100.00       8.808        112
                                 ---      ------------      ------                      -----        ---
        Totals/Wtd. Avg.....     138      $864,727,715      100.00%                     7.517%       115
                                 ===      ============      ======                      =====        ===

                                 WEIGHTED AVERAGE
                              ----------------------
                                        CUT-OFF DATE
RANGE OF                      U/W NCF       LTV
MORTGAGE RATES                 DSCR        RATIO
--------------                -------   ------------
6.50% to 6.74%..............   1.24x       67.25%
6.75% to 6.99%..............   1.26        75.68
7.00% to 7.24%..............   1.30        74.25
7.25% to 7.49%..............   1.49        69.42
7.50% to 7.74%..............   1.37        67.42
7.75% to 7.99%..............   1.32        72.82
8.00% to 8.24%..............   1.42        62.08
8.25% to 8.49%..............   1.39        62.15
8.50% to 8.74%..............   1.31        73.75
8.75% to 8.99%..............   1.99        50.74
                               ----        -----
        Totals/Wtd. Avg.....   1.39x       69.98%
                               ====        =====

                    ORIGINAL TERM TO SCHEDULED MATURITY/ARD

                                                                                             WEIGHTED AVERAGE
                                                                            CUMULATIVE %   ---------------------
RANGE OF ORIGINAL           NUMBER OF       AGGREGATE       % OF INITIAL     OF INITIAL                 STATED
TERMS TO SCHEDULED          MORTGAGE      CUT-OFF DATE      NET MORTGAGE    NET MORTGAGE   MORTGAGE   REMAINING
MATURITY/ARD (MONTHS)         LOANS         BALANCES        POOL BALANCE    POOL BALANCE     RATE     TERM (MO.)
---------------------       ---------   -----------------   -------------   ------------   --------   ----------
<120......................       9        $ 44,872,902           5.19%           5.19%      7.518%        83
 =120.....................     122         792,218,570          91.61           96.80       7.527        115
>120......................       7          27,636,243           3.20          100.00       7.245        172
                               ---        ------------         ------                       -----        ---
        Totals/Wtd. Avg...     138        $864,727,715         100.00%                      7.517%       115
                               ===        ============         ======                       =====        ===

                               WEIGHTED AVERAGE
                            ----------------------
RANGE OF ORIGINAL                     CUT-OFF DATE
TERMS TO SCHEDULED          U/W NCF       LTV
MATURITY/ARD (MONTHS)        DSCR        RATIO
---------------------       -------   ------------
<120......................  1.33x        70.96
 =120.....................   1.40        70.03
>120......................   1.21        66.89
                             ----        -----
        Totals/Wtd. Avg...  1.39x        69.98%
                             ====        =====

                            MORTGAGE LOAN SEASONING

                                                                                             WEIGHTED AVERAGE
                                                                           CUMULATIVE %    ---------------------
                            NUMBER OF    AGGREGATE       % OF INITIAL     OF INITIAL NET                STATED
        SEASONING           MORTGAGE    CUT-OFF DATE     NET MORTGAGE        MORTGAGE      MORTGAGE   REMAINING
         (MONTHS)             LOANS       BALANCE        POOL BALANCE      POOL BALANCE      RATE     TERM (MO.)
        ---------           ---------   ------------   ----------------   --------------   --------   ----------
 0 to 5...................      92      $665,450,375         76.95%            76.95%       7.427%       117
 6 to 11..................      27       157,673,881         18.23             95.19        7.774        110
12 to 23..................       7        30,485,702          3.53             98.71        8.067        104
> = 24....................      12        11,117,758          1.29            100.00        7.739        101
                               ---      ------------        ------                          -----        ---
        Totals/Wtd. Avg...     138      $864,727,715        100.00%                         7.517%       115
                               ===      ============        ======                          =====        ===

                               WEIGHTED AVERAGE
                            ----------------------
                                      CUT-OFF DATE
        SEASONING           U/W NCF       LTV
         (MONTHS)            DSCR        RATIO
        ---------           -------   ------------
 0 to 5...................  1.42x        69.69%
 6 to 11..................   1.33        71.45
12 to 23..................   1.26        71.45
> = 24....................   1.30        62.47
                             ----        -----
        Totals/Wtd. Avg...  1.39x        69.98%
                             ====        =====

                    REMAINING TERM TO SCHEDULED MATURITY/ARD

                                                                            CUMULATIVE %       WEIGHTED AVERAGES
                                                                           OF INITIAL NET    ---------------------
RANGE OF REMAINING          NUMBER OF    AGGREGATE     % OF INITIAL NET       MORTGAGE                    STATED
TERMS TO SCHEDULED          MORTGAGE    CUT-OFF DATE     MORTGAGE POOL          POOL         MORTGAGE   REMAINING
MATURITY/ARD (MONTHS)         LOANS       BALANCE           BALANCE            BALANCE         RATE     TERM (MO.)
---------------------       ---------   ------------   -----------------   ---------------   --------   ----------
  0 to  83................       9      $ 27,381,483          3.17%              3.17%        7.547%        75
 84 to 107................      13        51,364,978          5.94               9.11         7.820         98
108 to 119................     102       741,184,010         85.71              94.82         7.519        116
120 to 179................      13        43,547,243          5.04              99.86         7.133        151
180.......................       1         1,250,000          0.14             100.00         6.700        180
                               ---      ------------        ------                            -----        ---
        Totals/Wtd. Avg...     138      $864,727,715        100.00%                           7.517%       115
                               ===      ============        ======                            =====        ===

                              WEIGHTED AVERAGES
                            ----------------------
RANGE OF REMAINING                    CUT-OFF DATE
TERMS TO SCHEDULED          U/W NCF       LTV
MATURITY/ARD (MONTHS)        DSCR        RATIO
---------------------       -------   ------------
  0 to  83................   1.32x       71.87%
 84 to 107................   1.29        70.69
108 to 119................   1.41        69.85
120 to 179................   1.22        70.61
180.......................   1.33        53.19
                             ----        -----
        Totals/Wtd. Avg...   1.39x       69.98%
                             ====        =====

                               PREPAYMENT PREMIUM

                                                                                               WEIGHTED AVERAGES
                                                                                             ---------------------
                            NUMBER OF    AGGREGATE     % OF INITIAL NET        MAXIMUM                    STATED
                            MORTGAGE    CUT-OFF DATE     MORTGAGE POOL      CUT-OFF DATE     MORTGAGE   REMAINING
PREPAYMENT PREMIUM            LOANS       BALANCE           BALANCE            BALANCE         RATE     TERM (MO.)
------------------          ---------   ------------   -----------------   ---------------   --------   ----------
Lockout/Defeasance........     115      $787,164,953         91.03%          $40,000,000      7.524%       115
Lockout/> of YM or 1%.....      23        77,562,763          8.97            32,000,000      7.449        115
                               ---      ------------        ------                            -----        ---
        Totals/Wtd. Avg...     138      $864,727,715        100.00%                           7.517%       115
                               ===      ============        ======                            =====        ===

                              WEIGHTED AVERAGES
                            ----------------------
                                      CUT-OFF DATE
                            U/W NCF       LTV
PREPAYMENT PREMIUM           DSCR        RATIO
------------------          -------   ------------
Lockout/Defeasance........   1.41x       69.53%
Lockout/> of YM or 1%.....   1.27        74.59
                             ----        -----
        Totals/Wtd. Avg...   1.39x       69.98%
                             ====        =====

                      PREPAYMENT PREMIUM BY MORTGAGE RATE

                                                                           WEIGHTED AVERAGES         % OF INITIAL POOL BALANCE
                                                         % OF INITIAL    ----------------------    ------------------------------
                            NUMBER OF     AGGREGATE          NET                       STATED                       LOCKOUT THEN
                            MORTGAGE       CUT-OFF         MORTGAGE      MORTGAGE    REMAINING     LOCKOUT THEN    GREATER OF 1%
MORTGAGE RATE                 LOANS      DATE BALANCE    POOL BALANCE      RATE      TERM (MO.)     DEFEASANCE     OR YLD. MAINT.
-------------               ---------    ------------    ------------    --------    ----------    ------------    --------------
6.50% to 6.74%............       2       $  4,400,000         0.51%       6.700%        137            0.51%            0.00%
6.75% to 6.99%............      10         30,254,446         3.50        6.890         116            3.39             0.11
7.00% to 7.24%............      26        183,318,058        21.20        7.147         123           16.60             4.60
7.25% to 7.49%............      33        294,276,133        34.03        7.388         117           32.72             1.31
7.50% to 7.74%............      24        111,714,049        12.92        7.609         105           12.61             0.31
7.75% to 7.99%............      26        133,550,051        15.44        7.871         113           13.74             1.71
8.00% to 8.24%............      11         95,449,312        11.04        8.129         112           10.20             0.84
8.25% to 8.49%............       2          5,155,378         0.60        8.370         102            0.60             0.00
8.50% to 8.74%............       1          2,101,733         0.24        8.600         106            0.24             0.00
8.75% to 8.99%............       3          4,508,556         0.52        8.808         112            0.44             0.08
                               ---       ------------       ------        -----         ---           -----             ----
         Totals/Wtd.
           Avg............     138       $864,727,715       100.00%       7.517%        115           91.03%            8.97%
                               ===       ============       ======        =====         ===           =====             ====

      INITIAL LOAN POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (1)

                                                         MONTHS FOLLOWING CUT-OFF DATE
                                       ------------------------------------------------------------------
PREPAYMENT RESTRICTION                   0         12        24        36        48        60        72
----------------------                 ------    ------    ------    ------    ------    ------    ------
Remaining Pool Balance(2)............  100.00%    98.95%    97.82%    96.59%    95.24%    93.11%    91.55%
Locked(3)............................  100.00     99.70     99.06     94.97     94.88     90.88     90.87
Greater of 1% or Yield Maintenance...    0.00      0.30      0.94      5.03      5.12      9.12      9.13
Open.................................    0.00      0.00      0.00      0.00      0.00      0.00      0.00
                                       ------    ------    ------    ------    ------    ------    ------
         Totals......................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                       ======    ======    ======    ======    ======    ======    ======

                                          MONTHS FOLLOWING CUT-OFF DATE
                                       ------------------------------------
PREPAYMENT RESTRICTION                   84        96       108       120
----------------------                 ------    ------    ------    ------
Remaining Pool Balance(2)............   86.38%    84.27%    78.35%     1.40%
Locked(3)............................   91.00     91.37     83.25     89.03
Greater of 1% or Yield Maintenance...    9.00      8.63      9.02     10.97
Open.................................    0.00      0.00      7.73      0.00
                                       ------    ------    ------    ------
         Totals......................  100.00%   100.00%   100.00%   100.00%
                                       ======    ======    ======    ======

---------------

(1) All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the Initial Pool Balance at the specified point in time.

(3) Locked includes loans in defeasance.

                                 PROPERTY TYPES

                                                                                                  WEIGHTED AVERAGES
                                                                                                ---------------------
                                      NUMBER OF     AGGREGATE     % OF INITIAL     MAXIMUM                   STATED
                                      MORTGAGED    CUT-OFF DATE   NET MORTGAGE   CUT-OFF DATE   MORTGAGE   REMAINING
PROPERTY TYPES                        PROPERTIES     BALANCE      POOL BALANCE     BALANCE        RATE     TERM (MO.)
--------------                        ----------   ------------   ------------   ------------   --------   ----------
Anchored Retail.....................      30       $236,215,448       27.32%     $40,000,000     7.355%       121
  Anchored Retail...................      16        139,865,117       16.17       19,194,866     7.285        123
  Anchored Retail, Factory Outlet
    Center..........................       1         40,000,000        4.63       40,000,000     7.466        117
  Shadow Anchored Retail............       7         26,640,855        3.08        8,202,054     7.419        124
  Single Tenant Retail, Anchor......       5         23,667,414        2.74        8,160,141     7.503        113
  Anchored Retail, Credit...........       1          6,042,062        0.70        6,042,062     7.400        118
Office..............................      27        183,585,564       21.23       29,361,014     7.526        112
Multifamily.........................      22        108,639,839       12.56       32,000,000     7.225        113
Full Service Hotel..................       7         78,884,937        9.12       33,783,972     7.964        115
Unanchored Retail...................      17         68,704,699        7.95       14,980,615     7.668        115
Industrial..........................      10         52,729,172        6.10       17,655,342     7.977        113
Office/Industrial...................      11         50,027,251        5.79       15,659,163     7.529        111
Mixed Use...........................       6         43,732,424        5.06       19,309,776     7.456        114
Self Storage........................       6         26,497,860        3.06        9,821,531     7.605        116
Ground Lease........................       4         11,017,167        1.27        5,175,647     7.538        115
Mobile Home Park....................       1          4,693,356        0.54        4,693,356     7.100        118
                                         ---       ------------      ------                      -----        ---
        Totals/Wtd. Avg.............     141       $864,727,715      100.00%                     7.517%       115
                                         ===       ============      ======                      =====        ===

                                        WEIGHTED AVERAGES
                                      ----------------------
                                                CUT-OFF DATE
                                      U/W NCF       LTV
PROPERTY TYPES                         DSCR        RATIO
--------------                        -------   ------------
Anchored Retail.....................   1.51x       68.12%
  Anchored Retail...................   1.28        74.37
  Anchored Retail, Factory Outlet
    Center..........................   2.68        38.10
  Shadow Anchored Retail............   1.28        72.20
  Single Tenant Retail, Anchor......   1.23        75.73
  Anchored Retail, Credit...........   1.26        74.41
Office..............................   1.33        72.84
Multifamily.........................   1.25        77.19
Full Service Hotel..................   1.54        59.01
Unanchored Retail...................   1.32        71.14
Industrial..........................   1.36        66.09
Office/Industrial...................   1.31        72.42
Mixed Use...........................   1.32        70.58
Self Storage........................   1.45        68.03
Ground Lease........................   1.63        68.87
Mobile Home Park....................   1.20        78.22
                                       ----        -----
        Totals/Wtd. Avg.............   1.39x       69.98%
                                       ====        =====

                              ENCUMBERED INTEREST

                                                                                                   WEIGHTED AVERAGES
                                                                                      -------------------------------------------
                            NUMBER OF     AGGREGATE     % OF INITIAL     MAXIMUM                   STATED     U/W    CUT-OFF DATE
                            MORTGAGED    CUT-OFF DATE   NET MORTGAGE   CUT-OFF DATE   MORTGAGE   REMAINING    NCF        LTV
ENCUMBERED INTEREST         PROPERTIES     BALANCE      POOL BALANCE     BALANCE        RATE     TERM (MO.)   DSCR      RATIO
-------------------         ----------   ------------   ------------   ------------   --------   ----------   ----   ------------
Ownership.................     135       $832,838,539       96.31%     $40,000,000     7.514%       116       1.39x     69.99%
Ownership in part and
  Leasehold in part.......       2         21,304,756        2.46       12,573,502     7.469        117       1.40      70.93
Leasehold.................       4         10,584,420        1.22        4,732,448     7.843         99       1.43      66.88
                               ---       ------------      ------                      -----        ---       ----      -----
        Totals/Wtd. Avg...     141       $864,727,715      100.00%                     7.517%       115       1.39x     69.98%
                               ===       ============      ======                      =====        ===       ====      =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                 % OF INITIAL                        WEIGHTED AVERAGES
                                                                     NET          CUMULATIVE %     ---------------------
                                 NUMBER OF       AGGREGATE         MORTGAGE        OF INITIAL                   STATED
RANGE OF CUT-OFF DATE            MORTGAGE         CUT-OFF            POOL         NET MORTGAGE     MORTGAGE   REMAINING
LOAN-TO-VALUE RATIO                LOANS       DATE BALANCE        BALANCE        POOL BALANCE       RATE     TERM (MO.)
---------------------            ---------   -----------------   ------------   ----------------   --------   ----------
 0.00% to 44.99%...............       2        $ 40,727,094           4.71%              4.71%      7.490%       117
45.00% to 49.99%...............       2           4,991,219           0.58               5.29       7.746        115
50.00% to 54.99%...............       7          13,091,178           1.51               6.80       7.526        120
55.00% to 59.99%...............       9          75,959,763           8.78              15.59       7.834        116
60.00% to 64.99%...............      13          60,206,626           6.96              22.55       7.993        111
65.00% to 69.99%...............      19         102,267,902          11.83              34.37       7.556        127
70.00% to 74.99%...............      47         291,327,122          33.69              68.06       7.488        112
75.00% to 79.99%...............      34         219,302,263          25.36              93.43       7.371        116
80.00% to 84.99%...............       5          56,854,549           6.57             100.00       7.234        112
                                    ---        ------------         ------                          -----        ---
        Totals/Wtd. Avg........     138        $864,727,715         100.00%                         7.517%       115
                                    ===        ============         ======                          =====        ===

                                   WEIGHTED AVERAGES
                                 ----------------------
                                           CUT-OFF DATE
RANGE OF CUT-OFF DATE            U/W NCF       LTV
LOAN-TO-VALUE RATIO               DSCR        RATIO
---------------------            -------   ------------
 0.00% to 44.99%...............   2.66x       38.12%
45.00% to 49.99%...............   2.40        49.13
50.00% to 54.99%...............   1.47        52.97
55.00% to 59.99%...............   1.52        57.50
60.00% to 64.99%...............   1.38        63.64
65.00% to 69.99%...............   1.36        67.35
70.00% to 74.99%...............   1.31        73.10
75.00% to 79.99%...............   1.26        77.85
80.00% to 84.99%...............   1.22        80.34
                                  ----        -----
        Totals/Wtd. Avg........   1.39x       69.98%
                                  ====        =====

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO

                                                      % OF INITIAL     CUMULATIVE %      WEIGHTED AVERAGES
                                                          NET         OF INITIAL NET   ---------------------
                          NUMBER OF    AGGREGATE        MORTGAGE         MORTGAGE                   STATED
RANGE OF                  MORTGAGE    CUT-OFF DATE        POOL             POOL        MORTGAGE   REMAINING
U/W NCF DSCR (X)            LOANS       BALANCE         BALANCE          BALANCE         RATE     TERM (MO.)
----------------          ---------   ------------   --------------   --------------   --------   ----------
1.15 to 1.19............       4      $ 27,611,933         3.19%            3.19%       7.321%       124
1.20 to 1.24............      22       146,467,406        16.94            20.13        7.361        123
1.25 to 1.29............      39       208,629,222        24.13            44.26        7.424        114
1.30 to 1.34............      36       193,321,606        22.36            66.61        7.489        112
1.35 to 1.39............      15       104,744,203        12.11            78.73        7.782        114
1.40 to 1.44............       5        32,258,028         3.73            82.46        7.406        111
1.45 to 1.49............       3        10,080,481         1.17            83.62        7.495        112
1.50 to 1.54............       3        50,106,993         5.79            89.42        7.861        117
1.55 to 1.99............       8        46,317,602         5.36            94.77        7.791        115
2.00 to 2.69............       3        45,190,243         5.23           100.00        7.503        117
                             ---      ------------       ------                         -----        ---
    Totals/Wtd. Avg. ...     138      $864,727,715       100.00%                        7.517%       115
                             ===      ============       ======                         =====        ===

                            WEIGHTED AVERAGES
                          ----------------------
                                    CUT-OFF DATE
RANGE OF                  U/W NCF       LTV
U/W NCF DSCR (X)           DSCR        RATIO
----------------          -------   ------------
1.15 to 1.19............    1.19x      76.98%
1.20 to 1.24............    1.22       76.30
1.25 to 1.29............    1.26       74.34
1.30 to 1.34............    1.32       72.98
1.35 to 1.39............    1.37       68.21
1.40 to 1.44............    1.43       70.82
1.45 to 1.49............    1.46       58.93
1.50 to 1.54............    1.51       58.19
1.55 to 1.99............    1.62       61.72
2.00 to 2.69............    2.66       39.73
                           -----       -----
    Totals/Wtd. Avg. ...    1.39x      69.98%
                           =====       =====

                SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO

                                                         % OF INITIAL     CUMULATIVE %      WEIGHTED AVERAGES
                                                             NET         OF INITIAL NET   ---------------------
                             NUMBER OF    AGGREGATE        MORTGAGE         MORTGAGE                   STATED
RANGE OF SCHEDULED MATURITY  MORTGAGE    CUT-OFF DATE        POOL             POOL        MORTGAGE   REMAINING
DATE/ARD LTV RATIO             LOANS       BALANCE         BALANCE          BALANCE         RATE     TERM (MO.)
---------------------------  ---------   ------------   --------------   --------------   --------   ----------
 0.00% to  4.99%.........         6      $ 26,407,555         3.05%            3.05%       7.214%       174
 5.00% to 49.99%.........        18       124,197,407        14.36            17.42        7.728        115
50.00% to 54.99%.........         8        75,894,586         8.78            26.19        7.963        112
55.00% to 59.99%.........        16        52,853,706         6.11            32.31        7.557        113
60.00% to 64.99%.........        31       159,667,359        18.46            50.77        7.422        115
65.00% to 69.99%.........        48       367,296,127        42.48            93.25        7.453        114
70.00% to 79.99%.........        11        58,410,975         6.75           100.00        7.256        104
                                ---      ------------       ------                         -----        ---
    Totals/Wtd. Avg. ....       138      $864,727,715       100.00%                        7.517%       115
                                ===      ============       ======                         =====        ===

                               WEIGHTED AVERAGES
                             ----------------------
                                       CUT-OFF DATE
RANGE OF SCHEDULED MATURITY  U/W NCF       LTV
DATE/ARD LTV RATIO            DSCR        RATIO
---------------------------  -------   ------------
 0.00% to  4.99%.........      1.21x      67.06%
 5.00% to 49.99%.........      1.91       50.76
50.00% to 54.99%.........      1.47       63.27
55.00% to 59.99%.........      1.39       65.96
60.00% to 64.99%.........      1.31       71.62
65.00% to 69.99%.........      1.27       76.44
70.00% to 79.99%.........      1.27       79.37
                              -----       -----
    Totals/Wtd. Avg. ....      1.39x      69.98%
                              =====       =====

                                     STATES

                                                                      CUMULATIVE %                  WEIGHTED AVERAGES
                                                                     OF INITIAL NET   ----------------------------------------------
                          NUMBER OF     AGGREGATE     % OF INITIAL      MORTGAGE                   STATED               CUT-OFF DATE
                          MORTGAGED      CUT-OFF      NET MORTGAGE        POOL        MORTGAGE   REMAINING    U/W NCF       LTV
STATES/REGIONS            PROPERTIES   DATE BALANCE   POOL BALANCE      BALANCE         RATE     TERM (MO.)    DSCR        RATIO
--------------            ----------   ------------   ------------   --------------   --------   ----------   -------   ------------
Southern
  California(1).........      25       $182,696,848       21.13%          21.13%       7.448%       123        1.32x       71.90%
Northern
  California(2).........      12         83,797,720        9.69           30.82        7.419        115        1.30        71.99
Arizona.................      12         69,818,844        8.07           38.89        7.708        113        1.40        66.23
Michigan................       5         65,816,099        7.61           46.50        7.479        117        2.15        50.58
New York................       4         57,833,602        6.69           53.19        7.555        116        1.27        74.89
New Jersey..............       5         56,102,117        6.49           59.68        7.470        110        1.27        75.58
Florida.................       6         36,610,555        4.23           63.91        7.608        112        1.33        72.60
Oregon..................       3         36,144,415        4.18           68.09        7.364        118        1.37        72.98
Maryland................       5         32,833,203        3.80           71.89        7.908        111        1.35        68.37
Massachusetts...........       5         28,827,927        3.33           75.22        7.507        117        1.35        67.01
Nevada..................       9         28,401,396        3.28           78.51        7.467        105        1.38        71.04
South Carolina..........       2         22,515,585        2.60           81.11        7.324        116        1.23        78.19
Texas...................       6         21,922,247        2.54           83.65        7.795        106        1.30        70.47
Virginia................       2         20,804,791        2.41           86.05        7.235        118        1.26        76.84
Washington..............       3         18,286,374        2.11           88.17        7.084        115        1.30        70.07
Minnesota...............       6         13,199,692        1.53           89.69        7.637        125        1.28        72.18
Oklahoma................       6         12,549,430        1.45           91.15        7.757        113        1.49        70.40
New Mexico..............       2         10,201,866        1.18           92.33        7.646        116        1.58        61.37
Connecticut.............       1          9,871,661        1.14           93.47        7.820        115        1.37        75.36
North Carolina..........       3          9,307,281        1.08           94.54        7.783        117        1.43        61.71
Illinois................       3          8,444,077        0.98           95.52        7.617        114        1.77        63.20
Utah....................       4          7,733,291        0.89           96.41        7.779         92        1.33        66.31
Pennsylvania............       1          7,040,981        0.81           97.23        7.500         82        1.30        74.90
Wisconsin...............       1          5,584,454        0.65           97.87        7.930        115        1.31        73.48
Georgia.................       1          3,886,643        0.45           98.32        7.990        114        1.38        71.97
Tennessee...............       2          3,456,169        0.40           98.72        7.146        118        1.32        77.75
North Dakota............       3          3,219,226        0.37           99.10        6.750        119        1.30        79.10
Rhode Island............       1          2,491,383        0.29           99.38        7.966        114        1.30        73.28
West Virginia...........       1          2,300,000        0.27           99.65        6.750        120        1.23        83.64
Idaho...................       1          1,650,000        0.19           99.84        6.900        120        1.20        79.90
Colorado................       1          1,379,840        0.16          100.00        8.100         96        1.28        51.11
                             ---       ------------      ------                        -----        ---        ----        -----
    Totals/Wtd. Avg. ...     141       $864,727,715      100.00%                       7.517%       115        1.39x       69.98%
                             ===       ============      ======                        =====        ===        ====        =====

---------------

(1) Southern California includes properties that are located in zip codes of 93906 or lower.

(2) Northern California includes properties that are located in zip codes of 94025 or higher.

                                    ANNEX A

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

           Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in this Annex A, each ARD Loan is
              assumed to mature on its anticipated repayment date.

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION

                       MORTGAGE
CONTROL                  LOAN                                                                             ZIP
NUMBER   LOAN NUMBER    SELLER   LOAN / PROPERTY NAME     PROPERTY ADDRESS            CITY        STATE   CODE      COUNTY
------   -----------    ------   --------------------     ----------------            ----        -----   ----      ------
 101a    03-0812084      GCFP    Birch Run Outlet      12240 South Beyer Road   Birch Run           MI   48415  Saginaw
                                 Center (Senior
                                 Portion)
 102     03-0810433      GCFP    Phoenix Marriott      1101 North 44th Street   Phoenix             AZ   85008  Maricopa
 103     03-0810464      GCFP    Imperial Apartments   221 Berkman Drive and    Middletown          NY   10941  Orange
                                                       Imperial Park Route 211
                                                       East
 104     03-0810338      GCFP    Pacific Plaza at      10935 and 10945 Vista    San Diego           CA   92130  San Diego
                                 Torrey Hills          Sorrento Parkway
 105     7002902         SBRC    Murray Business       3601 SW Murray           Beaverton           OR   97005  Washington
                                 Center                Boulevard
 106     7003019         SBRC    The Cannery           2801 Leavenworth Street  San Francisco       CA   94133  San Francisco

 107     010-00000688    AMCC    The Marketplace at    39176 - 39340 10th       Palmdale            CA   93551  Los Angeles
                                 Palmdale              Street West
 108     12510           GCFP    Metro Park Office     6354 Walker Lane         Springfield         VA   22310  Fairfax
                                 Building
 109     03-0810320      GCFP    Hilton Garden Inn     6450 Carlsbad Boulevard  Carlsbad            CA   92009  San Diego
 110     7001810         SBRC    A&P Warehouse -       10 Boulevard Avenue      Central Islip       NY   11722  Suffolk
                                 Central Islip
 111     7001811         SBRC    A&P Warehouse -       4801 Hollins Ferry Road  Baltimore           MD   21227  Baltimore
                                 Baltimore
 112     7002860         SBRC    Cumberland Crossing   2231-2299 North Second   Millville           NJ   08332  Cumberland
                                                       Street
 113     03-0812070      GCFP    Lakeshore             5241 Harvey Street       Norton Shores       MI   49444  Muskegon
                                 Marketplace Shopping
                                 Center
 114     7002913         SBRC    Redwood Business      1400 and 1420 North      Petaluma            CA   94954  Sonoma
                                 Park Loan # 3         McDowell Boulevard
 115     03-0810448      GCFP    Paramus Plaza         545 Route 17 South       Paramus             NJ   07652  Bergen
 116     010-00000659    AMCC    2811 Wilshire         2811 Wilshire Boulevard  Santa Monica        CA   90403  Los Angeles
                                 Boulevard
 117     7002921         SBRC    Ralph's Market        1058-1090 Third Avenue   Chula Vista         CA   91911  San Diego
                                 Center
 118     7002275         SBRC    Market Square         1440 W.O. Ezell          Spartanburg         SC   29301  Spartanburg
                                 Shopping Center       Boulevard
 119     6604714         SBRC    Woodland Manor        Pomponio Avenue          South Plainfield    NJ   07080  Middlesex
                                 Apartments
 120     03-0810266      GCFP    Holiday Inn Hotel     75 Highwood Drive        Tewksbury           MA   10876  Middlesex
                                 and Resort -
                                 Tewksbury
 121     12624           GCFP    Muir Station          500-590 Center Avenue    Martinez            CA   94553  Contra Costa
                                 Shopping Center
 122     7002305         SBRC    Medical Pavilion      25 Hospital Center       Hilton Head         SC   29926  Beaufort
                                                       Boulevard                Island
 123     010-00000768    AMCC    Spring Creek          2850 Bonanza Road        Las Vegas           NV   89101  Clark
                                 Apartments
 124     12342           GCFP    Raymour & Flanigan    50 Hale Road             Manchester          CT   06040  Hartford
                                 Plaza
 125     03-0810281      GCFP    Culver City Self      9930 Jefferson           Culver City         CA   90232  Los Angeles
                                 Storage               Boulevard
 126     7002298         SBRC    Central Park Plaza    7329-7379 Milliken       Rancho Cucamonga    CA   91701  San Bernardino
                                                       Avenue
 127     7002815         SBRC    Joesler Village       1745-1865 East River     Tucson              AZ   85718  Pima
                                                       Road and 4419-4429
                                                       Campbell Avenue
 128     03-0810329      GCFP    Euclid Business       14351-14371 Euclid       Garden Grove        CA   92843  Orange
                                 Center                Street and 10742-10862
                                                       Capital Avenue
 129     03-0810311      GCFP    4300 Sprint           4300 Sprint Boulevard    Rio Rancho          NM   87124  Sandoval
                                 Boulevard Northeast   Northeast
 130     7001198         SBRC    North Caroll          2320 Hanover Pike        Hampstead           MD   21074  Carroll
                                 Shopping Center
 131     7002917         SBRC    Redwood Business      5341 Old Redwood         Petaluma            CA   94954  Sonoma
                                 Park Loan # 4         Highway
 132     03-0810263      GCFP    Cochrane Plaza        102-230 Cochrane Road    Morgan Hill         CA   95037  Santa Clara
 133     03-0810279      GCFP    Lowe's Home           1717 Freeway Drive       Mount Vernon        WA   98273  Skagit
                                 Improvement
                                 Warehouse
 134     11663           GCFP    Millennium II Office  6501 Congress Avenue     Boca Raton          FL   33487  Palm Beach
                                 Building
 135     7002301         SBRC    Alta Loma Square      8710-8798 19th Street    Rancho Cucamonga    CA   91701  San Bernardino
------------------------------------------------------------------------------------------------------------------------------
 136     7001963         SBRC    Remington Apartments
                                 / Winslow Glen
                                 Apartments Portfolio
 136a    7001963a                Remington Apartments  7125 South Santa Fe      Oklahoma City       OK   73139  Oklahoma
                                                       Avenue
 136b    7001963b                Winslow Glen          4750 Northwest 23rd      Oklahoma City       OK   73127  Oklahoma
                                 Apartments            Street
------------------------------------------------------------------------------------------------------------------------------
 137     03-0812752      GCFP    Shadow Lakes          500 Shadow Lakes         Ormond Beach        FL   32174  Volusia
                                 Apartments            Boulevard
 138     12172           GCFP    Medical Center West   5700 West Genesee        Camillus            NY   13031  Onondaga
                                                       Street
 139     03-0812753      GCFP    Willow Grove Office   2300 Computer Avenue     Willow Grove        PA   19090  Montgomery
                                 Mews
 140     010-00000720    AMCC    Agilent Technologies  4238 Southwest Research  Corvallis           OR   97333  Benton
                                 Building              Way
 141     7001995         SBRC    Cornelius Apartments  306 Blanchard Street     Seattle             WA   98121  King
 142     03-0812074      GCFP    1698 Vierling Drive   1698 Vierling Drive      Shakopee            MN   55379  Scott
                                 East                  East
 143     7001304         SBRC    Sarno Business        1020-2260 Sarno Road     Melbourne           FL   32935  Brevard
                                 Complex
 144     03-0812754      GCFP    Cherry Hill Office    1930-36 Route 70 East    Cherry Hill         NJ   08003  Camden
                                 Mews
 145     4010669          ALD    MJ Ocala Hilton       3600 Southwest 36th      Ocala               FL   34474  Marion
                                                       Avenue
 146     12261           GCFP    Freeport              4625 North 45th Avenue   Phoenix             AZ   85031  Maricopa
                                 Distribution
 147     010-00000766    AMCC    Patrice Place         530-550 Patrice Place    Los Angeles         CA   90248  Los Angeles
                                 Industrial
 148     010-00000749    AMCC    Figueroa  Industrial  18093 - 18239 South      Los Angeles         CA   90248  Los Angeles
                                                       Figueroa Street
 149     11777           GCFP    5900 Sepulveda        5900 Sepulveda           Van Nuys            CA   91411  Los Angeles
                                 Boulevard Office      Boulevard
                                 Building
 150     020-00000071    AMCC    Sunrise Trade Center  2690 Sunrise Boulevard   Rancho Cordova      CA   95742  Sacramento
 151     6604590         SBRC    Eatontown Shopping    65 Route 36              Eatontown           NJ   07724  Monmouth
                                 Center
 152     03-0810335      GCFP    Nexus and Valencia    9040 and 9050 East       Tucson              AZ   85747  Pima
                                 Shopping Center       Valencia Road
 153     7002833         SBRC    Kmart Centre          2330 Crest View Drive    Hudson              WI   54016  St. Croix
 154     010-00000735    AMCC    Longley West Plaza    7671, 7675, 7685 and     Reno                NV   89511  Washoe
                                                       7689 South Virginia
                                                       Street
 155     03-0810410      GCFP    331-335 Putnam        331-335 Putnam Avenue &  Cambridge           MA   02139  Middlesex
                                 Avenue & 320-366      320-366 River Street
                                 River Street
 156     03-0810275      GCFP    Churchill Village     3651-3659 West 18th      Eugene              OR   97401  Lane
                                 Apartments            Avenue, 1610-1790
                                                       Bailey Hill Road,
                                                       3650-3658 Village
                                                       Avenue
 157     03-0810285      GCFP    Sierra College Self   8100 Sierra College      Roseville           CA   95661  Placer
                                 Storage               Boulevard


                                                                                                                  PROPERTY
                       MORTGAGE                                                                                     SIZE
CONTROL                  LOAN                                                                           PROPERTY    UNIT     YEAR
NUMBER   LOAN NUMBER    SELLER   LOAN / PROPERTY NAME    PROPERTY TYPE       DETAILED PROPERTY TYPE       SIZE      TYPE    BUILT
------   -----------    ------   --------------------    -------------       ----------------------       ----      ----    -----
 101a    03-0812084      GCFP    Birch Run Outlet      Anchored Retail    Anchored Retail,              723,536      SF      1986
                                 Center (Senior                           Factory Outlet Center
                                 Portion)
 102     03-0810433      GCFP    Phoenix Marriott      Hotel              Hotel, Full Service               345     Rooms    1999
 103     03-0810464      GCFP    Imperial Apartments   Multifamily        Multifamily                       546     Units    1994


 104     03-0810338      GCFP    Pacific Plaza at      Office             Office                        157,921      SF      2000
                                 Torrey Hills
 105     7002902         SBRC    Murray Business       Office             Office                        333,708      SF      1986
                                 Center
 106     7003019         SBRC    The Cannery           Mixed Use          Mixed Use,                     98,841      SF      1907
                                                                          Retail(56%)/Office(44%)
 107     010-00000688    AMCC    The Marketplace at    Anchored Retail    Anchored Retail               216,381      SF      2001
                                 Palmdale
 108     12510           GCFP    Metro Park Office     Office             Office                        130,580      SF      2000
                                 Building
 109     03-0810320      GCFP    Hilton Garden Inn     Hotel              Hotel, Full Service               161     Rooms    2000
 110     7001810         SBRC    A&P Warehouse -       Industrial         Industrial, Warehouse         575,547      SF      1975
                                 Central Islip
 111     7001811         SBRC    A&P Warehouse -       Industrial         Industrial, Warehouse         776,172      SF      1959
                                 Baltimore
 112     7002860         SBRC    Cumberland Crossing   Anchored Retail    Anchored Retail               241,269      SF      1994

 113     03-0812070      GCFP    Lakeshore             Anchored Retail    Anchored Retail               326,478      SF      1996
                                 Marketplace Shopping
                                 Center
 114     7002913         SBRC    Redwood Business      Office/Industrial  Office/Industrial             144,000      SF      1996
                                 Park Loan # 3
 115     03-0810448      GCFP    Paramus Plaza         Unanchored Retail  Unanchored Retail             153,678      SF      1974
 116     010-00000659    AMCC    2811 Wilshire         Office             Office                         97,918      SF      1973
                                 Boulevard
 117     7002921         SBRC    Ralph's Market        Anchored Retail    Anchored Retail                84,904      SF      1984
                                 Center
 118     7002275         SBRC    Market Square         Anchored Retail    Anchored Retail               203,513      SF      1989
                                 Shopping Center
 119     6604714         SBRC    Woodland Manor        Multifamily        Multifamily                       157     Units    2000
                                 Apartments
 120     03-0810266      GCFP    Holiday Inn Hotel     Hotel              Hotel, Full Service               237     Rooms    1988
                                 and Resort -
                                 Tewksbury
 121     12624           GCFP    Muir Station          Anchored Retail    Anchored Retail                87,480      SF      1988
                                 Shopping Center
 122     7002305         SBRC    Medical Pavilion      Office             Office, Medical Office         75,795      SF      1991

 123     010-00000768    AMCC    Spring Creek          Multifamily        Multifamily                       344     Units    1989
                                 Apartments
 124     12342           GCFP    Raymour & Flanigan    Unanchored Retail  Unanchored Retail              91,760      SF      2000
                                 Plaza
 125     03-0810281      GCFP    Culver City Self      Self Storage       Self Storage                   90,993      SF      1999
                                 Storage
 126     7002298         SBRC    Central Park Plaza    Anchored Retail    Anchored Retail                90,411      SF      1991

 127     7002815         SBRC    Joesler Village       Mixed Use          Mixed Use,                     72,873      SF      1999
                                                                          Retail(60%)/Office(40%)

 128     03-0810329      GCFP    Euclid Business       Office/Industrial  Office(33%)/Industrial(67%)   156,727      SF      1988
                                 Center

 129     03-0810311      GCFP    4300 Sprint           Office             Office, Single Tenant          94,730      SF      2001
                                 Boulevard Northeast
 130     7001198         SBRC    North Caroll          Anchored Retail    Anchored Retail               149,036      SF      1973
                                 Shopping Center
 131     7002917         SBRC    Redwood Business      Office/Industrial  Office/Industrial              66,656      SF      2000
                                 Park Loan # 4
 132     03-0810263      GCFP    Cochrane Plaza        Anchored Retail    Shadow Anchored Retail         82,050      SF      1990
 133     03-0810279      GCFP    Lowe's Home           Anchored Retail    Single Tenant Retail, Anchor  137,138      SF      1993
                                 Improvement
                                 Warehouse
 134     11663           GCFP    Millennium II Office  Office             Office                         58,500      SF      2000
                                 Building
 135     7002301         SBRC    Alta Loma Square      Anchored Retail    Anchored Retail               101,192      SF      1978
-----------------------------------------------------------------------------------------------------------------------------------
 136     7001963         SBRC    Remington Apartments                                                       341     Units
                                 / Winslow Glen
                                 Apartments Portfolio
 136a    7001963a                Remington Apartments  Multifamily        Multifamily                       216     Units    1975

 136b    7001963b                Winslow Glen          Multifamily        Multifamily                       125     Units    1968
                                 Apartments
-----------------------------------------------------------------------------------------------------------------------------------
 137     03-0812752      GCFP    Shadow Lakes          Multifamily        Multifamily                       184     Units    1975
                                 Apartments
 138     12172           GCFP    Medical Center West   Office             Office, Medical Office         84,530      SF      1980

 139     03-0812753      GCFP    Willow Grove Office   Office             Office                         85,104      SF      1986
                                 Mews
 140     010-00000720    AMCC    Agilent Technologies  Office             Office, Single Tenant          60,000      SF      2001
                                 Building
 141     7001995         SBRC    Cornelius Apartments  Multifamily        Multifamily, Student Housing      137     Units    1925
 142     03-0812074      GCFP    1698 Vierling Drive   Anchored Retail    Single Tenant Retail, Anchor  108,852      SF      1999
                                 East
 143     7001304         SBRC    Sarno Business        Office             Office                        141,860      SF      1962
                                 Complex
 144     03-0812754      GCFP    Cherry Hill Office    Office             Office                        108,704      SF      1985
                                 Mews
 145     4010669          ALD    MJ Ocala Hilton       Hotel              Hotel, Full Service               197     Rooms    1987

 146     12261           GCFP    Freeport              Industrial         Industrial, Warehouse         245,166      SF      2001
                                 Distribution
 147     010-00000766    AMCC    Patrice Place         Industrial         Industrial, Warehouse          90,155      SF      1979
                                 Industrial
 148     010-00000749    AMCC    Figueroa  Industrial  Industrial         Industrial, Warehouse          74,520      SF      1979

 149     11777           GCFP    5900 Sepulveda        Office             Office                         75,269      SF      1981
                                 Boulevard Office
                                 Building
 150     020-00000071    AMCC    Sunrise Trade Center  Anchored Retail    Anchored Retail, Credit        71,749      SF      2000
 151     6604590         SBRC    Eatontown Shopping    Unanchored Retail  Unanchored Retail              29,911      SF      2000
                                 Center
 152     03-0810335      GCFP    Nexus and Valencia    Anchored Retail    Anchored Retail                62,774      SF      1999
                                 Shopping Center
 153     7002833         SBRC    Kmart Centre          Anchored Retail    Anchored Retail               156,709      SF      1990
 154     010-00000735    AMCC    Longley West Plaza    Unanchored Retail  Unanchored Retail              61,433      SF      1996


 155     03-0810410      GCFP    331-335 Putnam        Ground Lease       Ground Lease                   78,582      SF       NAP
                                 Avenue & 320-366
                                 River Street
 156     03-0810275      GCFP    Churchill Village     Multifamily        Multifamily                       119     Units    1978
                                 Apartments



 157     03-0810285      GCFP    Sierra College Self   Self Storage       Self Storage                  100,200      SF      2000
                                 Storage


                       MORTGAGE
CONTROL                  LOAN                            YEAR     OCCUPANCY   OCCUPANCY
NUMBER   LOAN NUMBER    SELLER   LOAN / PROPERTY NAME  RENOVATED  PERCENTAGE  AS OF DATE
------   -----------    ------   --------------------  ---------  ----------  ----------
 101a    03-0812084      GCFP    Birch Run Outlet         1996        92%      07/01/01
                                 Center (Senior
                                 Portion)
 102     03-0810433      GCFP    Phoenix Marriott         NAP         59%      06/30/01
 103     03-0810464      GCFP    Imperial Apartments      NAP         98%      09/01/01


 104     03-0810338      GCFP    Pacific Plaza at         NAP         93%      09/12/01
                                 Torrey Hills
 105     7002902         SBRC    Murray Business         1996         93%      09/01/01
                                 Center
 106     7003019         SBRC    The Cannery             2001         94%      07/23/01

 107     010-00000688    AMCC    The Marketplace at       NAP         80%      11/28/01
                                 Palmdale
 108     12510           GCFP    Metro Park Office        NAP        100%      09/17/01
                                 Building
 109     03-0810320      GCFP    Hilton Garden Inn        NAP         77%      06/30/01
 110     7001810         SBRC    A&P Warehouse -          NAP        100%      02/13/01
                                 Central Islip
 111     7001811         SBRC    A&P Warehouse -          NAP        100%      02/13/01
                                 Baltimore
 112     7002860         SBRC    Cumberland Crossing      NAP        100%      04/01/01

 113     03-0812070      GCFP    Lakeshore                NAP         93%      09/01/01
                                 Marketplace Shopping
                                 Center
 114     7002913         SBRC    Redwood Business         NAP        100%      07/01/01
                                 Park Loan # 3
 115     03-0810448      GCFP    Paramus Plaza           1999        100%      09/05/01
 116     010-00000659    AMCC    2811 Wilshire           2001         96%      07/31/01
                                 Boulevard
 117     7002921         SBRC    Ralph's Market          2001         91%      08/01/01
                                 Center
 118     7002275         SBRC    Market Square           1996         98%      07/31/01
                                 Shopping Center
 119     6604714         SBRC    Woodland Manor           NAP         99%      11/01/01
                                 Apartments
 120     03-0810266      GCFP    Holiday Inn Hotel        NAP         65%      08/31/01
                                 and Resort -
                                 Tewksbury
 121     12624           GCFP    Muir Station            1997         93%      08/01/01
                                 Shopping Center
 122     7002305         SBRC    Medical Pavilion         NAP         90%      09/17/01

 123     010-00000768    AMCC    Spring Creek            2001         97%      09/30/01
                                 Apartments
 124     12342           GCFP    Raymour & Flanigan       NAP        100%      06/22/01
                                 Plaza
 125     03-0810281      GCFP    Culver City Self         NAP         88%      09/01/01
                                 Storage
 126     7002298         SBRC    Central Park Plaza       NAP         97%      06/20/01

 127     7002815         SBRC    Joesler Village          NAP         87%      10/01/01


 128     03-0810329      GCFP    Euclid Business          NAP         96%      06/30/01
                                 Center

 129     03-0810311      GCFP    4300 Sprint              NAP        100%      07/10/01
                                 Boulevard Northeast
 130     7001198         SBRC    North Caroll            2000         98%      06/07/01
                                 Shopping Center
 131     7002917         SBRC    Redwood Business         NAP        100%      10/03/01
                                 Park Loan # 4
 132     03-0810263      GCFP    Cochrane Plaza           NAP        100%      07/03/01
 133     03-0810279      GCFP    Lowe's Home              NAP        100%      08/28/01
                                 Improvement
                                 Warehouse
 134     11663           GCFP    Millennium II Office     NAP        100%      06/30/01
                                 Building
 135     7002301         SBRC    Alta Loma Square        2001         99%      11/05/01
----------------------------------------------------------------------------------------
 136     7001963         SBRC    Remington Apartments
                                 / Winslow Glen
                                 Apartments Portfolio
 136a    7001963a                Remington Apartments    1998         99%      05/31/01

 136b    7001963b                Winslow Glen            2000         97%      05/31/01
                                 Apartments
----------------------------------------------------------------------------------------
 137     03-0812752      GCFP    Shadow Lakes            2001         95%      06/30/01
                                 Apartments
 138     12172           GCFP    Medical Center West     2001         93%      08/24/01

 139     03-0812753      GCFP    Willow Grove Office      NAP         96%      09/01/01
                                 Mews
 140     010-00000720    AMCC    Agilent Technologies     NAP        100%      06/25/01
                                 Building
 141     7001995         SBRC    Cornelius Apartments    2000        100%      06/30/01
 142     03-0812074      GCFP    1698 Vierling Drive      NAP        100%      06/30/01
                                 East
 143     7001304         SBRC    Sarno Business          2000         85%      08/01/01
                                 Complex
 144     03-0812754      GCFP    Cherry Hill Office       NAP         92%      09/01/01
                                 Mews
 145     4010669          ALD    MJ Ocala Hilton          NAP         67%      10/31/01

 146     12261           GCFP    Freeport                 NAP        100%      09/19/01
                                 Distribution
 147     010-00000766    AMCC    Patrice Place            NAP        100%      10/01/01
                                 Industrial
 148     010-00000749    AMCC    Figueroa  Industrial    1998         73%      08/29/01

 149     11777           GCFP    5900 Sepulveda          1999         99%      07/01/01
                                 Boulevard Office
                                 Building
 150     020-00000071    AMCC    Sunrise Trade Center     NAP        100%      08/09/01
 151     6604590         SBRC    Eatontown Shopping       NAP        100%      09/01/01
                                 Center
 152     03-0810335      GCFP    Nexus and Valencia       NAP         98%      09/05/01
                                 Shopping Center
 153     7002833         SBRC    Kmart Centre            1996         98%      05/21/01
 154     010-00000735    AMCC    Longley West Plaza       NAP        100%      10/04/01


 155     03-0810410      GCFP    331-335 Putnam           NAP        100%      07/31/01
                                 Avenue & 320-366
                                 River Street
 156     03-0810275      GCFP    Churchill Village        NAP         92%      07/25/01
                                 Apartments



 157     03-0810285      GCFP    Sierra College Self      NAP         92%      08/09/01
                                 Storage

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION


                        MORTGAGE
CONTROL      LOAN         LOAN                                                                                           ZIP
NUMBER      NUMBER       SELLER         LOAN / PROPERTY NAME               PROPERTY ADDRESS          CITY        STATE   CODE
------      ------       ------         --------------------               ----------------          ----        -----   ----
 158     7002282          SBRC    Canyon Creek Plaza             202-348 West Campbell Road     Richardson         TX   75080
 159     7001407          SBRC    1500 Dragon Street             1500 Dragon Street             Dallas             TX   75207
 160     03-0810439       GCFP    Holiday Inn Asheville Airport  550 Airport Road               Fletcher           NC   28732
 161     03-0810441       GCFP    Princeton Belvidere            26-46 Park Street              Lowell             MA   01852
 162     7002960          SBRC    Valley View Mobile Home Park   1455 Alturas Street            Fallbrook          CA   92028
 163     12104            GCFP    Hometown Square                651 Palomar Street             Chula Vista        CA   91911
 164     03-0810432       GCFP    Albemarle Crossing             9010-9030 Albemarle Road       Charlotte          NC   28227
 165     03-0810431       GCFP    Hannaford Ground Lease at      9010 Albemarle Road            Charlotte          NC   28227
                                  Albemarle Crossing
 166     010-00000693     AMCC    Promenade At Temecula          40620 & 40688 Winchester Road  Temecula           CA   92591
 167     03-0810434       GCFP    678 Massachusetts Avenue       678 Massachusetts Avenue       Cambridge          MA   02139
 168     12424            GCFP    Palomar Commerce Center        657-681 Palomar Street         Chula Vista        CA   91911
 169     7002920          SBRC    Landmark Plaza                 5417 Bay Road                  Saginaw            MI   48604

 170     7001927          SBRC    Lake Jackson Trading Post      3811 North Monroe Street       Tallahassee        FL   32303
                                                                 and Crowder Road
 171     03-0812046       GCFP    Mt. Morris Plaza               7186-7224 North Saginaw        Mt. Morris         MI   48458
                                                                 Street
 172     12598            GCFP    Durango Mini-Storage &         920 South Durango Drive &      Las Vegas          NV   89145
                                  Charleston West Mini-Storage   8470 West Charleston
                                                                 Boulevard
 173     03-0810345       GCFP    Via Verde Plaza                1108-1152 & 1172-1198          San Dimas          CA   91773
                                                                 Via Verde Avenue
 174     03-0812606       GCFP    Northlake Quadrangle           2200 Northlake Parkway         Atlanta            GA   30084

 175     03-0810261       GCFP    550-560 Sutter Street          550-560 Sutter Street          San Francisco      CA   94102

 176     03-0810250       GCFP    Aliso Viejo Town               26731 Aliso Creek Road         Aliso Viejo        CA   92656
                                  Center-Building # 7
 177     7001598          SBRC    Federal Highway Self Storage   415 South Federal Highway      Deerfield Beach    FL   33441
 178     7001641          SBRC    Westheimer Village             11316-11328 Westheimer Road    Houston            TX   77077
                                  Shopping Center
 179     010-00000652     AMCC    Westland Shopping Center       1315 West Grand Parkway South  Katy               TX   77494
 180     03-0810317       GCFP    1770 North Milwaukee Avenue    1770 North Milwaukee Avenue    Libertyville       IL   60048

 181     03-0810334       GCFP    64th Street and Greenway Road  6339 East Greenway Road        Phoenix            AZ   85254
 182     010-00000709     AMCC    Mountain Park Plaza            510, 602 & 610 East            Phoenix            AZ   85040
                                                                 Baseline Road
 183     7002283          SBRC    Mountain/Arrow Center          545-599 Mountain Avenue        Upland             CA   91786

 184     03-0812064       GCFP    Evanston Northwestern          East Side of Milwaukee Avenue  Vernon Hills       IL   60661
                                  Ground Lease                   and South of Townline Road
 185     03-0812090       GCFP    Main Street Village            7645 Lyndale Avenue South      Richfield          MN   55423
                                  Office Building
 186     010-00000748     AMCC    Santorini at the               4902 Aurora Avenue North       Seattle            WA   98103
                                  Park Apartments
 187     03-0810346       GCFP    Fairmount Greens Apartments    3851 North 28th Street         Phoenix            AZ   85016
 188     12525            GCFP    Jackson Square Shopping        5200 - 5232 Jackson Drive      La Mesa            CA   91941
                                  Center
 189     7002411          SBRC    Bradville Square               3609-3643 Bradshaw Road        Sacramento         CA   95827
 190     03-0810302       GCFP    23133 Hawthorne Boulevard      23133 Hawthorne Boulevard      Torrance           CA   90505
 191     400028           GCFP    Park 2000 - Building K         6360 McLeod Drive              Las Vegas          NV   89120
 192     400027           GCFP    Park 2000 - Building H         6340 McLeod Drive              Las Vegas          NV   89120
 193     7002269          SBRC    Deer Valley Plaza              1375 Deer Valley Drive         Park City          UT   84060
 194     400025           GCFP    Russell Mini Storage           5180 East Russell Road         Las Vegas          NV   98122
 195     010-00000639     AMCC    Uinta Golf and Ihop Pad Site   10855 South State Street       Sandy              UT   84070
 196     03-0810274       GCFP    150-170 Professional           150-170 Professional           Rohnert Park       CA   94928
                                  Center Drive                   Center Drive
 197     03-0810452       GCFP    9, 9A & 0 Summit Avenue        9, 9A & 0 Summit Avenue        Brookline          MA   02446
 198     010-00000547     AMCC    Ventura Commerce Center II     4567 Telephone Road and        Ventura            CA   93003
                                                                 1711 Wood Place
 199     010-00000706     AMCC    Willowbrook II                 17655 Tomball Parkway          Houston            TX   77064
 200     03-0810427       GCFP    Newport Avenue Plaza           63 Newport Avenue              East Providence    RI   02916
 201     010-00000764     AMCC    1340 Old Chain Bridge Road     1340 Old Chain Bridge Road     McLean             VA   22101
 202     400024           GCFP    Shoal Creek Mall               602-640 Sunburst Highway       Cambridge          MD   21613
                                  Shopping Center
 203     010-00000753     AMCC    Spring Mill Apartments         24, 25, 47, 48, 193, 194, and  Falling Waters     WV   25419
                                                                 215 Bugler's Way               District
 204     010-00000495     AMCC    Glyndon Square                 4820-4888 Butler Road          Glyndon            MD   21071
                                  Shopping Center
 205     7000301          SBRC    47 State Circle                47 State Circle                Annapolis          MD   21401
 206     010-00000633     AMCC    West Little York Industrial    11875 West Little York Road    Houston            TX   77041
                                  Park - Phase 2
 207     12044            GCFP    Holiday Inn Stillwater         2515 West Sixth Avenue         Stillwater         OK   74074
 208     7002952          SBRC    Continental Apartments         1422 Lamar Avenue              Memphis            TN   38104
 209     03-0812073       GCFP    943-955 North McLean           943-955 North McLean           Elgin              IL   60123
                                  Boulevard                      Boulevard
 210     12045            GCFP    Holiday Inn Ponca City         2215 North 14th Street         Ponca City         OK   74601
 211     010-00000721     AMCC    National Tour Building         30222 Esperanza                Rancho Santa       CA   92688
                                                                                                Margarita
 212     400032           GCFP    Eaglepointe Office Building    39 East Eagle Ridge Drive      North Salt Lake    UT   84054
 213     03-0810312       GCFP    Plaza on Shea                  12002 & 12020 East             Scottsdale         AZ   85259
                                                                 Shea Boulevard
 214     03-0812092       GCFP    Woodward Heights               1045 East Woodward             Hazel Park         MI   48030
                                  Manor Apartments               Heights Boulevard
 215     010-00000742     AMCC    Aspen Apartments               1411, 1413, 1415, 1421 &       Boise              ID   83704
                                                                 1425 North Liberty Street
 216     010-00000744     AMCC    Hamilton Fairfax Apartments    2106 Fairfax Avenue            Nashville          TN   37212


                        MORTGAGE
CONTROL      LOAN         LOAN
NUMBER      NUMBER       SELLER         LOAN / PROPERTY NAME     COUNTY            PROPERTY TYPE       DETAILED PROPERTY TYPE
------      ------       ------         --------------------     ------            -------------       ----------------------
 158     7002282          SBRC    Canyon Creek Plaza             Dallas          Unanchored Retail  Unanchored Retail
 159     7001407          SBRC    1500 Dragon Street             Dallas          Office/Industrial  Office(64%)/Industrial(36%)
 160     03-0810439       GCFP    Holiday Inn Asheville Airport  Henderson       Hotel              Hotel, Full Service
 161     03-0810441       GCFP    Princeton Belvidere            Middlesex       Multifamily        Multifamily
 162     7002960          SBRC    Valley View Mobile Home Park   San Diego       Mobile Home Park   Mobile Home Park
 163     12104            GCFP    Hometown Square                San Diego       Unanchored Retail  Unanchored Retail
 164     03-0810432       GCFP    Albemarle Crossing             Mecklenburg     Unanchored Retail  Unanchored Retail
 165     03-0810431       GCFP    Hannaford Ground Lease at      Mecklenburg     Ground Lease       Ground Lease
                                  Albemarle Crossing
 166     010-00000693     AMCC    Promenade At Temecula          Riverside       Anchored Retail    Shadow Anchored Retail
 167     03-0810434       GCFP    678 Massachusetts Avenue       Middlesex       Office             Office
 168     12424            GCFP    Palomar Commerce Center        San Diego       Office/Industrial  Office(30%)/Industrial(70%)
 169     7002920          SBRC    Landmark Plaza                 Saginaw         Anchored Retail    Single Tenant Retail,
                                                                                                    Anchor
 170     7001927          SBRC    Lake Jackson Trading Post      Leon            Anchored Retail    Anchored Retail

 171     03-0812046       GCFP    Mt. Morris Plaza               Genesee         Anchored Retail    Anchored Retail

 172     12598            GCFP    Durango Mini-Storage &         Clark           Self Storage       Self Storage
                                  Charleston West Mini-Storage

 173     03-0810345       GCFP    Via Verde Plaza                Los Angeles     Anchored Retail    Shadow Anchored Retail

 174     03-0812606       GCFP    Northlake Quadrangle           Dekalb          Mixed Use          Mixed Use, Office
                                                                                                    (60%)/Retail (40%)
 175     03-0810261       GCFP    550-560 Sutter Street          San Francisco   Mixed Use          Mixed Use,
                                                                                                    Office(57%)/Retail(43%)
 176     03-0810250       GCFP    Aliso Viejo Town               Orange          Mixed Use          Mixed Use,
                                  Center-Building # 7                                               Retail(57%)/Office(43%)
 177     7001598          SBRC    Federal Highway Self Storage   Broward         Self Storage       Self Storage
 178     7001641          SBRC    Westheimer Village             Harris          Unanchored Retail  Unanchored Retail
                                  Shopping Center
 179     010-00000652     AMCC    Westland Shopping Center       Harris          Unanchored Retail  Unanchored Retail
 180     03-0810317       GCFP    1770 North Milwaukee Avenue    Lake            Anchored Retail    Single Tenant Retail,
                                                                                                    Anchor
 181     03-0810334       GCFP    64th Street and Greenway Road  Maricopa        Anchored Retail    Shadow Anchored Retail
 182     010-00000709     AMCC    Mountain Park Plaza            Maricopa        Anchored Retail    Anchored Retail

 183     7002283          SBRC    Mountain/Arrow Center          San Bernardino  Mixed Use          Mixed Use,
                                                                                                    Office(67%)/Retail(33%)
 184     03-0812064       GCFP    Evanston Northwestern          Lake            Ground Lease       Ground Lease
                                  Ground Lease
 185     03-0812090       GCFP    Main Street Village            Hennepin        Office             Office
                                  Office Building
 186     010-00000748     AMCC    Santorini at the               King            Multifamily        Multifamily
                                  Park Apartments
 187     03-0810346       GCFP    Fairmount Greens Apartments    Maricopa        Multifamily        Multifamily
 188     12525            GCFP    Jackson Square Shopping        San Diego       Unanchored Retail  Unanchored Retail
                                  Center
 189     7002411          SBRC    Bradville Square               Sacramento      Anchored Retail    Shadow Anchored Retail
 190     03-0810302       GCFP    23133 Hawthorne Boulevard      Los Angeles     Office             Office
 191     400028           GCFP    Park 2000 - Building K         Clark           Industrial         Industrial, Warehouse
 192     400027           GCFP    Park 2000 - Building H         Clark           Office/Industrial  Office(46%)/Industrial(54%)
 193     7002269          SBRC    Deer Valley Plaza              Summit          Office             Office
 194     400025           GCFP    Russell Mini Storage           Clark           Self Storage       Self Storage
 195     010-00000639     AMCC    Uinta Golf and Ihop Pad Site   Salt Lake       Unanchored Retail  Unanchored Retail
 196     03-0810274       GCFP    150-170 Professional           Sonoma          Office             Office
                                  Center Drive
 197     03-0810452       GCFP    9, 9A & 0 Summit Avenue        Norfolk         Multifamily        Multifamily
 198     010-00000547     AMCC    Ventura Commerce Center II     Ventura         Office             Office

 199     010-00000706     AMCC    Willowbrook II                 Harris          Anchored Retail    Shadow Anchored Retail
 200     03-0810427       GCFP    Newport Avenue Plaza           Providence      Unanchored Retail  Unanchored Retail
 201     010-00000764     AMCC    1340 Old Chain Bridge Road     Fairfax         Office             Office
 202     400024           GCFP    Shoal Creek Mall               Dorchester      Anchored Retail    Anchored Retail
                                  Shopping Center
 203     010-00000753     AMCC    Spring Mill Apartments         Berkeley        Multifamily        Multifamily

 204     010-00000495     AMCC    Glyndon Square                 Baltimore       Unanchored Retail  Unanchored Retail
                                  Shopping Center
 205     7000301          SBRC    47 State Circle                Anne Arundel    Office             Office
 206     010-00000633     AMCC    West Little York Industrial    Harris          Office/Industrial  Office(37%)/Industrial(63%)
                                  Park - Phase 2
 207     12044            GCFP    Holiday Inn Stillwater         Payne           Hotel              Hotel, Full Service
 208     7002952          SBRC    Continental Apartments         Shelby          Multifamily        Multifamily
 209     03-0812073       GCFP    943-955 North McLean           Kane            Anchored Retail    Anchored Retail
                                  Boulevard
 210     12045            GCFP    Holiday Inn Ponca City         Kay             Hotel              Hotel, Full Service
 211     010-00000721     AMCC    National Tour Building         Orange          Office/Industrial  Office(40%)/Industrial(60%)

 212     400032           GCFP    Eaglepointe Office Building    Davis           Office             Office
 213     03-0810312       GCFP    Plaza on Shea                  Maricopa        Office             Office

 214     03-0812092       GCFP    Woodward Heights               Oakland         Multifamily        Multifamily
                                  Manor Apartments
 215     010-00000742     AMCC    Aspen Apartments               Ada             Multifamily        Multifamily

 216     010-00000744     AMCC    Hamilton Fairfax Apartments    Davidson        Multifamily        Multifamily

                                                                           PROPERTY
                        MORTGAGE                                             SIZE
CONTROL      LOAN         LOAN                                   PROPERTY    UNIT    YEAR     YEAR     OCCUPANCY   OCCUPANCY
NUMBER      NUMBER       SELLER         LOAN / PROPERTY NAME       SIZE      TYPE    BUILT  RENOVATED  PERCENTAGE  AS OF DATE
------      ------       ------         --------------------       ----      ----    -----  ---------  ----------  ----------
 158     7002282          SBRC    Canyon Creek Plaza              52,138      SF      1982    1999        97%       10/10/01
 159     7001407          SBRC    1500 Dragon Street             104,486      SF      1979    1982       100%       05/21/01
 160     03-0810439       GCFP    Holiday Inn Asheville Airport      150     Rooms    1984    2000        72%       06/30/01
 161     03-0810441       GCFP    Princeton Belvidere                 54     Units    1974    2000        94%       09/05/01
 162     7002960          SBRC    Valley View Mobile Home Park       145     Units    1970     NAP       100%       05/25/01
 163     12104            GCFP    Hometown Square                 38,118      SF      1986     NAP       100%       08/31/01
 164     03-0810432       GCFP    Albemarle Crossing              26,828      SF      1999     NAP        84%       08/31/01
 165     03-0810431       GCFP    Hannaford Ground Lease at      321,966      SF       NAP     NAP       100%       08/31/01
                                  Albemarle Crossing
 166     010-00000693     AMCC    Promenade At Temecula           22,228      SF      2000     NAP       100%       08/29/01
 167     03-0810434       GCFP    678 Massachusetts Avenue        33,607      SF      1926    1980        95%       07/01/01
 168     12424            GCFP    Palomar Commerce Center         78,734      SF      1986     NAP       100%       08/31/01
 169     7002920          SBRC    Landmark Plaza                  98,216      SF      1989     NAP       100%       04/18/01

 170     7001927          SBRC    Lake Jackson Trading Post       74,138      SF      1984    1998        97%       10/01/01

 171     03-0812046       GCFP    Mt. Morris Plaza                76,738      SF      1978    2001        96%       07/01/01

 172     12598            GCFP    Durango Mini-Storage &         142,210      SF      1996     NAP        99%       07/14/01
                                  Charleston West Mini-Storage

 173     03-0810345       GCFP    Via Verde Plaza                 45,568      SF      1981     NAP        89%       09/27/01

 174     03-0812606       GCFP    Northlake Quadrangle            77,787      SF      1974    1999        90%       09/12/01

 175     03-0810261       GCFP    550-560 Sutter Street           27,075      SF      1909    1997       100%       08/01/01

 176     03-0810250       GCFP    Aliso Viejo Town                18,165      SF      1999     NAP       100%       11/09/01
                                  Center-Building # 7
 177     7001598          SBRC    Federal Highway Self Storage    67,266      SF      1999     NAP        94%       06/30/01
 178     7001641          SBRC    Westheimer Village              87,519      SF      1981     NAP        95%       04/13/01
                                  Shopping Center
 179     010-00000652     AMCC    Westland Shopping Center        36,935      SF      2001     NAP        95%       06/28/01
 180     03-0810317       GCFP    1770 North Milwaukee Avenue     15,120      SF      2000     NAP       100%       09/27/01

 181     03-0810334       GCFP    64th Street and Greenway Road   19,247      SF      1996     NAP       100%       09/01/01
 182     010-00000709     AMCC    Mountain Park Plaza             36,860      SF      1987     NAP        96%       07/31/01

 183     7002283          SBRC    Mountain/Arrow Center           72,830      SF      1982     NAP        99%       10/10/01

 184     03-0812064       GCFP    Evanston Northwestern          181,776      SF       NAP     NAP       100%       06/30/01
                                  Ground Lease
 185     03-0812090       GCFP    Main Street Village             30,919      SF      2000     NAP        86%       09/26/01
                                  Office Building
 186     010-00000748     AMCC    Santorini at the                    31     Units    2001     NAP        93%       10/15/01
                                  Park Apartments
 187     03-0810346       GCFP    Fairmount Greens Apartments        117     Units    1973     NAP        94%       07/12/01
 188     12525            GCFP    Jackson Square Shopping         33,785      SF      1982     NAP        95%       08/01/01
                                  Center
 189     7002411          SBRC    Bradville Square                40,693      SF      1985     NAP        78%       10/09/01
 190     03-0810302       GCFP    23133 Hawthorne Boulevard       40,176      SF      1981     NAP        97%       10/01/01
 191     400028           GCFP    Park 2000 - Building K          33,806      SF      1999     NAP       100%       07/31/01
 192     400027           GCFP    Park 2000 - Building H          16,748      SF      1999     NAP        93%       07/31/01
 193     7002269          SBRC    Deer Valley Plaza               21,186      SF      1983     NAP        98%       06/01/01
 194     400025           GCFP    Russell Mini Storage            68,063      SF      1997     NAP        96%       07/31/01
 195     010-00000639     AMCC    Uinta Golf and Ihop Pad Site    21,960      SF      2000     NAP       100%       06/30/01
 196     03-0810274       GCFP    150-170 Professional            39,818      SF      1986     NAP       100%       08/24/01
                                  Center Drive
 197     03-0810452       GCFP    9, 9A & 0 Summit Avenue             20     Units    1910    1998       100%       09/01/01
 198     010-00000547     AMCC    Ventura Commerce Center II      47,422      SF      1985     NAP        84%       11/15/01

 199     010-00000706     AMCC    Willowbrook II                  20,974      SF      2001     NAP       100%       07/17/01
 200     03-0810427       GCFP    Newport Avenue Plaza            14,560      SF      1976    2001       100%       08/27/01
 201     010-00000764     AMCC    1340 Old Chain Bridge Road      25,831      SF      1963     NAP       100%       10/17/01
 202     400024           GCFP    Shoal Creek Mall                67,249      SF      1991     NAP        95%       09/01/01
                                  Shopping Center
 203     010-00000753     AMCC    Spring Mill Apartments              56     Units    1997    2000       100%       09/30/01

 204     010-00000495     AMCC    Glyndon Square                  29,857      SF      1986     NAP       100%       08/20/01
                                  Shopping Center
 205     7000301          SBRC    47 State Circle                 15,660      SF      1910    1993       100%       11/01/01
 206     010-00000633     AMCC    West Little York Industrial     57,600      SF      2000     NAP        91%       06/01/01
                                  Park - Phase 2
 207     12044            GCFP    Holiday Inn Stillwater             141     Rooms    1964    1998        53%       06/30/01
 208     7002952          SBRC    Continental Apartments              65     Units    1959    2000        97%       09/10/01
 209     03-0812073       GCFP    943-955 North McLean            23,873      SF      1990     NAP        89%       08/20/01
                                  Boulevard
 210     12045            GCFP    Holiday Inn Ponca City             138     Rooms    1979    1998        56%       06/30/01
 211     010-00000721     AMCC    National Tour Building          22,840      SF      2000     NAP       100%       06/01/01

 212     400032           GCFP    Eaglepointe Office Building     22,000      SF      2001     NAP       100%       08/01/01
 213     03-0810312       GCFP    Plaza on Shea                   16,312      SF      1999     NAP        89%       06/30/01

 214     03-0812092       GCFP    Woodward Heights                    57     Units    1972    1997       100%       08/01/01
                                  Manor Apartments
 215     010-00000742     AMCC    Aspen Apartments                    45     Units    1940    2000        93%       09/30/01

 216     010-00000744     AMCC    Hamilton Fairfax Apartments         24     Units    1995     NAP       100%       08/01/01

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION

                        MORTGAGE
CONTROL      LOAN         LOAN                                                                                           ZIP
NUMBER      NUMBER       SELLER         LOAN / PROPERTY NAME               PROPERTY ADDRESS          CITY        STATE   CODE
------      ------       ------         --------------------               ----------------          ----        -----   ----
 217     03-0812609       GCFP    McMahon Medical                4824 McMahon Boulevard         Albuquerque        NM   87114
                                  Office Building                Northwest
 218     010-00000758     AMCC    Cimmaron Professional Plaza    2400 South Cimarron Road       Las Vegas          NV   89117
 219     010-00000538     AMCC    California Creations Building  6982 South Quentin Street      Englewood          CO   80112
 220     03-0810336       GCFP    Pinnacle Peak Road             3830 West Pinnacle             Phoenix            AZ   85310
                                  and 39th Drive                 Peak Road
-----------------------------------------------------------------------------------------------------------------------------
 221     010-00000383     AMCC    Brookside Market / Cedar
                                  Plaza Portfolio
 221a    010-00000383a            Brookside Market               3807 South Peoria Avenue       Tulsa              OK   74105
 221b    010-00000383b            Cedar Plaza Shopping Center    4647 - 4655 South              Tulsa              OK   74105
                                                                 Peoria Avenue
-----------------------------------------------------------------------------------------------------------------------------
 223     400029           GCFP    Storage Inn                    4950 Duneville Road            Las Vegas          NV   89118
 224     010-00000761     AMCC    Stanley Court Apartments       8200 Stanley Road              Bloomington        MN   55457
-----------------------------------------------------------------------------------------------------------------------------
 225     010-00000115     AMCC    2380 Wycliff / 970 Raymond
                                  Portfolio
 225a    010-00000115a            2380 Wycliff Street            2380 Wycliff Street            St. Paul           MN   55114
 225b    010-00000115b            970 Raymond Avenue             970 Raymond Avenue             St. Paul           MN   55114
-----------------------------------------------------------------------------------------------------------------------------
 226     010-00000751     AMCC    Greenbrier Apartments II       1930 49th Street Southwest     Fargo              ND   58103
 227     010-00000752     AMCC    Greenbrier Apartments III      2012 49th Street Southwest     Fargo              ND   58103
 228     010-00000750     AMCC    Greenbrier Apartments I        1910 49th Street Southwest     Fargo              ND   58103
 229     400022           GCFP    Valley View Twain Shopping     3711 South Valley View         Las Vegas          NV   89103
                                  Center and Billboard Site      Boulevard
 230     010-00000352     AMCC    Rite Aid Drugstore             220 East Grand Avenue          El Segundo         CA   90245

 231     010-00000376     AMCC    167-55 148th Avenue            167-55 148th Avenue            Jamaica            NY   11434
 232     010-00000511     AMCC    16249-16259 Stagg Street       16249-16259 Stagg Street       Van Nuys           CA   91406
 233     010-00000332     AMCC    6819 Redwood Drive             6819 Redwood Drive             Cotati             CA   94931
 234     010-00000256     AMCC    Toll House Office Building     142 South Santa Cruz Avenue    Los Gatos          CA   95030
 235     010-00000377     AMCC    Linden Hills Co-op Grocery     2813 West 43rd Street          Minneapolis        MN   55410
                                  Store
 236     010-00000404     AMCC    Goodyear/Wenco Building        8585 South Sandy Parkway       Sandy              UT   84070
 237     03-0810337       GCFP    2436 East Indian School Road   2436 East Indian School Road   Phoenix            AZ   85016
 238     010-00000329     AMCC    WMC International              21441 North 3rd Avenue         Phoenix            AZ   85027
                                  Industrial Building
 239     010-00000284     AMCC    Desert Club Apartments         3805 East Fifth Street         Tucson             AZ   85716

                        MORTGAGE
CONTROL      LOAN         LOAN
NUMBER      NUMBER       SELLER         LOAN / PROPERTY NAME     COUNTY            PROPERTY TYPE       DETAILED PROPERTY TYPE
------      ------       ------         --------------------     ------            -------------       ----------------------

 217     03-0812609       GCFP    McMahon Medical                Bernalillo      Office             Office, Medical Office
                                  Office Building
 218     010-00000758     AMCC    Cimmaron Professional Plaza    Clark           Office             Office
 219     010-00000538     AMCC    California Creations Building  Arapahoe        Industrial         Industrial, Warehouse
 220     03-0810336       GCFP    Pinnacle Peak Road             Maricopa        Anchored Retail    Shadow Anchored Retail
                                  and 39th Drive
-------------------------------------------------------------------------------------------------------------------------------
 221     010-00000383     AMCC    Brookside Market / Cedar
                                  Plaza Portfolio
 221a    010-00000383a            Brookside Market               Tulsa           Unanchored Retail  Unanchored Retail
 221b    010-00000383b            Cedar Plaza Shopping Center    Tulsa           Unanchored Retail  Unanchored Retail

-------------------------------------------------------------------------------------------------------------------------------
 223     400029           GCFP    Storage Inn                    Clark           Self Storage       Self Storage
 224     010-00000761     AMCC    Stanley Court Apartments       Hennepin        Multifamily        Multifamily
-------------------------------------------------------------------------------------------------------------------------------
 225     010-00000115     AMCC    2380 Wycliff / 970 Raymond
                                  Portfolio
 225a    010-00000115a            2380 Wycliff Street            Ramsey          Office/Industrial  Office(50%)/Industrial(50%)
 225b    010-00000115b            970 Raymond Avenue             Ramsey          Office             Office
-------------------------------------------------------------------------------------------------------------------------------
 226     010-00000751     AMCC    Greenbrier Apartments II       Cass            Multifamily        Multifamily
 227     010-00000752     AMCC    Greenbrier Apartments III      Cass            Multifamily        Multifamily
 228     010-00000750     AMCC    Greenbrier Apartments I        Cass            Multifamily        Multifamily
 229     400022           GCFP    Valley View Twain Shopping     Clark           Unanchored Retail  Unanchored Retail
                                  Center and Billboard Site
 230     010-00000352     AMCC    Rite Aid Drugstore             Los Angeles     Anchored Retail    Single Tenant Retail,
                                                                                                    Anchor
 231     010-00000376     AMCC    167-55 148th Avenue            Queens          Office/Industrial  Office(25%)/Industrial(75%)
 232     010-00000511     AMCC    16249-16259 Stagg Street       Los Angeles     Office/Industrial  Office(40%)/Industrial(60%)
 233     010-00000332     AMCC    6819 Redwood Drive             Sonoma          Industrial         Industrial, Warehouse
 234     010-00000256     AMCC    Toll House Office Building     Santa Clara     Office             Office
 235     010-00000377     AMCC    Linden Hills Co-op Grocery     Hennepin        Unanchored Retail  Single Tenant Retail,
                                  Store                                                             Non-Anchor
 236     010-00000404     AMCC    Goodyear/Wenco Building        Salt Lake       Industrial         Industrial, Warehouse
 237     03-0810337       GCFP    2436 East Indian School Road   Maricopa        Ground Lease       Ground Lease
 238     010-00000329     AMCC    WMC International              Maricopa        Industrial         Industrial, Warehouse
                                  Industrial Building
 239     010-00000284     AMCC    Desert Club Apartments         Pima            Multifamily        Multifamily


                                                                           PROPERTY
                        MORTGAGE                                             SIZE
CONTROL      LOAN         LOAN                                   PROPERTY    UNIT    YEAR     YEAR     OCCUPANCY   OCCUPANCY
NUMBER      NUMBER       SELLER         LOAN / PROPERTY NAME       SIZE      TYPE    BUILT  RENOVATED  PERCENTAGE  AS OF DATE
------      ------       ------         --------------------       ----      ----    -----  ---------  ----------  ----------
 217     03-0812609       GCFP    McMahon Medical                 18,240      SF      1990     NAP        95%       08/01/01
                                  Office Building
 218     010-00000758     AMCC    Cimmaron Professional Plaza     12,600      SF      2001     NAP       100%       11/26/01
 219     010-00000538     AMCC    California Creations Building   50,000      SF      1994     NAP       100%       09/30/01
 220     03-0810336       GCFP    Pinnacle Peak Road               8,609      SF      2001     NAP       100%       09/24/01
                                  and 39th Drive
-----------------------------------------------------------------------------------------------------------------------------
 221     010-00000383     AMCC    Brookside Market / Cedar        20,374      SF
                                  Plaza Portfolio
 221a    010-00000383a            Brookside Market                14,674      SF      1987     NAP        93%       10/09/01
 221b    010-00000383b            Cedar Plaza Shopping Center      5,700      SF      1983     NAP       100%       10/09/01

-----------------------------------------------------------------------------------------------------------------------------
 223     400029           GCFP    Storage Inn                     34,125      SF      1988     NAP        84%       09/04/01
 224     010-00000761     AMCC    Stanley Court Apartments            44     Units    1966    1998       100%       09/30/01
-----------------------------------------------------------------------------------------------------------------------------
 225     010-00000115     AMCC    2380 Wycliff / 970 Raymond      48,541      SF
                                  Portfolio
 225a    010-00000115a            2380 Wycliff Street             30,832      SF      1923    1979        79%       10/18/01
 225b    010-00000115b            970 Raymond Avenue              17,709      SF      1918    1982       100%       10/18/01
-----------------------------------------------------------------------------------------------------------------------------
 226     010-00000751     AMCC    Greenbrier Apartments II            24     Units    2000     NAP        92%       09/30/01
 227     010-00000752     AMCC    Greenbrier Apartments III           24     Units    2001     NAP        92%       10/31/01
 228     010-00000750     AMCC    Greenbrier Apartments I             24     Units    2000     NAP        96%       09/30/01
 229     400022           GCFP    Valley View Twain Shopping      14,424      SF      1981    1990       100%       09/11/01
                                  Center and Billboard Site
 230     010-00000352     AMCC    Rite Aid Drugstore              17,710      SF      1965    1998       100%       04/30/01

 231     010-00000376     AMCC    167-55 148th Avenue             32,189      SF      1977     NAP       100%       08/24/01
 232     010-00000511     AMCC    16249-16259 Stagg Street        14,700      SF      1978     NAP       100%       11/06/01
 233     010-00000332     AMCC    6819 Redwood Drive              16,740      SF      1980    1998       100%       10/17/01
 234     010-00000256     AMCC    Toll House Office Building       4,200      SF      1870    1994       100%       09/30/01
 235     010-00000377     AMCC    Linden Hills Co-op Grocery       9,000      SF      1938    1995       100%       10/16/01
                                  Store
 236     010-00000404     AMCC    Goodyear/Wenco Building         23,413      SF      1990     NAP       100%       12/31/00
 237     03-0810337       GCFP    2436 East Indian School Road    33,174      SF       NAP     NAP       100%       09/21/01
 238     010-00000329     AMCC    WMC International               13,432      SF      1987     NAP       100%       03/01/01
                                  Industrial Building
 239     010-00000284     AMCC    Desert Club Apartments              16     Units    1948     NAP       100%       01/31/01

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST, WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES. THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

                     MORTGAGE
CONTROL      LOAN      LOAN                                                                        ZIP
NUMBER      NUMBER    SELLER    LOAN / PROPERTY NAME       PROPERTY ADDRESS       CITY     STATE  CODE   COUNTY   PROPERTY TYPE
------      ------    ------    --------------------       ----------------       ----     -----  ----   ------   -------------
  101b   03-0812084  GCFP      Birch Run Outlet Center  12240 South Beyer Road  Birch Run   MI    48415  Saginaw  Anchored Retail
                               (Junior Portion)

                                                                                          PROPERTY
                     MORTGAGE                                                               SIZE
CONTROL      LOAN      LOAN                                                     PROPERTY    UNIT    YEAR     YEAR
NUMBER      NUMBER    SELLER    LOAN / PROPERTY NAME    DETAILED PROPERTY TYPE    SIZE      TYPE    BUILT  RENOVATED
------      ------    ------    --------------------    ----------------------    ----      ----    -----  ---------
  101b   03-0812084  GCFP      Birch Run Outlet Center  Anchored Retail,        723,536      SF     1986     1996
                               (Junior Portion)         Factory Outlet Center


                     MORTGAGE
CONTROL      LOAN      LOAN                             OCCUPANCY   OCCUPANCY
NUMBER      NUMBER    SELLER    LOAN / PROPERTY NAME    PERCENTAGE  AS OF DATE
------      ------    ------    --------------------    ----------  ----------
  101b   03-0812084  GCFP      Birch Run Outlet Center     92%      07/01/01
                               (Junior Portion)

MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION





                                                                                                               ALLO-          ALLO-
                                                                                                               CATED          CATED
                                                                                                                % OF          CUT
                                                                               % OF INITIAL                   INITIAL        -OFF
          MORT-                                                                    NET                           NET          DATE
          GAGE                                                                   MORTGAGE       ALLOCATED     MORTGAGE      BALANCE
CONTROL   LOAN                                                  CUT-OFF DATE       POOL         CUT-OFF         POOL          PER
NUMBER   SELLER   LOAN/PROPERTY NAME                               BALANCE        BALANCE      DATE BALANCE   BALANCE         UNIT
------------------------------------------------------------------------------------------------------------------------------------
 101a    GCFP     Birch Run Outlet Center (Senior Portion)      40,000,000.00     4.63%        40,000,000.00   4.63%          55.28
 102     GCFP     Phoenix Marriott                              33,783,971.92     3.91%        33,783,971.92   3.91%         97,925
 103     GCFP     Imperial Apartments                           32,000,000.00     3.70%        32,000,000.00   3.70%         58,608
 104     GCFP     Pacific Plaza at Torrey Hills                 29,361,014.30     3.40%        29,361,014.30   3.40%         185.92
 105     SBRC     Murray Business Center                        23,967,790.02     2.77%        23,967,790.02   2.77%          71.82
 106     SBRC     The Cannery                                   19,309,775.94     2.23%        19,309,775.94   2.23%         195.36
 107     AMCC     The Marketplace at Palmdale                   19,194,866.02     2.22%        19,194,866.02   2.22%          88.71
 108     GCFP     Metro Park Office Building                    18,479,790.64     2.14%        18,479,790.64   2.14%         141.52
 109     GCFP     Hilton Garden Inn                             17,915,341.54     2.07%        17,915,341.54   2.07%        111,275
 110     SBRC     A&P Warehouse - Central Islip                 17,655,342.41     2.04%        17,655,342.41   2.04%          30.68
 111     SBRC     A&P Warehouse - Baltimore                     17,431,347.23     2.02%        17,431,347.23   2.02%          22.46
 112     SBRC     Cumberland Crossing                           16,052,089.32     1.86%        16,052,089.32   1.86%          66.53
 113     GCFP     Lakeshore Marketplace Shopping Center         15,953,337.86     1.84%        15,953,337.86   1.84%          48.86
 114     SBRC     Redwood Business Park Loan # 3                15,659,162.69     1.81%        15,659,162.69   1.81%         108.74
 115     GCFP     Paramus Plaza                                 14,980,614.64     1.73%        14,980,614.64   1.73%          97.48
 116     AMCC     2811 Wilshire Boulevard                       13,408,094.44     1.55%        13,408,094.44   1.55%         136.93
 117     SBRC     Ralph's Market Center                         12,612,485.06     1.46%        12,612,485.06   1.46%         148.55
 118     SBRC     Market Square Shopping Center                 12,573,502.39     1.45%        12,573,502.39   1.45%          61.78
 119     SBRC     Woodland Manor Apartments                     12,349,820.90     1.43%        12,349,820.90   1.43%         78,661
 120     GCFP     Holiday Inn Hotel and Resort - Tewksbury      12,079,117.93     1.40%        12,079,117.93   1.40%         50,967
 121     GCFP     Muir Station Shopping Center                  10,396,423.26     1.20%        10,396,423.26   1.20%         118.84
 122     SBRC     Medical Pavilion                               9,942,082.75     1.15%         9,942,082.75   1.15%         131.17
 123     AMCC     Spring Creek Apartments                        9,880,000.00     1.14%         9,880,000.00   1.14%         28,721
 124     GCFP     Raymour & Flanigan Plaza                       9,871,661.40     1.14%         9,871,661.40   1.14%         107.58
 125     GCFP     Culver City Self Storage                       9,821,530.57     1.14%         9,821,530.57   1.14%         107.94
 126     SBRC     Central Park Plaza                             9,560,461.38     1.11%         9,560,461.38   1.11%         105.74
 127     SBRC     Joesler Village                                9,553,217.70     1.10%         9,553,217.70   1.10%         131.09
 128     GCFP     Euclid Business Center                         9,425,438.21     1.09%         9,425,438.21   1.09%          60.14
 129     GCFP     4300 Sprint Boulevard Northeast                8,731,253.70     1.01%         8,731,253.70   1.01%          92.17
 130     SBRC     North Caroll Shopping Center                   8,672,325.58     1.00%         8,672,325.58   1.00%          58.19
 131     SBRC     Redwood Business Park Loan # 4                 8,502,544.34     0.98%         8,502,544.34   0.98%         127.56
 132     GCFP     Cochrane Plaza                                 8,202,054.12     0.95%         8,202,054.12   0.95%          99.96
 133     GCFP     Lowe's Home Improvement Warehouse              8,160,140.72     0.94%         8,160,140.72   0.94%          59.50
 134     GCFP     Millennium II Office Building                  8,023,713.11     0.93%         8,023,713.11   0.93%         137.16
 135     SBRC     Alta Loma Square                               7,961,445.78     0.92%         7,961,445.78   0.92%          78.68
 136     SBRC     Remington Apartments / Winslow                 7,498,901.81     0.87%
                  Glen Apartments Portfolio
 136a             Remington Apartments                                                          5,191,547.41   0.60%         24,035
 136b             Winslow Glen Apartments                                                       2,307,354.40   0.27%         18,459
 137     GCFP     Shadow Lakes Apartments                        7,370,440.78     0.85%         7,370,440.78   0.85%         40,057
 138     GCFP     Medical Center West                            7,315,605.32     0.85%         7,315,605.32   0.85%          86.54
 139     GCFP     Willow Grove Office Mews                       7,040,980.99     0.81%         7,040,980.99   0.81%          82.73
 140     AMCC     Agilent Technologies Building                  7,037,629.03     0.81%         7,037,629.03   0.81%         117.29
 141     SBRC     Cornelius Apartments                           6,976,233.16     0.81%         6,976,233.16   0.81%         50,921
 142     GCFP     1698 Vierling Drive East                       6,914,534.20     0.80%         6,914,534.20   0.80%          63.52
 143     SBRC     Sarno Business Complex                         6,774,808.92     0.78%         6,774,808.92   0.78%          47.76
 144     GCFP     Cherry Hill Office Mews                        6,741,364.77     0.78%         6,741,364.77   0.78%          62.02
 145     ALD      MJ Ocala Hilton                                6,592,596.47     0.76%         6,592,596.47   0.76%         33,465
 146     GCFP     Freeport Distribution                          6,519,901.24     0.75%         6,519,901.24   0.75%          26.59
 147     AMCC     Patrice Place Industrial                       3,428,000.00     0.40%         3,428,000.00   0.40%          38.02
 148     AMCC     Figueroa  Industrial                           2,858,000.00     0.33%         2,858,000.00   0.33%          38.35
 149     GCFP     5900 Sepulveda Boulevard Office Building       6,249,296.69     0.72%         6,249,296.69   0.72%          83.03
 150     AMCC     Sunrise Trade Center                           6,042,061.74     0.70%         6,042,061.74   0.70%          84.21
 151     SBRC     Eatontown Shopping Center                      5,978,227.59     0.69%         5,978,227.59   0.69%         199.87
 152     GCFP     Nexus and Valencia Shopping Center             5,855,649.15     0.68%         5,855,649.15   0.68%          93.28
 153     SBRC     Kmart Centre                                   5,584,454.24     0.65%         5,584,454.24   0.65%          35.64
 154     AMCC     Longley West Plaza                             5,196,366.73     0.60%         5,196,366.73   0.60%          84.59
 155     GCFP     331-335 Putnam Avenue & 320-366 River Street   5,175,647.49     0.60%         5,175,647.49   0.60%          65.86
 101b    GCFP     Birch Run Outlet Center (Junior Portion)      12,891,504.37      NAP         12,891,504.37    NAP           17.82





                                                                                                  CROSS
                                                                                     CROSS       COLLATER-
                                                                                    COLLATER-     ALIZED
                                                                                     ALIZED      MORTGAGE       RELATED
          MORT-                                                                      (MORT-      LOAN GROUP    (MORT-
          GAGE                                                       LOAN BALANCE     GAGE       AGGREGATE      GAGE
CONTROL   LOAN                                                           AT           LOAN        CUT-OFF        LOAN
NUMBER   SELLER   LOAN/PROPERTY NAME                                 MATURITY/ARD    GROUP)      DATE BALANCE   GROUP)
------------------------------------------------------------------------------------------------------------------------
 101a    GCFP     Birch Run Outlet Center (Senior Portion)          35,370,807.03      No        40,000,000      No
 102     GCFP     Phoenix Marriott                                  24,027,771.58      No        33,783,972      No
 103     GCFP     Imperial Apartments                               29,098,552.16      No        32,000,000      No
 104     GCFP     Pacific Plaza at Torrey Hills                     25,876,652.04      No        29,361,014      No
 105     SBRC     Murray Business Center                            21,097,897.00      No        23,967,790      No
 106     SBRC     The Cannery                                       17,047,155.81      No        19,309,776      No
 107     AMCC     The Marketplace at Palmdale                                0.00      No        19,194,866   Yes (R1)
 108     GCFP     Metro Park Office Building                        16,242,285.02      No        18,479,791      No
 109     GCFP     Hilton Garden Inn                                 14,814,367.80      No        17,915,342      No
 110     SBRC     A&P Warehouse - Central Islip                     14,756,983.54      No        17,655,342      No
 111     SBRC     A&P Warehouse - Baltimore                         14,569,759.27      No        17,431,347      No
 112     SBRC     Cumberland Crossing                               14,043,652.70      No        16,052,089      No
 113     GCFP     Lakeshore Marketplace Shopping Center             14,179,475.60      No        15,953,338      No
 114     SBRC     Redwood Business Park Loan # 3                    13,854,818.30      No        15,659,163   Yes (R2)
 115     GCFP     Paramus Plaza                                     13,236,566.80      No        14,980,615      No
 116     AMCC     2811 Wilshire Boulevard                           12,053,630.71      No        13,408,094      No
 117     SBRC     Ralph's Market Center                             11,078,796.51      No        12,612,485      No
 118     SBRC     Market Square Shopping Center                     11,086,374.46      No        12,573,502      No
 119     SBRC     Woodland Manor Apartments                         11,126,009.09      No        12,349,821      No
 120     GCFP     Holiday Inn Hotel and Resort - Tewksbury           8,423,656.46      No        12,079,118      No
 121     GCFP     Muir Station Shopping Center                       9,092,515.04      No        10,396,423      No
 122     SBRC     Medical Pavilion                                   8,766,020.78      No         9,942,083      No
 123     AMCC     Spring Creek Apartments                            9,108,742.42      No         9,880,000      No
 124     GCFP     Raymour & Flanigan Plaza                           8,816,280.69      No         9,871,661      No
 125     GCFP     Culver City Self Storage                           8,764,272.23      No         9,821,531      No
 126     SBRC     Central Park Plaza                                 8,357,301.61      No         9,560,461   Yes (R3)
 127     SBRC     Joesler Village                                    8,403,996.94      No         9,553,218   Yes (R4)
 128     GCFP     Euclid Business Center                             8,339,996.35      No         9,425,438      No
 129     GCFP     4300 Sprint Boulevard Northeast                    7,759,110.38      No         8,731,254      No
 130     SBRC     North Caroll Shopping Center                       7,672,941.59      No         8,672,326      No
 131     SBRC     Redwood Business Park Loan # 4                     7,513,566.45      No         8,502,544   Yes (R2)
 132     GCFP     Cochrane Plaza                                     7,283,110.88      No         8,202,054      No
 133     GCFP     Lowe's Home Improvement Warehouse                  7,180,291.03      No         8,160,141      No
 134     GCFP     Millennium II Office Building                      7,182,428.98      No         8,023,713      No
 135     SBRC     Alta Loma Square                                   6,953,986.21      No         7,961,446   Yes (R3)
 136     SBRC     Remington Apartments / Winslow                     6,598,706.44      No         7,498,902      No
                  Glen Apartments Portfolio
 136a             Remington Apartments
 136b             Winslow Glen Apartments
 137     GCFP     Shadow Lakes Apartments                            6,519,463.99      No         7,370,441      No
 138     GCFP     Medical Center West                                6,468,742.35      No         7,315,605      No
 139     GCFP     Willow Grove Office Mews                           6,543,075.82      No         7,040,981   Yes (R5)
 140     AMCC     Agilent Technologies Building                      5,751,579.17      No         7,037,629      No
 141     SBRC     Cornelius Apartments                               6,134,104.12      No         6,976,233      No
 142     GCFP     1698 Vierling Drive East                           6,185,449.57      No         6,914,534      No
 143     SBRC     Sarno Business Complex                             6,035,554.23      No         6,774,809      No
 144     GCFP     Cherry Hill Office Mews                            6,264,646.69      No         6,741,365   Yes (R5)
 145     ALD      MJ Ocala Hilton                                    5,596,184.40      No         6,592,596      No
 146     GCFP     Freeport Distribution                              5,839,230.00      No         6,519,901      No
 147     AMCC     Patrice Place Industrial                           2,989,139.16   Yes (X1)      6,286,000   Yes (R6)
 148     AMCC     Figueroa  Industrial                               2,492,111.19   Yes (X1)      6,286,000   Yes (R6)
 149     GCFP     5900 Sepulveda Boulevard Office Building           5,659,332.62      No         6,249,297      No
 150     AMCC     Sunrise Trade Center                               5,330,649.35      No         6,042,062      No
 151     SBRC     Eatontown Shopping Center                          5,335,950.14      No         5,978,228      No
 152     GCFP     Nexus and Valencia Shopping Center                 5,122,909.48      No         5,855,649   Yes (R7)
 153     SBRC     Kmart Centre                                       5,000,279.55      No         5,584,454      No
 154     AMCC     Longley West Plaza                                 4,626,653.04      No         5,196,367      No
 155     GCFP     331-335 Putnam Avenue & 320-366 River Street       4,260,599.37      No         5,175,647      No
 101b    GCFP     Birch Run Outlet Center (Junior Portion)          11,399,572.83      No        12,891,504      No






                                                                          RELATED
                                                                         MORTGAGE
                                                                            LOAN
                                                                           GROUP
          MORT-                                                          AGGREGATE
          GAGE                                                            CUT-OFF
CONTROL   LOAN                                                             DATE          OWNERSHIP          APPRAISED
NUMBER   SELLER   LOAN/PROPERTY NAME                                      BALANCE        INTEREST              VALUE
-------------------------------------------------------------------------------------------------------------------------
 101a    GCFP     Birch Run Outlet Center (Senior Portion)                40,000,000     Fee Simple         105,000,000
 102     GCFP     Phoenix Marriott                                        33,783,972     Fee Simple          59,500,000
 103     GCFP     Imperial Apartments                                     32,000,000     Fee Simple          32,000,000
 104     GCFP     Pacific Plaza at Torrey Hills                           29,361,014     Fee Simple          39,650,000
 105     SBRC     Murray Business Center                                  23,967,790     Fee Simple          33,500,000
 106     SBRC     The Cannery                                             19,309,776     Fee Simple          26,300,000
 107     AMCC     The Marketplace at Palmdale                             23,528,928     Fee Simple          18,320,000
 108     GCFP     Metro Park Office Building                              18,479,791     Fee Simple          23,800,000
 109     GCFP     Hilton Garden Inn                                       17,915,342     Fee Simple          27,200,000
 110     SBRC     A&P Warehouse - Central Islip                           17,655,342     Fee Simple          23,600,000
 111     SBRC     A&P Warehouse - Baltimore                               17,431,347     Fee Simple          23,900,000
 112     SBRC     Cumberland Crossing                                     16,052,089     Fee Simple          20,900,000
 113     GCFP     Lakeshore Marketplace Shopping Center                   15,953,338     Fee Simple          23,900,000
 114     SBRC     Redwood Business Park Loan # 3                          24,161,707     Fee Simple          20,900,000
 115     GCFP     Paramus Plaza                                           14,980,615     Fee Simple          20,500,000
 116     AMCC     2811 Wilshire Boulevard                                 13,408,094     Fee Simple          18,300,000
 117     SBRC     Ralph's Market Center                                   12,612,485     Fee Simple          15,600,000
 118     SBRC     Market Square Shopping Center                           12,573,502     Fee Simple          15,900,000
                                                                                          in part
                                                                                         Leasehold
                                                                                          in part
 119     SBRC     Woodland Manor Apartments                               12,349,821     Fee Simple          15,000,000
 120     GCFP     Holiday Inn Hotel and Resort - Tewksbury                12,079,118     Fee Simple          20,500,000
 121     GCFP     Muir Station Shopping Center                            10,396,423     Fee Simple          14,300,000
 122     SBRC     Medical Pavilion                                         9,942,083     Fee Simple          12,900,000
 123     AMCC     Spring Creek Apartments                                  9,880,000     Fee Simple          12,350,000
 124     GCFP     Raymour & Flanigan Plaza                                 9,871,661     Fee Simple          13,100,000
 125     GCFP     Culver City Self Storage                                 9,821,531     Fee Simple          13,300,000
 126     SBRC     Central Park Plaza                                      20,760,500     Fee Simple          12,845,000
 127     SBRC     Joesler Village                                         14,537,144     Fee Simple          12,900,000
 128     GCFP     Euclid Business Center                                   9,425,438     Fee Simple          12,300,000
 129     GCFP     4300 Sprint Boulevard Northeast                          8,731,254     Fee Simple          14,750,000
                                                                                          in part
                                                                                         Leasehold
                                                                                          in part
 130     SBRC     North Caroll Shopping Center                             8,672,326     Fee Simple          11,100,000
 131     SBRC     Redwood Business Park Loan # 4                          24,161,707     Fee Simple          11,500,000
 132     GCFP     Cochrane Plaza                                           8,202,054     Fee Simple          11,300,000
 133     GCFP     Lowe's Home Improvement Warehouse                        8,160,141     Fee Simple          10,250,000
 134     GCFP     Millennium II Office Building                            8,023,713     Fee Simple          10,500,000
 135     SBRC     Alta Loma Square                                        20,760,500     Fee Simple          10,650,000
 136     SBRC     Remington Apartments / Winslow                           7,498,902                          9,100,000
                  Glen Apartments Portfolio
 136a             Remington Apartments                                                   Fee Simple           6,300,000
 136b             Winslow Glen Apartments                                                Fee Simple           2,800,000
 137     GCFP     Shadow Lakes Apartments                                  7,370,441     Fee Simple           9,280,000
 138     GCFP     Medical Center West                                      7,315,605     Fee Simple           9,400,000
 139     GCFP     Willow Grove Office Mews                                13,782,346     Fee Simple           9,400,000
 140     AMCC     Agilent Technologies Building                            7,037,629     Fee Simple           9,400,000
 141     SBRC     Cornelius Apartments                                     6,976,233     Fee Simple          12,100,000
 142     GCFP     1698 Vierling Drive East                                 6,914,534     Fee Simple           9,100,000
 143     SBRC     Sarno Business Complex                                   6,774,809     Fee Simple           8,700,000
 144     GCFP     Cherry Hill Office Mews                                 13,782,346     Fee Simple           9,000,000
 145     ALD      MJ Ocala Hilton                                          6,592,596     Fee Simple          11,900,000
 146     GCFP     Freeport Distribution                                    6,519,901     Fee Simple           8,950,000
 147     AMCC     Patrice Place Industrial                                 6,286,000     Fee Simple           4,570,000
 148     AMCC     Figueroa  Industrial                                     6,286,000     Fee Simple           3,810,000
 149     GCFP     5900 Sepulveda Boulevard Office Building                 6,249,297     Fee Simple           8,500,000
 150     AMCC     Sunrise Trade Center                                     6,042,062     Fee Simple           8,120,000
 151     SBRC     Eatontown Shopping Center                                5,978,228     Fee Simple           7,625,000
 152     GCFP     Nexus and Valencia Shopping Center                      11,072,722     Fee Simple           7,330,000
 153     SBRC     Kmart Centre                                             5,584,454     Fee Simple           7,600,000
 154     AMCC     Longley West Plaza                                       5,196,367     Fee Simple           7,400,000
 155     GCFP     331-335 Putnam Avenue & 320-366 River Street             5,175,647     Fee Simple           6,300,000
 101b    GCFP     Birch Run Outlet Center (Junior Portion)                12,891,504     Fee Simple         105,000,000




                                                                                   CUT-
                                                                                   OFF       MATURITY
          MORT-                                                                    DATE       DATE/
          GAGE                                                                     LTV        ARD
CONTROL   LOAN                                                     APPRAISAL      RATIO       LTV
NUMBER   SELLER   LOAN/PROPERTY NAME                               DATE            (a)       RATIO(a)
-----------------------------------------------------------------------------------------------------
 101a    GCFP     Birch Run Outlet Center (Senior Portion)         05/11/01       38.10%     33.69%
 102     GCFP     Phoenix Marriott                                 05/01/01       56.78%     40.38%
 103     GCFP     Imperial Apartments                              08/16/01       80.00%     65.93%
 104     GCFP     Pacific Plaza at Torrey Hills                    07/10/01       74.05%     65.26%
 105     SBRC     Murray Business Center                           08/02/01       71.55%     62.98%
 106     SBRC     The Cannery                                      07/01/01       71.52%     62.92%
 107     AMCC     The Marketplace at Palmdale                      01/15/01       69.30%      0.00%
 108     GCFP     Metro Park Office Building                       06/07/01       77.65%     68.24%
 109     GCFP     Hilton Garden Inn                                03/26/01       65.87%     54.46%
 110     SBRC     A&P Warehouse - Central Islip                    11/17/00       64.81%     52.53%
 111     SBRC     A&P Warehouse - Baltimore                        11/26/00       62.95%     50.98%
 112     SBRC     Cumberland Crossing                              05/25/01       76.80%     67.19%
 113     GCFP     Lakeshore Marketplace Shopping Center            02/15/01       66.75%     59.33%
 114     SBRC     Redwood Business Park Loan # 3                   05/16/01       74.92%     66.29%
 115     GCFP     Paramus Plaza                                    08/01/01       71.73%     63.22%
 116     AMCC     2811 Wilshire Boulevard                          10/31/00       73.27%     65.87%
 117     SBRC     Ralph's Market Center                            07/10/01       79.83%     70.12%
 118     SBRC     Market Square Shopping Center                    06/16/01       79.08%     69.73%
 119     SBRC     Woodland Manor Apartments                        03/15/00       77.67%     69.97%
 120     GCFP     Holiday Inn Hotel and Resort - Tewksbury         06/01/01       58.92%     41.09%
 121     GCFP     Muir Station Shopping Center                     07/12/01       72.70%     63.58%
 122     SBRC     Medical Pavilion                                 04/13/01       77.07%     67.95%
 123     AMCC     Spring Creek Apartments                          10/23/01       80.00%     73.76%
 124     GCFP     Raymour & Flanigan Plaza                         04/26/01       75.36%     67.30%
 125     GCFP     Culver City Self Storage                         04/21/01       73.85%     65.90%
 126     SBRC     Central Park Plaza                               03/30/01       72.84%     63.67%
 127     SBRC     Joesler Village                                  04/04/00       74.06%     65.15%
 128     GCFP     Euclid Business Center                           04/19/01       76.63%     67.80%
 129     GCFP     4300 Sprint Boulevard Northeast                  04/25/01       59.19%     52.60%
 130     SBRC     North Caroll Shopping Center                     07/18/01       78.13%     69.13%
 131     SBRC     Redwood Business Park Loan # 4                   05/16/01       73.94%     65.34%
 132     GCFP     Cochrane Plaza                                   11/28/00       72.58%     64.45%
 133     GCFP     Lowe's Home Improvement Warehouse                03/31/01       79.61%     70.05%
 134     GCFP     Millennium II Office Building                    03/15/01       76.42%     68.40%
 135     SBRC     Alta Loma Square                                 03/30/01       74.76%     65.30%
 136     SBRC     Remington Apartments / Winslow                                  80.00%     65.63%
                  Glen Apartments Portfolio
 136a             Remington Apartments                             05/21/01
 136b             Winslow Glen Apartments                          05/21/01
 137     GCFP     Shadow Lakes Apartments                          03/27/01       79.42%     70.25%
 138     GCFP     Medical Center West                              02/13/01       77.83%     68.82%
 139     GCFP     Willow Grove Office Mews                         07/11/01       74.90%     69.61%
 140     AMCC     Agilent Technologies Building                    07/01/01       74.87%     61.19%
 141     SBRC     Cornelius Apartments                             02/05/01       57.65%     50.70%
 142     GCFP     1698 Vierling Drive East                         03/07/01       75.98%     67.97%
 143     SBRC     Sarno Business Complex                           01/01/01       77.87%     69.37%
 144     GCFP     Cherry Hill Office Mews                          07/11/01       74.90%     69.61%
 145     ALD      MJ Ocala Hilton                                  04/01/00       55.40%     47.03%
 146     GCFP     Freeport Distribution                            03/26/01       72.85%     65.24%
 147     AMCC     Patrice Place Industrial                         10/01/01       75.01%     65.41%
 148     AMCC     Figueroa  Industrial                             12/01/01       75.01%     65.41%
 149     GCFP     5900 Sepulveda Boulevard Office Building         08/30/00       73.52%     66.58%
 150     AMCC     Sunrise Trade Center                             04/18/01       74.41%     65.65%
 151     SBRC     Eatontown Shopping Center                        03/31/01       78.40%     69.98%
 152     GCFP     Nexus and Valencia Shopping Center               07/22/01       79.89%     69.89%
 153     SBRC     Kmart Centre                                     05/15/01       73.48%     65.79%
 154     AMCC     Longley West Plaza                               09/07/01       70.22%     62.52%
 155     GCFP     331-335 Putnam Avenue & 320-366 River Street     04/12/01       82.15%     67.63%
101b     GCFP     Birch Run Outlet Center (Junior Portion)         05/11/01       50.37%     44.54%

                                                                                                               ALLO-          ALLO-
                                                                                                               CATED          CATED
                                                                                                                % OF          CUT
                                                                               % OF INITIAL                   INITIAL        -OFF
          MORT-                                                                    NET                           NET         DATE
          GAGE                                                                   MORTGAGE       ALLOCATED     MORTGAGE      BALANCE
CONTROL   LOAN                                                  CUT-OFF DATE       POOL         CUT-OFF         POOL          PER
NUMBER   SELLER   LOAN/PROPERTY NAME                               BALANCE        BALANCE      DATE BALANCE   BALANCE         UNIT
------------------------------------------------------------------------------------------------------------------------------------
 156     GCFP     Churchill Village Apartments                   5,138,995.85     0.59%         5,138,995.85   0.59%         43,185
 157     GCFP     Sierra College Self Storage                    4,993,157.99     0.58%         4,993,157.99   0.58%          49.83
 158     SBRC     Canyon Creek Plaza                             4,983,926.41     0.58%         4,983,926.41   0.58%          95.59
 159     SBRC     1500 Dragon Street                             4,901,726.52     0.57%         4,901,726.52   0.57%          46.91
 160     GCFP     Holiday Inn Asheville Airport                  4,732,447.54     0.55%         4,732,447.54   0.55%         31,550
 161     GCFP     Princeton Belvidere                            4,729,347.67     0.55%         4,729,347.67   0.55%         87,581
 162     SBRC     Valley View Mobile Home Park                   4,693,355.75     0.54%         4,693,355.75   0.54%         32,368
 163     GCFP     Hometown Square                                4,643,570.42     0.54%         4,643,570.42   0.54%         121.82
 164     GCFP     Albemarle Crossing                             2,466,668.46     0.29%         2,466,668.46   0.29%          91.94
 165     GCFP     Hannaford Ground Lease at Albemarle            2,108,165.02     0.24%         2,108,165.02   0.24%           6.55
                  Crossing
 166     AMCC     Promenade At Temecula                          4,334,061.70     0.50%         4,334,061.70   0.50%         194.98
 167     GCFP     678 Massachusetts Avenue                       4,289,399.17     0.50%         4,289,399.17   0.50%         127.63
 168     GCFP     Palomar Commerce Center                        4,243,903.14     0.49%         4,243,903.14   0.49%          53.90
 169     SBRC     Landmark Plaza                                 4,194,489.15     0.49%         4,194,489.15   0.49%          42.71
 170     SBRC     Lake Jackson Trading Post                      4,063,771.68     0.47%         4,063,771.68   0.47%          54.81
 171     GCFP     Mt. Morris Plaza                               3,996,753.45     0.46%         3,996,753.45   0.46%          52.08
 172     GCFP     Durango Mini-Storage & Charleston              3,991,452.10     0.46%         3,991,452.10   0.46%          28.07
                  West Mini-Storage
 173     GCFP     Via Verde Plaza                                3,889,830.06     0.45%         3,889,830.06   0.45%          85.36
 174     GCFP     Northlake Quadrangle                           3,886,642.57     0.45%         3,886,642.57   0.45%          49.97
 175     GCFP     550-560 Sutter Street                          3,872,583.83     0.45%         3,872,583.83   0.45%         143.03
 176     GCFP     Aliso Viejo Town Center-Building # 7           3,871,610.76     0.45%         3,871,610.76   0.45%         213.14
 177     SBRC     Federal Highway Self Storage                   3,785,223.67     0.44%         3,785,223.67   0.44%          56.27
 178     SBRC     Westheimer Village Shopping Center             3,706,137.59     0.43%         3,706,137.59   0.43%          42.35
 179     AMCC     Westland Shopping Center                       3,686,246.43     0.43%         3,686,246.43   0.43%          99.80
 180     GCFP     1770 North Milwaukee Avenue                    3,448,948.14     0.40%         3,448,948.14   0.40%         228.11
 181     GCFP     64th Street and Greenway Road                  3,345,548.82     0.39%         3,345,548.82   0.39%         173.82
 182     AMCC     Mountain Park Plaza                            3,291,822.39     0.38%         3,291,822.39   0.38%          89.31
 183     SBRC     Mountain/Arrow Center                          3,238,592.74     0.37%         3,238,592.74   0.37%          44.47
 184     GCFP     Evanston Northwestern Ground Lease             3,200,000.00     0.37%         3,200,000.00   0.37%          17.60
 185     GCFP     Main Street Village Office Building            3,195,843.45     0.37%         3,195,843.45   0.37%         103.36
 186     AMCC     Santorini at the Park Apartments               3,150,000.00     0.36%         3,150,000.00   0.36%        101,613
 187     GCFP     Fairmount Greens Apartments                    3,115,302.60     0.36%         3,115,302.60   0.36%         26,627
 188     GCFP     Jackson Square Shopping Center                 2,996,162.11     0.35%         2,996,162.11   0.35%          88.68
 189     SBRC     Bradville Square                               2,988,713.78     0.35%         2,988,713.78   0.35%          73.45
 190     GCFP     23133 Hawthorne Boulevard                      2,984,066.04     0.35%         2,984,066.04   0.35%          74.27
 191     GCFP     Park 2000 - Building K                         1,812,570.01     0.21%         1,812,570.01   0.21%          53.62
 192     GCFP     Park 2000 - Building H                         1,164,511.44     0.13%         1,164,511.44   0.13%          69.53
 193     SBRC     Deer Valley Plaza                              2,874,890.80     0.33%         2,874,890.80   0.33%         135.70
 194     GCFP     Russell Mini Storage                           2,644,923.36     0.31%         2,644,923.36   0.31%          38.86
 195     AMCC     Uinta Golf and Ihop Pad Site                   2,605,858.45     0.30%         2,605,858.45   0.30%         118.66
 196     GCFP     150-170 Professional Center Drive              2,579,314.48     0.30%         2,579,314.48   0.30%          64.78
 197     GCFP     9, 9A & 0 Summit Avenue                        2,554,414.60     0.30%         2,554,414.60   0.30%        127,721
 198     AMCC     Ventura Commerce Center II                     2,549,519.70     0.29%         2,549,519.70   0.29%          53.76
 199     AMCC     Willowbrook II                                 2,542,476.46     0.29%         2,542,476.46   0.29%         121.22
 200     GCFP     Newport Avenue Plaza                           2,491,382.86     0.29%         2,491,382.86   0.29%         171.11
 201     AMCC     1340 Old Chain Bridge Road                     2,325,000.00     0.27%         2,325,000.00   0.27%          90.01
 202     GCFP     Shoal Creek Mall Shopping Center               2,300,601.16     0.27%         2,300,601.16   0.27%          34.21
 203     AMCC     Spring Mill Apartments                         2,300,000.00     0.27%         2,300,000.00   0.27%         41,071
 204     AMCC     Glyndon Square Shopping Center                 2,218,183.15     0.26%         2,218,183.15   0.26%          74.29
 205     SBRC     47 State Circle                                2,210,745.90     0.26%         2,210,745.90   0.26%         141.17
 206     AMCC     West Little York Industrial Park - Phase 2     2,101,733.12     0.24%         2,101,733.12   0.24%          36.49
 207     GCFP     Holiday Inn Stillwater                         1,990,242.83     0.23%         1,990,242.83   0.23%         14,115
 208     SBRC     Continental Apartments                         1,957,460.55     0.23%         1,957,460.55   0.23%         30,115
 209     GCFP     943-955 North McLean Boulevard                 1,795,128.51     0.21%         1,795,128.51   0.21%          75.19
 210     GCFP     Holiday Inn Ponca City                         1,791,218.56     0.21%         1,791,218.56   0.21%         12,980
 211     AMCC     National Tour Building                         1,779,805.17     0.21%         1,779,805.17   0.21%          77.92
 212     GCFP     Eaglepointe Office Building                    1,697,814.12     0.20%         1,697,814.12   0.20%          77.17
 213     GCFP     Plaza on Shea                                  1,689,164.35     0.20%         1,689,164.35   0.20%         103.55
 214     GCFP     Woodward Heights Manor Apartments              1,671,518.08     0.19%         1,671,518.08   0.19%         29,325
 215     AMCC     Aspen Apartments                               1,650,000.00     0.19%         1,650,000.00   0.19%         36,667





                                                                                                  CROSS
                                                                                     CROSS       COLLATER-
                                                                                    COLLATER-     ALIZED
                                                                                     ALIZED      MORTGAGE       RELATED
          MORT-                                                                      (MORT-      LOAN GROUP    (MORT-
          GAGE                                                       LOAN BALANCE     GAGE       AGGREGATE      GAGE
CONTROL   LOAN                                                           AT           LOAN        CUT-OFF        LOAN
NUMBER   SELLER   LOAN/PROPERTY NAME                                 MATURITY/ARD    GROUP)      DATE BALANCE   GROUP)
-----------------------------------------------------------------------------------------------------------------------
 156     GCFP     Churchill Village Apartments                      4,523,345.36      No         5,138,996         No
 157     GCFP     Sierra College Self Storage                       4,386,582.06      No         4,993,158         No
 158     SBRC     Canyon Creek Plaza                                4,405,256.13      No         4,983,926      Yes (R4)
 159     SBRC     1500 Dragon Street                                4,579,612.46      No         4,901,727         No
 160     GCFP     Holiday Inn Asheville Airport                     3,930,558.78      No         4,732,448         No
 161     GCFP     Princeton Belvidere                               4,139,402.61      No         4,729,348         No
 162     SBRC     Valley View Mobile Home Park                      4,109,249.34      No         4,693,356         No
 163     GCFP     Hometown Square                                   4,075,086.51      No         4,643,570      Yes (R8)
 164     GCFP     Albemarle Crossing                                2,170,211.32   Yes (X2)      4,574,833      Yes (R9)
 165     GCFP     Hannaford Ground Lease at Albemarle               1,320,659.09   Yes (X2)      4,574,833      Yes (R9)
                  Crossing
 166     AMCC     Promenade At Temecula                                     0.00      No         4,334,062      Yes (R1)
 167     GCFP     678 Massachusetts Avenue                          3,814,569.49      No         4,289,399         No
 168     GCFP     Palomar Commerce Center                           3,709,954.37      No         4,243,903      Yes (R8)
 169     SBRC     Landmark Plaza                                    3,700,616.62      No         4,194,489         No
 170     SBRC     Lake Jackson Trading Post                         3,596,068.11      No         4,063,772         No
 171     GCFP     Mt. Morris Plaza                                  3,492,125.21      No         3,996,753         No
 172     GCFP     Durango Mini-Storage & Charleston                 3,233,861.91      No         3,991,452         No
                  West Mini-Storage
 173     GCFP     Via Verde Plaza                                   3,440,774.49      No         3,889,830         No
 174     GCFP     Northlake Quadrangle                              3,486,842.14      No         3,886,643         No
 175     GCFP     550-560 Sutter Street                             3,495,236.90      No         3,872,584     Yes (R10)
 176     GCFP     Aliso Viejo Town Center-Building # 7              3,458,614.99      No         3,871,611         No
 177     SBRC     Federal Highway Self Storage                      3,356,900.11      No         3,785,224         No
 178     SBRC     Westheimer Village Shopping Center                3,308,741.73      No         3,706,138         No
 179     AMCC     Westland Shopping Center                          3,059,080.13      No         3,686,246     Yes (R11)
 180     GCFP     1770 North Milwaukee Avenue                       3,085,541.29      No         3,448,948         No
 181     GCFP     64th Street and Greenway Road                     2,947,927.72      No         3,345,549      Yes (R7)
 182     AMCC     Mountain Park Plaza                               3,148,694.18      No         3,291,822         No
 183     SBRC     Mountain/Arrow Center                             2,838,288.47      No         3,238,593      Yes (R3)
 184     GCFP     Evanston Northwestern Ground Lease                3,200,000.00      No         3,200,000         No
 185     GCFP     Main Street Village Office Building               2,822,375.13      No         3,195,843         No
 186     AMCC     Santorini at the Park Apartments                  2,724,654.18      No         3,150,000         No
 187     GCFP     Fairmount Greens Apartments                       2,709,064.02      No         3,115,303         No
 188     GCFP     Jackson Square Shopping Center                    2,649,978.95      No         2,996,162         No
 189     SBRC     Bradville Square                                  2,658,799.00      No         2,988,714         No
 190     GCFP     23133 Hawthorne Boulevard                         2,645,603.12      No         2,984,066         No
 191     GCFP     Park 2000 - Building K                            1,612,844.82   Yes (X3)      2,977,081     Yes (R12)
 192     GCFP     Park 2000 - Building H                            1,036,195.59   Yes (X3)      2,977,081     Yes (R12)
 193     SBRC     Deer Valley Plaza                                 2,750,441.87      No         2,874,891         No
 194     GCFP     Russell Mini Storage                              2,194,946.23      No         2,644,923         No
 195     AMCC     Uinta Golf and Ihop Pad Site                      2,365,356.06      No         2,605,858         No
 196     GCFP     150-170 Professional Center Drive                 2,323,761.72      No         2,579,314     Yes (R10)
 197     GCFP     9, 9A & 0 Summit Avenue                           2,243,225.91      No         2,554,415         No
 198     AMCC     Ventura Commerce Center II                        2,101,618.92      No         2,549,520         No
 199     AMCC     Willowbrook II                                    2,264,753.66      No         2,542,476         No
 200     GCFP     Newport Avenue Plaza                              2,233,874.74      No         2,491,383         No
 201     AMCC     1340 Old Chain Bridge Road                        1,866,430.22      No         2,325,000         No
 202     GCFP     Shoal Creek Mall Shopping Center                  2,057,715.40      No         2,300,601         No
 203     AMCC     Spring Mill Apartments                            1,992,142.77      No         2,300,000         No
 204     AMCC     Glyndon Square Shopping Center                    1,890,306.23      No         2,218,183         No
 205     SBRC     47 State Circle                                   1,392,727.05      No         2,210,746         No
 206     AMCC     West Little York Industrial Park - Phase 2        1,919,272.70      No         2,101,733     Yes (R11)
 207     GCFP     Holiday Inn Stillwater                            1,686,107.24      No         1,990,243     Yes (R13)
 208     SBRC     Continental Apartments                            1,729,141.85      No         1,957,461         No
 209     GCFP     943-955 North McLean Boulevard                    1,610,699.25      No         1,795,129         No
 210     GCFP     Holiday Inn Ponca City                            1,517,496.90      No         1,791,219     Yes (R13)
 211     AMCC     National Tour Building                            1,587,274.69      No         1,779,805         No
 212     GCFP     Eaglepointe Office Building                       1,500,900.99      No         1,697,814         No
 213     GCFP     Plaza on Shea                                     1,508,929.93      No         1,689,164         No
 214     GCFP     Woodward Heights Manor Apartments                 1,475,658.46      No         1,671,518         No
 215     AMCC     Aspen Apartments                                  1,315,525.46      No         1,650,000         No




                                                                 RELATED
                                                                MORTGAGE
                                                                   LOAN                                             CUT-
                                                                   GROUP                                            OFF     MATURITY
          MORT-                                                  AGGREGATE                                          DATE     DATE/
          GAGE                                                   CUT-OFF                                            LTV       ARD
CONTROL   LOAN                                                    DATE        OWNERSHIP     APPRAISED  APPRAISAL   RATIO      LTV
NUMBER   SELLER   LOAN/PROPERTY NAME                             BALANCE       INTEREST       VALUE      DATE       (a)     RATIO(a)
------------------------------------------------------------------------------------------------------------------------------------
 156     GCFP     Churchill Village Apartments                  5,138,996     Fee Simple    6,665,000  06/06/01    77.10%    67.87%
 157     GCFP     Sierra College Self Storage                   4,993,158     Fee Simple    7,300,000  08/04/01    68.40%    60.09%
 158     SBRC     Canyon Creek Plaza                           14,537,144     Fee Simple    6,500,000  04/24/01    76.68%    67.77%
 159     SBRC     1500 Dragon Street                            4,901,727     Fee Simple    7,500,000  01/01/01    65.36%    61.06%
 160     GCFP     Holiday Inn Asheville Airport                 4,732,448      Leasehold    8,010,000  05/30/01    59.08%    49.07%
 161     GCFP     Princeton Belvidere                           4,729,348     Fee Simple    6,300,000  06/21/01    75.07%    65.70%
 162     SBRC     Valley View Mobile Home Park                  4,693,356     Fee Simple    6,000,000  06/14/01    78.22%    68.49%
 163     GCFP     Hometown Square                               8,887,474     Fee Simple    6,800,000  07/12/01    68.29%    59.93%
 164     GCFP     Albemarle Crossing                            4,574,833     Fee Simple    4,300,000  09/10/01    64.43%    49.17%
 165     GCFP     Hannaford Ground Lease at Albemarle           4,574,833     Fee Simple    2,800,000  09/10/01    64.43%    49.17%
                  Crossing
 166     AMCC     Promenade At Temecula                        23,528,928     Fee Simple    6,600,000  02/19/01    65.67%     0.00%
 167     GCFP     678 Massachusetts Avenue                      4,289,399     Fee Simple    7,800,000  05/05/01    54.99%    48.90%
 168     GCFP     Palomar Commerce Center                       8,887,474     Fee Simple    6,300,000  07/12/01    67.36%    58.89%
 169     SBRC     Landmark Plaza                                4,194,489     Fee Simple    5,800,000  05/25/01    72.32%    63.80%
 170     SBRC     Lake Jackson Trading Post                     4,063,772     Fee Simple    5,100,000  02/20/01    79.68%    70.51%
 171     GCFP     Mt. Morris Plaza                              3,996,753     Fee Simple    5,000,000  09/01/01    79.94%    69.84%
 172     GCFP     Durango Mini-Storage & Charleston             3,991,452     Fee Simple    7,700,000  07/10/01    51.84%    42.00%
                  West Mini-Storage
 173     GCFP     Via Verde Plaza                               3,889,830     Fee Simple    5,500,000  07/07/01    70.72%    62.56%
 174     GCFP     Northlake Quadrangle                          3,886,643     Fee Simple    5,400,000  04/10/01    71.97%    64.57%
 175     GCFP     550-560 Sutter Street                         6,451,898     Fee Simple    6,300,000  09/01/00    61.47%    55.48%
 176     GCFP     Aliso Viejo Town Center-Building # 7          3,871,611     Fee Simple    5,500,000  10/03/00    70.39%    62.88%
 177     SBRC     Federal Highway Self Storage                  3,785,224     Fee Simple    5,900,000  03/02/01    64.16%    56.90%
 178     SBRC     Westheimer Village Shopping Center            3,706,138     Fee Simple    5,350,000  01/24/01    69.27%    61.85%
 179     AMCC     Westland Shopping Center                      5,787,980     Fee Simple    5,650,000  04/06/01    65.24%    54.14%
 180     GCFP     1770 North Milwaukee Avenue                   3,448,948     Fee Simple    4,650,000  03/01/01    74.17%    66.36%
 181     GCFP     64th Street and Greenway Road                11,072,722     Fee Simple    4,200,000  07/14/01    79.66%    70.19%
 182     AMCC     Mountain Park Plaza                           3,291,822     Fee Simple    4,400,000  04/02/01    74.81%    71.56%
 183     SBRC     Mountain/Arrow Center                        20,760,500     Fee Simple    5,050,000  04/13/01    64.13%    56.20%
 184     GCFP     Evanston Northwestern Ground Lease            3,200,000     Fee Simple    6,460,000  03/01/01    49.54%    49.54%
 185     GCFP     Main Street Village Office Building           3,195,843     Fee Simple    4,100,000  06/21/01    77.95%    68.84%
 186     AMCC     Santorini at the Park Apartments              3,150,000     Fee Simple    4,325,000  10/02/01    72.83%    63.00%
 187     GCFP     Fairmount Greens Apartments                   3,115,303     Fee Simple    3,900,000  08/17/01    79.88%    69.46%
 188     GCFP     Jackson Square Shopping Center                2,996,162     Fee Simple    4,300,000  06/29/01    69.68%    61.63%
 189     SBRC     Bradville Square                              2,988,714     Fee Simple    4,125,000  01/29/01    72.45%    64.46%
 190     GCFP     23133 Hawthorne Boulevard                     2,984,066     Fee Simple    4,500,000  02/21/01    66.31%    58.79%
 191     GCFP     Park 2000 - Building K                        2,977,081      Leasehold    2,500,000  04/12/01    71.74%    63.83%
 192     GCFP     Park 2000 - Building H                        2,977,081      Leasehold    1,650,000  04/12/01    71.74%    63.83%
 193     SBRC     Deer Valley Plaza                             2,874,891      Leasehold    3,850,000  03/28/01    74.67%    71.44%
 194     GCFP     Russell Mini Storage                          2,644,923     Fee Simple    3,550,000  03/08/01    74.50%    61.83%
 195     AMCC     Uinta Golf and Ihop Pad Site                  2,605,858     Fee Simple    4,300,000  08/25/00    60.60%    55.01%
 196     GCFP     150-170 Professional Center Drive             6,451,898     Fee Simple    3,700,000  09/10/00    69.71%    62.80%
 197     GCFP     9, 9A & 0 Summit Avenue                       2,554,415     Fee Simple    3,200,000  06/06/01    79.83%    70.10%
 198     AMCC     Ventura Commerce Center II                    2,549,520     Fee Simple    4,000,000  09/05/99    63.74%    52.54%
 199     AMCC     Willowbrook II                                2,542,476     Fee Simple    3,400,000  03/07/01    74.78%    66.61%
 200     GCFP     Newport Avenue Plaza                          2,491,383     Fee Simple    3,400,000  03/01/01    73.28%    65.70%
 201     AMCC     1340 Old Chain Bridge Road                    2,325,000     Fee Simple    3,300,000  10/12/01    70.45%    56.56%
 202     GCFP     Shoal Creek Mall Shopping Center              2,300,601     Fee Simple    3,300,000  01/31/01    69.72%    62.36%
 203     AMCC     Spring Mill Apartments                        2,300,000     Fee Simple    2,750,000  09/28/01    83.64%    72.44%
 204     AMCC     Glyndon Square Shopping Center                2,218,183     Fee Simple    3,050,000  06/01/99    72.73%    61.98%
 205     SBRC     47 State Circle                               2,210,746     Fee Simple    3,300,000  01/10/01    66.99%    42.20%
 206     AMCC     West Little York Industrial Park - Phase 2    5,787,980     Fee Simple    2,850,000  08/04/00    73.75%    67.34%
 207     GCFP     Holiday Inn Stillwater                        3,781,461     Fee Simple    3,500,000  01/31/01    56.86%    48.17%
 208     SBRC     Continental Apartments                        1,957,461     Fee Simple    2,450,000  03/23/01    79.90%    70.58%
 209     GCFP     943-955 North McLean Boulevard                1,795,129     Fee Simple    2,700,000  04/19/01    66.49%    59.66%
 210     GCFP     Holiday Inn Ponca City                        3,781,461     Fee Simple    3,700,000  01/30/01    48.41%    41.01%
 211     AMCC     National Tour Building                        1,779,805     Fee Simple    2,512,000  05/10/01    70.85%    63.19%
 212     GCFP     Eaglepointe Office Building                   1,697,814     Fee Simple    2,600,000  07/02/01    65.30%    57.73%
 213     GCFP     Plaza on Shea                                 1,689,164     Fee Simple    2,600,000  04/14/01    64.97%    58.04%
 214     GCFP     Woodward Heights Manor Apartments             1,671,518     Fee Simple    2,375,000  07/02/01    70.38%    62.13%
 215     AMCC     Aspen Apartments                              1,650,000     Fee Simple    2,065,000  05/24/01    79.90%    63.71%

                                                                                                               ALLO-          ALLO-
                                                                                                               CATED          CATED
                                                                                                                % OF          CUT
                                                                               % OF INITIAL                   INITIAL        -OFF
          MORT-                                                                    NET                           NET         DATE
          GAGE                                                                   MORTGAGE       ALLOCATED     MORTGAGE      BALANCE
CONTROL   LOAN                                                  CUT-OFF DATE       POOL         CUT-OFF         POOL          PER
NUMBER   SELLER   LOAN/PROPERTY NAME                               BALANCE        BALANCE      DATE BALANCE   BALANCE         UNIT
------------------------------------------------------------------------------------------------------------------------------------
 216     AMCC     Hamilton Fairfax Apartments                    1,498,708.52     0.17%         1,498,708.52   0.17%         62,446
 217     GCFP     McMahon Medical Office Building                1,470,612.41     0.17%         1,470,612.41   0.17%          80.63
 218     AMCC     Cimmaron Professional Plaza                    1,450,000.00     0.17%         1,450,000.00   0.17%         115.08
 219     AMCC     California Creations Building                  1,379,840.45     0.16%         1,379,840.45   0.16%          27.60
 220     GCFP     Pinnacle Peak Road and 39th Drive              1,338,169.97     0.15%         1,338,169.97   0.15%         155.44
 221     AMCC     Brookside Market / Cedar Plaza Portfolio       1,269,066.77     0.15%
 221a             Brookside Market                                                                955,920.42   0.11%          65.14
 221b             Cedar Plaza Shopping Center                                                     313,146.35   0.04%          54.94
 223     GCFP     Storage Inn                                    1,261,572.30     0.15%         1,261,572.30   0.15%          36.97
 224     AMCC     Stanley Court Apartments                       1,250,000.00     0.14%         1,250,000.00   0.14%         28,409
 225     AMCC     2380 Wycliff / 970 Raymond Portfolio           1,228,688.29     0.14%
 225a             2380 Wycliff Street                                                             658,678.26   0.08%          21.36
 225b             970 Raymond Avenue                                                              570,010.03   0.07%          32.19
 226     AMCC     Greenbrier Apartments II                       1,074,074.45     0.12%         1,074,074.45   0.12%         44,753
 227     AMCC     Greenbrier Apartments III                      1,074,074.45     0.12%         1,074,074.45   0.12%         44,753
 228     AMCC     Greenbrier Apartments I                        1,071,077.02     0.12%         1,071,077.02   0.12%         44,628
 229     GCFP     Valley View Twain Shopping Center and
                    Billboard Site                               1,000,000.00     0.12%         1,000,000.00   0.12%          69.33
 230     AMCC     Rite Aid Drugstore                               949,302.05     0.11%           949,302.05   0.11%          53.60
 231     AMCC     167-55 148th Avenue                              862,653.89     0.10%           862,653.89   0.10%          26.80
 232     AMCC     16249-16259 Stagg Street                         727,094.11     0.08%           727,094.11   0.08%          49.46
 233     AMCC     6819 Redwood Drive                               626,169.43     0.07%           626,169.43   0.07%          37.41
 234     AMCC     Toll House Office Building                       625,758.41     0.07%           625,758.41   0.07%         148.99
 235     AMCC     Linden Hills Co-op Grocery Store                 610,625.90     0.07%           610,625.90   0.07%          67.85
 236     AMCC     Goodyear/Wenco Building                          554,727.81     0.06%           554,727.81   0.06%          23.69
 237     GCFP     2436 East Indian School Road                     533,354.45     0.06%           533,354.45   0.06%          16.08
 238     AMCC     WMC International Industrial Building            463,273.63     0.05%           463,273.63   0.05%          34.49
 239     AMCC     Desert Club Apartments                           329,468.12     0.04%           329,468.12   0.04%         20,592





                                                                                                CROSS                      RELATED
                                                                                 CROSS         COLLATER-                   MORTGAGE
                                                                                COLLATER-       ALIZED                      LOAN
                                                                                 ALIZED        MORTGAGE      RELATED        GROUP
          MORT-                                                                  (MORT-       LOAN GROUP     (MORT-        AGGREGATE
          GAGE                                                  LOAN BALANCE     GAGE         AGGREGATE       GAGE         CUT-OFF
CONTROL   LOAN                                                       AT           LOAN         CUT-OFF        LOAN           DATE
NUMBER   SELLER   LOAN/PROPERTY NAME                             MATURITY/ARD    GROUP)       DATE BALANCE    GROUP)        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
 216     AMCC     Hamilton Fairfax Apartments                    1,299,087.74      No         1,498,709         No         1,498,709
 217     GCFP     McMahon Medical Office Building                1,309,036.32      No         1,470,612         No         1,470,612
 218     AMCC     Cimmaron Professional Plaza                    1,265,702.49      No         1,450,000         No         1,450,000
 219     AMCC     California Creations Building                  1,255,319.37      No         1,379,840         No         1,379,840
 220     GCFP     Pinnacle Peak Road and 39th Drive              1,175,846.01      No         1,338,170      Yes (R7)     11,072,722
 221     AMCC     Brookside Market / Cedar Plaza Portfolio       1,076,339.49      No         1,269,067         No         1,269,067
 221a             Brookside Market
 221b             Cedar Plaza Shopping Center
 223     GCFP     Storage Inn                                    1,044,024.21      No         1,261,572         No         1,261,572
 224     AMCC     Stanley Court Apartments                               0.00      No         1,250,000         No         1,250,000
 225     AMCC     2380 Wycliff / 970 Raymond Portfolio             861,672.39      No         1,228,688         No         1,228,688
 225a             2380 Wycliff Street
 225b             970 Raymond Avenue
 226     AMCC     Greenbrier Apartments II                         931,013.85      No         1,074,074     Yes (R14)      3,219,226
 227     AMCC     Greenbrier Apartments III                        931,013.85      No         1,074,074     Yes (R14)      3,219,226
 228     AMCC     Greenbrier Apartments I                          928,414.31      No         1,071,077     Yes (R14)      3,219,226
 229     GCFP     Valley View Twain Shopping Center and
                    Billboard Site                                 826,643.63      No         1,000,000         No         1,000,000
 230     AMCC     Rite Aid Drugstore                               798,682.08      No           949,302         No           949,302
 231     AMCC     167-55 148th Avenue                              733,284.27      No           862,654         No           862,654
 232     AMCC     16249-16259 Stagg Street                         623,672.32      No           727,094         No           727,094
 233     AMCC     6819 Redwood Drive                               531,201.42      No           626,169         No           626,169
 234     AMCC     Toll House Office Building                       472,739.24      No           625,758         No           625,758
 235     AMCC     Linden Hills Co-op Grocery Store                       0.00      No           610,626         No           610,626
 236     AMCC     Goodyear/Wenco Building                                0.00      No           554,728         No           554,728
 237     GCFP     2436 East Indian School Road                     474,279.09      No           533,354      Yes (R7)     11,072,722
 238     AMCC     WMC International Industrial Building                  0.00      No           463,274         No           463,274
 239     AMCC     Desert Club Apartments                           284,079.13      No           329,468         No           329,468





                                                                                                              CUT-
                                                                                                              OFF        MATURITY
          MORT-                                                                                               DATE        DATE/
          GAGE                                                                                                LTV          ARD
CONTROL   LOAN                                                        OWNERSHIP     APPRAISED  APPRAISAL     RATIO        LTV
NUMBER   SELLER   LOAN/PROPERTY NAME                                   INTEREST       VALUE      DATE          (a)       RATIO(a)
------------------------------------------------------------------------------------------------------------------------------------
 216     AMCC     Hamilton Fairfax Apartments                         Fee Simple    2,000,000  09/10/01       74.94%     64.95%
 217     GCFP     McMahon Medical Office Building                     Fee Simple    1,980,000  02/21/01       74.27%     66.11%
 218     AMCC     Cimmaron Professional Plaza                         Fee Simple    2,030,000  10/12/01       71.43%     62.35%
 219     AMCC     California Creations Building                       Fee Simple    2,700,000  08/04/99       51.11%     46.49%
 220     GCFP     Pinnacle Peak Road and 39th Drive                   Fee Simple    1,880,000  07/14/01       71.18%     62.55%
 221     AMCC     Brookside Market / Cedar Plaza Portfolio                          1,925,000                 65.93%     55.91%
 221a             Brookside Market                                    Fee Simple    1,450,000  03/23/00
 221b             Cedar Plaza Shopping Center                         Fee Simple      475,000  03/23/00
 223     GCFP     Storage Inn                                         Fee Simple    1,790,000  05/04/01       70.48%     58.33%
 224     AMCC     Stanley Court Apartments                            Fee Simple    2,350,000  10/15/01       53.19%      0.00%
 225     AMCC     2380 Wycliff / 970 Raymond Portfolio                              1,940,000                 63.33%     44.42%
 225a             2380 Wycliff Street                                 Fee Simple    1,040,000  08/14/97
 225b             970 Raymond Avenue                                  Fee Simple      900,000  08/14/97
 226     AMCC     Greenbrier Apartments II                            Fee Simple    1,360,000  10/03/01       78.98%     68.46%
 227     AMCC     Greenbrier Apartments III                           Fee Simple    1,370,000  10/03/01       78.40%     67.96%
 228     AMCC     Greenbrier Apartments I                             Fee Simple    1,340,000  10/03/01       79.93%     69.28%
 229     GCFP     Valley View Twain Shopping Center and
                    Billboard Site                                    Fee Simple    1,915,000  09/12/01       52.22%     43.17%
 230     AMCC     Rite Aid Drugstore                                  Fee Simple    1,550,000  07/01/98       61.25%     51.53%
 231     AMCC     167-55 148th Avenue                                 Fee Simple    1,300,000  07/16/98       66.36%     56.41%
 232     AMCC     16249-16259 Stagg Street                            Fee Simple    1,830,000  05/01/00       39.73%     34.08%
 233     AMCC     6819 Redwood Drive                                  Fee Simple      965,000  07/27/98       64.89%     55.05%
 234     AMCC     Toll House Office Building                          Fee Simple    1,220,000  06/08/00       51.29%     38.75%
 235     AMCC     Linden Hills Co-op Grocery Store                    Fee Simple    1,100,000  09/02/98       55.51%      0.00%
 236     AMCC     Goodyear/Wenco Building                             Fee Simple    1,050,000  01/24/00       52.83%      0.00%
 237     GCFP     2436 East Indian School Road                        Fee Simple      725,000  07/11/01       73.57%     65.42%
 238     AMCC     WMC International Industrial Building               Fee Simple      810,000  03/27/00       57.19%      0.00%
 239     AMCC     Desert Club Apartments                              Fee Simple      465,000  05/12/98       70.85%     61.09%




PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST, WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES. THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.


Footnotes: (a) For loans with holdbacks, the respective holdback amount and release conditions, if any, were taken into consideration in deriving the loan's U/W NCF DSCRs, Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios.

                        GENERAL MORTGAGE LOAN INFORMATION





                                                                                                        Admin-
Control     Mortgage                                                                          Mort-   istrative  Net Mort-  Rate
Number    Loan Seller    Loan / Property Name                         Original Balance      gage Rate  Fee Rate  gage Rate  Type
-----------------------------------------------------------------------------------------------------------------------------------
   101a       GCFP     Birch Run Outlet Center (Senior Portion)          40,082,051          7.4660%    0.0625%   7.4035%   Fixed
   102        GCFP     Phoenix Marriott                                  34,000,000          8.0620%    0.0625%   7.9995%   Fixed
   103        GCFP     Imperial Apartments                               32,000,000          7.2190%    0.0625%   7.1565%   Fixed

   104        GCFP     Pacific Plaza at Torrey Hills                     29,400,000          7.3580%    0.0625%   7.2955%   Fixed
   105        SBRC     Murray Business Center                            24,000,000          7.3100%    0.0625%   7.2475%   Fixed
   106        SBRC     The Cannery                                       19,350,000          7.4000%    0.0725%   7.3275%   Fixed
   107        AMCC     The Marketplace at Palmdale                       19,500,000          7.2310%    0.0625%   7.1685%   Fixed

   108        GCFP     Metro Park Office Building                        18,505,000          7.2500%    0.0925%   7.1575%   Fixed
   109        GCFP     Hilton Garden Inn                                 18,000,000          7.9440%    0.0625%   7.8815%   Fixed
   110        SBRC     A&P Warehouse - Central Islip                     17,802,410          8.1900%    0.0625%   8.1275%   Fixed
   111        SBRC     A&P Warehouse - Baltimore                         17,576,549          8.1900%    0.0625%   8.1275%   Fixed
   112        SBRC     Cumberland Crossing                               16,065,000          7.1000%    0.0625%   7.0375%   Fixed
   113        GCFP     Lakeshore Marketplace Shopping Center             15,993,000          7.6470%    0.0625%   7.5845%   Fixed
   114        SBRC     Redwood Business Park Loan # 3                    15,700,000          7.4600%    0.0725%   7.3875%   Fixed
   115        GCFP     Paramus Plaza                                     15,000,000          7.4600%    0.0625%   7.3975%   Fixed
   116        AMCC     2811 Wilshire Boulevard                           13,500,000          7.9500%    0.0625%   7.8875%   Fixed
   117        SBRC     Ralph's Market Center                             12,640,000          7.2000%    0.0625%   7.1375%   Fixed
   118        SBRC     Market Square Shopping Center                     12,600,000          7.3500%    0.0925%   7.2575%   Fixed
   119        SBRC     Woodland Manor Apartments                         12,500,000          7.8000%    0.1475%   7.6525%   Fixed
   120        GCFP     Holiday Inn Hotel and Resort - Tewksbury          12,120,000          7.5860%    0.0625%   7.5235%   Fixed
   121        GCFP     Muir Station Shopping Center                      10,420,000          7.0300%    0.0925%   6.9375%   Fixed
   122        SBRC     Medical Pavilion                                   9,975,000          7.2900%    0.0625%   7.2275%   Fixed
   123        AMCC     Spring Creek Apartments                            9,880,000          7.1000%    0.0625%   7.0375%   Fixed
   124        GCFP     Raymour & Flanigan Plaza                           9,900,000          7.8200%    0.0925%   7.7275%   Fixed
   125        GCFP     Culver City Self Storage                           9,850,000          7.7850%    0.0625%   7.7225%   Fixed
   126        SBRC     Central Park Plaza                                 9,595,000          6.9500%    0.0625%   6.8875%   Fixed
   127        SBRC     Joesler Village                                    9,600,000          7.1400%    0.0625%   7.0775%   Fixed
   128        GCFP     Euclid Business Center                             9,450,000          7.4630%    0.0625%   7.4005%   Fixed
   129        GCFP     4300 Sprint Boulevard Northeast                    8,753,000          7.6400%    0.0625%   7.5775%   Fixed
   130        SBRC     North Caroll Shopping Center                       8,700,000          7.4300%    0.0625%   7.3675%   Fixed
   131        SBRC     Redwood Business Park Loan # 4                     8,525,000          7.4100%    0.0725%   7.3375%   Fixed
   132        GCFP     Cochrane Plaza                                     8,266,000          7.4100%    0.0625%   7.3475%   Fixed
   133        GCFP     Lowe's Home Improvement Warehouse                  8,200,000          7.1500%    0.0625%   7.0875%   Fixed
   134        GCFP     Millennium II Office Building                      8,052,000          7.8940%    0.0925%   7.8015%   Fixed
   135        SBRC     Alta Loma Square                                   7,985,000          6.9500%    0.0625%   6.8875%   Fixed
------------------------------------------------------------------------------------------------------------------------------------
   136        SBRC     Remington Apartments / Winslow                     7,515,000          7.2700%    0.0725%   7.1975%   Fixed
                       Glen Apartments Portfolio
   136a                Remington Apartments
   136b                Winslow Glen Apartments
------------------------------------------------------------------------------------------------------------------------------------
   137        GCFP     Shadow Lakes Apartments                            7,400,000          7.3930%    0.0625%   7.3305%   Fixed
   138        GCFP     Medical Center West                                7,325,000          7.4900%    0.0925%   7.3975%   Fixed
   139        GCFP     Willow Grove Office Mews                           7,050,000          7.5000%    0.0625%   7.4375%   Fixed
   140        AMCC     Agilent Technologies Building                      7,060,000          7.6100%    0.0625%   7.5475%   Fixed
   141        SBRC     Cornelius Apartments                               7,000,000          7.1800%    0.1125%   7.0675%   Fixed
   142        GCFP     1698 Vierling Drive East                           6,934,000          7.8900%    0.0625%   7.8275%   Fixed
   143        SBRC     Sarno Business Complex                             6,800,000          7.6900%    0.1125%   7.5775%   Fixed
   144        GCFP     Cherry Hill Office Mews                            6,750,000          7.5000%    0.0625%   7.4375%   Fixed
   145         ALD     MJ Ocala Hilton                                    6,600,000          7.6000%    0.0825%   7.5175%   Fixed
   146        GCFP     Freeport Distribution                              6,538,000          7.9400%    0.0925%   7.8475%   Fixed
   147        AMCC     Patrice Place Industrial                           3,428,000          7.0000%    0.0625%   6.9375%   Fixed
   148        AMCC     Figueroa  Industrial                               2,858,000          7.0000%    0.0625%   6.9375%   Fixed
   149        GCFP     5900 Sepulveda Boulevard Office Building           6,296,500          8.2300%    0.0925%   8.1375%   Fixed
   150        AMCC     Sunrise Trade Center                               6,050,000          7.4000%    0.0625%   7.3375%   Fixed
   151        SBRC     Eatontown Shopping Center                          6,000,000          7.7700%    0.1475%   7.6225%   Fixed
   152        GCFP     Nexus and Valencia Shopping Center                 5,864,000          7.0700%    0.0625%   7.0075%   Fixed
   153        SBRC     Kmart Centre                                       5,600,000          7.9300%    0.1125%   7.8175%   Fixed
   154        AMCC     Longley West Plaza                                 5,200,000          7.8000%    0.0625%   7.7375%   Fixed
   155        GCFP     331-335 Putnam Avenue & 320-366 River Street       5,207,000          7.7500%    0.0625%   7.6875%   Fixed
   156        GCFP     Churchill Village Apartments                       5,150,000          7.2810%    0.0625%   7.2185%   Fixed
   157        GCFP     Sierra College Self Storage                        5,000,000          7.2320%    0.0625%   7.1695%   Fixed




                                                                      Interest                                First
Control     Mortgage                                                  Accrual                                Payment       Grace
Number    Loan Seller    Loan / Property Name                         Method       Loan Type     Note Date     Date       Period
-----------------------------------------------------------------------------------------------------------------------------------
   101a       GCFP     Birch Run Outlet Center (Senior Portion)       Actual/360     Balloon     08/16/01    10/01/01         5
   102        GCFP     Phoenix Marriott                               Actual/360     Balloon     07/23/01    09/01/01         5
   103        GCFP     Imperial Apartments                            Actual/360    Partial IO/  10/17/01    12/01/01         5
                                                                                      ARD
   104        GCFP     Pacific Plaza at Torrey Hills                  Actual/360     Balloon     09/18/01    11/01/01         5
   105        SBRC     Murray Business Center                         Actual/360       ARD       09/28/01    11/01/01         5
   106        SBRC     The Cannery                                    Actual/360     Balloon     08/06/01    10/01/01         5
   107        AMCC     The Marketplace at Palmdale                      30/360        Fully      05/25/01    08/01/01         5
                                                                                   Amortizing
   108        GCFP     Metro Park Office Building                     Actual/360     Balloon     09/14/01    11/01/01         5
   109        GCFP     Hilton Garden Inn                              Actual/360     Balloon     06/11/01    08/01/01         5
   110        SBRC     A&P Warehouse - Central Islip                  Actual/360     Balloon     02/13/01    04/01/01         3
   111        SBRC     A&P Warehouse - Baltimore                      Actual/360     Balloon     02/13/01    04/01/01         3
   112        SBRC     Cumberland Crossing                            Actual/360     Balloon     10/24/01    12/01/01         5
   113        GCFP     Lakeshore Marketplace Shopping Center          Actual/360     Balloon     07/30/01    09/01/01         0
   114        SBRC     Redwood Business Park Loan # 3                 Actual/360     Balloon     07/19/01    09/01/01         5
   115        GCFP     Paramus Plaza                                  Actual/360     Balloon     09/25/01    11/01/01         0
   116        AMCC     2811 Wilshire Boulevard                        Actual/360     Balloon     12/12/00    02/01/01         5
   117        SBRC     Ralph's Market Center                          Actual/360     Balloon     08/22/01    10/01/01         5
   118        SBRC     Market Square Shopping Center                  Actual/360     Balloon     08/29/01    10/01/01         5
   119        SBRC     Woodland Manor Apartments                      Actual/360     Balloon     04/18/00    06/01/00        10
   120        GCFP     Holiday Inn Hotel and Resort - Tewksbury       Actual/360     Balloon     09/21/01    11/01/01         5
   121        GCFP     Muir Station Shopping Center                   Actual/360     Balloon     08/31/01    10/01/01         5
   122        SBRC     Medical Pavilion                               Actual/360     Balloon     06/26/01    08/01/01         5
   123        AMCC     Spring Creek Apartments                        Actual/360     Balloon     11/29/01    01/01/02         5
   124        GCFP     Raymour & Flanigan Plaza                       Actual/360     Balloon     06/15/01    08/01/01         5
   125        GCFP     Culver City Self Storage                       Actual/360     Balloon     06/11/01    08/01/01         5
   126        SBRC     Central Park Plaza                             Actual/360     Balloon     06/13/01    08/01/01         5
   127        SBRC     Joesler Village                                Actual/360     Balloon     04/20/01    06/01/01        10
   128        GCFP     Euclid Business Center                         Actual/360     Balloon     07/18/01    09/01/01         5
   129        GCFP     4300 Sprint Boulevard Northeast                Actual/360     Balloon     07/06/01    09/01/01         5
   130        SBRC     North Caroll Shopping Center                   Actual/360     Balloon     06/08/01    08/01/01         5
   131        SBRC     Redwood Business Park Loan # 4                 Actual/360     Balloon     07/19/01    09/01/01         5
   132        GCFP     Cochrane Plaza                                 Actual/360     Balloon     12/22/00    02/01/01         5
   133        GCFP     Lowe's Home Improvement Warehouse              Actual/360     Balloon     04/18/01    06/01/01         5
   134        GCFP     Millennium II Office Building                  Actual/360     Balloon     05/30/01    07/01/01         5
   135        SBRC     Alta Loma Square                               Actual/360     Balloon     07/03/01    09/01/01         5
-----------------------------------------------------------------------------------------------------------------------------------
   136        SBRC     Remington Apartments / Winslow                 Actual/360     Balloon     08/07/01    10/01/01         5
                       Glen Apartments Portfolio
   136a                Remington Apartments
   136b                Winslow Glen Apartments
-----------------------------------------------------------------------------------------------------------------------------------
   137        GCFP     Shadow Lakes Apartments                        Actual/360     Balloon     05/09/01    07/01/01         5
   138        GCFP     Medical Center West                            Actual/360     Balloon     09/19/01    11/01/01         5
   139        GCFP     Willow Grove Office Mews                       Actual/360     Balloon     09/10/01    11/01/01         5
   140        AMCC     Agilent Technologies Building                  Actual/360     Balloon     08/17/01    10/01/01         5
   141        SBRC     Cornelius Apartments                           Actual/360     Balloon     06/07/01    08/01/01         5
   142        GCFP     1698 Vierling Drive East                       Actual/360     Balloon     06/08/01    08/01/01         5
   143        SBRC     Sarno Business Complex                         Actual/360     Balloon     05/17/01    07/01/01        10
   144        GCFP     Cherry Hill Office Mews                        Actual/360     Balloon     09/10/01    11/01/01         5
   145         ALD     MJ Ocala Hilton                                Actual/360     Balloon     11/30/01    12/01/01        10
   146        GCFP     Freeport Distribution                          Actual/360     Balloon     06/12/01    08/01/01         5
   147        AMCC     Patrice Place Industrial                       Actual/360     Balloon     11/21/01    01/01/02         5
   148        AMCC     Figueroa  Industrial                           Actual/360     Balloon     11/21/01    01/01/02         5
   149        GCFP     5900 Sepulveda Boulevard Office Building       Actual/360     Balloon     10/17/00    12/01/00         5
   150        AMCC     Sunrise Trade Center                           Actual/360     Balloon     09/04/01    11/01/01        10
   151        SBRC     Eatontown Shopping Center                      Actual/360     Balloon     05/09/01    07/01/01        10
   152        GCFP     Nexus and Valencia Shopping Center             Actual/360     Balloon     09/28/01    11/01/01         5
   153        SBRC     Kmart Centre                                   Actual/360     Balloon     06/14/01    08/01/01         5
   154        AMCC     Longley West Plaza                             Actual/360     Balloon     10/04/01    12/01/01         5
   155        GCFP     331-335 Putnam Avenue & 320-366 River Street   Actual/360       ARD       05/23/01    07/01/01         5
   156        GCFP     Churchill Village Apartments                   Actual/360     Balloon     08/07/01    10/01/01         5
   157        GCFP     Sierra College Self Storage                    Actual/360     Balloon     09/07/01    11/01/01         5


                                                                       Antici-                            Original
                                                                        pated     Sched-      Monthly      Term to     Interest
                                                                        Repay-     uled        Debt       Maturity/    Only
Control     Mortgage                                                     ment    Maturity     Service        ARD       Period
Number    Loan Seller    Loan / Property Name                            Date      Date       Payment      (months)    (months)
-----------------------------------------------------------------------------------------------------------------------------------
   101a       GCFP     Birch Run Outlet Center (Senior Portion)           NAP    09/01/11    279,326.94        120         NAP
   102        GCFP     Phoenix Marriott                                   NAP    08/01/11    285,702.95        120         NAP
   103        GCFP     Imperial Apartments                             11/01/11  11/01/31    217,623.97        120          24

   104        GCFP     Pacific Plaza at Torrey Hills                      NAP    10/01/11    202,717.97        120         NAP
   105        SBRC     Murray Business Center                          10/01/11  10/01/31    164,700.15        120         NAP
   106        SBRC     The Cannery                                        NAP    09/01/11    133,975.49        120         NAP
   107        AMCC     The Marketplace at Palmdale                        NAP    07/01/16    177,799.49        180         NAP

   108        GCFP     Metro Park Office Building                         NAP    10/01/11    126,236.72        120         NAP
   109        GCFP     Hilton Garden Inn                                  NAP    07/01/11    138,259.83        120         NAP
   110        SBRC     A&P Warehouse - Central Islip                      NAP    03/01/11    139,650.08        120         NAP
   111        SBRC     A&P Warehouse - Baltimore                          NAP    03/01/11    137,878.33        120         NAP
   112        SBRC     Cumberland Crossing                                NAP    11/01/11    107,961.93        120         NAP
   113        GCFP     Lakeshore Marketplace Shopping Center              NAP    08/01/11    113,439.59        120         NAP
   114        SBRC     Redwood Business Park Loan # 3                     NAP    08/01/11    109,346.97        120         NAP
   115        GCFP     Paramus Plaza                                      NAP    10/01/11    104,471.63        120         NAP
   116        AMCC     2811 Wilshire Boulevard                            NAP    01/01/11     98,588.07        120         NAP
   117        SBRC     Ralph's Market Center                              NAP    09/01/11     85,798.83        120         NAP
   118        SBRC     Market Square Shopping Center                      NAP    09/01/11     86,810.49        120         NAP
   119        SBRC     Woodland Manor Apartments                          NAP    05/01/10     89,983.81        120         NAP
   120        GCFP     Holiday Inn Hotel and Resort - Tewksbury           NAP    10/01/11     98,276.23        120         NAP
   121        GCFP     Muir Station Shopping Center                       NAP    09/01/11     69,534.59        120         NAP
   122        SBRC     Medical Pavilion                                   NAP    07/01/11     68,317.92        120         NAP
   123        AMCC     Spring Creek Apartments                            NAP    12/01/08     66,396.76         84         NAP
   124        GCFP     Raymour & Flanigan Plaza                           NAP    07/01/11     71,404.30        120         NAP
   125        GCFP     Culver City Self Storage                           NAP    07/01/11     70,804.99        120         NAP
   126        SBRC     Central Park Plaza                                 NAP    07/01/11     63,513.90        120         NAP
   127        SBRC     Joesler Village                                    NAP    05/01/11     64,774.20        120         NAP
   128        GCFP     Euclid Business Center                             NAP    08/01/11     65,836.51        120         NAP
   129        GCFP     4300 Sprint Boulevard Northeast                    NAP    08/01/11     62,043.53        120         NAP
   130        SBRC     North Caroll Shopping Center                       NAP    07/01/11     60,415.19        120         NAP
   131        SBRC     Redwood Business Park Loan # 4                     NAP    08/01/11     59,083.55        120         NAP
   132        GCFP     Cochrane Plaza                                     NAP    01/01/11     57,288.51        120         NAP
   133        GCFP     Lowe's Home Improvement Warehouse                  NAP    05/01/11     55,383.35        120         NAP
   134        GCFP     Millennium II Office Building                      NAP    06/01/11     58,488.81        120         NAP
   135        SBRC     Alta Loma Square                                   NAP    08/01/11     52,856.54        120         NAP
-----------------------------------------------------------------------------------------------------------------------------------
   136        SBRC     Remington Apartments / Winslow                     NAP    09/01/11     51,367.53        120         NAP
                       Glen Apartments Portfolio
   136a                Remington Apartments
   136b                Winslow Glen Apartments
-----------------------------------------------------------------------------------------------------------------------------------
   137        GCFP     Shadow Lakes Apartments                            NAP    06/01/11     51,200.77        120         NAP
   138        GCFP     Medical Center West                                NAP    10/01/11     51,167.31        120         NAP
   139        GCFP     Willow Grove Office Mews                           NAP    10/01/08     49,294.62         84         NAP
   140        AMCC     Agilent Technologies Building                      NAP    09/01/11     52,678.97        120         NAP
   141        SBRC     Cornelius Apartments                               NAP    07/01/11     47,420.44        120         NAP
   142        GCFP     1698 Vierling Drive East                           NAP    07/01/11     50,348.52        120         NAP
   143        SBRC     Sarno Business Complex                             NAP    06/01/11     48,434.39        120         NAP
   144        GCFP     Cherry Hill Office Mews                            NAP    10/01/08     47,196.98         84         NAP
   145         ALD     MJ Ocala Hilton                                    NAP    07/01/10     49,203.53        104         NAP
   146        GCFP     Freeport Distribution                              NAP    07/01/11     47,700.34        120         NAP
   147        AMCC     Patrice Place Industrial                           NAP    12/01/11     22,806.57        120         NAP
   148        AMCC     Figueroa  Industrial                               NAP    12/01/11     19,014.35        120         NAP
   149        GCFP     5900 Sepulveda Boulevard Office Building           NAP    11/01/10     47,215.00        120         NAP
   150        AMCC     Sunrise Trade Center                               NAP    10/01/11     41,888.98        120         NAP
   151        SBRC     Eatontown Shopping Center                          NAP    06/01/11     43,067.69        120         NAP
   152        GCFP     Nexus and Valencia Shopping Center                 NAP    10/01/11     39,289.40        120         NAP
   153        SBRC     Kmart Centre                                       NAP    07/01/11     40,817.87        120         NAP
   154        AMCC     Longley West Plaza                                 NAP    11/01/11     37,433.27        120         NAP
   155        GCFP     331-335 Putnam Avenue & 320-366 River Street    06/01/11  06/01/21     39,329.97        120         NAP
   156        GCFP     Churchill Village Apartments                       NAP    09/01/11     35,240.43        120         NAP
   157        GCFP     Sierra College Self Storage                        NAP    10/01/11     34,047.79        120         NAP

                                                                            Stated                             Stated
                                                                           Original               Remain-      Remain-
                                                                            Amort-                ing Term    ing Amort-
                                                                           ization    Season-    to Maturity   ization
Control     Mortgage                                                        Term        ing       /ARD          Term
Number    Loan Seller    Loan / Property Name                              (months)   (months)   (months)      (months)
----------------------------------------------------------------------------------------------------------------------------
   101a       GCFP     Birch Run Outlet Center (Senior Portion)              360          3        117        357
   102        GCFP     Phoenix Marriott                                      240          4        116        236
   103        GCFP     Imperial Apartments                                   360          1        119        360

   104        GCFP     Pacific Plaza at Torrey Hills                         360          2        118        358
   105        SBRC     Murray Business Center                                360          2        118        358
   106        SBRC     The Cannery                                           360          3        117        357
   107        AMCC     The Marketplace at Palmdale                           180          5        175        175

   108        GCFP     Metro Park Office Building                            360          2        118        358
   109        GCFP     Hilton Garden Inn                                     300          5        115        295
   110        SBRC     A&P Warehouse - Central Islip                         300          9        111        291
   111        SBRC     A&P Warehouse - Baltimore                             300          9        111        291
   112        SBRC     Cumberland Crossing                                   360          1        119        359
   113        GCFP     Lakeshore Marketplace Shopping Center                 360          4        116        356
   114        SBRC     Redwood Business Park Loan # 3                        360          4        116        356
   115        GCFP     Paramus Plaza                                         360          2        118        358
   116        AMCC     2811 Wilshire Boulevard                               360         11        109        349
   117        SBRC     Ralph's Market Center                                 360          3        117        357
   118        SBRC     Market Square Shopping Center                         360          3        117        357
   119        SBRC     Woodland Manor Apartments                             360         19        101        341
   120        GCFP     Holiday Inn Hotel and Resort - Tewksbury              240          2        118        238
   121        GCFP     Muir Station Shopping Center                          360          3        117        357
   122        SBRC     Medical Pavilion                                      360          5        115        355
   123        AMCC     Spring Creek Apartments                               360          0         84        360
   124        GCFP     Raymour & Flanigan Plaza                              360          5        115        355
   125        GCFP     Culver City Self Storage                              360          5        115        355
   126        SBRC     Central Park Plaza                                    360          5        115        355
   127        SBRC     Joesler Village                                       360          7        113        353
   128        GCFP     Euclid Business Center                                360          4        116        356
   129        GCFP     4300 Sprint Boulevard Northeast                       360          4        116        356
   130        SBRC     North Caroll Shopping Center                          360          5        115        355
   131        SBRC     Redwood Business Park Loan # 4                        360          4        116        356
   132        GCFP     Cochrane Plaza                                        360         11        109        349
   133        GCFP     Lowe's Home Improvement Warehouse                     360          7        113        353
   134        GCFP     Millennium II Office Building                         360          6        114        354
   135        SBRC     Alta Loma Square                                      360          4        116        356
----------------------------------------------------------------------------------------------------------------------------
   136        SBRC     Remington Apartments / Winslow                        360          3        117        357
                       Glen Apartments Portfolio
   136a                Remington Apartments
   136b                Winslow Glen Apartments
----------------------------------------------------------------------------------------------------------------------------
   137        GCFP     Shadow Lakes Apartments                               360          6        114        354
   138        GCFP     Medical Center West                                   360          2        118        358
   139        GCFP     Willow Grove Office Mews                              360          2         82        358
   140        AMCC     Agilent Technologies Building                         300          3        117        297
   141        SBRC     Cornelius Apartments                                  360          5        115        355
   142        GCFP     1698 Vierling Drive East                              360          5        115        355
   143        SBRC     Sarno Business Complex                                360          6        114        354
   144        GCFP     Cherry Hill Office Mews                               360          2         82        358
   145         ALD     MJ Ocala Hilton                                       300          1        103        299
   146        GCFP     Freeport Distribution                                 360          5        115        355
   147        AMCC     Patrice Place Industrial                              360          0        120        360
   148        AMCC     Figueroa  Industrial                                  360          0        120        360
   149        GCFP     5900 Sepulveda Boulevard Office Building              360         13        107        347
   150        AMCC     Sunrise Trade Center                                  360          2        118        358
   151        SBRC     Eatontown Shopping Center                             360          6        114        354
   152        GCFP     Nexus and Valencia Shopping Center                    360          2        118        358
   153        SBRC     Kmart Centre                                          360          5        115        355
   154        AMCC     Longley West Plaza                                    360          1        119        359
   155        GCFP     331-335 Putnam Avenue & 320-366 River Street          300          6        114        294
   156        GCFP     Churchill Village Apartments                          360          3        117        357
   157        GCFP     Sierra College Self Storage                           360          2        118        358





Control     Mortgage                                                           Cut-off Date
Number    Loan Seller    Loan / Property Name                                     Balance
-----------------------------------------------------------------------------------------------
   101a       GCFP     Birch Run Outlet Center (Senior Portion)                40,000,000.00
   102        GCFP     Phoenix Marriott                                        33,783,971.92
   103        GCFP     Imperial Apartments                                     32,000,000.00

   104        GCFP     Pacific Plaza at Torrey Hills                           29,361,014.30
   105        SBRC     Murray Business Center                                  23,967,790.02
   106        SBRC     The Cannery                                             19,309,775.94
   107        AMCC     The Marketplace at Palmdale                             19,194,866.02

   108        GCFP     Metro Park Office Building                              18,479,790.64
   109        GCFP     Hilton Garden Inn                                       17,915,341.54
   110        SBRC     A&P Warehouse - Central Islip                           17,655,342.41
   111        SBRC     A&P Warehouse - Baltimore                               17,431,347.23
   112        SBRC     Cumberland Crossing                                     16,052,089.32
   113        GCFP     Lakeshore Marketplace Shopping Center                   15,953,337.86
   114        SBRC     Redwood Business Park Loan # 3                          15,659,162.69
   115        GCFP     Paramus Plaza                                           14,980,614.64
   116        AMCC     2811 Wilshire Boulevard                                 13,408,094.44
   117        SBRC     Ralph's Market Center                                   12,612,485.06
   118        SBRC     Market Square Shopping Center                           12,573,502.39
   119        SBRC     Woodland Manor Apartments                               12,349,820.90
   120        GCFP     Holiday Inn Hotel and Resort - Tewksbury                12,079,117.93
   121        GCFP     Muir Station Shopping Center                            10,396,423.26
   122        SBRC     Medical Pavilion                                         9,942,082.75
   123        AMCC     Spring Creek Apartments                                  9,880,000.00
   124        GCFP     Raymour & Flanigan Plaza                                 9,871,661.40
   125        GCFP     Culver City Self Storage                                 9,821,530.57
   126        SBRC     Central Park Plaza                                       9,560,461.38
   127        SBRC     Joesler Village                                          9,553,217.70
   128        GCFP     Euclid Business Center                                   9,425,438.21
   129        GCFP     4300 Sprint Boulevard Northeast                          8,731,253.70
   130        SBRC     North Caroll Shopping Center                             8,672,325.58
   131        SBRC     Redwood Business Park Loan # 4                           8,502,544.34
   132        GCFP     Cochrane Plaza                                           8,202,054.12
   133        GCFP     Lowe's Home Improvement Warehouse                        8,160,140.72
   134        GCFP     Millennium II Office Building                            8,023,713.11
   135        SBRC     Alta Loma Square                                         7,961,445.78
---------------------------------------------------------------------------------------------
   136        SBRC     Remington Apartments / Winslow                           7,498,901.81
                       Glen Apartments Portfolio
   136a                Remington Apartments
   136b                Winslow Glen Apartments
---------------------------------------------------------------------------------------------
   137        GCFP     Shadow Lakes Apartments                                  7,370,440.78
   138        GCFP     Medical Center West                                      7,315,605.32
   139        GCFP     Willow Grove Office Mews                                 7,040,980.99
   140        AMCC     Agilent Technologies Building                            7,037,629.03
   141        SBRC     Cornelius Apartments                                     6,976,233.16
   142        GCFP     1698 Vierling Drive East                                 6,914,534.20
   143        SBRC     Sarno Business Complex                                   6,774,808.92
   144        GCFP     Cherry Hill Office Mews                                  6,741,364.77
   145         ALD     MJ Ocala Hilton                                          6,592,596.47
   146        GCFP     Freeport Distribution                                    6,519,901.24
   147        AMCC     Patrice Place Industrial                                 3,428,000.00
   148        AMCC     Figueroa  Industrial                                     2,858,000.00
   149        GCFP     5900 Sepulveda Boulevard Office Building                 6,249,296.69
   150        AMCC     Sunrise Trade Center                                     6,042,061.74
   151        SBRC     Eatontown Shopping Center                                5,978,227.59
   152        GCFP     Nexus and Valencia Shopping Center                       5,855,649.15
   153        SBRC     Kmart Centre                                             5,584,454.24
   154        AMCC     Longley West Plaza                                       5,196,366.73
   155        GCFP     331-335 Putnam Avenue & 320-366 River Street             5,175,647.49
   156        GCFP     Churchill Village Apartments                             5,138,995.85
   157        GCFP     Sierra College Self Storage                              4,993,157.99



                                                                                                        Admin-
Control     Mortgage                                                                          Mort-   istrative  Net Mort-  Rate
Number    Loan Seller    Loan / Property Name                         Original Balance      gage Rate  Fee Rate  gage Rate  Type
-----------------------------------------------------------------------------------------------------------------------------------
   158        SBRC     Canyon Creek Plaza                                 5,000,000          7.3900%    0.0625%   7.3275%   Fixed
   159        SBRC     1500 Dragon Street                                 4,920,000          7.6800%    0.0625%   7.6175%   Fixed
   160        GCFP     Holiday Inn Asheville Airport                      4,750,000          8.1400%    0.1325%   8.0075%   Fixed
   161        GCFP     Princeton Belvidere                                4,740,000          7.0600%    0.1225%   6.9375%   Fixed
   162        SBRC     Valley View Mobile Home Park                       4,700,000          7.1000%    0.0625%   7.0375%   Fixed
   163        GCFP     Hometown Square                                    4,650,000          7.1900%    0.0925%   7.0975%   Fixed
   164        GCFP     Albemarle Crossing                                 2,470,000          7.2900%    0.1325%   7.1575%   Fixed
   165        GCFP     Hannaford Ground Lease at Albemarle                2,117,000          7.5600%    0.1325%   7.4275%   Fixed
                       Crossing
   166        AMCC     Promenade At Temecula                              4,375,000          7.2000%    0.0625%   7.1375%   Fixed

   167        GCFP     678 Massachusetts Avenue                           4,300,000          7.6700%    0.0625%   7.6075%   Fixed
   168        GCFP     Palomar Commerce Center                            4,250,000          7.0400%    0.0925%   6.9475%   Fixed
   169        SBRC     Landmark Plaza                                     4,200,000          7.4000%    0.0625%   7.3375%   Fixed
   170        SBRC     Lake Jackson Trading Post                          4,080,000          7.4100%    0.1125%   7.2975%   Fixed
   171        GCFP     Mt. Morris Plaza                                   4,000,000          7.0500%    0.0625%   6.9875%   Fixed
   172        GCFP     Durango Mini-Storage & Charleston                  4,000,000          7.3500%    0.0925%   7.2575%   Fixed
                       West Mini-Storage
   173        GCFP     Via Verde Plaza                                    3,900,000          7.4500%    0.0625%   7.3875%   Fixed
   174        GCFP     Northlake Quadrangle                               3,900,000          7.9900%    0.0625%   7.9275%   Fixed
   175        GCFP     550-560 Sutter Street                              3,900,000          8.1000%    0.0625%   8.0375%   Fixed
   176        GCFP     Aliso Viejo Town Center-Building # 7               3,900,000          7.6700%    0.0625%   7.6075%   Fixed
   177        SBRC     Federal Highway Self Storage                       3,800,000          7.5000%    0.0625%   7.4375%   Fixed
   178        SBRC     Westheimer Village Shopping Center                 3,719,600          7.7800%    0.1225%   7.6575%   Fixed
   179        AMCC     Westland Shopping Center                           3,700,000          8.1100%    0.0625%   8.0475%   Fixed
   180        GCFP     1770 North Milwaukee Avenue                        3,463,000          7.8400%    0.0625%   7.7775%   Fixed
   181        GCFP     64th Street and Greenway Road                      3,350,000          7.3500%    0.0625%   7.2875%   Fixed
   182        AMCC     Mountain Park Plaza                                3,300,000          7.6500%    0.0625%   7.5875%   Fixed
   183        SBRC     Mountain/Arrow Center                              3,250,000          7.0500%    0.0625%   6.9875%   Fixed
   184        GCFP     Evanston Northwestern Ground Lease                 3,200,000          7.1500%    0.0625%   7.0875%   Fixed

   185        GCFP     Main Street Village Office Building                3,200,000          7.4400%    0.0625%   7.3775%   Fixed
   186        AMCC     Santorini at the Park Apartments                   3,150,000          6.7000%    0.0625%   6.6375%   Fixed
   187        GCFP     Fairmount Greens Apartments                        3,120,000          6.8400%    0.0625%   6.7775%   Fixed
   188        GCFP     Jackson Square Shopping Center                     3,000,000          7.5000%    0.0925%   7.4075%   Fixed
   189        SBRC     Bradville Square                                   3,000,000          7.6300%    0.1475%   7.4825%   Fixed
   190        GCFP     23133 Hawthorne Boulevard                          3,000,000          7.4300%    0.0625%   7.3675%   Fixed
   191        GCFP     Park 2000 - Building K                             1,818,000          7.6650%    0.0625%   7.6025%   Fixed
   192        GCFP     Park 2000 - Building H                             1,168,000          7.6650%    0.0625%   7.6025%   Fixed
   193        SBRC     Deer Valley Plaza                                  2,886,000          7.5400%    0.1125%   7.4275%   Fixed
   194        GCFP     Russell Mini Storage                               2,662,500          8.0000%    0.0625%   7.9375%   Fixed
   195        AMCC     Uinta Golf and Ihop Pad Site                       2,625,000          8.3400%    0.0625%   8.2775%   Fixed
   196        GCFP     150-170 Professional Center Drive                  2,600,000          7.9900%    0.0625%   7.9275%   Fixed
   197        GCFP     9, 9A & 0 Summit Avenue                            2,560,000          7.1900%    0.1225%   7.0675%   Fixed
   198        AMCC     Ventura Commerce Center II                         2,564 ,820.02(b)   8.4000%    0.0625%   8.3375%   Fixed
   199        AMCC     Willowbrook II                                     2,550,000          7.7100%    0.0625%   7.6475%   Fixed
   200        GCFP     Newport Avenue Plaza                               2,500,000          7.9660%    0.1225%   7.8435%   Fixed
   201        AMCC     1340 Old Chain Bridge Road                         2,325,000          7.1200%    0.0625%   7.0575%   Fixed
   202        GCFP     Shoal Creek Mall Shopping Center                   2,310,000          7.8300%    0.0625%   7.7675%   Fixed
   203        AMCC     Spring Mill Apartments                             2,300,000          6.7500%    0.0625%   6.6875%   Fixed
   204        AMCC     Glyndon Square Shopping Center                     2,280,000          8.2000%    0.0625%   8.1375%   Fixed
   205        SBRC     47 State Circle                                    2,250,000          7.3500%    0.0625%   7.2875%   Fixed
   206        AMCC     West Little York Industrial Park - Phase 2         2,117,000          8.6000%    0.0625%   8.5375%   Fixed
   207        GCFP     Holiday Inn Stillwater                             2,000,000          8.8100%    0.0925%   8.7175%   Fixed
   208        SBRC     Continental Apartments                             1,960,000          7.4500%    0.1125%   7.3375%   Fixed
   209        GCFP     943-955 North McLean Boulevard                     1,800,000          8.0200%    0.0625%   7.9575%   Fixed
   210        GCFP     Holiday Inn Ponca City                             1,800,000          8.8100%    0.0925%   8.7175%   Fixed
   211        AMCC     National Tour Building                             1,785,000          7.7600%    0.0625%   7.6975%   Fixed
   212        GCFP     Eaglepointe Office Building                        1,700,000          7.4800%    0.0625%   7.4175%   Fixed
   213        GCFP     Plaza on Shea                                      1,694,000          7.8300%    0.0625%   7.7675%   Fixed
   214        GCFP     Woodward Heights Manor Apartments                  1,675,000          7.4000%    0.0625%   7.3375%   Fixed
   215        AMCC     Aspen Apartments                                   1,650,000          6.9000%    0.0625%   6.8375%   Fixed
   216        AMCC     Hamilton Fairfax Apartments                        1,500,000          6.7500%    0.0625%   6.6875%   Fixed




                                                                    Interest                                First
Control     Mortgage                                                Accrual                                Payment       Grace
Number    Loan Seller    Loan / Property Name                       Method       Loan Type     Note Date     Date       Period
---------------------------------------------------------------------------------------------------------------------------------
   158        SBRC     Canyon Creek Plaza                           Actual/360     Balloon     06/29/01    08/01/01         5
   159        SBRC     1500 Dragon Street                           Actual/360     Balloon     05/23/01    07/01/01         5
   160        GCFP     Holiday Inn Asheville Airport                Actual/360     Balloon     07/16/01    09/01/01         5
   161        GCFP     Princeton Belvidere                          Actual/360     Balloon     08/24/01    10/01/01         5
   162        SBRC     Valley View Mobile Home Park                 Actual/360     Balloon     09/06/01    11/01/01         5
   163        GCFP     Hometown Square                              Actual/360     Balloon     09/04/01    11/01/01         5
   164        GCFP     Albemarle Crossing                           Actual/360     Balloon     09/28/01    11/01/01        15
   165        GCFP     Hannaford Ground Lease at Albemarle          Actual/360     Balloon     09/28/01    11/01/01        15
                       Crossing
   166        AMCC     Promenade At Temecula                          30/360        Fully      08/21/01    10/01/01         5
                                                                                 Amortizing
   167        GCFP     678 Massachusetts Avenue                     Actual/360     Balloon     07/13/01    09/01/01         5
   168        GCFP     Palomar Commerce Center                      Actual/360     Balloon     09/04/01    11/01/01         5
   169        SBRC     Landmark Plaza                               Actual/360     Balloon     09/06/01    11/01/01         5
   170        SBRC     Lake Jackson Trading Post                    Actual/360     Balloon     05/10/01    07/01/01         5
   171        GCFP     Mt. Morris Plaza                             Actual/360     Balloon     10/03/01    12/01/01         5
   172        GCFP     Durango Mini-Storage & Charleston            Actual/360     Balloon     09/10/01    11/01/01         5
                       West Mini-Storage
   173        GCFP     Via Verde Plaza                              Actual/360     Balloon     07/31/01    09/01/01         5
   174        GCFP     Northlake Quadrangle                         Actual/360     Balloon     05/31/01    07/01/01         5
   175        GCFP     550-560 Sutter Street                        Actual/360     Balloon     11/02/00    01/01/01         0
   176        GCFP     Aliso Viejo Town Center-Building # 7         Actual/360     Balloon     12/26/00    02/01/01        10
   177        SBRC     Federal Highway Self Storage                 Actual/360     Balloon     05/14/01    07/01/01         5
   178        SBRC     Westheimer Village Shopping Center           Actual/360     Balloon     05/04/01    07/01/01         5
   179        AMCC     Westland Shopping Center                     Actual/360     Balloon     07/25/01    09/01/01         5
   180        GCFP     1770 North Milwaukee Avenue                  Actual/360     Balloon     05/01/01    06/01/01         5
   181        GCFP     64th Street and Greenway Road                Actual/360     Balloon     09/27/01    11/01/01         5
   182        AMCC     Mountain Park Plaza                          Actual/360     Balloon     07/10/01    09/01/01         5
   183        SBRC     Mountain/Arrow Center                        Actual/360     Balloon     06/13/01    08/01/01         5
   184        GCFP     Evanston Northwestern Ground Lease           Actual/360     Interest    06/14/01    08/01/01         5
                                                                                    Only
   185        GCFP     Main Street Village Office Building          Actual/360     Balloon     09/28/01    11/01/01         5
   186        AMCC     Santorini at the Park Apartments             Actual/360     Balloon     11/20/01    01/01/02         5
   187        GCFP     Fairmount Greens Apartments                  Actual/360     Balloon     09/18/01    11/01/01         5
   188        GCFP     Jackson Square Shopping Center               Actual/360     Balloon     09/24/01    11/01/01         5
   189        SBRC     Bradville Square                             Actual/360     Balloon     05/09/01    07/01/01         5
   190        GCFP     23133 Hawthorne Boulevard                    Actual/360     Balloon     03/15/01    05/01/01         5
   191        GCFP     Park 2000 - Building K                       Actual/360     Balloon     06/26/01    08/01/01         0
   192        GCFP     Park 2000 - Building H                       Actual/360     Balloon     06/26/01    08/01/01         0
   193        SBRC     Deer Valley Plaza                            Actual/360     Balloon     05/16/01    07/01/01         5
   194        GCFP     Russell Mini Storage                         Actual/360     Balloon     04/25/01    06/01/01         5
   195        AMCC     Uinta Golf and Ihop Pad Site                 Actual/360     Balloon     10/17/00    12/01/00         5
   196        GCFP     150-170 Professional Center Drive            Actual/360     Balloon     10/26/00    12/01/00         5
   197        GCFP     9, 9A & 0 Summit Avenue                      Actual/360     Balloon     08/20/01    10/01/01         5
   198        AMCC     Ventura Commerce Center II                   Actual/360     Balloon     12/08/99    08/01/01(b)     10
   199        AMCC     Willowbrook II                               Actual/360     Balloon     06/18/01    08/01/01         5
   200        GCFP     Newport Avenue Plaza                         Actual/360     Balloon     05/18/01    07/01/01         5
   201        AMCC     1340 Old Chain Bridge Road                   Actual/360     Balloon     11/21/01    01/01/02         5
   202        GCFP     Shoal Creek Mall Shopping Center             Actual/360     Balloon     04/27/01    06/01/01         0
   203        AMCC     Spring Mill Apartments                       Actual/360     Balloon     11/16/01    01/01/02         5
   204        AMCC     Glyndon Square Shopping Center               Actual/360     Balloon     08/09/99    10/01/99        10
   205        SBRC     47 State Circle                              Actual/360     Balloon     03/15/01    05/01/01         5
   206        AMCC     West Little York Industrial Park - Phase 2   Actual/360     Balloon     09/18/00    11/01/00         5
   207        GCFP     Holiday Inn Stillwater                       Actual/360     Balloon     05/18/01    07/01/01         5
   208        SBRC     Continental Apartments                       Actual/360     Balloon     09/25/01    11/01/01         5
   209        GCFP     943-955 North McLean Boulevard               Actual/360     Balloon     06/15/01    08/01/01         5
   210        GCFP     Holiday Inn Ponca City                       Actual/360     Balloon     05/18/01    07/01/01         5
   211        AMCC     National Tour Building                       Actual/360     Balloon     06/20/01    08/01/01         5
   212        GCFP     Eaglepointe Office Building                  Actual/360     Balloon     09/07/01    11/01/01         5
   213        GCFP     Plaza on Shea                                Actual/360     Balloon     06/04/01    08/01/01         5
   214        GCFP     Woodward Heights Manor Apartments            Actual/360     Balloon     08/31/01    10/01/01         5
   215        AMCC     Aspen Apartments                             Actual/360     Balloon     11/02/01    01/01/02         5
   216        AMCC     Hamilton Fairfax Apartments                  Actual/360     Balloon     10/08/01    12/01/01         5


                                                                    Antici-                            Original
                                                                     pated     Sched-      Monthly      Term to     Interest
                                                                     Repay-     uled        Debt       Maturity/    Only
Control     Mortgage                                                  ment    Maturity     Service        ARD       Period
Number    Loan Seller    Loan / Property Name                         Date      Date       Payment      (months)    (months)
-------------------------------------------------------------------------------------------------------------------------------
   158        SBRC     Canyon Creek Plaza                              NAP    07/01/11     34,584.89        120         NAP
   159        SBRC     1500 Dragon Street                              NAP    06/01/08     35,009.79         84         NAP
   160        GCFP     Holiday Inn Asheville Airport                   NAP    08/01/11     37,102.89        120         NAP
   161        GCFP     Princeton Belvidere                             NAP    09/01/11     31,726.57        120         NAP
   162        SBRC     Valley View Mobile Home Park                    NAP    10/01/11     31,585.50        120         NAP
   163        GCFP     Hometown Square                                 NAP    10/01/11     31,532.18        120         NAP
   164        GCFP     Albemarle Crossing                              NAP    10/01/11     16,916.82        120         NAP
   165        GCFP     Hannaford Ground Lease at Albemarle             NAP    10/01/11     17,963.70        120         NAP
                       Crossing
   166        AMCC     Promenade At Temecula                           NAP    09/01/16     39,814.55        180         NAP

   167        GCFP     678 Massachusetts Avenue                        NAP    08/01/11     30,568.35        120         NAP
   168        GCFP     Palomar Commerce Center                         NAP    10/01/11     28,389.62        120         NAP
   169        SBRC     Landmark Plaza                                  NAP    10/01/11     29,079.95        120         NAP
   170        SBRC     Lake Jackson Trading Post                       NAP    06/01/11     28,276.93        120         NAP
   171        GCFP     Mt. Morris Plaza                                NAP    11/01/11     26,746.55        120         NAP
   172        GCFP     Durango Mini-Storage & Charleston               NAP    10/01/11     29,170.48        120         NAP
                       West Mini-Storage
   173        GCFP     Via Verde Plaza                                 NAP    08/01/11     27,135.96        120         NAP
   174        GCFP     Northlake Quadrangle                            NAP    06/01/11     28,589.64        120         NAP
   175        GCFP     550-560 Sutter Street                           NAP    12/01/10     28,889.16        120         NAP
   176        GCFP     Aliso Viejo Town Center-Building # 7            NAP    01/01/11     27,724.78        120         NAP
   177        SBRC     Federal Highway Self Storage                    NAP    06/01/11     26,570.15        120         NAP
   178        SBRC     Westheimer Village Shopping Center              NAP    06/01/11     26,724.82        120         NAP
   179        AMCC     Westland Shopping Center                        NAP    08/01/11     28,827.35        120         NAP
   180        GCFP     1770 North Milwaukee Avenue                     NAP    05/01/11     25,025.08        120         NAP
   181        GCFP     64th Street and Greenway Road                   NAP    10/01/11     23,080.57        120         NAP
   182        AMCC     Mountain Park Plaza                             NAP    08/01/06     23,413.98         60         NAP
   183        SBRC     Mountain/Arrow Center                           NAP    07/01/11     21,731.58        120         NAP
   184        GCFP     Evanston Northwestern Ground Lease              NAP    07/01/11     19,331.48        120         120

   185        GCFP     Main Street Village Office Building             NAP    10/01/11     22,243.54        120         NAP
   186        AMCC     Santorini at the Park Apartments                NAP    12/01/11     20,326.26        120         NAP
   187        GCFP     Fairmount Greens Apartments                     NAP    10/01/11     20,423.27        120         NAP
   188        GCFP     Jackson Square Shopping Center                  NAP    10/01/11     20,976.44        120         NAP
   189        SBRC     Bradville Square                                NAP    06/01/11     21,244.13        120         NAP
   190        GCFP     23133 Hawthorne Boulevard                       NAP    04/01/11     20,832.83        120         NAP
   191        GCFP     Park 2000 - Building K                          NAP    07/01/11     12,917.75        120         NAP
   192        GCFP     Park 2000 - Building H                          NAP    07/01/11      8,299.19        120         NAP
   193        SBRC     Deer Valley Plaza                               NAP    06/01/06     20,258.44         60         NAP
   194        GCFP     Russell Mini Storage                            NAP    05/01/11     20,549.61        120         NAP
   195        AMCC     Uinta Golf and Ihop Pad Site                    NAP    11/01/10     19,887.08        120         NAP
   196        GCFP     150-170 Professional Center Drive               NAP    11/01/10     19,059.76        120         NAP
   197        GCFP     9, 9A & 0 Summit Avenue                         NAP    09/01/11     17,359.65        120         NAP
   198        AMCC     Ventura Commerce Center II                      NAP    01/01/10     21,331.46        102         NAP
   199        AMCC     Willowbrook II                                  NAP    07/01/11     18,198.08        120         NAP
   200        GCFP     Newport Avenue Plaza                            NAP    06/01/11     18,284.89        120         NAP
   201        AMCC     1340 Old Chain Bridge Road                      NAP    12/01/11     16,611.03        120         NAP
   202        GCFP     Shoal Creek Mall Shopping Center                NAP    05/01/11     16,677.01        120         NAP
   203        AMCC     Spring Mill Apartments                          NAP    12/01/11     14,917.76        120         NAP
   204        AMCC     Glyndon Square Shopping Center                  NAP    09/01/09     17,900.55        120         NAP
   205        SBRC     47 State Circle                                 NAP    04/01/11     18,811.73        120         NAP
   206        AMCC     West Little York Industrial Park - Phase 2      NAP    10/01/10     16,428.17        120         NAP
   207        GCFP     Holiday Inn Stillwater                          NAP    06/01/11     16,524.48        120         NAP
   208        SBRC     Continental Apartments                          NAP    10/01/11     13,637.56        120         NAP
   209        GCFP     943-955 North McLean Boulevard                  NAP    07/01/11     13,232.87        120         NAP
   210        GCFP     Holiday Inn Ponca City                          NAP    06/01/11     14,872.03        120         NAP
   211        AMCC     National Tour Building                          NAP    07/01/11     12,800.30        120         NAP
   212        GCFP     Eaglepointe Office Building                     NAP    10/01/11     11,863.37        120         NAP
   213        GCFP     Plaza on Shea                                   NAP    07/01/11     12,229.81        120         NAP
   214        GCFP     Woodward Heights Manor Apartments               NAP    09/01/11     11,597.36        120         NAP
   215        AMCC     Aspen Apartments                                NAP    12/01/11     11,556.82        120         NAP
   216        AMCC     Hamilton Fairfax Apartments                     NAP    11/01/11      9,728.98        120         NAP

                                                                    Stated                             Stated
                                                                   Original               Remain-      Remain-
                                                                    Amort-                ing Term    ing Amort-
                                                                   ization    Season-    to Maturity   ization
Control     Mortgage                                                Term        ing       /ARD          Term         Cut-off Date
Number    Loan Seller    Loan / Property Name                      (months)   (months)   (months)      (months)         Balance
----------------------------------------------------------------------------------------------------------------------------------
   158        SBRC     Canyon Creek Plaza                            360          5        115        355             4,983,926.41
   159        SBRC     1500 Dragon Street                            360          6         78        354             4,901,726.52
   160        GCFP     Holiday Inn Asheville Airport                 300          4        116        296             4,732,447.54
   161        GCFP     Princeton Belvidere                           360          3        117        357             4,729,347.67
   162        SBRC     Valley View Mobile Home Park                  360          2        118        358             4,693,355.75
   163        GCFP     Hometown Square                               360          2        118        358             4,643,570.42
   164        GCFP     Albemarle Crossing                            360          2        118        358             2,466,668.46
   165        GCFP     Hannaford Ground Lease at Albemarle           216          2        118        214             2,108,165.02
                       Crossing
   166        AMCC     Promenade At Temecula                         180          3        177        177             4,334,061.70

   167        GCFP     678 Massachusetts Avenue                      360          4        116        356             4,289,399.17
   168        GCFP     Palomar Commerce Center                       360          2        118        358             4,243,903.14
   169        SBRC     Landmark Plaza                                360          2        118        358             4,194,489.15
   170        SBRC     Lake Jackson Trading Post                     360          6        114        354             4,063,771.68
   171        GCFP     Mt. Morris Plaza                              360          1        119        359             3,996,753.45
   172        GCFP     Durango Mini-Storage & Charleston             300          2        118        298             3,991,452.10
                       West Mini-Storage
   173        GCFP     Via Verde Plaza                               360          4        116        356             3,889,830.06
   174        GCFP     Northlake Quadrangle                          360          6        114        354             3,886,642.57
   175        GCFP     550-560 Sutter Street                         360         12        108        348             3,872,583.83
   176        GCFP     Aliso Viejo Town Center-Building # 7          360         11        109        349             3,871,610.76
   177        SBRC     Federal Highway Self Storage                  360          6        114        354             3,785,223.67
   178        SBRC     Westheimer Village Shopping Center            360          6        114        354             3,706,137.59
   179        AMCC     Westland Shopping Center                      300          4        116        296             3,686,246.43
   180        GCFP     1770 North Milwaukee Avenue                   360          7        113        353             3,448,948.14
   181        GCFP     64th Street and Greenway Road                 360          2        118        358             3,345,548.82
   182        AMCC     Mountain Park Plaza                           360          4         56        356             3,291,822.39
   183        SBRC     Mountain/Arrow Center                         360          5        115        355             3,238,592.74
   184        GCFP     Evanston Northwestern Ground Lease          Interest       5        115     Interest           3,200,000.00
                                                                    Only                             Only
   185        GCFP     Main Street Village Office Building           360          2        118        358             3,195,843.45
   186        AMCC     Santorini at the Park Apartments              360          0        120        360             3,150,000.00
   187        GCFP     Fairmount Greens Apartments                   360          2        118        358             3,115,302.60
   188        GCFP     Jackson Square Shopping Center                360          2        118        358             2,996,162.11
   189        SBRC     Bradville Square                              360          6        114        354             2,988,713.78
   190        GCFP     23133 Hawthorne Boulevard                     360          8        112        352             2,984,066.04
   191        GCFP     Park 2000 - Building K                        360          5        115        355             1,812,570.01
   192        GCFP     Park 2000 - Building H                        360          5        115        355             1,164,511.44
   193        SBRC     Deer Valley Plaza                             360          6         54        354             2,874,890.80
   194        GCFP     Russell Mini Storage                          300          7        113        293             2,644,923.36
   195        AMCC     Uinta Golf and Ihop Pad Site                  360         13        107        347             2,605,858.45
   196        GCFP     150-170 Professional Center Drive             360         13        107        347             2,579,314.48
   197        GCFP     9, 9A & 0 Summit Avenue                       360          3        117        357             2,554,414.60
   198        AMCC     Ventura Commerce Center II                    342          5         97        337             2,549,519.70
   199        AMCC     Willowbrook II                                360          5        115        355             2,542,476.46
   200        GCFP     Newport Avenue Plaza                          360          6        114        354             2,491,382.86
   201        AMCC     1340 Old Chain Bridge Road                    300          0        120        300             2,325,000.00
   202        GCFP     Shoal Creek Mall Shopping Center              360          7        113        353             2,300,601.16
   203        AMCC     Spring Mill Apartments                        360          0        120        360             2,300,000.00
   204        AMCC     Glyndon Square Shopping Center                300         27         93        273             2,218,183.15
   205        SBRC     47 State Circle                               216          8        112        208             2,210,745.90
   206        AMCC     West Little York Industrial Park - Phase 2    360         14        106        346             2,101,733.12
   207        GCFP     Holiday Inn Stillwater                        300          6        114        294             1,990,242.83
   208        SBRC     Continental Apartments                        360          2        118        358             1,957,460.55
   209        GCFP     943-955 North McLean Boulevard                360          5        115        355             1,795,128.51
   210        GCFP     Holiday Inn Ponca City                        300          6        114        294             1,791,218.56
   211        AMCC     National Tour Building                        360          5        115        355             1,779,805.17
   212        GCFP     Eaglepointe Office Building                   360          2        118        358             1,697,814.12
   213        GCFP     Plaza on Shea                                 360          5        115        355             1,689,164.35
   214        GCFP     Woodward Heights Manor Apartments             360          3        117        357             1,671,518.08
   215        AMCC     Aspen Apartments                              300          0        120        300             1,650,000.00
   216        AMCC     Hamilton Fairfax Apartments                   360          1        119        359             1,498,708.52



                                                                                                        Admin-
Control     Mortgage                                                                          Mort-   istrative  Net Mort-  Rate
Number    Loan Seller    Loan / Property Name                         Original Balance      gage Rate  Fee Rate  gage Rate  Type
-----------------------------------------------------------------------------------------------------------------------------------
   217        GCFP     McMahon Medical Office Building                    1,475,000          7.6800%    0.0625%   7.6175%   Fixed
   218        AMCC     Cimmaron Professional Plaza                        1,450,000          7.0400%    0.0625%   6.9775%   Fixed
   219        AMCC     California Creations Building                      1,400,000          8.1000%    0.0625%   8.0375%   Fixed
   220        GCFP     Pinnacle Peak Road and 39th Drive                  1,340,000          7.2400%    0.0625%   7.1775%   Fixed
-----------------------------------------------------------------------------------------------------------------------------------
   221        AMCC     Brookside Market / Cedar Plaza Portfolio           1,325,000          7.5000%    0.0625%   7.4375%   Fixed
   221a                Brookside Market
   221b                Cedar Plaza Shopping Center
-----------------------------------------------------------------------------------------------------------------------------------
   223        GCFP     Storage Inn                                        1,267,500          7.9720%    0.0625%   7.9095%   Fixed
   224        AMCC     Stanley Court Apartments                           1,250,000          6.7000%    0.0625%   6.6375%   Fixed

-----------------------------------------------------------------------------------------------------------------------------------
   225        AMCC     2380 Wycliff / 970 Raymond Portfolio               1,300,000          7.9000%    0.0625%   7.8375%   Fixed
   225a                2380 Wycliff Street
   225b                970 Raymond Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   226        AMCC     Greenbrier Apartments II                           1,075,000          6.7500%    0.0625%   6.6875%   Fixed
   227        AMCC     Greenbrier Apartments III                          1,075,000          6.7500%    0.0625%   6.6875%   Fixed
   228        AMCC     Greenbrier Apartments I                            1,072,000          6.7500%    0.0625%   6.6875%   Fixed
   229        GCFP     Valley View Twain Shopping Center                  1,000,000          7.8100%    0.0625%   7.7475%   Fixed
                       and Billboard Site
   230        AMCC     Rite Aid Drugstore                                 1,000,000          6.9500%    0.0625%   6.8875%   Fixed
   231        AMCC     167-55 148th Avenue                                  900,000          7.6000%    0.0625%   7.5375%   Fixed
   232        AMCC     16249-16259 Stagg Street                             740,000          8.8000%    0.0625%   8.7375%   Fixed
   233        AMCC     6819 Redwood Drive                                   655,000          7.4500%    0.0625%   7.3875%   Fixed
   234        AMCC     Toll House Office Building                           675,000          7.8000%    0.0625%   7.7375%   Fixed
   235        AMCC     Linden Hills Co-op Grocery Store                     690,000          7.2000%    0.0625%   7.1375%   Fixed

   236        AMCC     Goodyear/Wenco Building                              630,000          7.3000%    0.0625%   7.2375%   Fixed

   237        GCFP     2436 East Indian School Road                         534,000          7.7200%    0.0625%   7.6575%   Fixed
   238        AMCC     WMC International Industrial Building                534,000          7.9500%    0.0625%   7.8875%   Fixed

   239        AMCC     Desert Club Apartments                               345,000          7.9500%    0.0625%   7.8875%   Fixed




                                                                     Interest                                First
Control     Mortgage                                                 Accrual                                Payment       Grace
Number    Loan Seller    Loan / Property Name                        Method       Loan Type     Note Date     Date       Period
---------------------------------------------------------------------------------------------------------------------------------
   217        GCFP     McMahon Medical Office Building               Actual/360     Balloon     06/21/01    08/01/01         5
   218        AMCC     Cimmaron Professional Plaza                   Actual/360     Balloon     11/20/01    01/01/02         5
   219        AMCC     California Creations Building                 Actual/360     Balloon     11/12/99    01/01/00        10
   220        GCFP     Pinnacle Peak Road and 39th Drive             Actual/360     Balloon     09/27/01    11/01/01         5
---------------------------------------------------------------------------------------------------------------------------------
   221        AMCC     Brookside Market / Cedar Plaza Portfolio      Actual/360     Balloon     11/20/98    01/01/99        10
   221a                Brookside Market
   221b                Cedar Plaza Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
   223        GCFP     Storage Inn                                   Actual/360     Balloon     06/14/01    08/01/01         0
   224        AMCC     Stanley Court Apartments                        30/360        Fully      11/15/01    01/01/02         7
                                                                                  Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   225        AMCC     2380 Wycliff / 970 Raymond Portfolio          Actual/360     Balloon     11/20/97    01/01/98        10
   225a                2380 Wycliff Street
   225b                970 Raymond Avenue
---------------------------------------------------------------------------------------------------------------------------------
   226        AMCC     Greenbrier Apartments II                      Actual/360     Balloon     10/24/01    12/01/01         5
   227        AMCC     Greenbrier Apartments III                     Actual/360     Balloon     10/24/01    12/01/01         5
   228        AMCC     Greenbrier Apartments I                       Actual/360     Balloon     10/24/01    12/01/01         5
   229        GCFP     Valley View Twain Shopping Center             Actual/360     Balloon     11/20/01    01/01/02         0
                       and Billboard Site
   230        AMCC     Rite Aid Drugstore                            Actual/360     Balloon     08/24/98    10/01/98        10
   231        AMCC     167-55 148th Avenue                           Actual/360     Balloon     11/17/98    01/01/99        10
   232        AMCC     16249-16259 Stagg Street                      Actual/360     Balloon     03/08/00    05/01/00        10
   233        AMCC     6819 Redwood Drive                            Actual/360     Balloon     10/20/98    12/01/98        10
   234        AMCC     Toll House Office Building                    Actual/360     Balloon     08/12/98    10/01/98        10
   235        AMCC     Linden Hills Co-op Grocery Store                30/360        Fully      10/02/98    12/01/98        10
                                                                                  Amortizing
   236        AMCC     Goodyear/Wenco Building                         30/360        Fully      12/23/98    02/01/99        10
                                                                                  Amortizing
   237        GCFP     2436 East Indian School Road                  Actual/360     Balloon     09/27/01    11/01/01         5
   238        AMCC     WMC International Industrial Building           30/360        Fully      07/23/98    09/01/98        10
                                                                                  Amortizing
   239        AMCC     Desert Club Apartments                        Actual/360     Balloon     06/04/98    08/01/98        10

                                                                                                                             Stated
                                                                 Antici-                            Original                Original
                                                                 pated     Sched-      Monthly      Term to     Interest     Amort-
                                                                 Repay-     uled        Debt       Maturity/    Only        ization
Control     Mortgage                                              ment    Maturity     Service        ARD       Period       Term
Number    Loan Seller    Loan / Property Name                     Date      Date       Payment      (months)    (months)    (months)
------------------------------------------------------------------------------------------------------------------------------------
   217        GCFP     McMahon Medical Office Building             NAP    07/01/11     10,495.82        120         NAP       360
   218        AMCC     Cimmaron Professional Plaza                 NAP    12/01/11      9,685.88        120         NAP       360
   219        AMCC     California Creations Building               NAP    12/01/09     10,370.47        120         NAP       360
   220        GCFP     Pinnacle Peak Road and 39th Drive           NAP    10/01/11      9,132.08        120         NAP       360
------------------------------------------------------------------------------------------------------------------------------------
   221        AMCC     Brookside Market / Cedar Plaza Portfolio    NAP    12/01/08      9,791.64        120         NAP       300
   221a                Brookside Market
   221b                Cedar Plaza Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
   223        GCFP     Storage Inn                                 NAP    07/01/11      9,759.27        120         NAP       300
   224        AMCC     Stanley Court Apartments                    NAP    12/01/16     11,026.75        180         NAP       180

------------------------------------------------------------------------------------------------------------------------------------
   225        AMCC     2380 Wycliff / 970 Raymond Portfolio        NAP    12/01/12      9,947.65        180         NAP       300
   225a                2380 Wycliff Street
   225b                970 Raymond Avenue
------------------------------------------------------------------------------------------------------------------------------------
   226        AMCC     Greenbrier Apartments II                    NAP    11/01/11      6,972.43        120         NAP       360
   227        AMCC     Greenbrier Apartments III                   NAP    11/01/11      6,972.43        120         NAP       360
   228        AMCC     Greenbrier Apartments I                     NAP    11/01/11      6,952.98        120         NAP       360
   229        GCFP     Valley View Twain Shopping Center           NAP    04/01/11      7,651.95        112         NAP       293
                       and Billboard Site
   230        AMCC     Rite Aid Drugstore                          NAP    09/01/08      7,035.93        120         NAP       300
   231        AMCC     167-55 148th Avenue                         NAP    12/01/08      6,709.58        120         NAP       300
   232        AMCC     16249-16259 Stagg Street                    NAP    04/01/10      6,109.02        120         NAP       300
   233        AMCC     6819 Redwood Drive                          NAP    11/01/08      4,819.11        120         NAP       300
   234        AMCC     Toll House Office Building                  NAP    09/01/08      5,562.25        120         NAP       240
   235        AMCC     Linden Hills Co-op Grocery Store            NAP    11/01/14      6,062.33        192         NAP       192

   236        AMCC     Goodyear/Wenco Building                     NAP    01/01/14      5,768.81        180         NAP       180

   237        GCFP     2436 East Indian School Road                NAP    10/01/11      3,814.58        120         NAP       360
   238        AMCC     WMC International Industrial Building       NAP    08/01/13      5,087.78        180         NAP       180

   239        AMCC     Desert Club Apartments                      NAP    07/01/08      2,651.35        120         NAP       300


                                                                              Remain-      Remain-
                                                                             ing Term    ing Amort-
                                                                 Season-    to Maturity   ization
Control     Mortgage                                               ing       /ARD          Term         Cut-off Date
Number    Loan Seller    Loan / Property Name                    (months)   (months)      (months)         Balance
----------------------------------------------------------------------------------------------------------------------
   217        GCFP     McMahon Medical Office Building               5        115        355             1,470,612.41
   218        AMCC     Cimmaron Professional Plaza                   0        120        360             1,450,000.00
   219        AMCC     California Creations Building                24         96        336             1,379,840.45
   220        GCFP     Pinnacle Peak Road and 39th Drive             2        118        358             1,338,169.97
----------------------------------------------------------------------------------------------------------------------
   221        AMCC     Brookside Market / Cedar Plaza Portfolio     36         84        264             1,269,066.77
   221a                Brookside Market
   221b                Cedar Plaza Shopping Center
----------------------------------------------------------------------------------------------------------------------
   223        GCFP     Storage Inn                                   5        115        295             1,261,572.30
   224        AMCC     Stanley Court Apartments                      0        180        180             1,250,000.00

----------------------------------------------------------------------------------------------------------------------
   225        AMCC     2380 Wycliff / 970 Raymond Portfolio         48        132        252             1,228,688.29
   225a                2380 Wycliff Street
   225b                970 Raymond Avenue
----------------------------------------------------------------------------------------------------------------------
   226        AMCC     Greenbrier Apartments II                      1        119        359             1,074,074.45
   227        AMCC     Greenbrier Apartments III                     1        119        359             1,074,074.45
   228        AMCC     Greenbrier Apartments I                       1        119        359             1,071,077.02
   229        GCFP     Valley View Twain Shopping Center             0        112        293             1,000,000.00
                       and Billboard Site
   230        AMCC     Rite Aid Drugstore                           39         81        261               949,302.05
   231        AMCC     167-55 148th Avenue                          36         84        264               862,653.89
   232        AMCC     16249-16259 Stagg Street                     20        100        280               727,094.11
   233        AMCC     6819 Redwood Drive                           37         83        263               626,169.43
   234        AMCC     Toll House Office Building                   39         81        201               625,758.41
   235        AMCC     Linden Hills Co-op Grocery Store             37        155        155               610,625.90

   236        AMCC     Goodyear/Wenco Building                      35        145        145               554,727.81

   237        GCFP     2436 East Indian School Road                  2        118        358               533,354.45
   238        AMCC     WMC International Industrial Building        40        140        140               463,273.63

   239        AMCC     Desert Club Apartments                       41         79        259               329,468.12


      PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST, WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES. THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

   101b      GCFP      Birch Run Outlet Center (Junior Portion)       12,917,949            7.4660%     0.0625%   7.4035%   Fixed

   101b      GCFP      Birch Run Outlet Center (Junior Portion)        Actual/360     Balloon     08/16/01    10/01/01         5

   101b      GCFP      Birch Run Outlet Center (Junior Portion)       NAP       09/01/11    90,023.61         120         NAP

   101b      GCFP      Birch Run Outlet Center (Junior Portion)        360         3         117        357            12,891,504.37

-----------------------
Footnotes:
(b) Original Balance and First Payment Date were $2,800,000 and 2/1/00, respectively. A principal paydown of $206,949.28 occurred on 6/30/01 following the 17th payment date of the loan, per the original note terms. Original Balance and First Payment Date shown above are subsequent to the principal paydown.

                      MORTGAGE LOAN PREPAYMENT INFORMATION



                                                                                                    LOCKOUT   DEFEASE-  DEFEASE
         MORTGAGE                                                                                    PERIOD     ANCE     -ANCE
CONTROL    LOAN                                                                                        END      START     END
 NUMBER   SELLER              LOAN / PROPERTY NAME                     PREPAYMENT PROVISIONS          DATE      DATE      DATE
--------------------------------------------------------------------------------------------------------------------------------
  101a     GCFP    Birch Run Outlet Center (Senior Portion)      LO(27)/Defeasance(90)/Free(3)      12/31/03  01/01/04  06/30/11
  102      GCFP    Phoenix Marriott                              LO(28)/Defeasance(88)/Free(4)      12/31/03  01/01/04  04/30/11
  103      GCFP    Imperial Apartments                           LO(25)/Grtr1%UPBorYM(91)/Free(4)   12/31/03    NAP       NAP
  104      GCFP    Pacific Plaza at Torrey Hills                 LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  105      SBRC    Murray Business Center                        LO(26)/Defeasance(91)/Free(3)      12/31/03  01/01/04  07/31/11
  106      SBRC    The Cannery                                   LO(27)/Defeasance(91)/Free(2)      12/31/03  01/01/04  07/31/11
  107      AMCC    The Marketplace at Palmdale                   LO(36)/Defeasance(140)/Free(4)     07/31/04  08/01/04  03/31/16
  108      GCFP    Metro Park Office Building                    LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  109      GCFP    Hilton Garden Inn                             LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  110      SBRC    A&P Warehouse - Central Islip                 LO(33)/Defeasance(82)/Free(5)      12/31/03  01/01/04  10/31/10
  111      SBRC    A&P Warehouse - Baltimore                     LO(33)/Defeasance(82)/Free(5)      12/31/03  01/01/04  10/31/10
  112      SBRC    Cumberland Crossing                           LO(25)/Defeasance(93)/Free(2)      12/31/03  01/01/04  09/30/11
  113      GCFP    Lakeshore Marketplace Shopping Center         LO(28)/Defeasance(88)/Free(4)      12/31/03  01/01/04  04/30/11
  114      SBRC    Redwood Business Park Loan # 3                LO(28)/Defeasance(90)/Free(2)      12/31/03  01/01/04  06/30/11
  115      GCFP    Paramus Plaza                                 LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  116      AMCC    2811 Wilshire Boulevard                       LO(48)/Defeasance(68)/Free(4)      01/31/05  02/01/05  09/30/10
  117      SBRC    Ralph's Market Center                         LO(27)/Defeasance(91)/Free(2)      12/31/03  01/01/04  07/31/11
  118      SBRC    Market Square Shopping Center                 LO(27)/Defeasance(91)/Free(2)      12/31/03  01/01/04  07/31/11
  119      SBRC    Woodland Manor Apartments                     LO(43)/Defeasance(73)/Free(4)      12/31/03  01/01/04  01/31/10
  120      GCFP    Holiday Inn Hotel and Resort - Tewksbury      LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  121      GCFP    Muir Station Shopping Center                  LO(27)/Defeasance(89)/Free(4)      12/31/03  01/01/04  05/31/11
  122      SBRC    Medical Pavilion                              LO(29)/Defeasance(88)/Free(3)      12/31/03  01/01/04  04/30/11
  123      AMCC    Spring Creek Apartments                       LO(36)/Defeasance(45)/Free(3)      12/31/04  01/01/05  09/30/08
  124      GCFP    Raymour & Flanigan Plaza                      LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  125      GCFP    Culver City Self Storage                      LO(59)/Grtr1%UPBorYM(57)/Free(4)   06/30/06    NAP       NAP
  126      SBRC    Central Park Plaza                            LO(29)/Defeasance(88)/Free(3)      12/31/03  01/01/04  04/30/11
  127      SBRC    Joesler Village                               LO(31)/Defeasance(86)/Free(3)      12/31/03  01/01/04  02/28/11
  128      GCFP    Euclid Business Center                        LO(28)/Defeasance(88)/Free(4)      12/31/03  01/01/04  04/30/11
  129      GCFP    4300 Sprint Boulevard Northeast               LO(28)/Defeasance(88)/Free(4)      12/31/03  01/01/04  04/30/11
  130      SBRC    North Caroll Shopping Center                  LO(29)/Defeasance(88)/Free(3)      12/31/03  01/01/04  04/30/11
  131      SBRC    Redwood Business Park Loan # 4                LO(28)/Defeasance(90)/Free(2)      12/31/03  01/01/04  06/30/11
  132      GCFP    Cochrane Plaza                                LO(35)/Defeasance(81)/Free(4)      12/31/03  01/01/04  09/30/10
  133      GCFP    Lowe's Home Improvement Warehouse             LO(31)/Defeasance(85)/Free(4)      12/31/03  01/01/04  01/31/11
  134      GCFP    Millennium II Office Building                 LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  135      SBRC    Alta Loma Square                              LO(28)/Defeasance(89)/Free(3)      12/31/03  01/01/04  05/31/11
--------------------------------------------------------------------------------------------------------------------------------
  136      SBRC    Remington Apartments / Winslow                LO(27)/Defeasance(90)/Free(3)      12/31/03  01/01/04  06/30/11
                   Glen Apartments Portfolio
  136a             Remington Apartments
  136b             Winslow Glen Apartments
--------------------------------------------------------------------------------------------------------------------------------
  137      GCFP    Shadow Lakes Apartments                       LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  138      GCFP    Medical Center West                           LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  139      GCFP    Willow Grove Office Mews                      LO(26)/Defeasance(54)/Free(4)      12/31/03  01/01/04  06/30/08
  140      AMCC    Agilent Technologies Building                 LO(36)/Defeasance(80)/Free(4)      09/30/04  10/01/04  05/31/11
  141      SBRC    Cornelius Apartments                          LO(29)/Defeasance(88)/Free(3)      12/31/03  01/01/04  04/30/11
  142      GCFP    1698 Vierling Drive East                      LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  143      SBRC    Sarno Business Complex                        LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  144      GCFP    Cherry Hill Office Mews                       LO(26)/Defeasance(54)/Free(4)      12/31/03  01/01/04  06/30/08
  145      ALD     MJ Ocala Hilton                               LO(29)/Defeasance(69)/Free(6)      01/31/04  02/01/04  01/31/10
  146      GCFP    Freeport Distribution                         LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  147      AMCC    Patrice Place Industrial                      LO(36)/Defeasance(81)/Free(3)      12/31/04  01/01/05  09/30/11
  148      AMCC    Figueroa  Industrial                          LO(36)/Defeasance(81)/Free(3)      12/31/04  01/01/05  09/30/11
  149      GCFP    5900 Sepulveda Boulevard Office Building      LO(37)/Defeasance(79)/Free(4)      12/31/03  01/01/04  07/31/10
  150      AMCC    Sunrise Trade Center                          LO(36)/Defeasance(80)/Free(4)      10/30/04  11/01/04  06/30/11
  151      SBRC    Eatontown Shopping Center                     LO(30)/Defeasance(88)/Free(2)      12/31/03  01/01/04  04/30/11
  152      GCFP    Nexus and Valencia Shopping Center            LO(59)/Grtr1%UPBorYM(57)/Free(4)   09/30/06    NAP       NAP
  153      SBRC    Kmart Centre                                  LO(29)/Defeasance(88)/Free(3)      12/31/03  01/01/04  04/30/11
  154      AMCC    Longley West Plaza                            LO(36)/Defeasance(80)/Free(4)      11/30/04  12/01/04  07/31/11
  155      GCFP    331-335 Putnam Avenue & 320-366 River Street  LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  156      GCFP    Churchill Village Apartments                  LO(59)/Grtr1%UPBorYM(57)/Free(4)   08/31/06    NAP       NAP
  157      GCFP    Sierra College Self Storage                   LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11

                                                                  YIELD     YIELD
                                                                 MAINTEN-  MAINTEN-  PREPAY-  PREPAY-
                                                                   ANCE      ANCE     MENT     MENT       YIELD
         MORTGAGE                                                 PERIOD    PERIOD   PENALTY  PENALTY  MAINTENANCE      YIELD
CONTROL    LOAN                                                   START      END      START     END    CALCULATION   MAINTENANCE
 NUMBER   SELLER              LOAN / PROPERTY NAME                 DATE      DATE      DATE     DATE      METHOD    INTEREST RATE
---------------------------------------------------------------------------------------------------------------------------------
  101a     GCFP    Birch Run Outlet Center (Senior Portion)        NAP        NAP      NAP      NAP        NAP           NAP
  102      GCFP    Phoenix Marriott                                NAP        NAP      NAP      NAP        NAP           NAP
  103      GCFP    Imperial Apartments                           01/01/04  07/31/11    NAP      NAP       Type 1    Treasury Flat
  104      GCFP    Pacific Plaza at Torrey Hills                   NAP        NAP      NAP      NAP        NAP           NAP
  105      SBRC    Murray Business Center                          NAP        NAP      NAP      NAP        NAP           NAP
  106      SBRC    The Cannery                                     NAP        NAP      NAP      NAP        NAP           NAP
  107      AMCC    The Marketplace at Palmdale                     NAP        NAP      NAP      NAP        NAP           NAP
  108      GCFP    Metro Park Office Building                      NAP        NAP      NAP      NAP        NAP           NAP
  109      GCFP    Hilton Garden Inn                               NAP        NAP      NAP      NAP        NAP           NAP
  110      SBRC    A&P Warehouse - Central Islip                   NAP        NAP      NAP      NAP        NAP           NAP
  111      SBRC    A&P Warehouse - Baltimore                       NAP        NAP      NAP      NAP        NAP           NAP
  112      SBRC    Cumberland Crossing                             NAP        NAP      NAP      NAP        NAP           NAP
  113      GCFP    Lakeshore Marketplace Shopping Center           NAP        NAP      NAP      NAP        NAP           NAP
  114      SBRC    Redwood Business Park Loan # 3                  NAP        NAP      NAP      NAP        NAP           NAP
  115      GCFP    Paramus Plaza                                   NAP        NAP      NAP      NAP        NAP           NAP
  116      AMCC    2811 Wilshire Boulevard                         NAP        NAP      NAP      NAP        NAP           NAP
  117      SBRC    Ralph's Market Center                           NAP        NAP      NAP      NAP        NAP           NAP
  118      SBRC    Market Square Shopping Center                   NAP        NAP      NAP      NAP        NAP           NAP
  119      SBRC    Woodland Manor Apartments                       NAP        NAP      NAP      NAP        NAP           NAP
  120      GCFP    Holiday Inn Hotel and Resort - Tewksbury        NAP        NAP      NAP      NAP        NAP           NAP
  121      GCFP    Muir Station Shopping Center                    NAP        NAP      NAP      NAP        NAP           NAP
  122      SBRC    Medical Pavilion                                NAP        NAP      NAP      NAP        NAP           NAP
  123      AMCC    Spring Creek Apartments                         NAP        NAP      NAP      NAP        NAP           NAP
  124      GCFP    Raymour & Flanigan Plaza                        NAP        NAP      NAP      NAP        NAP           NAP
  125      GCFP    Culver City Self Storage                      07/01/06  03/31/11    NAP      NAP       Type 1    Treasury Flat
  126      SBRC    Central Park Plaza                              NAP        NAP      NAP      NAP        NAP           NAP
  127      SBRC    Joesler Village                                 NAP        NAP      NAP      NAP        NAP           NAP
  128      GCFP    Euclid Business Center                          NAP        NAP      NAP      NAP        NAP           NAP
  129      GCFP    4300 Sprint Boulevard Northeast                 NAP        NAP      NAP      NAP        NAP           NAP
  130      SBRC    North Caroll Shopping Center                    NAP        NAP      NAP      NAP        NAP           NAP
  131      SBRC    Redwood Business Park Loan # 4                  NAP        NAP      NAP      NAP        NAP           NAP
  132      GCFP    Cochrane Plaza                                  NAP        NAP      NAP      NAP        NAP           NAP
  133      GCFP    Lowe's Home Improvement Warehouse               NAP        NAP      NAP      NAP        NAP           NAP
  134      GCFP    Millennium II Office Building                   NAP        NAP      NAP      NAP        NAP           NAP
  135      SBRC    Alta Loma Square                                NAP        NAP      NAP      NAP        NAP           NAP
---------------------------------------------------------------------------------------------------------------------------------
  136      SBRC    Remington Apartments / Winslow                  NAP        NAP      NAP      NAP        NAP           NAP
                   Glen Apartments Portfolio
  136a             Remington Apartments
  136b             Winslow Glen Apartments
---------------------------------------------------------------------------------------------------------------------------------
  137      GCFP    Shadow Lakes Apartments                         NAP        NAP      NAP      NAP        NAP           NAP
  138      GCFP    Medical Center West                             NAP        NAP      NAP      NAP        NAP           NAP
  139      GCFP    Willow Grove Office Mews                        NAP        NAP      NAP      NAP        NAP           NAP
  140      AMCC    Agilent Technologies Building                   NAP        NAP      NAP      NAP        NAP           NAP
  141      SBRC    Cornelius Apartments                            NAP        NAP      NAP      NAP        NAP           NAP
  142      GCFP    1698 Vierling Drive East                        NAP        NAP      NAP      NAP        NAP           NAP
  143      SBRC    Sarno Business Complex                          NAP        NAP      NAP      NAP        NAP           NAP
  144      GCFP    Cherry Hill Office Mews                         NAP        NAP      NAP      NAP        NAP           NAP
  145      ALD     MJ Ocala Hilton                                 NAP        NAP      NAP      NAP        NAP           NAP
  146      GCFP    Freeport Distribution                           NAP        NAP      NAP      NAP        NAP           NAP
  147      AMCC    Patrice Place Industrial                        NAP        NAP      NAP      NAP        NAP           NAP
  148      AMCC    Figueroa  Industrial                            NAP        NAP      NAP      NAP        NAP           NAP
  149      GCFP    5900 Sepulveda Boulevard Office Building        NAP        NAP      NAP      NAP        NAP           NAP
  150      AMCC    Sunrise Trade Center                            NAP        NAP      NAP      NAP        NAP           NAP
  151      SBRC    Eatontown Shopping Center                       NAP        NAP      NAP      NAP        NAP           NAP
  152      GCFP    Nexus and Valencia Shopping Center            10/01/06  06/30/11    NAP      NAP       Type 1    Treasury Flat
  153      SBRC    Kmart Centre                                    NAP        NAP      NAP      NAP        NAP           NAP
  154      AMCC    Longley West Plaza                              NAP        NAP      NAP      NAP        NAP           NAP
  155      GCFP    331-335 Putnam Avenue & 320-366 River Street    NAP        NAP      NAP      NAP        NAP           NAP
  156      GCFP    Churchill Village Apartments                  09/01/06  05/31/11    NAP      NAP       Type 1    Treasury Flat
  157      GCFP    Sierra College Self Storage                     NAP        NAP      NAP      NAP        NAP           NAP

                                                                      YIELD
                                                                   MAINTENANCE
                                                                  INTEREST RATE          YIELD
         MORTGAGE                                                 CONVERTED TO        MAINTENANCE
CONTROL    LOAN                                                      MONTHLY          DISCOUNTING
 NUMBER   SELLER              LOAN / PROPERTY NAME                MORTGAGE RATE         HORIZON
--------------------------------------------------------------------------------------------------
  101a     GCFP    Birch Run Outlet Center (Senior Portion)            NAP                NAP
  102      GCFP    Phoenix Marriott                                    NAP                NAP
  103      GCFP    Imperial Apartments                                 Yes             Maturity
  104      GCFP    Pacific Plaza at Torrey Hills                       NAP                NAP
  105      SBRC    Murray Business Center                              NAP                NAP
  106      SBRC    The Cannery                                         NAP                NAP
  107      AMCC    The Marketplace at Palmdale                         NAP                NAP
  108      GCFP    Metro Park Office Building                          NAP                NAP
  109      GCFP    Hilton Garden Inn                                   NAP                NAP
  110      SBRC    A&P Warehouse - Central Islip                       NAP                NAP
  111      SBRC    A&P Warehouse - Baltimore                           NAP                NAP
  112      SBRC    Cumberland Crossing                                 NAP                NAP
  113      GCFP    Lakeshore Marketplace Shopping Center               NAP                NAP
  114      SBRC    Redwood Business Park Loan # 3                      NAP                NAP
  115      GCFP    Paramus Plaza                                       NAP                NAP
  116      AMCC    2811 Wilshire Boulevard                             NAP                NAP
  117      SBRC    Ralph's Market Center                               NAP                NAP
  118      SBRC    Market Square Shopping Center                       NAP                NAP
  119      SBRC    Woodland Manor Apartments                           NAP                NAP
  120      GCFP    Holiday Inn Hotel and Resort - Tewksbury            NAP                NAP
  121      GCFP    Muir Station Shopping Center                        NAP                NAP
  122      SBRC    Medical Pavilion                                    NAP                NAP
  123      AMCC    Spring Creek Apartments                             NAP                NAP
  124      GCFP    Raymour & Flanigan Plaza                            NAP                NAP
  125      GCFP    Culver City Self Storage                            Yes             Maturity
  126      SBRC    Central Park Plaza                                  NAP                NAP
  127      SBRC    Joesler Village                                     NAP                NAP
  128      GCFP    Euclid Business Center                              NAP                NAP
  129      GCFP    4300 Sprint Boulevard Northeast                     NAP                NAP
  130      SBRC    North Caroll Shopping Center                        NAP                NAP
  131      SBRC    Redwood Business Park Loan # 4                      NAP                NAP
  132      GCFP    Cochrane Plaza                                      NAP                NAP
  133      GCFP    Lowe's Home Improvement Warehouse                   NAP                NAP
  134      GCFP    Millennium II Office Building                       NAP                NAP
  135      SBRC    Alta Loma Square                                    NAP                NAP
--------------------------------------------------------------------------------------------------
  136      SBRC    Remington Apartments / Winslow                      NAP                NAP
                   Glen Apartments Portfolio
  136a             Remington Apartments
  136b             Winslow Glen Apartments
--------------------------------------------------------------------------------------------------
  137      GCFP    Shadow Lakes Apartments                             NAP                NAP
  138      GCFP    Medical Center West                                 NAP                NAP
  139      GCFP    Willow Grove Office Mews                            NAP                NAP
  140      AMCC    Agilent Technologies Building                       NAP                NAP
  141      SBRC    Cornelius Apartments                                NAP                NAP
  142      GCFP    1698 Vierling Drive East                            NAP                NAP
  143      SBRC    Sarno Business Complex                              NAP                NAP
  144      GCFP    Cherry Hill Office Mews                             NAP                NAP
  145      ALD     MJ Ocala Hilton                                     NAP                NAP
  146      GCFP    Freeport Distribution                               NAP                NAP
  147      AMCC    Patrice Place Industrial                            NAP                NAP
  148      AMCC    Figueroa  Industrial                                NAP                NAP
  149      GCFP    5900 Sepulveda Boulevard Office Building            NAP                NAP
  150      AMCC    Sunrise Trade Center                                NAP                NAP
  151      SBRC    Eatontown Shopping Center                           NAP                NAP
  152      GCFP    Nexus and Valencia Shopping Center                  Yes             Maturity
  153      SBRC    Kmart Centre                                        NAP                NAP
  154      AMCC    Longley West Plaza                                  NAP                NAP
  155      GCFP    331-335 Putnam Avenue & 320-366 River Street        NAP                NAP
  156      GCFP    Churchill Village Apartments                         No             Maturity
  157      GCFP    Sierra College Self Storage                         NAP                NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION



                                                                                                    LOCKOUT   DEFEASE-  DEFEASE-
         MORTGAGE                                                                                    PERIOD     ANCE      ANCE
CONTROL    LOAN                                                                                        END      START     END
 NUMBER   SELLER              LOAN / PROPERTY NAME                     PREPAYMENT PROVISIONS          DATE      DATE      DATE
--------------------------------------------------------------------------------------------------------------------------------
  158      SBRC    Canyon Creek Plaza                            LO(29)/Defeasance(88)/Free(3)      12/31/03  01/01/04  04/30/11
  159      SBRC    1500 Dragon Street                            LO(30)/Defeasance(51)/Free(3)      12/31/03  01/01/04  03/31/08
  160      GCFP    Holiday Inn Asheville Airport                 LO(28)/Defeasance(88)/Free(4)      12/31/03  01/01/04  04/30/11
  161      GCFP    Princeton Belvidere                           LO(27)/Defeasance(89)/Free(4)      12/31/03  01/01/04  05/31/11
  162      SBRC    Valley View Mobile Home Park                  LO(26)/Defeasance(91)/Free(3)      12/31/03  01/01/04  07/31/11
  163      GCFP    Hometown Square                               LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  164      GCFP    Albemarle Crossing                            LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  165      GCFP    Hannaford Ground Lease at Albemarle           LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
                   Crossing
  166      AMCC    Promenade At Temecula                         LO(36)/Defeasance(140)/Free(4)     09/30/04  10/01/04  05/31/16
  167      GCFP    678 Massachusetts Avenue                      LO(28)/Defeasance(88)/Free(4)      12/31/03  01/01/04  04/30/11
  168      GCFP    Palomar Commerce Center                       LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  169      SBRC    Landmark Plaza                                LO(26)/Defeasance(91)/Free(3)      12/31/03  01/01/04  07/31/11
  170      SBRC    Lake Jackson Trading Post                     LO(30)/Defeasance(87)/Free(3)      12/31/03  01/01/04  03/31/11
  171      GCFP    Mt. Morris Plaza                              LO(25)/Defeasance(91)/Free(4)      12/31/03  01/01/04  07/31/11
  172      GCFP    Durango Mini-Storage & Charleston             LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
                   West Mini-Storage
  173      GCFP    Via Verde Plaza                               LO(28)/Defeasance(88)/Free(4)      12/31/03  01/01/04  04/30/11
  174      GCFP    Northlake Quadrangle                          LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  175      GCFP    550-560 Sutter Street                         LO(36)/Defeasance(80)/Free(4)      12/31/03  01/01/04  08/31/10
  176      GCFP    Aliso Viejo Town Center-Building # 7          LO(35)/Defeasance(81)/Free(4)      12/31/03  01/01/04  09/30/10
  177      SBRC    Federal Highway Self Storage                  LO(30)/Defeasance(87)/Free(3)      12/31/03  01/01/04  03/31/11
  178      SBRC    Westheimer Village Shopping Center            LO(30)/Defeasance(87)/Free(3)      12/31/03  01/01/04  03/31/11
  179      AMCC    Westland Shopping Center                      LO(59)/Grtr1%UPBorYM(57)/Free(4)   07/31/06    NAP       NAP
  180      GCFP    1770 North Milwaukee Avenue                   LO(31)/Defeasance(85)/Free(4)      12/31/03  01/01/04  01/31/11
  181      GCFP    64th Street and Greenway Road                 LO(59)/Grtr1%UPBorYM(57)/Free(4)   09/30/06    NAP       NAP
  182      AMCC    Mountain Park Plaza                           LO(36)/Defeasance(20)/Free(4)      08/31/04  09/01/04  04/30/06
  183      SBRC    Mountain/Arrow Center                         LO(29)/Defeasance(88)/Free(3)      12/31/03  01/01/04  04/30/11
  184      GCFP    Evanston Northwestern Ground Lease            LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  185      GCFP    Main Street Village Office Building           LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  186      AMCC    Santorini at the Park Apartments              LO(36)/Defeasance(80)/Free(4)      12/31/04  01/01/05  08/31/11
  187      GCFP    Fairmount Greens Apartments                   LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  188      GCFP    Jackson Square Shopping Center                LO(26)/Defeasance(90)/Free(4)      12/31/03  01/01/04  06/30/11
  189      SBRC    Bradville Square                              LO(30)/Defeasance(87)/Free(3)      12/31/03  01/01/04  03/31/11
  190      GCFP    23133 Hawthorne Boulevard                     LO(32)/Defeasance(84)/Free(4)      12/31/03  01/01/04  12/31/10
  191      GCFP    Park 2000 - Building K                        LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  192      GCFP    Park 2000 - Building H                        LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  193      SBRC    Deer Valley Plaza                             LO(30)/Defeasance(27)/Free(3)      12/31/03  01/01/04  03/31/06
  194      GCFP    Russell Mini Storage                          LO(31)/Defeasance(85)/Free(4)      12/31/03  01/01/04  01/31/11
  195      AMCC    Uinta Golf and Ihop Pad Site                  LO(37)/Defeasance(79)/Free(4)      12/31/03  01/01/04  07/31/10
  196      GCFP    150-170 Professional Center Drive             LO(37)/Defeasance(79)/Free(4)      12/31/03  01/01/04  07/31/10
  197      GCFP    9, 9A & 0 Summit Avenue                       LO(27)/Defeasance(89)/Free(4)      12/31/03  01/01/04  05/31/11
  198      AMCC    Ventura Commerce Center II                    LO(42)/Defeasance(59)/Free(1)      01/31/05  02/01/05  12/31/09
  199      AMCC    Willowbrook II                                LO(36)/Defeasance(80)/Free(4)      07/31/04  08/01/04  03/31/11
  200      GCFP    Newport Avenue Plaza                          LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  201      AMCC    1340 Old Chain Bridge Road                    LO(36)/Defeasance(81)/Free(3)      12/31/04  01/01/05  09/30/11
  202      GCFP    Shoal Creek Mall Shopping Center              LO(59)/Grtr1%UPBorYM(57)/Free(4)   04/30/06    NAP       NAP
  203      AMCC    Spring Mill Apartments                        LO(36)/Defeasance(81)/Free(3)      12/31/04  01/01/05  09/30/11
  204      AMCC    Glyndon Square Shopping Center                LO(59)/Grtr1%UPBorYM(57)/Free(4)   08/31/04    NAP       NAP
  205      SBRC    47 State Circle                               LO(32)/Defeasance(85)/Free(3)      12/31/03  01/01/04  01/31/11
  206      AMCC    West Little York Industrial Park - Phase 2    LO(60)/Defeasance(56)/Free(4)      10/31/05  11/01/05  06/30/10
  207      GCFP    Holiday Inn Stillwater                        LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  208      SBRC    Continental Apartments                        LO(26)/Defeasance(91)/Free(3)      12/31/03  01/01/04  07/31/11
  209      GCFP    943-955 North McLean Boulevard                LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  210      GCFP    Holiday Inn Ponca City                        LO(30)/Defeasance(86)/Free(4)      12/31/03  01/01/04  02/28/11
  211      AMCC    National Tour Building                        LO(36)/Defeasance(80)/Free(4)      07/31/04  08/01/04  03/31/11
  212      GCFP    Eaglepointe Office Building                   LO(59)/Grtr1%UPBorYM(57)/Free(4)   09/30/06    NAP       NAP
  213      GCFP    Plaza on Shea                                 LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  214      GCFP    Woodward Heights Manor Apartments             LO(27)/Defeasance(89)/Free(4)      12/31/03  01/01/04  05/31/11
  215      AMCC    Aspen Apartments                              LO(36)/Defeasance(80)/Free(4)      12/31/04  01/01/05  08/31/11
  216      AMCC    Hamilton Fairfax Apartments                   LO(36)/Defeasance(81)/Free(3)      11/30/04  12/01/04  08/31/11

                                                                  YIELD     YIELD
                                                                 MAINTEN-  MAINTEN-  PREPAY-  PREPAY-
                                                                   ANCE      ANCE     MENT     MENT       YIELD
         MORTGAGE                                                 PERIOD    PERIOD   PENALTY  PENALTY  MAINTENANCE      YIELD
CONTROL    LOAN                                                   START      END      START     END    CALCULATION   MAINTENANCE
 NUMBER   SELLER              LOAN / PROPERTY NAME                 DATE      DATE      DATE     DATE      METHOD    INTEREST RATE
---------------------------------------------------------------------------------------------------------------------------------
  158      SBRC    Canyon Creek Plaza                              NAP        NAP      NAP      NAP        NAP           NAP
  159      SBRC    1500 Dragon Street                              NAP        NAP      NAP      NAP        NAP           NAP
  160      GCFP    Holiday Inn Asheville Airport                   NAP        NAP      NAP      NAP        NAP           NAP
  161      GCFP    Princeton Belvidere                             NAP        NAP      NAP      NAP        NAP           NAP
  162      SBRC    Valley View Mobile Home Park                    NAP        NAP      NAP      NAP        NAP           NAP
  163      GCFP    Hometown Square                                 NAP        NAP      NAP      NAP        NAP           NAP
  164      GCFP    Albemarle Crossing                              NAP        NAP      NAP      NAP        NAP           NAP
  165      GCFP    Hannaford Ground Lease at Albemarle             NAP        NAP      NAP      NAP        NAP           NAP
                   Crossing
  166      AMCC    Promenade At Temecula                           NAP        NAP      NAP      NAP        NAP           NAP
  167      GCFP    678 Massachusetts Avenue                        NAP        NAP      NAP      NAP        NAP           NAP
  168      GCFP    Palomar Commerce Center                         NAP        NAP      NAP      NAP        NAP           NAP
  169      SBRC    Landmark Plaza                                  NAP        NAP      NAP      NAP        NAP           NAP
  170      SBRC    Lake Jackson Trading Post                       NAP        NAP      NAP      NAP        NAP           NAP
  171      GCFP    Mt. Morris Plaza                                NAP        NAP      NAP      NAP        NAP           NAP
  172      GCFP    Durango Mini-Storage & Charleston               NAP        NAP      NAP      NAP        NAP           NAP
                   West Mini-Storage
  173      GCFP    Via Verde Plaza                                 NAP        NAP      NAP      NAP        NAP           NAP
  174      GCFP    Northlake Quadrangle                            NAP        NAP      NAP      NAP        NAP           NAP
  175      GCFP    550-560 Sutter Street                           NAP        NAP      NAP      NAP        NAP           NAP
  176      GCFP    Aliso Viejo Town Center-Building # 7            NAP        NAP      NAP      NAP        NAP           NAP
  177      SBRC    Federal Highway Self Storage                    NAP        NAP      NAP      NAP        NAP           NAP
  178      SBRC    Westheimer Village Shopping Center              NAP        NAP      NAP      NAP        NAP           NAP
  179      AMCC    Westland Shopping Center                      08/01/06  04/30/11    NAP      NAP       Type 2    Treasury Flat
  180      GCFP    1770 North Milwaukee Avenue                     NAP        NAP      NAP      NAP        NAP           NAP
  181      GCFP    64th Street and Greenway Road                 10/01/06  06/30/11    NAP      NAP       Type 1    Treasury Flat
  182      AMCC    Mountain Park Plaza                             NAP        NAP      NAP      NAP        NAP           NAP
  183      SBRC    Mountain/Arrow Center                           NAP        NAP      NAP      NAP        NAP           NAP
  184      GCFP    Evanston Northwestern Ground Lease              NAP        NAP      NAP      NAP        NAP           NAP
  185      GCFP    Main Street Village Office Building             NAP        NAP      NAP      NAP        NAP           NAP
  186      AMCC    Santorini at the Park Apartments                NAP        NAP      NAP      NAP        NAP           NAP
  187      GCFP    Fairmount Greens Apartments                     NAP        NAP      NAP      NAP        NAP           NAP
  188      GCFP    Jackson Square Shopping Center                  NAP        NAP      NAP      NAP        NAP           NAP
  189      SBRC    Bradville Square                                NAP        NAP      NAP      NAP        NAP           NAP
  190      GCFP    23133 Hawthorne Boulevard                       NAP        NAP      NAP      NAP        NAP           NAP
  191      GCFP    Park 2000 - Building K                          NAP        NAP      NAP      NAP        NAP           NAP
  192      GCFP    Park 2000 - Building H                          NAP        NAP      NAP      NAP        NAP           NAP
  193      SBRC    Deer Valley Plaza                               NAP        NAP      NAP      NAP        NAP           NAP
  194      GCFP    Russell Mini Storage                            NAP        NAP      NAP      NAP        NAP           NAP
  195      AMCC    Uinta Golf and Ihop Pad Site                    NAP        NAP      NAP      NAP        NAP           NAP
  196      GCFP    150-170 Professional Center Drive               NAP        NAP      NAP      NAP        NAP           NAP
  197      GCFP    9, 9A & 0 Summit Avenue                         NAP        NAP      NAP      NAP        NAP           NAP
  198      AMCC    Ventura Commerce Center II                      NAP        NAP      NAP      NAP        NAP           NAP
  199      AMCC    Willowbrook II                                  NAP        NAP      NAP      NAP        NAP           NAP
  200      GCFP    Newport Avenue Plaza                            NAP        NAP      NAP      NAP        NAP           NAP
  201      AMCC    1340 Old Chain Bridge Road                      NAP        NAP      NAP      NAP        NAP           NAP
  202      GCFP    Shoal Creek Mall Shopping Center              05/01/06  01/31/11    NAP      NAP       Type 1    Treasury Flat
  203      AMCC    Spring Mill Apartments                          NAP        NAP      NAP      NAP        NAP           NAP
  204      AMCC    Glyndon Square Shopping Center                09/01/04  05/31/09    NAP      NAP       Type 2    Treasury Flat
  205      SBRC    47 State Circle                                 NAP        NAP      NAP      NAP        NAP           NAP
  206      AMCC    West Little York Industrial Park - Phase 2      NAP        NAP      NAP      NAP        NAP           NAP
  207      GCFP    Holiday Inn Stillwater                          NAP        NAP      NAP      NAP        NAP           NAP
  208      SBRC    Continental Apartments                          NAP        NAP      NAP      NAP        NAP           NAP
  209      GCFP    943-955 North McLean Boulevard                  NAP        NAP      NAP      NAP        NAP           NAP
  210      GCFP    Holiday Inn Ponca City                          NAP        NAP      NAP      NAP        NAP           NAP
  211      AMCC    National Tour Building                          NAP        NAP      NAP      NAP        NAP           NAP
  212      GCFP    Eaglepointe Office Building                   10/01/06  06/30/11    NAP      NAP       Type 1    Treasury Flat
  213      GCFP    Plaza on Shea                                   NAP        NAP      NAP      NAP        NAP           NAP
  214      GCFP    Woodward Heights Manor Apartments               NAP        NAP      NAP      NAP        NAP           NAP
  215      AMCC    Aspen Apartments                                NAP        NAP      NAP      NAP        NAP           NAP
  216      AMCC    Hamilton Fairfax Apartments                     NAP        NAP      NAP      NAP        NAP           NAP

                                                                     YIELD
                                                                  MAINTENANCE
                                                                 INTEREST RATE          YIELD
         MORTGAGE                                                CONVERTED TO        MAINTENANCE
CONTROL    LOAN                                                     MONTHLY          DISCOUNTING
 NUMBER   SELLER              LOAN / PROPERTY NAME               MORTGAGE RATE         HORIZON
-----------------------------------------------------------------------------------------------------
  158      SBRC    Canyon Creek Plaza                                 NAP                NAP
  159      SBRC    1500 Dragon Street                                 NAP                NAP
  160      GCFP    Holiday Inn Asheville Airport                      NAP                NAP
  161      GCFP    Princeton Belvidere                                NAP                NAP
  162      SBRC    Valley View Mobile Home Park                       NAP                NAP
  163      GCFP    Hometown Square                                    NAP                NAP
  164      GCFP    Albemarle Crossing                                 NAP                NAP
  165      GCFP    Hannaford Ground Lease at Albemarle                NAP                NAP
                   Crossing
  166      AMCC    Promenade At Temecula                              NAP                NAP
  167      GCFP    678 Massachusetts Avenue                           NAP                NAP
  168      GCFP    Palomar Commerce Center                            NAP                NAP
  169      SBRC    Landmark Plaza                                     NAP                NAP
  170      SBRC    Lake Jackson Trading Post                          NAP                NAP
  171      GCFP    Mt. Morris Plaza                                   NAP                NAP
  172      GCFP    Durango Mini-Storage & Charleston                  NAP                NAP
                   West Mini-Storage
  173      GCFP    Via Verde Plaza                                    NAP                NAP
  174      GCFP    Northlake Quadrangle                               NAP                NAP
  175      GCFP    550-560 Sutter Street                              NAP                NAP
  176      GCFP    Aliso Viejo Town Center-Building # 7               NAP                NAP
  177      SBRC    Federal Highway Self Storage                       NAP                NAP
  178      SBRC    Westheimer Village Shopping Center                 NAP                NAP
  179      AMCC    Westland Shopping Center                            No       Weighted Average Life
  180      GCFP    1770 North Milwaukee Avenue                        NAP                NAP
  181      GCFP    64th Street and Greenway Road                      Yes             Maturity
  182      AMCC    Mountain Park Plaza                                NAP                NAP
  183      SBRC    Mountain/Arrow Center                              NAP                NAP
  184      GCFP    Evanston Northwestern Ground Lease                 NAP                NAP
  185      GCFP    Main Street Village Office Building                NAP                NAP
  186      AMCC    Santorini at the Park Apartments                   NAP                NAP
  187      GCFP    Fairmount Greens Apartments                        NAP                NAP
  188      GCFP    Jackson Square Shopping Center                     NAP                NAP
  189      SBRC    Bradville Square                                   NAP                NAP
  190      GCFP    23133 Hawthorne Boulevard                          NAP                NAP
  191      GCFP    Park 2000 - Building K                             NAP                NAP
  192      GCFP    Park 2000 - Building H                             NAP                NAP
  193      SBRC    Deer Valley Plaza                                  NAP                NAP
  194      GCFP    Russell Mini Storage                               NAP                NAP
  195      AMCC    Uinta Golf and Ihop Pad Site                       NAP                NAP
  196      GCFP    150-170 Professional Center Drive                  NAP                NAP
  197      GCFP    9, 9A & 0 Summit Avenue                            NAP                NAP
  198      AMCC    Ventura Commerce Center II                         NAP                NAP
  199      AMCC    Willowbrook II                                     NAP                NAP
  200      GCFP    Newport Avenue Plaza                               NAP                NAP
  201      AMCC    1340 Old Chain Bridge Road                         NAP                NAP
  202      GCFP    Shoal Creek Mall Shopping Center                   Yes             Maturity
  203      AMCC    Spring Mill Apartments                             NAP                NAP
  204      AMCC    Glyndon Square Shopping Center                      No       Weighted Average Life
  205      SBRC    47 State Circle                                    NAP                NAP
  206      AMCC    West Little York Industrial Park - Phase 2         NAP                NAP
  207      GCFP    Holiday Inn Stillwater                             NAP                NAP
  208      SBRC    Continental Apartments                             NAP                NAP
  209      GCFP    943-955 North McLean Boulevard                     NAP                NAP
  210      GCFP    Holiday Inn Ponca City                             NAP                NAP
  211      AMCC    National Tour Building                             NAP                NAP
  212      GCFP    Eaglepointe Office Building                        Yes             Maturity
  213      GCFP    Plaza on Shea                                      NAP                NAP
  214      GCFP    Woodward Heights Manor Apartments                  NAP                NAP
  215      AMCC    Aspen Apartments                                   NAP                NAP
  216      AMCC    Hamilton Fairfax Apartments                        NAP                NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION



                                                                                                    LOCKOUT   DEFEASE-  DEFEASE
         MORTGAGE                                                                                    PERIOD     ANCE     -ANCE
CONTROL    LOAN                                                                                        END      START     END
 NUMBER   SELLER              LOAN / PROPERTY NAME                     PREPAYMENT PROVISIONS          DATE      DATE      DATE
--------------------------------------------------------------------------------------------------------------------------------
  217      GCFP    McMahon Medical Office Building               LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  218      AMCC    Cimmaron Professional Plaza                   LO(36)/Defeasance(80)/Free(4)      12/31/04  01/01/05  08/31/11
  219      AMCC    California Creations Building                 LO(35)/Grtr1%UPBorYM(81)/Free(4)   11/30/02    NAP       NAP
  220      GCFP    Pinnacle Peak Road and 39th Drive             LO(59)/Grtr1%UPBorYM(57)/Free(4)   09/30/06    NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  221      AMCC    Brookside Market / Cedar Plaza Portfolio      LO(59)/Grtr1%UPBorYM(57)/Free(4)   11/30/03    NAP       NAP
  221a             Brookside Market
  221b             Cedar Plaza Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
  223      GCFP    Storage Inn                                   LO(29)/Defeasance(87)/Free(4)      12/31/03  01/01/04  03/31/11
  224      AMCC    Stanley Court Apartments                      LO(36)/Defeasance(141)/Free(3)     12/31/04  01/01/05  09/30/16
--------------------------------------------------------------------------------------------------------------------------------
  225      AMCC    2380 Wycliff / 970 Raymond Portfolio          LO(59)/Grtr1%UPBorYM(114)/Free(7)  11/30/02    NAP       NAP
  225a             2380 Wycliff Street
  225b             970 Raymond Avenue
--------------------------------------------------------------------------------------------------------------------------------
  226      AMCC    Greenbrier Apartments II                      LO(36)/Defeasance(81)/Free(3)      11/30/04  12/01/04  08/31/11
  227      AMCC    Greenbrier Apartments III                     LO(36)/Defeasance(81)/Free(3)      11/30/04  12/01/04  08/31/11
  228      AMCC    Greenbrier Apartments I                       LO(36)/Defeasance(81)/Free(3)      11/30/04  12/01/04  08/31/11
  229      GCFP    Valley View Twain Shopping Center and
                    Billboard Site                               LO(24)/Defeasance(84)/Free(4)      12/31/03  01/01/04  12/31/10
  230      AMCC    Rite Aid Drugstore                            LO(59)/Grtr1%UPBorYM(54)/Free(7)   08/31/03    NAP       NAP
  231      AMCC    167-55 148th Avenue                           LO(59)/Grtr1%UPBorYM(58)/Free(3)   11/30/03    NAP       NAP
  232      AMCC    16249-16259 Stagg Street                      LO(59)/Grtr1%UPBorYM(57)/Free(4)   03/31/05    NAP       NAP
  233      AMCC    6819 Redwood Drive                            LO(59)/Grtr1%UPBorYM(58)/Free(3)   10/31/03    NAP       NAP
  234      AMCC    Toll House Office Building                    LO(59)/Grtr1%UPBorYM(55)/Free(6)   08/31/03    NAP       NAP
  235      AMCC    Linden Hills Co-op Grocery Store              LO(59)/Grtr1%UPBorYM(129)/Free(4)  10/31/03    NAP       NAP
  236      AMCC    Goodyear/Wenco Building                       LO(59)/Grtr1%UPBorYM(117)/Free(4)  12/31/03    NAP       NAP
  237      GCFP    2436 East Indian School Road                  LO(59)/Grtr1%UPBorYM(57)/Free(4)   09/30/06    NAP       NAP
  238      AMCC    WMC International Industrial Building         LO(59)/Grtr1%UPBorYM(118)/Free(3)  07/31/03    NAP       NAP
  239      AMCC    Desert Club Apartments                        LO(59)/Grtr1%UPBorYM(55)/Free(6)   06/30/03    NAP       NAP

                   PRESENTED BELOW, SEPARATE FROM THE REST OF
                   THE POOLED MORTGAGED LOANS, IS THE ANNEX A
                   INFORMATION FOR THE BIRCH RUN OUTLET CENTER
                   JUNIOR INTEREST, WHICH IS ASSOCIATED WITH
                   THE CLASS BR CERTIFICATES. THE BIRCH RUN
                   OUTLET CENTER JUNIOR INTEREST IS NOT
                   INCLUDED IN THE INITIAL NET MORTGAGE POOL
                   BALANCE.

  101b     GCFP    Birch Run Outlet Center (Junior Portion)      LO(27)/Defeasance(90)/Free(3)      12/31/03  01/01/04  06/30/11

                                                                  YIELD     YIELD
                                                                 MAINTEN-  MAINTEN-  PREPAY-  PREPAY-
                                                                   ANCE      ANCE     MENT     MENT       YIELD
         MORTGAGE                                                 PERIOD    PERIOD   PENALTY  PENALTY  MAINTENANCE      YIELD
CONTROL    LOAN                                                   START      END      START     END    CALCULATION   MAINTENANCE
 NUMBER   SELLER              LOAN / PROPERTY NAME                 DATE      DATE      DATE     DATE      METHOD    INTEREST RATE
---------------------------------------------------------------------------------------------------------------------------------
  217      GCFP    McMahon Medical Office Building                 NAP        NAP      NAP      NAP        NAP           NAP
  218      AMCC    Cimmaron Professional Plaza                     NAP        NAP      NAP      NAP        NAP           NAP
  219      AMCC    California Creations Building                 12/01/02  08/31/09    NAP      NAP       Type 2    Treasury Flat
  220      GCFP    Pinnacle Peak Road and 39th Drive             10/01/06  06/30/11    NAP      NAP       Type 1    Treasury Flat
---------------------------------------------------------------------------------------------------------------------------------
  221      AMCC    Brookside Market / Cedar Plaza Portfolio      12/01/03  08/31/08    NAP      NAP       Type 2    Treasury Flat
  221a             Brookside Market
  221b             Cedar Plaza Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
  223      GCFP    Storage Inn                                     NAP        NAP      NAP      NAP        NAP           NAP
  224      AMCC    Stanley Court Apartments                        NAP        NAP      NAP      NAP        NAP           NAP
---------------------------------------------------------------------------------------------------------------------------------
  225      AMCC    2380 Wycliff / 970 Raymond Portfolio          12/01/02  05/31/12    NAP      NAP       Type 2    Treasury Flat
  225a             2380 Wycliff Street
  225b             970 Raymond Avenue
---------------------------------------------------------------------------------------------------------------------------------
  226      AMCC    Greenbrier Apartments II                        NAP        NAP      NAP      NAP        NAP           NAP
  227      AMCC    Greenbrier Apartments III                       NAP        NAP      NAP      NAP        NAP           NAP
  228      AMCC    Greenbrier Apartments I                         NAP        NAP      NAP      NAP        NAP           NAP
  229      GCFP    Valley View Twain Shopping Center and
                    Billboard Site                                 NAP        NAP      NAP      NAP        NAP           NAP
  230      AMCC    Rite Aid Drugstore                            09/01/03  02/29/08    NAP      NAP       Type 2    Treasury Flat
  231      AMCC    167-55 148th Avenue                           12/01/03  09/30/08    NAP      NAP       Type 2    Treasury Flat
  232      AMCC    16249-16259 Stagg Street                      04/01/05  12/31/09    NAP      NAP       Type 2    Treasury Flat
  233      AMCC    6819 Redwood Drive                            11/01/03  08/31/08    NAP      NAP       Type 2    Treasury Flat
  234      AMCC    Toll House Office Building                    09/01/03  03/31/08    NAP      NAP       Type 2    Treasury Flat
  235      AMCC    Linden Hills Co-op Grocery Store              11/01/03  07/31/14    NAP      NAP       Type 2    Treasury Flat
  236      AMCC    Goodyear/Wenco Building                       01/01/04  09/30/13    NAP      NAP       Type 2    Treasury Flat
  237      GCFP    2436 East Indian School Road                  10/01/06  06/30/11    NAP      NAP       Type 1    Treasury Flat
  238      AMCC    WMC International Industrial Building         08/01/03  05/31/13    NAP      NAP       Type 3    Treasury Flat
  239      AMCC    Desert Club Apartments                        07/01/03  01/31/08    NAP      NAP       Type 3    Treasury Flat

                   PRESENTED BELOW, SEPARATE FROM THE REST OF
                   THE POOLED MORTGAGED LOANS, IS THE ANNEX A
                   INFORMATION FOR THE BIRCH RUN OUTLET CENTER
                   JUNIOR INTEREST, WHICH IS ASSOCIATED WITH
                   THE CLASS BR CERTIFICATES. THE BIRCH RUN
                   OUTLET CENTER JUNIOR INTEREST IS NOT
                   INCLUDED IN THE INITIAL NET MORTGAGE POOL
                   BALANCE.

  101b     GCFP    Birch Run Outlet Center (Junior Portion)        NAP       NAP       NAP      NAP        NAP           NAP

                                                                     YIELD
                                                                  MAINTENANCE
                                                                 INTEREST RATE          YIELD
         MORTGAGE                                                CONVERTED TO        MAINTENANCE
CONTROL    LOAN                                                     MONTHLY          DISCOUNTING
 NUMBER   SELLER              LOAN / PROPERTY NAME               MORTGAGE RATE         HORIZON
-----------------------------------------------------------------------------------------------------
  217      GCFP    McMahon Medical Office Building                    NAP                NAP
  218      AMCC    Cimmaron Professional Plaza                        NAP                NAP
  219      AMCC    California Creations Building                       No       Weighted Average Life
  220      GCFP    Pinnacle Peak Road and 39th Drive                  Yes             Maturity
-----------------------------------------------------------------------------------------------------
  221      AMCC    Brookside Market / Cedar Plaza Portfolio            No       Weighted Average Life
  221a             Brookside Market
  221b             Cedar Plaza Shopping Center
-----------------------------------------------------------------------------------------------------
  223      GCFP    Storage Inn                                        NAP                NAP
  224      AMCC    Stanley Court Apartments                           NAP                NAP
-----------------------------------------------------------------------------------------------------
  225      AMCC    2380 Wycliff / 970 Raymond Portfolio                No       Weighted Average Life
  225a             2380 Wycliff Street
  225b             970 Raymond Avenue
-----------------------------------------------------------------------------------------------------
  226      AMCC    Greenbrier Apartments II                           NAP                NAP
  227      AMCC    Greenbrier Apartments III                          NAP                NAP
  228      AMCC    Greenbrier Apartments I                            NAP                NAP
  229      GCFP    Valley View Twain Shopping Center and
                    Billboard Site                                    NAP                NAP
  230      AMCC    Rite Aid Drugstore                                  No       Weighted Average Life
  231      AMCC    167-55 148th Avenue                                 No       Weighted Average Life
  232      AMCC    16249-16259 Stagg Street                            No       Weighted Average Life
  233      AMCC    6819 Redwood Drive                                  No       Weighted Average Life
  234      AMCC    Toll House Office Building                          No       Weighted Average Life
  235      AMCC    Linden Hills Co-op Grocery Store                    No       Weighted Average Life
  236      AMCC    Goodyear/Wenco Building                             No       Weighted Average Life
  237      GCFP    2436 East Indian School Road                       Yes             Maturity
  238      AMCC    WMC International Industrial Building              Yes             Maturity
  239      AMCC    Desert Club Apartments                             Yes             Maturity

                   PRESENTED BELOW, SEPARATE FROM THE REST OF
                   THE POOLED MORTGAGED LOANS, IS THE ANNEX A
                   INFORMATION FOR THE BIRCH RUN OUTLET CENTER
                   JUNIOR INTEREST, WHICH IS ASSOCIATED WITH
                   THE CLASS BR CERTIFICATES. THE BIRCH RUN
                   OUTLET CENTER JUNIOR INTEREST IS NOT
                   INCLUDED IN THE INITIAL NET MORTGAGE POOL
                   BALANCE.

  101b     GCFP    Birch Run Outlet Center (Junior Portion)           NAP                NAP

                MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                           OCCU-
             MORTGAGE                                                      PANCY    OCCUPANCY
CONTROL       LOAN                                                        PERCEN-    AS OF
NUMBER       SELLER              LOAN / PROPERTY NAME                      TAGE      DATE              LARGEST MAJOR TENANT
-----------------------------------------------------------------------------------------------------------------------------------
 101a          GCFP      Birch Run Outlet Center (Senior Portion)            92%    07/01/01     Spiegel
 102           GCFP      Phoenix Marriott                                    59%    06/30/01     NAP
 103           GCFP      Imperial Apartments                                 98%    09/01/01     NAP
 104           GCFP      Pacific Plaza at Torrey Hills                       93%    09/12/01     JNI Corporation
 105           SBRC      Murray Business Center                              93%    09/01/01     Providence Health Plan
 106           SBRC      The Cannery                                         94%    07/23/01     Coudert Brothers
 107           AMCC      The Marketplace at Palmdale                         80%    11/28/01     Sport Chalet
 108           GCFP      Metro Park Office Building                         100%    09/17/01     Calibre Systems, Inc.
 109           GCFP      Hilton Garden Inn                                   77%    06/30/01     NAP
 110           SBRC      A&P Warehouse - Central Islip                      100%    02/13/01     The Great Atlantic & Pacific
                                                                                                 Tea Company, Inc.
 111           SBRC      A&P Warehouse - Baltimore                          100%    02/13/01     The Great Atlantic & Pacific
                                                                                                 Tea Company, Inc.
 112           SBRC      Cumberland Crossing                                100%    04/01/01     Wal-Mart Stores, Inc.
 113           GCFP      Lakeshore Marketplace Shopping Center               93%    09/01/01     Elder Beerman
 114           SBRC      Redwood Business Park Loan # 3                     100%    07/01/01     Alcatel USA Sourcing LP
 115           GCFP      Paramus Plaza                                      100%    09/05/01     Levitz Furniture Corp.
 116           AMCC      2811 Wilshire Boulevard                             96%    07/31/01     Medical Imaging Center
 117           SBRC      Ralph's Market Center                               91%    08/01/01     Ralph's Grocery
 118           SBRC      Market Square Shopping Center                       98%    07/31/01     The Home Depot
 119           SBRC      Woodland Manor Apartments                           99%    11/01/01     NAP
 120           GCFP      Holiday Inn Hotel and Resort - Tewksbury            65%    08/31/01     NAP
 121           GCFP      Muir Station Shopping Center                        93%    08/01/01     Nob Hill Foods
 122           SBRC      Medical Pavilion                                    90%    09/17/01     Tenet
 123           AMCC      Spring Creek Apartments                             97%    09/30/01     NAP
 124           GCFP      Raymour & Flanigan Plaza                           100%    06/22/01     Raymour & Flanigan
 125           GCFP      Culver City Self Storage                            88%    09/01/01     NAP
 126           SBRC      Central Park Plaza                                  97%    06/20/01     Ralphs
 127           SBRC      Joesler Village                                     87%    10/01/01     Rick Engineers
 128           GCFP      Euclid Business Center                              96%    06/30/01     OC Super of Schools
 129           GCFP      4300 Sprint Boulevard Northeast                    100%    07/10/01     Sprint Spectrum LP
 130           SBRC      North Caroll Shopping Center                        98%    06/07/01     Wal-Mart Stores, Inc.
 131           SBRC      Redwood Business Park Loan # 4                     100%    10/03/01     Alcatel USA Sourcing LP
 132           GCFP      Cochrane Plaza                                     100%    07/03/01     Ross Dress for Less
 133           GCFP      Lowe's Home Improvement Warehouse                  100%    08/28/01     Lowe's Companies, Inc.
 134           GCFP      Millennium II Office Building                      100%    06/30/01     Nortel Networks, Inc.
 135           SBRC      Alta Loma Square                                    99%    11/05/01     Vons #147
-----------------------------------------------------------------------------------------------------------------------------------
 136           SBRC      Remington Apartments / Winslow
                         Glen Apartments Portfolio

 136a                    Remington Apartments                                99%    05/31/01     NAP
 136b                    Winslow Glen Apartments                             97%    05/31/01     NAP
-----------------------------------------------------------------------------------------------------------------------------------
 137           GCFP      Shadow Lakes Apartments                             95%    06/30/01     NAP
 138           GCFP      Medical Center West                                 93%    08/24/01     Holdings, LLC
 139           GCFP      Willow Grove Office Mews                            96%    09/01/01     Executive Quarters
 140           AMCC      Agilent Technologies Building                      100%    06/25/01     Agilent Technologies
 141           SBRC      Cornelius Apartments                               100%    06/30/01     NAP
 142           GCFP      1698 Vierling Drive East                           100%    06/30/01     Kmart Corporation
 143           SBRC      Sarno Business Complex                              85%    08/01/01     HealthSouth Corporation
 144           GCFP      Cherry Hill Office Mews                             92%    09/01/01     Executive Quarters
 145           ALD       MJ Ocala Hilton                                     67%    10/31/01     NAP
 146           GCFP      Freeport Distribution                              100%    09/19/01     Freeport Distribution, Inc.
 147           AMCC      Patrice Place Industrial                           100%    10/01/01     Ultra Trim Inc.
 148           AMCC      Figueroa  Industrial                                73%    08/29/01     NIC International
 149           GCFP      5900 Sepulveda Boulevard Office Building            99%    07/01/01     State of California Rehabilitation
 150           AMCC      Sunrise Trade Center                               100%    08/09/01     Staples, Inc.
 151           SBRC      Eatontown Shopping Center                          100%    09/01/01     Harvey Electronics
 152           GCFP      Nexus and Valencia Shopping Center                  98%    09/05/01     Safeway
 153           SBRC      Kmart Centre                                        98%    05/21/01     Kmart Corporation
 154           AMCC      Longley West Plaza                                 100%    10/04/01     Wild West Sound Co.
 155           GCFP      331-335 Putnam Avenue & 320-366 River Street       100%    07/31/01     Whole Foods Market Group, Inc.
 156           GCFP      Churchill Village Apartments                        92%    07/25/01     NAP
 157           GCFP      Sierra College Self Storage                         92%    08/09/01     NAP

                                                                                                         LARGEST
                                                                                                         MAJOR
                                                                                  LARGEST   LARGEST      TENANT
             MORTGAGE                                                             MAJOR     MAJOR         LEASE
CONTROL       LOAN                                                                TENANT    TENANT       MATURITY
NUMBER       SELLER              LOAN / PROPERTY NAME                              NRSF     NRSF%         DATE
-----------------------------------------------------------------------------------------------------------------
 101a          GCFP      Birch Run Outlet Center (Senior Portion)                 30,000     4%          05/31/03
 102           GCFP      Phoenix Marriott                                            NAP     NAP              NAP
 103           GCFP      Imperial Apartments                                         NAP     NAP              NAP
 104           GCFP      Pacific Plaza at Torrey Hills                            85,329     54%         03/31/11
 105           SBRC      Murray Business Center                                  179,552     54%         11/30/12
 106           SBRC      The Cannery                                              35,065     35%         02/28/11
 107           AMCC      The Marketplace at Palmdale                              38,000     18%         04/30/16
 108           GCFP      Metro Park Office Building                               80,520     62%         04/30/11
 109           GCFP      Hilton Garden Inn                                           NAP     NAP              NAP
 110           SBRC      A&P Warehouse - Central Islip                           575,547    100%         02/28/21

 111           SBRC      A&P Warehouse - Baltimore                               776,172    100%         02/28/21

 112           SBRC      Cumberland Crossing                                     116,657     48%         11/30/14
 113           GCFP      Lakeshore Marketplace Shopping Center                    87,185     27%         01/31/16
 114           SBRC      Redwood Business Park Loan # 3                          144,000    100%         04/30/11
 115           GCFP      Paramus Plaza                                           114,458     74%         06/07/19
 116           AMCC      2811 Wilshire Boulevard                                  18,964     19%         11/30/05
 117           SBRC      Ralph's Market Center                                    57,600     68%         05/31/21
 118           SBRC      Market Square Shopping Center                           102,535     50%         01/31/09
 119           SBRC      Woodland Manor Apartments                                   NAP     NAP              NAP
 120           GCFP      Holiday Inn Hotel and Resort - Tewksbury                    NAP     NAP              NAP
 121           GCFP      Muir Station Shopping Center                             34,762     40%         08/13/12
 122           SBRC      Medical Pavilion                                         26,206     35%         07/31/19
 123           AMCC      Spring Creek Apartments                                     NAP     NAP              NAP
 124           GCFP      Raymour & Flanigan Plaza                                 61,760     67%         05/31/14
 125           GCFP      Culver City Self Storage                                    NAP     NAP              NAP
 126           SBRC      Central Park Plaza                                       45,795     51%         12/31/06
 127           SBRC      Joesler Village                                           9,073     12%         09/30/09
 128           GCFP      Euclid Business Center                                    9,014     6%          01/31/02
 129           GCFP      4300 Sprint Boulevard Northeast                          94,730    100%         05/31/11
 130           SBRC      North Caroll Shopping Center                            103,072     69%         06/30/20
 131           SBRC      Redwood Business Park Loan # 4                           66,656    100%         10/31/10
 132           GCFP      Cochrane Plaza                                           25,580     31%         01/31/09
 133           GCFP      Lowe's Home Improvement Warehouse                       137,138    100%         05/31/18
 134           GCFP      Millennium II Office Building                            28,500     49%         09/30/05
 135           SBRC      Alta Loma Square                                         43,610     43%         07/31/21
-----------------------------------------------------------------------------------------------------------------
 136           SBRC      Remington Apartments / Winslow
                         Glen Apartments Portfolio

 136a                    Remington Apartments                                        NAP     NAP              NAP
 136b                    Winslow Glen Apartments                                     NAP     NAP              NAP
-----------------------------------------------------------------------------------------------------------------
 137           GCFP      Shadow Lakes Apartments                                     NAP     NAP              NAP
 138           GCFP      Medical Center West                                      13,080     15%         06/30/10
 139           GCFP      Willow Grove Office Mews                                 18,324     22%         04/09/02
 140           AMCC      Agilent Technologies Building                            60,000    100%         05/31/09
 141           SBRC      Cornelius Apartments                                        NAP     NAP              NAP
 142           GCFP      1698 Vierling Drive East                                108,852    100%         03/31/25
 143           SBRC      Sarno Business Complex                                   25,292     18%         11/30/05
 144           GCFP      Cherry Hill Office Mews                                  16,114     15%         04/09/02
 145           ALD       MJ Ocala Hilton                                             NAP     NAP              NAP
 146           GCFP      Freeport Distribution                                   245,166    100%         02/09/21
 147           AMCC      Patrice Place Industrial                                 26,200     29%         12/14/04
 148           AMCC      Figueroa  Industrial                                     20,500     28%         09/30/02
 149           GCFP      5900 Sepulveda Boulevard Office Building                 13,569     18%         04/30/07
 150           AMCC      Sunrise Trade Center                                     24,049     34%         09/30/14
 151           SBRC      Eatontown Shopping Center                                 7,693     26%         12/31/10
 152           GCFP      Nexus and Valencia Shopping Center                       42,678     68%         03/02/19
 153           SBRC      Kmart Centre                                             86,479     55%         08/31/15
 154           AMCC      Longley West Plaza                                       17,016     28%         10/31/05
 155           GCFP      331-335 Putnam Avenue & 320-366 River Street             78,582    100%         07/30/21
 156           GCFP      Churchill Village Apartments                                NAP     NAP              NAP
 157           GCFP      Sierra College Self Storage                                 NAP     NAP              NAP

             MORTGAGE
CONTROL       LOAN
NUMBER       SELLER              LOAN / PROPERTY NAME                      SECOND LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------
 101a          GCFP      Birch Run Outlet Center (Senior Portion)         Vanity Fair
 102           GCFP      Phoenix Marriott                                 NAP
 103           GCFP      Imperial Apartments                              NAP
 104           GCFP      Pacific Plaza at Torrey Hills                    Cisco Systems, Inc.
 105           SBRC      Murray Business Center                           Stream
 106           SBRC      The Cannery                                      Beach Street Bar
 107           AMCC      The Marketplace at Palmdale                      Linen 'N Things
 108           GCFP      Metro Park Office Building                       GSA
 109           GCFP      Hilton Garden Inn                                NAP
 110           SBRC      A&P Warehouse - Central Islip                    NAP

 111           SBRC      A&P Warehouse - Baltimore                        NAP

 112           SBRC      Cumberland Crossing                              Pathmark
 113           GCFP      Lakeshore Marketplace Shopping Center            Hobby Lobby
 114           SBRC      Redwood Business Park Loan # 3                   NAP
 115           GCFP      Paramus Plaza                                    Baby Superstores, Inc.
 116           AMCC      2811 Wilshire Boulevard                          Western Speciality Medical
 117           SBRC      Ralph's Market Center                            Mr. V's Italian Restaurant
 118           SBRC      Market Square Shopping Center                    TJ Maxx
 119           SBRC      Woodland Manor Apartments                        NAP
 120           GCFP      Holiday Inn Hotel and Resort - Tewksbury         NAP
 121           GCFP      Muir Station Shopping Center                     Carrow's Restaurant
 122           SBRC      Medical Pavilion                                 HH Heart - Johnston
 123           AMCC      Spring Creek Apartments                          NAP
 124           GCFP      Raymour & Flanigan Plaza                         DSW Shoe Warehouse
 125           GCFP      Culver City Self Storage                         NAP
 126           SBRC      Central Park Plaza                               Ace Hardware
 127           SBRC      Joesler Village                                  Sullivan's Steakhouse
 128           GCFP      Euclid Business Center                           Taiwah Trading Corporation
 129           GCFP      4300 Sprint Boulevard Northeast                  NAP
 130           SBRC      North Caroll Shopping Center                     Family Dollar Store
 131           SBRC      Redwood Business Park Loan # 4                   NAP
 132           GCFP      Cochrane Plaza                                   Big 5 Sporting Goods
 133           GCFP      Lowe's Home Improvement Warehouse                NAP
 134           GCFP      Millennium II Office Building                    Careers USA, Inc.
 135           SBRC      Alta Loma Square                                 Rite Aid #5587
------------------------------------------------------------------------------------------------------
 136           SBRC      Remington Apartments / Winslow
                         Glen Apartments Portfolio

 136a                    Remington Apartments                             NAP
 136b                    Winslow Glen Apartments                          NAP
------------------------------------------------------------------------------------------------------
 137           GCFP      Shadow Lakes Apartments                          NAP
 138           GCFP      Medical Center West                              Robert Neulander, MD, PC
 139           GCFP      Willow Grove Office Mews                         Financial Software Systems
 140           AMCC      Agilent Technologies Building                    NAP
 141           SBRC      Cornelius Apartments                             NAP
 142           GCFP      1698 Vierling Drive East                         NAP
 143           SBRC      Sarno Business Complex                           S.A.I.C.
 144           GCFP      Cherry Hill Office Mews                          Center for Cancer
 145           ALD       MJ Ocala Hilton                                  NAP
 146           GCFP      Freeport Distribution                            NAP
 147           AMCC      Patrice Place Industrial                         Universal Projects, Inc.
 148           AMCC      Figueroa  Industrial                             Lance Manufacturing Co. Inc.
 149           GCFP      5900 Sepulveda Boulevard Office Building         Search Associates
 150           AMCC      Sunrise Trade Center                             Porcelanosa
 151           SBRC      Eatontown Shopping Center                        Men's Wearhouse
 152           GCFP      Nexus and Valencia Shopping Center               Blockbuster Video
 153           SBRC      Kmart Centre                                     County Market
 154           AMCC      Longley West Plaza                               Austin's of Tahoe
 155           GCFP      331-335 Putnam Avenue & 320-366 River Street     NAP
 156           GCFP      Churchill Village Apartments                     NAP
 157           GCFP      Sierra College Self Storage                      NAP

                                                                                                 SECOND
                                                                                                 LARGEST
                                                                          SECOND    SECOND        MAJOR
                                                                         LARGEST   LARGEST       TENANT
             MORTGAGE                                                     MAJOR     MAJOR         LEASE
CONTROL       LOAN                                                        TENANT   TENANT       MATURITY
NUMBER       SELLER              LOAN / PROPERTY NAME                     NRSF      NRSF%         DATE
---------------------------------------------------------------------------------------------------------
 101a          GCFP      Birch Run Outlet Center (Senior Portion)         23,975      3%         11/30/03
 102           GCFP      Phoenix Marriott                                    NAP     NAP              NAP
 103           GCFP      Imperial Apartments                                 NAP     NAP              NAP
 104           GCFP      Pacific Plaza at Torrey Hills                    61,651     39%         08/23/06
 105           SBRC      Murray Business Center                           93,000     28%         09/30/10
 106           SBRC      The Cannery                                       5,895      6%         12/01/06
 107           AMCC      The Marketplace at Palmdale                      34,000     16%         01/31/16
 108           GCFP      Metro Park Office Building                       45,754     35%         04/30/06
 109           GCFP      Hilton Garden Inn                                   NAP     NAP              NAP
 110           SBRC      A&P Warehouse - Central Islip                       NAP     NAP              NAP

 111           SBRC      A&P Warehouse - Baltimore                           NAP     NAP              NAP

 112           SBRC      Cumberland Crossing                              58,822     24%         12/31/19
 113           GCFP      Lakeshore Marketplace Shopping Center            50,000     15%         12/31/10
 114           SBRC      Redwood Business Park Loan # 3                      NAP     NAP              NAP
 115           GCFP      Paramus Plaza                                    39,220     26%         01/31/19
 116           AMCC      2811 Wilshire Boulevard                          11,993     12%         03/31/05
 117           SBRC      Ralph's Market Center                             4,736      6%         12/31/07
 118           SBRC      Market Square Shopping Center                    26,971     13%         03/31/09
 119           SBRC      Woodland Manor Apartments                           NAP     NAP              NAP
 120           GCFP      Holiday Inn Hotel and Resort - Tewksbury            NAP     NAP              NAP
 121           GCFP      Muir Station Shopping Center                      5,575      6%         08/31/10
 122           SBRC      Medical Pavilion                                  9,620     13%         06/30/05
 123           AMCC      Spring Creek Apartments                             NAP     NAP              NAP
 124           GCFP      Raymour & Flanigan Plaza                         30,000     33%         04/30/11
 125           GCFP      Culver City Self Storage                            NAP     NAP              NAP
 126           SBRC      Central Park Plaza                               10,343     11%         04/30/06
 127           SBRC      Joesler Village                                   7,514     10%         09/27/04
 128           GCFP      Euclid Business Center                            8,640      6%         01/31/02
 129           GCFP      4300 Sprint Boulevard Northeast                     NAP     NAP              NAP
 130           SBRC      North Caroll Shopping Center                      8,450      6%         12/31/01
 131           SBRC      Redwood Business Park Loan # 4                      NAP     NAP              NAP
 132           GCFP      Cochrane Plaza                                   10,200     12%         01/31/12
 133           GCFP      Lowe's Home Improvement Warehouse                   NAP     NAP              NAP
 134           GCFP      Millennium II Office Building                    21,500     37%         06/30/15
 135           SBRC      Alta Loma Square                                 17,700     17%         05/31/10
-----------------------------------------------------------------------------------------------------------
 136           SBRC      Remington Apartments / Winslow
                         Glen Apartments Portfolio

 136a                    Remington Apartments                                NAP     NAP              NAP
 136b                    Winslow Glen Apartments                             NAP     NAP              NAP
-----------------------------------------------------------------------------------------------------------
 137           GCFP      Shadow Lakes Apartments                             NAP     NAP              NAP
 138           GCFP      Medical Center West                               7,778      9%         06/30/08
 139           GCFP      Willow Grove Office Mews                          6,611      8%         10/31/02
 140           AMCC      Agilent Technologies Building                       NAP     NAP              NAP
 141           SBRC      Cornelius Apartments                                NAP     NAP              NAP
 142           GCFP      1698 Vierling Drive East                            NAP     NAP              NAP
 143           SBRC      Sarno Business Complex                           16,986     12%         10/31/05
 144           GCFP      Cherry Hill Office Mews                          11,834     11%         12/31/06
 145           ALD       MJ Ocala Hilton                                     NAP     NAP              NAP
 146           GCFP      Freeport Distribution                               NAP     NAP              NAP
 147           AMCC      Patrice Place Industrial                         18,250     20%         08/31/02
 148           AMCC      Figueroa  Industrial                             13,500     18%         05/14/05
 149           GCFP      5900 Sepulveda Boulevard Office Building          7,634     10%         01/31/06
 150           AMCC      Sunrise Trade Center                             23,850     33%         08/31/10
 151           SBRC      Eatontown Shopping Center                         5,500     18%         06/30/10
 152           GCFP      Nexus and Valencia Shopping Center                3,305      5%         05/31/04
 153           SBRC      Kmart Centre                                     52,000     33%         11/06/10
 154           AMCC      Longley West Plaza                                6,018     10%         10/31/09
 155           GCFP      331-335 Putnam Avenue & 320-366 River Street        NAP     NAP              NAP
 156           GCFP      Churchill Village Apartments                        NAP     NAP              NAP
 157           GCFP      Sierra College Self Storage                         NAP     NAP              NAP

             MORTGAGE
CONTROL       LOAN
NUMBER       SELLER              LOAN / PROPERTY NAME                               THIRD LARGEST MAJOR TENANT
-----------------------------------------------------------------------------------------------------------------
 101a          GCFP      Birch Run Outlet Center (Senior Portion)           NAP
 102           GCFP      Phoenix Marriott                                   NAP
 103           GCFP      Imperial Apartments                                NAP
 104           GCFP      Pacific Plaza at Torrey Hills                      NAP
 105           SBRC      Murray Business Center                             Nike, Inc.
 106           SBRC      The Cannery                                        NAP
 107           AMCC      The Marketplace at Palmdale                        Ross Dress for Less
 108           GCFP      Metro Park Office Building                         NAP
 109           GCFP      Hilton Garden Inn                                  NAP
 110           SBRC      A&P Warehouse - Central Islip                      NAP

 111           SBRC      A&P Warehouse - Baltimore                          NAP

 112           SBRC      Cumberland Crossing                                Staples, Inc.
 113           GCFP      Lakeshore Marketplace Shopping Center              TJ Maxx
 114           SBRC      Redwood Business Park Loan # 3                     NAP
 115           GCFP      Paramus Plaza                                      NAP
 116           AMCC      2811 Wilshire Boulevard                            NAP
 117           SBRC      Ralph's Market Center                              NAP
 118           SBRC      Market Square Shopping Center                      NAP
 119           SBRC      Woodland Manor Apartments                          NAP
 120           GCFP      Holiday Inn Hotel and Resort - Tewksbury           NAP
 121           GCFP      Muir Station Shopping Center                       NAP
 122           SBRC      Medical Pavilion                                   NAP
 123           AMCC      Spring Creek Apartments                            NAP
 124           GCFP      Raymour & Flanigan Plaza                           NAP
 125           GCFP      Culver City Self Storage                           NAP
 126           SBRC      Central Park Plaza                                 NAP
 127           SBRC      Joesler Village                                    NAP
 128           GCFP      Euclid Business Center                             NAP
 129           GCFP      4300 Sprint Boulevard Northeast                    NAP
 130           SBRC      North Caroll Shopping Center                       NAP
 131           SBRC      Redwood Business Park Loan # 4                     NAP
 132           GCFP      Cochrane Plaza                                     NAP
 133           GCFP      Lowe's Home Improvement Warehouse                  NAP
 134           GCFP      Millennium II Office Building                      Noble International Investments, Inc.
 135           SBRC      Alta Loma Square                                   NAP
-----------------------------------------------------------------------------------------------------------------
 136           SBRC      Remington Apartments / Winslow
                         Glen Apartments Portfolio

 136a                    Remington Apartments                               NAP
 136b                    Winslow Glen Apartments                            NAP
-----------------------------------------------------------------------------------------------------------------
 137           GCFP      Shadow Lakes Apartments                            NAP
 138           GCFP      Medical Center West                                NAP
 139           GCFP      Willow Grove Office Mews                           NAP
 140           AMCC      Agilent Technologies Building                      NAP
 141           SBRC      Cornelius Apartments                               NAP
 142           GCFP      1698 Vierling Drive East                           NAP
 143           SBRC      Sarno Business Complex                             NAP
 144           GCFP      Cherry Hill Office Mews                            NAP
 145           ALD       MJ Ocala Hilton                                    NAP
 146           GCFP      Freeport Distribution                              NAP
 147           AMCC      Patrice Place Industrial                           NAP
 148           AMCC      Figueroa  Industrial                               Exports Intl./Wade Kawasaki
 149           GCFP      5900 Sepulveda Boulevard Office Building           NAP
 150           AMCC      Sunrise Trade Center                               Lifestyle Furniture
 151           SBRC      Eatontown Shopping Center                          Vitamin Shoppe
 152           GCFP      Nexus and Valencia Shopping Center                 NAP
 153           SBRC      Kmart Centre                                       NAP
 154           AMCC      Longley West Plaza                                 NAP
 155           GCFP      331-335 Putnam Avenue & 320-366 River Street       NAP
 156           GCFP      Churchill Village Apartments                       NAP
 157           GCFP      Sierra College Self Storage                        NAP

                                                                                                   THIRD
                                                                                                  LARGEST
                                                                            THIRD  THIRD           MAJOR
                                                                          LARGEST  LARGEST         TENANT
             MORTGAGE                                                      MAJOR   MAJOR           LEASE
CONTROL       LOAN                                                        TENANT   TENANT        MATURITY
NUMBER       SELLER              LOAN / PROPERTY NAME                       NRSF   NRSF%            DATE
----------------------------------------------------------------------------------------------------------
 101a          GCFP      Birch Run Outlet Center (Senior Portion)           NAP     NAP               NAP
 102           GCFP      Phoenix Marriott                                   NAP     NAP               NAP
 103           GCFP      Imperial Apartments                                NAP     NAP               NAP
 104           GCFP      Pacific Plaza at Torrey Hills                      NAP     NAP               NAP
 105           SBRC      Murray Business Center                          37,538     11%          02/14/06
 106           SBRC      The Cannery                                        NAP     NAP               NAP
 107           AMCC      The Marketplace at Palmdale                     30,187     14%          01/31/11
 108           GCFP      Metro Park Office Building                         NAP     NAP               NAP
 109           GCFP      Hilton Garden Inn                                  NAP     NAP               NAP
 110           SBRC      A&P Warehouse - Central Islip                      NAP     NAP               NAP

 111           SBRC      A&P Warehouse - Baltimore                          NAP     NAP               NAP

 112           SBRC      Cumberland Crossing                             25,000     10%          11/30/09
 113           GCFP      Lakeshore Marketplace Shopping Center           33,000     10%          05/31/07
 114           SBRC      Redwood Business Park Loan # 3                     NAP     NAP               NAP
 115           GCFP      Paramus Plaza                                      NAP     NAP               NAP
 116           AMCC      2811 Wilshire Boulevard                            NAP     NAP               NAP
 117           SBRC      Ralph's Market Center                              NAP     NAP               NAP
 118           SBRC      Market Square Shopping Center                      NAP     NAP               NAP
 119           SBRC      Woodland Manor Apartments                          NAP     NAP               NAP
 120           GCFP      Holiday Inn Hotel and Resort - Tewksbury           NAP     NAP               NAP
 121           GCFP      Muir Station Shopping Center                       NAP     NAP               NAP
 122           SBRC      Medical Pavilion                                   NAP     NAP               NAP
 123           AMCC      Spring Creek Apartments                            NAP     NAP               NAP
 124           GCFP      Raymour & Flanigan Plaza                           NAP     NAP               NAP
 125           GCFP      Culver City Self Storage                           NAP     NAP               NAP
 126           SBRC      Central Park Plaza                                 NAP     NAP               NAP
 127           SBRC      Joesler Village                                    NAP     NAP               NAP
 128           GCFP      Euclid Business Center                             NAP     NAP               NAP
 129           GCFP      4300 Sprint Boulevard Northeast                    NAP     NAP               NAP
 130           SBRC      North Caroll Shopping Center                       NAP     NAP               NAP
 131           SBRC      Redwood Business Park Loan # 4                     NAP     NAP               NAP
 132           GCFP      Cochrane Plaza                                     NAP     NAP               NAP
 133           GCFP      Lowe's Home Improvement Warehouse                  NAP     NAP               NAP
 134           GCFP      Millennium II Office Building                    8,500     15%          12/31/05
 135           SBRC      Alta Loma Square                                   NAP     NAP               NAP
----------------------------------------------------------------------------------------------------------
 136           SBRC      Remington Apartments / Winslow
                         Glen Apartments Portfolio

 136a                    Remington Apartments                               NAP     NAP               NAP
 136b                    Winslow Glen Apartments                            NAP     NAP               NAP
----------------------------------------------------------------------------------------------------------
 137           GCFP      Shadow Lakes Apartments                            NAP     NAP               NAP
 138           GCFP      Medical Center West                                NAP     NAP               NAP
 139           GCFP      Willow Grove Office Mews                           NAP     NAP               NAP
 140           AMCC      Agilent Technologies Building                      NAP     NAP               NAP
 141           SBRC      Cornelius Apartments                               NAP     NAP               NAP
 142           GCFP      1698 Vierling Drive East                           NAP     NAP               NAP
 143           SBRC      Sarno Business Complex                             NAP     NAP               NAP
 144           GCFP      Cherry Hill Office Mews                            NAP     NAP               NAP
 145           ALD       MJ Ocala Hilton                                    NAP     NAP               NAP
 146           GCFP      Freeport Distribution                              NAP     NAP               NAP
 147           AMCC      Patrice Place Industrial                           NAP     NAP               NAP
 148           AMCC      Figueroa  Industrial                            10,600     14%          08/31/04
 149           GCFP      5900 Sepulveda Boulevard Office Building           NAP     NAP               NAP
 150           AMCC      Sunrise Trade Center                            23,850     33%          12/14/10
 151           SBRC      Eatontown Shopping Center                        4,500     15%          06/30/10
 152           GCFP      Nexus and Valencia Shopping Center                 NAP     NAP               NAP
 153           SBRC      Kmart Centre                                       NAP     NAP               NAP
 154           AMCC      Longley West Plaza                                 NAP     NAP               NAP
 155           GCFP      331-335 Putnam Avenue & 320-366 River Street       NAP     NAP               NAP
 156           GCFP      Churchill Village Apartments                       NAP     NAP               NAP
 157           GCFP      Sierra College Self Storage                        NAP     NAP               NAP

                MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                   OCCU-
         MORTGAGE                                                  PANCY   OCCUPANCY
CONTROL   LOAN                                                    PERCEN-   AS OF
NUMBER   SELLER              LOAN / PROPERTY NAME                   TAGE     DATE             LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------
 158       SBRC      Canyon Creek Plaza                              97%    10/10/01    ReMax
 159       SBRC      1500 Dragon Street                             100%    05/21/01    Regulus LLC
 160       GCFP      Holiday Inn Asheville Airport                   72%    06/30/01    NAP
 161       GCFP      Princeton Belvidere                             94%    09/05/01    NAP
 162       SBRC      Valley View Mobile Home Park                   100%    05/25/01    NAP
 163       GCFP      Hometown Square                                100%    08/31/01    Hometown Buffet
 164       GCFP      Albemarle Crossing                              84%    08/31/01    Hollywood Video
 165       GCFP      Hannaford Ground Lease at Albemarle            100%    08/31/01    Boney Wilson & Sons, Inc.
                     Crossing

 166       AMCC      Promenade At Temecula                          100%    08/29/01    Gateway
 167       GCFP      678 Massachusetts Avenue                        95%    07/01/01    CASCAP
 168       GCFP      Palomar Commerce Center                        100%    08/31/01    Beshi International
 169       SBRC      Landmark Plaza                                 100%    04/18/01    Sam's PW, Inc.
 170       SBRC      Lake Jackson Trading Post                       97%    10/01/01    Winn Dixie Stores, Inc.
 171       GCFP      Mt. Morris Plaza                                96%    07/01/01    Kroger
 172       GCFP      Durango Mini-Storage & Charleston               99%    07/14/01    NAP
                     West Mini-Storage

 173       GCFP      Via Verde Plaza                                 89%    09/27/01    Children's Montessori Center
 174       GCFP      Northlake Quadrangle                            90%    09/12/01    Georgia Motor Club, Inc.
 175       GCFP      550-560 Sutter Street                          100%    08/01/01    Hang Gallery
 176       GCFP      Aliso Viejo Town Center-Building # 7           100%    11/09/01    Electronic Check Processing, Inc.
 177       SBRC      Federal Highway Self Storage                    94%    06/30/01    NAP
 178       SBRC      Westheimer Village Shopping Center              95%    04/13/01    24 Hour Fitness
 179       AMCC      Westland Shopping Center                        95%    06/28/01    PCFG Texas, Inc. dba Family Fitness Center
 180       GCFP      1770 North Milwaukee Avenue                    100%    09/27/01    Walgreen Co.
 181       GCFP      64th Street and Greenway Road                  100%    09/01/01    Tutti Santi
 182       AMCC      Mountain Park Plaza                             96%    07/31/01    Walgreens
 183       SBRC      Mountain/Arrow Center                           99%    10/10/01    Big 5 Sporting Goods
 184       GCFP      Evanston Northwestern Ground Lease             100%    06/30/01    Evanston Northwestern Healthcare Corporation
 185       GCFP      Main Street Village Office Building             86%    09/26/01    Weis Builders, Inc.
 186       AMCC      Santorini at the Park Apartments                93%    10/15/01    NAP
 187       GCFP      Fairmount Greens Apartments                     94%    07/12/01    NAP
 188       GCFP      Jackson Square Shopping Center                  95%    08/01/01    Emergency Pet Clinic
 189       SBRC      Bradville Square                                78%    10/09/01    Hollywood Video
 190       GCFP      23133 Hawthorne Boulevard                       97%    10/01/01    Manhattan Analytics
 191       GCFP      Park 2000 - Building K                         100%    07/31/01    Maine's Bounty
 192       GCFP      Park 2000 - Building H                          93%    07/31/01    Pentagon Studios
 193       SBRC      Deer Valley Plaza                               98%    06/01/01    Deer Valley Resort
 194       GCFP      Russell Mini Storage                            96%    07/31/01    NAP
 195       AMCC      Uinta Golf and Ihop Pad Site                   100%    06/30/01    Uinta Golf, Inc./Golf Store
 196       GCFP      150-170 Professional Center Drive              100%    08/24/01    HearthSong, Inc., and David Kay, Inc.
 197       GCFP      9, 9A & 0 Summit Avenue                        100%    09/01/01    NAP
 198       AMCC      Ventura Commerce Center II                      84%    11/15/01    Love Int'l
 199       AMCC      Willowbrook II                                 100%    07/17/01    Ethan Allen Furniture Retailer
 200       GCFP      Newport Avenue Plaza                           100%    08/27/01    Pep Boys
 201       AMCC      1340 Old Chain Bridge Road                     100%    10/17/01    McLean Immediate Care
 202       GCFP      Shoal Creek Mall Shopping Center                95%    09/01/01    Acme Markets, Inc.
 203       AMCC      Spring Mill Apartments                         100%    09/30/01    NAP
 204       AMCC      Glyndon Square Shopping Center                 100%    08/20/01    Santoni's Market
 205       SBRC      47 State Circle                                100%    11/01/01    Baltimore Gas & Electric
 206       AMCC      West Little York Industrial Park - Phase 2      91%    06/01/01    Auto Collectors Co.
 207       GCFP      Holiday Inn Stillwater                          53%    06/30/01    NAP
 208       SBRC      Continental Apartments                          97%    09/10/01    NAP
 209       GCFP      943-955 North McLean Boulevard                  89%    08/20/01    Walgreens
 210       GCFP      Holiday Inn Ponca City                          56%    06/30/01    NAP
 211       AMCC      National Tour Building                         100%    06/01/01    National Tour
 212       GCFP      Eaglepointe Office Building                    100%    08/01/01    ABI Consulting, Inc.
 213       GCFP      Plaza on Shea                                   89%    06/30/01    Z-Micro
 214       GCFP      Woodward Heights Manor Apartments              100%    08/01/01    NAP
 215       AMCC      Aspen Apartments                                93%    09/30/01    NAP
 216       AMCC      Hamilton Fairfax Apartments                    100%    08/01/01    NAP

                                                                                                      LARGEST
                                                                                                       MAJOR
                                                                              LARGEST    LARGEST      TENANT
          MORTGAGE                                                            MAJOR      MAJOR         LEASE
CONTROL    LOAN                                                               TENANT     TENANT       MATURITY
NUMBER    SELLER              LOAN / PROPERTY NAME                             NRSF      NRSF%         DATE
--------------------------------------------------------------------------------------------------------------
 158       SBRC      Canyon Creek Plaza                                       5,953       11%        03/31/08
 159       SBRC      1500 Dragon Street                                      52,800       51%        11/14/06
 160       GCFP      Holiday Inn Asheville Airport                              NAP       NAP             NAP
 161       GCFP      Princeton Belvidere                                        NAP       NAP             NAP
 162       SBRC      Valley View Mobile Home Park                               NAP       NAP             NAP
 163       GCFP      Hometown Square                                         10,900       29%        10/31/12
 164       GCFP      Albemarle Crossing                                       7,620       28%        02/28/14
 165       GCFP      Hannaford Ground Lease at Albemarle                    321,966      100%        03/31/19
                     Crossing

 166       AMCC      Promenade At Temecula                                    5,430       24%        08/31/05
 167       GCFP      678 Massachusetts Avenue                                 9,314       28%        02/28/03
 168       GCFP      Palomar Commerce Center                                  8,388       11%        11/30/03
 169       SBRC      Landmark Plaza                                          98,216      100%        01/31/10
 170       SBRC      Lake Jackson Trading Post                               46,763       63%        04/30/11
 171       GCFP      Mt. Morris Plaza                                        46,968       61%        11/30/20
 172       GCFP      Durango Mini-Storage & Charleston                          NAP       NAP             NAP
                     West Mini-Storage

 173       GCFP      Via Verde Plaza                                          4,890       11%        12/31/09
 174       GCFP      Northlake Quadrangle                                     9,786       13%        03/31/04
 175       GCFP      550-560 Sutter Street                                    5,831       22%        09/30/04
 176       GCFP      Aliso Viejo Town Center-Building # 7                     8,665       48%        02/28/05
 177       SBRC      Federal Highway Self Storage                               NAP       NAP             NAP
 178       SBRC      Westheimer Village Shopping Center                      29,015       33%        10/31/04
 179       AMCC      Westland Shopping Center                                14,335       39%        03/31/11
 180       GCFP      1770 North Milwaukee Avenue                             15,120      100%        09/30/60
 181       GCFP      64th Street and Greenway Road                            3,231       17%        01/31/06
 182       AMCC      Mountain Park Plaza                                     13,800       37%        10/31/27
 183       SBRC      Mountain/Arrow Center                                   10,214       14%        01/31/08
 184       GCFP      Evanston Northwestern Ground Lease                     181,776      100%        01/31/41
 185       GCFP      Main Street Village Office Building                     19,841       64%        08/31/11
 186       AMCC      Santorini at the Park Apartments                           NAP       NAP             NAP
 187       GCFP      Fairmount Greens Apartments                                NAP       NAP             NAP
 188       GCFP      Jackson Square Shopping Center                           5,361       16%        08/31/02
 189       SBRC      Bradville Square                                         4,970       12%        05/01/09
 190       GCFP      23133 Hawthorne Boulevard                               15,808       39%        08/31/05
 191       GCFP      Park 2000 - Building K                                   5,940       18%        01/31/06
 192       GCFP      Park 2000 - Building H                                   3,112       19%        09/30/03
 193       SBRC      Deer Valley Plaza                                        4,520       21%        12/01/20
 194       GCFP      Russell Mini Storage                                       NAP       NAP             NAP
 195       AMCC      Uinta Golf and Ihop Pad Site                            21,960      100%        05/30/10
 196       GCFP      150-170 Professional Center Drive                       17,955       45%        03/14/03
 197       GCFP      9, 9A & 0 Summit Avenue                                    NAP       NAP             NAP
 198       AMCC      Ventura Commerce Center II                              13,392       28%        01/31/04
 199       AMCC      Willowbrook II                                          15,004       72%        04/30/11
 200       GCFP      Newport Avenue Plaza                                       Pad       0%         01/29/18
 201       AMCC      1340 Old Chain Bridge Road                               2,874       11%        08/31/07
 202       GCFP      Shoal Creek Mall Shopping Center                        30,402       45%        08/31/05
 203       AMCC      Spring Mill Apartments                                     NAP       NAP             NAP
 204       AMCC      Glyndon Square Shopping Center                           8,728       29%        08/31/06
 205       SBRC      47 State Circle                                          3,650       23%        08/31/02
 206       AMCC      West Little York Industrial Park - Phase 2               6,000       10%        07/31/03
 207       GCFP      Holiday Inn Stillwater                                     NAP       NAP             NAP
 208       SBRC      Continental Apartments                                     NAP       NAP             NAP
 209       GCFP      943-955 North McLean Boulevard                          12,000       50%        10/31/40
 210       GCFP      Holiday Inn Ponca City                                     NAP       NAP             NAP
 211       AMCC      National Tour Building                                  22,840      100%        03/31/06
 212       GCFP      Eaglepointe Office Building                             11,000       50%        03/31/07
 213       GCFP      Plaza on Shea                                            3,890       24%        06/15/06
 214       GCFP      Woodward Heights Manor Apartments                          NAP       NAP             NAP
 215       AMCC      Aspen Apartments                                           NAP       NAP             NAP
 216       AMCC      Hamilton Fairfax Apartments                                NAP       NAP             NAP

          MORTGAGE
CONTROL    LOAN
NUMBER    SELLER              LOAN / PROPERTY NAME                          SECOND LARGEST MAJOR TENANT
--------------------------------------------------------------------------------------------------------
 158       SBRC      Canyon Creek Plaza                                   EL Norte Mexican Grill
 159       SBRC      1500 Dragon Street                                   U.S. Postal Dept.
 160       GCFP      Holiday Inn Asheville Airport                        NAP
 161       GCFP      Princeton Belvidere                                  NAP
 162       SBRC      Valley View Mobile Home Park                         NAP
 163       GCFP      Hometown Square                                      Original Fashion
 164       GCFP      Albemarle Crossing                                   Chick-fil-A
 165       GCFP      Hannaford Ground Lease at Albemarle                  NAP
                     Crossing

 166       AMCC      Promenade At Temecula                                Smilecare
 167       GCFP      678 Massachusetts Avenue                             Tax Man
 168       GCFP      Palomar Commerce Center                              Santa's Toys
 169       SBRC      Landmark Plaza                                       NAP
 170       SBRC      Lake Jackson Trading Post                            Eckerd (Family Dollar)
 171       GCFP      Mt. Morris Plaza                                     Hemacare Dialysis
 172       GCFP      Durango Mini-Storage & Charleston                    NAP
                     West Mini-Storage

 173       GCFP      Via Verde Plaza                                      California Western Escrow Corp
 174       GCFP      Northlake Quadrangle                                 Old Hickory House
 175       GCFP      550-560 Sutter Street                                 E-Quill Corporation
 176       GCFP      Aliso Viejo Town Center-Building # 7                 Stadium Brewery Co.
 177       SBRC      Federal Highway Self Storage                         NAP
 178       SBRC      Westheimer Village Shopping Center                   Style Furniture
 179       AMCC      Westland Shopping Center                             Ruthie's Mexican Restaurant
 180       GCFP      1770 North Milwaukee Avenue                          NAP
 181       GCFP      64th Street and Greenway Road                        Golden Hot Tanning
 182       AMCC      Mountain Park Plaza                                  Best Price Fashions
 183       SBRC      Mountain/Arrow Center                                Foothill Independent Bank
 184       GCFP      Evanston Northwestern Ground Lease                   NAP
 185       GCFP      Main Street Village Office Building                  Tushie Montgomery Associates
 186       AMCC      Santorini at the Park Apartments                     NAP
 187       GCFP      Fairmount Greens Apartments                          NAP
 188       GCFP      Jackson Square Shopping Center                       Al's & Ed's Autosound
 189       SBRC      Bradville Square                                     Mountain Mike's Pizza
 190       GCFP      23133 Hawthorne Boulevard                            First Bank
 191       GCFP      Park 2000 - Building K                               A.C. Coin - Nevada
 192       GCFP      Park 2000 - Building H                               ISEC Corporation
 193       SBRC      Deer Valley Plaza                                    BFA Group
 194       GCFP      Russell Mini Storage                                 NAP
 195       AMCC      Uinta Golf and Ihop Pad Site                         IHOP
 196       GCFP      150-170 Professional Center Drive                    Allstate Insurance Company
 197       GCFP      9, 9A & 0 Summit Avenue                              NAP
 198       AMCC      Ventura Commerce Center II                           Fresenius Medical
 199       AMCC      Willowbrook II                                       59 Diner Restaurant
 200       GCFP      Newport Avenue Plaza                                 Chelo's of Newport Ave
 201       AMCC      1340 Old Chain Bridge Road                           US Tae Kwon Do
 202       GCFP      Shoal Creek Mall Shopping Center                     Revco Discount Drug Centers, Inc.
 203       AMCC      Spring Mill Apartments                               NAP
 204       AMCC      Glyndon Square Shopping Center                       Pasta Blitz
 205       SBRC      47 State Circle                                      Prince Georges's County
 206       AMCC      West Little York Industrial Park - Phase 2           Wilson Company
 207       GCFP      Holiday Inn Stillwater                               NAP
 208       SBRC      Continental Apartments                               NAP
 209       GCFP      943-955 North McLean Boulevard                       Alpha Communications, Inc.
 210       GCFP      Holiday Inn Ponca City                               NAP
 211       AMCC      National Tour Building                               NAP
 212       GCFP      Eaglepointe Office Building                          The Woodside Group, Inc.
 213       GCFP      Plaza on Shea                                        Shea Heights Dental
 214       GCFP      Woodward Heights Manor Apartments                    NAP
 215       AMCC      Aspen Apartments                                     NAP
 216       AMCC      Hamilton Fairfax Apartments                          NAP

                                                                                                SECOND
                                                                                               LARGEST
                                                                         SECOND   SECOND        MAJOR
                                                                         LARGEST  LARGEST      TENANT
          MORTGAGE                                                        MAJOR    MAJOR        LEASE
CONTROL    LOAN                                                          TENANT   TENANT       MATURITY
NUMBER    SELLER              LOAN / PROPERTY NAME                        NRSF     NRSF%         DATE
--------------------------------------------------------------------------------------------------------
 158       SBRC      Canyon Creek Plaza                                   4,332      8%         03/31/10
 159       SBRC      1500 Dragon Street                                  16,000     15%         03/22/03
 160       GCFP      Holiday Inn Asheville Airport                          NAP     NAP              NAP
 161       GCFP      Princeton Belvidere                                    NAP     NAP              NAP
 162       SBRC      Valley View Mobile Home Park                           NAP     NAP              NAP
 163       GCFP      Hometown Square                                      6,018     16%         04/30/09
 164       GCFP      Albemarle Crossing                                     Pad      0%         11/30/13
 165       GCFP      Hannaford Ground Lease at Albemarle                    NAP     NAP              NAP
                     Crossing

 166       AMCC      Promenade At Temecula                                5,027     23%         11/30/10
 167       GCFP      678 Massachusetts Avenue                             4,730     14%         09/30/03
 168       GCFP      Palomar Commerce Center                              8,248     10%         04/30/03
 169       SBRC      Landmark Plaza                                         NAP     NAP              NAP
 170       SBRC      Lake Jackson Trading Post                            8,450     11%         09/30/04
 171       GCFP      Mt. Morris Plaza                                     7,761     10%         02/28/11
 172       GCFP      Durango Mini-Storage & Charleston                      NAP     NAP              NAP
                     West Mini-Storage

 173       GCFP      Via Verde Plaza                                      3,590      8%         03/31/04
 174       GCFP      Northlake Quadrangle                                 6,283      8%         08/31/02
 175       GCFP      550-560 Sutter Street                                5,507     20%         01/31/05
 176       GCFP      Aliso Viejo Town Center-Building # 7                 6,200     34%         02/28/10
 177       SBRC      Federal Highway Self Storage                           NAP     NAP              NAP
 178       SBRC      Westheimer Village Shopping Center                  24,304     28%         07/31/04
 179       AMCC      Westland Shopping Center                             4,200     11%         01/31/11
 180       GCFP      1770 North Milwaukee Avenue                            NAP     NAP              NAP
 181       GCFP      64th Street and Greenway Road                        2,012     10%         11/30/06
 182       AMCC      Mountain Park Plaza                                  4,160     11%         01/31/06
 183       SBRC      Mountain/Arrow Center                                6,230      9%         12/31/09
 184       GCFP      Evanston Northwestern Ground Lease                     NAP     NAP              NAP
 185       GCFP      Main Street Village Office Building                  6,679     22%         08/31/11
 186       AMCC      Santorini at the Park Apartments                       NAP     NAP              NAP
 187       GCFP      Fairmount Greens Apartments                            NAP     NAP              NAP
 188       GCFP      Jackson Square Shopping Center                       3,873     11%         03/31/06
 189       SBRC      Bradville Square                                     3,531      9%         08/31/03
 190       GCFP      23133 Hawthorne Boulevard                           13,100     33%         08/31/04
 191       GCFP      Park 2000 - Building K                               5,940     18%         06/30/03
 192       GCFP      Park 2000 - Building H                               1,694     10%         07/31/04
 193       SBRC      Deer Valley Plaza                                    1,394      7%         05/31/03
 194       GCFP      Russell Mini Storage                                   NAP     NAP              NAP
 195       AMCC      Uinta Golf and Ihop Pad Site                           PAD     NAP         08/31/25
 196       GCFP      150-170 Professional Center Drive                    9,878     25%         08/31/05
 197       GCFP      9, 9A & 0 Summit Avenue                                NAP     NAP              NAP
 198       AMCC      Ventura Commerce Center II                          13,381     28%         05/31/11
 199       AMCC      Willowbrook II                                       5,970     28%         12/31/10
 200       GCFP      Newport Avenue Plaza                                 7,800     54%         10/26/20
 201       AMCC      1340 Old Chain Bridge Road                           2,750     11%         04/30/03
 202       GCFP      Shoal Creek Mall Shopping Center                     8,125     12%         05/31/02
 203       AMCC      Spring Mill Apartments                                 NAP     NAP              NAP
 204       AMCC      Glyndon Square Shopping Center                       3,567     12%         03/31/09
 205       SBRC      47 State Circle                                      3,000     19%         04/20/03
 206       AMCC      West Little York Industrial Park - Phase 2           5,400      9%         02/28/04
 207       GCFP      Holiday Inn Stillwater                                 NAP     NAP              NAP
 208       SBRC      Continental Apartments                                 NAP     NAP              NAP
 209       GCFP      943-955 North McLean Boulevard                       1,898      8%         09/30/04
 210       GCFP      Holiday Inn Ponca City                                 NAP     NAP              NAP
 211       AMCC      National Tour Building                                 NAP     NAP              NAP
 212       GCFP      Eaglepointe Office Building                          6,014     27%         05/31/06
 213       GCFP      Plaza on Shea                                        2,347     14%         09/30/04
 214       GCFP      Woodward Heights Manor Apartments                      NAP     NAP              NAP
 215       AMCC      Aspen Apartments                                       NAP     NAP              NAP
 216       AMCC      Hamilton Fairfax Apartments                            NAP     NAP              NAP

          MORTGAGE
CONTROL    LOAN
NUMBER    SELLER              LOAN / PROPERTY NAME                               THIRD LARGEST MAJOR TENANT
-----------------------------------------------------------------------------------------------------------
 158       SBRC      Canyon Creek Plaza                                     NAP
 159       SBRC      1500 Dragon Street                                     Pro Source
 160       GCFP      Holiday Inn Asheville Airport                          NAP
 161       GCFP      Princeton Belvidere                                    NAP
 162       SBRC      Valley View Mobile Home Park                           NAP
 163       GCFP      Hometown Square                                        NAP
 164       GCFP      Albemarle Crossing                                     NAP
 165       GCFP      Hannaford Ground Lease at Albemarle                    NAP
                     Crossing

 166       AMCC      Promenade At Temecula                                  Athlete's Foot
 167       GCFP      678 Massachusetts Avenue                               NAP
 168       GCFP      Palomar Commerce Center                                NAP
 169       SBRC      Landmark Plaza                                         NAP
 170       SBRC      Lake Jackson Trading Post                              NAP
 171       GCFP      Mt. Morris Plaza                                       NAP
 172       GCFP      Durango Mini-Storage & Charleston                      NAP
                     West Mini-Storage

 173       GCFP      Via Verde Plaza                                        NAP
 174       GCFP      Northlake Quadrangle                                   NAP
 175       GCFP      550-560 Sutter Street                                  Tercera Gallery
 176       GCFP      Aliso Viejo Town Center-Building # 7                   NAP
 177       SBRC      Federal Highway Self Storage                           NAP
 178       SBRC      Westheimer Village Shopping Center                     NAP
 179       AMCC      Westland Shopping Center                               Orient Cafe #3, Inc. (Chinese Restaurant)
 180       GCFP      1770 North Milwaukee Avenue                            NAP
 181       GCFP      64th Street and Greenway Road                          Select Cleaners
 182       AMCC      Mountain Park Plaza                                    NAP
 183       SBRC      Mountain/Arrow Center                                  NAP
 184       GCFP      Evanston Northwestern Ground Lease                     NAP
 185       GCFP      Main Street Village Office Building                    NAP
 186       AMCC      Santorini at the Park Apartments                       NAP
 187       GCFP      Fairmount Greens Apartments                            NAP
 188       GCFP      Jackson Square Shopping Center                         Mountain Pacific Finanical - ReMax
 189       SBRC      Bradville Square                                       NAP
 190       GCFP      23133 Hawthorne Boulevard                              NAP
 191       GCFP      Park 2000 - Building K                                 NAP
 192       GCFP      Park 2000 - Building H                                 NAP
 193       SBRC      Deer Valley Plaza                                      NAP
 194       GCFP      Russell Mini Storage                                   NAP
 195       AMCC      Uinta Golf and Ihop Pad Site                           NAP
 196       GCFP      150-170 Professional Center Drive                      Golden Gate University
 197       GCFP      9, 9A & 0 Summit Avenue                                NAP
 198       AMCC      Ventura Commerce Center II                             Certus Claims Administration
 199       AMCC      Willowbrook II                                         NAP
 200       GCFP      Newport Avenue Plaza                                   NAP
 201       AMCC      1340 Old Chain Bridge Road                             Enviro Dynamics
 202       GCFP      Shoal Creek Mall Shopping Center                       NAP
 203       AMCC      Spring Mill Apartments                                 NAP
 204       AMCC      Glyndon Square Shopping Center                         NAP
 205       SBRC      47 State Circle                                        Johns Hopkins University
 206       AMCC      West Little York Industrial Park - Phase 2             NAP
 207       GCFP      Holiday Inn Stillwater                                 NAP
 208       SBRC      Continental Apartments                                 NAP
 209       GCFP      943-955 North McLean Boulevard                         NAP
 210       GCFP      Holiday Inn Ponca City                                 NAP
 211       AMCC      National Tour Building                                 NAP
 212       GCFP      Eaglepointe Office Building                            Woodside Homes Corporation
 213       GCFP      Plaza on Shea                                          Gilman & Ciocia
 214       GCFP      Woodward Heights Manor Apartments                      NAP
 215       AMCC      Aspen Apartments                                       NAP
 216       AMCC      Hamilton Fairfax Apartments                            NAP

                                                                                                   THIRD
                                                                                                  LARGEST
                                                                        THIRD     THIRD            MAJOR
                                                                       LARGEST   LARGEST          TENANT
          MORTGAGE                                                      MAJOR     MAJOR           LEASE
CONTROL    LOAN                                                        TENANT    TENANT           MATURITY
NUMBER    SELLER              LOAN / PROPERTY NAME                      NRSF      NRSF%            DATE
----------------------------------------------------------------------------------------------------------
 158       SBRC      Canyon Creek Plaza                                   NAP     NAP               NAP
 159       SBRC      1500 Dragon Street                                11,152     11%          03/31/08
 160       GCFP      Holiday Inn Asheville Airport                        NAP     NAP               NAP
 161       GCFP      Princeton Belvidere                                  NAP     NAP               NAP
 162       SBRC      Valley View Mobile Home Park                         NAP     NAP               NAP
 163       GCFP      Hometown Square                                      NAP     NAP               NAP
 164       GCFP      Albemarle Crossing                                   NAP     NAP               NAP
 165       GCFP      Hannaford Ground Lease at Albemarle                  NAP     NAP               NAP
                     Crossing

 166       AMCC      Promenade At Temecula                              5,027     23%          11/30/10
 167       GCFP      678 Massachusetts Avenue                             NAP     NAP               NAP
 168       GCFP      Palomar Commerce Center                              NAP     NAP               NAP
 169       SBRC      Landmark Plaza                                       NAP     NAP               NAP
 170       SBRC      Lake Jackson Trading Post                            NAP     NAP               NAP
 171       GCFP      Mt. Morris Plaza                                     NAP     NAP               NAP
 172       GCFP      Durango Mini-Storage & Charleston                    NAP     NAP               NAP
                     West Mini-Storage

 173       GCFP      Via Verde Plaza                                      NAP     NAP               NAP
 174       GCFP      Northlake Quadrangle                                 NAP     NAP               NAP
 175       GCFP      550-560 Sutter Street                              5,485     20%          03/31/09
 176       GCFP      Aliso Viejo Town Center-Building # 7                 NAP     NAP               NAP
 177       SBRC      Federal Highway Self Storage                         NAP     NAP               NAP
 178       SBRC      Westheimer Village Shopping Center                   NAP     NAP               NAP
 179       AMCC      Westland Shopping Center                           3,750     10%          03/30/11
 180       GCFP      1770 North Milwaukee Avenue                          NAP     NAP               NAP
 181       GCFP      64th Street and Greenway Road                      2,000     10%          09/30/06
 182       AMCC      Mountain Park Plaza                                  NAP     NAP               NAP
 183       SBRC      Mountain/Arrow Center                                NAP     NAP               NAP
 184       GCFP      Evanston Northwestern Ground Lease                   NAP     NAP               NAP
 185       GCFP      Main Street Village Office Building                  NAP     NAP               NAP
 186       AMCC      Santorini at the Park Apartments                     NAP     NAP               NAP
 187       GCFP      Fairmount Greens Apartments                          NAP     NAP               NAP
 188       GCFP      Jackson Square Shopping Center                     3,610     11%          05/31/02
 189       SBRC      Bradville Square                                     NAP     NAP               NAP
 190       GCFP      23133 Hawthorne Boulevard                            NAP     NAP               NAP
 191       GCFP      Park 2000 - Building K                               NAP     NAP               NAP
 192       GCFP      Park 2000 - Building H                               NAP     NAP               NAP
 193       SBRC      Deer Valley Plaza                                    NAP     NAP               NAP
 194       GCFP      Russell Mini Storage                                 NAP     NAP               NAP
 195       AMCC      Uinta Golf and Ihop Pad Site                         NAP     NAP               NAP
 196       GCFP      150-170 Professional Center Drive                  6,636     17%          07/31/03
 197       GCFP      9, 9A & 0 Summit Avenue                              NAP     NAP               NAP
 198       AMCC      Ventura Commerce Center II                         5,981     13%          11/30/06
 199       AMCC      Willowbrook II                                       NAP     NAP               NAP
 200       GCFP      Newport Avenue Plaza                                 NAP     NAP               NAP
 201       AMCC      1340 Old Chain Bridge Road                         2,664     10%          06/30/06
 202       GCFP      Shoal Creek Mall Shopping Center                     NAP     NAP               NAP
 203       AMCC      Spring Mill Apartments                               NAP     NAP               NAP
 204       AMCC      Glyndon Square Shopping Center                       NAP     NAP               NAP
 205       SBRC      47 State Circle                                    2,219     14%          08/31/06
 206       AMCC      West Little York Industrial Park - Phase 2           NAP     NAP               NAP
 207       GCFP      Holiday Inn Stillwater                               NAP     NAP               NAP
 208       SBRC      Continental Apartments                               NAP     NAP               NAP
 209       GCFP      943-955 North McLean Boulevard                       NAP     NAP               NAP
 210       GCFP      Holiday Inn Ponca City                               NAP     NAP               NAP
 211       AMCC      National Tour Building                               NAP     NAP               NAP
 212       GCFP      Eaglepointe Office Building                        4,986     23%          05/31/06
 213       GCFP      Plaza on Shea                                      1,950     12%          08/31/04
 214       GCFP      Woodward Heights Manor Apartments                    NAP     NAP               NAP
 215       AMCC      Aspen Apartments                                     NAP     NAP               NAP
 216       AMCC      Hamilton Fairfax Apartments                          NAP     NAP               NAP

                MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                   OCCU-
         MORTGAGE                                                  PANCY   OCCUPANCY
CONTROL   LOAN                                                    PERCEN-   AS OF
NUMBER   SELLER              LOAN / PROPERTY NAME                   TAGE     DATE             LARGEST MAJOR TENANT
----------------------------------------------------------------------------------------------------------------------------------
 217       GCFP      McMahon Medical Office Building                 95%    08/01/01    McMahon Investors, LLC
 218       AMCC      Cimmaron Professional Plaza                    100%    11/26/01    Talbot of Nevada
 219       AMCC      California Creations Building                  100%    09/30/01    California Creations
 220       GCFP      Pinnacle Peak Road and 39th Drive              100%    09/24/01    Washington Mutual Bank
----------------------------------------------------------------------------------------------------------------------------------
 221       AMCC      Brookside Market / Cedar Plaza Portfolio
 221a                Brookside Market                                93%    10/09/01    Pat Gamble
 221b                Cedar Plaza Shopping Center                    100%    10/09/01    ABS Communications
----------------------------------------------------------------------------------------------------------------------------------
 223       GCFP      Storage Inn                                     84%    09/04/01    NAP
 224       AMCC      Stanley Court Apartments                       100%    09/30/01    NAP
----------------------------------------------------------------------------------------------------------------------------------
 225       AMCC      2380 Wycliff / 970 Raymond Portfolio
 225a                2380 Wycliff Street                             79%    10/18/01    Just Wheels
 225b                970 Raymond Avenue                             100%    10/18/01    N.A.C.A.C.
----------------------------------------------------------------------------------------------------------------------------------
 226       AMCC      Greenbrier Apartments II                        92%    09/30/01    NAP
 227       AMCC      Greenbrier Apartments III                       92%    10/31/01    NAP
 228       AMCC      Greenbrier Apartments I                         96%    09/30/01    NAP
 229       GCFP      Valley View Twain Shopping Center
                     and Billboard Site                             100%    09/11/01    Green Valley Grocery Convenience Store
 230       AMCC      Rite Aid Drugstore                             100%    04/30/01    Rite Aid Corporation
 231       AMCC      167-55 148th Avenue                            100%    08/24/01    D'Aurora Trucking
 232       AMCC      16249-16259 Stagg Street                       100%    11/06/01    Sonic Air
 233       AMCC      6819 Redwood Drive                             100%    10/17/01    British European Motors
 234       AMCC      Toll House Office Building                     100%    09/30/01    Segue Software
 235       AMCC      Linden Hills Co-op Grocery Store               100%    10/16/01    Linden Hills Cooperative
 236       AMCC      Goodyear/Wenco Building                        100%    12/31/00    Goodyear Tire & Rubber Company
 237       GCFP      2436 East Indian School Road                   100%    09/21/01    Kentucky Fried Chicken of California, Inc.
 238       AMCC      WMC International Industrial Building          100%    03/01/01    W.M.C. Woodwork
 239       AMCC      Desert Club Apartments                         100%    01/31/01    NAP

                                                                                       LARGEST
                                                                                       MAJOR
                                                               LARGEST   LARGEST      TENANT
          MORTGAGE                                             MAJOR     MAJOR         LEASE
CONTROL    LOAN                                                TENANT    TENANT       MATURITY
NUMBER    SELLER              LOAN / PROPERTY NAME              NRSF     NRSF%         DATE
----------------------------------------------------------------------------------------------
 217       GCFP      McMahon Medical Office Building            4,000     22%         02/28/07
 218       AMCC      Cimmaron Professional Plaza                5,400     43%         07/31/06
 219       AMCC      California Creations Building             50,000    100%         12/31/20
 220       GCFP      Pinnacle Peak Road and 39th Drive          2,841     33%         06/30/06
----------------------------------------------------------------------------------------------
 221       AMCC      Brookside Market / Cedar Plaza Portfolio
 221a                Brookside Market                           1,800     12%         08/31/02
 221b                Cedar Plaza Shopping Center                1,140     20%         05/31/02
----------------------------------------------------------------------------------------------
 223       GCFP      Storage Inn                                  NAP     NAP              NAP
 224       AMCC      Stanley Court Apartments                     NAP     NAP              NAP
----------------------------------------------------------------------------------------------
 225       AMCC      2380 Wycliff / 970 Raymond Portfolio
 225a                2380 Wycliff Street                        9,155     30%         04/30/02
 225b                970 Raymond Avenue                         3,336     19%         02/28/05
----------------------------------------------------------------------------------------------
 226       AMCC      Greenbrier Apartments II                     NAP     NAP              NAP
 227       AMCC      Greenbrier Apartments III                    NAP     NAP              NAP
 228       AMCC      Greenbrier Apartments I                      NAP     NAP              NAP
 229       GCFP      Valley View Twain Shopping Center
                     and Billboard Site                         4,800     33%         10/31/13
 230       AMCC      Rite Aid Drugstore                        17,710    100%         05/31/05
 231       AMCC      167-55 148th Avenue                       12,000     37%         01/31/08
 232       AMCC      16249-16259 Stagg Street                   9,800     67%         10/31/02
 233       AMCC      6819 Redwood Drive                         9,320     56%         06/30/04
 234       AMCC      Toll House Office Building                 3,425     82%         03/31/03
 235       AMCC      Linden Hills Co-op Grocery Store           9,000    100%         08/08/05
 236       AMCC      Goodyear/Wenco Building                   23,413    100%         03/31/05
 237       GCFP      2436 East Indian School Road              32,774     99%         12/31/19
 238       AMCC      WMC International Industrial Building     13,432    100%         06/30/15
 239       AMCC      Desert Club Apartments                       NAP     NAP              NAP

             MORTGAGE
CONTROL       LOAN
NUMBER       SELLER              LOAN / PROPERTY NAME                          SECOND LARGEST MAJOR TENANT
---------------------------------------------------------------------------------------------------------------------
 217       GCFP      McMahon Medical Office Building                      Louis A. Rivera, D.D.S.
 218       AMCC      Cimmaron Professional Plaza                          GMAC Mortgage Corp.
 219       AMCC      California Creations Building                        NAP
 220       GCFP      Pinnacle Peak Road and 39th Drive                    Animal Medical Center
---------------------------------------------------------------------------------------------------------------------
 221       AMCC      Brookside Market / Cedar Plaza Portfolio
 221a                Brookside Market                                     Stead Corporation & Maccas, Inc.
 221b                Cedar Plaza Shopping Center                          Pam Bell & Kevin Luster DBA Mane Wave Salon
---------------------------------------------------------------------------------------------------------------------
 223       GCFP      Storage Inn                                          NAP
 224       AMCC      Stanley Court Apartments                             NAP
---------------------------------------------------------------------------------------------------------------------
 225       AMCC      2380 Wycliff / 970 Raymond Portfolio
 225a                2380 Wycliff Street                                  Unlimited Sports
 225b                970 Raymond Avenue                                   Oskie & Bauch
---------------------------------------------------------------------------------------------------------------------
 226       AMCC      Greenbrier Apartments II                             NAP
 227       AMCC      Greenbrier Apartments III                            NAP
 228       AMCC      Greenbrier Apartments I                              NAP
 229       GCFP      Valley View Twain Shopping Center
                     and Billboard Site                                   Little Italy Pizza
 230       AMCC      Rite Aid Drugstore                                   NAP
 231       AMCC      167-55 148th Avenue                                  Profess Systems, Inc.
 232       AMCC      16249-16259 Stagg Street                             Action Computer Sales
 233       AMCC      6819 Redwood Drive                                   Dennis Reynolds
 234       AMCC      Toll House Office Building                           Creekside Development
 235       AMCC      Linden Hills Co-op Grocery Store                     NAP
 236       AMCC      Goodyear/Wenco Building                              NAP
 237       GCFP      2436 East Indian School Road                         AirTouch Communications, Inc.
 238       AMCC      WMC International Industrial Building                NAP
 239       AMCC      Desert Club Apartments                               NAP

                                                                                              SECOND
                                                                                              LARGEST
                                                                        SECOND    SECOND       MAJOR
                                                                       LARGEST   LARGEST      TENANT
          MORTGAGE                                                      MAJOR     MAJOR         LEASE
CONTROL    LOAN                                                        TENANT    TENANT       MATURITY
NUMBER    SELLER              LOAN / PROPERTY NAME                      NRSF      NRSF%         DATE
------------------------------------------------------------------------------------------------------
 217       GCFP      McMahon Medical Office Building                   3,680     20%         02/28/03
 218       AMCC      Cimmaron Professional Plaza                       2,795     22%         06/30/06
 219       AMCC      California Creations Building                       NAP     NAP              NAP
 220       GCFP      Pinnacle Peak Road and 39th Drive                 2,560     30%         05/31/06
------------------------------------------------------------------------------------------------------
 221       AMCC      Brookside Market / Cedar Plaza Portfolio
 221a                Brookside Market                                  1,600     11%         09/30/03
 221b                Cedar Plaza Shopping Center                       1,140     20%         10/31/04
------------------------------------------------------------------------------------------------------
 223       GCFP      Storage Inn                                         NAP     NAP              NAP
 224       AMCC      Stanley Court Apartments                            NAP     NAP              NAP
------------------------------------------------------------------------------------------------------
 225       AMCC      2380 Wycliff / 970 Raymond Portfolio
 225a                2380 Wycliff Street                               4,000     13%         05/31/04
 225b                970 Raymond Avenue                                3,185     18%         01/31/05
------------------------------------------------------------------------------------------------------
 226       AMCC      Greenbrier Apartments II                            NAP     NAP              NAP
 227       AMCC      Greenbrier Apartments III                           NAP     NAP              NAP
 228       AMCC      Greenbrier Apartments I                             NAP     NAP              NAP
 229       GCFP      Valley View Twain Shopping Center
                     and Billboard Site                                1,800     12%         10/31/03
 230       AMCC      Rite Aid Drugstore                                  NAP     NAP              NAP
 231       AMCC      167-55 148th Avenue                               2,000     37%         12/31/07
 232       AMCC      16249-16259 Stagg Street                          4,900     33%         04/30/04
 233       AMCC      6819 Redwood Drive                                7,420     44%         06/30/04
 234       AMCC      Toll House Office Building                          775     18%         07/31/05
 235       AMCC      Linden Hills Co-op Grocery Store                    NAP     NAP              NAP
 236       AMCC      Goodyear/Wenco Building                             NAP     NAP              NAP
 237       GCFP      2436 East Indian School Road                        400      1%         06/14/05
 238       AMCC      WMC International Industrial Building               NAP     NAP              NAP
 239       AMCC      Desert Club Apartments                              NAP     NAP              NAP

          MORTGAGE
CONTROL    LOAN
NUMBER    SELLER              LOAN / PROPERTY NAME                          THIRD LARGEST MAJOR TENANT
--------------------------------------------------------------------------------------------------------
 217       GCFP      McMahon Medical Office Building                       Novacare, Inc.
 218       AMCC      Cimmaron Professional Plaza                           Summerlin Mortgage
 219       AMCC      California Creations Building                         NAP
 220       GCFP      Pinnacle Peak Road and 39th Drive                     Michaela's Dance Magic
--------------------------------------------------------------------------------------------------------
 221       AMCC      Brookside Market / Cedar Plaza Portfolio
 221a                Brookside Market                                      Wireless Retail, Inc.
 221b                Cedar Plaza Shopping Center                           Ed Long
--------------------------------------------------------------------------------------------------------
 223       GCFP      Storage Inn                                           NAP
 224       AMCC      Stanley Court Apartments                              NAP
--------------------------------------------------------------------------------------------------------
 225       AMCC      2380 Wycliff / 970 Raymond Portfolio
 225a                2380 Wycliff Street                                   NAP
 225b                970 Raymond Avenue                                    Renal Network
--------------------------------------------------------------------------------------------------------
 226       AMCC      Greenbrier Apartments II                              NAP
 227       AMCC      Greenbrier Apartments III                             NAP
 228       AMCC      Greenbrier Apartments I                               NAP
 229       GCFP      Valley View Twain Shopping Center
                     and Billboard Site                                    El Alacran Mexican Restaurant
 230       AMCC      Rite Aid Drugstore                                    NAP
 231       AMCC      167-55 148th Avenue                                   Air India, Ltd.
 232       AMCC      16249-16259 Stagg Street                              NAP
 233       AMCC      6819 Redwood Drive                                    NAP
 234       AMCC      Toll House Office Building                            NAP
 235       AMCC      Linden Hills Co-op Grocery Store                      NAP
 236       AMCC      Goodyear/Wenco Building                               NAP
 237       GCFP      2436 East Indian School Road                          NAP
 238       AMCC      WMC International Industrial Building                 NAP
 239       AMCC      Desert Club Apartments                                NAP

                                                                                                THIRD
                                                                                               LARGEST
                                                                        THIRD    THIRD          MAJOR
                                                                        LARGEST  LARGEST        TENANT
          MORTGAGE                                                      MAJOR     MAJOR         LEASE
CONTROL    LOAN                                                         TENANT   TENANT        MATURITY
NUMBER    SELLER              LOAN / PROPERTY NAME                       NRSF     NRSF%          DATE
-------------------------------------------------------------------------------------------------------
 217       GCFP      McMahon Medical Office Building                    2,960     16%          03/31/05
 218       AMCC      Cimmaron Professional Plaza                        2,398     19%          07/31/06
 219       AMCC      California Creations Building                        NAP     NAP               NAP
 220       GCFP      Pinnacle Peak Road and 39th Drive                  2,008     23%          05/31/06
-------------------------------------------------------------------------------------------------------
 221       AMCC      Brookside Market / Cedar Plaza Portfolio
 221a                Brookside Market                                   1,508     10%          06/30/02
 221b                Cedar Plaza Shopping Center                        1,140     20%          05/31/02
-------------------------------------------------------------------------------------------------------
 223       GCFP      Storage Inn                                          NAP     NAP               NAP
 224       AMCC      Stanley Court Apartments                             NAP     NAP               NAP
-------------------------------------------------------------------------------------------------------
 225       AMCC      2380 Wycliff / 970 Raymond Portfolio
 225a                2380 Wycliff Street                                  NAP     NAP               NAP
 225b                970 Raymond Avenue                                 2,850     16%          08/31/03
-------------------------------------------------------------------------------------------------------
 226       AMCC      Greenbrier Apartments II                             NAP     NAP               NAP
 227       AMCC      Greenbrier Apartments III                            NAP     NAP               NAP
 228       AMCC      Greenbrier Apartments I                              NAP     NAP               NAP
 229       GCFP      Valley View Twain Shopping Center
                     and Billboard Site                                 1,524     11%          04/30/03
 230       AMCC      Rite Aid Drugstore                                   NAP     NAP               NAP
 231       AMCC      167-55 148th Avenue                                3,500     11%          03/14/04
 232       AMCC      16249-16259 Stagg Street                             NAP     NAP               NAP
 233       AMCC      6819 Redwood Drive                                   NAP     NAP               NAP
 234       AMCC      Toll House Office Building                           NAP     NAP               NAP
 235       AMCC      Linden Hills Co-op Grocery Store                     NAP     NAP               NAP
 236       AMCC      Goodyear/Wenco Building                              NAP     NAP               NAP
 237       GCFP      2436 East Indian School Road                         NAP     NAP               NAP
 238       AMCC      WMC International Industrial Building                NAP     NAP               NAP
 239       AMCC      Desert Club Apartments                               NAP     NAP               NAP



PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST, WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES. THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

                                                                   OCCU-
         MORTGAGE                                                  PANCY   OCCUPANCY
CONTROL   LOAN                                                    PERCEN-   AS OF
NUMBER   SELLER              LOAN / PROPERTY NAME                   TAGE     DATE         LARGEST MAJOR TENANT
--------------------------------------------------------------------------------------------------------------
 101b     GCFP       Birch Run Outlet Center (Junior Portion)        92%    07/01/01     Spiegel

                                                                                        LARGEST
                                                                                         MAJOR
                                                                  LARGEST   LARGEST      TENANT
         MORTGAGE                                                  MAJOR     MAJOR       LEASE
CONTROL   LOAN                                                    TENANT    TENANT      MATURITY
NUMBER   SELLER              LOAN / PROPERTY NAME                  NRSF      NRSF%       DATE
------------------------------------------------------------------------------------------------
 101b     GCFP       Birch Run Outlet Center (Junior Portion)     30,000      4%        05/31/03

         MORTGAGE
CONTROL   LOAN
NUMBER   SELLER              LOAN / PROPERTY NAME                      SECOND LARGEST MAJOR TENANT
--------------------------------------------------------------------------------------------------
 101b     GCFP       Birch Run Outlet Center (Junior Portion)         Vanity Fair

                                                                                             SECOND
                                                                                            LARGEST
                                                                      SECOND    SECOND        MAJOR
                                                                     LARGEST   LARGEST       TENANT
         MORTGAGE                                                     MAJOR     MAJOR         LEASE
CONTROL   LOAN                                                        TENANT   TENANT       MATURITY
NUMBER   SELLER              LOAN / PROPERTY NAME                     NRSF      NRSF%         DATE
----------------------------------------------------------------------------------------------------
 101b     GCFP       Birch Run Outlet Center (Junior Portion)        23,975      3%         11/30/03

             MORTGAGE
CONTROL       LOAN
NUMBER       SELLER              LOAN / PROPERTY NAME                               THIRD LARGEST MAJOR TENANT
-----------------------------------------------------------------------------------------------------------------
 101b     GCFP       Birch Run Outlet Center (Junior Portion)               NAP

                                                                                                   THIRD
                                                                                                  LARGEST
                                                                            THIRD  THIRD           MAJOR
                                                                          LARGEST  LARGEST         TENANT
             MORTGAGE                                                      MAJOR   MAJOR           LEASE
CONTROL       LOAN                                                        TENANT   TENANT        MATURITY
NUMBER       SELLER              LOAN / PROPERTY NAME                       NRSF   NRSF%            DATE
----------------------------------------------------------------------------------------------------------
 101b     GCFP       Birch Run Outlet Center (Junior Portion)               NAP     NAP             NAP

     MORTGAGED REAL PROPERTY 1999 AND 2000 HISTORICAL FINANCIAL INFORMATION

                                                                                                    1999            1999
                                                                                                  STATE-          STATEM-
                MORTGAGE                                                           1999            MENT             ENT
  CONTROL         LOAN                                                          STATEMENT         NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME                     TYPE          OF MONTHS         DATE
-------------------------------------------------------------------------------------------------------------------------
    101a          GCFP      Birch Run Outlet Center (Senior Portion)            Full Year           12           12/31/99
    102           GCFP      Phoenix Marriott                                    Full Year           12           12/31/99
    103           GCFP      Imperial Apartments                                 Full Year           12           12/31/99
    104           GCFP      Pacific Plaza at Torrey Hills                          UAV              UAV             UAV
    105           SBRC      Murray Business Center                              Full Year           12           12/31/99
    106           SBRC      The Cannery                                            UAV              UAV             UAV
    107           AMCC      The Marketplace at Palmdale                            UAV              UAV             UAV
    108           GCFP      Metro Park Office Building                             UAV              UAV             UAV
    109           GCFP      Hilton Garden Inn                                      UAV              UAV             UAV
    110           SBRC      A&P Warehouse - Central Islip                          UAV              UAV             UAV
    111           SBRC      A&P Warehouse - Baltimore                              UAV              UAV             UAV
    112           SBRC      Cumberland Crossing                                 Full Year           12           12/31/99
    113           GCFP      Lakeshore Marketplace Shopping Center               Full Year           12           12/31/99
    114           SBRC      Redwood Business Park Loan # 3                      Full Year           12           12/31/99
    115           GCFP      Paramus Plaza                                          UAV              UAV             UAV
    116           AMCC      2811 Wilshire Boulevard                             Full Year           12           12/31/99
    117           SBRC      Ralph's Market Center                                  UAV              UAV             UAV
    118           SBRC      Market Square Shopping Center                       Full Year           12           12/31/99
    119           SBRC      Woodland Manor Apartments                              UAV              UAV             UAV
    120           GCFP      Holiday Inn Hotel and Resort - Tewksbury            Full Year           12           12/31/99
    121           GCFP      Muir Station Shopping Center                        Full Year           12           12/31/99
    122           SBRC      Medical Pavilion                                    Full Year           12           12/31/99
    123           AMCC      Spring Creek Apartments                             Full Year           12           12/31/99
    124           GCFP      Raymour & Flanigan Plaza                               UAV              UAV             UAV
    125           GCFP      Culver City Self Storage                               UAV              UAV             UAV
    126           SBRC      Central Park Plaza                                  Full Year           12           12/31/99
    127           SBRC      Joesler Village                                        UAV              UAV             UAV
    128           GCFP      Euclid Business Center                              Full Year           12           12/31/99
    129           GCFP      4300 Sprint Boulevard Northeast                        UAV              UAV             UAV
    130           SBRC      North Caroll Shopping Center                           UAV              UAV             UAV
    131           SBRC      Redwood Business Park Loan # 4                         UAV              UAV             UAV
    132           GCFP      Cochrane Plaza                                      Full Year           12           12/31/99
    133           GCFP      Lowe's Home Improvement Warehouse                   Full Year           12           12/31/99
    134           GCFP      Millennium II Office Building                          UAV              UAV             UAV
    135           SBRC      Alta Loma Square                                    Full Year           12           12/31/99
-------------------------------------------------------------------------------------------------------------------------
    136           SBRC      Remington Apartments / Winslow
                            Glen Apartments Portfolio
    136a                    Remington Apartments                                   UAV              UAV             UAV
    136b                    Winslow Glen Apartments                             Full Year           12           12/31/99
-------------------------------------------------------------------------------------------------------------------------
    137           GCFP      Shadow Lakes Apartments                             Annualized           7           12/31/99
    138           GCFP      Medical Center West                                 Full Year           12           12/31/99
    139           GCFP      Willow Grove Office Mews                            Full Year           12           12/31/99
    140           AMCC      Agilent Technologies Building                          UAV              UAV             UAV
    141           SBRC      Cornelius Apartments                                Full Year           12           12/31/99
    142           GCFP      1698 Vierling Drive East                               UAV              UAV             UAV
    143           SBRC      Sarno Business Complex                                 UAV              UAV             UAV
    144           GCFP      Cherry Hill Office Mews                             Full Year           12           12/31/99
    145           ALD       MJ Ocala Hilton                                     Full Year           12           12/31/99
    146           GCFP      Freeport Distribution                                  UAV              UAV             UAV
    147           AMCC      Patrice Place Industrial                            Full Year           12           12/31/99
    148           AMCC      Figueroa  Industrial                                Full Year           12           12/31/99
    149           GCFP      5900 Sepulveda Boulevard Office Building            Full Year           12           12/31/99
    150           AMCC      Sunrise Trade Center                                   UAV              UAV             UAV
    151           SBRC      Eatontown Shopping Center                              UAV              UAV             UAV
    152           GCFP      Nexus and Valencia Shopping Center                  Full Year           12           12/31/99
    153           SBRC      Kmart Centre                                        Full Year           12           12/31/99
    154           AMCC      Longley West Plaza                                  Full Year           12           12/31/99
    155           GCFP      331-335 Putnam Avenue & 320-366 River Street           UAV              UAV             UAV
    156           GCFP      Churchill Village Apartments                        Full Year           12           12/31/99
    157           GCFP      Sierra College Self Storage                            UAV              UAV             UAV

                MORTGAGE
  CONTROL         LOAN                                                         1999               1999              1999
   NUMBER        SELLER                   LOAN / PROPERTY NAME               REVENUES           EXPENSES            NOI
--------------------------------------------------------------------------------------------------------------------------
    101a          GCFP      Birch Run Outlet Center (Senior Portion)         14,073,170         2,406,932       11,666,238
    102           GCFP      Phoenix Marriott                                 12,479,525         7,926,247        4,553,278
    103           GCFP      Imperial Apartments                               4,670,268         1,802,050        2,868,218
    104           GCFP      Pacific Plaza at Torrey Hills                           UAV               UAV              UAV
    105           SBRC      Murray Business Center                            3,183,772         1,191,592        1,992,180
    106           SBRC      The Cannery                                             UAV               UAV              UAV
    107           AMCC      The Marketplace at Palmdale                             UAV               UAV              UAV
    108           GCFP      Metro Park Office Building                              UAV               UAV              UAV
    109           GCFP      Hilton Garden Inn                                       UAV               UAV              UAV
    110           SBRC      A&P Warehouse - Central Islip                           UAV               UAV              UAV
    111           SBRC      A&P Warehouse - Baltimore                               UAV               UAV              UAV
    112           SBRC      Cumberland Crossing                               2,408,752           752,748        1,656,004
    113           GCFP      Lakeshore Marketplace Shopping Center             2,311,601         1,063,272        1,248,329
    114           SBRC      Redwood Business Park Loan # 3                    3,040,115         1,294,298        1,745,817
    115           GCFP      Paramus Plaza                                           UAV               UAV              UAV
    116           AMCC      2811 Wilshire Boulevard                           2,439,147         1,067,943        1,371,204
    117           SBRC      Ralph's Market Center                                   UAV               UAV              UAV
    118           SBRC      Market Square Shopping Center                     1,949,567           476,058        1,473,509
    119           SBRC      Woodland Manor Apartments                               UAV               UAV              UAV
    120           GCFP      Holiday Inn Hotel and Resort - Tewksbury          7,107,592         4,914,433        2,193,159
    121           GCFP      Muir Station Shopping Center                      1,606,751           562,578        1,044,173
    122           SBRC      Medical Pavilion                                  1,084,811            24,335        1,060,476
    123           AMCC      Spring Creek Apartments                           2,127,837         1,042,524        1,085,313
    124           GCFP      Raymour & Flanigan Plaza                                UAV               UAV              UAV
    125           GCFP      Culver City Self Storage                                UAV               UAV              UAV
    126           SBRC      Central Park Plaza                                1,260,655           343,376          917,279
    127           SBRC      Joesler Village                                         UAV               UAV              UAV
    128           GCFP      Euclid Business Center                            1,671,140           650,667        1,020,473
    129           GCFP      4300 Sprint Boulevard Northeast                         UAV               UAV              UAV
    130           SBRC      North Caroll Shopping Center                            UAV               UAV              UAV
    131           SBRC      Redwood Business Park Loan # 4                          UAV               UAV              UAV
    132           GCFP      Cochrane Plaza                                    1,097,510           449,924          647,586
    133           GCFP      Lowe's Home Improvement Warehouse                   965,496                 0          965,496
    134           GCFP      Millennium II Office Building                           UAV               UAV              UAV
    135           SBRC      Alta Loma Square                                    960,276           268,328          691,948
--------------------------------------------------------------------------------------------------------------------------
    136           SBRC      Remington Apartments / Winslow                                                             UAV
                            Glen Apartments Portfolio
    136a                    Remington Apartments                                    UAV               UAV              UAV
    136b                    Winslow Glen Apartments                             295,120           244,725           50,396
--------------------------------------------------------------------------------------------------------------------------
    137           GCFP      Shadow Lakes Apartments                           1,075,633           493,372          582,261
    138           GCFP      Medical Center West                               1,211,496           645,810          565,686
    139           GCFP      Willow Grove Office Mews                          1,332,599           431,987          900,612
    140           AMCC      Agilent Technologies Building                           UAV               UAV              UAV
    141           SBRC      Cornelius Apartments                                972,368           265,027          707,342
    142           GCFP      1698 Vierling Drive East                                UAV               UAV              UAV
    143           SBRC      Sarno Business Complex                                  UAV               UAV              UAV
    144           GCFP      Cherry Hill Office Mews                           1,539,898           609,955          929,943
    145           ALD       MJ Ocala Hilton                                   5,695,708         4,880,350          815,358
    146           GCFP      Freeport Distribution                                   UAV               UAV              UAV
    147           AMCC      Patrice Place Industrial                            436,821            92,190          344,631
    148           AMCC      Figueroa  Industrial                                389,771            70,628          319,143
    149           GCFP      5900 Sepulveda Boulevard Office Building          1,204,314           562,741          641,573
    150           AMCC      Sunrise Trade Center                                    UAV               UAV              UAV
    151           SBRC      Eatontown Shopping Center                               UAV               UAV              UAV
    152           GCFP      Nexus and Valencia Shopping Center                  426,573           120,466          306,107
    153           SBRC      Kmart Centre                                      1,021,687           284,220          737,467
    154           AMCC      Longley West Plaza                                  864,370           186,718          677,652
    155           GCFP      331-335 Putnam Avenue & 320-366 River Street            UAV               UAV              UAV
    156           GCFP      Churchill Village Apartments                        942,910           301,253          641,657
    157           GCFP      Sierra College Self Storage                             UAV               UAV              UAV

                                                                                                           2000            2000
                                                                                                         STATE-          STATEM-
                MORTGAGE                                                   1999           2000            MENT             ENT
  CONTROL         LOAN                                                     NOI          STATEMENT        NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME             DSCR           TYPE          OF MONTHS         DATE
--------------------------------------------------------------------------------------------------------------------------------
    101a          GCFP      Birch Run Outlet Center (Senior Portion)       3.48         Full Year          12           12/31/00
    102           GCFP      Phoenix Marriott                               1.33         Full Year          12           12/31/00
    103           GCFP      Imperial Apartments                            1.10         Full Year          12           12/31/00
    104           GCFP      Pacific Plaza at Torrey Hills                  UAV             UAV             UAV             UAV
    105           SBRC      Murray Business Center                         1.01         Full Year          12           12/31/00
    106           SBRC      The Cannery                                    UAV             UAV             UAV             UAV
    107           AMCC      The Marketplace at Palmdale                    UAV             UAV             UAV             UAV
    108           GCFP      Metro Park Office Building                     UAV             UAV             UAV             UAV
    109           GCFP      Hilton Garden Inn                              UAV         Annualized           6           12/31/00
    110           SBRC      A&P Warehouse - Central Islip                  UAV             UAV             UAV             UAV
    111           SBRC      A&P Warehouse - Baltimore                      UAV             UAV             UAV             UAV
    112           SBRC      Cumberland Crossing                            1.28         Full Year          12           12/31/00
    113           GCFP      Lakeshore Marketplace Shopping Center          0.92         Full Year          12           12/31/00
    114           SBRC      Redwood Business Park Loan # 3                 1.33         Full Year          12           12/31/00
    115           GCFP      Paramus Plaza                                  UAV          Full Year          12           12/31/00
    116           AMCC      2811 Wilshire Boulevard                        1.16         Full Year          12           12/31/00
    117           SBRC      Ralph's Market Center                          UAV             UAV             UAV             UAV
    118           SBRC      Market Square Shopping Center                  1.41         Full Year          12           12/31/00
    119           SBRC      Woodland Manor Apartments                      UAV             UAV             UAV             UAV
    120           GCFP      Holiday Inn Hotel and Resort - Tewksbury       1.86         Full Year          12           12/31/00
    121           GCFP      Muir Station Shopping Center                   1.25         Full Year          12           12/31/00
    122           SBRC      Medical Pavilion                               1.29         Full Year          12           12/31/00
    123           AMCC      Spring Creek Apartments                        1.36         Full Year          12           12/31/00
    124           GCFP      Raymour & Flanigan Plaza                       UAV             UAV             UAV             UAV
    125           GCFP      Culver City Self Storage                       UAV          Full Year          12           12/31/00
    126           SBRC      Central Park Plaza                             1.20         Full Year          12           12/31/00
    127           SBRC      Joesler Village                                UAV          Full Year          12           12/31/00
    128           GCFP      Euclid Business Center                         1.29         Full Year          12           12/31/00
    129           GCFP      4300 Sprint Boulevard Northeast                UAV             UAV             UAV             UAV
    130           SBRC      North Caroll Shopping Center                   UAV          Full Year          12           12/31/00
    131           SBRC      Redwood Business Park Loan # 4                 UAV             UAV             UAV             UAV
    132           GCFP      Cochrane Plaza                                 0.94        Annualized          10           12/31/00
    133           GCFP      Lowe's Home Improvement Warehouse              1.45         Full Year          12           12/31/00
    134           GCFP      Millennium II Office Building                  UAV             UAV             UAV             UAV
    135           SBRC      Alta Loma Square                               1.09         Full Year          12           12/31/00
--------------------------------------------------------------------------------------------------------------------------------
    136           SBRC      Remington Apartments / Winslow                 UAV
                            Glen Apartments Portfolio
    136a                    Remington Apartments                                        Full Year          12           12/31/00
    136b                    Winslow Glen Apartments                                     Full Year          12           12/31/00
--------------------------------------------------------------------------------------------------------------------------------
    137           GCFP      Shadow Lakes Apartments                        0.95         Full Year          12           12/31/00
    138           GCFP      Medical Center West                            0.92         Full Year          12           12/31/00
    139           GCFP      Willow Grove Office Mews                       1.52         Full Year          12           12/31/00
    140           AMCC      Agilent Technologies Building                  UAV             UAV             UAV             UAV
    141           SBRC      Cornelius Apartments                           1.24         Full Year          12           12/31/00
    142           GCFP      1698 Vierling Drive East                       UAV          Full Year          12           12/31/00
    143           SBRC      Sarno Business Complex                         UAV          Full Year          12           12/31/00
    144           GCFP      Cherry Hill Office Mews                        1.64         Full Year          12           12/31/00
    145           ALD       MJ Ocala Hilton                                1.38         Full Year          12           12/31/00
    146           GCFP      Freeport Distribution                          UAV             UAV             UAV             UAV
    147           AMCC      Patrice Place Industrial                       1.32         Full Year          12           12/31/00
    148           AMCC      Figueroa  Industrial                           1.32         Full Year          12           12/31/00
    149           GCFP      5900 Sepulveda Boulevard Office Building       1.13         Full Year          12           12/31/00
    150           AMCC      Sunrise Trade Center                           UAV          Full Year          12           12/31/00
    151           SBRC      Eatontown Shopping Center                      UAV          Full Year          12           12/31/00
    152           GCFP      Nexus and Valencia Shopping Center             0.65         Full Year          12           12/31/00
    153           SBRC      Kmart Centre                                   1.51         Full Year          12           12/31/00
    154           AMCC      Longley West Plaza                             1.51         Full Year          12           12/31/00
    155           GCFP      331-335 Putnam Avenue & 320-366 River Street   UAV             UAV             UAV             UAV
    156           GCFP      Churchill Village Apartments                   1.52         Full Year          12           12/31/00
    157           GCFP      Sierra College Self Storage                    UAV             UAV             UAV             UAV

                MORTGAGE                                                                                                       2000
  CONTROL         LOAN                                                        2000               2000              2000        NOI
   NUMBER        SELLER                   LOAN / PROPERTY NAME              REVENUES           EXPENSES            NOI         DSCR
------------------------------------------------------------------------------------------------------------------------------------
    101a          GCFP      Birch Run Outlet Center (Senior Portion)        13,674,591         3,157,433       10,517,158      3.14
    102           GCFP      Phoenix Marriott                                16,035,247         9,400,625        6,634,622      1.94
    103           GCFP      Imperial Apartments                              4,695,053         2,106,715        2,588,338      0.99
    104           GCFP      Pacific Plaza at Torrey Hills                          UAV               UAV              UAV      UAV
    105           SBRC      Murray Business Center                           3,681,430         1,199,313        2,482,117      1.26
    106           SBRC      The Cannery                                            UAV               UAV              UAV      UAV
    107           AMCC      The Marketplace at Palmdale                            UAV               UAV              UAV      UAV
    108           GCFP      Metro Park Office Building                             UAV               UAV              UAV      UAV
    109           GCFP      Hilton Garden Inn                                7,057,184         3,556,208        3,500,976      2.11
    110           SBRC      A&P Warehouse - Central Islip                          UAV               UAV              UAV      UAV
    111           SBRC      A&P Warehouse - Baltimore                              UAV               UAV              UAV      UAV
    112           SBRC      Cumberland Crossing                              2,614,432           840,223        1,774,209      1.37
    113           GCFP      Lakeshore Marketplace Shopping Center            2,559,468           985,452        1,574,016      1.16
    114           SBRC      Redwood Business Park Loan # 3                   3,239,039         1,378,173        1,860,866      1.42
    115           GCFP      Paramus Plaza                                    1,766,178                 0        1,766,178      1.41
    116           AMCC      2811 Wilshire Boulevard                          2,492,388         1,027,622        1,464,766      1.24
    117           SBRC      Ralph's Market Center                                  UAV               UAV              UAV      UAV
    118           SBRC      Market Square Shopping Center                    1,925,089           474,724        1,450,365      1.39
    119           SBRC      Woodland Manor Apartments                              UAV               UAV              UAV      UAV
    120           GCFP      Holiday Inn Hotel and Resort - Tewksbury         7,959,240         4,937,948        3,021,292      2.56
    121           GCFP      Muir Station Shopping Center                     1,616,045           565,535        1,050,510      1.26
    122           SBRC      Medical Pavilion                                 1,498,597           276,002        1,222,595      1.49
    123           AMCC      Spring Creek Apartments                          2,257,046           942,398        1,314,648      1.65
    124           GCFP      Raymour & Flanigan Plaza                               UAV               UAV              UAV      UAV
    125           GCFP      Culver City Self Storage                           888,640           281,065          607,575      0.72
    126           SBRC      Central Park Plaza                               1,348,545           411,447          937,098      1.23
    127           SBRC      Joesler Village                                  1,328,368           217,205        1,111,163      1.43
    128           GCFP      Euclid Business Center                           1,736,972           669,395        1,067,577      1.35
    129           GCFP      4300 Sprint Boulevard Northeast                        UAV               UAV              UAV      UAV
    130           SBRC      North Caroll Shopping Center                       679,545           170,448          509,097      0.70
    131           SBRC      Redwood Business Park Loan # 4                         UAV               UAV              UAV      UAV
    132           GCFP      Cochrane Plaza                                   1,275,055           396,677          878,378      1.28
    133           GCFP      Lowe's Home Improvement Warehouse                  927,036                 0          927,036      1.39
    134           GCFP      Millennium II Office Building                          UAV               UAV              UAV      UAV
    135           SBRC      Alta Loma Square                                 1,072,436           362,122          710,314      1.12
-----------------------------------------------------------------------------------------------------------------------------------
    136           SBRC      Remington Apartments / Winslow                                                      1,032,410      1.67
                            Glen Apartments Portfolio
    136a                    Remington Apartments                             1,057,372           312,953          744,419
    136b                    Winslow Glen Apartments                            487,944           199,953          287,991
-----------------------------------------------------------------------------------------------------------------------------------
    137           GCFP      Shadow Lakes Apartments                          1,098,462           488,661          609,801      0.99
    138           GCFP      Medical Center West                              1,513,228           779,900          733,328      1.19
    139           GCFP      Willow Grove Office Mews                         1,410,884           432,149          978,735      1.65
    140           AMCC      Agilent Technologies Building                          UAV               UAV              UAV      UAV
    141           SBRC      Cornelius Apartments                               808,090           192,336          615,754      1.08
    142           GCFP      1698 Vierling Drive East                           701,890             9,747          692,143      1.15
    143           SBRC      Sarno Business Complex                             716,624           306,784          409,840      0.71
    144           GCFP      Cherry Hill Office Mews                          1,546,702           638,909          907,793      1.60
    145           ALD       MJ Ocala Hilton                                  6,728,119         5,540,546        1,187,573      2.01
    146           GCFP      Freeport Distribution                                  UAV               UAV              UAV      UAV
    147           AMCC      Patrice Place Industrial                           473,163            94,553          378,610      1.40
    148           AMCC      Figueroa  Industrial                               396,574            70,243          326,331      1.40
    149           GCFP      5900 Sepulveda Boulevard Office Building         1,385,564           575,842          809,722      1.43
    150           AMCC      Sunrise Trade Center                               414,918            88,344          326,574      0.65
    151           SBRC      Eatontown Shopping Center                          241,530            14,326          227,204      0.44
    152           GCFP      Nexus and Valencia Shopping Center                 840,149           320,692          519,457      1.10
    153           SBRC      Kmart Centre                                     1,012,093           263,316          748,777      1.53
    154           AMCC      Longley West Plaza                                 925,346           188,926          736,420      1.64
    155           GCFP      331-335 Putnam Avenue & 320-366 River Street           UAV               UAV              UAV      UAV
    156           GCFP      Churchill Village Apartments                       955,313           332,763          622,550      1.47
    157           GCFP      Sierra College Self Storage                            UAV               UAV              UAV      UAV

     MORTGAGED REAL PROPERTY 1999 AND 2000 HISTORICAL FINANCIAL INFORMATION

                                                                                                    1999            1999
                                                                                                  STATE-          STATEM-
                MORTGAGE                                                           1999            MENT             ENT
  CONTROL         LOAN                                                          STATEMENT         NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME                     TYPE          OF MONTHS         DATE
-------------------------------------------------------------------------------------------------------------------------
    158           SBRC      Canyon Creek Plaza                                     UAV              UAV             UAV
    159           SBRC      1500 Dragon Street                                     UAV              UAV             UAV
    160           GCFP      Holiday Inn Asheville Airport                       Full Year           12           12/31/99
    161           GCFP      Princeton Belvidere                                    UAV              UAV             UAV
    162           SBRC      Valley View Mobile Home Park                        Full Year           12           12/31/99
    163           GCFP      Hometown Square                                     Full Year           12           12/31/99
    164           GCFP      Albemarle Crossing                                  Full Year           12           12/31/99
    165           GCFP      Hannaford Ground Lease at Albemarle                    UAV              UAV             UAV
                            Crossing

    166           AMCC      Promenade At Temecula                                  UAV              UAV             UAV
    167           GCFP      678 Massachusetts Avenue                            Full Year           12           12/31/99
    168           GCFP      Palomar Commerce Center                             Full Year           12           12/31/99
    169           SBRC      Landmark Plaza                                      Full Year           12           12/31/99
    170           SBRC      Lake Jackson Trading Post                           Full Year           12           12/31/99
    171           GCFP      Mt. Morris Plaza                                       UAV              UAV             UAV
    172           GCFP      Durango Mini-Storage & Charleston                   Full Year           12           12/31/99
                            West Mini-Storage

    173           GCFP      Via Verde Plaza                                     Full Year           12           12/31/99
    174           GCFP      Northlake Quadrangle                                Full Year           12           12/31/99
    175           GCFP      550-560 Sutter Street                               Full Year           12           12/31/99
    176           GCFP      Aliso Viejo Town Center-Building # 7                   UAV              UAV             UAV
    177           SBRC      Federal Highway Self Storage                        Full Year           12           12/31/99
    178           SBRC      Westheimer Village Shopping Center                     UAV              UAV             UAV
    179           AMCC      Westland Shopping Center                               UAV              UAV             UAV
    180           GCFP      1770 North Milwaukee Avenue                            UAV              UAV             UAV
    181           GCFP      64th Street and Greenway Road                       Full Year           12           12/31/99
    182           AMCC      Mountain Park Plaza                                 Full Year           12           12/31/99
    183           SBRC      Mountain/Arrow Center                               Full Year           12           12/31/99
    184           GCFP      Evanston Northwestern Ground Lease                     UAV              UAV             UAV
    185           GCFP      Main Street Village Office Building                    UAV              UAV             UAV
    186           AMCC      Santorini at the Park Apartments                       UAV              UAV             UAV
    187           GCFP      Fairmount Greens Apartments                         Full Year           12           12/30/99
    188           GCFP      Jackson Square Shopping Center                      Full Year           12           12/31/99
    189           SBRC      Bradville Square                                    Full Year           12           12/31/99
    190           GCFP      23133 Hawthorne Boulevard                              UAV              UAV             UAV
    191           GCFP      Park 2000 - Building K                                 UAV              UAV             UAV
    192           GCFP      Park 2000 - Building H                                 UAV              UAV             UAV
    193           SBRC      Deer Valley Plaza                                   Full Year           12           12/31/99
    194           GCFP      Russell Mini Storage                                Full Year           12           12/31/99
    195           AMCC      Uinta Golf and Ihop Pad Site                           UAV              UAV             UAV
    196           GCFP      150-170 Professional Center Drive                   Full Year           12           12/31/99
    197           GCFP      9, 9A & 0 Summit Avenue                             Full Year           12           12/31/99
    198           AMCC      Ventura Commerce Center II                          Full Year           12           12/31/99
    199           AMCC      Willowbrook II                                         UAV              UAV             UAV
    200           GCFP      Newport Avenue Plaza                                   UAV              UAV             UAV
    201           AMCC      1340 Old Chain Bridge Road                          Full Year           12           12/31/99
    202           GCFP      Shoal Creek Mall Shopping Center                    Full Year           12           12/31/99
    203           AMCC      Spring Mill Apartments                              Full Year           12           12/31/99
    204           AMCC      Glyndon Square Shopping Center                      Full Year           12           12/31/99
    205           SBRC      47 State Circle                                     Full Year           12           12/31/99
    206           AMCC      West Little York Industrial Park - Phase 2             UAV              UAV             UAV
    207           GCFP      Holiday Inn Stillwater                              Full Year           12           12/31/99
    208           SBRC      Continental Apartments                              Annualized           6           12/31/99
    209           GCFP      943-955 North McLean Boulevard                      Full Year           12           12/31/99
    210           GCFP      Holiday Inn Ponca City                              Full Year           12           12/31/99
    211           AMCC      National Tour Building                                 UAV              UAV             UAV
    212           GCFP      Eaglepointe Office Building                            UAV              UAV             UAV
    213           GCFP      Plaza on Shea                                          UAV              UAV             UAV
    214           GCFP      Woodward Heights Manor Apartments                   Full Year           12           12/31/99
    215           AMCC      Aspen Apartments                                       UAV              UAV             UAV
    216           AMCC      Hamilton Fairfax Apartments                         Full Year           12           12/31/99

                MORTGAGE
  CONTROL         LOAN                                                         1999               1999              1999
   NUMBER        SELLER                   LOAN / PROPERTY NAME               REVENUES           EXPENSES            NOI
-------------------------------------------------------------------------------------------------------------------------
    158           SBRC      Canyon Creek Plaza                                     UAV               UAV              UAV
    159           SBRC      1500 Dragon Street                                     UAV               UAV              UAV
    160           GCFP      Holiday Inn Asheville Airport                    3,869,505         3,167,598          701,907
    161           GCFP      Princeton Belvidere                                    UAV               UAV              UAV
    162           SBRC      Valley View Mobile Home Park                       706,681           189,099          517,582
    163           GCFP      Hometown Square                                    799,312           171,459          627,853
    164           GCFP      Albemarle Crossing                                 388,268            56,333          331,935
    165           GCFP      Hannaford Ground Lease at Albemarle                    UAV               UAV              UAV
                            Crossing

    166           AMCC      Promenade At Temecula                                  UAV               UAV              UAV
    167           GCFP      678 Massachusetts Avenue                           705,901           223,798          482,103
    168           GCFP      Palomar Commerce Center                            647,613           177,978          469,635
    169           SBRC      Landmark Plaza                                     565,742            29,343          536,399
    170           SBRC      Lake Jackson Trading Post                          659,852           150,622          509,230
    171           GCFP      Mt. Morris Plaza                                       UAV               UAV              UAV
    172           GCFP      Durango Mini-Storage & Charleston                  935,684           322,999          612,685
                            West Mini-Storage

    173           GCFP      Via Verde Plaza                                    637,302           245,689          391,613
    174           GCFP      Northlake Quadrangle                               829,312           433,515          395,797
    175           GCFP      550-560 Sutter Street                              379,955           136,836          243,119
    176           GCFP      Aliso Viejo Town Center-Building # 7                   UAV               UAV              UAV
    177           SBRC      Federal Highway Self Storage                       425,091           194,113          230,978
    178           SBRC      Westheimer Village Shopping Center                     UAV               UAV              UAV
    179           AMCC      Westland Shopping Center                               UAV               UAV              UAV
    180           GCFP      1770 North Milwaukee Avenue                            UAV               UAV              UAV
    181           GCFP      64th Street and Greenway Road                      372,964            34,008          338,956
    182           AMCC      Mountain Park Plaza                                708,129           296,782          411,347
    183           SBRC      Mountain/Arrow Center                              753,836           251,864          501,972
    184           GCFP      Evanston Northwestern Ground Lease                     UAV               UAV              UAV
    185           GCFP      Main Street Village Office Building                    UAV               UAV              UAV
    186           AMCC      Santorini at the Park Apartments                       UAV               UAV              UAV
    187           GCFP      Fairmount Greens Apartments                        741,391           448,807          292,584
    188           GCFP      Jackson Square Shopping Center                     476,247            99,964          376,283
    189           SBRC      Bradville Square                                   617,729           210,136          407,593
    190           GCFP      23133 Hawthorne Boulevard                              UAV               UAV              UAV
    191           GCFP      Park 2000 - Building K                                 UAV               UAV              UAV
    192           GCFP      Park 2000 - Building H                                 UAV               UAV              UAV
    193           SBRC      Deer Valley Plaza                                  438,288           157,277          281,011
    194           GCFP      Russell Mini Storage                               464,535           162,955          301,580
    195           AMCC      Uinta Golf and Ihop Pad Site                           UAV               UAV              UAV
    196           GCFP      150-170 Professional Center Drive                  491,154            94,447          396,707
    197           GCFP      9, 9A & 0 Summit Avenue                            334,924           108,949          225,975
    198           AMCC      Ventura Commerce Center II                         598,516           204,384          394,132
    199           AMCC      Willowbrook II                                         UAV               UAV              UAV
    200           GCFP      Newport Avenue Plaza                                   UAV               UAV              UAV
    201           AMCC      1340 Old Chain Bridge Road                         452,615           143,595          309,020
    202           GCFP      Shoal Creek Mall Shopping Center                   495,081           115,942          379,139
    203           AMCC      Spring Mill Apartments                             199,655            60,718          138,937
    204           AMCC      Glyndon Square Shopping Center                     458,338           171,253          287,085
    205           SBRC      47 State Circle                                    431,229            88,897          342,332
    206           AMCC      West Little York Industrial Park - Phase 2             UAV               UAV              UAV
    207           GCFP      Holiday Inn Stillwater                           1,910,217         1,221,034          689,183
    208           SBRC      Continental Apartments                             569,128           327,870          241,258
    209           GCFP      943-955 North McLean Boulevard                     307,637           109,519          198,118
    210           GCFP      Holiday Inn Ponca City                           1,894,830         1,379,498          515,332
    211           AMCC      National Tour Building                                 UAV               UAV              UAV
    212           GCFP      Eaglepointe Office Building                            UAV               UAV              UAV
    213           GCFP      Plaza on Shea                                          UAV               UAV              UAV
    214           GCFP      Woodward Heights Manor Apartments                  315,381           127,862          187,519
    215           AMCC      Aspen Apartments                                       UAV               UAV              UAV
    216           AMCC      Hamilton Fairfax Apartments                        235,122            76,628          158,494

                                                                                                           2000            2000
                                                                                                         STATE-          STATEM-
                MORTGAGE                                                   1999           2000            MENT             ENT
  CONTROL         LOAN                                                     NOI          STATEMENT        NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME             DSCR           TYPE          OF MONTHS         DATE
--------------------------------------------------------------------------------------------------------------------------------
    158           SBRC      Canyon Creek Plaza                             UAV          Full Year          12           12/31/00
    159           SBRC      1500 Dragon Street                             UAV         Annualized           9           12/31/00
    160           GCFP      Holiday Inn Asheville Airport                  1.58         Full Year          12           12/31/00
    161           GCFP      Princeton Belvidere                            UAV         Annualized           3           12/31/00
    162           SBRC      Valley View Mobile Home Park                   1.37         Full Year          12           12/31/00
    163           GCFP      Hometown Square                                1.66         Full Year          12           12/31/00
    164           GCFP      Albemarle Crossing                             1.64         Full Year          12           12/31/00
    165           GCFP      Hannaford Ground Lease at Albemarle            UAV             UAV             UAV             UAV
                            Crossing

    166           AMCC      Promenade At Temecula                          UAV             UAV             UAV             UAV
    167           GCFP      678 Massachusetts Avenue                       1.31         Full Year          12           12/31/00
    168           GCFP      Palomar Commerce Center                        1.38         Full Year          12           12/31/00
    169           SBRC      Landmark Plaza                                 1.54         Full Year          12           12/31/00
    170           SBRC      Lake Jackson Trading Post                      1.50         Full Year          12           12/31/00
    171           GCFP      Mt. Morris Plaza                               UAV             UAV             UAV             UAV
    172           GCFP      Durango Mini-Storage & Charleston              1.75         Full Year          12           12/31/00
                            West Mini-Storage

    173           GCFP      Via Verde Plaza                                1.20         Full Year          12           12/31/00
    174           GCFP      Northlake Quadrangle                           1.15        Annualized           5           12/31/00
    175           GCFP      550-560 Sutter Street                          0.70        Annualized          11           12/31/00
    176           GCFP      Aliso Viejo Town Center-Building # 7           UAV          Full Year          12           12/31/00
    177           SBRC      Federal Highway Self Storage                   0.72         Full Year          12           12/31/00
    178           SBRC      Westheimer Village Shopping Center             UAV          Full Year          12           12/31/00
    179           AMCC      Westland Shopping Center                       UAV             UAV             UAV             UAV
    180           GCFP      1770 North Milwaukee Avenue                    UAV             UAV             UAV             UAV
    181           GCFP      64th Street and Greenway Road                  1.22         Full Year          12           12/31/00
    182           AMCC      Mountain Park Plaza                            1.46         Full Year          12           12/31/00
    183           SBRC      Mountain/Arrow Center                          1.92         Full Year          12           12/31/00
    184           GCFP      Evanston Northwestern Ground Lease             UAV             UAV             UAV             UAV
    185           GCFP      Main Street Village Office Building            UAV             UAV             UAV             UAV
    186           AMCC      Santorini at the Park Apartments               UAV             UAV             UAV             UAV
    187           GCFP      Fairmount Greens Apartments                    1.19        Annualized          11           11/30/00
    188           GCFP      Jackson Square Shopping Center                 1.49         Full Year          12           12/31/00
    189           SBRC      Bradville Square                               1.60         Full Year          12           12/31/00
    190           GCFP      23133 Hawthorne Boulevard                      UAV          Full Year          12           12/31/00
    191           GCFP      Park 2000 - Building K                         UAV          Full Year          12           12/31/00
    192           GCFP      Park 2000 - Building H                         UAV          Full Year          12           12/31/00
    193           SBRC      Deer Valley Plaza                              1.16         Full Year          12           12/31/00
    194           GCFP      Russell Mini Storage                           1.22         Full Year          12           12/31/00
    195           AMCC      Uinta Golf and Ihop Pad Site                   UAV             UAV             UAV             UAV
    196           GCFP      150-170 Professional Center Drive              1.73         Full Year          12           12/31/00
    197           GCFP      9, 9A & 0 Summit Avenue                        1.08         Full Year          12           12/31/00
    198           AMCC      Ventura Commerce Center II                     1.54         Full Year          12           12/31/00
    199           AMCC      Willowbrook II                                 UAV             UAV             UAV             UAV
    200           GCFP      Newport Avenue Plaza                           UAV             UAV             UAV             UAV
    201           AMCC      1340 Old Chain Bridge Road                     1.55         Full Year          12           12/31/00
    202           GCFP      Shoal Creek Mall Shopping Center               1.89         Full Year          12           12/31/00
    203           AMCC      Spring Mill Apartments                         0.78         Full Year          12           12/31/00
    204           AMCC      Glyndon Square Shopping Center                 1.34         Full Year          12           12/31/00
    205           SBRC      47 State Circle                                1.52         Full Year          12           12/31/00
    206           AMCC      West Little York Industrial Park - Phase 2     UAV             UAV             UAV             UAV
    207           GCFP      Holiday Inn Stillwater                         3.48         Full Year          12           12/31/00
    208           SBRC      Continental Apartments                         1.47         Full Year          12           12/31/00
    209           GCFP      943-955 North McLean Boulevard                 1.25         Full Year          12           12/31/00
    210           GCFP      Holiday Inn Ponca City                         2.89         Full Year          12           12/31/00
    211           AMCC      National Tour Building                         UAV             UAV             UAV             UAV
    212           GCFP      Eaglepointe Office Building                    UAV             UAV             UAV             UAV
    213           GCFP      Plaza on Shea                                  UAV             UAV             UAV             UAV
    214           GCFP      Woodward Heights Manor Apartments              1.35         Full Year          12           12/31/00
    215           AMCC      Aspen Apartments                               UAV          Full Year          12           12/31/00
    216           AMCC      Hamilton Fairfax Apartments                    1.36         Full Year          12           12/31/00

                MORTGAGE                                                                                                      2000
  CONTROL         LOAN                                                        2000               2000              2000       NOI
   NUMBER        SELLER                   LOAN / PROPERTY NAME              REVENUES           EXPENSES            NOI        DSCR
----------------------------------------------------------------------------------------------------------------------------------
    158           SBRC      Canyon Creek Plaza                                690,593           240,035          450,558      1.09
    159           SBRC      1500 Dragon Street                                758,724           216,446          542,278      1.29
    160           GCFP      Holiday Inn Asheville Airport                   3,852,708         2,720,708        1,132,000      2.54
    161           GCFP      Princeton Belvidere                             1,080,992           317,288          763,704      2.01
    162           SBRC      Valley View Mobile Home Park                      751,190           193,967          557,223      1.47
    163           GCFP      Hometown Square                                   855,370           168,887          686,483      1.81
    164           GCFP      Albemarle Crossing                                605,161            92,618          512,543      2.52
    165           GCFP      Hannaford Ground Lease at Albemarle                   UAV               UAV              UAV      UAV
                            Crossing

    166           AMCC      Promenade At Temecula                                 UAV               UAV              UAV      UAV
    167           GCFP      678 Massachusetts Avenue                          789,750           262,474          527,276      1.44
    168           GCFP      Palomar Commerce Center                           741,044           186,757          554,287      1.63
    169           SBRC      Landmark Plaza                                    565,826            25,453          540,373      1.55
    170           SBRC      Lake Jackson Trading Post                         691,473           170,659          520,814      1.53
    171           GCFP      Mt. Morris Plaza                                      UAV               UAV              UAV      UAV
    172           GCFP      Durango Mini-Storage & Charleston                 961,958           347,429          614,529      1.76
                            West Mini-Storage

    173           GCFP      Via Verde Plaza                                   659,717           206,157          453,560      1.39
    174           GCFP      Northlake Quadrangle                              844,754           328,157          516,597      1.51
    175           GCFP      550-560 Sutter Street                             567,978           137,295          430,683      1.24
    176           GCFP      Aliso Viejo Town Center-Building # 7              535,137           103,158          431,979      1.30
    177           SBRC      Federal Highway Self Storage                      873,247           302,591          570,656      1.79
    178           SBRC      Westheimer Village Shopping Center                759,376           252,344          507,032      1.58
    179           AMCC      Westland Shopping Center                              UAV               UAV              UAV      UAV
    180           GCFP      1770 North Milwaukee Avenue                           UAV               UAV              UAV      UAV
    181           GCFP      64th Street and Greenway Road                     446,278            69,441          376,837      1.36
    182           AMCC      Mountain Park Plaza                               619,295           215,916          403,379      1.44
    183           SBRC      Mountain/Arrow Center                             741,980           307,791          434,189      1.67
    184           GCFP      Evanston Northwestern Ground Lease                    UAV               UAV              UAV      UAV
    185           GCFP      Main Street Village Office Building                   UAV               UAV              UAV      UAV
    186           AMCC      Santorini at the Park Apartments                      UAV               UAV              UAV      UAV
    187           GCFP      Fairmount Greens Apartments                       805,286           547,977          257,309      1.05
    188           GCFP      Jackson Square Shopping Center                    456,273            86,878          369,395      1.47
    189           SBRC      Bradville Square                                  557,367           191,515          365,852      1.44
    190           GCFP      23133 Hawthorne Boulevard                         521,002           270,650          250,352      1.00
    191           GCFP      Park 2000 - Building K                            211,149            59,250          151,899      0.91
    192           GCFP      Park 2000 - Building H                            114,313            34,447           79,866      0.91
    193           SBRC      Deer Valley Plaza                                 464,927           155,113          309,814      1.27
    194           GCFP      Russell Mini Storage                              474,063           197,290          276,773      1.12
    195           AMCC      Uinta Golf and Ihop Pad Site                          UAV               UAV              UAV      UAV
    196           GCFP      150-170 Professional Center Drive                 514,524           135,306          379,218      1.66
    197           GCFP      9, 9A & 0 Summit Avenue                           376,730           123,372          253,358      1.22
    198           AMCC      Ventura Commerce Center II                        523,410           142,502          380,908      1.49
    199           AMCC      Willowbrook II                                        UAV               UAV              UAV      UAV
    200           GCFP      Newport Avenue Plaza                                  UAV               UAV              UAV      UAV
    201           AMCC      1340 Old Chain Bridge Road                        457,938           147,150          310,788      1.56
    202           GCFP      Shoal Creek Mall Shopping Center                  517,195           101,722          415,473      2.08
    203           AMCC      Spring Mill Apartments                            321,741            89,345          232,396      1.30
    204           AMCC      Glyndon Square Shopping Center                    448,595           151,049          297,546      1.39
    205           SBRC      47 State Circle                                   436,307           107,742          328,565      1.46
    206           AMCC      West Little York Industrial Park - Phase 2            UAV               UAV              UAV      UAV
    207           GCFP      Holiday Inn Stillwater                          1,894,167         1,197,292          696,875      3.51
    208           SBRC      Continental Apartments                            526,580           309,460          217,120      1.33
    209           GCFP      943-955 North McLean Boulevard                    336,877           109,202          227,675      1.43
    210           GCFP      Holiday Inn Ponca City                          2,244,590         1,518,298          726,292      4.07
    211           AMCC      National Tour Building                                UAV               UAV              UAV      UAV
    212           GCFP      Eaglepointe Office Building                           UAV               UAV              UAV      UAV
    213           GCFP      Plaza on Shea                                         UAV               UAV              UAV      UAV
    214           GCFP      Woodward Heights Manor Apartments                 330,235           141,376          188,859      1.36
    215           AMCC      Aspen Apartments                                  210,202           104,055          106,147      0.77
    216           AMCC      Hamilton Fairfax Apartments                       235,519            64,898          170,621      1.46

     MORTGAGED REAL PROPERTY 1999 AND 2000 HISTORICAL FINANCIAL INFORMATION

                                                                                                    1999            1999
                                                                                                  STATE-          STATEM-
                MORTGAGE                                                           1999            MENT             ENT
  CONTROL         LOAN                                                          STATEMENT         NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME                     TYPE          OF MONTHS         DATE
-------------------------------------------------------------------------------------------------------------------------
    217           GCFP      McMahon Medical Office Building                     Full Year           12           12/31/99
    218           AMCC      Cimmaron Professional Plaza                            UAV              UAV             UAV
    219           AMCC      California Creations Building                       Full Year           12           12/31/99
    220           GCFP      Pinnacle Peak Road and 39th Drive                      UAV              UAV             UAV
-------------------------------------------------------------------------------------------------------------------------
    221           AMCC      Brookside Market / Cedar Plaza Portfolio
    221a                    Brookside Market                                    Full Year           12           12/31/99
    221b                    Cedar Plaza Shopping Center                         Full Year           12           12/31/99
-------------------------------------------------------------------------------------------------------------------------
    223           GCFP      Storage Inn                                         Full Year           12           12/31/99
    224           AMCC      Stanley Court Apartments                            Full Year           12           12/31/99
-------------------------------------------------------------------------------------------------------------------------
    225           AMCC      2380 Wycliff / 970 Raymond Portfolio
    225a                    2380 Wycliff Street                                 Full Year           12           12/31/99
    225b                     970 Raymond Avenue                                 Full Year           12           12/31/99
-------------------------------------------------------------------------------------------------------------------------
    226           AMCC      Greenbrier Apartments II                               UAV              UAV             UAV
    227           AMCC      Greenbrier Apartments III                              UAV              UAV             UAV
    228           AMCC      Greenbrier Apartments I                                UAV              UAV             UAV
    229           GCFP      Valley View Twain Shopping Center and
                            Billboard Site                                      Full Year           12           12/31/99
    230           AMCC      Rite Aid Drugstore                                  Full Year           12           12/31/99
    231           AMCC      167-55 148th Avenue                                 Full Year           12           12/31/99
    232           AMCC      16249-16259 Stagg Street                            Full Year           12           12/31/99
    233           AMCC      6819 Redwood Drive                                  Full Year           12           12/31/99
    234           AMCC      Toll House Office Building                          Full Year           12           12/31/99
    235           AMCC      Linden Hills Co-op Grocery Store                    Full Year           12           12/31/99
    236           AMCC      Goodyear/Wenco Building                             Full Year           12           12/31/99
    237           GCFP      2436 East Indian School Road                           UAV              UAV             UAV
    238           AMCC      WMC International Industrial Building               Full Year           12           12/31/99
    239           AMCC      Desert Club Apartments                              Full Year           12           12/31/99

                MORTGAGE
  CONTROL         LOAN                                                        1999               1999            1999
   NUMBER        SELLER                   LOAN / PROPERTY NAME              REVENUES           EXPENSES           NOI
-----------------------------------------------------------------------------------------------------------------------
    217           GCFP      McMahon Medical Office Building                  304,317            86,194          218,123
    218           AMCC      Cimmaron Professional Plaza                          UAV               UAV              UAV
    219           AMCC      California Creations Building                    291,822            74,624          217,198
    220           GCFP      Pinnacle Peak Road and 39th Drive                    UAV               UAV              UAV
-----------------------------------------------------------------------------------------------------------------------
    221           AMCC      Brookside Market / Cedar Plaza Portfolio                                            170,548
    221a                    Brookside Market                                 184,581            60,024          124,557
    221b                    Cedar Plaza Shopping Center                       60,611            14,620           45,991
-----------------------------------------------------------------------------------------------------------------------
    223           GCFP      Storage Inn                                      228,055            68,489          159,566
    224           AMCC      Stanley Court Apartments                         351,379           149,994          201,385
-----------------------------------------------------------------------------------------------------------------------
    225           AMCC      2380 Wycliff / 970 Raymond Portfolio                                                228,373
    225a                    2380 Wycliff Street                              232,968           110,788          122,180
    225b                     970 Raymond Avenue                              211,665           105,472          106,193
-----------------------------------------------------------------------------------------------------------------------
    226           AMCC      Greenbrier Apartments II                             UAV               UAV              UAV
    227           AMCC      Greenbrier Apartments III                            UAV               UAV              UAV
    228           AMCC      Greenbrier Apartments I                              UAV               UAV              UAV
    229           GCFP      Valley View Twain Shopping Center and
                            Billboard Site                                   233,979            62,696          171,283
    230           AMCC      Rite Aid Drugstore                               123,460             2,055          121,405
    231           AMCC      167-55 148th Avenue                              314,981           181,431          133,550
    232           AMCC      16249-16259 Stagg Street                         166,017            44,749          121,268
    233           AMCC      6819 Redwood Drive                               126,219            26,765           99,454
    234           AMCC      Toll House Office Building                       130,980            55,132           75,848
    235           AMCC      Linden Hills Co-op Grocery Store                 106,773                 0          106,773
    236           AMCC      Goodyear/Wenco Building                          142,690            14,687          128,003
    237           GCFP      2436 East Indian School Road                         UAV               UAV              UAV
    238           AMCC      WMC International Industrial Building            100,800                 0          100,800
    239           AMCC      Desert Club Apartments                            90,760            43,874           46,886

                                                                                                           2000            2000
                                                                                                         STATE-          STATEM-
                MORTGAGE                                                   1999           2000            MENT             ENT
  CONTROL         LOAN                                                     NOI          STATEMENT        NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME             DSCR           TYPE          OF MONTHS         DATE
--------------------------------------------------------------------------------------------------------------------------------
    217           GCFP      McMahon Medical Office Building                1.73         Full Year          12           12/31/00
    218           AMCC      Cimmaron Professional Plaza                    UAV             UAV             UAV             UAV
    219           AMCC      California Creations Building                  1.75         Full Year          12           12/31/00
    220           GCFP      Pinnacle Peak Road and 39th Drive              UAV             UAV             UAV             UAV
--------------------------------------------------------------------------------------------------------------------------------
    221           AMCC      Brookside Market / Cedar Plaza Portfolio       1.45
    221a                    Brookside Market                                            Full Year          12           12/31/00
    221b                    Cedar Plaza Shopping Center                                 Full Year          12           12/31/00
--------------------------------------------------------------------------------------------------------------------------------
    223           GCFP      Storage Inn                                    1.36         Full Year          12           12/31/00
    224           AMCC      Stanley Court Apartments                       1.52         Full Year          12           12/31/00
--------------------------------------------------------------------------------------------------------------------------------
    225           AMCC      2380 Wycliff / 970 Raymond Portfolio           1.91
    225a                    2380 Wycliff Street                                         Full Year          12           12/31/00
    225b                     970 Raymond Avenue                                         Full Year          12           12/31/00
--------------------------------------------------------------------------------------------------------------------------------
    226           AMCC      Greenbrier Apartments II                       UAV             UAV             UAV             UAV
    227           AMCC      Greenbrier Apartments III                      UAV             UAV             UAV             UAV
    228           AMCC      Greenbrier Apartments I                        UAV             UAV             UAV             UAV
    229           GCFP      Valley View Twain Shopping Center and
                            Billboard Site                                 1.87         Full Year          12           12/31/00
    230           AMCC      Rite Aid Drugstore                             1.44         Full Year          12           12/31/00
    231           AMCC      167-55 148th Avenue                            1.66         Full Year          12           12/31/00
    232           AMCC      16249-16259 Stagg Street                       1.65         Full Year          12           12/31/00
    233           AMCC      6819 Redwood Drive                             1.72         Full Year          12           12/31/00
    234           AMCC      Toll House Office Building                     1.14         Full Year          12           12/31/00
    235           AMCC      Linden Hills Co-op Grocery Store               1.47         Full Year          12           12/31/00
    236           AMCC      Goodyear/Wenco Building                        1.85         Full Year          12           12/31/00
    237           GCFP      2436 East Indian School Road                   UAV          Full Year          12           12/31/00
    238           AMCC      WMC International Industrial Building          1.65         Full Year          12           12/31/00
    239           AMCC      Desert Club Apartments                         1.47         Full Year          12           12/31/00

                MORTGAGE                                                                                                    2000
  CONTROL         LOAN                                                        2000               2000            2000       NOI
   NUMBER        SELLER                   LOAN / PROPERTY NAME              REVENUES           EXPENSES          NOI        DSCR
--------------------------------------------------------------------------------------------------------------------------------
    217           GCFP      McMahon Medical Office Building                 287,918            91,723          196,195      1.56
    218           AMCC      Cimmaron Professional Plaza                         UAV               UAV              UAV      UAV
    219           AMCC      California Creations Building                   248,000            78,355          169,645      1.36
    220           GCFP      Pinnacle Peak Road and 39th Drive                   UAV               UAV              UAV      UAV
--------------------------------------------------------------------------------------------------------------------------------
    221           AMCC      Brookside Market / Cedar Plaza Portfolio                                           197,386      1.68
    221a                    Brookside Market                                207,353            58,617          148,736
    221b                    Cedar Plaza Shopping Center                      61,631            12,980           48,651
--------------------------------------------------------------------------------------------------------------------------------
    223           GCFP      Storage Inn                                     252,883            72,806          180,077      1.54
    224           AMCC      Stanley Court Apartments                        397,257           182,974          214,283      1.62
--------------------------------------------------------------------------------------------------------------------------------
    225           AMCC      2380 Wycliff / 970 Raymond Portfolio                                               242,720      2.03
    225a                    2380 Wycliff Street                             223,163           114,458          108,705
    225b                     970 Raymond Avenue                             235,728           101,713          134,015
--------------------------------------------------------------------------------------------------------------------------------
    226           AMCC      Greenbrier Apartments II                            UAV               UAV              UAV      UAV
    227           AMCC      Greenbrier Apartments III                           UAV               UAV              UAV      UAV
    228           AMCC      Greenbrier Apartments I                             UAV               UAV              UAV      UAV
    229           GCFP      Valley View Twain Shopping Center and
                            Billboard Site                                  231,960            57,879          174,081      1.90
    230           AMCC      Rite Aid Drugstore                              166,016             2,352          163,664      1.94
    231           AMCC      167-55 148th Avenue                             322,217           186,921          135,296      1.68
    232           AMCC      16249-16259 Stagg Street                        150,831            17,701          133,130      1.82
    233           AMCC      6819 Redwood Drive                              130,444            36,871           93,573      1.62
    234           AMCC      Toll House Office Building                      139,158            99,179           39,979      0.60
    235           AMCC      Linden Hills Co-op Grocery Store                109,649                 0          109,649      1.51
    236           AMCC      Goodyear/Wenco Building                         145,170            18,288          126,882      1.83
    237           GCFP      2436 East Indian School Road                     70,056            17,822           52,234      1.14
    238           AMCC      WMC International Industrial Building           100,800                 0          100,800      1.65
    239           AMCC      Desert Club Apartments                           89,544            50,810           38,734      1.22


PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST, WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES. THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.


                                                                                                    1999            1999
                                                                                                  STATE-          STATEM-
                MORTGAGE                                                           1999            MENT             ENT
  CONTROL         LOAN                                                          STATEMENT         NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME                     TYPE          OF MONTHS         DATE
-------------------------------------------------------------------------------------------------------------------------
   101b          GCFP       Birch Run Outlet Center (Junior Portion)            Full Year           12           12/31/99

                MORTGAGE
  CONTROL         LOAN                                                         1999               1999           1999
   NUMBER        SELLER                   LOAN / PROPERTY NAME               REVENUES           EXPENSES          NOI
-------------------------------------------------------------------------------------------------------------------------
   101b          GCFP       Birch Run Outlet Center (Junior Portion)        14,073,170         2,406,932       11,666,238

                                                                                                           2000            2000
                                                                                                         STATE-          STATEM-
                MORTGAGE                                                   1999           2000            MENT             ENT
  CONTROL         LOAN                                                     NOI          STATEMENT        NUMBER          ENDING
   NUMBER        SELLER                   LOAN / PROPERTY NAME             DSCR           TYPE          OF MONTHS         DATE
--------------------------------------------------------------------------------------------------------------------------------
   101b          GCFP       Birch Run Outlet Center (Junior Portion)       2.63         Full Year          12           12/31/00

                MORTGAGE                                                                                                     2000
  CONTROL         LOAN                                                        2000               2000            2000        NOI
   NUMBER        SELLER                   LOAN / PROPERTY NAME              REVENUES           EXPENSES          NOI         DSCR
---------------------------------------------------------------------------------------------------------------------------------
   101b          GCFP       Birch Run Outlet Center (Junior Portion)       13,674,591         3,157,433       10,517,158     2.37

       MORTAGED REAL PROPERTY 2001 AND UNDERWRITTEN FINANCIAL INFORMATION


                                                                                     2001
                                                                                    STATE-   2001
                                                                                     MENT   STATEM-
         MORTGAGE                                                          2001     NUMBER    ENT
CONTROL    LOAN                                                          STATEMENT    OF    ENDING     2001       2001     2001
 NUMBER   SELLER                   LOAN / PROPERTY NAME                    TYPE     MONTHS   DATE    REVENUES   EXPENSES    NOI
-----------------------------------------------------------------------------------------------------------------------------------
  101a     GCFP    Birch Run Outlet Center (Senior Portion)             Trailing 12   12   06/30/01 12,725,957 2,840,202 9,885,755
  102      GCFP    Phoenix Marriott                                     Trailing 12   12   06/30/01 15,932,988 9,171,740 6,761,248
  103      GCFP    Imperial Apartments                                      UAV      UAV      UAV          UAV       UAV       UAV
  104      GCFP    Pacific Plaza at Torrey Hills                            UAV      UAV      UAV          UAV       UAV       UAV
  105      SBRC    Murray Business Center                               Trailing 12   12   07/31/01  3,930,606 1,124,783 2,805,823
  106      SBRC    The Cannery                                              UAV      UAV      UAV          UAV       UAV       UAV
  107      AMCC    The Marketplace at Palmdale                              UAV      UAV      UAV          UAV       UAV       UAV
  108      GCFP    Metro Park Office Building                               UAV      UAV      UAV          UAV       UAV       UAV
  109      GCFP    Hilton Garden Inn                                    Trailing 12   12   06/30/01  7,347,693 3,705,790 3,641,903
  110      SBRC    A&P Warehouse - Central Islip                            UAV      UAV      UAV          UAV       UAV       UAV
  111      SBRC    A&P Warehouse - Baltimore                                UAV      UAV      UAV          UAV       UAV       UAV
  112      SBRC    Cumberland Crossing                                  Trailing 12   12   03/31/01  2,641,547   865,082 1,776,465
  113      GCFP    Lakeshore Marketplace Shopping Center                Trailing 12   12   06/30/01  2,784,088   955,424 1,828,664
  114      SBRC    Redwood Business Park Loan # 3                       Trailing 12   12   04/30/01  3,261,557 1,374,342 1,887,215
  115      GCFP    Paramus Plaza                                        Annualized    8    08/31/01  1,734,732         0 1,734,732
  116      AMCC    2811 Wilshire Boulevard                              Annualized    6    06/30/01  2,830,205 1,019,044 1,811,161
  117      SBRC    Ralph's Market Center                                    UAV      UAV      UAV          UAV       UAV       UAV
  118      SBRC    Market Square Shopping Center                        Annualized    7    07/31/01  1,952,225   526,753 1,425,472
  119      SBRC    Woodland Manor Apartments                            Annualized    6    06/30/01  1,971,484   639,260 1,332,224
  120      GCFP    Holiday Inn Hotel and Resort - Tewksbury             Trailing 12   12   08/31/01  7,472,071 4,992,116 2,479,955
  121      GCFP    Muir Station Shopping Center                         Trailing 12   12   06/30/01  1,583,771   570,504 1,013,267
  122      SBRC    Medical Pavilion                                     Annualized    7    07/31/01  1,557,272   232,190 1,325,082
  123      AMCC    Spring Creek Apartments                              Annualized    8    08/31/01  2,224,537 1,131,502 1,093,035
  124      GCFP    Raymour & Flanigan Plaza                             Annualized    6    06/30/01  1,144,280   197,700   946,580
  125      GCFP    Culver City Self Storage                             Annualized    8    08/31/01  1,401,714   261,891 1,139,823
  126      SBRC    Central Park Plaza                                   Annualized    6    06/30/01  1,369,756   345,244 1,024,512
  127      SBRC    Joesler Village                                      Annualized    8    08/31/01  1,530,264   254,382 1,275,882
  128      GCFP    Euclid Business Center                               Annualized    6    06/30/01  1,761,258   664,076 1,097,182
  129      GCFP    4300 Sprint Boulevard Northeast                          UAV      UAV      UAV          UAV       UAV       UAV
  130      SBRC    North Caroll Shopping Center                         Trailing 12   12   03/31/01    877,063   175,639   701,424
  131      SBRC    Redwood Business Park Loan # 4                       Annualized    6    06/30/01  1,030,308   337,244   693,064
  132      GCFP    Cochrane Plaza                                       Annualized    6    06/30/01  1,473,758   377,298 1,096,460
  133      GCFP    Lowe's Home Improvement Warehouse                    Annualized    6    06/30/01    750,313         0   750,313
  134      GCFP    Millennium II Office Building                        Annualized    7    07/31/01  1,590,940   515,008 1,075,932
  135      SBRC    Alta Loma Square                                     Annualized    6    06/30/01  1,337,158   355,020   982,138
-----------------------------------------------------------------------------------------------------------------------------------
  136      SBRC    Remington Apartments / Winslow                                                                        1,036,441
                   Glen Apartments Portfolio
  136a             Remington Apartments                                 Trailing 12   12   06/30/01  1,055,349   308,735   746,614
  136b             Winslow Glen Apartments                              Trailing 12   12   06/30/01    507,220   217,393   289,827
-----------------------------------------------------------------------------------------------------------------------------------
  137      GCFP    Shadow Lakes Apartments                              Trailing 12   12   06/30/01  1,175,294   465,998   709,296
  138      GCFP    Medical Center West                                  Annualized    6    06/30/01  1,671,564   711,580   959,984
  139      GCFP    Willow Grove Office Mews                             Annualized    3    07/31/01  1,571,864   438,205 1,133,659
  140      AMCC    Agilent Technologies Building                            UAV      UAV      UAV          UAV       UAV       UAV
  141      SBRC    Cornelius Apartments                                 Annualized    6    06/30/01  1,060,924   139,398   921,526
  142      GCFP    1698 Vierling Drive East                             Trailing 12   12   06/30/01    863,053     8,931   854,122
  143      SBRC    Sarno Business Complex                               Annualized    6    06/30/01  1,139,346   367,192   772,154
  144      GCFP    Cherry Hill Office Mews                              Annualized    3    07/31/01  1,620,048   716,165   903,883
  145       ALD    MJ Ocala Hilton                                      Annualized    10   10/31/01  6,734,323 5,579,731 1,154,592
  146      GCFP    Freeport Distribution                                Annualized    4    07/31/01    941,437         0   941,437
  147      AMCC    Patrice Place Industrial                             Annualized    8    08/31/01    480,507    96,153   384,354
  148      AMCC    Figueroa  Industrial                                 Annualized    8    08/31/01    371,432    71,908   299,524
  149      GCFP    5900 Sepulveda Boulevard Office Building             Annualized    6    06/30/01  1,597,304   571,862 1,025,442
  150      AMCC    Sunrise Trade Center                                 Trailing 12   12   06/30/01    709,733   141,646   568,087
  151      SBRC    Eatontown Shopping Center                            Annualized    6    06/30/01    963,352   530,780   432,572
  152      GCFP    Nexus and Valencia Shopping Center                   Annualized    8    08/30/01    983,443   285,395   698,048
  153      SBRC    Kmart Centre                                         Annualized    4    04/30/01  1,011,522   251,745   759,777
  154      AMCC    Longley West Plaza                                   Trailing 12   12   08/31/01    950,207   198,331   751,876
  155      GCFP    331-335 Putnam Avenue & 320-366 River Street             UAV      UAV      UAV          UAV       UAV       UAV
  156      GCFP    Churchill Village Apartments                         Annualized    6    06/30/01    971,547   321,458   650,089
  157      GCFP    Sierra College Self Storage                          Annualized    1    07/31/01    485,348   130,800   354,548



                                                                                                                           U/W
         MORTGAGE                                                       2001                                U/W            NCF
CONTROL    LOAN                                                          NOI    U/W       U/W       U/W     NOI     U/W    DSCR
 NUMBER   SELLER                   LOAN / PROPERTY NAME                 DSCR  REVENUES  EXPENSES    NOI     DSCR    NCF     (A)
-------------------------------------------------------------------------------------------------------------------------------
  101a     GCFP    Birch Run Outlet Center (Senior Portion)             2.95 12,984,608 3,355,984 9,628,624 2.87 8,984,677 2.68
  102      GCFP    Phoenix Marriott                                     1.97 14,667,432 8,728,232 5,939,200 1.73 5,205,828 1.52
  103      GCFP    Imperial Apartments                                   UAV  4,967,854 2,219,863 2,747,991 1.05 2,611,491 1.20
  104      GCFP    Pacific Plaza at Torrey Hills                         UAV  4,435,787   948,650 3,487,137 1.43 3,196,852 1.31
  105      SBRC    Murray Business Center                               1.42  4,368,824 1,175,149 3,193,675 1.62 2,826,598 1.43
  106      SBRC    The Cannery                                           UAV  3,922,207 1,630,428 2,291,778 1.43 2,118,913 1.35
  107      AMCC    The Marketplace at Palmdale                           UAV  3,279,297 1,037,196 2,242,101 1.05 2,145,577 1.20
  108      GCFP    Metro Park Office Building                            UAV  3,166,610 1,068,351 2,098,259 1.39 1,893,587 1.25
  109      GCFP    Hilton Garden Inn                                    2.20  7,089,554 4,190,611 2,898,943 1.75 2,615,361 1.58
  110      SBRC    A&P Warehouse - Central Islip                         UAV  2,210,100    55,253 2,154,848 1.29 2,010,961 1.39
  111      SBRC    A&P Warehouse - Baltimore                             UAV  2,235,375    55,884 2,179,491 1.32 1,985,448 1.39
  112      SBRC    Cumberland Crossing                                  1.37  2,614,814   835,864 1,778,950 1.37 1,705,630 1.32
  113      GCFP    Lakeshore Marketplace Shopping Center                1.34  3,044,999 1,011,302 2,033,697 1.49 1,838,763 1.35
  114      SBRC    Redwood Business Park Loan # 3                       1.44  3,355,884 1,469,044 1,886,840 1.44 1,689,096 1.29
  115      GCFP    Paramus Plaza                                        1.38  1,716,306    68,652 1,647,654 1.31 1,541,968 1.25
  116      AMCC    2811 Wilshire Boulevard                              1.53  2,975,928 1,215,211 1,760,717 1.49 1,544,966 1.31
  117      SBRC    Ralph's Market Center                                 UAV  1,677,654   432,527 1,245,127 1.21 1,214,562 1.25
  118      SBRC    Market Square Shopping Center                        1.37  1,963,843   523,480 1,440,363 1.38 1,311,458 1.26
  119      SBRC    Woodland Manor Apartments                            1.23  1,946,203   658,119 1,288,084 1.19 1,252,759 1.20
  120      GCFP    Holiday Inn Hotel and Resort - Tewksbury             2.10  6,718,000 4,679,733 2,038,267 1.73 1,769,547 1.50
  121      GCFP    Muir Station Shopping Center                         1.21  1,708,197   600,011 1,108,186 1.33 1,052,498 1.26
  122      SBRC    Medical Pavilion                                     1.62  1,325,162   281,031 1,044,131 1.27   980,977 1.20
  123      AMCC    Spring Creek Apartments                              1.37  2,229,824 1,097,565 1,132,259 1.42 1,041,099 1.31
  124      GCFP    Raymour & Flanigan Plaza                             1.10  1,628,070   393,020 1,235,050 1.44 1,171,852 1.37
  125      GCFP    Culver City Self Storage                             1.34  1,530,818   398,500 1,132,318 1.33 1,123,250 1.32
  126      SBRC    Central Park Plaza                                   1.34  1,376,572   424,206   952,366 1.25   886,388 1.20
  127      SBRC    Joesler Village                                      1.64  1,403,577   346,803 1,056,774 1.36   984,794 1.27
  128      GCFP    Euclid Business Center                               1.39  1,480,777   399,458 1,081,319 1.37 1,010,888 1.28
  129      GCFP    4300 Sprint Boulevard Northeast                       UAV  1,353,333    40,600 1,312,733 1.76 1,202,098 1.61
  130      SBRC    North Caroll Shopping Center                         0.97  1,180,586   198,353   982,232 1.35   905,383 1.25
  131      SBRC    Redwood Business Park Loan # 4                       0.98  1,611,507   594,968 1,016,540 1.43   922,512 1.30
  132      GCFP    Cochrane Plaza                                       1.59  1,355,838   422,558   933,280 1.36   864,167 1.26
  133      GCFP    Lowe's Home Improvement Warehouse                    1.13    847,710    25,431   822,279 1.24   794,851 1.20
  134      GCFP    Millennium II Office Building                        1.53  1,510,070   554,381   955,689 1.36   873,113 1.24
  135      SBRC    Alta Loma Square                                     1.55  1,214,877   328,359   886,518 1.40   830,379 1.31
-------------------------------------------------------------------------------------------------------------------------------
  136      SBRC    Remington Apartments / Winslow                       1.68                        789,029 1.28   701,029 1.24
                   Glen Apartments Portfolio
  136a             Remington Apartments                                         993,403   432,287   561,116        506,116
  136b             Winslow Glen Apartments                                      483,992   256,079   227,913        194,913
-------------------------------------------------------------------------------------------------------------------------------
  137      GCFP    Shadow Lakes Apartments                              1.15  1,319,137   503,078   816,059 1.33   764,351 1.24
  138      GCFP    Medical Center West                                  1.56  1,805,248   909,337   895,911 1.46   777,237 1.27
  139      GCFP    Willow Grove Office Mews                             1.92  1,310,020   437,083   872,937 1.48   769,666 1.30
  140      AMCC    Agilent Technologies Building                         UAV  1,228,796   335,269   893,527 1.41   795,527 1.26
  141      SBRC    Cornelius Apartments                                 1.62  1,293,884   419,715   874,169 1.54   833,069 1.46
  142      GCFP    1698 Vierling Drive East                             1.41    819,900    24,597   795,303 1.32   753,714 1.25
  143      SBRC    Sarno Business Complex                               1.33  1,287,356   390,921   896,436 1.54   774,460 1.33
  144      GCFP    Cherry Hill Office Mews                              1.60  1,554,067   654,193   899,874 1.59   763,306 1.35
  145       ALD    MJ Ocala Hilton                                      1.96  6,695,078 5,648,902 1,046,176 1.77   778,372 1.32
  146      GCFP    Freeport Distribution                                1.64    870,830    28,625   842,205 1.47   744,138 1.30
  147      AMCC    Patrice Place Industrial                             1.36    496,705   102,127   394,578 1.43   346,836 1.26
  148      AMCC    Figueroa  Industrial                                 1.36    405,715    84,550   321,165 1.43   285,523 1.26
  149      GCFP    5900 Sepulveda Boulevard Office Building             1.81  1,455,501   607,748   847,753 1.50   720,934 1.27
  150      AMCC    Sunrise Trade Center                                 1.13    829,953   150,775   679,178 1.35   632,184 1.26
  151      SBRC    Eatontown Shopping Center                            0.84    886,431   201,842   684,588 1.32   648,397 1.25
  152      GCFP    Nexus and Valencia Shopping Center                   1.48    873,447   237,941   635,506 1.35   602,099 1.28
  153      SBRC    Kmart Centre                                         1.55  1,020,297   300,339   719,958 1.47   643,561 1.31
  154      AMCC    Longley West Plaza                                   1.67    899,373   241,561   657,812 1.46   597,913 1.33
  155      GCFP    331-335 Putnam Avenue & 320-366 River Street          UAV    563,500    11,270   552,230 1.17   552,230 1.17
  156      GCFP    Churchill Village Apartments                         1.54    922,265   373,409   548,856 1.30   517,321 1.22
  157      GCFP    Sierra College Self Storage                          0.87    786,554   214,049   572,505 1.40   561,598 1.37

       MORTAGED REAL PROPERTY 2001 AND UNDERWRITTEN FINANCIAL INFORMATION


                                                                                     2001
                                                                                    STATE-   2001
                                                                                     MENT   STATEM-
         MORTGAGE                                                          2001     NUMBER    ENT
CONTROL    LOAN                                                          STATEMENT    OF    ENDING     2001       2001     2001
 NUMBER   SELLER                   LOAN / PROPERTY NAME                    TYPE     MONTHS   DATE    REVENUES   EXPENSES    NOI
----------------------------------------------------------------------------------------------------------------------------------
  158      SBRC    Canyon Creek Plaza                                   Annualized    5    05/31/01    836,635   139,039   697,596
  159      SBRC    1500 Dragon Street                                   Annualized    6    06/30/01  1,033,284   403,736   629,548
  160      GCFP    Holiday Inn Asheville Airport                        Trailing 12   12   06/30/01  4,053,939 2,921,757 1,132,182
  161      GCFP    Princeton Belvidere                                  Annualized    7    07/31/01    968,946   353,345   615,601
  162      SBRC    Valley View Mobile Home Park                         Trailing 12   12   04/30/01    754,291   226,763   527,528
  163      GCFP    Hometown Square                                      Annualized    6    06/30/01    872,812   193,810   679,002
  164      GCFP    Albemarle Crossing                                   Annualized    8    08/31/01    670,122    72,902   597,220
  165      GCFP    Hannaford Ground Lease at Albemarle                      UAV      UAV      UAV          UAV       UAV       UAV
                   Crossing
  166      AMCC    Promenade At Temecula                                Annualized    7    07/31/01    736,416    65,274   671,142
  167      GCFP    678 Massachusetts Avenue                             Annualized    6    06/30/01    809,126   296,343   512,783
  168      GCFP    Palomar Commerce Center                              Annualized    6    06/30/01    787,068   195,770   591,298
  169      SBRC    Landmark Plaza                                       Annualized    9    09/30/01    567,695    36,637   531,058
  170      SBRC    Lake Jackson Trading Post                            Annualized    6    06/30/01    600,522   175,112   425,410
  171      GCFP    Mt. Morris Plaza                                         UAV      UAV      UAV          UAV       UAV       UAV
  172      GCFP    Durango Mini-Storage & Charleston                    Annualized    8    08/31/01  1,038,823   367,719   671,104
                   West Mini-Storage
  173      GCFP    Via Verde Plaza                                      Annualized    6    06/30/01    663,680   118,866   544,814
  174      GCFP    Northlake Quadrangle                                 Trailing 12   12   07/31/01    846,744   337,769   508,975
  175      GCFP    550-560 Sutter Street                                Annualized    6    06/30/01    654,639   157,881   496,758
  176      GCFP    Aliso Viejo Town Center-Building # 7                 Annualized    6    06/30/01    585,380   122,063   463,317
  177      SBRC    Federal Highway Self Storage                         Trailing 12   12   06/30/01    958,897   225,058   733,839
  178      SBRC    Westheimer Village Shopping Center                   Annualized    3    03/31/01    762,582    88,317   674,265
  179      AMCC    Westland Shopping Center                                 UAV      UAV      UAV          UAV       UAV       UAV
  180      GCFP    1770 North Milwaukee Avenue                          Annualized    4    08/31/01    377,000         0   377,000
  181      GCFP    64th Street and Greenway Road                        Annualized    8    08/25/01    556,346    75,968   480,378
  182      AMCC    Mountain Park Plaza                                  Annualized    7    07/31/01    708,310   280,006   428,304
  183      SBRC    Mountain/Arrow Center                                Annualized    6    06/30/01    797,110   324,961   472,149
  184      GCFP    Evanston Northwestern Ground Lease                       UAV      UAV      UAV          UAV       UAV       UAV
  185      GCFP    Main Street Village Office Building                  Annualized    8    08/31/01    679,146   151,408   527,738
  186      AMCC    Santorini at the Park Apartments                         UAV      UAV      UAV          UAV       UAV       UAV
  187      GCFP    Fairmount Greens Apartments                          Annualized    6    06/30/01    935,629   557,547   378,082
  188      GCFP    Jackson Square Shopping Center                       Trailing 12   12   06/30/01    477,879    93,823   384,056
  189      SBRC    Bradville Square                                     Annualized    5    09/30/01    569,844   186,098   383,746
  190      GCFP    23133 Hawthorne Boulevard                            Annualized    6    06/30/01    766,325   352,636   413,689
  191      GCFP    Park 2000 - Building K                               Annualized    7    07/31/01    287,007    62,220   224,787
  192      GCFP    Park 2000 - Building H                               Annualized    7    07/31/01    208,537    42,067   166,470
  193      SBRC    Deer Valley Plaza                                    Annualized   6.5   07/16/01    535,773   147,707   388,066
  194      GCFP    Russell Mini Storage                                 Annualized    3    07/31/01    527,623    96,650   430,973
  195      AMCC    Uinta Golf and Ihop Pad Site                         Annualized    6    06/30/01    451,466    55,750   395,716
  196      GCFP    150-170 Professional Center Drive                    Annualized    7    07/31/01    493,140   142,867   350,273
  197      GCFP    9, 9A & 0 Summit Avenue                              Trailing 12   12   07/31/01    386,800   120,810   265,990
  198      AMCC    Ventura Commerce Center II                           Annualized    8    08/31/01    455,268   119,600   335,668
  199      AMCC    Willowbrook II                                           UAV      UAV      UAV          UAV       UAV       UAV
  200      GCFP    Newport Avenue Plaza                                     UAV      UAV      UAV          UAV       UAV       UAV
  201      AMCC    1340 Old Chain Bridge Road                           Trailing 12   12   09/30/01    522,859   153,953   368,906
  202      GCFP    Shoal Creek Mall Shopping Center                     Annualized    3    07/31/01    475,930   110,734   365,196
  203      AMCC    Spring Mill Apartments                               Trailing 12   12   09/30/01    362,746    93,831   268,915
  204      AMCC    Glyndon Square Shopping Center                       Annualized    6    06/30/01    450,129   136,668   313,461
  205      SBRC    47 State Circle                                      Annualized    6    06/30/01    423,756    75,511   348,245
  206      AMCC    West Little York Industrial Park - Phase 2           Annualized    6    06/30/01    343,432    40,413   303,019
  207      GCFP    Holiday Inn Stillwater                               Trailing 12   12   06/30/01  1,922,264 1,248,791   673,473
  208      SBRC    Continental Apartments                               Trailing 12   12   05/31/01    556,329   336,058   220,271
  209      GCFP    943-955 North McLean Boulevard                       Annualized    6    06/30/01    393,749   104,857   288,892
  210      GCFP    Holiday Inn Ponca City                               Trailing 12   12   06/30/01  2,400,768 1,668,856   731,912
  211      AMCC    National Tour Building                                   UAV      UAV      UAV          UAV       UAV       UAV
  212      GCFP    Eaglepointe Office Building                          Annualized    5    07/31/01    222,324    31,714   190,610
  213      GCFP    Plaza on Shea                                        Trailing 12   12   07/31/01    354,871    73,771   281,100
  214      GCFP    Woodward Heights Manor Apartments                    Trailing 12   12   06/30/01    346,011   152,440   193,571
  215      AMCC    Aspen Apartments                                     Annualized    8    08/31/01    314,883   105,149   209,734
  216      AMCC    Hamilton Fairfax Apartments                          Trailing 12   12   08/31/01    239,873    72,953   166,920



                                                                                                                           U/W
         MORTGAGE                                                       2001                                U/W            NCF
CONTROL    LOAN                                                          NOI    U/W       U/W       U/W     NOI     U/W    DSCR
 NUMBER   SELLER                   LOAN / PROPERTY NAME                 DSCR  REVENUES  EXPENSES    NOI     DSCR    NCF     (A)
-------------------------------------------------------------------------------------------------------------------------------
  158      SBRC    Canyon Creek Plaza                                   1.68    858,202   259,085   599,116 1.44   540,543 1.30
  159      SBRC    1500 Dragon Street                                   1.50    907,104   241,123   665,981 1.59   526,005 1.25
  160      GCFP    Holiday Inn Asheville Airport                        2.54  3,852,708 2,977,731   874,977 1.97   701,605 1.58
  161      GCFP    Princeton Belvidere                                  1.62    759,637   260,869   498,768 1.31   485,268 1.27
  162      SBRC    Valley View Mobile Home Park                         1.39    737,250   274,920   462,330 1.22   455,080 1.20
  163      GCFP    Hometown Square                                      1.79    848,059   221,548   626,511 1.66   600,274 1.59
  164      GCFP    Albemarle Crossing                                   2.94    426,553   113,615   312,938 1.35   285,509 1.28
  165      GCFP    Hannaford Ground Lease at Albemarle                   UAV    257,250     5,145   252,105 1.35   252,105 1.28
                   Crossing
  166      AMCC    Promenade At Temecula                                1.40    700,891   141,755   559,136 1.17   555,809 1.16
  167      GCFP    678 Massachusetts Avenue                             1.40    839,143   285,435   553,708 1.51   490,812 1.34
  168      GCFP    Palomar Commerce Center                              1.74    778,584   221,177   557,407 1.64   513,429 1.51
  169      SBRC    Landmark Plaza                                       1.52    602,817   113,171   489,646 1.40   434,703 1.25
  170      SBRC    Lake Jackson Trading Post                            1.25    679,756   188,826   490,930 1.45   450,945 1.33
  171      GCFP    Mt. Morris Plaza                                      UAV    669,614   203,608   466,006 1.45   413,418 1.29
  172      GCFP    Durango Mini-Storage & Charleston                    1.92  1,038,823   402,480   636,343 1.82   613,623 1.75
                   West Mini-Storage
  173      GCFP    Via Verde Plaza                                      1.67    698,396   217,371   481,025 1.48   440,466 1.35
  174      GCFP    Northlake Quadrangle                                 1.48    925,014   351,832   573,182 1.67   473,681 1.38
  175      GCFP    550-560 Sutter Street                                1.43    640,291   175,236   465,055 1.34   436,512 1.26
  176      GCFP    Aliso Viejo Town Center-Building # 7                 1.39    598,638   161,227   437,411 1.31   417,179 1.25
  177      SBRC    Federal Highway Self Storage                         2.30    894,092   346,138   547,954 1.72   541,195 1.70
  178      SBRC    Westheimer Village Shopping Center                   2.10    784,223   310,042   474,181 1.48   400,743 1.25
  179      AMCC    Westland Shopping Center                              UAV    786,344   260,803   525,541 1.52   483,435 1.40
  180      GCFP    1770 North Milwaukee Avenue                          1.26    377,000    11,310   365,690 1.22   360,398 1.20
  181      GCFP    64th Street and Greenway Road                        1.73    488,980   103,321   385,659 1.39   365,368 1.32
  182      AMCC    Mountain Park Plaza                                  1.52    651,075   215,916   435,159 1.55   406,980 1.45
  183      SBRC    Mountain/Arrow Center                                1.81    728,119   303,496   424,623 1.63   345,660 1.33
  184      GCFP    Evanston Northwestern Ground Lease                    UAV    616,185         0   616,185 2.66   616,185 2.66
  185      GCFP    Main Street Village Office Building                  1.98    687,580   292,801   394,779 1.48   355,443 1.33
  186      AMCC    Santorini at the Park Apartments                      UAV    412,292   112,409   299,883 1.23   292,908 1.20
  187      GCFP    Fairmount Greens Apartments                          1.54    873,978   532,501   341,477 1.39   309,709 1.26
  188      GCFP    Jackson Square Shopping Center                       1.53    471,839   110,181   361,658 1.44   328,293 1.30
  189      SBRC    Bradville Square                                     1.51    634,076   233,799   400,277 1.57   345,904 1.36
  190      GCFP    23133 Hawthorne Boulevard                            1.65    705,302   322,405   382,897 1.53   326,185 1.30
  191      GCFP    Park 2000 - Building K                               1.54    291,678    72,136   219,542 1.45   203,718 1.35
  192      GCFP    Park 2000 - Building H                               1.54    199,363    49,817   149,546 1.45   139,607 1.35
  193      SBRC    Deer Valley Plaza                                    1.60    549,682   221,969   327,713 1.35   306,155 1.26
  194      GCFP    Russell Mini Storage                                 1.75    487,060   157,435   329,625 1.34   319,416 1.30
  195      AMCC    Uinta Golf and Ihop Pad Site                         1.66    440,198   114,648   325,550 1.36   312,015 1.31
  196      GCFP    150-170 Professional Center Drive                    1.53    475,269   114,819   360,450 1.58   304,593 1.33
  197      GCFP    9, 9A & 0 Summit Avenue                              1.28    379,525   123,162   256,363 1.23   251,363 1.21
  198      AMCC    Ventura Commerce Center II                           1.31    566,750   141,289   425,461 1.66   375,522 1.47
  199      AMCC    Willowbrook II                                        UAV    427,310   116,021   311,289 1.43   287,139 1.31
  200      GCFP    Newport Avenue Plaza                                  UAV    419,847   120,299   299,548 1.37   284,191 1.30
  201      AMCC    1340 Old Chain Bridge Road                           1.85    473,369   159,183   314,186 1.58   264,688 1.33
  202      GCFP    Shoal Creek Mall Shopping Center                     1.82    455,855   124,243   331,612 1.66   287,900 1.44
  203      AMCC    Spring Mill Apartments                               1.50    372,457   139,348   233,109 1.30   220,509 1.23
  204      AMCC    Glyndon Square Shopping Center                       1.46    456,595   149,870   306,725 1.43   277,704 1.29
  205      SBRC    47 State Circle                                      1.54    446,279   116,825   329,454 1.46   300,972 1.33
  206      AMCC    West Little York Industrial Park - Phase 2           1.54    376,076    79,631   296,445 1.50   258,000 1.31
  207      GCFP    Holiday Inn Stillwater                               3.40  1,860,151 1,327,963   532,188 2.68   433,653 2.19
  208      SBRC    Continental Apartments                               1.35    587,957   364,685   223,272 1.36   207,022 1.27
  209      GCFP    943-955 North McLean Boulevard                       1.82    334,334   115,292   219,042 1.38   201,104 1.27
  210      GCFP    Holiday Inn Ponca City                               4.10  2,069,710 1,620,186   449,524 2.52   346,038 1.94
  211      AMCC    National Tour Building                                UAV    283,769    76,322   207,447 1.35   190,171 1.24
  212      GCFP    Eaglepointe Office Building                          1.34    355,595   114,636   240,959 1.69   203,083 1.43
  213      GCFP    Plaza on Shea                                        1.92    332,583   123,582   209,001 1.42   183,898 1.25
  214      GCFP    Woodward Heights Manor Apartments                    1.39    340,162   147,826   192,336 1.38   175,236 1.26
  215      AMCC    Aspen Apartments                                     1.51    304,393   126,558   177,835 1.28   166,585 1.20
  216      AMCC    Hamilton Fairfax Apartments                          1.43    247,494    79,125   168,369 1.44   161,409 1.38

       MORTAGED REAL PROPERTY 2001 AND UNDERWRITTEN FINANCIAL INFORMATION


                                                                                     2001
                                                                                    STATE-   2001
                                                                                     MENT   STATEM-
         MORTGAGE                                                          2001     NUMBER    ENT
CONTROL    LOAN                                                          STATEMENT    OF    ENDING     2001       2001     2001
 NUMBER   SELLER                   LOAN / PROPERTY NAME                    TYPE     MONTHS   DATE    REVENUES   EXPENSES    NOI
-----------------------------------------------------------------------------------------------------------------------------------
  217      GCFP    McMahon Medical Office Building                      Annualized    6    06/30/01    307,896    76,410   231,486
  218      AMCC    Cimmaron Professional Plaza                              UAV      UAV      UAV          UAV       UAV       UAV
  219      AMCC    California Creations Building                            UAV      UAV      UAV          UAV       UAV       UAV
  220      GCFP    Pinnacle Peak Road and 39th Drive                        UAV      UAV      UAV          UAV       UAV       UAV
-----------------------------------------------------------------------------------------------------------------------------------
  221      AMCC    Brookside Market / Cedar Plaza Portfolio                                                                189,895
  221a             Brookside Market                                     Annualized    9    09/30/01    185,281    43,577   141,704
  221b             Cedar Plaza Shopping Center                          Annualized    9    09/30/01     63,298    15,107    48,191
-----------------------------------------------------------------------------------------------------------------------------------
  223      GCFP    Storage Inn                                          Annualized    1    07/31/01    208,385    58,055   150,330
  224      AMCC    Stanley Court Apartments                             Trailing 12   12   08/31/01    399,530   195,262   204,268
-----------------------------------------------------------------------------------------------------------------------------------
  225      AMCC    2380 Wycliff / 970 Raymond Portfolio                                                                    209,525
  225a             2380 Wycliff Street                                  Annualized    10   10/31/01    220,133   119,807   100,326
  225b             970 Raymond Avenue                                   Annualized    10   10/31/01    229,166   119,966   109,200
-----------------------------------------------------------------------------------------------------------------------------------
  226      AMCC    Greenbrier Apartments II                                 UAV      UAV      UAV          UAV       UAV       UAV
  227      AMCC    Greenbrier Apartments III                                UAV      UAV      UAV          UAV       UAV       UAV
  228      AMCC    Greenbrier Apartments I                              Trailing 12   12   08/31/01    156,236    66,371    89,865
  229      GCFP    Valley View Twain Shopping Center and Billboard Site Annualized    9    09/11/01    252,484    59,545   192,939
  230      AMCC    Rite Aid Drugstore                                   Annualized    9    09/30/01    155,705     1,407   154,298
  231      AMCC    167-55 148th Avenue                                  Annualized    6    06/30/01    351,112   174,280   176,832
  232      AMCC    16249-16259 Stagg Street                                 UAV      UAV      UAV          UAV       UAV       UAV
  233      AMCC    6819 Redwood Drive                                   Annualized    9    09/30/01    125,591    42,041    83,550
  234      AMCC    Toll House Office Building                               UAV      UAV      UAV          UAV       UAV       UAV
  235      AMCC    Linden Hills Co-op Grocery Store                     Annualized    10   10/31/01    113,222         0   113,222
  236      AMCC    Goodyear/Wenco Building                                  UAV      UAV      UAV          UAV       UAV       UAV
  237      GCFP    2436 East Indian School Road                         Annualized    8    08/31/01     89,330     4,505    84,825
  238      AMCC    WMC International Industrial Building                    UAV      UAV      UAV          UAV       UAV       UAV
  239      AMCC    Desert Club Apartments                                   UAV      UAV      UAV          UAV       UAV       UAV

                   PRESENTED BELOW, SEPARATE FROM THE REST OF THE
                   POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION
                   FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST,
                   WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES.
                   THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT
                   INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

 101b      GCFP    Birch Run Outlet Center (Junior Portion)             Trailing 12  12    06/30/01 12,725,957 2,840,202 9,885,755



                                                                                                                           U/W
         MORTGAGE                                                       2001                                U/W            NCF
CONTROL    LOAN                                                          NOI    U/W       U/W       U/W     NOI     U/W    DSCR
 NUMBER   SELLER                   LOAN / PROPERTY NAME                 DSCR  REVENUES  EXPENSES    NOI     DSCR    NCF     (A)
-------------------------------------------------------------------------------------------------------------------------------
  217      GCFP    McMahon Medical Office Building                      1.84    287,271    91,794   195,477 1.55   172,685 1.37
  218      AMCC    Cimmaron Professional Plaza                           UAV    212,823    39,452   173,371 1.49   151,494 1.30
  219      AMCC    California Creations Building                         UAV    268,865    94,731   174,134 1.40   159,233 1.28
  220      GCFP    Pinnacle Peak Road and 39th Drive                     UAV    210,345    58,206   152,139 1.39   143,037 1.31
-------------------------------------------------------------------------------------------------------------------------------
  221      AMCC    Brookside Market / Cedar Plaza Portfolio             1.62                        167,700 1.43   149,031 1.27
  221a             Brookside Market                                             180,408    60,045   120,363        107,496
  221b             Cedar Plaza Shopping Center                                   61,149    13,810    47,339         41,537
-------------------------------------------------------------------------------------------------------------------------------
  223      GCFP    Storage Inn                                          1.28    245,552    85,683   159,869 1.37   154,750 1.32
  224      AMCC    Stanley Court Apartments                             1.54    393,043   203,244   189,799 1.43   176,599 1.33
-------------------------------------------------------------------------------------------------------------------------------
  225      AMCC    2380 Wycliff / 970 Raymond Portfolio                 1.76                        191,878 1.61   152,191 1.27
  225a             2380 Wycliff Street                                          237,296   126,012   111,284         88,957
  225b             970 Raymond Avenue                                           199,066   118,472    80,594         63,234
-------------------------------------------------------------------------------------------------------------------------------
  226      AMCC    Greenbrier Apartments II                              UAV    182,105    71,524   110,581 1.32   104,581 1.25
  227      AMCC    Greenbrier Apartments III                             UAV    188,727    71,855   116,872 1.40   110,872 1.33
  228      AMCC    Greenbrier Apartments I                              1.08    187,986    71,818   116,168 1.39   110,168 1.32
  229      GCFP    Valley View Twain Shopping Center and Billboard Site 2.10    204,887    57,894   146,993 1.60   129,369 1.41
  230      AMCC    Rite Aid Drugstore                                   1.83    157,504    24,457   133,047 1.58   117,995 1.40
  231      AMCC    167-55 148th Avenue                                  2.20    316,037   195,410   120,627 1.50    99,336 1.23
  232      AMCC    16249-16259 Stagg Street                              UAV    166,551    35,423   131,128 1.79   116,387 1.59
  233      AMCC    6819 Redwood Drive                                   1.44    134,845    38,961    95,884 1.66    80,467 1.39
  234      AMCC    Toll House Office Building                            UAV    152,269    58,058    94,211 1.41    85,249 1.28
  235      AMCC    Linden Hills Co-op Grocery Store                     1.56    106,162     4,385   101,777 1.40    92,504 1.27
  236      AMCC    Goodyear/Wenco Building                               UAV    151,136    37,539   113,597 1.64   101,559 1.47
  237      GCFP    2436 East Indian School Road                         1.85     81,137    18,586    62,551 1.37    62,551 1.37
  238      AMCC    WMC International Industrial Building                 UAV    109,032    23,618    85,414 1.40    78,089 1.28
  239      AMCC    Desert Club Apartments                                UAV     95,583    50,350    45,233 1.42    39,633 1.25

                   PRESENTED BELOW, SEPARATE FROM THE REST OF THE
                   POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION
                   FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST,
                   WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES.
                   THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT
                   INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

 101b      GCFP    Birch Run Outlet Center (Junior Portion)             2.23 12,984,608 3,355,984 9,628,624 2.17 8,984,677 2.03


-------------------------
Footnotes: (a) For loans with holdbacks, the respective holdback amount and release conditions, if any, were taken into consideration in deriving the loan's U/W NCF DSCRs, Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios.

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION



                                                                                                   RECOM-                   ESCROWED
                                                                                                   MENDED        U/W        REPLACE-
                                                                                                   ANNUAL       ANNUAL        MENT
          MORTGAGE                                              CURRENT     TAXES     INSURANCE   REPLACE-     REPLACE-     RESERVES
CONTROL     LOAN                                               HOLDBACK   CURRENTLY   CURRENTLY     MENT         MENT        INITIAL
 NUMBER    SELLER             LOAN / PROPERTY NAME              AMOUNT     ESCROWED    ESCROWED   RESERVES     RESERVES      DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
  101a      GCFP    Birch Run Outlet Center (Senior                  NAP     Yes         Yes       122,900            0            0
                      Portion)
  102       GCFP    Phoenix Marriott                                 NAP     Yes         Yes       137,475      733,372            0
  103       GCFP    Imperial Apartments                        8,000,000     Yes         Yes       117,463      136,500            0
  104       GCFP    Pacific Plaza at Torrey Hills                    NAP     Yes         Yes         2,298       23,688        3,948
  105       SBRC    Murray Business Center                                   Yes         Yes        39,842       66,742            0
  106       SBRC    The Cannery                                  500,000     Yes         Yes        19,069       19,768            0
  107       AMCC    The Marketplace at Palmdale                6,500,000     Yes         Yes         6,250       21,638            0
  108       GCFP    Metro Park Office Building                       NAP     Yes         Yes         9,138       26,116        2,177
  109       GCFP    Hilton Garden Inn                                NAP     Yes         Yes        53,296      283,582       46,726
  110       SBRC    A&P Warehouse - Central Islip              2,359,039     Yes          No       134,977       57,555  351,244 LOC
  111       SBRC    A&P Warehouse - Baltimore                  2,386,536     Yes          No         8,267       77,617            0
  112       SBRC    Cumberland Crossing                              NAP     Yes         Yes        17,895       27,367            0
  113       GCFP    Lakeshore Marketplace Shopping Center            NAP     Yes         Yes        39,546       53,569            0
  114       SBRC    Redwood Business Park Loan # 3                   NAP     Yes          No        18,592       28,800            0
  115       GCFP    Paramus Plaza                                276,000     Yes         Yes         6,477       23,052            0
  116       AMCC    2811 Wilshire Boulevard                          NAP     Yes         Yes        21,438       24,564            0
  117       SBRC    Ralph's Market Center                        740,000     Yes         Yes         8,917       12,736            0
  118       SBRC    Market Square Shopping Center                    NAP     Yes         Yes        27,014       30,527            0
  119       SBRC    Woodland Manor Apartments                  1,022,000     Yes         Yes        14,065       35,325            0
  120       GCFP    Holiday Inn Hotel and Resort -                   NAP     Yes         Yes       137,799      268,720       26,640
                      Tewksbury
  121       GCFP    Muir Station Shopping Center                     NAP     Yes         Yes        15,898       18,747        1,563
  122       SBRC    Medical Pavilion                                 NAP     Yes         Yes        21,796       20,465            0
  123       AMCC    Spring Creek Apartments                          NAP     Yes         Yes        81,407       91,160            0
  124       GCFP    Raymour & Flanigan Plaza                         NAP     Yes         Yes         3,460       18,352        1,530
  125       GCFP    Culver City Self Storage                         NAP     Yes         Yes         3,129        9,068          622
  126       SBRC    Central Park Plaza                           300,000     Yes          No        11,300       12,122            0
  127       SBRC    Joesler Village                                  NAP     Yes          No         4,632       14,575            0
  128       GCFP    Euclid Business Center                           NAP     Yes         Yes        24,374       40,749        6,792
  129       GCFP    4300 Sprint Boulevard Northeast                  NAP      No          No         5,250       33,621       89,657
  130       SBRC    North Caroll Shopping Center                     NAP     Yes          No        18,785       28,805            0
  131       SBRC    Redwood Business Park Loan # 4                   NAP     Yes         Yes         5,315       13,331            0
  132       GCFP    Cochrane Plaza                                   NAP     Yes         Yes        14,125       16,637        1,386
  133       GCFP    Lowe's Home Improvement Warehouse                NAP      No          No         7,367       13,714            0
  134       GCFP    Millennium II Office Building                    NAP     Yes         Yes         2,806       11,700          488
  135       SBRC    Alta Loma Square                                 NAP     Yes          No        11,125       15,179            0
------------------------------------------------------------------------------------------------------------------------------------
  136       SBRC    Remington Apartments / Winslow               626,000     Yes         Yes        64,015       88,000            0
                    Glen Apartments Portfolio
  136a              Remington Apartments                                                            41,481       55,000            0
  136b              Winslow Glen Apartments                                                         22,534       33,000            0
------------------------------------------------------------------------------------------------------------------------------------
  137       GCFP    Shadow Lakes Apartments                          NAP     Yes         Yes        45,406       51,708       65,000
  138       GCFP    Medical Center West                              NAP     Yes         Yes         6,883       16,906        1,410

  139       GCFP    Willow Grove Office Mews                         NAP     Yes         Yes        14,745       17,323            0
  140       AMCC    Agilent Technologies Building                    NAP     Yes         Yes         2,093        9,000            0
  141       SBRC    Cornelius Apartments                             NAP     Yes         Yes         3,171       41,100       41,100
  142       GCFP    1698 Vierling Drive East                         NAP      No          No         4,909       10,885            0
  143       SBRC    Sarno Business Complex                           NAP     Yes         Yes        19,532       25,535            0
  144       GCFP    Cherry Hill Office Mews                          NAP     Yes         Yes         1,308       28,362            0
  145        ALD    MJ Ocala Hilton                                  NAP      No          No           UAV      267,803            0
  146       GCFP    Freeport Distribution                            NAP     Yes         Yes        19,277       36,775        3,063
  147       AMCC    Patrice Place Industrial                         NAP     Yes         Yes         9,956       13,523            0
  148       AMCC    Figueroa  Industrial                             NAP     Yes         Yes         4,704       11,178            0
  149       GCFP    5900 Sepulveda Boulevard Office                  NAP     Yes         Yes        12,164       15,728       21,750
                      Building
  150       AMCC    Sunrise Trade Center                             NAP     Yes         Yes         2,858       10,762            0
  151       SBRC    Eatontown Shopping Center                        NAP     Yes         Yes         1,303        4,487            0
  152       GCFP    Nexus and Valencia Shopping Center               NAP     Yes         Yes         5,527        9,416        1,569
  153       SBRC    Kmart Centre                                     NAP     Yes         Yes        16,833       23,506            0
  154       AMCC    Longley West Plaza                               NAP     Yes         Yes         5,285       12,287            0
  155       GCFP    331-335 Putnam Avenue & 320-366 River            NAP      No          No           NAP          NAP          NAP
                      Street
  156       GCFP    Churchill Village Apartments                     NAP     Yes         Yes        23,115       31,535        5,256
  157       GCFP    Sierra College Self Storage                      NAP     Yes         Yes         2,500       10,907          909


                                                                                                                   ESCROWED
                                                                    ESCROWED     RECOM-               ESCROWED     REPLACE-
                                                                    REPLACE-     MENDED      U/W      REPLACE-       MENT
                                                                      MENT       ANNUAL     ANNUAL      MENT       RESERVES
                                                                    RESERVES    REPLACE-   REPLACE-   RESERVES      CURRENT
          MORTGAGE                                                  CURRENT       MENT       MENT      INITIAL      ANNUAL
CONTROL     LOAN                                                     ANNUAL     RESERVES   RESERVES    DEPOSIT      DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME                  DEPOSIT     PSF/UNIT   PSF/UNIT   PSF/UNIT     PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------
  101a      GCFP    Birch Run Outlet Center (Senior                   144,576       0.17       0.00       0.00           0.20
                      Portion)
  102       GCFP    Phoenix Marriott                               4% Revenue        398      2,126       0.00     4% Revenue
  103       GCFP    Imperial Apartments                               136,500        215        250       0.00            250
  104       GCFP    Pacific Plaza at Torrey Hills                      23,688       0.01       0.15       0.02           0.15
  105       SBRC    Murray Business Center                             66,742       0.12       0.20       0.00           0.20
  106       SBRC    The Cannery                                        19,768       0.19       0.20       0.00           0.20
  107       AMCC    The Marketplace at Palmdale                        25,966       0.03       0.10       0.00           0.12
  108       GCFP    Metro Park Office Building                         26,124       0.07       0.20       0.02           0.20
  109       GCFP    Hilton Garden Inn                              4% Revenue        331      1,761        290     4% Revenue
  110       SBRC    A&P Warehouse - Central Islip                      57,555       0.23       0.10   0.61 LOC           0.10
  111       SBRC    A&P Warehouse - Baltimore                          77,617       0.01       0.10       0.00           0.10
  112       SBRC    Cumberland Crossing                                27,367       0.07       0.11       0.00           0.11
  113       GCFP    Lakeshore Marketplace Shopping Center              53,568       0.12       0.16       0.00           0.16
  114       SBRC    Redwood Business Park Loan # 3                     28,800       0.13       0.20       0.00           0.20
  115       GCFP    Paramus Plaza                                      23,052       0.04       0.15       0.00           0.15
  116       AMCC    2811 Wilshire Boulevard                            24,564       0.22       0.25       0.00           0.25
  117       SBRC    Ralph's Market Center                              12,736       0.11       0.15       0.00           0.15
  118       SBRC    Market Square Shopping Center                      30,527       0.13       0.15       0.00           0.15
  119       SBRC    Woodland Manor Apartments                          27,475      89.59        225       0.00            175
  120       GCFP    Holiday Inn Hotel and Resort -                 4% Revenue        581      1,134        112     4% Revenue
                      Tewksbury
  121       GCFP    Muir Station Shopping Center                       18,756       0.18       0.21       0.02           0.21
  122       SBRC    Medical Pavilion                                   20,429       0.29       0.27       0.00           0.27
  123       AMCC    Spring Creek Apartments                            91,160        237        265       0.00            265
  124       GCFP    Raymour & Flanigan Plaza                           18,360       0.04       0.20       0.02           0.20
  125       GCFP    Culver City Self Storage                            3,734       0.03       0.10       0.01           0.04
  126       SBRC    Central Park Plaza                                 13,502       0.12       0.13       0.00           0.15
  127       SBRC    Joesler Village                                    14,623       0.06       0.20       0.00           0.20
  128       GCFP    Euclid Business Center                             40,749       0.16       0.26       0.04           0.26
  129       GCFP    4300 Sprint Boulevard Northeast                    42,561       0.06       0.35       0.95           0.45
  130       SBRC    North Caroll Shopping Center                       28,805       0.13       0.19       0.00           0.19
  131       SBRC    Redwood Business Park Loan # 4                     13,331       0.08       0.20       0.00           0.20
  132       GCFP    Cochrane Plaza                                     16,637       0.17       0.20       0.02           0.20
  133       GCFP    Lowe's Home Improvement Warehouse                       0       0.05       0.10       0.00           0.00
  134       GCFP    Millennium II Office Building                       5,856       0.05       0.20       0.01           0.10
  135       SBRC    Alta Loma Square                                   15,179       0.11       0.15       0.00           0.15
--------------------------------------------------------------------------------------------------------------------------------
  136       SBRC    Remington Apartments / Winslow                     88,000        188        258       0.00            258
                    Glen Apartments Portfolio
  136a              Remington Apartments                               55,000        192        255       0.00            255
  136b              Winslow Glen Apartments                            33,000        180        264       0.00            264
--------------------------------------------------------------------------------------------------------------------------------
  137       GCFP    Shadow Lakes Apartments                            51,704        247        281        353            281
  138       GCFP    Medical Center West                                16,920       0.08       0.20       0.02           0.20

  139       GCFP    Willow Grove Office Mews                           17,323       0.17       0.20       0.00           0.20
  140       AMCC    Agilent Technologies Building                       9,000       0.03       0.15       0.00           0.15
  141       SBRC    Cornelius Apartments                               41,100      23.14        300        300            300
  142       GCFP    1698 Vierling Drive East                                0       0.05       0.10       0.00           0.00
  143       SBRC    Sarno Business Complex                             21,396       0.14       0.18       0.00           0.15
  144       GCFP    Cherry Hill Office Mews                            28,362       0.01       0.26       0.00           0.26
  145        ALD    MJ Ocala Hilton                                4% Revenue        UAV      1,359       0.00     4% Revenue
  146       GCFP    Freeport Distribution                              36,756       0.08       0.15       0.01           0.15
  147       AMCC    Patrice Place Industrial                            9,015       0.11       0.15       0.00           0.10
  148       AMCC    Figueroa  Industrial                                7,452       0.06       0.15       0.00           0.10
  149       GCFP    5900 Sepulveda Boulevard Office                    15,732       0.16       0.21       0.29           0.21
                      Building
  150       AMCC    Sunrise Trade Center                               10,764       0.04       0.15       0.00           0.15
  151       SBRC    Eatontown Shopping Center                           4,487       0.04       0.15       0.00           0.15
  152       GCFP    Nexus and Valencia Shopping Center                  9,416       0.09       0.15       0.03           0.15
  153       SBRC    Kmart Centre                                       23,506       0.11       0.15       0.00           0.15
  154       AMCC    Longley West Plaza                                 12,287       0.09       0.20       0.00           0.20
  155       GCFP    331-335 Putnam Avenue & 320-366 River                 NAP        NAP        NAP        NAP            NAP
                      Street
  156       GCFP    Churchill Village Apartments                       31,535        194        265      44.17            265
  157       GCFP    Sierra College Self Storage                         5,454       0.02       0.11       0.01           0.05



                                                                                                                            ESCROWED
                                                                                         ESCROWED                ESCROWED     TI/LC
                                                                           ESCROWED        TI/LC       U/W         TI/LC    RESERVES
                                                                U/W          TI/LC       RESERVES    ANNUAL      RESERVES    CURRENT
          MORTGAGE                                             ANNUAL      RESERVES       CURRENT     TI/LC      INITIAL     ANNUAL
CONTROL     LOAN                                                TI/LC       INITIAL       ANNUAL    RESERVES     DEPOSIT     DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME            RESERVES      DEPOSIT       DEPOSIT   PSF/UNIT     PSF/UNIT   PSF/UNIT
------------------------------------------------------------------------------------------------------------------------------------
  101a      GCFP    Birch Run Outlet Center (Senior            643,947         300,000    361,439       0.89         0.41       0.50
                      Portion)
  102       GCFP    Phoenix Marriott                               NAP             NAP        NAP        NAP          NAP        NAP
  103       GCFP    Imperial Apartments                            NAP             NAP        NAP        NAP          NAP        NAP
  104       GCFP    Pacific Plaza at Torrey Hills              266,597               0          0       1.69         0.00       0.00
  105       SBRC    Murray Business Center                     300,335               0    248,423       0.90         0.00       0.74
  106       SBRC    The Cannery                                153,097               0    150,692       1.55         0.00       1.52
  107       AMCC    The Marketplace at Palmdale                 74,886   7,000,000 LOC          0       0.35    32.35 LOC       0.00
  108       GCFP    Metro Park Office Building                 178,556          14,880    310,344       1.37         0.11       2.38
  109       GCFP    Hilton Garden Inn                              NAP             NAP        NAP        NAP          NAP        NAP
  110       SBRC    A&P Warehouse - Central Islip               86,332   2,359,039 LOC          0       0.15     4.10 LOC       0.00
  111       SBRC    A&P Warehouse - Baltimore                  116,426   2,386,536 LOC          0       0.15     3.07 LOC       0.00
  112       SBRC    Cumberland Crossing                         45,953               0     45,953       0.19         0.00       0.19
  113       GCFP    Lakeshore Marketplace Shopping Center      141,365         390,000    144,000       0.43         1.19       0.44
  114       SBRC    Redwood Business Park Loan # 3             168,944               0    181,500       1.17         0.00       1.26
  115       GCFP    Paramus Plaza                               82,634               0          0       0.54         0.00       0.00
  116       AMCC    2811 Wilshire Boulevard                    191,187       1,317,961    149,346       1.95        13.46       1.53
  117       SBRC    Ralph's Market Center                       17,829               0     24,750       0.21         0.00       0.29
  118       SBRC    Market Square Shopping Center               98,378               0     98,378       0.48         0.00       0.48
  119       SBRC    Woodland Manor Apartments                      NAP             NAP        NAP        NAP          NAP        NAP
  120       GCFP    Holiday Inn Hotel and Resort -                 NAP             NAP        NAP        NAP          NAP        NAP
                      Tewksbury
  121       GCFP    Muir Station Shopping Center                36,941         100,000     36,924       0.42         1.14       0.42
  122       SBRC    Medical Pavilion                            42,689               0     47,106       0.56         0.00       0.62
  123       AMCC    Spring Creek Apartments                        NAP             NAP        NAP        NAP          NAP        NAP
  124       GCFP    Raymour & Flanigan Plaza                    44,846           3,740     44,880       0.49         0.04       0.49
  125       GCFP    Culver City Self Storage                       NAP             NAP        NAP        NAP          NAP        NAP
  126       SBRC    Central Park Plaza                          53,855               0     57,560       0.60         0.00       0.64
  127       SBRC    Joesler Village                             57,405               0     58,420       0.79         0.00       0.80
  128       GCFP    Euclid Business Center                      29,682           4,947     29,682       0.19         0.03       0.19
  129       GCFP    4300 Sprint Boulevard Northeast             77,014               0          0       0.81         0.00       0.00
  130       SBRC    North Caroll Shopping Center                48,044               0          0       0.32         0.00       0.00
  131       SBRC    Redwood Business Park Loan # 4              80,697               0     66,656       1.21         0.00       1.00
  132       GCFP    Cochrane Plaza                              52,476          20,525     52,476       0.64         0.25       0.64
  133       GCFP    Lowe's Home Improvement Warehouse           13,714               0          0       0.10         0.00       0.00
  134       GCFP    Millennium II Office Building               70,876           5,607     67,284       1.21         0.10       1.15
  135       SBRC    Alta Loma Square                            40,960               0     47,561       0.40         0.00       0.47
------------------------------------------------------------------------------------------------------------------------------------
  136       SBRC    Remington Apartments / Winslow                 NAP             NAP        NAP        NAP          NAP        NAP
                    Glen Apartments Portfolio
  136a              Remington Apartments                           NAP             NAP        NAP        NAP          NAP        NAP
  136b              Winslow Glen Apartments                        NAP             NAP        NAP        NAP          NAP        NAP
------------------------------------------------------------------------------------------------------------------------------------
  137       GCFP    Shadow Lakes Apartments                        NAP             NAP        NAP        NAP          NAP        NAP
  138       GCFP    Medical Center West                        101,768         200,000     60,000       1.20         2.37       0.71
                                                                         (100,000 LOC)                         (1.18 LOC)
  139       GCFP    Willow Grove Office Mews                    85,948          75,000     88,542       1.01         0.88       1.04
  140       AMCC    Agilent Technologies Building               89,000          89,000          0       1.48         1.48       0.00
  141       SBRC    Cornelius Apartments                           NAP             NAP        NAP        NAP          NAP        NAP
  142       GCFP    1698 Vierling Drive East                    30,704               0          0       0.28         0.00       0.00
  143       SBRC    Sarno Business Complex                      96,441               0    102,429       0.68         0.00       0.72
  144       GCFP    Cherry Hill Office Mews                    108,206          75,000    108,300       1.00         0.69       1.00
  145        ALD    MJ Ocala Hilton                                NAP             NAP        NAP        NAP          NAP        NAP
  146       GCFP    Freeport Distribution                       61,292         300,000     61,260       0.25         1.22       0.25
  147       AMCC    Patrice Place Industrial                    34,219               0     28,850       0.38         0.00       0.32
  148       AMCC    Figueroa  Industrial                        24,464         450,000     23,846       0.33         6.04       0.32
  149       GCFP    5900 Sepulveda Boulevard Office            111,091         326,400     60,000       1.48         4.34       0.80
                      Building
  150       AMCC    Sunrise Trade Center                        36,232          67,500    135,000       0.50         0.94       1.88
  151       SBRC    Eatontown Shopping Center                   31,705               0     31,643       1.06         0.00       1.06
  152       GCFP    Nexus and Valencia Shopping Center          23,991           2,005     24,062       0.38         0.03       0.38
  153       SBRC    Kmart Centre                                52,891               0     52,891       0.34         0.00       0.34
  154       AMCC    Longley West Plaza                          47,612               0     36,860       0.78         0.00       0.60
  155       GCFP    331-335 Putnam Avenue & 320-366 River          NAP             NAP        NAP        NAP          NAP        NAP
                      Street
  156       GCFP    Churchill Village Apartments                   NAP             NAP        NAP        NAP          NAP        NAP
  157       GCFP    Sierra College Self Storage                    NAP             NAP        NAP        NAP          NAP        NAP

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION



                                                                                                   RECOM-                   ESCROWED
                                                                                                   MENDED        U/W        REPLACE-
                                                                                                   ANNUAL       ANNUAL        MENT
          MORTGAGE                                              CURRENT     TAXES     INSURANCE   REPLACE-     REPLACE-     RESERVES
CONTROL     LOAN                                               HOLDBACK   CURRENTLY   CURRENTLY     MENT         MENT        INITIAL
 NUMBER    SELLER             LOAN / PROPERTY NAME              AMOUNT     ESCROWED    ESCROWED   RESERVES     RESERVES      DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
  158       SBRC    Canyon Creek Plaza                               NAP     Yes         Yes         7,275        7,821            0
  159       SBRC    1500 Dragon Street                               NAP     Yes         Yes        33,654       33,436            0
  160       GCFP    Holiday Inn Asheville Airport                    NAP     Yes         Yes        36,542      173,372            0
  161       GCFP    Princeton Belvidere                              NAP     Yes         Yes         8,571       13,500            0
  162       SBRC    Valley View Mobile Home Park                     NAP     Yes         Yes         6,783        7,250            0
  163       GCFP    Hometown Square                                  NAP     Yes         Yes         8,278        8,977       38,750
  164       GCFP    Albemarle Crossing                               NAP     Yes         Yes         1,714        5,366            0
  165       GCFP    Hannaford Ground Lease at Albemarle              NAP     No          No            NAP          NAP          NAP
                      Crossing
  166       AMCC    Promenade At Temecula                            NAP     Yes         Yes         2,435        3,327            0
  167       GCFP    678 Massachusetts Avenue                         NAP     Yes         Yes         7,025        7,952            0
  168       GCFP    Palomar Commerce Center                          NAP     Yes         Yes         9,292       15,747        9,750
  169       SBRC    Landmark Plaza                                   NAP     No          No         15,104       17,679            0
  170       SBRC    Lake Jackson Trading Post                        NAP     Yes         No         16,739       16,733            0
  171       GCFP    Mt. Morris Plaza                                 NAP     Yes         Yes         9,981       11,511            0
  172       GCFP    Durango Mini-Storage & Charleston                NAP     No          No         19,931       22,720      100,000
                      West Mini-Storage
  173       GCFP    Via Verde Plaza                                  NAP     Yes         Yes        10,200       12,190       18,609
  174       GCFP    Northlake Quadrangle                             NAP     Yes         Yes         8,939       15,557        9,500
  175       GCFP    550-560 Sutter Street                            NAP     Yes         Yes         3,833        5,415          903
  176       GCFP    Aliso Viejo Town Center-Building # 7             NAP     Yes         Yes           UAV        2,725          454
  177       SBRC    Federal Highway Self Storage                     NAP     Yes         Yes         2,325        6,759            0
  178       SBRC    Westheimer Village Shopping Center               NAP     Yes         Yes        19,220       22,755            0
  179       AMCC    Westland Shopping Center                         NAP     Yes         Yes         3,834        5,540            0
  180       GCFP    1770 North Milwaukee Avenue                      NAP     No          No            559        1,512          252
  181       GCFP    64th Street and Greenway Road                    NAP     Yes         Yes         1,027        2,887          481
  182       AMCC    Mountain Park Plaza                              NAP     Yes         Yes         5,693        6,283            0
  183       SBRC    Mountain/Arrow Center                            NAP     Yes         No          8,758       10,925            0
  184       GCFP    Evanston Northwestern Ground Lease               NAP     No          No            NAP          NAP          NAP
  185       GCFP    Main Street Village Office Building              NAP     Yes         Yes         2,346        6,184            0
  186       AMCC    Santorini at the Park Apartments                 NAP     Yes         Yes         4,468        6,975            0
  187       GCFP    Fairmount Greens Apartments                      NAP     Yes         Yes        27,283       31,768        5,304
  188       GCFP    Jackson Square Shopping Center                   NAP     Yes         Yes         3,990        6,757        1,750
  189       SBRC    Bradville Square                                 NAP     Yes         Yes        14,005       13,836            0
  190       GCFP    23133 Hawthorne Boulevard                        NAP     Yes         Yes         6,783       11,959        1,993
  191       GCFP    Park 2000 - Building K                           NAP     Yes         No          1,688        5,071       50,000
  192       GCFP    Park 2000 - Building H                           NAP     Yes         No            860        2,512       25,000
  193       SBRC    Deer Valley Plaza                                NAP     Yes         Yes         3,209        4,237            0
  194       GCFP    Russell Mini Storage                             NAP     Yes         Yes         2,167       10,209        2,552
  195       AMCC    Uinta Golf and Ihop Pad Site                     NAP     Yes         Yes           958        3,294            0
  196       GCFP    150-170 Professional Center Drive                NAP     Yes         Yes         6,642        8,195        1,366
  197       GCFP    9, 9A & 0 Summit Avenue                          NAP     Yes         Yes         2,881        5,000            0
  198       AMCC    Ventura Commerce Center II                       NAP     Yes         Yes         8,190        9,034            0
  199       AMCC    Willowbrook II                                   NAP     Yes         Yes         2,482        3,150            0
  200       GCFP    Newport Avenue Plaza                             NAP     Yes         Yes           925        2,912            0
  201       AMCC    1340 Old Chain Bridge Road                       NAP     Yes         Yes         6,750        7,544            0
  202       GCFP    Shoal Creek Mall Shopping Center                 NAP     Yes         Yes         4,277       13,450        3,363
  203       AMCC    Spring Mill Apartments                           NAP     Yes         Yes        11,230       12,600       25,000
  204       AMCC    Glyndon Square Shopping Center                   NAP     Yes         Yes         6,013        6,720            0
  205       SBRC    47 State Circle                                  NAP     Yes         Yes         1,101        3,132       25,000
  206       AMCC    West Little York Industrial Park -               NAP     Yes         Yes         5,612        8,640            0
                      Phase 2
  207       GCFP    Holiday Inn Stillwater                           NAP     Yes         Yes        83,092       98,535        8,212
  208       SBRC    Continental Apartments                           NAP     Yes         Yes        14,137       16,250            0
  209       GCFP    943-955 North McLean Boulevard                   NAP     Yes         Yes         3,139        3,581            0
  210       GCFP    Holiday Inn Ponca City                           NAP     Yes         Yes        69,897      103,486        8,624
  211       AMCC    National Tour Building                           NAP     Yes         Yes           829        3,426            0
  212       GCFP    Eaglepointe Office Building                      NAP     Yes         Yes         1,837        5,500        1,375
  213       GCFP    Plaza on Shea                                    NAP     Yes         Yes         1,652        3,262          544
  214       GCFP    Woodward Heights Manor Apartments                NAP     Yes         Yes        11,647       17,100            0
  215       AMCC    Aspen Apartments                                 NAP     Yes         Yes         9,763       11,250            0
  216       AMCC    Hamilton Fairfax Apartments                      NAP     Yes         Yes         6,165        6,960            0


                                                                                                                  ESCROWED
                                                                   ESCROWED     RECOM-               ESCROWED     REPLACE-
                                                                   REPLACE-     MENDED      U/W      REPLACE-       MENT
                                                                     MENT       ANNUAL     ANNUAL      MENT       RESERVES
                                                                   RESERVES    REPLACE-   REPLACE-   RESERVES      CURRENT
          MORTGAGE                                                 CURRENT       MENT       MENT      INITIAL      ANNUAL
CONTROL     LOAN                                                    ANNUAL     RESERVES   RESERVES    DEPOSIT      DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME                 DEPOSIT     PSF/UNIT   PSF/UNIT   PSF/UNIT     PSF/UNIT
-------------------------------------------------------------------------------------------------------------------------------
  158       SBRC    Canyon Creek Plaza                                 7,821       0.14       0.15       0.00           0.15
  159       SBRC    1500 Dragon Street                                12,538       0.32       0.32       0.00           0.12
  160       GCFP    Holiday Inn Asheville Airport               4.5% Revenue        244      1,156       0.00   4.5% Revenue
  161       GCFP    Princeton Belvidere                               13,500        159        250       0.00            250
  162       SBRC    Valley View Mobile Home Park                       7,250      46.78      50.00       0.00          50.00
  163       GCFP    Hometown Square                                    9,000       0.22       0.24       1.02           0.24
  164       GCFP    Albemarle Crossing                                 5,376       0.06       0.20       0.00           0.20
  165       GCFP    Hannaford Ground Lease at Albemarle                  NAP        NAP        NAP        NAP            NAP
                      Crossing
  166       AMCC    Promenade At Temecula                              3,327       0.11       0.15       0.00           0.15
  167       GCFP    678 Massachusetts Avenue                           7,952       0.21       0.24       0.00           0.24
  168       GCFP    Palomar Commerce Center                           15,756       0.12       0.20       0.12           0.20
  169       SBRC    Landmark Plaza                                    17,676       0.15       0.18       0.00           0.18
  170       SBRC    Lake Jackson Trading Post                         16,733       0.23       0.23       0.00           0.23
  171       GCFP    Mt. Morris Plaza                                  11,511       0.13       0.15       0.00           0.15
  172       GCFP    Durango Mini-Storage & Charleston                      0       0.14       0.16       0.70           0.00
                      West Mini-Storage
  173       GCFP    Via Verde Plaza                                   12,356       0.22       0.27       0.41           0.27
  174       GCFP    Northlake Quadrangle                              15,557       0.11       0.20       0.12           0.20
  175       GCFP    550-560 Sutter Street                              5,415       0.14       0.20       0.03           0.20
  176       GCFP    Aliso Viejo Town Center-Building # 7               2,724        UAV       0.15       0.02           0.15
  177       SBRC    Federal Highway Self Storage                       6,727       0.03       0.10       0.00           0.10
  178       SBRC    Westheimer Village Shopping Center                22,755       0.22       0.26       0.00           0.26
  179       AMCC    Westland Shopping Center                           5,540       0.10       0.15       0.00           0.15
  180       GCFP    1770 North Milwaukee Avenue                        1,512       0.04       0.10       0.02           0.10
  181       GCFP    64th Street and Greenway Road                      2,887       0.05       0.15       0.03           0.15
  182       AMCC    Mountain Park Plaza                                6,283       0.15       0.17       0.00           0.17
  183       SBRC    Mountain/Arrow Center                             14,566       0.12       0.15       0.00           0.20
  184       GCFP    Evanston Northwestern Ground Lease                   NAP        NAP        NAP        NAP            NAP
  185       GCFP    Main Street Village Office Building                6,184       0.08       0.20       0.00           0.20
  186       AMCC    Santorini at the Park Apartments                   6,750        144        225       0.00            218
  187       GCFP    Fairmount Greens Apartments                       31,824        233        272      45.33            272
  188       GCFP    Jackson Square Shopping Center                     4,620       0.12       0.20       0.05           0.14
  189       SBRC    Bradville Square                                  13,836       0.34       0.34       0.00           0.34
  190       GCFP    23133 Hawthorne Boulevard                         11,959       0.17       0.30       0.05           0.30
  191       GCFP    Park 2000 - Building K                                 0       0.05       0.15       1.48           0.00
  192       GCFP    Park 2000 - Building H                                 0       0.05       0.15       1.49           0.00
  193       SBRC    Deer Valley Plaza                                  4,237       0.15       0.20       0.00           0.20
  194       GCFP    Russell Mini Storage                              10,209       0.03       0.15       0.04           0.15
  195       AMCC    Uinta Golf and Ihop Pad Site                       3,294       0.04       0.15       0.00           0.15
  196       GCFP    150-170 Professional Center Drive                  8,195       0.17       0.21       0.03           0.21
  197       GCFP    9, 9A & 0 Summit Avenue                            5,000        144        250       0.00            250
  198       AMCC    Ventura Commerce Center II                         6,662       0.17       0.19       0.00           0.14
  199       AMCC    Willowbrook II                                     3,150       0.12       0.15       0.00           0.15
  200       GCFP    Newport Avenue Plaza                               2,912       0.06       0.20       0.00           0.20
  201       AMCC    1340 Old Chain Bridge Road                         7,548       0.26       0.29       0.00           0.29
  202       GCFP    Shoal Creek Mall Shopping Center                  13,450       0.06       0.20       0.05           0.20
  203       AMCC    Spring Mill Apartments                            12,600        201        225        446            225
  204       AMCC    Glyndon Square Shopping Center                     4,479       0.20       0.23       0.00           0.15
  205       SBRC    47 State Circle                                    2,496       0.07       0.20       1.60           0.16
  206       AMCC    West Little York Industrial Park -                 6,336       0.10       0.15       0.00           0.11
                      Phase 2
  207       GCFP    Holiday Inn Stillwater                        5% Revenue        589        699      58.24     5% Revenue
  208       SBRC    Continental Apartments                            16,250        217        250       0.00            250
  209       GCFP    943-955 North McLean Boulevard                     3,581       0.13       0.15       0.00           0.15
  210       GCFP    Holiday Inn Ponca City                        5% Revenue        507        750      62.49     5% Revenue
  211       AMCC    National Tour Building                             3,426       0.04       0.15       0.00           0.15
  212       GCFP    Eaglepointe Office Building                        5,500       0.08       0.25       0.06           0.25
  213       GCFP    Plaza on Shea                                      3,262       0.10       0.20       0.03           0.20
  214       GCFP    Woodward Heights Manor Apartments                 14,250        204        300       0.00            250
  215       AMCC    Aspen Apartments                                  11,250        217        250       0.00            250
  216       AMCC    Hamilton Fairfax Apartments                        6,960        257        290       0.00            290



                                                                                                                            ESCROWED
                                                                                         ESCROWED                ESCROWED     TI/LC
                                                                           ESCROWED        TI/LC       U/W         TI/LC    RESERVES
                                                                U/W          TI/LC       RESERVES    ANNUAL      RESERVES    CURRENT
          MORTGAGE                                             ANNUAL      RESERVES       CURRENT     TI/LC      INITIAL     ANNUAL
CONTROL     LOAN                                                TI/LC       INITIAL       ANNUAL    RESERVES     DEPOSIT     DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME            RESERVES      DEPOSIT       DEPOSIT   PSF/UNIT     PSF/UNIT   PSF/UNIT
------------------------------------------------------------------------------------------------------------------------------------
  158       SBRC    Canyon Creek Plaza                          50,753               0          0       0.97         0.00       0.00
  159       SBRC    1500 Dragon Street                         106,540               0     50,000       1.02         0.00       0.48
  160       GCFP    Holiday Inn Asheville Airport                  NAP             NAP        NAP        NAP          NAP        NAP
  161       GCFP    Princeton Belvidere                            NAP             NAP        NAP        NAP          NAP        NAP
  162       SBRC    Valley View Mobile Home Park                   NAP             NAP        NAP        NAP          NAP        NAP
  163       GCFP    Hometown Square                             17,260         110,000          0       0.45         2.89       0.00
  164       GCFP    Albemarle Crossing                          22,063               0     22,068       0.82         0.00       0.82
  165       GCFP    Hannaford Ground Lease at Albemarle            NAP             NAP        NAP        NAP          NAP        NAP
                      Crossing
  166       AMCC    Promenade At Temecula                            0     450,000 LOC          0       0.00    20.24 LOC       0.00
  167       GCFP    678 Massachusetts Avenue                    54,944               0     53,592       1.63         0.00       1.59
  168       GCFP    Palomar Commerce Center                     28,231         110,000          0       0.36         1.40       0.00
  169       SBRC    Landmark Plaza                              37,265               0     37,272       0.38         0.00       0.38
  170       SBRC    Lake Jackson Trading Post                   23,252               0     23,118       0.31         0.00       0.31
  171       GCFP    Mt. Morris Plaza                            41,077               0     26,858       0.54         0.00       0.35
  172       GCFP    Durango Mini-Storage & Charleston              NAP             NAP        NAP        NAP          NAP        NAP
                      West Mini-Storage
  173       GCFP    Via Verde Plaza                             28,369          34,728     28,370       0.62         0.76       0.62
  174       GCFP    Northlake Quadrangle                        83,944           6,250     75,000       1.08         0.08       0.96
  175       GCFP    550-560 Sutter Street                       23,128           3,855     23,128       0.85         0.14       0.85
  176       GCFP    Aliso Viejo Town Center-Building # 7        17,507           2,918     17,507       0.96         0.16       0.96
  177       SBRC    Federal Highway Self Storage                   NAP             NAP        NAP        NAP          NAP        NAP
  178       SBRC    Westheimer Village Shopping Center          50,683               0     50,683       0.58         0.00       0.58
  179       AMCC    Westland Shopping Center                    36,566          54,000     29,548       0.99         1.46       0.80
  180       GCFP    1770 North Milwaukee Avenue                  3,780               0          0       0.25         0.00       0.00
  181       GCFP    64th Street and Greenway Road               17,404          15,000     18,904       0.90         0.78       0.98
  182       AMCC    Mountain Park Plaza                         21,896               0     27,645       0.59         0.00       0.75
  183       SBRC    Mountain/Arrow Center                       68,038               0     66,100       0.93         0.00       0.91
  184       GCFP    Evanston Northwestern Ground Lease             NAP             NAP        NAP        NAP          NAP        NAP
  185       GCFP    Main Street Village Office Building         33,152         100,000     50,000       1.07         3.23       1.62
  186       AMCC    Santorini at the Park Apartments               NAP             NAP        NAP        NAP          NAP        NAP
  187       GCFP    Fairmount Greens Apartments                    NAP             NAP        NAP        NAP          NAP        NAP
  188       GCFP    Jackson Square Shopping Center              26,608         100,000     26,640       0.79         2.96       0.79
  189       SBRC    Bradville Square                            40,537         150,000     36,624       1.00         3.69       0.90
  190       GCFP    23133 Hawthorne Boulevard                   44,753          65,000     44,753       1.11         1.62       1.11
  191       GCFP    Park 2000 - Building K                      10,753          33,000          0       0.32         0.98       0.00
  192       GCFP    Park 2000 - Building H                       7,427          32,000          0       0.44         1.91       0.00
  193       SBRC    Deer Valley Plaza                           17,321               0     18,212       0.82         0.00       0.86
  194       GCFP    Russell Mini Storage                           NAP             NAP        NAP        NAP          NAP        NAP
  195       AMCC    Uinta Golf and Ihop Pad Site                10,241      60,000 LOC          0       0.47     2.73 LOC       0.00
  196       GCFP    150-170 Professional Center Drive           47,662      37,500 LOC     47,662       1.20     0.94 LOC       1.20
  197       GCFP    9, 9A & 0 Summit Avenue                        NAP             NAP        NAP        NAP          NAP        NAP
  198       AMCC    Ventura Commerce Center II                  40,905         200,000     22,206       0.86         4.22       0.47
  199       AMCC    Willowbrook II                              21,000          50,000     21,000       1.00         2.38       1.00
  200       GCFP    Newport Avenue Plaza                        12,445               0     12,541       0.85         0.00       0.86
  201       AMCC    1340 Old Chain Bridge Road                  41,954          25,000     41,952       1.62         0.97       1.62
  202       GCFP    Shoal Creek Mall Shopping Center            30,262           2,522     30,262       0.45         0.04       0.45
  203       AMCC    Spring Mill Apartments                         NAP             NAP        NAP        NAP          NAP        NAP
  204       AMCC    Glyndon Square Shopping Center              22,301               0     10,450       0.75         0.00       0.35
  205       SBRC    47 State Circle                             25,350          50,000     18,000       1.62         3.19       1.15
  206       AMCC    West Little York Industrial Park -          29,805               0     28,800       0.52         0.00       0.50
                      Phase 2
  207       GCFP    Holiday Inn Stillwater                         NAP             NAP        NAP        NAP          NAP        NAP
  208       SBRC    Continental Apartments                         NAP             NAP        NAP        NAP          NAP        NAP
  209       GCFP    943-955 North McLean Boulevard              14,357               0     13,825       0.60         0.00       0.58
  210       GCFP    Holiday Inn Ponca City                         NAP             NAP        NAP        NAP          NAP        NAP
  211       AMCC    National Tour Building                      13,850         160,000     14,172       0.61         7.01       0.62
  212       GCFP    Eaglepointe Office Building                 32,376           2,698     32,376       1.47         0.12       1.47
  213       GCFP    Plaza on Shea                               21,841           1,805     21,660       1.34         0.11       1.33
  214       GCFP    Woodward Heights Manor Apartments              NAP             NAP        NAP        NAP          NAP        NAP
  215       AMCC    Aspen Apartments                               NAP             NAP        NAP        NAP          NAP        NAP
  216       AMCC    Hamilton Fairfax Apartments                    NAP             NAP        NAP        NAP          NAP        NAP

            MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION



                                                                                                   RECOM-                   ESCROWED
                                                                                                   MENDED        U/W        REPLACE-
                                                                                                   ANNUAL       ANNUAL        MENT
          MORTGAGE                                              CURRENT     TAXES     INSURANCE   REPLACE-     REPLACE-     RESERVES
CONTROL     LOAN                                               HOLDBACK   CURRENTLY   CURRENTLY     MENT         MENT        INITIAL
 NUMBER    SELLER             LOAN / PROPERTY NAME              AMOUNT     ESCROWED    ESCROWED   RESERVES     RESERVES      DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
  217       GCFP    McMahon Medical Office Building                  NAP     Yes         Yes         2,186        4,560          228
  218       AMCC    Cimmaron Professional Plaza                      NAP     Yes         Yes         1,333        2,521            0
  219       AMCC    California Creations Building                    NAP     Yes          No         2,563        5,000            0
  220       GCFP    Pinnacle Peak Road and 39th Drive                NAP     Yes         Yes           558        1,291          215
------------------------------------------------------------------------------------------------------------------------------------
  221       AMCC    Brookside Market / Cedar Plaza Portfolio         NAP     Yes         Yes         4,595        5,136            0
  221a              Brookside Market                                                                 3,280        3,666            0
  221b              Cedar Plaza Shopping Center                                                      1,315        1,470            0
------------------------------------------------------------------------------------------------------------------------------------
  223       GCFP    Storage Inn                                      NAP     Yes         Yes         2,417        5,119        1,280
  224       AMCC    Stanley Court Apartments                         NAP     Yes         Yes         7,651       13,200            0
------------------------------------------------------------------------------------------------------------------------------------
  225       AMCC    2380 Wycliff / 970 Raymond Portfolio             NAP     Yes         Yes         7,355        8,220            0
  225a              2380 Wycliff Street                                                              4,672        5,170            0
  225b              970 Raymond Avenue                                                               2,683        3,050            0
------------------------------------------------------------------------------------------------------------------------------------
  226       AMCC    Greenbrier Apartments II                         NAP     Yes         Yes         2,902        6,000            0
  227       AMCC    Greenbrier Apartments III                        NAP     Yes         Yes         2,902        6,000            0
  228       AMCC    Greenbrier Apartments I                          NAP     Yes         Yes         2,902        6,000            0
  229       GCFP    Valley View Twain Shopping Center                NAP     Yes         Yes         3,253        4,261        1,065
                      and Billboard Site
  230       AMCC    Rite Aid Drugstore                               NAP     No           No         2,855        3,191            0
  231       AMCC    167-55 148th Avenue                              NAP     Yes         Yes         2,233        4,873            0
  232       AMCC    16249-16259 Stagg Street                         NAP     No           No         5,063        5,552            0
  233       AMCC    6819 Redwood Drive                               NAP     Yes          No         1,902        3,348            0
  234       AMCC    Toll House Office Building                       NAP     Yes         Yes           479          840            0
  235       AMCC    Linden Hills Co-op Grocery Store                 NAP     No           No         2,120        2,370            0
  236       AMCC    Goodyear/Wenco Building                          NAP     Yes         Yes         3,239        3,693            0
  237       GCFP    2436 East Indian School Road                     NAP     Yes         Yes           NAP          NAP          NAP
  238       AMCC    WMC International Industrial Building            NAP     Yes         Yes         2,585        2,889            0
  239       AMCC    Desert Club Apartments                           NAP     Yes         Yes           UAV        5,600            0


                                                                                                                   ESCROWED
                                                                    ESCROWED     RECOM-               ESCROWED     REPLACE-
                                                                    REPLACE-     MENDED      U/W      REPLACE-       MENT
                                                                      MENT       ANNUAL     ANNUAL      MENT       RESERVES
                                                                    RESERVES    REPLACE-   REPLACE-   RESERVES      CURRENT
          MORTGAGE                                                  CURRENT       MENT       MENT      INITIAL      ANNUAL
CONTROL     LOAN                                                     ANNUAL     RESERVES   RESERVES    DEPOSIT      DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME                  DEPOSIT     PSF/UNIT   PSF/UNIT   PSF/UNIT     PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------
  217       GCFP    McMahon Medical Office Building                     2,736       0.12       0.25       0.01           0.15
  218       AMCC    Cimmaron Professional Plaza                         2,521       0.11       0.20       0.00           0.20
  219       AMCC    California Creations Building                           0       0.05       0.10       0.00           0.00
  220       GCFP    Pinnacle Peak Road and 39th Drive                   1,291       0.06       0.15       0.02           0.15
--------------------------------------------------------------------------------------------------------------------------------
  221       AMCC    Brookside Market / Cedar Plaza Portfolio                0       0.23       0.25       0.00           0.00
  221a              Brookside Market                                        0       0.22       0.25       0.00           0.00
  221b              Cedar Plaza Shopping Center                             0       0.23       0.26       0.00           0.00
--------------------------------------------------------------------------------------------------------------------------------
  223       GCFP    Storage Inn                                         5,119       0.07       0.15       0.04           0.15
  224       AMCC    Stanley Court Apartments                           13,200        174        300       0.00            300
--------------------------------------------------------------------------------------------------------------------------------
  225       AMCC    2380 Wycliff / 970 Raymond Portfolio                    0       0.15       0.17       0.00           0.00
  225a              2380 Wycliff Street                                     0       0.15       0.17       0.00           0.00
  225b              970 Raymond Avenue                                      0       0.15       0.17       0.00           0.00
--------------------------------------------------------------------------------------------------------------------------------
  226       AMCC    Greenbrier Apartments II                            6,000        121        250       0.00            250
  227       AMCC    Greenbrier Apartments III                           6,000        121        250       0.00            250
  228       AMCC    Greenbrier Apartments I                             6,000        121        250       0.00            250
  229       GCFP    Valley View Twain Shopping Center                   4,261       0.23       0.30       0.07           0.30
                      and Billboard Site
  230       AMCC    Rite Aid Drugstore                                      0       0.16       0.18       0.00           0.00
  231       AMCC    167-55 148th Avenue                                     0       0.07       0.15       0.00           0.00
  232       AMCC    16249-16259 Stagg Street                                0       0.34       0.38       0.00           0.00
  233       AMCC    6819 Redwood Drive                                      0       0.11       0.20       0.00           0.00
  234       AMCC    Toll House Office Building                              0       0.11       0.20       0.00           0.00
  235       AMCC    Linden Hills Co-op Grocery Store                        0       0.24       0.26       0.00           0.00
  236       AMCC    Goodyear/Wenco Building                                 0       0.14       0.16       0.00           0.00
  237       GCFP    2436 East Indian School Road                          NAP        NAP        NAP        NAP            NAP
  238       AMCC    WMC International Industrial Building                   0       0.19       0.22       0.00           0.00
  239       AMCC    Desert Club Apartments                              4,000        UAV        350       0.00            250







                                                                                                                            ESCROWED
                                                                                         ESCROWED                ESCROWED     TI/LC
                                                                           ESCROWED        TI/LC       U/W         TI/LC    RESERVES
                                                                U/W          TI/LC       RESERVES    ANNUAL      RESERVES    CURRENT
          MORTGAGE                                             ANNUAL      RESERVES       CURRENT     TI/LC      INITIAL     ANNUAL
CONTROL     LOAN                                                TI/LC       INITIAL       ANNUAL    RESERVES     DEPOSIT     DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME            RESERVES      DEPOSIT       DEPOSIT   PSF/UNIT     PSF/UNIT   PSF/UNIT
------------------------------------------------------------------------------------------------------------------------------------
  217       GCFP    McMahon Medical Office Building             18,232          36,000     17,500       1.00         1.97       0.96
  218       AMCC    Cimmaron Professional Plaza                 19,356               0     20,168       1.54         0.00       1.60
  219       AMCC    California Creations Building                9,901               0     20,004       0.20         0.00       0.40
  220       GCFP    Pinnacle Peak Road and 39th Drive            7,811             651      7,812       0.91         0.08       0.91
------------------------------------------------------------------------------------------------------------------------------------
  221       AMCC    Brookside Market / Cedar Plaza Portfolio    13,533          14,525          0       0.66         0.71       0.00
  221a              Brookside Market                             9,201          11,275          0       0.63         0.77       0.00
  221b              Cedar Plaza Shopping Center                  4,332           3,250          0       0.76         0.57       0.00
------------------------------------------------------------------------------------------------------------------------------------
  223       GCFP    Storage Inn                                    NAP             NAP        NAP        NAP          NAP        NAP
  224       AMCC    Stanley Court Apartments                       NAP             NAP        NAP        NAP          NAP        NAP
------------------------------------------------------------------------------------------------------------------------------------
  225       AMCC    2380 Wycliff / 970 Raymond Portfolio        31,467               0          0       0.65         0.00       0.00
  225a              2380 Wycliff Street                         17,157               0          0       0.56         0.00       0.00
  225b              970 Raymond Avenue                          14,310               0          0       0.81         0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
  226       AMCC    Greenbrier Apartments II                       NAP             NAP        NAP        NAP          NAP        NAP
  227       AMCC    Greenbrier Apartments III                      NAP             NAP        NAP        NAP          NAP        NAP
  228       AMCC    Greenbrier Apartments I                        NAP             NAP        NAP        NAP          NAP        NAP
  229       GCFP    Valley View Twain Shopping Center           13,363           1,114     13,363       0.93         0.08       0.93
                      and Billboard Site
  230       AMCC    Rite Aid Drugstore                          11,861               0          0       0.67         0.00       0.00
  231       AMCC    167-55 148th Avenue                         16,418               0          0       0.51         0.00       0.00
  232       AMCC    16249-16259 Stagg Street                     9,189               0          0       0.63         0.00       0.00
  233       AMCC    6819 Redwood Drive                          12,069               0          0       0.72         0.00       0.00
  234       AMCC    Toll House Office Building                   8,122               0          0       1.93         0.00       0.00
  235       AMCC    Linden Hills Co-op Grocery Store             6,903               0          0       0.77         0.00       0.00
  236       AMCC    Goodyear/Wenco Building                      8,345               0          0       0.36         0.00       0.00
  237       GCFP    2436 East Indian School Road                   NAP             NAP        NAP        NAP          NAP        NAP
  238       AMCC    WMC International Industrial Building        4,436               0          0       0.33         0.00       0.00
  239       AMCC    Desert Club Apartments                         NAP             NAP        NAP        NAP          NAP        NAP



         PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A INFORMATION FOR THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST, WHICH IS ASSOCIATED WITH THE CLASS BR CERTIFICATES.

         THE BIRCH RUN OUTLET CENTER JUNIOR INTEREST IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.


                                                                                                   RECOM-                   ESCROWED
                                                                                                   MENDED        U/W        REPLACE-
                                                                                                   ANNUAL       ANNUAL        MENT
          MORTGAGE                                              CURRENT     TAXES     INSURANCE   REPLACE-     REPLACE-     RESERVES
CONTROL     LOAN                                               HOLDBACK   CURRENTLY   CURRENTLY     MENT         MENT        INITIAL
 NUMBER    SELLER             LOAN / PROPERTY NAME              AMOUNT     ESCROWED    ESCROWED   RESERVES     RESERVES      DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
  101b      GCFP    Birch Run Outlet Center (Junior Portion)         NAP     Yes         Yes       122,900            0            0



                                                                                                                   ESCROWED
                                                                    ESCROWED     RECOM-               ESCROWED     REPLACE-
                                                                    REPLACE-     MENDED      U/W      REPLACE-       MENT
                                                                      MENT       ANNUAL     ANNUAL      MENT       RESERVES
                                                                    RESERVES    REPLACE-   REPLACE-   RESERVES      CURRENT
          MORTGAGE                                                  CURRENT       MENT       MENT      INITIAL      ANNUAL
CONTROL     LOAN                                                     ANNUAL     RESERVES   RESERVES    DEPOSIT      DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME                  DEPOSIT     PSF/UNIT   PSF/UNIT   PSF/UNIT     PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------
  101b      GCFP    Birch Run Outlet Center (Junior Portion)        144,576       0.17       0.00       0.00           0.20



                                                                                                                            ESCROWED
                                                                                         ESCROWED                ESCROWED     TI/LC
                                                                           ESCROWED        TI/LC       U/W         TI/LC    RESERVES
                                                                U/W          TI/LC       RESERVES    ANNUAL      RESERVES    CURRENT
          MORTGAGE                                             ANNUAL      RESERVES       CURRENT     TI/LC      INITIAL     ANNUAL
CONTROL     LOAN                                                TI/LC       INITIAL       ANNUAL    RESERVES     DEPOSIT     DEPOSIT
 NUMBER    SELLER             LOAN / PROPERTY NAME            RESERVES      DEPOSIT       DEPOSIT   PSF/UNIT     PSF/UNIT   PSF/UNIT
------------------------------------------------------------------------------------------------------------------------------------
  101b      GCFP    Birch Run Outlet Center (Junior Portion)    643,947       300,000    361,439       0.89         0.41       0.50

                                    ANNEX B
              DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3
               CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
              YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                   CLASS A-1

                YEAR                   0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                ----                   ------   ------   ------   -------   -------   -------
December 27, 2001....................   100%     100%     100%      100%      100%      100%
December 13, 2002....................    82%      82%      82%       82%       82%       82%
December 13, 2003....................    62%      62%      62%       62%       62%       62%
December 13, 2004....................    41%      41%      41%       41%       41%       41%
December 13, 2005....................    18%      18%      18%       18%       18%       18%
December 13, 2006 and thereafter.....     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years).....   2.5      2.5      2.5       2.5       2.5       2.5

                                   CLASS A-2

                YEAR                   0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                ----                   ------   ------   ------   -------   -------   -------
December 27, 2001....................   100%     100%     100%      100%      100%      100%
December 13, 2002....................   100%     100%     100%      100%      100%      100%
December 13, 2003....................   100%     100%     100%      100%      100%      100%
December 13, 2004....................   100%     100%     100%      100%      100%      100%
December 13, 2005....................   100%     100%     100%      100%      100%      100%
December 13, 2006....................    89%      89%      89%       89%       89%       89%
December 13, 2007....................    74%      74%      74%       74%       74%       74%
December 13, 2008....................    25%      25%      25%       25%       25%       25%
December 13, 2009....................     4%       4%       4%        4%        4%        4%
December 13, 2010 and thereafter.....     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years).....   6.5      6.5      6.5       6.5       6.5       6.5

                                   CLASS A-3

                YEAR                   0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                ----                   ------   ------   ------   -------   -------   -------
December 27, 2001....................   100%     100%     100%      100%      100%      100%
December 13, 2002....................   100%     100%     100%      100%      100%      100%
December 13, 2003....................   100%     100%     100%      100%      100%      100%
December 13, 2004....................   100%     100%     100%      100%      100%      100%
December 13, 2005....................   100%     100%     100%      100%      100%      100%
December 13, 2006....................   100%     100%     100%      100%      100%      100%
December 13, 2007....................   100%     100%     100%      100%      100%      100%
December 13, 2008....................   100%     100%     100%      100%      100%      100%
December 13, 2009....................   100%     100%     100%      100%      100%      100%
December 13, 2010....................    91%      91%      91%       91%       91%       91%
December 13, 2011 and thereafter.....     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years).....   9.5      9.5      9.5       9.5       9.5       9.5

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
              YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS B

                YEAR                   0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                ----                   ------   ------   ------   -------   -------   -------
December 27, 2001....................   100%     100%     100%      100%      100%      100%
December 13, 2002....................   100%     100%     100%      100%      100%      100%
December 13, 2003....................   100%     100%     100%      100%      100%      100%
December 13, 2004....................   100%     100%     100%      100%      100%      100%
December 13, 2005....................   100%     100%     100%      100%      100%      100%
December 13, 2006....................   100%     100%     100%      100%      100%      100%
December 13, 2007....................   100%     100%     100%      100%      100%      100%
December 13, 2008....................   100%     100%     100%      100%      100%      100%
December 13, 2009....................   100%     100%     100%      100%      100%      100%
December 13, 2010....................   100%     100%     100%      100%      100%      100%
December 13, 2011 and thereafter.....     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years).....   9.8      9.8      9.8       9.8       9.8       9.8

                                    CLASS C

                YEAR                   0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                ----                   ------   ------   ------   -------   -------   -------
December 27, 2001....................   100%     100%     100%      100%      100%      100%
December 13, 2002....................   100%     100%     100%      100%      100%      100%
December 13, 2003....................   100%     100%     100%      100%      100%      100%
December 13, 2004....................   100%     100%     100%      100%      100%      100%
December 13, 2005....................   100%     100%     100%      100%      100%      100%
December 13, 2006....................   100%     100%     100%      100%      100%      100%
December 13, 2007....................   100%     100%     100%      100%      100%      100%
December 13, 2008....................   100%     100%     100%      100%      100%      100%
December 13, 2009....................   100%     100%     100%      100%      100%      100%
December 13, 2010....................   100%     100%     100%      100%      100%      100%
December 13, 2011 and thereafter.....     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years).....   9.8      9.8      9.8       9.8       9.8       9.8

                                    CLASS D

                YEAR                   0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                ----                   ------   ------   ------   -------   -------   -------
December 27, 2001....................   100%     100%     100%      100%      100%      100%
December 13, 2002....................   100%     100%     100%      100%      100%      100%
December 13, 2003....................   100%     100%     100%      100%      100%      100%
December 13, 2004....................   100%     100%     100%      100%      100%      100%
December 13, 2005....................   100%     100%     100%      100%      100%      100%
December 13, 2006....................   100%     100%     100%      100%      100%      100%
December 13, 2007....................   100%     100%     100%      100%      100%      100%
December 13, 2008....................   100%     100%     100%      100%      100%      100%
December 13, 2009....................   100%     100%     100%      100%      100%      100%
December 13, 2010....................   100%     100%     100%      100%      100%      100%
December 13, 2011 and thereafter.....     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years).....   9.8      9.8      9.8       9.8       9.8       9.8

                                    CLASS E

                YEAR                   0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
                ----                   ------   ------   ------   -------   -------   -------
December 27, 2001....................   100%     100%     100%      100%      100%      100%
December 13, 2002....................   100%     100%     100%      100%      100%      100%
December 13, 2003....................   100%     100%     100%      100%      100%      100%
December 13, 2004....................   100%     100%     100%      100%      100%      100%
December 13, 2005....................   100%     100%     100%      100%      100%      100%
December 13, 2006....................   100%     100%     100%      100%      100%      100%
December 13, 2007....................   100%     100%     100%      100%      100%      100%
December 13, 2008....................   100%     100%     100%      100%      100%      100%
December 13, 2009....................   100%     100%     100%      100%      100%      100%
December 13, 2010....................   100%     100%     100%      100%      100%      100%
December 13, 2011 and thereafter.....     0%       0%       0%        0%        0%        0%
Weighted Average Life (in years).....   9.8      9.8      9.8       9.8       9.8       9.8

                                    ANNEX C

                         Form of Payment Date Statement

DISTRIBUTION DATE :   SALOMON BROTHERS MORTGAGE SECURITIES VII
RECORD DATE :       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE :                    SERIES 2001-C2
NEXT PMT DATE :            STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                               CONTACT INFORMATION

FUNCTION                         NAMES / ADDRESSES
--------                         -----------------
MASTER SERVICER
                                 Midland Loan Services, Inc
                                 210 West 10th Street, 6th Floor
                                 Kansas City, MO 64105
                                 (816) 435-5000

SPECIAL SERVICER
                                 Midland Loan Services, Inc
                                 210 West 10th Street, 6th Floor
                                 Kansas City, MO 64105
                                 (816) 435-5000

CERTIFICATE
ADMINISTRATOR
                                 JPMorgan Chase Bank
                                 450 W. 33rd Street, 14th Floor
                                 New York, NY 10001
                                 (212) 946-3200

ISSUER
                                 Salomon Brothers Mortgage Securities VII, Inc.
                                 388 Greenwich Street
                                 New York, NY 10013
                                 (212) 816-6000

RELATIONSHIP MANAGER             Diane Wallace
                                 (212) 946-8583
                                 Email : diane.e.wallace@chase.com

                  REPORTS AVAILABLE AT www.jpmorgan.com/absmbs



                               TABLE OF CONTENTS

STATEMENT SECTIONS                                              PAGE(S)
------------------                                              -------
Certificate Distribution Detail                                   2-8
Certificate Ratings Detail                                          9
Mortgage Loan Stratification Tables                             10-12
Loan Status Detail                                                 13
Property History Detail                                            14
Delinquency Loan Detail                                            15
Specially Serviced Loan Detail                                     16
Specially Serviced Historical Information                          17
Principal Prepayment Detail                                        18
Modified Loan Detail                                               19
Realized Loss Detail                                               20


The information contained herein has been obtained from sources believed to be reliable, but JPMorgan Chase Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by JPMorgan Chase Bank from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. JPMorgan Chase Bank makes no representations as to the appropriateness for any person of any investment in the securities.

[LOGO - JPMORGAN]

Reports Available at www.jpmorgan.com/absmbs

COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :   SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 2 OF 20
RECORD DATE :       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        STDDEAL
CLOSING DATE :                    SERIES  2001-C2
NEXT PMT DATE :          STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                        CERTIFICATE DISTRIBUTION DETAIL

                             Distribution in Dollars

Class   CUSIP  Current Pass  Original Face  Beginning Principal  Principal  Interest    Prepayment    Total    Realized     Ending
               Through Rate      Value            Balance                             Premiums/Yield         Losses/Trust  Principal
                                                                                       Maint Charges           Expenses     Balance
------  -----  ------------  -------------  -------------------  ---------  --------  --------------  -----  ------------  ---------

A1        N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
A2        N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
A3        N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
B         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
C         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
D         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
E         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
F         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
G         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
H         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
J         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
K         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
L         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
M         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
N         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
P         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
X1        N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
X2        N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
BR        N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
Y         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
R         N/A   0.00000000%           0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00
------  -----  ------------  -------------  -------------------  ---------  --------  --------------  -----  ------------  ---------
TOTALS                                0.00                 0.00       0.00      0.00            0.00   0.00          0.00       0.00


[LOGO - JPMORGAN]

Reports Available at www.jpmorgan.com/absmbs

COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :   SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 3 OF 20
RECORD DATE :       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        STDDEAL
CLOSING DATE :                    SERIES  2001-C2
NEXT PMT DATE :          STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                        CERTIFICATE DISTRIBUTION DETAIL

                 Factor Information per $1,000 of Original Face

Class   CUSIP  Beginning Principal  Principal    Interest     Prepayment       Total      Realized    Ending Principal
                    Factor                                  Premiums/Yield              Losses/Trust      Balance
                                                             Maint Charges                Expenses
------  -----  -------------------  ----------  ----------  --------------  ----------  ------------  ----------------
A1        N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
A2        N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
A3        N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
B         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
C         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
D         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
E         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
F         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
G         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
H         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
J         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
K         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
L         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
M         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
N         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
P         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
X1        N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
X2        N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
BR        N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
Y         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
R         N/A           0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000
------  -----  -------------------  ----------  ----------  --------------  ----------  ------------  ----------------
TOTALS                  0.00000000  0.00000000  0.00000000      0.00000000  0.00000000    0.00000000        0.00000000


[LOGO - JPMORGAN]

Reports Available at www.jpmorgan.com/absmbs

COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                                                    PAGE 4 OF 20
                                                                         STDDEAL

                    SALOMON BROTHERS MORTGAGE SECURITIES VII
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2
                         STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE :
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                        CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                  0.00

Principal Distribution Amount                                    0.00

Prepayment Interest Shortfall                                    0.00

Default Interest                                                 0.00

Excess Interest                                                  0.00

Extraordinary Trust Fund Expenses                                0.00

Interest Reserve Account

         Deposits                                                0.00

         Withdrawals                                             0.00


 Balance Information

                          Scheduled     Beginning
         Loan Count at    Balance at       Loan        Beginning      Beginning Unpaid  Ending Loan  Ending Scheduled  Ending Unpaid
 Group  Securitization  Securitization    Count    Scheduled Balance      Balance          Count         Balance           Balance
   1           1        10,000,000.00                10,000,000.00          0.00             1         10,000,000.00         0.00
TOTALS         1        10,000,000.00                10,000,000.00          0.00             1         10,000,000.00         0.00

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

                                               Aggregated
    Period                         Number  Principal Balance      Percentage
       1 Month                       0            0.00            0.000000%
      2 Months                       0            0.00            0.000000%
     3+ Months                       0            0.00            0.000000%
In Foreclosure                       0            0.00            0.000000%
           REO                       0            0.00            0.000000%
  Bankruptcies                       0            0.00            0.000000%
        TOTALS                       0            0.00            0.000000%

[JPMORGAN LOGO]
                  Reports Available at www.jpmorgan.com/absmbs
                 COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                                                    PAGE 5 OF 20
                                                                         STDDEAL

                    SALOMON BROTHERS MORTGAGE SECURITIES VII
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2
                         STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE :
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                        CERTIFICATE DISTRIBUTION DETAIL


Prepayment Penalties

                     Prepayment
    Class             Premium      Yield Maintenance
      A1               0.00             0.00
      A2               0.00             0.00
      A3               0.00             0.00
       B               0.00             0.00
       C               0.00             0.00
       D               0.00             0.00
       E               0.00             0.00
       F               0.00             0.00
       G               0.00             0.00
       H               0.00             0.00
       J               0.00             0.00
       K               0.00             0.00
       L               0.00             0.00
       M               0.00             0.00
       N               0.00             0.00
       P               0.00             0.00
      X1               0.00             0.00
      X2               0.00             0.00
      BR               0.00             0.00
       Y               0.00             0.00
       R               0.00             0.00
TOTALS                 0.00             0.00

[JPMORGAN LOGO]
                  Reports Available at www.jpmorgan.com/absmbs
                 COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                                                    PAGE 6 OF 20
                                                                         STDDEAL

                    SALOMON BROTHERS MORTGAGE SECURITIES VII
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2
                         STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE :
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                        CERTIFICATE DISTRIBUTION DETAIL


Advance Summary

    Principal & Interest Advances

              Current Principal & Interest Advances                   0.00

              Outstanding Principal & Interest Advances               0.00

              Reimbursement of Interest on any P&I Advances           0.00



    Servicing Advances

              Current Servicing Advances                              0.00

              Outstanding Servicing Advances                          0.00

              Reimbursement of Interest on any Servicing Advances     0.00

[JPMORGAN LOGO]
                  Reports Available at www.jpmorgan.com/absmbs
                 COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                                                    PAGE 7 OF 20
                                                                         STDDEAL

                    SALOMON BROTHERS MORTGAGE SECURITIES VII
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2
                         STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE :
RECORD DATE :
CLOSING DATE :
NEXT PMT DATE :
MATURITY DATE :

                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary

         Master Servicing Fees               0.00

         Sub-Servicing Fees                  0.00

         Trustee Fees                        0.00

         Special Servicer Fee                0.00

         Disposition Fee                     0.00

         Workout Fee                         0.00


Appraisal Reduction Amounts

                                    Appraisal
                               Reduction Effected        Appraisal
           Loan Number                Date           Reduction Amount
             none

[JPMORGAN LOGO]
                  Reports Available at www.jpmorgan.com/absmbs
                 COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                                                    PAGE 8 OF 20
                                                                    STDDEAL




                    SALOMON BROTHERS MORTGAGE SECURITIES VII
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2
                         STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

          Interest Detail
Class   Accrued Certificate      Prepayment      Beginning Unpaid                 Total Interest  Certificate Interest Ending Unpaid
              Interest       Interest Shortfall      Interest      Interest Loss     Payable         Distributable       Interest
------------------------------------------------------------------------------------------------------------------------------------
  A1            0.00                0.00               0.00             0.00           0.00               0.00              0.00
  A2            0.00                0.00               0.00             0.00           0.00               0.00              0.00
  A3            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   B            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   C            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   D            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   E            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   F            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   G            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   H            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   J            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   K            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   L            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   M            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   N            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   P            0.00                0.00               0.00             0.00           0.00               0.00              0.00
  X1            0.00                0.00               0.00             0.00           0.00               0.00              0.00
  X2            0.00                0.00               0.00             0.00           0.00               0.00              0.00
  BR            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   Y            0.00                0.00               0.00             0.00           0.00               0.00              0.00
   R            0.00                0.00               0.00             0.00           0.00               0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTALS          0.00                0.00               0.00             0.00           0.00               0.00              0.00
====================================================================================================================================

[JPMORGAN LOGO]
                  Reports Available at www.jpmorgan.com/absmbs
                 COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                                                    PAGE 9 OF 20
                                                                    STDDEAL

                    SALOMON BROTHERS MORTGAGE SECURITIES VII
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2
                         STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                           CERTIFICATE RATINGS DETAIL

                      Original Ratings           Changed Ratings/Change Date(1)
Class   CUSIP   -----------------------------    ------------------------------
                DCR   Fitch   Moody's   S & P    DCR   Fitch   Moody's   S & P
--------------------------------------------------------------------------------
 A1      N/A     X      X        X        X
 A2      N/A     X      X        X        X
 A3      N/A     X      X        X        X
  B      N/A     X      X        X        X
 BR      N/A     X      X        X        X
  C      N/A     X      X        X        X
  D      N/A     X      X        X        X
  E      N/A     X      X        X        X
  F      N/A     X      X        X        X
  G      N/A     X      X        X        X
  H      N/A     X      X        X        X
  J      N/A     X      X        X        X
  K      N/A     X      X        X        X
  L      N/A     X      X        X        X
  M      N/A     X      X        X        X
  N      N/A     X      X        X        X
  P      N/A     X      X        X        X
  R      N/A     X      X        X        X
 X1      N/A     X      X        X        X
 X2      N/A     X      X        X        X
  Y      N/A     X      X        X        X

      NR - Designates that the class was not rated by the above agency at the time of original issuance.

      N/A - Not applicable.

      X - Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, JPMorgan Chase Bank recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

[JPMORGAN LOGO]
                  Reports Available at www.jpmorgan.com/absmbs
                 COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                                                   PAGE 10 OF 20
                                                                   STDDEAL

                    SALOMON BROTHERS MORTGAGE SECURITIES VII
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2
                         STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE:
RECORD DATE:
CLOSING DATE:
NEXT PMT DATE:
MATURITY DATE:

                      MORTGAGE LOAN STRATIFICATION TABLES

                STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

                                                                             Weighted Average
                                  # of  Principal Balance   % of Agg.  ---------------------------
Ending Scheduled Balance Amount  Loans        ($)          Prin. Bal.  WAM  Note Rate(%)    DSCR
--------------------------------------------------------------------------------------------------
  $1,000,000 or Less               0                0.00      0.00      0     0.000000    0.000000
  $1,000,001 to  $2,000,000        0                0.00      0.00      0     0.000000    0.000000
  $2,000,001 to  $4,000,000        0                0.00      0.00      0     0.000000    0.000000
  $4,000,001 to  $6,000,000        0                0.00      0.00      0     0.000000    0.000000
  $6,000,001 to  $8,000,000        0                0.00      0.00      0     0.000000    0.000000
  $8,000,001 to  $10,000,000       1       10,000,000.00    100.00      0     0.000000    0.000000
  $10,000,001 to  $15,000,000      0                0.00      0.00      0     0.000000    0.000000
  $15,000,001 to  $40,000,000      0                0.00      0.00      0     0.000000    0.000000
--------------------------------------------------------------------------------------------------
                Totals             1       10,000,000.00    100.00      0     0.000000    0.000000
==================================================================================================
     AVERAGE PRINCIPAL BALANCE:            10,000,000.00

                          STRATIFICATION BY STATE CODE

                                                                             Weighted Average
                                  # of  Principal Balance   % of Agg.  ---------------------------
         State Code              Loans        ($)          Prin. Bal.  WAM  Note Rate(%)    DSCR
--------------------------------------------------------------------------------------------------
FLORIDA                            0                0.00                0     0.000000    0.000000
--------------------------------------------------------------------------------------------------
                Totals             0                0.00      0.00      0     0.000000    0.000000
==================================================================================================

[JPMORGAN LOGO]
                  Reports Available at www.jpmorgan.com/absmbs
                 COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 11 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                       MORTGAGE LOAN STRATIFICATION TABLES


                       STRATIFICATION BY CURRENT NOTE RATE

                                                                      Weighted Average
Current Note Rate         # of   Principal Balance  % of Agg.  -----------------------------
                          Loans         ($)         Prin.Bal.   WAM   Note Rate(%)   DSCR
------------------------  -----  -----------------  ---------  -----  ------------  --------
 0.000000% to  7.500000%     0               0.00                 0     0.000000    0.000000
 7.510000% to  7.750000%     0               0.00                 0     0.000000    0.000000
 7.760000% to  8.000000%     0               0.00                 0     0.000000    0.000000
 8.010000% to  8.250000%     0               0.00                 0     0.000000    0.000000
 8.260000% to  8.500000%     0               0.00                 0     0.000000    0.000000
 8.510000% to  8.750000%     0               0.00                 0     0.000000    0.000000
 8.760000% to  9.000000%     0               0.00                 0     0.000000    0.000000
 9.010000% to  9.250000%     0               0.00                 0     0.000000    0.000000
 9.260000% to  9.500000%     0               0.00                 0     0.000000    0.000000
 9.510000% to  9.750000%     0               0.00                 0     0.000000    0.000000
 9.760000% to 10.000000%     0               0.00                 0     0.000000    0.000000
10.010000% to 11.010000%     0               0.00                 0     0.000000    0.000000
------------------------  -----  -----------------  ---------  -----  ------------  --------
Totals                       0               0.00       0.00      0     0.000000    0.000000


          STRATIFICATION BY REMAINING STATED TERM ( BALLOON LOANS ONLY)

                                                                      Weighted Average
Remaining Stated Term     # of   Principal Balance  % of Agg.  -----------------------------
                          Loans         ($)         Prin.Bal.   WAM   Note Rate(%)   DSCR
------------------------  -----  -----------------  ---------  -----  ------------  --------
70 months or Less            0               0.00                 0     0.000000    0.000000
71 months to 90 months       0               0.00                 0     0.000000    0.000000
91 months to 110 months      0               0.00                 0     0.000000    0.000000
111 months to 115 months     0               0.00                 0     0.000000    0.000000
116 months to 120 months     0               0.00                 0     0.000000    0.000000
121 months to 200 months     0               0.00                 0     0.000000    0.000000
201 months to 274 months     0               0.00                 0     0.000000    0.000000
------------------------  -----  -----------------  ---------  -----  ------------  --------
Totals                       0               0.00       0.00      0     0.000000    0.000000


                 STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

                                                                      Weighted Average
Debt Service              # of   Principal Balance  % of Agg.  -----------------------------
Coverage Ratio            Loans         ($)         Prin.Bal.   WAM   Note Rate(%)   DSCR
------------------------  -----  -----------------  ---------  -----  ------------  --------
0.000000 to 1.000000         0               0.00                 0     0.000000    0.000000
1.010000 to 1.200000         0               0.00                 0     0.000000    0.000000
1.210000 to 1.240000         0               0.00                 0     0.000000    0.000000
1.250000 to 1.300000         0               0.00                 0     0.000000    0.000000
1.310000 to 1.400000         0               0.00                 0     0.000000    0.000000
1.410000 to 1.500000         0               0.00                 0     0.000000    0.000000
1.510000 to 1.600000         0               0.00                 0     0.000000    0.000000
1.610000 to 1.700000         0               0.00                 0     0.000000    0.000000
1.710000 to 1.800000         0               0.00                 0     0.000000    0.000000
1.810000 to 1.900000         0               0.00                 0     0.000000    0.000000
1.910000 to 2.000000         0               0.00                 0     0.000000    0.000000
2.010000 to 2.300000         0               0.00                 0     0.000000    0.000000
2.310000 to 2.400000         0               0.00                 0     0.000000    0.000000
------------------------  -----  -----------------  ---------  -----  ------------  --------
Totals                       0               0.00       0.00      0     0.000000    0.000000


     STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                      Weighted Average
Remaining Stated Term     # of   Principal Balance  % of Agg.  -----------------------------
                          Loans         ($)         Prin.Bal.   WAM   Note Rate(%)   DSCR
------------------------  -----  -----------------  ---------  -----  ------------  --------
70 months or Less            0               0.00                 0     0.000000    0.000000
71 months to 90 months       0               0.00                 0     0.000000    0.000000
91 months to 110 months      0               0.00                 0     0.000000    0.000000
111 months to 115 months     0               0.00                 0     0.000000    0.000000
116 months to 120 months     0               0.00                 0     0.000000    0.000000
121 months to 200 months     0               0.00                 0     0.000000    0.000000
201 months to 0 months       0               0.00                 0     0.000000    0.000000
------------------------  -----  -----------------  ---------  -----  ------------  --------
Totals                       0               0.00                 0     0.000000    0.000000

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Reports Available at www.jpmorgan.com/absmbs

COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 12 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                      MORTGAGE LOAN STRATIFICATION TABLES

                         STRATIFICATION BY PROPERTY TYPE

                                                                      Weighted Average
Property Type                 # of   Principal Balance  % of Agg.  -----------------------------
                              Loans         ($)         Prin.Bal.   WAM   Note Rate(%)   DSCR
----------------------------  -----  -----------------  ---------  -----  ------------  --------
Office                           1      10,000,000.00     100.00      0      0.000000   0.000000
Retail/Office                    0               0.00       0.00      0      0.000000   0.000000
Hotel                            0               0.00       0.00      0      0.000000   0.000000
Industrial                       0               0.00       0.00      0      0.000000   0.000000
Flex                             0               0.00       0.00      0      0.000000   0.000000
Multi-Family (including 3 or     0               0.00       0.00      0      0.000000   0.000000
Retail, Anchored                 0               0.00       0.00      0      0.000000   0.000000
Retail,Unanchored                0               0.00       0.00      0      0.000000   0.000000
Condo, Co-Op or                  0               0.00       0.00      0      0.000000   0.000000
Warehouse                        0               0.00       0.00      0      0.000000   0.000000
Mixed Use                        0               0.00       0.00      0      0.000000   0.000000
Mobile Home                      0               0.00       0.00      0      0.000000   0.000000
Used Car                         0               0.00       0.00      0      0.000000   0.000000
Securities                       0               0.00       0.00      0      0.000000   0.000000
Self Storage                     0               0.00       0.00      0      0.000000   0.000000
High Rise Condo                  0               0.00       0.00      0      0.000000   0.000000
Church                           0               0.00       0.00      0      0.000000   0.000000
----------------------------  -----  -----------------  ---------  -----  ------------  --------
Totals                           1      10,000,000.00     100.00      0      0.000000   0.000000


                           STRATIFICATION BY SEASONING

                                                                      Weighted Average
Seasoning                 # of   Principal Balance  % of Agg.  -----------------------------
                          Loans         ($)         Prin.Bal.   WAM   Note Rate(%)   DSCR
------------------------  -----  -----------------  ---------  -----  ------------  --------
 2 months or Less            1      10,000,000.00     100.00      0     0.000000    0.000000
13 months to 24 months       0               0.00       0.00      0     0.000000    0.000000
25 months to 36 months       0               0.00       0.00      0     0.000000    0.000000
37 months to 48 months       0               0.00       0.00      0     0.000000    0.000000
49 months to 60 months       0               0.00       0.00      0     0.000000    0.000000
61 months to 72 months       0               0.00       0.00      0     0.000000    0.000000
73 months to 84 months       0               0.00       0.00      0     0.000000    0.000000
85 months to 96 months       0               0.00       0.00      0     0.000000    0.000000
97 months to 108 months      0               0.00       0.00      0     0.000000    0.000000
------------------------  -----  -----------------  ---------  -----  ------------  --------
Totals                       1      10,000,000.00     100.00      0     0.000000    0.000000


Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation


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Reports Available at www.jpmorgan.com/absmbs

COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 13 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                               LOAN STATUS DETAIL

  Loan     Offering   Property  City  State  Scheduled  Scheduled   Note    Maturity    Neg    Beginning        Ending
 Number      Memo      Type                  Principal   Interest   Rate      Date      Amt    Scheduled       Scheduled
             Cross      (I)                   Amount     Amount                        Flag     Balance         Balance
--------   --------   --------  ----  -----  ---------  ---------  ------  ----------  ----  --------------  --------------
 123456        N/A       OF     N/A    N/A      $0.00      $0.00   .00000  08/20/2032  N/A   $10,000,000.00  $10,000,000.00




  Paid      Appraisal  Appraisal  Has Loan   Loan
 Through    Reduction  Reduction  Ever Been  Status
  Date        Date       Amount   Specially  Code
                                  Serviced?  (II)
                                    (Y/N)
----------  ---------  ---------  ---------  ------
01/01/2002      N/A       $0.00       N


(I) PROPERTY TYPE CODE :

CH Church              MH Mobile Home Park       RO Retail/Office
CO Condo, Coop or TH   MP Multiple Properties    RT Retail
HC Health Care         MS Mini Storage           SC School, HCF or WF
HO Hotel               MU Mixed Use              SE Securities
IF Industrial/Flex     NE Non-Exempt             SF Single Family
IN Industrial          OF Office                 SS Self Storage
LO Lodging             OT Other                  WH Warehouse
MF Multi Family        PD Plan Unit Development


(II) LOAN STATUS CODE :

1. Specially Serviced  6. Discounted Payoff
2. Foreclosure         7. Foreclosure Sale
3. Bankruptcy          8. Bankruptcy Sale
4. REO                 9. REO Disposal
5. Prepayment in Full  10. Modification/Workout
                       11. Rehabilitation


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COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 14 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                            PROPERTY HISTORY DETAIL


                                                 Data of Last                    Annual Estimate based on
                                              ---------------------  No. Months      Current Quarter           Prior Full Year
              Offering Memo                               Financial   Revenue    ------------------------   ---------------------
 Loan Number  Cross Reference  Property Name  Inspection  Statement  Annualized   NOI  DSCR   Occupancy     NOI   DSCR  Occupancy
------------  ---------------  -------------  ----------  ---------  ----------  ----  ----  ------------   ----  ----  ---------




                    NO PROPERTY HISTORY REPORTED THIS PERIOD






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COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 15 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :



                            DELINQUENCY LOAN DETAIL


Loan Number  Offering    # of Months  Paid Through  Current  Current   Outstanding    Advance     Loan    Special
             Memo Cross  Delinquent       Date       Loan      P&I         P&I      Description  Status   Servicer
             Reference                              Balance  Advances  Advances **     (I)        (II)   Start Date
-----------  ----------  -----------  ------------  -------  --------  -----------  -----------  ------  ----------



                    NO DELINQUENT LOANS REPORTED THIS PERIOD





Foreclosure   Current    Outstanding  Outstanding  REO
   Date       Property    Property     Property    Date
             Protection  Protection   Bankruptcy
              Advances    Advances       Date
-----------  ----------  -----------  -----------  ----




                    NO DELINQUENT LOANS REPORTED THIS PERIOD





(I) ADVANCE DESCRIPTION : A. In grace period
                          B. Late but < 1 month
                          1. 1 month delinquent
                          2. 2 months delinquent
                          3. 3+ months delinquent

(II) LOAN STATUS CODE :
   1. Specially Serviced       6. Discounted Payoff
   2. Foreclosure              7. Foreclosure Sale
   3. Bankruptcy               8. Bankruptcy Sale
   4. REO                      9. REO Disposal
   5. Prepayment in Full       10. Modification/Workout
                               11. Rehabilitation

** Outstanding P&I advances include current period.


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COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 16 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                         SPECIALLY SERVICED LOAN DETAIL

Loan    Special  Offering   Property    Date of Transfer    Inspection  Appraisal  Appraisal               Comments
Number  Service    Memo      Type     Balance to Specially     Date        Date      Value
         Code      Cross     Code          Serviced
         (II)    Reference   (I)
------  -------  ---------  --------  --------------------  ----------  ---------  ---------  --------------------------------------



                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD






(I) PROPERTY TYPE CODE :
CH Church                 MF Multi Family          PD Plan Unit Development
CO Condo, Coop or TH      MH Mobile Home Park      RO Retail/Office
HC Health Care            MP Multiple Properties   RT Retail
HO Hotel                  MS Mini Storage          SC School, HCF or WF
IF Industrial/Flex        MU Mixed Use             SE Securities
IN Industrial             NE Non-Exempt            SF Single Family
LO Lodging                OF Office                SS Self Storage
                          OT Other                 WH Warehouse


(II) SPECIAL SERVICE CODE :
(1) Request to waive prepayment penalty     (5) In Foreclosure
(2) Payment default                         (6) Now REO
(3) Request to modify or workout            (7) Paid Off
(4) Borrower Bankruptcy                     (8) Returned to Master Servicer


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Reports Available at www.jpmorgan.com/absmbs

COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 17 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                   SPECIALLY SERVICED HISTORICAL INFORMATION

Distribution   Loan   Offering   Special    Date       Current     Balance     Property  State  Interest     Net      NOI    Debt
   Date       Number    Memo     Service     of       Scheduled  Change since    Type             Rate    Operating  Date  Service
                        Cross     Code    Correction   Balance     Transfer      Code                       Income         Coverage
                      Reference   (II)                               Date        (I)                                        Ratio
------------  ------  ---------  -------  ----------  ---------  ------------  --------  -----  --------  ---------  ----  --------



                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD





Note   Paid    Maturity  Rem
Date  Through    Date    Term
       Date
----  -------  --------  ----



                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD





(I) PROPERTY TYPE CODE :
CH Church                 MF Multi Family           PD Plan Unit Development
CO Condo, Coop or TH      MH Mobile Home Park       RO Retail/Office
HC Health Care            MP Multiple Properties    RT Retail
HO Hotel                  MS Mini Storage           SC School, HCF or WF
IF Industrial/Flex        MU Mixed Use              SE Securities
IN Industrial             NE Non-Exempt             SF Single Family
LO Lodging                OF Office                 SS Self Storage
                          OT Other                  WH Warehouse


(II) SPECIAL SERVICE CODE :
(1) Request to waive prepayment penalty        (5) In Foreclosure
(2) Payment default                            (6) Now REO
(3) Request to modify or workout               (7) Paid Off
(4) Borrower Bankruptcy                        (8) Returned to Master Servicer



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COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 18 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                          PRINCIPAL PREPAYMENT DETAIL

 Principal   Loan   Offering   Property  Curtailment  Payoff  Prepayment   Mortgage
Prepayment  Number    Memo      Type       Amount     Amount   Premium    Repurchase
   Date               Cross      (I)                                        Price
                    Reference
----------  ------  ---------  --------  -----------  ------  ----------  ----------



                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD





(I) PROPERTY TYPE CODE :
CH Church                    MH Mobile Home Park      PD Plan Unit Development
CO Condo, Coop or TH         MP Multiple Properties   RO Retail/Office
HC Health Care HO Hotel      MS Mini Storage          RT Retail
IF Industrial/Flex           MU Mixed Use             SC School, HCF or WF
IN Industrial                NE Non-Exempt            SE Securities
LO Lodging                   OF Office                SF Single Family
MF Multi Family              OT Other                 SS Self Storage
                                                      WH Warehouse


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COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 19 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                              MODIFIED LOAN DETAIL


Loan    Offering    Modification             Modification Description
Number  Memorandum     Date
           Cross
        Reference
------  ----------  ------------  ----------------------------------------------



NO MODIFIED LOANS REPORTED THIS PERIOD




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COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE :  SALOMON BROTHERS MORTGAGE SECURITIES VII      PAGE 20 OF 20
RECORD DATE :      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
CLOSING DATE :                   SERIES 2001-C2
NEXT PMT DATE :         STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :


                              REALIZED LOSS DETAIL


Loan    Offering   Appraisal  Appraisal Value  Beginning  Gross Proceeds   Gross      Liquidation       Net     Net         Realized
Number    Memo       Date                      Scheduled                  Proceeds %    Expenses   Liquidation  Proceeds %    Loss
          Cross                                 Balance                   Scheduled                  Proceeds   Scheduled
        Reference                                                         Principal                              Balance
------  ---------  ---------  ---------------  ---------  --------------  ----------  -----------  -----------  ----------  --------



                    NO REALIZED LOSSES REPORTED THIS PERIOD




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COPYRIGHT (c) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

                                    ANNEX D

                       CLASS X-2 REFERENCE RATE SCHEDULE

INTEREST                              INTEREST
ACCRUAL    PAYMENT     CLASS X-2      ACCRUAL    PAYMENT     CLASS X-2
 PERIOD      DATE    REFERENCE RATE    PERIOD      DATE    REFERENCE RATE
--------   -------   --------------   --------   -------   --------------
1          01/13/02      7.3951%         43      07/13/05      7.3944%
2          02/13/02      7.3951%         44      08/13/05      7.6362%
3          03/13/02      7.3956%         45      09/13/05      7.6362%
4          04/13/02      7.6360%         46      10/13/05      7.3944%
5          05/13/02      7.3950%         47      11/13/05      7.6362%
6          06/13/02      7.6360%         48      12/13/05      7.3943%
7          07/13/02      7.3950%         49      01/13/06      7.3943%
8          08/13/02      7.6360%         50      02/13/06      7.3943%
9          09/13/02      7.6360%         51      03/13/06      7.4001%
10         10/13/02      7.3950%         52      04/13/06      7.6362%
11         11/13/02      7.6360%         53      05/13/06      7.3943%
12         12/13/02      7.3949%         54      06/13/06      7.6357%
13         01/13/03      7.3949%         55      07/13/06      7.3937%
14         02/13/03      7.3949%         56      08/13/06      7.6357%
15         03/13/03      7.3954%         57      09/13/06      7.6357%
16         04/13/03      7.6360%         58      10/13/06      7.3936%
17         05/13/03      7.3948%         59      11/13/06      7.6357%
18         06/13/03      7.6360%         60      12/13/06      7.3936%
19         07/13/03      7.3948%         61      01/13/07      7.3935%
20         08/13/03      7.6360%         62      02/13/07      7.3935%
21         09/13/03      7.6360%         63      03/13/07      7.3994%
22         10/13/03      7.3947%         64      04/13/07      7.6357%
23         11/13/03      7.6360%         65      05/13/07      7.3934%
24         12/13/03      7.3947%         66      06/13/07      7.6357%
25         01/13/04      7.6360%         67      07/13/07      7.3934%
26         02/13/04      7.3947%         68      08/13/07      7.6357%
27         03/13/04      7.3949%         69      09/13/07      7.6357%
28         04/13/04      7.6360%         70      10/13/07      7.3933%
29         05/13/04      7.3946%         71      11/13/07      7.6357%
30         06/13/04      7.6361%         72      12/13/07      7.3932%
31         07/13/04      7.3946%         73      01/13/08      7.6357%
32         08/13/04      7.6361%         74      02/13/08      7.3932%
33         09/13/04      7.6361%         75      03/13/08      7.3951%
34         10/13/04      7.3946%         76      04/13/08      7.6361%
35         11/13/04      7.6361%         77      05/13/08      7.3923%
36         12/13/04      7.3945%         78      06/13/08      7.6349%
37         01/13/05      7.3945%         79      07/13/08      7.3923%
38         02/13/05      7.3945%         80      08/13/08      7.6349%
39         03/13/05      7.4002%         81      09/13/08      7.6349%
40         04/13/05      7.6361%         82      10/13/08      7.3923%
41         05/13/05      7.3944%         83      11/13/08      7.6394%
42         06/13/05      7.6361%         84      12/13/08      7.3967%

PROSPECTUS

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                 THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Salomon Brothers Mortgage Securities VII, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

                              THE OFFERED CERTIFICATES:

     The offered certificates will be issuable in series. Each series of offered certificates will --

     - have its own series designation,

     - consist of one or more classes with various payment characteristics,

     - evidence beneficial ownership interests in a trust established by us, and

     - be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                  THE TRUST ASSETS:

     The assets of each of our trusts will include --

     - mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

     - mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

     - some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is December 10, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Important Notice About the Information Presented in This
   Prospectus...............................................    2
Available Information; Incorporation by Reference...........    2
Summary of Prospectus.......................................    4
Risk Factors................................................   15
Description of the Trust Assets.............................   38
Yield and Maturity Considerations...........................   67
Description of the Certificates.............................   75
Description of the Governing Documents......................   86
Description of Credit Support...............................   97
Federal Income Tax Consequences.............................  114
State and Other Tax Consequences............................  166
ERISA Considerations........................................  167
Legal Investment............................................  172
Glossary....................................................  178

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison, 14th Floor, Chicago,

Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 388 Greenwich Street, New York, New York 10013, attention: Secretary, or by telephone at 212-816-6000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Salomon Brothers Mortgage Securities VII, Inc.
                                 is a Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Salomon Smith Barney
                                 Holdings Inc. and an affiliate of Salomon Smith
                                 Barney Inc. See "Salomon Brothers Mortgage
                                 Securities VII, Inc."

THE SECURITIES BEING
OFFERED.......................   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
   BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "-- The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things --

                                 - the issuance of each series of offered
                                   certificates,

                                 - the creation of and transfer of assets to the
                                   related trust, and

                                 - the servicing and administration of those
                                   assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include --

                                 - a master servicer that will generally be
                                   responsible for performing customary
                                   servicing duties with respect to those
                                   mortgage loans that are not defaulted,
                                   nonperforming or otherwise problematic in any material respect, and

                                 - a special servicer that will generally be
                                   responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 - rental or cooperatively-owned buildings with
                                   multiple dwelling units;

                                 - retail properties related to the sale of
                                   consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 - office buildings;

                                 - hospitality properties;

                                 - casino properties;

                                 - health care-related facilities;

                                 - industrial facilities;

                                 - warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                                 - restaurants, taverns and other establishments
                                   involved in the food and beverage industry;

                                 - manufactured housing communities, mobile home
                                   parks and recreational vehicle parks;

                                 - recreational and resort properties;

                                 - arenas and stadiums;

                                 - churches and other religious facilities;

                                 - parking lots and garages;

                                 - mixed use properties;

                                 - other income-producing properties; and

                                 - unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans --

                                 - may provide for the accrual of interest at a
                                   mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a
                                   mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 - may provide for no accrual of interest;

                                 - may provide for level payments to stated
                                   maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively,
                                   may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 - may permit the negative amortization or
                                   deferral of accrued interest;

                                 - may prohibit some or all voluntary
                                   prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real
                                   property collateral in connection with that defeasance;

                                 - may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each
                                   having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets -- Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless --

                                 - the security has been registered under the
                                   Securities Act of 1933, as amended, or

                                 - we would be free to publicly resell the
                                   security without registration.

                                 See "Description of the Trust
                                 Assets -- Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE
   ASSETS.....................   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 - cash that would be applied to pay down the
                                   principal balances of certificates of that series; and/or

                                 - other mortgage loans or mortgage-backed
                                   securities that --

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that --

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES...............   An offered certificate may entitle the holder
                                 to receive:

                                 - a stated principal amount;

                                 - interest on a principal balance or notional
                                   amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the
                                   interest, principal or other amounts received on the related mortgage assets;

                                 - payments of principal, with disproportionate,
                                   nominal or no payments of interest;

                                 - payments of interest, with disproportionate,
                                   nominal or no payments of principal;

                                 - payments of interest or principal that
                                   commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 - payments of principal to be made, from time
                                   to time or for designated periods, at a rate that is --

                                    1. faster and, in some cases, substantially
                                       faster, or

                                    2. slower and, in some cases, substantially
                                       slower,
                                 than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to
                                   available funds, based on a specified
                                   principal payment schedule or other
                                   methodology; or

                                 - payments of all or part of the prepayment or
                                   repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
   REINVESTMENT; INTEREST RATE
   AND CURRENCY RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES...............   Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 - guaranteed investment contracts in accordance
                                   with which moneys held in the funds and
                                   accounts established with respect to those offered certificates will be invested at a specified rate;

                                 - interest rate exchange agreements, interest
                                   rate cap or floor agreements, or other
                                   agreements and arrangements designed to
                                   reduce the effects of interest rate
                                   fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 - currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover --

                                 - delinquent scheduled payments of principal
                                   and/or interest, other than balloon payments,

                                 - property protection expenses,

                                 - other servicing expenses, or

                                 - any other items specified in the related
                                   prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates -- Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell --

                                 - all the mortgage assets in any particular
                                   trust, thereby resulting in a termination of the trust, or

                                 - that portion of the mortgage assets in any
                                   particular trust as is necessary or
                                   sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates -- Termination."

FEDERAL INCOME TAX
   CONSEQUENCES...............   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 - regular interests or residual interests in a
                                   real estate mortgage investment conduit
                                   within the meaning of Sections 860D(a) of the Internal Revenue Code of 1986; or

                                 - regular interests in a financial asset
                                   securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under Subpart E
                                   of Part I of Subchapter J of the Internal
                                   Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income
                                 Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including --

     - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited.   The rating agencies that
assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses.   The credit support, if
any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others.   If a form of credit support covers multiple classes or
series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates.   Each of the mortgage loans underlying the offered
certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include --

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to --

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable.   Payments of principal and/or interest on your offered
certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may --

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable.   If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable.   The rate and timing of delinquencies and
defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments.   Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     - the fair market value and condition of the underlying real property;

     - the level of interest rates;

     - the borrower's equity in the underlying real property;

     - the borrower's financial condition;

     - the operating history of the underlying real property;

     - changes in zoning and tax laws;

     - changes in competition in the relevant area;

     - changes in rental rates in the relevant area;

     - changes in governmental regulation and fiscal policy;

     - prevailing general and regional economic conditions;

     - the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse.   You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties.   The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     - the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - the characteristics of the neighborhood where the property is located;

     - the proximity and attractiveness of competing properties;

     - the existence and construction of competing properties;

     - the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     - demographic factors;

     - customer tastes and preferences;

     - retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     - an increase in vacancy rates;

     - a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     - the length of tenant leases;

     - the creditworthiness of tenants;

     - the rental rates at which leases are renewed or replaced;

     - the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues;
       and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants.   Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property;
       and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     - an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     - a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     - the business operated by the tenants;

     - the creditworthiness of the tenants; and

     - the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral.   In those cases where an income-producing property is
leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance.   The bankruptcy
or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income
Is Not.   Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     - changes in interest rates;

     - the availability of refinancing sources;

     - changes in governmental regulations, licensing or fiscal policy;

     - changes in zoning or tax laws; and

     - potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value.   The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for --

     - responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     - operating the property and providing building services;

     - managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can --

     - maintain or improve occupancy rates, business and cash flow,

     - reduce operating and repair costs, and

     - preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive.   The owner may be
required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-
Producing Property.   Some income-producing properties are located in highly
competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     - rental rates;

     - location;

     - type of business or services and amenities offered; and

     - nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     - offers lower rents;

     - has lower operating costs;

     - offers a more favorable location; or

     - offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks.   The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example --

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

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

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets -- Mortgage Loans -- A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on --

     - the operation of all of the related real properties, and

     - the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     - changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

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

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans -- Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     - reduce monthly payments due under a mortgage loan;

     - change the rate of interest due on a mortgage loan; or

     - otherwise alter a mortgage loan's repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance --

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by --

     - tenants at the property, such as gasoline stations or dry cleaners, or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if --

     - agents or employees of the lender are deemed to have participated in the management of the borrower, or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers --

     - any condition on the property that causes exposure to lead-based paint, and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements.   It may be possible to challenge
cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

     - the bankrupt party --

          1. was insolvent at the time of granting the lien,

          2. was rendered insolvent by the granting of the lien,

          3. was left with inadequate capital, or

          4. was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges.   Under the laws of a number of
states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses.   Some or all of the mortgage
loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of --

     - the related real property, or

     - a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     - the default is deemed to be immaterial;

     - the exercise of those remedies would be inequitable or unjust; or

     - the circumstances would render the acceleration unconscionable.

     Assignments of Leases.   Some or all of the mortgage loans included in one
of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans -- Bankruptcy Laws."

     Defeasance.   A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things --

     - war,

     - revolution,

     - governmental actions,

     - floods and other water-related causes,

     - earth movement, including earthquakes, landslides and mudflows,

     - wet or dry rot,

     - vermin, and

     - domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     - breach of contract involving a tenant, a supplier or other party;

     - negligence resulting in a personal injury; or

     - responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received.   If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences -- REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the
Internal Revenue Code of 1986.   A portion of the taxable income from a REMIC
residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     - generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for --

     - individuals,

     - estates,

     - trusts beneficially owned by any individual or estate, and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result --

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     - various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General.   Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     - rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     - office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     - casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     - industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     - arenas and stadiums;

     - churches and other religious facilities;

     - parking lots and garages;

     - mixed use properties;

     - other income-producing properties; and

     - unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include --

     - a fee interest or estate, which consists of ownership of the property for an indefinite period,

     - an estate for years, which consists of ownership of the property for a specified period of years,

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

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     - shares in a cooperative corporation which owns the property, or

     - any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied --

     - first, to the payment of court costs and fees in connection with the foreclosure,

     - second, to the payment of real estate taxes, and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement --

     - the period of the delinquency,

     - any forbearance arrangement then in effect,

     - the condition of the related real property, and

     - the ability of the related real property to generate income to service the mortgage debt.

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

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates.   The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "-- Mortgage Loans -- Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties.   Factors affecting the value and operation
of a multifamily rental property include:

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     - the types of services offered at the property;

     - the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     - the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     - the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

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

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

     - require written leases;

     - require good cause for eviction;

     - require disclosure of fees;

     - prohibit unreasonable rules;

     - prohibit retaliatory evictions;

     - prohibit restrictions on a resident's choice of unit vendors;

     - limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to --

     - fixed percentages,

     - percentages of increases in the consumer price index,

     - increases set or approved by a governmental agency, or

     - increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by --

     - the related borrower's interest in multiple units in a residential condominium project, and

     - the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings.   Some multifamily properties are
owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's --

     - mortgage loan payments,

     - real property taxes,

     - maintenance expenses, and

     - other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of --

     - maintenance payments from the tenant/shareholders, and

     - any rental income from units or commercial space that the cooperative corporation might control.

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

     A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties.   The term "retail property" encompasses a broad range
of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

     - shopping centers,

     - factory outlet centers,

     - malls,

     - automotive sales and service centers,

     - consumer oriented businesses,

     - department stores,

     - grocery stores,

     - convenience stores,

     - specialty shops,

     - gas stations,

     - movie theaters,

     - fitness centers,

     - bowling alleys,

     - salons, and

     - dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required:

     - to lower rents;

     - to grant a potential tenant a free rent or reduced rent period;

     - to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     - competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - perceptions regarding the safety of the surrounding area;

     - demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     - traffic patterns and access to major thoroughfares;

     - the visibility of the property;

     - availability of parking;

     - the particular mixture of the goods and services offered at the property;

     - customer tastes, preferences and spending patterns; and

     - the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     - an anchor tenant's failure to renew its lease;

     - termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     - a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     - factory outlet centers;

     - discount shopping centers and clubs;

     - catalogue retailers;
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

     - television shopping networks and programs;

     - internet web sites; and

     - telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties.   Factors affecting the value and operation of an office
property include:

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     - the quality and philosophy of building management;

     - access to mass transportation; and

     - changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     - rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     - access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     - the cost and quality of labor;

     - tax incentives; and

     - quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties.   Hospitality properties may involve different
types of hotels and motels, including:

     - full service hotels;

     - resort hotels with many amenities;

     - limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     - other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     - the location of the property and its proximity to major population centers or attractions;

     - the seasonal nature of business at the property;

     - the level of room rates relative to those charged by competitors;

     - quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     - the existence or construction of competing hospitality properties;

     - nature and quality of the services and facilities;

     - financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     - the continued existence and financial strength of the franchisor;

     - the public perception of the franchise service mark; and

     - the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties.   Factors affecting the economic performance of a casino
property include:

     - location, including proximity to or easy access from major population centers;

     - appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     - the existence or construction of competing casinos;

     - dependence on tourism; and

     - local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by --

     - providing alternate forms of entertainment, such as performers and sporting events, and

     - offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

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

     Health Care-Related Properties.   Health-care related properties include:

     - hospitals;

     - skilled nursing facilities;

     - nursing homes;

     - congregate care facilities; and

     - in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     - statutory and regulatory changes;

     - retroactive rate adjustments;

     - administrative rulings;

     - policy interpretations;

     - delays by fiscal intermediaries; and

     - government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     - federal and state licensing requirements;

     - facility inspections;

     - rate setting;

     - reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties.   Industrial properties may be adversely affected by
reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     - location of the property, the desirability of which in a particular instance may depend on --

         1. availability of labor services,

         2. proximity to supply sources and customers, and

         3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on --

         1. ceiling heights,

         2. column spacing,

         3. number and depth of loading bays,

         4. divisibility,

         5. floor loading capacities,

         6. truck turning radius,

         7. overall functionality, and

         8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

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

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities.   Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on --

     - building design,

     - location and visibility,

     - tenant privacy,

     - efficient access to the property,

     - proximity to potential users, including apartment complexes or commercial users,

     - services provided at the property, such as security,

     - age and appearance of the improvements, and

     - quality of management.

     Restaurants and Taverns.   Factors affecting the economic viability of
individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     - the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     - changes in demographics, consumer habits and traffic patterns;

     - the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are --

     - segment,

     - product,

     - price,

     - value,

     - quality,

     - service,

     - convenience,

     - location, and

     - the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have --

     - lower operating costs,

     - more favorable locations,

     - more effective marketing,

     - more efficient operations, or

     - better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     - actions and omissions of any franchisor, including management practices that --

         1. adversely affect the nature of the business, or

         2. require renovation, refurbishment, expansion or other expenditures;

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

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks.   Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

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

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     - the number of comparable competing properties in the local market;

     - the age, appearance and reputation of the property;

     - the quality of management; and

     - the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including --

     - multifamily rental properties,

     - cooperatively-owned apartment buildings,

     - condominium complexes, and

     - single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to --

     - fixed percentages,

     - percentages of increases in the consumer price index,

     - increases set or approved by a governmental agency, or

     - increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties.   Any mortgage loan underlying a series
of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     - the location and appearance of the property;

     - the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     - geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     - sensitivity to weather and climate changes; and

     - local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums.   The success of an arena or stadium generally depends
on its ability to attract patrons to a variety of events, including:

     - sporting events;

     - musical events;

     - theatrical events;

     - animal shows; and/or

     - circuses.
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

     The ability to attract patrons is dependent on, among others, the following factors:

     - the appeal of the particular event;

     - the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities.   Churches and other religious
facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages.   The primary source of income for parking lots
and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     - the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     - the amount of alternative parking spaces in the area;

     - the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land.   The value of unimproved land is largely a function of
its potential use. This may depend on --

     - its location,

     - its size,

     - the surrounding neighborhood, and

     - local zoning laws.
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

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans.   Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon --

     - the successful operation of the property, and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of --

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make --

     - the loan payments on the related mortgage loan,

     - cover operating expenses, and

     - fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as --

     - some health care-related facilities,

     - hotels and motels,

     - recreational vehicle parks, and

     - mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as --

     - warehouses,

     - retail stores,
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

     - office buildings, and

     - industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     - increases in energy costs and labor costs;

     - increases in interest rates and real estate tax rates; and

     - changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of --

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances --

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     - a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example,

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

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

     Payment Provisions of the Mortgage Loans.   Each of the mortgage loans
included in one of our trusts will have the following features:

     - an original term to maturity of not more than approximately 40 years; and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     - provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     - permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements.   We will describe in
the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide --

     - more general information in the related prospectus supplement, and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts --

     - will have been registered under the Securities Act of 1933, as amended, or

     - will be exempt from the registration requirements of that Act, or

     - will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     - the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     - a description of the related credit support, if any;

     - the type of mortgage loans underlying the securities;

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     - other mortgage loans or mortgage-backed securities that --

         1. conform to the description of mortgage assets in this prospectus, and

         2. satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that --

     - conform to the description of mortgage assets in this prospectus, and

     - satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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

CREDIT SUPPORT

     General.   The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     - the subordination or one or more other classes of certificates of the same series;

     - a letter of credit;

     - a surety bond;

     - an insurance policy;

     - a guarantee;

     - a credit derivative; and/or

     - a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     - interest rate exchange agreements;

     - interest rate cap agreements;

     - interest rate floor agreements;

     - currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

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

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on --

     - the price you paid for your offered certificates,

     - the pass-through rate on your offered certificates,

     - the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     - the dates on which any balloon payments are due; and

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

the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon --

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either --

     - be based on the principal balances of some or all of the mortgage assets in the related trust, or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which --

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

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

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     - the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     - the quality of management of the related real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     In general, those factors that increase --

     - the attractiveness of selling or refinancing a commercial or multifamily property, or

     - the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as --

     - prepayment lock-out periods, and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

     If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     - to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

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

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to --

     - realize its equity in the property,

     - meet cash flow needs, or

     - make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to --

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     - the relative importance of those factors,

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     - the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of --

     - scheduled amortization, or

     - prepayments, including --

         1. voluntary prepayments by borrowers, and

         2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment

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

assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth --

     - the projected weighted average life of each class of those offered certificates with principal balances, and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.   Some or all of the mortgage
loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either --

     - to refinance the loan, or

     - to sell the related real property.

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by --

     - the bankruptcy of the borrower, or

     - adverse economic conditions in the market where the related real property is located.

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

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization.   The weighted average life of a class of offered
certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans.   The weighted average life of and yield on
your offered certificates will be affected by --

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets.   The yield on your offered
certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization.   If your offered certificates have a
principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

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

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     - any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     We were incorporated in Delaware on January 27, 1987. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are an indirect, wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that --

     - have the same series designation,

     - were issued under the same governing documents, and

     - represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that --

     - have the same class designation, and

     - have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is --

         1. faster and, in some cases, substantially faster, or

         2. slower and, in some cases, substantially slower,

       than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

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

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General.   Payments on a series of offered certificates may occur monthly, bimonthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     - the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may

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

be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either --

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest.   In the case of each class of interest-bearing
offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of --

     - a 360-day year consisting of 12 30-day months,

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     - the actual number of days elapsed during each relevant period in a normal calendar year, or

     - any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

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

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal.   An offered certificate may or may not have a
principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by --

     - payments of principal actually made to the holders of that class, and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances

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

received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     - any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     - by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover --

     - delinquent payments of principal and/or interest, other than balloon payments,

     - property protection expenses,

     - other servicing expenses, or

     - any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

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

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of --

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances --

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee or another specified party will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding --

     - the payments made on that payment date with respect to the applicable class of offered certificates, and

     - the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee or another specified party will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for --

     - that calendar year, or

     - the applicable portion of that calendar year during which the person was a certificateholder.

     The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

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

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and nonoffered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except --

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents -- Amendment", or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificate holder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

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

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General.   Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream.   DTC is:

     - a limited-purpose trust company organized under the New York Banking Law;

     - a "banking corporation" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

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     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 40 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "-- Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

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     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates.   Purchases of book-entry
certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC
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participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be --

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates

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to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates.   Unless we specify otherwise in the
related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants, through DTC, of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

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     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Salomon Brothers Mortgage Securities VII, Inc."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     - in the case of a mortgage loan --

         1. the address of the related real property,

         2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

         3. the remaining term to maturity,

         4. in the case of a balloon loan, the remaining amortization term, and

         5. the outstanding principal balance; and

     - in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     - the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     - in the case of a mortgage loan --

         1. the enforceability of the related mortgage note and mortgage,

         2. the existence of title insurance insuring the lien priority of the related mortgage, and

         3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificate holders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. Consistent with the foregoing, the master servicer and the special servicer will each be

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permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     - ensuring that the related properties are properly insured;

     - attempting to collect delinquent payments;

     - supervising foreclosures;

     - negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     - maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     - mortgage loans as to which there is a material non-monetary default;

     - mortgage loans as to which the related borrower has --

         1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

         2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

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     The related Governing Document may also provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can --

     - make the initial determination of appropriate action,

     - evaluate the success of corrective action,

     - develop additional initiatives,

     - institute foreclosure proceedings and actually foreclose, or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as --

     - performing property inspections and collecting, and

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     - evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as --

     - continuing to receive payments on the mortgage loan,

     - making calculations with respect to the mortgage loan, and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then --

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

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     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon --

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of --

     - willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     - reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of

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offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     - either --

         1. that party is specifically required to bear the expense of the action, or

         2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity --

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     - succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

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EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1. to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

     4. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     5. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     6. to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates, except an amendment covered by clause 4. or 5. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no amendment of the Governing Document for any series of offered certificates may significantly change the activities of the related trust. Furthermore, no such amendment of the Governing Document for any series of offered certificates may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be so amended to:

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered

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       or non-offered certificate of that series, without the consent of the holder of that certificate; or

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or

     - significantly change the activities of the related trust without the consent of holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of all the voting rights for that series, without taking into account certificates of that series held by us or our affiliates and/or agents; or

     - modify the provisions of the Governing Document relating to amendments of that document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not --

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be

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furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates, and any of its directors, officers, employees and agents, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated

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trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     - the establishment of one or more reserve funds; or

     - any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     - the nature and amount of coverage under that credit support;

     - any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     - the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

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SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

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CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those

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forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets -- Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on --

     - the terms of the mortgage,

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     - the knowledge of the parties to the mortgage, and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

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     However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage --

     - a mortgagor, who is the owner of the encumbered interest in the real property, and

     - a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are --

     - the trustor, who is the equivalent of a mortgagor,

     - the trustee to whom the real property is conveyed, and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     - the express provisions of the related instrument,

     - the law of the state in which the real property is located,

     - various federal laws, and

     - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the

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income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower --

     - without a hearing or the lender's consent, or

     - unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "-- Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General.   Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If

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the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State.   The two primary methods
of foreclosing a mortgage are --

     - judicial foreclosure, involving court proceedings, and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure.   A judicial foreclosure proceeding is conducted in a
court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon --

     - all parties having a subordinate interest of record in the real property, and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions.   United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

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     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as --

         1. a failure to adequately maintain the mortgaged property, or

         2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have --

     - upheld the reasonableness of the notice provisions, or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale.   In states permitting nonjudicial
foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following --

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must --

     - record a notice of default and notice of sale, and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale,

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the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.   A third party may be unwilling to purchase a mortgaged
property at a public sale because of --

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.   The purposes of a foreclosure action are --

     - to enable the lender to realize upon its security, and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

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     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.   Some or all of the mortgage loans underlying
a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations.   Some or all of the mortgage loans underlying a
series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

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     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares.   Some or all of the mortgage loans underlying a series
of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

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     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things --

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     - extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for --

     - past due rent,

     - accelerated rent,

     - damages, or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

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     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court --

     - assume the lease and either retain it or assign it to a third party, or

     - reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to --

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General.   A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.   Under the laws of many states, contamination on a
property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA.   The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a

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person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if --

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.   Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may --

     - impose liability for releases of or exposure to asbestos-containing materials, and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a

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property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.   The cost of remediating hazardous substance
contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary

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risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     - first, to the payment of court costs and fees in connection with the foreclosure;

     - second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect

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from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service

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assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that --

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences

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that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including --

     - banks,

     - insurance companies, and

     - foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is --

     - given with respect to events that have occurred at the time the advice is rendered, and

     - is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     - REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     - FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     - grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a potion

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thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets -- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General.   With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates will represent --

         1. regular interests in the REMIC, or

         2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either --

     - REMIC regular certificates, representing regular interests in the REMIC, or

     - REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.
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     Characterization of Investments in REMIC Certificates.   Unless we state
otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as --

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans --

     - collections on mortgage loans held pending payment on the related offered certificates, and

     - any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or

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whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures.   For some series of REMIC certificates, the
related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

      Taxation of Owners of REMIC Regular Certificates.

     General.   Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount.   Some REMIC regular certificates may be issued
with original issue discount within the meaning of Section 1273(a) of the Internal Revenue
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Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than

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qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at --

     - a single fixed rate,

     - a "qualified floating rate,"

     - an "objective rate,"

     - a combination of a single fixed rate and one or more "qualified floating rates,"

     - a combination of a single fixed rate and one "qualified inverse floating rate," or

     - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

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     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     - a fraction --

         1. the numerator of which is the amount of the payment, and

         2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     - the total amount of the de minimis original issue discount, and

     - a fraction --

         1. the numerator of which is the amount of the principal payment, and

         2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "-- Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the

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immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     - the sum of --

         1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

         2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     - the issue price of the certificate, increased by

     - the aggregate amount of original issue discount previously accrued on the certificate, reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted

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issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors -- The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount.   You will be considered to have purchased a REMIC regular
certificate at a market discount if --

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect

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to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     - on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated

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       interest paid in the accrual period bears to the total amount of stated
       interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium.   A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a

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prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on --

     - the purchase price paid for your offered certificate, and

     - the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses.   Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that --

     - you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     - the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

     General.   Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "-- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC

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residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments

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received from the related REMIC for the corresponding period. Consequently, you should have --

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     - unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     - excess inclusions,

     - residual interests without significant value, and

     - noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors -- 'Residual Interests' in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

     Taxable Income of the REMIC.   The taxable income of a REMIC will equal:

     - the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items --

         1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

         2. amortization of any premium on the mortgage loans held by the REMIC,

         3. bad debt losses with respect to the mortgage loans held by the REMIC, and

         4. except as described below in this "-- Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described

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above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

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

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions.   The adjusted basis of a REMIC
residual certificate will be equal to:

     - the amount paid for that REMIC residual certificate;

     - increased by, amounts included in the income of the holder of that REMIC residual certificate; and

     - decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

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

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis --

     - through distributions,

     - through the deduction of any net losses of the REMIC, or

     - upon the sale of its REMIC residual certificate.

See "-- REMICs -- Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions.   Any excess inclusions with respect to a REMIC residual
certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of --

     - the daily portions of REMIC taxable income allocable to that certificate, over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to --

     - the issue price of the certificate, increased by

     - the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

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

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions --

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "-- REMICs -- Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax --

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to --

     - regulated investment companies,

     - common trusts, and

     - certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates.   Under the Treasury regulations,
transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported

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

transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     - from the prospective transferee, providing representations as to its financial condition, and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of --

     - the present value of any consideration given to the transferee to acquire the interest,

     - the present value of the expected future distributions on the interest, and

     - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.
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

     Additionally, Treasury has issued Revenue Procedure 2001-12 addressing the transfer of noneconomic residual interests. Revenue Procedure 2001-12 restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor:

     - the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     - the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     - the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "-- REMICs -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

     Mark-to-Market Rules.   Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for

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

investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons and to United States partnerships, the beneficial owners of which are foreign persons, under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions.   Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is --

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then --

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of --

     - 3% of the excess of the individual's adjusted gross income over the specified amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

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

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is --

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for --

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates.   If a REMIC certificate is sold, the selling
certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal --

     - the cost of the certificate to that certificateholder, increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificates and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below in this "-- Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital

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

asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of --

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in

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

an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate --

     - reacquires that same REMIC residual certificate,

     - acquires any other residual interest in a REMIC, or

     - acquires any similar interest in a taxable mortgage pool, as defined in
       Section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes.   The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     - the disposition of a non-defaulted mortgage loan;

     - the receipt of income from a source other than a mortgage loan or other permitted investments;

     - the receipt of compensation for services; or

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

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that --

     - the person has sufficient assets to do so, and

     - the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing its obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations.   If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of --

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

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

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     - events that have occurred up to the time of the transfer;

     - the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     - the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     - the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     - the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the second preceding paragraph. This tax

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

on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     - the residual interests in the entity are not held by Disqualified Organizations; and

     - the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination.   A REMIC will terminate immediately after the payment date
following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters.   Solely for purposes of the
administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's --

     - income,

     - deductions,

     - gains,

     - losses, and

     - classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In

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

addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are --

     - corporations,

     - trusts,

     - securities dealers, and

     - various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of --

     - 30 days after the end of the quarter for which the information was requested, or

     - two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including --

     - income,

     - excess inclusions,

     - investment expenses, and

     - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the

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regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates.   Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a current rate of 30.5% (which rate is scheduled to be reduced periodically through 2006) if recipients of these payments --

     - fail to furnish to the payor certain information, including their taxpayer identification numbers, or

     - otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates.   Unless we otherwise disclose in
the related prospectus supplement, a holder of a REMIC regular certificate that is --

     - a foreign person, and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by the Treasury regulations.

     For these purposes, a foreign person is anyone other than a U.S. Person as defined in Section 7701(a)(30) of the Internal Revenue Code.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from
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withholding taxes described above may also not be available to a holder who is a foreign person and either --

     - owns 10% or more of one or more underlying mortgagors, or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are --

     - foreign persons, or

     - United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.

FASITS

     General.   An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things --

     - the making of an appropriate election, and

     - compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that --

     - the relevant assets will qualify as a FASIT,

     - those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     - one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "-- Grantor Trusts."

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     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates.   FASIT
regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General.   In order to qualify as a FASIT, the trust for a series of
offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day,

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which for purposes of this discussion is the date of the initial issuance of the
FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include --

     - cash or cash equivalents,

     - specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     - hedges and contracts to acquire hedges,

     - foreclosure property, and

     - regular interests in another FASIT or in a REMIC.

     As discussed below in this "-- Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of "high-yield regular interests", as described in "Permitted Interests" below, to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets.   The proposed regulations enumerate the types of debt
that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include --

     - REMIC regular interests,

     - regular interests of other FASITs,

     - inflation indexed debt instruments,

     - credit card receivables, and

     - some stripped bonds and coupons.

     However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

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     - debt of the owner of the FASIT ownership interest,

     - debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     - debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

     Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     - fluctuations in market interest rates;

     - fluctuations in currency exchange rates;

     - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the

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grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests.   In addition to the foregoing, interests in a FASIT
also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     - a single class of ownership interest, or

     - one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and --

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3. has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a "high-yield regular interest". Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     - the absence of defaults or delinquencies on permitted assets,

     - lower than reasonably expected returns on permitted assets,

     - unanticipated expenses incurred by the FASIT, or

     - prepayment interest shortfalls.

     Cessation of FASIT.   If an entity fails to comply with one or more of the
ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that

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entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates.   The FASIT regular certificates
generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield regular interests --

     - interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     - principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield regular interests, the discussions above under

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the headings "-- REMICs -- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount," "-- Market Discount," "-- Premium," and "-- Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "-- REMICs -- Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Regular Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield regular interest may not be less than the taxable income from all high-yield regular interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield regular interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield regular interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield regular interests. There is an exception allowing non-corporate taxpayers that hold high-yield regular interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield regular interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield regular interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     - holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield regular interest; and

     - issues a debt or equity interest that is --

         1. supported by that FASIT regular interest, and

         2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield regular interest if it had been issued by a FASIT.

     Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a

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one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes.   Income or gain from prohibited
transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     - the receipt of income from other than permitted assets;

     - the receipt of compensation for services;

     - the receipt of any income derived from a loan originated by the FASIT; or

     - the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

         1. foreclosure, default, or imminent default of a qualified mortgage,

         2. bankruptcy or insolvency of the FASIT,

         3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

         4. the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4);

     - if the FASIT acquires the loan more than one year after the loan was issued;

     - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business;

     - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out; and

     - when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges

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from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors.   The federal income tax treatment of
non-U.S. Persons who own FASIT regular certificates that are not high-yield regular interests is the same as that described above under "-- REMICs -- Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding.   Payments made on the FASIT regular certificates, and
proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" above.

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     Reporting Requirements.   Reports of accrued interest, OID, if any, and
information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "-- REMICs -- Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts.   With respect to each series of grantor
trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     - a "grantor trust fractional interest certificate", which represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

     - a "grantor trust strip interest certificate", which represents ownership of all or a portion of the difference between --

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2. the sum of:

           - normal administration fees, and

           - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates.   Unless we otherwise
disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

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     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     - "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates.   Even if grantor trust strip
certificates evidence an interest in a grantor trust --

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be --

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     - in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General.   Holders of a particular series of grantor trust fractional interest certificates generally --

     - will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

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     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of --

     - 3% of the excess of the individual's adjusted gross income over that amount, and

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if --

     - a class of grantor trust strip certificates is issued as part of the same series, or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

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

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to --

     - a master servicer,

     - a special servicer,

     - any sub-servicer, or

     - their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply.   If the stripped bond rules apply, each
grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding --

     - the treatment of certain stripped bonds as market discount bonds, and

     - de minimis market discount.

     See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above for a definition of "qualified stated interest".

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     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of --

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "-- Grantor Trust Funds -- Sales of Grantor Trust Certificates," and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General".

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on --

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

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     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that --

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     - the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon --

     - there is no original issue discount or only a de minimis amount of original issue discount, or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     - 0.25% of the stated redemption price, and

     - the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply.   Subject to the discussion below on
original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if

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the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between --

     - the stated redemption price of the mortgage loans, and

     - their issue price.

     For a definition of "stated redemption price," see "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General".

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

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     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal --

     - the issue price of the mortgage loan, increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on --

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that --

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     - the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount.   If the stripped bond rules do not apply to a grantor
trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if --

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

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     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in a various respects, however. See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General".

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     Further, under the rules described under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium.   If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before

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September 28, 1985 or to mortgage loans for which an amortization election is not made, should --

     - be allocated among the payments of stated redemption price on the mortgage loan, and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General" above.

     Taxation of Owners of Grantor Trust Strip Certificates.   The stripped
coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on --

     - the price paid for that grantor trust strip certificate by you, and

     - the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest
Certificates -- General" above.

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

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk
Factors -- The Investment Performance of Your Offered Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans".

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on --

     - the prepayment assumption we will disclose in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that --

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or

     - the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates.   Any gain or loss recognized on the
sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "-- Sales of

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Grantor Trust Certificates" subsection. The amount recognized equals the difference between --

     - the amount realized on the sale or exchange of a grantor trust certificate, and

     - its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal --

     - its cost, increased by

     - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     - any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

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     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.   Unless otherwise provided in the related
prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     - the amount of servicing compensation received by a master servicer or special servicer, and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to --

     - a custodian of a person's account,

     - a nominee, and

     - a broker holding an interest for a customer in street name.

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     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding.   In general, the rules described under "-- REMICs --
Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors.   In general, the discussion with respect to REMIC
regular certificates under "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Internal Revenue Code of 1986 impose various requirements on --

     - Plans, and

     - persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including --

     - investment prudence and diversification, and

     - compliance with the investing Plan's governing the documents.

A fiduciary of an investing Plan is any person who --

     - has discretionary authority or control over the management or disposition of the assets of that Plan, or

     - provides investment advice with respect to the assets of that Plan for a fee.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between Plans and Parties in Interest that are prohibited include:

     - sales, exchanges or leases of property;

     - loans or other extensions of credit;

     - the furnishing of goods and services; and

     - the use of the assets of a Plan by or for the benefit of a Party in Interest.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a

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

penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity;

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the underwriting, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be --

     - deemed to be a fiduciary with respect to the investing Plan, and

     - subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered

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

certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary or any other person investing assets of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986. It is expected that Salomon Smith Barney Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Salomon Smith Barney Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things --

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Salomon Smith Barney Inc. or any person affiliated with Salomon Smith Barney Inc., such as particular classes of the offered certificates.

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

     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

OTHER POSSIBLE EXEMPTIONS

     If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a "qualified professional asset manager;"

     - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

     A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by the underwriters, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, the master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code of 1986.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     - consider your general fiduciary obligations under ERISA, and

     - consult with your legal counsel as to --

         1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

         2. the availability of any prohibited transaction exemption in connection with that investment.

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

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities --

     - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     - whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this
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

expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     - federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. sec.1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. sec.1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. sec.703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift

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

institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent --

     - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions, and

     - if applicable, SMMEA has been overridden in your State.

USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series

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

will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements by us with institutional investors through dealers; and

     3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that --

     - the obligations of the underwriters will be subject to various conditions precedent,

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our

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

       registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by --

     - Sidley Austin Brown & Wood; or

     - Thacher, Proffitt & Wood.

FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

     - whether the price paid for those certificates is fair;

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

     - whether those certificates are a suitable investment for any particular investor;

     - the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     - the United States,

     - any State or political subdivision of the United States,

     - any foreign government,

     - any international organization,

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code of 1986 or Freddie Mac,

     - any organization, other than a cooperative described in Section 521 of the Internal Revenue Code of 1986, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code of 1986, or

     - any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code of 1986.

     "ECS" means Euroclear Clearance System Public Limited Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

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

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code of 1986.

     "Pass-Through Entity" means any:

     - regulated investment company,

     - real estate investment trust,

     - trust,

     - partnership, or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code of 1986.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan that is subject to Section 4975 of the Internal Revenue Code of 1986.

     "Plan Asset Regulation" means the regulation issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code of 1986.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 8606 of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58.

     "U.S. Person" means:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     - a trust as to which --

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS 2001-C2 Annex A.xls". The spreadsheet file "SBMS 2001-C2 Annex A.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                             PROSPECTUS SUPPLEMENT

Important Notice About the Information
  Contained in this Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement.......................    S-4
Summary of Prospectus Supplement...............    S-5
Risk Factors...................................   S-41
Capitalized Terms Used in this Prospectus
  Supplement...................................   S-58
Forward-Looking Statements.....................   S-58
Description of the Mortgage Pool...............   S-59
Servicing of the Underlying Mortgage Loans.....  S-101
Description of the Offered Certificates........  S-140
Yield and Maturity Considerations..............  S-170
Use of Proceeds................................  S-176
Federal Income Tax Consequences................  S-176
ERISA Considerations...........................  S-180
Legal Investment...............................  S-184
Method of Distribution.........................  S-185
Legal Matters..................................  S-186
Ratings........................................  S-186
Glossary.......................................  S-188
EXHIBIT A -- Summary Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties..............................    X-1
ANNEX A -- Characteristics of the Underlying
  Mortgage Loans and the Mortgaged Real
  Properties...................................    A-1
ANNEX B -- Decrement Tables....................    B-1
ANNEX C -- Form of Payment Date Statement......    C-1
ANNEX D -- Class X-2 Reference Rate Schedule...    D-1

                                   PROSPECTUS

Important Notice About the Information Presented
  in This Prospectus.............................    2
Available Information; Incorporation by
  Reference......................................    2
Summary of Prospectus............................    4
Risk Factors.....................................   15
Description of the Trust Assets..................   38
Yield and Maturity Considerations................   67
Description of the Certificates..................   75
Description of the Governing Documents...........   86
Description of Credit Support....................   97
Federal Income Tax Consequences..................  114
State and Other Tax Consequences.................  166
ERISA Considerations.............................  167
Legal Investment.................................  172
Glossary.........................................  178

UNTIL MARCH 21, 2002, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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                                  $756,636,000
                                 (APPROXIMATE)

                                SALOMON BROTHERS
                              COMMERCIAL MORTGAGE
                                 TRUST 2001-C2
                        CLASS A-1, CLASS A-2, CLASS A-3,
                     CLASS B, CLASS C, CLASS D AND CLASS E
                           SERIES 2001-C2 COMMERCIAL
                             MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                  ------------

                             PROSPECTUS SUPPLEMENT
                                  ------------
                              SALOMON SMITH BARNEY
                               GREENWICH CAPITAL
                           CREDIT SUISSE FIRST BOSTON
                                   JP MORGAN
                              WACHOVIA SECURITIES
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